           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 14, 2005

                                 $2,687,001,000
                                  (Approximate)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C5
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                      GMAC COMMERCIAL MORTGAGE CORPORATION
                      GENERAL ELECTRIC CAPITAL CORPORATION
                              mortgage loan sellers

                                   ----------

       We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 280 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 32 classes of certificates, thirteen (13) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in December 2005. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

       The underwriters have agreed to purchase the offered certificates from us at a price of 98.58% of the total initial principal balance of the offered certificates plus accrued interest from November 1, 2005. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

       INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-44 OF THIS PROSPECTUS SUPPLEMENT.

                                  APPROXIMATE       INITIAL
                                 TOTAL INITIAL    PASS-THROUGH     ASSUMED FINAL       RATED FINAL     EXPECTED RATINGS
      OFFERED CLASSES          PRINCIPAL BALANCE      RATE       DISTRIBUTION DATE  DISTRIBUTION DATE    (S&P/FITCH)
-----------------------------  -----------------  ------------   -----------------  -----------------  ----------------
Class A-1................      $      82,000,000        5.0460%     July 2010          August 2038         AAA/AAA
Class A-2................      $     122,000,000        5.1000%    January 2011        August 2038         AAA/AAA
Class A-3................      $     149,000,000        5.1000%     July 2013          August 2038         AAA/AAA
Class A-AB...............      $     136,155,000        5.1000%   December 2014        August 2038         AAA/AAA
Class A-4................      $   1,003,000,000        5.1000%    August 2015         August 2038         AAA/AAA
Class A-1-A..............      $     538,421,000        5.1000%    August 2015         August 2038         AAA/AAA
Class A-M................      $     290,181,000        5.1000%   September 2015       August 2038         AAA/AAA
Class A-J................      $     224,823,000        5.1000%   September 2015       August 2038         AAA/AAA
Class B..................      $      24,900,000        5.1000%   September 2015       August 2038         AA+/AA+
Class C..................      $      47,624,000        5.1000%   September 2015       August 2038          AA/AA
Class D..................      $      21,757,000        5.1000%   September 2015       August 2038         AA-/AA-
Class E..................      $      18,130,000        5.1000%   September 2015       August 2038          A+/A+
Class F..................      $      29,010,000        5.1000%    October 2015        August 2038           A/A

       Delivery of the offered certificates, in book-entry form only, will be made on or about November 9, 2005.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       Credit Suisse First Boston LLC will act as lead and book running manager. Not every underwriter will have an obligation to purchase offered certificates from us. See "Underwriting" in this prospectus supplement.

CREDIT SUISSE FIRST BOSTON
                    GMAC COMMERCIAL HOLDING CAPITAL MARKETS CORP.
                                BANC OF AMERICA SECURITIES LLC
                                         DEUTSCHE BANK SECURITIES
                                                     WACHOVIA SECURITIES

           The date of this prospectus supplement is October 26, 2005.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C5

[MAP OMITTED]

CALIFORNIA                        DELAWARE
41 PROPERTIES                     3 PROPERTIES
11.2% OF TOTAL                    0.2% OF TOTAL
NORTHERN CALIFORNIA
10 PROPERTIES                     PENNYSYLVANIA
4.2% OF TOTAL                     4 PROPERTIES
SOUTHERN CALIFORNIA               2.0% OF TOTAL
31 PROPERTIES
6.9% OF TOTAL                     NEW JERSEY
                                  9 PROPERTIES
NEVADA                            1.7% OF TOTAL
3 PROPERTIES
0.9% OF TOTAL                     CONNECTICUT
                                  5 PROPERTIES
UTAH                              0.5% OF TOTAL
2 PROPERTIES
0.1% OF TOTAL                     MASSACHUSETTS
                                  1 PROPERTY
ARIZONA                           0.3% OF TOTAL
9 PROPERTIES
3.2% OF TOTAL                     NEW YORK
                                  38 PROPERTIES
NEW MEXICO                        19.1% OF TOTAL
3 PROPERTIES
0.8% OF TOTAL                     OHIO
                                  12 PROPERTIES
KANSAS                            1.2% OF TOTAL
1 PROPERTY
0.2% OF TOTAL                     MICHIGAN
                                  9 PROPERTIES
TEXAS                             4.0% OF TOTAL
32 PEROPERTIES
7.5% OF TOTAL                     INDIANA
                                  2 PROPERTIES
ARKANSAS                          0.1% OF TOTAL
1 PROPERTY
0.04% OF TOTAL                    ILLINOIS
                                  7 PROPERTIES
MISSISSIPPI                       2.1% OF TOTAL
1 PROPERTY
0.1% OF TOTAL                     WISCONSIN
                                  1 PROPERTY
ALABAMA                           0.1% OF TOTAL
6 PROPERTIES
1.0% OF TOTAL                     MINNESOTA
                                  5 PROPERTIES
FLORIDA                           1.5% OF TOTAL
33 PROPERTIES
14.6% OF TOTAL                    IOWA
                                  1 PROPERTY
GEORGIA                           0.4% OF TOTAL
12 PROPERTIES
5.6% OF TOTAL                     NEBRASKA
                                  2 PROPERTIES
TENNESSEE                         0.4% OF TOTAL
2 PROPERTIES
1.2% OF TOTAL                     MONTANA
                                  1 PROPERTY
SOUTH CAROLINA                    0.1% OF TOTAL
7 PROPERTIES
1.4% OF TOTAL                     COLORADO
                                  7 PROPERTIES
NORTH CAROLINA                    5.5% OF TOTAL
12 PROPERTIES
2.3% OF TOTAL                     WASHINGTON
                                  3 PROPERTIES
VIRGINIA                          0.5% OF TOTAL
52 PROPERTIES
4.1% OF TOTAL                     IDAHO
                                  1 PROPERTY
DISTRICT OF COLUMBIA              0.7% OF TOTAL
2 PROPERTIES
0.2% OF TOTAL                     OREGEON
                                  2 PROPERTIES
MARYLAND                          0.3% OF TOTAL
3 PROPERTIES
2.8% OF TOTAL


VIRGIN ISLANDS
1 PROPERTY
2.2% OF TOTAL

[CHART]

Hotel              8.6%
Industrial         1.6%
Mixed Use          2.0%
Self Storage       2.1%
Retail            30.4%
Office            30.0%
Multifamily       25.5%

[GRAPHIC OMITTED]

1. 375 PARK AVENUE
   NEW YORK, NY

[GRAPHIC OMITTED]

8. FRENCHMAN'S REEF & MORNINGSTAR
   ST.THOMAS, VI

[GRAPHIC OMITTED]

18b. BROADWAY PLACE WEST
     MINNEAPOLIS, MN

[GRAPHIC OMITTED]

18a. BROADWAY RIDGE
     MINNEAPOLIS, MN

[GRAPHIC OMITTED]

13. CENTERGY OFFICE
    ATLANTA, GA

[GRAPHIC OMITTED]

5. 120 WALL STREET
   NEW YORK, NY

[GRAPHIC OMITTED]

86. COUNTRY CLUB PLAZA
    FRISCO, TX

[GRAPHIC OMITTED]

87. 10 WEST 66TH STREET CORPORATION
    NEW YORK, NY

[GRAPHIC OMITTED]

10. WESTON TOWN CENTER
    WESTON, FL

[GRAPHIC OMITTED]

4. PALMER CENTER
   COLORADO SPRINGS, CO

[GRAPHIC OMITTED]

29. MARLTON SOUARE
    MARLTON, NJ

[GRAPHIC OMITTED]

11. VALLEY FORGE OFFICE CENTER
    WAYNE, PA

                                   ----------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS SUPPLEMENT
   AND THE ACCOMPANYING PROSPECTUS..........................................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM...................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT............................................S-5
RISK FACTORS...............................................................S-44
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT.......................S-68
FORWARD-LOOKING STATEMENTS.................................................S-68
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS...............................S-68
DESCRIPTION OF THE OFFERED CERTIFICATES...................................S-136
YIELD AND MATURITY CONSIDERATIONS.........................................S-163
THE SERIES 2005-C5 POOLING AND SERVICING AGREEMENT........................S-169
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED
   PROPERTIES LOCATED IN NEW YORK.........................................S-198
U.S. FEDERAL INCOME TAX CONSEQUENCES......................................S-198
ERISA CONSIDERATIONS......................................................S-201
LEGAL INVESTMENT..........................................................S-204
USE OF PROCEEDS...........................................................S-204
UNDERWRITING..............................................................S-205
LEGAL MATTERS.............................................................S-206
RATING....................................................................S-206
GLOSSARY..................................................................S-208

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1  --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND
                    THE RELATED MORTGAGED REAL PROPERTIES
EXHIBIT A-2  --  MORTGAGE POOL INFORMATION
EXHIBIT B    --  FORM OF TRUSTEE REPORT
EXHIBIT C    --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D    --  SCHEDULE OF REFERENCE RATES
EXHIBIT E    --  CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE
EXHIBIT F    --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS...........3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.............................3
SUMMARY OF PROSPECTUS.........................................................4
RISK FACTORS.................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP..........................29
USE OF PROCEEDS..............................................................29
DESCRIPTION OF THE TRUST ASSETS..............................................30
YIELD AND MATURITY CONSIDERATIONS............................................53
DESCRIPTION OF THE CERTIFICATES..............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS.......................................67
DESCRIPTION OF CREDIT SUPPORT................................................77
LEGAL ASPECTS OF MORTGAGE LOANS..............................................79
FEDERAL INCOME TAX CONSEQUENCES..............................................90
STATE AND OTHER TAX CONSEQUENCES............................................125
ERISA CONSIDERATIONS........................................................125
LEGAL INVESTMENT............................................................128
PLAN OF DISTRIBUTION........................................................129
LEGAL MATTERS...............................................................130
FINANCIAL INFORMATION.......................................................130
RATING......................................................................131
GLOSSARY....................................................................132

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

       UNTIL FEBRUARY 8, 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

       We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

       - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

       - this prospectus supplement, which describes the specific terms of the offered certificates.

       You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

       In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

       The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

       This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

       The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

       The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

       Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

       This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

       To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

       This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

       The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2005-C5 Commercial Mortgage Pass-Through Certificates. The series 2005-C5 certificates will consist of 32 classes. The table below identifies and specifies various characteristics for 30 of those classes.

                         INITIAL    APPROXIMATE
                          TOTAL     % OF TOTAL                                             ASSUMED
                        PRINCIPAL     INITIAL                                              WEIGHTED
        EXPECTED       BALANCE OR   CERTIFICATE  APPROXIMATE   PASS-THROUGH     INITIAL     AVERAGE  ASSUMED     ASSUMED FINAL
         RATINGS        NOTIONAL     PRINCIPAL      CREDIT         RATE       PASS-THROUG    LIFE    PRINCIPAL    DISTRIBUTION
CLASS  (S&P/FITCH)       AMOUNT       BALANCE      SUPPORT      DESCRIPTION      RATE       (YEARS)   WINDOW         DATE
-----  -----------  --------------- -----------  -----------  --------------  -----------  --------  ----------- --------------
 A-1     AAA/AAA    $    82,000,000     2.83%       30.00%        WAC Cap          5.0460%    2.8     12/05-7/10    July 2010
 A-2     AAA/AAA    $   122,000,000     4.21%       30.00%        WAC Cap          5.1000%    4.9     7/10-1/11    January 2011
 A-3     AAA/AAA    $   149,000,000     5.14%       30.00%        WAC Cap          5.1000%    7.1     6/12-7/13     July 2013
A-AB     AAA/AAA    $   136,155,000     4.69%       30.00%        WAC Cap          5.1000%    7.2     1/11-12/14  December 2014
 A-4     AAA/AAA    $ 1,003,000,000    34.57%       30.00%        WAC Cap          5.1000%    9.6     12/14-8/15   August 2015
A-1-A    AAA/AAA    $   538,421,000    18.56%       30.00%        WAC Cap          5.1000%    8.7     12/05-8/15   August 2015
 A-M     AAA/AAA    $   290,181,000    10.00%       20.00%        WAC Cap          5.1000%    9.8     8/15-9/15   September 2015
 A-J     AAA/AAA    $   224,823,000     7.75%       12.25%        WAC Cap          5.1000%    9.9     9/15-9/15   September 2015
  B      AA+/AA+    $    24,900,000     0.86%       11.39%        WAC Cap          5.1000%    9.9     9/15-9/15   September 2015
  C       AA/AA     $    47,624,000     1.64%        9.75%        WAC Cap          5.1000%    9.9     9/15-9/15   September 2015
  D      AA-/AA-    $    21,757,000     0.75%        9.00%        WAC Cap          5.1000%    9.9     9/15-9/15   September 2015
  E       A+/A+     $    18,130,000     0.62%        8.38%        WAC Cap          5.1000%    9.9     9/15-9/15   September 2015
  F        A/A      $    29,010,000     1.00%        7.38%        WAC Cap          5.1000%    9.9     9/15-10/15   October 2015
  G       A-/A-     $    36,262,000     1.25%        6.13%        WAC Cap          5.1000%    N/A        N/A           N/A
  H     BBB+/BBB+   $    21,757,000     0.75%        5.38%        WAC Cap          5.1000%    N/A        N/A           N/A
  J      BBB/BBB    $    32,636,000     1.13%        4.25%        WAC Cap          5.1000%    N/A        N/A           N/A
  K     BBB-/BBB-   $    32,635,000     1.12%        3.13%        WAC Cap          5.1000%    N/A        N/A           N/A
  L      BB+/BB+    $     7,253,000     0.25%        2.88%        WAC Cap          5.0600%    N/A        N/A           N/A
  M       BB/BB     $    14,505,000     0.50%        2.38%        WAC Cap          5.0600%    N/A        N/A           N/A
  N      BB-/BB-    $    10,878,000     0.37%        2.00%        WAC Cap          5.0600%    N/A        N/A           N/A
  O       B+/B+     $     3,626,000     0.12%        1.88%        WAC Cap          5.0600%    N/A        N/A           N/A
  P        B/B      $     7,253,000     0.25%        1.63%        WAC Cap          5.0600%    N/A        N/A           N/A
  Q       B-/B-     $    10,878,000     0.37%        1.25%        WAC Cap          5.0600%    N/A        N/A           N/A
  S       NR/NR     $    36,262,560     1.25%        0.00%        WAC Cap          5.0600%    N/A        N/A           N/A
 A-X     AAA/AAA    $ 2,900,946,560      N/A          N/A       Variable IO        0.0328%    N/A        N/A           N/A
A-SP     AAA/AAA    $ 2,798,804,000      N/A          N/A       Variable IO        0.0411%    N/A        N/A           N/A
 A-Y     AAA/AAA    $   105,033,854      N/A          N/A       Variable IO        0.1000%    N/A        N/A           N/A
375-A    NR/BBB+    $     5,500,000      N/A          N/A      Adjusted Fixed      5.1050%    N/A        N/A           N/A
375-B     NR/BBB    $     9,500,000      N/A          N/A      Adjusted Fixed      5.2020%    N/A        N/A           N/A
375-C    NR/BBB-    $    21,200,000      N/A          N/A      Adjusted Fixed      5.5900%    N/A        N/A           N/A

       In reviewing the foregoing table, please note that:

       - Only the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E and F certificates are offered by this prospectus supplement.

       - The ratings shown in the foregoing table are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. "NR" means not rated.

       - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in August 2038.

       - All of the classes in the table on page S-5, except the A-X, A-SP and A-Y classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2005-C5 certificates with principal balances constitute the series 2005-C5 principal balance certificates.

       - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates.

       - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

              (1) during the period from the date of initial issuance of the series 2005-C5 certificates through and including the distribution date in November 2006, the sum of (a) the lesser of $73,232,000 and the total principal balance of the class A-1 certificates outstanding from time to time,
                     (b) the lesser of $535,702,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding from time to time;

              (2) during the period following the distribution date in November 2006 through and including the distribution date in November 2007, the sum of (a) the lesser of $97,744,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $512,979,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and
                     (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding from time to time;

              (3) during the period following the distribution date in November 2007 through and including the distribution date in November 2008, the sum of (a) the lesser of $143,481,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $489,055,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding from time to time and (d) the lesser of $20,922,000 and the total principal balance of the class K certificates outstanding from time to time;

              (4) during the period following the distribution date in November 2008 through and including the distribution date in November 2009, the sum of (a) the lesser of $24,911,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $466,030,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-AB, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding from time to time, and (d) the lesser of $5,259,000 and the total principal balance of the class J certificates outstanding from time to time;

              (5) during the period following the distribution date in November 2009 through and including the distribution date in November 2010, the sum of (a) the lesser of $4,623,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $411,264,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-4, A-M, A-J, B, C, D, E and F certificates outstanding from time to time, and (d) the lesser of $18,622,000 and the total principal balance of the class G certificates outstanding from time to time;

              (6) during the period following the distribution date in November 2010 through and including the distribution date in November 2011, the sum of (a) the lesser of $908,336,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $387,063,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B, C, D and E certificates outstanding from time to time, and (d) the lesser of $6,667,000 and the total principal balance of the class F certificates outstanding from time to time;

              (7) during the period following the distribution date in November 2011 through and including the distribution date in November 2012, the sum of (a) the lesser of $752,402,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $350,226,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B and C certificates outstanding from time to time, and (d) the lesser of $10,128,000 and the total principal balance of the class D certificates outstanding from time to time; and

              (8)    following the distribution date in November 2012, $0.

       - For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of those residential cooperative mortgage loans in the trust fund that were originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column (with such total principal balance to be calculated from the perspective of the series 2005-C5 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2005-C5 certificateholders).

       - The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial net mortgage pool balance. The initial net mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

       - The approximate percentage of total initial certificate principal balance of, and the approximate initial credit support for, any class shown in the table on page S-5 does not take into account the total principal balance of the class 375 certificates or the portion of the mortgage pool represented by the class 375 certificates.

       - The class 375 certificates will represent an interest solely in the underlying mortgage loan that is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 375 Park Avenue. The class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates collectively represent the remaining interests (that is, the non-class 375 interests) in that mortgage loan.

       - Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

              (a) the initial pass-through rate shown for that class in that table, and

              (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates).

       - The classes identified on page S-5 as having an "Adjusted Fixed" pass-through rate will have the following pass-through rates: (i) with respect to the class 375-A certificates, 5.1050%, (ii) with respect to the class 375-B certificates, 5.2020%, and (iii) with respect to the class 375-C certificates, 5.5900%, PROVIDED that in any month that has more or less than 30 days, each such pass-through rate will be adjusted to an annual rate that would produce an equivalent amount of interest on the basis of an assumed year consisting of 12 30-day months. As of the date of initial issuance, the weighted average of the pass-through rates of the 375 Park Avenue certificates will equal the net mortgage pass-through rate of the 375 Park Avenue non-pooled portion.

       - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the October 2012 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-C5 principal balance certificates (excluding the class 375 certificates). If the entire total principal balance of any class of series 2005-C5 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C5 principal balance certificates (excluding the class 375 certificates) is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2005-C5 principal balance certificates (excluding the class 375 certificates) will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October 2012 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

              (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates), over

              (2) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C5 principal balance certificates (excluding the class 375 certificates) whose total principal balance, or a designated portion thereof, comprises such component.

              Following the October 2012 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the November 2012 interest accrual period and for each interest accrual period thereafter.

       - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C5 principal balance certificates (excluding the class 375 certificates). In general, the total principal balance of each class of series 2005-C5 principal balance certificates (excluding the class 375 certificates) will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2005-C5 principal balance certificates (excluding the class 375 certificates) is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October 2012 interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

              (1) if such particular component consists of the entire total principal balance of any class of series 2005-C5 principal balance certificates (excluding the class 375 certificates), and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates), over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

              (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C5 principal balance certificates (excluding the class 375 certificates), and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates), over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

              (3) if such particular component consists of the entire total principal balance of any class of series 2005-C5 principal balance certificates (excluding the class 375 certificates), and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C5 principal balance certificates; and

              (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C5 principal balance certificates (excluding the class 375 certificates), and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C5 principal balance certificates.

              Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the October 2012 interest accrual period, the total principal balance of each class of series 2005-C5 principal balance certificates (excluding the class 375 certificates) will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C5 principal balance certificates whose principal balance makes up such component.

       - The references to "net interest rates on the underlying mortgage loans" in the four preceding bullets mean, as to any particular mortgage loan in the trust fund, an annual interest rate that is generally equal to:

              (1) in the case of each mortgage loan (or in the case of the 375 Park Avenue loan, the 375 Park Avenue pooled portion) in the trust fund, other than mortgage loans sold to us by GECC and any residential cooperative mortgage loan that was originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates (including, in the case of any mortgage loan that provides for payment of a fixed interest amount during any interest-only period, the interest rate effective during such interest-only period (calculated based on the stated mortgage interest rate, the assumption of a year consisting of twelve 30-day months, and, in the case of three (3) of such mortgage loans, applying an adjustment factor of 1.0138898568 (Cahuenga mortgage loan),
                     1.0144444444 (Ventana mortgage loan) and 1.00 (Residence Inn by Marriott - Weston mortgage loan)), minus the sum of the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated;

              (2) with respect to any mortgage loan in the trust fund sold to us by GECC, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates (reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee and the trustee fee as converted to an actual/360 basis); and

              (3) in the case of each residential cooperative mortgage loan in the trust fund that was originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of (a) the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated, and (b) 0.10% per annum.

              PROVIDED that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days (except any mortgage loan then in an interest-only period that provides for the payment of a fixed interest amount during such interest-only period), then, in some months, the applicable foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

       - The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the trust fund that were originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal 0.10% per annum; PROVIDED that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.10% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

       - The initial pass-through rates shown in the table on page S-5 with respect to the class A-X and A-SP certificates are each approximate.

       - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

              (1) any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

              (2) there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

              (3) there are no defaults with respect to the underlying mortgage loans.

       - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

       - As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

       - As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

       - The class R and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

       - References to certificates, classes of certificates or certificateholders in this prospectus supplement include the 375 Park Avenue certificates and the holders thereof, except as provided herein.

       The document that will govern the issuance of the series 2005-C5 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans (including the 375 Park Avenue non-pooled portion) will be a pooling and servicing agreement to be dated as of November 1, 2005, between us, as depositor, and a trustee, two master servicers and two special servicers.

       The series 2005-C5 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from three mortgage loan sellers.

       The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in November 2005. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

       Initial mortgage pool balance........................................................  $     2,937,146,560
       Initial net mortgage pool balance....................................................  $     2,900,946,560
       Number of underlying mortgage loans..................................................                  280
       Number of mortgaged real properties..................................................                  336

       Greatest cut-off date principal balance..............................................  $       273,800,000
       Smallest cut-off date principal balance..............................................  $           497,659
       Average cut-off date principal balance...............................................  $        10,360,523

       Highest mortgage interest rate.......................................................              6.3300%
       Lowest mortgage interest rate........................................................   4.744258823959090%
       Weighted average mortgage interest rate..............................................              5.2204%

       Longest original term to maturity or anticipated repayment date......................           180 months
       Shortest original term to maturity or anticipated repayment date.....................            60 months
       Weighted average original term to maturity or anticipated repayment date.............           116 months

       Longest remaining term to maturity or anticipated repayment date.....................           178 months
       Shortest remaining term to maturity or anticipated repayment date....................            56 months
       Weighted average remaining term to maturity or anticipated repayment date............           112 months

       Highest debt service coverage ratio, based on underwritten net cash flow.............               18.72x
       Lowest debt service coverage ratio, based on underwritten net cash flow..............                1.15x
       Weighted average debt service coverage ratio, based on underwritten net cash flow....                1.73x

       Highest cut-off date loan-to-value ratio.............................................                81.9%
       Lowest cut-off date loan-to-value ratio..............................................                 1.3%
       Weighted average cut-off date loan-to-value ratio....................................                66.5%

       In reviewing the foregoing table, please note that:

       - In the case of two (2) of the underlying mortgage loans, representing 0.3% of the initial net mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, which junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those two (2) underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

       - The underwritten net cash flow for a residential cooperative property is based on projected net operating income at the property as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

       - The appraised value of a residential cooperative property is based on the market value, as determined by an appraisal, of that property, as if operated as a residential cooperative.

       - The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

       - The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 375 Park Avenue will be deemed to consist of two portions: the 375 Park Avenue pooled portion and the 375 Park Avenue non-pooled portion. The initial net mortgage pool balance and mortgage pool includes only the 375 Park Avenue pooled portion.

       - Unless specifically indicated otherwise, all statistical information with respect to the 375 Park Avenue underlying mortgage loan, including principal balances, interest rates, loan-to-value ratios and debt service coverage ratios, is being presented (including in the foregoing table) as if:

              (1) the portion of the 375 Park Avenue underlying mortgage loan represented by the class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N,
                     O, P, Q and S certificates is one (1) mortgage loan (with a 4.744258823959090% per annum mortgage interest rate) that is included in the trust fund; and

              (2) the portion of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates is a separate subordinated mortgage loan (with a 5.435308950276240% per annum mortgage interest rate), that is NOT included in the trust fund.

       - The cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for the 375 Park Avenue underlying mortgage loan, including the portion represented by the class 375 certificates, are 44.0% and 1.86x, respectively. The debt service for the 375 Park Avenue underlying mortgage loan, including the portion represented by the class 375 certificates, is based on the 375 Park Avenue Total Loan, which has a coupon of 5.76250% per annum.

       - In certain cases, the underwritten debt service coverage ratio was calculated by netting out the applicable letters of credit and/or holdback amounts. For example, in the case of three (3) of the underlying mortgage loans (identified as mortgage loans Villa Del Sol MHC, Oakview Apartments and Summerfield Apartments on Exhibit A-1 to this prospectus supplement), representing 0.5% of the initial net mortgage pool balance of which two (2) mortgage loans are in loan group no. 1, representing 0.4% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.8% of the initial loan group no. 2 balance, the underwritten debt service coverage ratio was calculated in such manner.

       For purposes of calculating distributions on the respective classes of the series 2005-C5 certificates, the underlying mortgage loans will be divided into the following two loan groups:

       - Loan group no. 1, which will consist of all of the mortgage loans that are secured in part or in whole by property types other than multifamily and manufactured housing together with 33 mortgage loans that are secured by multifamily, manufactured housing and a mixed use property type that has a multifamily component. Loan group no. 1 will consist of 206 mortgage loans, with an initial loan group no. 1 balance of $2,398,724,622, representing approximately 81.7% of the initial mortgage pool balance, and an initial net loan group no. 1 balance of $2,362,524,622, representing approximately 81.4% of the initial net mortgage pool balance. The initial net loan group no. 1 balance is the initial loan group no. 1 balance, exclusive of the portion of the cut-off date principal balance of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates as of the date of initial issuance of the series 2005-C5 certificates.

       - Loan group no. 2, which will consist of all but 33 of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of 74 mortgage loans, with an initial loan group no. 2 balance of $538,421,938, representing approximately 18.3% of the initial mortgage pool balance and approximately 18.6% of the initial net mortgage pool balance.

       Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND........................................  CSFB Commercial Mortgage Trust 2005-C5, a New York common law trust, will issue the series 2005-C5 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the three mortgage loan sellers.

DEPOSITOR.........................................  Credit Suisse First Boston Mortgage Securities Corp., a Delaware
                                                    corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New York
                                                    10010. All references to "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean
                                                    Credit Suisse First Boston Mortgage Securities Corp. See "Credit
                                                    Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICERS..................................  GMAC Commercial Mortgage Corporation, a California corporation, one of the mortgage loan sellers, will act as master servicer with respect to 258 of the underlying mortgage loans, representing 96.4%
                                                    of the initial net mortgage pool balance. The servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

                                                    NCB, FSB, a federal savings bank chartered by the Office of Thrift
                                                    Supervision of the U.S. Department of the Treasury, will act as master servicer with respect to 22 of the underlying mortgage loans, representing 3.6% of the initial net mortgage pool balance. It is one of the mortgage loan originators, and further, is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers and one of the mortgage loan originators. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C.
                                                    20006.

                                                    See "The Series 2005-C5 Pooling and Servicing Agreement--The Master
                                                    Servicers" in this prospectus supplement.

SPECIAL SERVICERS.................................  If and when necessary, CWCapital Asset Management, LLC, a
                                                    Massachusetts limited liability company and an affiliate of CDP Real
                                                    Estate Advisory Group, will act as special servicer with respect to the underlying mortgage loans as to which GMAC Commercial Mortgage
                                                    Corporation is the applicable master servicer, as well as any related foreclosure properties. Its servicing offices are located at
                                                    1919 Pennsylvania Ave, NW Washington, DC 20006.

                                                    If and when necessary, National Consumer Cooperative Bank, a federally chartered corporation, will act as special servicer with respect to the 22 underlying residential cooperative mortgage loans as to which NCB, FSB is the applicable master servicer, as well as any related foreclosure properties. National Consumer Cooperative
                                                    Bank is one of the mortgage loan originators and wholly owns NCB,
                                                    FSB, which is not only one of the master servicers, but also one of the mortgage loan originators. Its servicing offices are located at
                                                    1725 Eye Street, N.W., Washington, D.C. 20006.

                                                    See "The Series 2005-C5 Pooling and Servicing Agreement--The Special
                                                    Servicers" in this prospectus supplement.

                                                    The special servicers will, in general, be responsible for servicing and administering:

                                                    -   underlying mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and

                                                    -   any real estate acquired by the trust fund upon foreclosure of a defaulted underlying mortgage loan.

                                                    Any special servicer and its affiliates will be permitted to purchase series 2005-C5 certificates.

                                                    In addition, the holders of a majority interest in the series
                                                    2005-C5 controlling class can replace either special servicer, with or without cause.

PRIMARY SERVICERS.................................  GMAC Commercial Mortgage Corporation will act as primary servicer with respect to 245 of the underlying mortgage loans representing
                                                    92.0% of the initial net mortgage pool balance. NCB, FSB will act as primary servicer with respect to 22 of the underlying mortgage loans representing 3.6% of the initial net mortgage pool balance. Certain other parties will act as primary servicer with respect to 13 underlying mortgage loans, representing 4.4% of the initial net mortgage pool balance. See "The Pooling and Servicing
                                                    Agreement--Servicing Under the Pooling and Servicing Agreement" and
                                                    "--Servicing and Other Compensation and Payment of Expenses."

TRUSTEE...........................................  Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2005-C5 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland
                                                    21045-1951. See "The Series 2005-C5 Pooling and Servicing
                                                    Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASS OF SERIES 2005-C5
CERTIFICATEHOLDERS................................  At any time of determination, the controlling class of series
                                                    2005-C5 certificateholders will be the holders of the most subordinate class of series 2005-C5 certificates, exclusive of the
                                                    A-X, A-SP, A-Y, 375 Park Avenue, R and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series
                                                    2005-C5 certificates, exclusive of the A-X, A-SP, A-Y, 375 Park
                                                    Avenue, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2005-C5 certificateholders will be the holders of the most subordinate class of series 2005-C5 certificates, exclusive of the A-X, A-SP, A-Y, 375 Park Avenue, R and V classes, that has a total principal balance greater than zero.
                                                    For purposes of determining and exercising the rights of the controlling class of series 2005-C5 certificateholders, the class
                                                    A-1, A-2, A-3, A-AB, A-4 and A-1-A certificateholders will be considered a single class. See "The Series 2005-C5 Pooling and
                                                    Servicing Agreement--Realization Upon Mortgage Loans--Series 2005-C5
                                                    Controlling Class and Series 2005-C5 Directing Certificateholder" in
                                                    this prospectus supplement.

                                                    In the case of the 375 Park Avenue loan, the controlling class will initially be the holders of a majority of the most subordinate class of 375 Park Avenue certificates, so long as such class has a total principal balance (net of any amortization on such class and any appraisal reduction amounts on the 375 Park Avenue Loan allocable to such class) at least equal to 25% of the total initial principal balance of such

                                                    class (net of any amortization on such class). However, if no 375
                                                    Park Avenue certificate has a total principal balance (net of any amortization on such class and any appraisal reduction amounts on the 375 Park Avenue Loan allocable to such class) at least equal to
                                                    25% of the total initial principal balance of that class (net of any amortization on such class), the controlling class with respect to the 375 Park Avenue Loan will be the holders of the most subordinate class of series 2005-C5 certificates, exclusive of the A-X, A-SP,
                                                    A-Y, R and V classes and the 375 Park Avenue certificates, that has a total principal balance (net of appraisal reduction amounts allocated to such class) at least equal to 25% of the total initial principal balance of that class.

SERIES 2005-C5 DIRECTING CERTIFICATEHOLDER........  The series 2005-C5 directing certificateholder will, in general, be a certificateholder or its designee (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2005-C5 controlling class selected by holders (or beneficial owners) of series 2005-C5 certificates representing a majority interest in the series 2005-C5 controlling class. It is anticipated that Cadim TACH, inc., which is an affiliate of CWCapital Asset Management LLC, one of the initial special servicers, will serve as the initial series
                                                    2005-C5 directing certificateholder.

                                                    As and to the extent described under "The Series 2005-C5 Pooling and
                                                    Servicing Agreement--Realization Upon Mortgage Loans--Asset Status
                                                    Report" in this prospectus supplement, the series 2005-C5 directing certificateholder may direct the applicable special servicer with respect to various servicing matters involving each of the underlying mortgage loans. With respect to the 375 Park Avenue loan, the directing holder of the class 375 certificates will have certain consultation and other rights with respect to such loan as described herein under "Description of the Underlying Mortgage Loans- The 375
                                                    Park Avenue Pooled and Non-Pooled Portions"

                                                    See "The Series 2005-C5 Pooling and Servicing Agreement--Realization
                                                    Upon Mortgage Loans--Asset Status Report" and "--Realization Upon
                                                    Mortgage Loans--Series 2005-C5 Controlling Class and Series 2005-C5
                                                    Directing Certificateholder" in this prospectus supplement.

                                                    If any mortgage loan in the trust fund becomes delinquent as to any balloon payment or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2005-C5 directing certificateholder or the applicable special servicer may, at its option, purchase that mortgage loan from the trust fund at the price and on the terms described under
                                                    "The Pooling and Servicing Agreement--Fair Value Purchase Option" in
                                                    this prospectus supplement.

UNDERWRITERS......................................  Credit Suisse First Boston LLC, GMAC Commercial Holding Capital
                                                    Markets Corp., Banc of America Securities LLC, Deutsche Bank
                                                    Securities Inc. and Wachovia Capital Markets, LLC are the
                                                    underwriters with respect to this offering. Credit Suisse First
                                                    Boston LLC will be lead and bookrunning manager. Credit Suisse First
                                                    Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. GMAC Commercial Holding Capital Markets
                                                    Corp. is an affiliate of GMAC Commercial Mortgage Corporation, one of the mortgage loan sellers and one of the master servicers.

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
MORTGAGE LOAN SELLERS.............................  We will acquire the mortgage loans that are to back the offered certificates from three separate mortgage loan sellers.

                                                    -   Column Financial, Inc., a Delaware corporation. It is an
                                                        affiliate of us and of Credit Suisse First Boston LLC, one of
                                                        the underwriters. Column Financial, Inc. maintains an office at
                                                        3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                                                    -   GMAC Commercial Mortgage Corporation, a California Corporation.
                                                        It is also one of the master servicers and is an affiliate of
                                                        GMAC Commercial Holding Capital Markets Corp., one of the
                                                        underwriters. GMAC Commercial Mortgage Corporation maintains an office at 200 Witmer Road, Horsham, Pennsylvania 19044-8015.

                                                    -   General Electric Capital Corporation, a Delaware corporation.
                                                        All of its outstanding common stock is owned by General Electric
                                                        Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric
                                                        Company. General Electric Capital Corporation maintains an office at 292 Long Ridge Road, Stamford, Connecticut 06927.

                                                    See "Description of the Underlying Mortgage Loans--The Mortgage Loan
                                                    Sellers" in this prospectus supplement.

                                              SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE......................................  The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in November 2005. All payments and collections received on each of the underlying mortgage loans after its due date in November 2005, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in November 2005 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE........................................  The date of initial issuance for the series 2005-C5 certificates will be on or about November 9, 2005.

DUE DATES.........................................  Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                                                       % OF INITIAL NET
                                                                         NUMBER OF         MORTGAGE
                                                        DUE DATE       MORTGAGE LOANS    POOL BALANCE
                                                    -----------------  --------------  -----------------
                                                          11th               150             55.3%
                                                          1st                129             41.9%
                                                          8th                  1              2.8%

DETERMINATION DATE................................  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series
                                                    2005-C5 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with December 2005, or, if the 11th

                                      S-16
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
                                                    calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE.................................  Distributions on the series 2005-C5 certificates are scheduled to occur monthly, commencing in December 2005. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE.......................................  The record date for each monthly distribution on a series 2005-C5 certificate will be the last business day of the prior calendar month. The registered holders of the series 2005-C5 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD.................................  Amounts available for distribution on the series 2005-C5 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                                    -   will relate to a particular distribution date,

                                                    -   will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date,
                                                        and

                                                    -   will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD...........................  The amount of interest payable with respect to the interest-bearing classes of the series 2005-C5 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                                                THE OFFERED CERTIFICATES

GENERAL...........................................  The series 2005-C5 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J,
                                                    B, C, D, E and F certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under
                                                    "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A. GENERAL........................................  Funds collected or advanced on the underlying mortgage loans will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

B. PRIORITY OF DISTRIBUTIONS.....................   The trustee will make distributions of interest and, if and when applicable, principal, to the following classes (other than the class 375-A, class 375-B and class 375-C certificates) of series
                                                    2005-C5 certificateholders, in the following order:

                                                        DISTRIBUTION ORDER                         CLASS
                                                    ----------------------------     ----------------------------------
                                                               1st                    A-1, A-2, A-3, A-AB, A-4, A-1-A,
                                                                                             A-X, A-SP and A-Y
                                                               2nd                                  A-M
                                                               3rd                                  A-J
                                                               4th                                   B
                                                               5th                                   C
                                                               6th                                   D
                                                               7th                                   E
                                                               8th                                   F
                                                            Thereafter                 The Other Non-Offered Classes,
                                                                                      Exclusive of the R and V Classes

                                                    Allocation of interest distributions among the class A-1, A-2, A-3,
                                                    A-AB, A-4, A-1-A, A-X, A-SP and A-Y certificates are to be made concurrently:

                                                    -   in the case of the A-1, A-2, A-3, A-AB and A-4 classes, on a PRO
                                                        RATA basis in accordance with the respective interest
                                                        entitlements evidenced by those classes of certificates from available funds attributable to loan group no. 1;

                                                    -   in the case of the A-1-A class, from available funds
                                                        attributable to loan group no. 2; and

                                                    -   in the case of the A-X, A-SP and A-Y classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                                                    PROVIDED that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-3, A-AB, A-4,
                                                    A-1-A, A-X, A-SP and/or A-Y classes, then distributions of interest will be made on those classes of series 2005-C5 certificates, on a
                                                    PRO RATA basis in accordance with the respective interest
                                                    entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool; and PROVIDED, FURTHER, that the term "available funds" used above in this sentence does not include amounts attributable to the portion of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates.

                                                    Allocation of principal distributions among the class A-1, A-2, A-3,
                                                    A-AB, A-4 and A-1-A certificates is described under
                                                    "--Distributions--Principal Distributions" below. The class A-X,
                                                    A-SP, A-Y, R and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                                                    As described under "Description of the Offered
                                                    Certificates--Distributions" in this prospectus supplement, the class 375 certificates will represent a subordinated right to receive out of payments and other collections (or advances in lieu thereof) on the 375 Park Avenue underlying mortgage loan, monthly payments of interest at the related pass-through rate and, except in certain default scenarios, a proportionate share of all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, that mortgage loan.

                                                    See "Description of the Offered Certificates--Distributions--Priority
                                                    of Distributions" in this prospectus supplement.

C. INTEREST DISTRIBUTIONS.........................  Each class of series 2005-C5 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class of series 2005-C5 certificates, that interest will accrue during each interest accrual period based upon:

                                                    -   the pass-through rate with respect to that class for that
                                                        interest accrual period;

                                                    -   the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                                    -   the assumption that each year consists of twelve 30-day months.

                                                    However, the class A-SP certificates will not accrue interest beyond the October 2012 interest accrual period.

                                                    A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the applicable master servicer as described under "The Series 2005-C5
                                                    Pooling and Servicing Agreement--Servicing and Other Compensation
                                                    and Payment of Expenses" in this prospectus supplement) will be allocated, as described under "Description of the Offered
                                                    Certificates--Distributions--Interest Distributions," to reduce the amount of accrued interest otherwise payable to the holders of one or more of the interest-bearing classes of series 2005-C5
                                                    certificates, including the offered certificates.

                                                    On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                                    See "Description of the Offered Certificates--Distributions--Interest
                                                    Distributions" and "--Distributions--Priority of Distributions" in
                                                    this prospectus supplement.

D. PRINCIPAL DISTRIBUTIONS........................  Subject to--

                                                    -   available funds,

                                                    -   the distribution priorities described under
                                                        "--Distributions--Priority of Distributions" above, and

                                                    -   the reductions to principal balances described under
                                                        "--Reductions of Certificate Principal Balances in Connection
                                                        with Losses and Expenses" below,

                                                    the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                                    The total distributions of principal to be made on the series
                                                    2005-C5 certificates on any distribution date will, in general, be a function of--

                                                    -   the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicers and/or the trustee, as applicable, and

                                                    -   the amount of any prepayments, including in the form of
                                                        accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                                    Collections and other amounts allocable to the 375 Park Avenue non-pooled portion are held separately for distribution to the class
                                                    375-A, class 375-B and class 375-C certificateholders. Except in certain default scenarios, the holders of the class 375 certificates will be entitled to a proportionate share of the amounts
                                                    distributable as principal on the series 2005-C5 principal balance certificates that are allocable to the 375 Park Avenue underlying mortgage loan. See "Certain Characteristics of the Mortgage
                                                    Loans--The 375 Park Avenue Loan" in this prospectus supplement.

                                                    However, if a master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the underlying mortgage loans (thereby reducing the amount of principal otherwise distributable on the series 2005-C5 certificates on the related distribution date), prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans.

                                                    Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of -
                                                    payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C5 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this
                                                    reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the applicable

                                                    master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

                                                    The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to the mortgage loans in loan group no. 1 or the mortgage loans in loan group no. 2, such that:

                                                    -   no principal distributions will be made to the holders of any of the class G, H, J, K, L, M, N, O, P, Q or S certificates until the total principal balance of the offered certificates is reduced to zero;

                                                    -   no principal distributions will be made to the holders of the class A-M, A-J, B, C, D, E or F certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                                    -   except as described in the paragraph following these bullets, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

                                                    -   except as described in the paragraph following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or
                                                        A-4 certificates until the total principal balance of the class
                                                        A-1-A certificates is reduced to zero;

                                                    -   except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero;

                                                    -   except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates until the distribution date in January
                                                        2011 (the first distribution date on which the schedule on
                                                        Exhibit E targets a principal balance for such class that is less than its initial balance), unless the total principal balances of the class A-1, class A-2 and class A-3 certificates are reduced to zero prior to such date;

                                                    -   except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                                                    -   except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the total
                                                        principal of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                                                    -   except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-1 certificates until the total principal balances of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E; and

                                                    -   except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the principal balance to the balance set forth for such distribution date on Exhibit E until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero.

                                                    Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H,
                                                    J, K, L, M, N, O, P, Q and S certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-3, A-AB, A-4 and
                                                    A-1-A classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                                    The class A-X, A-SP, A-Y, R and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                                    See "Description of the Offered Certificates--Distributions--Principal
                                                    Distributions" and "--Distributions--Priority of Distributions" in
                                                    this prospectus supplement.

E. DISTRIBUTIONS OF PREPAYMENT PREMIUMS
 AND YIELD MAINTENANCE CHARGES....................  Any prepayment premium or yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                                                    Certificates--Distributions--Distributions of Static Prepayment
                                                    Premiums and Yield Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class A-X and/or A-Y certificates and/or as additional interest to any holders of class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F,
                                                    G, H, J or K certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES
IN CONNECTION WITH LOSSES AND EXPENSES............  As and to the extent described under "Description of the Offered
                                                    Certificates--Reductions of Certificate Principal Balances in
                                                    Connection with Realized Losses and Additional Trust Fund Expenses"
                                                    in this prospectus supplement, losses on, and default-related or other unanticipated trust fund expenses attributable to, the underlying mortgage loans (other than as described below with respect to the 375 Park Avenue underlying mortgage loan) will, in general, be allocated to reduce the principal balances of the following classes of the series 2005-C5 principal balance
                                                    certificates, sequentially, in the following order:

                                                         REDUCTION ORDER                   CLASS
                                                    ---------------------------  ------------------------
                                                              1st                           S
                                                              2nd                           Q
                                                              3rd                           P
                                                              4th                           O
                                                              5th                           N
                                                              6th                           M

                                                         REDUCTION ORDER                   CLASS
                                                    ---------------------------  ------------------------
                                                              7th                           L
                                                              8th                           K
                                                              9th                           J
                                                              10th                          H
                                                              11th                          G
                                                              12th                          F
                                                              13th                          E
                                                              14th                          D
                                                              15th                          C
                                                              16th                          B
                                                              17th                         A-J
                                                              18th                         A-M
                                                              19th               A-1, A-2, A-3, A-AB, A-4
                                                                                        and A-1-A

                                                    Any reduction of the principal balances of the A-1, A-2, A-3, A-AB,
                                                    A-4 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                                    Notwithstanding the foregoing, losses on and/or default-related or other unanticipated trust fund expenses with respect to the 375 Park
                                                    Avenue underlying mortgage loan will be allocated, as and to the extent described under "Description of the Offered
                                                    Certificates--Reductions of Certificate Principal Balances in
                                                    Connection with Realized Losses and Additional Trust Fund Expenses"
                                                    in this prospectus supplement, to reduce the total principal balance of the class 375 certificates, prior to being allocated to reduce the principal balance of any class identified in the foregoing table.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.............................  Except as described below in this "--Advances of Delinquent Monthly
                                                    Debt Service Payments" section, each master servicer will be required to make advances with respect to any delinquent scheduled monthly payments (including the 375 Park Avenue non-pooled portion), other than certain payments (including balloon payments), of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The applicable master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer fails to make. As described under "Description of the Offered Certificates--Advances of
                                                    Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                                    Neither the master servicers nor the trustee will advance master servicing fees, primary servicing fees or work-out fees.

                                                    Notwithstanding the foregoing, neither the master servicers nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related underlying mortgage loan. In addition, the trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer, and the master servicer and the trustee will conclusively rely on any


                                                    determination of nonrecoverability made by the applicable special servicer.

                                                    In addition, if any of the adverse events or circumstances that we refer to under "The Series 2005-C5 Pooling and Servicing
                                                    Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the applicable special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of less than
                                                    $2,000,000, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                                    -   the principal balance of, and other delinquent amounts (which may include unpaid servicing fees, unreimbursed servicing
                                                        advances and interest on advances) due under or with respect to, the subject mortgage loan, exceed

                                                    -   an amount equal to--

                                                        1.  90% of the new appraised/estimated value of that real
                                                            property (as such value may be adjusted downward by the
                                                            applicable special servicer), minus

                                                        2.  any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                                        3.  the amount of related escrow payments, reserve funds and letters of credit which are posted as additional security
                                                            for payments due on the subject mortgage loan,

                                                    then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2005-C5 certificates outstanding.

                                                    Notwithstanding the foregoing, any reductions in advances with respect to any CBA A-Note underlying mortgage loan in accordance with the preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to the related
                                                    CBA A/B loan pair that is allocable to the CBA A-Note underlying mortgage loan. The applicable master servicer or special servicer will calculate any appraisal reduction amount with respect to the
                                                    CBA A/B loan pair in the manner described above with respect to appraisal reduction amounts relating to individual underlying mortgage loans and will then allocate that appraisal reduction amount, first, to the junior CBA B-Note outside-the-trust fund mortgage loan up to the unpaid principal balance of such junior mortgage loan, and then, to the CBA A-Note underlying mortgage loan.

                                                    See "Description of the Offered Certificates--Advances of Delinquent
                                                    Monthly Debt Service Payments" and "The Series 2005-C5 Pooling and
                                                    Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.....................  On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2005-C5
                                                    certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report at our request.

                                                    You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls (for all properties other than residential cooperative properties) and property inspection reports, to the extent received by the trustee.

                                                    See "Description of the Offered Certificates--Reports to
                                                    Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION..............................  The following parties will each in turn, according to the order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2005-C5 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2005-C5 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                                                    -   any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series 2005-C5 controlling class;

                                                    -   the master servicer of the underlying mortgage loans that were originated by NCB, FSB or National Consumer Cooperative Bank and
                                                        sold to us by Column for inclusion in the trust fund;

                                                    -   the special servicer of the underlying residential cooperative mortgage loans that were originated by NCB, FSB or National
                                                        Consumer Cooperative Bank and sold to us by Column for inclusion in the trust fund;

                                                    -   the other master servicer; and

                                                    -   the other special servicer;

                                                    PROVIDED that if any party above, other than NCB, FSB as the master servicer of the loans that were originated by NCB, FSB or National
                                                    Consumer Cooperative Bank and sold by Column, exercises such purchase option, then NCB, FSB will be entitled to purchase the remaining mortgage loans that were originated by NCB, FSB or
                                                    National Consumer Cooperative Bank and sold to us by Column for inclusion in the trust fund and any related property, and in such event

                                                    that other party will then purchase only the remaining mortgage loans and properties that are not being so purchased by NCB, FSB.

                                                    In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                                                    Following the date on which the total principal balance of the offered certificates and the class G, H, J and K certificates is reduced to zero, the trust fund may also be terminated in connection with an exchange of all the remaining series 2005-C5 certificates
                                                    (other than the class R and V certificates) for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.

DENOMINATIONS.....................................  The offered certificates will be issuable in registered form, in the following denominations:

                                                                                                     MULTIPLES IN EXCESS
                                                                                     MINIMUM              OF MINIMUM
                                                               CLASS               DENOMINATION          DENOMINATION
                                                    --------------------------- -------------------- -------------------
                                                    A-1, A-2, A-3, A-AB, A-4,        $ 10,000                $ 1
                                                    A-1-A, A-M, A-J, B, C,
                                                            D, E and F

CLEARANCE AND SETTLEMENT..........................  You will initially hold your offered certificates through The
                                                    Depository Trust Company, in the United States, or Clearstream
                                                    Banking, Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the
                                                    Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the
                                                    Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through
                                                    DTC with respect to all or any portion of any class of offered certificates.

                                           LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES...................  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as multiple separate real estate mortgage investment conduits under sections 860A through 860G of the Internal Revenue Code of 1986. There will be the following
                                                    REMICs:

                                                    -   a single loan REMIC (the "375 Park Avenue Loan REMIC"), which will generally consist of the 375 Park Avenue underlying
                                                        mortgage loan, proceeds thereof and a beneficial interest in any related mortgaged property acquired by the trust fund following a borrower default;

                                                    -   REMIC I, which will consist of, among other things--

                                                        1.  the regular interest in the 375 Park Avenue Loan REMIC,

                                                        2.  the underlying mortgage loans (other than the 375 Park
                                                            Avenue mortgage loan), and

                                                        3.  any mortgaged real properties (other than any mortgaged property that may be acquired following a default by the
                                                            borrower under the 375 Park Avenue

                                                            mortgage loan) that may be acquired by the trust fund
                                                            following a borrower default,

                                                        but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                                    -   REMIC II, which will hold the regular interests in REMIC I.

                                                    Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

                                                    The offered certificates will be treated as regular interests in
                                                    REMIC II. This means that they will be treated as newly issued debt instruments for U.S. federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

                                                    It is anticipated that the class A-1 and A-2 certificates will be issued at a premium, that the class A-3, A-AB, A-4, A-1-A, A-M and
                                                    A-J certificates will be issued with a DE MINIMIS amount of original issue discount, and that the other classes of offered certificates will be issued with original issue discount for federal income tax purposes.

                                                    When determining the rate of accrual of original issue discount and market discount, if any, or the amortization of premium for U.S.
                                                    federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                                    -   the underlying mortgage loans with anticipated repayment dates will, in each case, be paid in full on that date,

                                                    -   no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                                                    -   there will be no extension of maturity for any underlying
                                                        mortgage loan.

                                                    However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                                    For a more detailed discussion of the U.S. federal income tax aspects of investing in the offered certificates, see "U.S. Federal
                                                    Income Tax Consequences" in this prospectus supplement and "Federal
                                                    Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS..............................  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement
                                                    Income Security Act of 1974, as amended, or to section 4975 of the
                                                    Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                                    We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                                    -   Title I of ERISA, or

                                                    -   Section 4975 of the Internal Revenue Code,

                                                    will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First
                                                    Boston LLC by the U.S. Department of Labor.

                                                    If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section
                                                    4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal
                                                    Revenue Code or applicable similar law. See "ERISA Considerations"
                                                    in this prospectus supplement and in the accompanying prospectus.

                                                    Prospective investors should also note that, in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Silver
                                                    Portfolio - Kimco, which represents 2.2% of the initial net mortgage pool balance, the General Electric Pension Trust holds (through a wholly owned subsidiary) a significant equity interest in the borrower. An investment in the series 2005-C5 certificates by an employer with employees covered by the General Electric Pension
                                                    Trust could involve a prohibited transaction for which no exemption would be available. Consequently, any such employer should not invest, directly or indirectly, in the series 2005-C5 certificates.
                                                    Each investor in the series 2005-C5 certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b)
                                                    any owner of a five percent or greater interest in the investor, is such an employer.

LEGAL INVESTMENT..................................  The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                                    Enhancement Act of 1984, as amended.

                                                    If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.

                                                    You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See
                                                    "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.........................  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                                    Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate and timing of payments and other collections of

                                                    principal of the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                                    Holders of the class A-1-A certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of
                                                    significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                                    The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                                    See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                              THE UNDERLYING MORTGAGE LOANS

GENERAL...........................................  We intend to include the 280 underlying mortgage loans identified on
                                                    Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The Underlying Mortgage
                                                    Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                                    -   "Description of the Underlying Mortgage Loans";

                                                    -   "Risk Factors--Risks Related to the Underlying Mortgage Loans";

                                                    -   Exhibit A-1--Characteristics of the Underlying Mortgage Loans
                                                        and the Related Mortgaged Real Properties; and

                                                    -   Exhibit A-2--Mortgage Pool Information.

                                                    For purposes of calculating distributions on the respective classes of series 2005-C5 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                                    -   Loan group no. 1, which will consist of all of the mortgage loans that are secured in part or in whole by property types other than multifamily and manufactured housing together with 33 mortgage loans that are secured by multifamily, manufactured housing and a mixed use property type that has a multifamily component. Loan group no. 1 will consist of 206 mortgage loans, with an initial loan group no. 1 balance of $2,398,724,622, representing approximately 81.7% of the initial mortgage pool balance, and an initial net loan group no. 1 balance of
                                                        $2,362,524,622, representing approximately 81.4% of the initial net mortgage pool balance. The initial net loan group no. 1 balance is the initial loan group no. 1 balance, exclusive of the portion of the cut-off date principal balance of the 375
                                                        Park Avenue underlying mortgage loan represented by the class
                                                        375 certificates as of the date of initial issuance of the series 2005-C5 certificates.

                                                    -   Loan group no. 2, which will consist of all but 33 of the
                                                        mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of 74 mortgage loans, with an initial loan group no. 2 balance of
                                                        $538,421,938, representing approximately 18.3% of the initial mortgage pool balance and approximately 18.6% of the initial net mortgage pool balance.

                                                    Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                                    When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the trust fund, please note that--

                                                    -   All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                                                    -   All weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances (or, in the case of the 375 Park Avenue underlying mortgage loan, unless specifically indicated otherwise, on its cut-off date principal balance as reduced by the portion thereof represented by the class 375 certificates as of the issue date).
                                                        We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the trust fund. We show the cut-off date principal balance for each of the underlying
                                                        mortgage loans (or, in the case of the 375 Park Avenue
                                                        underlying mortgage loan, its cut-off date principal balance as reduced by the portion thereof represented by the class 375 certificates as of the issue date) on Exhibit A-1 to this
                                                        prospectus supplement.

                                                    -   In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                                        1.  all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in November 2005 are timely made, and

                                                        2.  there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in October 2005 up to and
                                                            including its due date in November 2005.

                                                    -   Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                                        1.  initial mortgage pool balance-- the total cut-off date principal balance of the entire mortgage pool;

                                                        2.  initial net mortgage pool balance -- the initial mortgage pool balance, exclusive of the portion of the cut-off date principal balance of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates as of the
                                                            issue date;

                                                        3.  initial loan group no. 1 balance-- the total cut-off date principal balance of all of loan group no. 1;

                                                        4.  initial net loan group no. 1 balance-- the initial loan group no. 1 balance, exclusive of the portion of the cut-off date principal balance of the 375 Park Avenue underlying
                                                            mortgage loan represented by the class 375 certificates as of the issue date; and

                                                        5.  initial loan group no. 2 balance-- the total cut-off date principal balance of all of loan group no. 2.

                                                    -   When information with respect to mortgaged real properties is expressed as a percentage of the initial net mortgage pool balance, the initial net loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the
                                                        related underlying mortgage loans. When information with respect to the mortgaged real properties is expressed as a percentage of the initial net mortgage pool balance or the initial net loan group no. 1 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans (reduced, in the case of the 375 Park
                                                        Avenue underlying mortgage loan, by that portion of its cut-off date principal balance represented by the class 375 certificates as of the issue date).

                                                    -   Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying
                                                        mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus
                                                        supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio.
                                                        Other than as described under "Description of the Underlying
                                                        Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement, none of the underlying mortgage loans will be
                                                        cross-collateralized with any mortgage loan that is not in the trust fund.

                                                    -   In some cases, an individual underlying mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                                        1.  relative appraised values,

                                                        2.  relative underwritten net cash flow, or

                                                        3.  prior allocations reflected in the related loan documents.

                                                    -   In some cases, an individual mortgage loan is secured by
                                                        additional collateral that will be released upon satisfaction of

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
                                                        certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or
                                                        holdback amounts.

                                                    -   If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                                    -   Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit
                                                        A-1 to this prospectus supplement. Whenever we refer to a
                                                        particular underlying mortgage loan by name, we mean the
                                                        underlying mortgage loan secured by the mortgaged property identified by that name on Exhibit A-1 to this prospectus
                                                        supplement.

                                                    -   Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                                    -   The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional
                                                        Statistical Information" below.

SOURCE OF THE UNDERLYING MORTGAGE LOANS...........      We are not the originator of the underlying mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from three separate sellers. Each of the
                                                        underlying mortgage loans was originated by--

                                                    -   the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                                    -   an affiliate of the related mortgage loan seller,

                                                    -   a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program,

                                                    -   another third party originator that sold such mortgage loan to a mortgage loan seller; or

                                                    -   in the case of 22 underlying mortgage loans, representing 3.6%
                                                        of the initial net mortgage pool balance, that Column Financial,
                                                        Inc. acquired from NCB, FSB or National Consumer Cooperative
                                                        Bank on September 30, 2005, by either NCB, FSB or National
                                                        Consumer Cooperative Bank, as applicable.

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
                                                    The following table sets forth the number of underlying mortgage loans, and the percentage of initial net mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                                              NUMBER OF   % OF INITIAL NET
                                                                                               MORTGAGE     MORTGAGE POOL
                                                              MORTGAGE LOAN SELLER               LOANS         BALANCE
                                                    ----------------------------------------- ---------   ----------------
                                                    1. Column Financial, Inc.................    173           61.8%*
                                                    2. GMAC Commercial Mortgage Corporation..     80           28.0%
                                                    3. General Electric Capital Corporation..     27           10.2%
                                                                                              ---------   ----------------
                                                    TOTAL....................................    280          100.0%
                                                                                              =========   ================

                                                    ---------------
                                                    *   Includes 22 mortgage loans, representing 3.6% of the initial net mortgage pool balance acquired from either NCB, FSB or National
                                                        Consumer Cooperative Bank on September 30, 2005

PAYMENT AND OTHER TERMS...........................  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                                    Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under
                                                    "Description of the Underlying Mortgage Loans--General" in, and
                                                    describe in the glossary to, this prospectus supplement.

                                                    Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Most residential cooperative mortgage loans that we intend to include in the trust fund are fully recourse to the borrower (however, in those cases, the borrower's principal asset is the related mortgaged real property). Even where a mortgage loan that we intend to include in the trust fund is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor.
                                                    Accordingly, even fully or partially recourse mortgage loans that we will include in the trust fund should be considered nonrecourse.

                                                    None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                                    Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on
                                                    Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

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
BALLOON LOANS.....................................  Two hundred seventy-two (272) of the mortgage loans that we intend to include in the trust fund, representing 96.9% of the initial net mortgage pool balance, of which 201 mortgage loans are in loan group
                                                    no. 1, representing 96.5% of the initial net loan group no. 1 balance, and 71 mortgage loans are in loan group no. 2, representing
                                                    98.7% of the initial loan group no. 2 balance, are balloon loans that provide for:

                                                    -   an amortization schedule that is significantly longer than its remaining term to stated maturity or no amortization prior to stated maturity; and

                                                    -   a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED REPAYMENT DATES............  Four (4) of the mortgage loans that we intend to include in the trust fund, representing 2.8% of the initial net mortgage pool balance, and of which three (3) mortgage loans are in loan group no.
                                                    1, representing 3.3% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.9%
                                                    of the initial loan group no. 2 balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                                                    -   Commencing on the related anticipated repayment date, the
                                                        subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                                        1.  be deferred,

                                                        2.  in some cases, be compounded,

                                                        3.  be payable only after the outstanding principal balance of the subject mortgage loan is paid in full, and

                                                        4.  be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

                                                    -   Commencing no later than the related anticipated repayment date, the subject mortgage loan may be freely prepaid.

                                                    -   Commencing no later than the related anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the lender or the party servicing the subject mortgage loan.

                                                    -   Commencing on the related anticipated repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

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
FULLY AMORTIZING LOANS............................  Four (4) of the mortgage loans that we intend to include in the trust fund, representing 0.2% of the initial net mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 0.2% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 0.4% of the initial loan group no. 2 balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. These four (4)
                                                    mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH
INTEREST ONLY PERIODS.............................  Twelve (12) of the mortgage loans that we intend to include in the trust fund, representing 10.4% of the initial net mortgage pool balance, of which ten (10) mortgage loans are in loan group no. 1, representing 11.8% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 3.9% of the initial loan group no. 2 balance, do not provide for any amortization prior to the maturity date or, in the case of the ARD
                                                    Loans, the anticipated repayment date. One hundred three (103) other mortgage loans that we intend to include in the trust fund, representing 60.3% of the initial net mortgage pool balance, of which 72 mortgage loans are in loan group no. 1, representing 61.0%
                                                    of the initial net loan group no. 1 balance, and 31 mortgage loans are in loan group no. 2, representing 57.1% of the initial loan group no. 2 balance, provide for an interest only period of between one (1) and 84 months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired.

CROSSED MORTGAGE LOANS, CO-BORROWER
  MORTGAGE LOANS AND
MULTI-PROPERTY MORTGAGE LOANS.....................  The trust fund will include six (6) groups of mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                                                               NUMBER OF   % OF INITIAL
                                                                                                MORTGAGE   NET MORTGAGE
                                                            ROPERTY/PORTFOLIO NAME(S)            LOANS     POOL BALANCE
                                                    ----------------------------------------- -----------  ------------
                                                    1.  Staten (Park Hill I), Staten (Park
                                                        Hill II), Staten (St. George's)......      3           1.4%
                                                    2.  Independence Village - Peoria
                                                        Independence Village - Winston Salem.      2           0.6%
                                                    3.  El Dorado MHP,
                                                        El Dorado West MHP...................      2           0.2%
                                                    4.  Bank United Building
                                                        Coldwell Banker Building,
                                                        Northern Trust Bank Building,........      3           0.2%
                                                    5.  Bank Block Center, Grandview Avenue,
                                                        Windsor Arms Apartments..............      3           0.2%
                                                    6.  St. Charles Building No. 550,
                                                        St. Charles Building No. 558.........      2           0.1%

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
                                                    The trust fund will also include 11 mortgage loans that are, in each such case, secured by multiple real properties, including loans made to co-borrowers that are affiliated. The table below identifies those multi-property mortgage loans.

                                                                                               NUMBER OF   % OF INITIAL
                                                                                              UNDERLYING   NET MORTGAGE
                                                            PROPERTY/PORTFOLIO NAME(S)        PROPERTIES   POOL BALANCE
                                                    ----------------------------------------  -----------  ------------
                                                    1.  Silver Portfolio-Kimco..............      45           2.2%
                                                    2.  Black Canyon & Red
                                                        Mountain Office Building............       2           1.4%
                                                    3.  Broadway Office Portfolio...........       2           1.2%
                                                    4.  Renaissance Hotel Boca Raton &
                                                        Marriott Fort Lauderdale North......       2           1.2%
                                                    5.  All Aboard - Menlo Park &
                                                        Wilmington..........................       2           0.5%
                                                    6.  Topanga Portfolio...................       3           0.4%
                                                    7.  ISE Building........................       2           0.3%
                                                    8.  Klein MF Portfolio (Quail and
                                                        Greentree)..........................       2           0.2%
                                                    9.  Beverly Wilshire Retail.............       2           0.2%
                                                    10. Strine MHP Portfolio (3)............       3           0.2%
                                                    11. Oakwood Portfolio...................       2           0.1%

                                                    In reviewing each of the foregoing two tables, you should note that some of the underlying mortgage loans referred to in those tables allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria. See "Risk
                                                    Factors--Risks Related to the Underlying Mortgage
                                                    Loans--Enforceability of Cross-Collateralization Provisions May Be
                                                    Challenged and the Benefits of these Provisions May Otherwise Be
                                                    Limited" and "Description of the Underlying Mortgage
                                                    Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage
                                                    Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS.........................  Two hundred forty-two (242) of the mortgage loans that we intend to include in the trust fund, representing 94.6% of the initial net mortgage pool balance, of which 175 mortgage loans are in loan group
                                                    no. 1, representing 94.6% of the initial net loan group no. 1 balance, and 67 mortgage loans are in loan group no. 2, representing
                                                    94.7% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s)
                                                    upon the pledge to the trustee of certain non-callable U.S.
                                                    government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s). In addition, two of the mortgage loans that we intend to include in the trust fund, representing 1.1% of the initial net mortgage pool balance, both of which mortgage loans are in loan group no. 1, representing 1.3% of the initial net loan group no. 1 balance, permit the borrower to obtain the release of the related mortgaged real property either through the defeasance described in the preceding sentence or with the payment of a yield maintenance charge.

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
ADDITIONAL COLLATERAL MORTGAGE LOANS..............  Twenty-one (21) of the mortgage loans that we intend to include in the trust fund, representing 11.3% of the initial net mortgage pool balance, of which 19 mortgage loans are in loan group no. 1, representing 13.6% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 1.1% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves or a combination thereof in material amounts that in each such case:

                                                    -   will be released to the related borrower in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                                    -   if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) be applied to prepay a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                                    In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

                                                    Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $27,583,800.

                                                    See "Description of the Underlying Mortgage Loans--Certain Terms and
                                                    Conditions of the Underlying Mortgage Loans--Mortgage Loans Which
                                                    May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS.....................................  Seventy-five (75) mortgage loans that we intend to include in the trust fund, representing 56.5% of the initial net mortgage pool balance, of which 73 mortgage loans are in loan group no. 1, representing 67.0% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 10.3%
                                                    of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                                                    HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter"
                                                    receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

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
                                                    SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                                                    -   a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                                                    -   a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                                                    -   a failure to meet a specified debt service coverage ratio; or

                                                    -   an event of default under the mortgage; or

                                                    -   certain specified events relating to the tenancy at the related mortgaged real property (I.E., termination of a major lease).

                                                    For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                                                    MODIFIED LOCKBOX. Except in those cases involving multifamily and hospitality properties that are described under "Hard Lockbox"
                                                    above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                                                    The above-referenced 75 mortgage loans provide for the following types of lockbox accounts:


                                                                                                    % OF INITIAL NET
                                                                                      NUMBER OF         MORTGAGE
                                                            TYPE OF LOCKBOX         MORTGAGE LOANS    POOL BALANCE
                                                    ------------------------------  --------------  -----------------
                                                    Hard..........................        20              15.0%
                                                    Springing.....................        29              24.9%
                                                    Modified......................        26              16.6%
                                                                                    --------------  -----------------
                                                    TOTAL.........................        75              56.5%
                                                                                    ==============  =================

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS.............................  Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                                    -   by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                                    -   by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated,
                                                        although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be
                                                        defeased;

                                                    -   by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage is originated, and
                                                        thereafter requiring that any voluntary principal prepayment made be accompanied by a prepayment premium or yield maintenance charge; and/or

                                                    -   by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment
                                                        premium or yield maintenance charge.

                                                    However, as described under "--Additional Collateral Mortgage Loans"
                                                    above, some underlying mortgage loans may require partial principal prepayments during the related lock-out period due to failure of the related property to meet certain performance criteria.

                                                    In addition, the holders of the class 375-A, class 375-B and class
                                                    375-C certificates have the right to purchase the 375 Park Avenue mortgage loan (both the pooled portion and the non-pooled portion)
                                                    upon a default of the 375 Park Avenue mortgage loan and under certain circumstances, which would be equivalent to the prepayment of such loan. See "Certain Characteristics of the Mortgage
                                                    Loans--The 375 Park Avenue Loan" in this prospectus supplement.

                                                    The holder of each CBA outside-the-trust fund mortgage loan will have the right to purchase the related CBA underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that, in certain circumstances, such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                                    The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the trust fund following default generally would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge.

                                                    Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                    Maximum remaining lock-out or lock-out/defeasance
                                                       period...............................................  175 months
                                                    Minimum remaining lock-out or lock-out/defeasance
                                                       period...............................................   11 months
                                                    Weighted average remaining lock-out or
                                                       lock-out/defeasance period...........................  105 months

                                                    In general, except with respect to loans secured by residential cooperative properties other than the mortgage loan to 39-60 54th
                                                    Street Owners, Inc., the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain
                                                    Terms and Conditions of the Underlying Mortgage Loans--Prepayment
                                                    Provisions" in this prospectus supplement.

DELINQUENCY STATUS................................  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment as of the related due date in November 2005.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS.......................  The mortgage loans that we intend to include in the mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of their respective due dates in November 2005(1):

                                                                                       LOAN GROUP          LOAN GROUP
                                                              MORTGAGE POOL               NO. 1               NO. 2
                                                           -------------------    -------------------    -------------
Initial mortgage pool/loan group balance................   $     2,937,146,560    $     2,398,724,622    $ 538,421,938
Initial net mortgage pool/loan group balance............   $     2,900,946,560    $     2,362,524,622    $ 538,421,938
Number of underlying mortgage loans.....................                   280                    206               74
Number of mortgaged real properties.....................                   336                    260               76
Greatest cut-off date principal balance.................   $       273,800,000    $       273,800,000    $  34,000,000
Smallest cut-off date principal balance.................   $           497,659    $           497,659    $     844,091
Average cut-off date principal balance..................   $        10,360,523    $        11,468,566    $   7,275,972
Highest annual mortgage interest rate...................                6.3300%                6.3300%          6.0100%
Lowest annual mortgage interest rate....................     4.744258823959090%     4.744258823959090%          4.7500%
Weighted average annual mortgage interest rate .........                5.2204%                5.1935%          5.3382%
Longest original term to maturity or anticipated
   repayment date.......................................            180 months             180 months       180 months
Shortest original term to maturity or anticipated
   repayment date.......................................             60 months              60 months        60 months
Weighted average original term to maturity or
   anticipated repayment date...........................            116 months             116 months       117 months
Longest remaining term to maturity or anticipated
   repayment date.......................................            178 months             177 months       178 months
Shortest remaining term to maturity or anticipated
   repayment date.......................................             56 months              56 months        56 months
Weighted average remaining term to maturity or
   anticipated repayment date...........................            112 months             112 months       114 months
Highest debt service coverage ratio, based on                            18.72x
   underwritten net cash flow...........................                                        18.72x            7.23x
Lowest debt service coverage ratio, based on                              1.15x
   underwritten net cash flow...........................                                         1.15x            1.20x
Weighted average debt service coverage ratio, based                       1.73x
   on underwritten net cash flow........................                                         1.78x            1.54x
Highest cut-off date loan-to-value ratio................                  81.9%                  81.9%            80.0%
Lowest cut-off date loan-to-value ratio.................                   1.3%                   1.3%             8.7%
Weighted average cut-off date loan-to-value ratio.......                  66.5%                  66.4%            66.8%

----------
(1) The 375 Park Avenue mortgage loan will be deemed to consist of two portions: the 375 Park Avenue pooled portion and the 375 Park Avenue non-pooled portion. The initial pool balance and mortgage pool include only the 375 Park Avenue pooled portion.

                                                    In reviewing the foregoing table, please note that:

                                                    -   Unless specifically indicated otherwise, all statistical
                                                        information with respect to the 375 Park Avenue underlying mortgage loan, including principal balances, interest rates, loan-to-value ratios and debt service coverage ratios, is being presented (including in the foregoing table) as if:

                                                        1.  the portion of the 375 Park Avenue underlying mortgage loan represented by the class A-X, A-SP, A-1, A-2, A-3, A-AB,
                                                            A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O,
                                                            P, Q and S certificates is one (1) mortgage loan (with a
                                                            4.744258823959090% per annum mortgage interest rate) that is included in the trust fund; and

                                                        2.  the portion of the 375 Park Avenue underlying mortgage loan represented by the class 375 certificates is a separate
                                                            subordinated mortgage loan (with a 5.435308950276240% per
                                                            annum mortgage interest rate), that is not included in the trust fund.

                                                    -   The cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for the 375 Park Avenue underlying
                                                        mortgage loan, including the portion represented by the class
                                                        375 certificates, are 44.0% and 1.86x, respectively. The debt service for the 375 Park Avenue underlying mortgage loan,
                                                        including the portion represented by the class 375 certificates, is based on a coupon of 4.824955645161290% per annum.

                                                    -   In the case of two (2) of the underlying mortgage loans,
                                                        representing 0.3% of the initial net mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those two (2) underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans.
                                                        For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                                    -   The appraised value of a residential cooperative property is based on the market value, as determined by the appraisal, of that property, as if operated as a residential cooperative.

                                                    -   The underwritten net cash flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating
                                                        expenses, a market-rate vacancy assumption and projected
                                                        reserves.

                                                    -   The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B.  GEOGRAPHIC CONCENTRATION......................  The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                                  % OF INITIAL NET
                                                                                      NUMBER OF       MORTGAGE
                                                                STATE                PROPERTIES     POOL BALANCE
                                                    ------------------------------   ----------   ----------------
                                                    New York......................       38            19.1%
                                                    Florida.......................       33            14.6%
                                                    California....................       41            11.2%
                                                    Texas.........................       32             7.5%
                                                    Georgia.......................       12             5.6%
                                                    Colorado......................        7             5.5%
                                                    Virginia......................       52             4.1%

                                                    The remaining mortgaged real properties with respect to the mortgage pool are located throughout 29 other states, the District of
                                                    Columbia and the U.S. Virgin Islands. No more than 4.0% of the initial net mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                                                    Twenty-nine (29) of the New York properties, securing 18.0% of the initial net mortgage pool balance, are located in New York City. The table below shows the number of, and the percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in the respective New York City boroughs:

                                                                                                  % OF INITIAL NET
                                                                                      NUMBER OF       MORTGAGE
                                                               BOROUGH               PROPERTIES     POOL BALANCE
                                                    ------------------------------   ----------   ----------------
                                                    Manhattan.....................       19            14.8%
                                                    Staten Island.................        3             1.4%
                                                    Brooklyn......................        3             1.2%
                                                    Queens........................        3             0.4%
                                                    The Bronx.....................        1             0.3%

                                                    Thirty-one (31) of the California properties, securing 6.9% of the initial net mortgage pool balance, are located in southern
                                                    California - areas with zip codes of 93600 or below - and ten (10)
                                                    of the California properties, securing 4.2% of the initial net mortgage pool balance, are located in northern California - areas with zip codes above 93600.

C.  PROPERTY TYPES................................  The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                                  % OF INITIAL NET
                                                                                      NUMBER OF       MORTGAGE
                                                             PROPERTY TYPE           PROPERTIES     POOL BALANCE
                                                    ------------------------------   ----------   ----------------
                                                    Retail........................      120            30.4%
                                                    Office........................       50            30.0%
                                                    Multifamily(1)................      111            25.5%
                                                    Hotel.........................       22             8.6%
                                                    Self Storage..................       11             2.1%
                                                    Mixed Use.....................       15             2.0%
                                                    Industrial....................        7             1.6%
                                                                                     ----------   ----------------
                                                    TOTAL.........................      336           100.0%
                                                                                     ==========   ================

                                                    ----------
                                                    (1) Multifamily properties include conventional rental properties, manufactured housing properties, independent living properties and residential cooperative properties.

D.  ENCUMBERED INTERESTS..........................  The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                                  % OF INITIAL NET
                                                      ENCUMBERED INTEREST IN THE      NUMBER OF       MORTGAGE
                                                        MORTGAGED REAL PROPERTY      PROPERTIES     POOL BALANCE
                                                    ------------------------------   ----------   ----------------
                                                    Fee...........................      330             95.7%
                                                    Fee/Leasehold.................        3              3.4%
                                                    Leasehold.....................        3              0.9%
                                                                                     ----------   ----------------
                                                    TOTAL.........................      336            100.0%
                                                                                     ==========   ================

                                                    In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E.  SIGNIFICANT MORTGAGE LOANS....................  The ten (10) largest mortgage loans that we intend to include in the trust fund represent 33.4% of the initial net mortgage pool balance.
                                                    See "Description of the Underlying Mortgage Loans--Significant
                                                    Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

       The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

       COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

       - multifamily properties, including conventional rental properties, manufactured housing properties, independent living properties and residential cooperative properties;

       - anchored, including shadow anchored, and unanchored retail properties;

       -      mixed use properties;

       -      office properties;

       -      limited service and full service hotel properties;

       -      self storage properties; and

       -      industrial properties.

       Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

       Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

       There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

       THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

       The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

       -      any governmental entity;

       -      any private mortgage insurer;

       -      us;

       -      any mortgage loan seller;

       -      any master servicer;

       -      any special servicer;

       -      any sub-servicer of a master servicer or a special servicer;

       -      the trustee; or

       -      any of their respective affiliates.

       REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

       Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

       Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders and any special assessments levied against the tenant/shareholder.

       Payment on each underlying mortgage loan may also depend on:

       - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

       - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

       In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

       Two hundred seventy-two (272) of the mortgage loans that we intend to include in the trust fund, representing 96.9% of the initial net mortgage pool balance, of which 201 mortgage loans are in loan group no. 1, representing 96.5% of the initial net loan group no. 1 balance, and 71 mortgage loans are in loan group no. 2, representing 98.7% of the initial loan group no. 2 balance, are balloon loans; and four (4) of the mortgage loans that we intend to include in the trust fund, representing 2.8% of the initial net mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 3.3% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.9% of the initial loan group no. 2 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Two hundred forty-nine (249) of these mortgage loans, representing 84.6% of the initial net mortgage pool balance, of which 190 mortgage loans are in loan group no. 1, representing 86.2% of the initial net loan group no. 1 balance, and 59 mortgage loans are in loan group no. 2, representing 77.2% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from January 2015 through December 2015, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

       The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

       -      the ability to cover debt service;

       - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

       -      the amount of proceeds recovered upon foreclosure.

       Cash flows and property values depend upon a number of factors, including:

       - national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

       - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

       -      increase in vacancy rates;

       - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

       - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

       - increase in operating expenses at the mortgaged real property and in relation to competing properties;

       - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

       - a decline in rental rates as leases are renewed or entered into with new tenants;

       - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

       - creditworthiness of tenants, a decline in the financial condition of a major tenant or tenant defaults;

       - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

       - dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

       -      demographic factors;

       - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

       - capable management and adequate maintenance for the related mortgaged real property;

       -      location of the related mortgaged real property;

       -      proximity and attractiveness of competing properties;

       - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

       - in the case of rental properties, the rate at which new rentals occur;

       - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

       - the age, construction, quality and design of the related mortgaged real property; and

       - whether the related mortgaged real property is readily convertible to alternative uses.

       TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. One hundred twenty (120) mortgaged real properties, securing mortgage loans that represent 30.4% of the initial net mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

       -      the strength, stability, number and quality of the tenants;

       -      tenants' sales;

       -      the rights of certain tenants to terminate their leases;

       -      tenant mix;

       - the ability of the management team to effectively manage the subject property;

       -      whether the subject property is in a desirable location;

       - the physical condition and amenities of the subject building in relation to competing buildings;

       - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

       - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

       -      the financial condition of the owner of the subject property.

       We consider 30 of the subject retail properties, securing mortgage loans that represent 21.1% of the initial net mortgage pool balance, to be anchored, including shadow anchored; and 90 of the subject retail properties, securing mortgage loans that represent 9.3% of the initial net mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

       In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

       See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

       TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Fifty (50) mortgaged real properties, securing mortgage loans that represent 30.0% of the initial net mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

       -      the strength, stability, number and quality of the tenants;

       -      accessibility from surrounding highways/streets;

       - the ability of the management team to effectively manage the subject property;

       - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

       - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

       -      the financial condition of the owner of the subject property.

       See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

       TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL, MANUFACTURED HOUSING AND INDEPENDENT LIVING PROPERTIES (BUT EXCLUDING FOR THIS PURPOSE, MULTIFAMILY RESIDENTIAL COOPERATIVE PROPERTIES), THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Eighty-nine
(89) mortgaged real properties, securing mortgage loans that represent 21.8% of the initial net mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties (but excluding for this purpose, multifamily residential cooperative properties). A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

       - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

       - the physical condition and amenities, including access to transportation, of the subject property in relation to competing properties;

       -      the subject property's reputation;

       - in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

       - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

       - the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

       -      local factory or other large employer closings;

       - the location of the property, for example, a change in the neighborhood over time;

       - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

       - the ability of the management team to effectively manage the subject property;

       - the ability of the management to provide adequate maintenance and insurance;

       - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

       -      distance from employment centers and shopping areas;

       - adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level;

       -      the financial condition of the owner of the subject property; and

       - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

       Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

       Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

       Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

       The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

       In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

       See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

       CERTAIN OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RESIDENTIAL COOPERATIVE PROPERTIES, THEREBY MATERIALLY EXPOSING THE OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RESIDENTIAL COOPERATIVE PROPERTIES. Twenty-two (22) mortgaged real properties securing mortgage loans that represent 3.6% of the initial net mortgage pool balance, are residential cooperative properties.

       A number of factors may adversely affect the value and successful operation of a cooperative property. In addition to a majority of the factors listed above as risks associated with the performance of multifamily rental properties (which are similarly applicable to multifamily properties operated as residential cooperative properties) additional factors include:

       - the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

       - the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

       - the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

       - the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

       - that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Cooperatively-Owned Apartment Buildings" in the accompanying prospectus.

     CERTAIN OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY HOTEL PROPERTIES, THEREBY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF THE HOTEL PROPERTIES. Twenty-two (22) of the mortgaged real properties, securing mortgage loans that represent 8.6% of the initial net mortgage pool balance, are primarily used for hotels. Decreases in room rates or occupancy at a hotel property could adversely affect the value and successful operation of the hotel. Room rates and occupancy levels may depend upon the following factors:

       - the proximity of a hotel property to major population centers or attractions;

       - adverse local, regional or national economic conditions or the existence or construction of competing hotel properties. Because hotel rooms typically are rented for short periods of time, the performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

       - a hotel property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs;

       - in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

       - limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

       Hotel properties also face risks related to their specialized function, including:

       - conversions to alternate uses may not be able to be achieved in a timely or cost-effective manner;

       - borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives; and

       - the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

       The viability of hotel properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trust may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

       See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Hospitality Properties" in the accompanying prospectus.

       PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

       -      operating the property and providing building services;

       -      establishing and implementing the rental structure;

       -      managing operating expenses;

       -      responding to changes in the local market; and

       - advising the borrower with respect to maintenance and capital improvements.

       Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

       A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

       We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

       RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Sixty-four (64) mortgaged real properties, securing 4.4% of the initial net mortgage pool balance, are each leased by a single tenant. In addition, 23 other mortgaged real properties, securing 5.0% of the initial net mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants.

     OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged property or such rights may be conferred by statute. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the trust fund are secured by a mortgaged real property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged property may not be readily convertible due to restrictive covenants applicable to a mortgaged property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2005 C5 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

       LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans that are to be included in the trust fund.

                           TEN LARGEST MORTGAGE LOANS

                                                                                      % OF INITIAL NET
                                                                   CUT-OFF DATE           MORTGAGE
                        PROPERTY/PORTFOLIO NAME                  PRINCIPAL BALANCE      POOL BALANCE
     ----------------------------------------------------------  -----------------    ----------------
     1.   375 Park Avenue......................................    $ 273,800,000(1)         9.4%
     2.   St. Johns Town Center................................    $ 170,000,000            5.9%
     3.   Del Monte Center.....................................    $  82,300,000            2.8%
     4.   Palmer Center........................................    $  79,580,000            2.7%
     5.   120 Wall Street......................................    $  70,000,000            2.4%
     6.   The Palisades........................................    $  65,000,000            2.2%
     7.   Silver Portfolio-Kimco...............................    $  64,933,333            2.2%
     8.   Frenchman's Reef & Morning Star......................    $  62,500,000            2.2%
     9.   Gallery at South Dekalb..............................    $  55,000,000            1.9%
     10.  Weston Town Center...................................    $  45,400,000            1.6%

----------
(1) 375 Park Avenue Pooled Portion only (I.E., non-class 375). The 375 Park Avenue underlying mortgage loan has a cut-off date principal balance of $310,000,000.

       MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

       - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

       - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

       ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Fifteen (15) of the mortgage loans that we intend to include in the trust fund, representing 2.8% of the initial net mortgage pool balance, are secured by multiple real properties or to co-borrowers, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

       - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

       - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

       -      at the time the lien was granted, the borrower was:

              1.     insolvent;

              2.     inadequately capitalized; or

              3.     unable to pay its debts.

       Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that:

       - such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured, and

       - the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

       If the lien is avoided, the lender would lose the benefits afforded by such lien.

       In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

       Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

       Moreover, one (1) group of cross-collateralized mortgage loans and one
(1) individual multi-property mortgage loan that we intend to include in the trust fund, collectively representing 2.8% of the initial net mortgage pool balance, are each secured by mortgaged real properties located in multiple states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

       A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

       The existence of other debt could:

       - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

       - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

       -      complicate bankruptcy proceedings; and

       -      delay foreclosure on the related mortgaged real property.

       MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

       - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

       - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

       As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

       SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. In addition, the organizational documents for the borrowers under the residential cooperative mortgage loans in the trust fund do not require the borrowers to be special purpose entities. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

       TENANCIES IN COMMON MAY HINDER RECOVERY. Twenty-one (21) of the mortgage loans that we intend to include in the trust fund, which represent 13.2% of the initial net mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment.

       The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

       CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E and/or F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

       GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

       -      economic conditions, including real estate market conditions;

       -      changes in governmental rules and fiscal policies;

       - regional factors such as earthquakes, floods, forest fires or hurricanes;

       -      acts of God, which may result in uninsured losses; and

       -      other factors that are beyond the control of the borrowers.

       The mortgaged real properties are located in 36 states, the District of Columbia and the U.S. Virgin Islands. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 4.0%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                                            NUMBER OF     % OF INITIAL NET
                                                            MORTGAGED         MORTGAGE
                               STATE                     REAL PROPERTIES    POOL BALANCE
              ----------------------------------------   ---------------  ----------------
              New York................................          38               19.1%
              Florida.................................          33               14.6%
              California..............................          41               11.2%
              Texas...................................          32                7.5%
              Georgia.................................          12                5.6%
              Colorado................................           7                5.5%
              Virginia................................          52                4.1%

       SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

       The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

       Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

       - the trust fund may not have a perfected security interest in the rent payments until the applicable master servicer or special servicer collects them;

       - the applicable master servicer or special servicer may not be entitled to collect the rent payments without court action; and

       - the bankruptcy of the related borrower could limit the ability of the applicable master servicer or special servicer to collect the rents.

       LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

       Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

       A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for 44 mortgaged real properties, securing 2.7% of the initial net mortgage pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in October 2005, except in the case of four (4) mortgaged real properties as to which the assessment was prepared within a 28-month period ending in October 2005. In the case of 292 mortgaged real properties, securing 97.3% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

       In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

       If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

       - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

       - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

       - those conditions were remediated or abated prior to the closing date;

       - a letter was obtained from the applicable regulatory authority stating that no further action was required;

       - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

       - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental conditions;

       - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

              1. that condition is not known to have affected the mortgaged real property, or

              2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

              3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

       - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

       In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

       In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

       In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

       1.     to carry out the specific remedial measures prior to closing;

       2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

       3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

       Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

       Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon gas testing.

       There can be no assurance that--

       - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

       - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

       - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

       - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

       In the case of 44 mortgaged real properties, securing 2.7% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 44 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 44 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

       In some cases, the originator of the related mortgage loan--

       - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

       - required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

       See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

       APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

       Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

       - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

       - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

       - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

       PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

       - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

       - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

       - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

       THE MASTER SERVICERS AND THE SPECIAL SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicers and the special servicers will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

       - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

       - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund, and/or

       - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the trust fund.

       In these cases, the interests of a master servicer or a special servicer, as applicable, and its other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the series 2005-C5 pooling and servicing agreement, the master servicers and the special servicers are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

       Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

       ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Six (6) of the mortgage loans that we intend to include in the trust fund, representing

4.3% of the initial net mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

       Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

       Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

       Because of the possible termination of the related ground lease lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

       In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

       SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure, or in the case of one (1) underlying mortgage loan securing 0.2% of the initial net mortgage pool balance, a nonconforming use. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

       CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

       -      density;

       -      use;

       -      parking;

       -      set-back requirements; or

       -      other building related conditions.

       These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

       LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties were inspected by engineers during the 28-month period preceding October 2005. Three hundred thirty-one
(331) of those inspected mortgaged real properties, securing 99.4% of the initial net mortgage pool balance, were inspected during the 12-month period preceding October 2005. The scope of those inspections included an assessment of--

       - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

       - the general condition of the site, buildings and other improvements located at each property.

       At 14 of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

       THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism Risk Insurance Act of 2002, which established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, PROVIDED that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2005. With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, PROVIDED, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or
(y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

       The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leaves insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed. In this regard, the United States Department of Treasury issued a report on June 30, 2005 to Congress discussing whether the Terrorism Insurance Program should be extended beyond December 31, 2005. The report noted the Administration's opposition to extending TRIA but noted that an extension may be acceptable only if certain significant changes were made to the current version.

     Further, new legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law. If the Terrorism Risk Insurance Act of 2002 is not extended or renewed, premiums for terrorism insurance coverage may increase and equivalent terrorism insurance may not be available at commercially reasonable rates and/or the terms of such insurance may be materially changed such that exclusions are significantly increased or the scope of coverage available is significantly decreased.

       The applicable master servicer will use reasonable efforts to cause the borrower under such underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the applicable master servicer will maintain - all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents, PROVIDED, HOWEVER, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the applicable special servicer, with the consent of the series 2005-C5 directing certificateholder, approves such determination; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2005-C5 directing certificateholder, if following any such direction of the series 2005-C5 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2005-C5 directing certificateholder would violate the Servicing Standard. The cost of any such insurance so maintained by the applicable master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance with respect to acts of terrorism, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the applicable special servicer and the series 2005-C5 directing certificateholder; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2005-C5 directing certificateholder, if following any such direction of the series 2005-C5 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2005-C5 directing certificateholder would violate the Servicing Standard), in accordance with the servicing standard, that either--

       - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

       -      such insurance is not available at any rate,

PROVIDED that, for any underlying mortgage loan in respect of which the related loan documents contain express provisions requiring terrorism insurance, such master servicer will use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions.

       If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

       If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2005-C5 certificates.

       If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

       Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount

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specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

       We are aware that in the case of at least two (2) mortgage loans that we intend to include in the trust fund, representing 0.1% of the initial net mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

       RECENT HURRICANES. The damage caused by Hurricane Katrina, Hurricane Rita, Hurricane Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Alabama, Florida and Texas in August, September and October 2005 may adversely affect the operation, use and value of certain Mortgaged Properties located in these areas. Although it is too soon to assess the full impact of these hurricanes on the United States and local economies, in the short term the storm is expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by these hurricanes have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks, fire and environmental damage. The devastation caused by these hurricanes could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy.

       Because of the difficulty in obtaining information about the affected areas and the Mortgaged Properties in these areas, it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of these hurricanes on the Mortgaged Properties, the Southeast states and the United States as a whole. See "--Availability of Earthquake, Flood and Other Insurance."

       AVAILABILITY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE. The Mortgaged Properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the Mortgaged Properties are located in Texas, California, Florida and the U.S. Virgin Islands, states or territory, as applicable, that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states or territory, as applicable. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs thereof. As a result of any of these factors, the amount available to make distributions on the Certificates could be reduced.

       COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

       CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds or letter of credit proceeds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment, which may not include a yield maintenance or other prepayment premium, may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

       LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

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       ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including
California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the applicable special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

       TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2005-C5 pooling and servicing agreement, the applicable special servicer, on behalf of the trust fund, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2005-C5 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The series 2005-C5 pooling and servicing agreement permits the applicable special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2005-C5 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

       In addition, if a special servicer, on behalf of the trust fund, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-C5 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

       THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

       THE CLASS A-M, A-J, B, C, D, E AND F CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X, A-SP AND A-Y CERTIFICATES. If you purchase class A-M, A-J, B, C, D, E or F certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X, A-SP and A-Y certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2005-C5 certificates.

       When making an investment decision, you should consider, among other things--

       - the distribution priorities of the respective classes of the series 2005-C5 certificates,

       - the order in which the principal balances of the respective classes of the series 2005-C5 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

       -      the characteristics and quality of the underlying mortgage loans.

       THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

       -      the price you paid for your offered certificates, and

       - the rate, timing and amount of distributions on your offered certificates.

       The rate, timing and amount of distributions on your offered certificates will depend on--

       - the pass-through rate for, and the other payment terms of, your offered certificates,

       - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

       - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

       - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2005-C5 certificates,

       - the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

       - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

       These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

       In the absence of significant losses, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1, and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2.

       If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses on those mortgage loans, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

       The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

       Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicers and the special servicers will be required to advance any yield maintenance charges or prepayment premiums.

       Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The

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consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the applicable special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2005-C5 certificateholders.

       Shortfalls in the available distribution amount resulting from uncovered prepayment interest shortfalls will generally be allocated to all Classes of the Regular Certificates, as well as to the class 375 certificates and, to a limited extent, to the class A-Y certificates, in reverse sequential order. See "Description of the Offered Certificates--Distributions--Interest
Distributions."

       Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2005-C5 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

       THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICERS AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicers, the special servicers and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

       IF ANY OF THE MASTER SERVICERS OR SPECIAL SERVICERS PURCHASES SERIES 2005-C5 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2005-C5 CERTIFICATES. Any of the master servicers and/or special servicers or an affiliate of any of them may purchase or retain any of the series 2005-C5 certificates. In fact, it is anticipated that CWCapital Asset Management LLC will purchase some or all of several non-offered classes, including the initial controlling class, of series 2005-C5 certificates and that National Consumer Cooperative Bank will receive the class A-Y certificates. The purchase of series 2005-C5 certificates by any of the master servicers and/or special servicers could cause a conflict between its duties under the series 2005-C5 pooling and servicing agreement and its interest as a holder of a series 2005-C5 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2005-C5 certificates. However, under the series 2005-C5 pooling and servicing agreement, the master servicers and special servicers are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

       THE INTERESTS OF THE SERIES 2005-C5 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2005-C5 certificates representing a majority interest in the controlling class of series 2005-C5 certificates will be entitled to designate a particular series 2005-C5 controlling class certificateholder (or beneficial owner of series 2005-C5 controlling class certificates), referred to in this prospectus supplement as the series 2005-C5 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2005-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2005-C5 Controlling Class and Series 2005-C5 Directing Certificateholder" in this prospectus supplement. You should expect that the series 2005-C5 directing certificateholder will exercise those rights and powers on behalf of the series 2005-C5 controlling class certificateholders, and it will not be liable to any class of series 2005-C5 certificateholders for doing so. In addition, subject to the conditions described under "The Series 2005-C5 Pooling and Servicing Agreement--Replacement of a Special Servicer" in this prospectus supplement, the holders of series 2005-C5 certificates representing a majority interest in the controlling class of series 2005-C5 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2005-C5 certificates, the trustee or the master servicers. In the absence of significant losses on the underlying mortgage loans, the series 2005-C5 controlling class will be a non-offered class of series 2005-C5 certificates. The series 2005-C5 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

       THE INTERESTS OF THE HOLDERS OF THE CLASS 375 CERTIFICATES MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, beneficial owners) of class 375

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certificates representing a majority interest in certain of the class 375 certificates will be entitled to designate a particular class 375 certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner of class 375 certificates), which class 375 certificateholder may have certain rights and powers in respect of the 375 Park Avenue-underlying mortgage loan described under "Description of the Underlying Mortgage Loans--The 375 Park Avenue Loan" in this prospectus supplement. You should expect that the class 375 directing certificateholder will exercise any of those rights and powers on behalf of the class 375 certificateholders, and it will not be liable to any class of series 2005-C5 certificateholders for doing so. The class 375 certificates are not offered by this prospectus supplement. Accordingly, the holders of the class 375 certificates may have interests that conflict with those of the holders of the offered certificates.

       BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

       As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the series 2005-C5 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

       YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-C5
CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-C5 certificates will be required to direct, consent to or approve certain actions, including amending the series 2005-C5 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-C5 certificates.

       LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

       On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

       The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

       It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

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       As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

THERE MAY BE CHANGES IN THE TAX LAWS OF THE U.S. VIRGIN ISLANDS; NO GROSS-UP

       The Frenchman's Reef & Morning Star mortgage loan representing 2.2% of the initial net mortgage pool balance, is secured by Frenchman's Reef & Morning Star Property which is located in the U.S. Virgin Islands and is an obligation of a borrower organized in the USVI. USVI law currently provides an exemption from USVI withholding tax for USVI-source interest payments on loans secured by a property or properties located in the USVI. We cannot assure you that this exemption will not change in the future or that USVI law will not otherwise change, and this mortgage loan does not provide for any gross-up in the event of the imposition of any such withholding tax. As a result, if the exemption is changed or any additional tax is imposed, it may result in a shortfall with respect to this pooled mortgage loan.

       In addition, in the event that the trust acquires the mortgaged property securing this mortgage loan, the trust may be treated as engaged in a trade or business in the USVI and may be subject to tax on net income or gains with respect to that net income.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

       From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

       This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

       We intend to include the 280 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $2,937,146,560 and an initial net mortgage pool balance of $2,900,946,560. However, the actual initial mortgage pool balance and an initial net mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool.

       The 375 Park Avenue Loan will be deemed to consist of two portions: the "375 Park Avenue Pooled Portion" and the "375 Park Avenue Non-Pooled Portion." The term "Mortgage Loan" does not include the 375 Park Avenue Non-Pooled Portion and the Initial Pool Balance excludes the principal balance of the 375 Park Avenue Non-Pooled Portion. Accordingly, all numerical and statistical information provided herein with respect to the initial mortgage pool and Initial Pool Balance is presented solely with respect to the Mortgage Loans (excluding the 375 Park Avenue Non-Pooled Portion). See "--Changes in Mortgage Pool Characteristics" below. The 375 Park Avenue Pooled Portion consists of $273,800,000 of the entire cut-off date principal balance of the 375 Park Avenue Loan and will be treated as if it bears an initial mortgage interest rate of 4.744258823959090% per annum. The 375 Park Avenue Non-Pooled Portion consists of the remaining $36,200,000 of the cut-off date principal balance of the 375 Park Avenue Loan and will be treated as if it bears an initial mortgage interest rate of 5.435308950276240% per annum. The class 375 certificates represent beneficial ownership of the 375 Park Avenue Non-Pooled Portion, and the holders of the class 375 certificates will be entitled to collections of principal

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and interest on the 375 Park Avenue Loan that are allocable to the 375 Park
Avenue Non-Pooled Portion. The holders of the class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will be entitled to receive collections of principal and/or interest on the 375 Park Avenue Loan that are allocable to the 375 Park Avenue Pooled Portion. As and to the extent described below, the rights of the holders of the class 375 certificates to receive payments to which they are entitled with respect to the 375 Park Avenue Loan will be subordinated to the rights of the holders of the class A-X, A-SP, A-1, A-2, A-3, A AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates to receive payments to which they are entitled with respect to the 375 Park Avenue Loan, in certain default scenarios. References in this prospectus supplement to the "initial net mortgage pool balance" and the "initial net loan group no. 1 balance" are intended to be references to the initial mortgage pool balance and the initial loan group no. 1 balance, respectively, exclusive of the portion of the cut-off date principal balance of the 375 Park Avenue Loan that is allocable to the 375 Park Avenue Non-Pooled Portion.

       For purposes of calculating distributions on the respective classes of the series 2005-C5 certificates, the mortgage loans will be divided into the following two loan groups:

       - Loan group no. 1, which will consist of all of the mortgage loans that are secured in whole or in part by property types other than multifamily and manufactured housing property types together with 33 mortgage loans that are secured by multifamily, manufactured housing and a mixed use property type that has a multifamily component. Loan group no. 1 will consist of 206 mortgage loans, with an initial loan group no. 1 balance of $2,398,724,622, representing approximately 81.7% of the initial mortgage pool balance and an initial net loan group no. 1 balance of $2,362,524,622, representing approximately 81.4% of the initial net mortgage pool balance.

       - Loan group no. 2, which will consist of all but 33 of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of 74 mortgage loans, with an initial loan group no. 2 balance of $538,421,938, representing approximately 18.3% of the initial mortgage pool balance and approximately 18.6% of the initial net mortgage pool balance.

       Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

       The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any Companion Loan is equal to its unpaid principal balance as of its due date in November 2005, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund (or, in the case of the 375 Park Avenue Loan, its cut-off date principal balance as reduced by the portion thereof represented by the class 375 certificates as of the date of initial issuance of the series 2005-C5 certificates) is shown on Exhibit A-1 to this prospectus supplement.

       Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

       You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

       We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

       - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

       - All weighted average information provided with respect to those mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of the 375 Park Avenue Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the 375 Park Avenue Pooled Portion).

       - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

              1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in November 2005, are timely made, and

              2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in October 2005 up to and including its due date in November 2005.

       - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial net mortgage pool balance, the initial loan group no. 1 balance, the initial net loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans (or, in the case of a percentage of the initial net mortgage pool balance or the initial net loan group no. 1 balance, as the case may be, with respect to the 375 Park Avenue Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the 375 Park Avenue Pooled Portion).

       - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

       - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

       - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

              1.     relative appraised values,

              2.     relative underwritten net cashflow, or

              3.     prior allocations reflected in the related loan documents.

       - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

       - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

       - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

       - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

       The mortgage pool will include 26 mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

       The table below identifies the respective groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                                       NUMBER OF
                                                                                      STATES WHERE    % OF INITIAL NET
                                                                                     THE PROPERTIES       MORTGAGE
                              PROPERTY/PORTFOLIO NAME                                  ARE LOCATED      POOL BALANCE
   -------------------------------------------------------------------------------   --------------   ----------------
   1.  Staten (Park Hill I), Staten (Park Hill II), Staten (St. George's).........          1                1.4%
   2.  Independence Village - Peoria, Independence Village - Winston Salem........          2                0.6%
   3.  El Dorado MHP, El Dorado West MHP..........................................          1                0.2%
   4.  Bank United Building, Coldwell Banker Building, Northern Trust Bank
       Building...................................................................          1                0.2%
   5.  Bank Block Center, Grandview Avenue, Windsor Arms Apartments...............          1                0.2%
   6.  St. Charles Building No. 550, St. Charles Building No. 558.................          1                0.1%

       In the case of one group of cross-collateralized underlying mortgage loans, which collectively represent 0.6% of the initial net mortgage pool balance and are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Independence Village - Peoria and Independence Village - Winston Salem, either borrower has the right to obtain a release of the related mortgaged real property from the related mortgage and the related cross-collateralization agreement by defeasing the related mortgage loan, provided that certain conditions are satisfied, including that (i) the borrower defeases the related mortgage loan in whole and partially defeases the other mortgage loan in an amount equal to 20% of the scheduled debt payments on the mortgage loan being defeased in whole, (ii) a specified loan-to-value ratio and debt service coverage ratio for the remaining mortgaged real properties are met after giving effect to such release and (iii) rating agency confirmation has been received with respect to such release.

       In the case of one group of cross- collateralized underlying mortgage loans, which collectively represent 0.2% of the initial net mortgage pool balance and are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Bank United Building, Coldwell Banker Building and Northern Trust Bank Building in connection with an assumption of any of those underlying mortgage loans, the related borrower may obtain a release of any of those underlying mortgage loans from the cross-collateralization provisions in connection with the sale or transfer of the individual mortgaged property securing that mortgage loan, such that the remaining such underlying mortgage loans will no longer be cross-collateralized and cross-defaulted with that mortgage loan, if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining such underlying mortgage loans. In addition, the related borrower may defease one or more of these underlying mortgage loans, in each instance by purchase of U.S. government securities as specified in the loan documents in an amount necessary provide for payments equivalent to those of the defeased underlying mortgage loan. Defeasance of less than all of the underlying mortgage loans is subject to specified debt service coverage ratio and specified loan-to-value ratio for the remaining such underlying mortgage loans. As a result of a defeasance of an individual mortgage loan, the released mortgage loan will no longer be cross-collateralized and cross-defaulted with the remaining underlying mortgage loans.

       In the case of one group of cross- collateralized underlying mortgage loans, which collectively represent 0.1% of the initial net mortgage pool balance and are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as St. Charles Building No. 550 and St. Charles Building No. 558 the related borrower may obtain a release of its respective St. Charles Building Mortgage Loan from the cross-collateralization provisions in connection with the sale or transfer of the individual mortgaged property securing that mortgage loan, such that the released loan will no longer be cross-collateralized and cross-defaulted with the remaining St. Charles Building Mortgage Loan, if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining underlying mortgage loan.

       The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                                NUMBER OF
                                                                              STATES WHERE    % OF INITIAL NET
                                                                             THE PROPERTIES       MORTGAGE
                           PROPERTY/PORTFOLIO NAME                             ARE LOCATED      POOL BALANCE
   ----------------------------------------------------------------------    --------------   ----------------
   1.  Silver Portfolio-Kimco............................................           2               2.2%
   2.  Black Canyon & Red Mountain Office Building.......................           1               1.4%
   3.  Broadway Office Portfolio.........................................           1               1.2%
   4.  Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North.....           1               1.2%
   5.  All Aboard - Menlo Park & Wilmington..............................           1               0.5%
   6.  Topanga Portfolio.................................................           1               0.4%
   7.  ISE Building......................................................           1               0.3%
   8.  Klein MF Portfolio (Quail and Greentree)..........................           1               0.2%
   9.  Beverly Wilshire Retail...........................................           1               0.2%
   10. Strine MHP Portfolio (3)..........................................           1               0.2%
   11. Oakwood Portfolio.................................................           1               0.1%

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Silver Portfolio - Kimco, which represents 2.2% of the initial net mortgage pool balance, the borrower may prepay up to $10,000,000 principal amount of the mortgage loan at any time, with payment of a yield maintenance premium, in connection with a release of one or more related mortgaged properties. In addition, at any time after the expiration of the defeasance lockout period, the borrower may defease up to $10,000,000 principal amount of such mortgage loan in connection with a release of one more related mortgaged properties. Any such partial prepayment or defeasance is subject to satisfaction of the following conditions, among others: (a) no event of default under the mortgage loan has occurred or is continuing; (b) borrower pays or defeases, as the case may be, the allocated loan amount for the individual property being released; (c) the loan to value ratio for the remaining related mortgaged properties is no more than 76.7%; (d) the DSCR for the remaining related mortgaged properties is at least 1.20x; and (e) the borrower has obtained prior written confirmation from the applicable rating agencies that such action will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2005-C5 certificates. After the expiration of the defeasance lockout period, in addition to the foregoing partial prepayment and partial defeasance rights of the borrower, the borrower may defease the loan in whole in accordance with the loan documents.

       In the case of one group of cross- collateralized underlying mortgage loans, which collectively represent 1.4% of the initial net mortgage pool balance and are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Black Canyon & Red Mountain Office Buildings, the related borrower may obtain a release of any one of two office buildings encumbered by the Black Canyon & Red Mountain Office Buildings Mortgage Loan from the cross-collateralization provisions in connection with the sale, conveyance or transfer of either office building such that the released portion of the Black Canyon & Red Mountain Office Buildings Mortgaged Property will no longer be cross-collateralized and cross-defaulted with the remaining portion of the Black Canyon & Red Mountain Office Buildings Mortgage Loan, if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining underlying mortgage loan. Subsequent to this bifurcation, the related mortgage loan documents shall reflect the existence thereafter of two mortgages loans, one secured by the Black Canyon property and one secured by the Red Mountain property, each with a new allocated loan amount, which shall in the aggregated equal to the Black Canyon & Red Mountain Office Buildings Mortgage Loan.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North, which represents 1.2% of the initial net mortgage pool balance, the borrower may obtain the release of either of the underlying mortgaged properties if certain conditions are satisfied including meeting a specified debt service coverage ratio for the remaining property, and defeasance of a portion of the mortgage loan equal to the greater of 110% of the amount allocated to the mortgaged real property to be released and the amount necessary to meet a specified debt service coverage ratio for the remaining properties.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as All Aboard-Menlo Park & Wilmington, which represents 0.5% of the initial net mortgage pool balance, the borrower may obtain release of the Menlo Park property from the lien of the related mortgage loan if certain conditions are satisfied, including defeasance of a portion of that mortgage loan equal to 125% of the allocable loan balance for such release property, and the remaining property's satisfying specified net cash flow requirements at the time of release.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Klein MF Portfolio (Quail and Greentree), which represents 0.2% of the initial net mortgage pool balance, the borrower may obtain the release of either of the underlying mortgaged properties if certain conditions are satisfied including meeting a specified debt service coverage ratio and loan-to-value ratio for the remaining properties, and defeasance of a portion of the mortgage loan equal to 125% of the amount allocated to the mortgaged real property to be released.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Beverly Wilshire Retail, which represents 0.2% of the initial net mortgage pool balance, the borrower may obtain the release of either of the underlying mortgaged properties if certain conditions are satisfied including meeting a specified debt service coverage ratio and loan-to-value ratio for the remaining properties, and payment of the amount of the mortgage loan allocated to the mortgaged real property to be released plus a yield maintenance premium.

       The table below shows each group of mortgaged real properties that--

       -      have the same or affiliated borrowers, and

       - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial net mortgage pool balance.

                                                                                                   % OF INITIAL NET
                                                                                                       MORTGAGE
                                     PROPERTY/PORTFOLIO NAME                                         POOL BALANCE
   ---------------------------------------------------------------------------------------------   ----------------
   1.  Shoppes at North Lake, Waterways Shoppes of Weston II, Weston Town Center................         2.1%
   2.  Black Canyon & Red Mountain Office Buildings and Chesapeake Park Plaza...................         2.0%
   3.  Clearwater Creek Apartments and Signature Park Apartments................................         1.9%
   4.  All Aboard - Oakland, All Aboard - San Francisco, All Aboard - San Ramon,
       All Aboard - Santa Ana, All Aboard - Sunnyvale, All Aboard - Menlo Park & Wilmington.....         1.4%
   5.  Edinburg Regional Medical Plaza I, Congress Professional Center I, Osler Medical
       Arts Pavilion, Tempe St. Luke's Office Building, Atrium Office Park, Redina -
       Southpointe Medical Center...............................................................         1.3%

PARTIAL RELEASES OF PROPERTY

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as in the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 743 5th Avenue, which represents 0.6% of the initial net mortgage pool balance, prior to November 11, 2007, the borrower has the right to obtain a release of a specified portion of the mortgaged real property, without the payment of any release price, subject to the borrower satisfying certain conditions including that the remaining mortgaged property satisfies a specified debt service coverage ratio. The portion of such property to be released was given no value in the underwriting of such loan.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Port St. Lucie Towncenter, which mortgage loan represents 0.4% of the initial net mortgage pool balance, the related borrower has the right to obtain the release of a specified unimproved parcel and an improved tenant parcel without the payment of any release price, subject to satisfaction of the following conditions, among others: (a) delivery to the lender of a proposed replat of the release lot, (b) the remaining mortgaged real property must continue to comply with all governmental laws and regulations, (c) all governmental consents must have been obtained, (d) the released parcels and the remainder of the mortgaged property must each be a separate tax parcel, (e) access to the remainder of the mortgaged real property and utilities may not be impaired, (f) visibility of the remaining mortgaged real property may not be impaired by construction on the released parcels, (g) all zoning related concerns and parking information must be approved in advance by lender and (h) a cross-easement arrangement must be in place between the released parcel and the remaining mortgaged property. The portions of such property to be released were given no value in the underlying writing of such loan.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Clearwater Creek Apartments, which represents 1.2% of the initial net mortgage pool balance, from time to time, the related borrower has the right to obtain a partial release of individual tracts of the mortgaged real property with the improvements thereon in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including that the borrower pay to lender, 110% of the loan amount allocated to such individual tract of the mortgaged real property.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Holiday Inn Express - Hialeah, which mortgage loan represents 0.1% of the initial net mortgage pool balance, the related borrower has the right to obtain the release of an unimproved portion of the mortgaged real property, without a partial defeasance or payment of a release price, subject to the satisfaction of certain stipulated conditions, including, among other things, that (a) the remaining mortgaged real property is able to meet certain specified debt service coverage and loan-to-value ratios, (b) the borrower subdivides the mortgaged real property so that the released parcel and the remaining mortgaged real property are separate tax parcels and (c) the release does not in any manner impair the lien or priority of the mortgage on the remaining mortgaged real property.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as West Oxmoor Tower, which mortgage loan represents 0.2% of the initial net mortgage pool balance, the related borrower has the right to obtain the release of an unimproved portion of the mortgaged real property, without a partial defeasance or payment of a release price, subject to the satisfaction of certain stipulated conditions, including, among other things, that (a) the remaining mortgaged real property is able to meet certain specified debt service coverage and loan-to-value ratios, (b) the borrower subdivides the mortgaged real property so that the released parcel and the remaining mortgaged real property are separate tax parcels and (c) the release does not in any manner impair the lien or priority of the mortgage on the remaining mortgaged real property.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Black Canyon & Red Mountain Office Buildings, which mortgage loan represents 1.4% of the initial net mortgage pool balance, the related borrower has the right to obtain the release of a specified unimproved parcel, without the payment of any release price, subject to satisfaction of the following conditions, among others: (a) delivery to the lender of a proposed replat of the release lot, (b) the remaining mortgaged real property must continue to comply with all governmental laws and regulations, (c) all governmental consents must have been obtained, (d) the released parcels and the remainder of the mortgaged property must each be a separate tax parcel, (e) access to the remainder of the mortgaged real property and utilities may not be impaired, (f) visibility of the remaining mortgaged real property may not be impaired by construction on the released parcels and
(g) a cross-easement arrangement must be in place between the released parcel and the remaining mortgaged property. This portion of such property is subject to condemnation and is being conveyed to City of Phoenix for the purposes of facilitating the construction and operation of the light rail Transit project on the adjoining properties.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

       DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                         % OF INITIAL NET
                                  NUMBER OF MORTGAGE         MORTGAGE
               DUE DATE                  LOANS             POOL BALANCE
           ------------------     ------------------     ----------------
                 11th                     150                  55.3%
                  1st                     129                  41.9%
                  8th                       1                   2.8%
                                  ------------------     ----------------
                 TOTAL                    280                 100.0%
                                  ==================     ================

       MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

       The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

       Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

       Two hundred seventy-three (273) of the mortgage loans that we intend to include in the trust fund, representing 99.4% of the initial net mortgage pool balance, of which 200 mortgage loans are in loan group no. 1, representing 99.4% of the initial net loan group no. 1 balance, and 73 mortgage loans are in loan group no. 2, representing 99.6% of the initial loan group no. 2 balance, accrue interest on an Actual/360 Basis.

       Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 0.6% of the initial net mortgage pool balance, of which six
(6) mortgage loans are in loan group no. 1, representing 0.6% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.4% of the initial loan group no. 2 balance, accrue interest on a 30/360 Basis.

       BALLOON LOANS. Two hundred seventy-two (272) of the mortgage loans that we intend to include in the trust fund, representing 96.9% of the initial net mortgage pool balance, of which 201 mortgage loans are in loan group no. 1, representing 96.5% of the initial net loan group no. 1 balance, and 71 mortgage loans are in loan group no. 2, representing 98.7% of the initial loan group no. 2 balance, are each characterized by--

       - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

       - in either case, a substantial payment of principal on its stated maturity date.

       ARD LOANS. Four (4) of the mortgage loans that we intend to include in the trust fund, representing 2.8% of the initial net mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 3.3% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.9% of the initial loan group no. 2 balance, are each characterized by the following features:

       - A maturity date that is generally 24 to 30 years following origination.

       - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

       - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

       - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

       - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

              1. in the case of three (3) ARD Loans, representing 1.3% of the initial net mortgage pool balance, two percentage points over the initial mortgage interest rate, and

              2. in the case of one (1) ARD Loans, representing 1.6% of the initial net mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) three percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

       - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

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       -      From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

       In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

       FULLY AMORTIZING LOANS. Four (4) of the mortgage loans that we intend to include in the trust, representing 0.2% of the initial net mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 0.2% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 0.4% of the initial loan group no. 2 balance, are characterized by--

       - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

       - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

       These fully amortizing mortgage loans do not have either--

       -      an anticipated repayment date, or

       -      the associated payment incentives.

       ADDITIONAL AMORTIZATION CONSIDERATIONS. Twelve (12) of the mortgage loans that we intend to include in the trust fund, representing 10.4% of the initial net mortgage pool balance, of which ten (10) mortgage loans are in loan group no. 1, representing 11.8% of the initial net loan group no. 1 balance, and two
(2) mortgage loans are in loan group no. 2, representing 3.9% of the initial loan group no. 2 balance, provide for an interest-only period that extends to maturity, or in the case of the ARD Loans, the anticipated repayment date.

       Fourteen (14) of the mortgage loans that we intend to include in the trust fund, representing 4.0% of the initial net mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 3.0% of the initial net loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 8.1% of the initial loan group no. 2 balance, provide for an initial interest only period of 12 months or less.

       Thirty-seven (37) of the mortgage loans that we intend to include in the trust fund, representing 15.0% of the initial net mortgage pool balance, of which 23 mortgage loans are in loan group no. 1, representing 15.2% of the initial net loan group no. 1 balance, and 14 mortgage loans are in loan group no. 2, representing 14.6% of the initial loan group no. 2 balance, provide for an initial interest only period of 18 to 24 months.

       Fifty-two (52) of the mortgage loans that we intend to include in the trust fund, representing 41.3% of the initial net mortgage pool balance, of which 41 mortgage loans are in loan group no. 1, representing 42.8% of the initial net loan group no. 1 balance, and 11 mortgage loans are in loan group no. 2, representing 34.4% of the initial loan group no. 2 balance, provide for an initial interest only period of 36 to 84 months.

       One (1) of the mortgage loans that we intend to include in the trust fund, representing 2.2% of the initial net mortgage pool balance, provides for monthly principal payments based on a fixed annual amount. The fixed amount principal payment for: year one is $400,000; year two is $550,000; year three is $625,000 and year four is $725,000. Thereafter, payments on such mortgage loan will be based on a 30-year amortization schedule based upon the remaining principal balance of such mortgage loan after the principal payment due in year four.

       Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

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       PREPAYMENT PROVISIONS. As of origination:

       - Two hundred forty-two (242) of the mortgage loans that we intend to include in the trust fund, representing 94.6% of the initial net mortgage pool balance, of which 175 mortgage loans are in loan group no. 1, representing 94.6% of the initial net loan group no. 1 balance, and 67 mortgage loans are in loan group no. 2, representing 94.7% of the initial loan group no. 2 balance, provided for--

              1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

              2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

       - One (1) of the above mortgage loans that we intend to include in the trust fund, representing 2.2% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 2.7% of the initial net loan group no. 1 balance, provided for--

              1. partial prepayment of up to $10,000,000 principal amount of the mortgage loan at any time, subject to the payment of a Yield Maintenance Charge,

              2. a defeasance period during which up to $10,000,000 principal amount of the mortgage loan may be defeased, or the mortgage loan may be defeased in whole, followed by

              3. an open prepayment period during which voluntary prepayment may be made without any restriction or prepayment consideration;

       - Eight (8) of the mortgage loans that we intend to include in the trust fund, representing 0.6% of the initial net mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 0.7% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.4% of the initial loan group no. 2 balance, provided for--

              1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

              2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

              3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

       - Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial net mortgage pool balance, of which one (1) mortgage loan is in loan group no. 1, representing 0.3% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 1.4% of the initial loan group no. 2 balance, provided for--

              1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

              2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

       - Twenty-six (26) of the mortgage loans that we intend to include in the trust fund, representing 3.2% of the initial net mortgage pool balance, of which 21 mortgage loans are in loan group no. 1, representing 3.1% of the initial net loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 3.5% of the initial loan group no. 2 balance, provided for--

              1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

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              2.     a prepayment consideration period during which voluntary
                     principal payments must be accompanied by a Yield Maintenance Charge, followed by

              3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration;

       - One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.6% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.7% of the initial net loan group no. 1 balance, provided for--

              1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

              2. beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, a defeasance period where the mortgage loan may be defeased and/or a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

              3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

       - One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.6% of the initial net loan group no. 1 balance, provided for--

              1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

              2. beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, a defeasance period where the mortgage loan may be defeased, and

              3. beginning no sooner than the third anniversary of the date of initial issuance of the offered certificates, a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

              4. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

       The open prepayment period for any underlying mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

       Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

       The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-1 to this prospectus supplement.

       For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

       - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

       - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

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       PREPAYMENT LOCK-OUT PERIODS. Two hundred forty-two (242) of the mortgage loans that we intend to include in the trust fund, representing 94.6% of the initial net mortgage pool balance, of which 175 mortgage loans are in loan group no. 1, representing 94.6% of the initial net loan group no. 1 balance, and 67 mortgage loans are in loan group no. 2, representing 94.7% of the initial loan group no. 2 balance, provide for prepayment lock-out/defeasance periods as of their respective due dates in November 2005. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

       - the maximum remaining prepayment lock-out/defeasance period as of the related due date in November 2005 is 175 months with respect to the entire mortgage pool, 175 months with respect to loan group no. 1 and 175 months with respect to loan group no. 2;

       - the minimum remaining prepayment lock-out/defeasance period as of the related due date in November 2005 is 35 months with respect to the entire mortgage pool, 35 months with respect to loan group no. 1 and 50 months with respect to loan group no. 2; and

       - the weighted average remaining prepayment lock-out/defeasance period as of the respective related due dates in November 2005 is 108 months with respect to the entire mortgage pool, 107 months with respect to loan group no. 1 and 110 months with respect to loan group no. 2.

       Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

       PREPAYMENT CONSIDERATION PERIODS. Thirty-eight (38) of the mortgage loans that we intend to include in the trust fund, representing 5.4% of the initial net mortgage pool balance, of which 31 mortgage loans are in loan group no. 1, representing 5.4% of the initial net loan group no. 1 balance, and seven (7) mortgage loans are in loan group no. 2, representing 5.3% of the initial loan group no. 2 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

       - In the case of eight (8) of those mortgage loans, representing 0.6% of the initial net mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 0.7% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.4% of the initial loan group no. 2 balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

       - In the case of 19 of those mortgage loans, representing 3.3% of the initial net mortgage pool balance, of which 15 mortgage loans are in loan group no. 1, representing 3.3% of the initial net loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 3.3% of the initial loan group no. 2 balance a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and
              (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), or in the case of the mortgage loan identified on Exhibit A-1 as Murphy Canyon Office Building, through the open date (including the balloon payment payable on the maturity date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall equal, with respect to those mortgage loans other than the mortgage loan identified on Exhibit A-1 as 39-60 54th Street Owner, Inc., (i) in the case of nine (9) of those mortgage loans the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually or (ii) in the case of ten (10) of those mortgage loans, the "Index" as described in the bullet point below. The term "Treasury Rate" shall mean, with respect to those mortgage loans other than the mortgage loan identified on Exhibit A-1 as 39-60 54th Street Owner, Inc., the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. With respect to the mortgage loan identified on Exhibit A-1 as 39-60 54th Street Owners, Inc., representing 0.3% of the initial net mortgage pool balance, the term "Discount Rate" means the average yield for treasury constant maturities published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519), on the tenth business day preceding the prepayment date for instruments having a maturity coterminous with the remaining term of the related note. If there is no such index for instruments having a maturity coterminous with the remaining term of the related note, then the linear interpolation of the yield to maturity of the indices with maturities next longer and shorter than such remaining term to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). If Release
              H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

       - In the case of one (1) mortgage loan, representing 2.2% of the initial net mortgage pool balance, the borrower may prepay up to $10,000,000 principal amount of the mortgage loan at any time, with payment of a Yield Maintenance Charge, and after expiration of the defeasance lockout period may defease up to $10,000,000 principal amount of the mortgage loan in connection with a partial release of mortgaged real properties underlying such mortgage loan. The Yield Maintenance Charge with respect to such mortgage loan is equal to the greater of (i) 1% of the outstanding principal balance of the mortgage loan or the amount of the mortgage loan being prepaid, as applicable, or (ii) the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the mortgage loan or the allocable portion thereof relating to the amount of the mortgage loan being prepaid, as applicable, for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the mortgage loan or the amount of the mortgage loan being prepaid, as applicable, scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the mortgage loan outstanding immediately before such accepted prepayment I.E., (present value of all future payments) - (principal balance at time of acceleration). The "Index" with respect to such mortgage loan means the average yield for "treasury constant maturities" published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519), for the second full week preceding the date of acceleration of the Maturity Date for instruments having a maturity coterminous with the remaining term of the Loan. If such release is no longer published, the lender shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the mortgage loan, then the weighted average yield to maturity of the indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). In addition, the borrower may defease the mortgage loan in whole at any time after expiration of the defeasance lockout period. See "--Significant Mortgage Loans--Silver Portfolio - Kimco" below.

       - In the case of nine (9) of those mortgage loans, representing 1.1% of the initial net mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 1.0% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 1.5% of the initial loan group no. 2 balance, all of which were originated by either NCB, FSB, National Consumer Cooperative Bank or one of their affiliates, a Yield Maintenance Charge in an amount equal to the product obtained by multiplying (a) the excess of the then applicable interest rate payable over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the prepaid mortgage loan, as such yield rate is reported in THE WALL STREET JOURNAL (or a similar business publication of general circulation selected by the payee) on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee, by (b) the number of years and fraction thereof remaining between the noticed prepayment date and the maturity date, and by (c) the outstanding principal amount.

       - In the case of Parkway Tower Office and All Aboard - Santa Ana of those mortgage loans, representing 0.3% of the initial net mortgage pool balance, which mortgage loans are in loan group no. 1, representing 0.3% of the initial net loan group no. 1 balance, a Yield Maintenance Charge means the greater of (a) the sum of the present value on the date of prepayment, discounted using the Replacement Treasury Rate (as defined below) converted to a monthly equivalent yield, of the Monthly Interest Shortfalls (as defined below) for the remaining term of the mortgage loan, or (b) 1% of the unpaid principal balance of the mortgage loan immediately preceding such prepayment. For purposes of the foregoing, "Replacement Treasury Rate" means the yield calculated by linear interpolation (rounded to one-thousandth of one percent (I.E., 0.001%)) of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life (as defined below) of the mortgage loan as of the prepayment date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Replacement Treasury Rate. "Weighted Average Life" of the mortgage loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date,
              (ii) adding the results and (iii) dividing the sum by the balance remaining on the mortgage loan on the prepayment date multiplied by 12. "Monthly Interest Shortfall" will be calculated for each applicable due date following the date of prepayment and will equal 1/12 of the product of (i) the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by (ii) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate.

       Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

       However, there can be no assurance that the imposition of a Static Prepayment Premium or a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

       The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2005-C5 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

       Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

       CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

       In the case of All Aboard-Santa Ana mortgage loan, representing 0.1% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.1 % of the initial net loan group no. 1 balance, the related mortgage loan seller is aware of a potential condemnation proceeding related to a light rail network in southern California that, if various political and/or financial issues are resolved, could result in the entirety of the mortgaged property's being taken.

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       Several of the mortgage loans that we intend to include in the trust fund provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

       MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Twenty-one (21) mortgage loans that we intend to include in the trust fund, representing 11.3% of the initial net mortgage pool balance, of which 19 mortgage loans are in loan group no. 1, representing 13.6% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 1.1% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves, or a combination of both, that in each such case:

       - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions (the borrowers under certain of the mortgage loans may have satisfied one or more of the conditions for such release); and

       - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due).

See Exhibit A-1 to this prospectus supplement.

       In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

       Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $27,583,800.

       DEFEASANCE LOANS. Two hundred forty-two (242) of the mortgage loans that we intend to include in the trust fund, representing 94.6% of the initial net mortgage pool balance, of which 175 mortgage loans are in loan group no. 1, representing 94.6% of the initial net loan group no. 1 balance, and 67 mortgage loans are in loan group no. 2, representing 94.7% of the initial loan group no. 2 balance, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral.

       Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

       - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

       - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

       If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be

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calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

       In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

       None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

       Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

       LOCKBOXES. Seventy-five (75) mortgage loans that we intend to include in the trust fund, representing 56.5% of the initial net mortgage pool balance, of which 73 mortgage loans are in loan group no. 1, representing 67.0% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 10.3% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

       - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

       - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

              1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

              2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

              3.     a failure to meet a specified debt service coverage ratio;
                     or

              4. an event of default under the mortgage (in certain cases, only a monetary event of default); or

              5. certain specified events relating to the tenancy at the related mortgaged real property (I.E., termination of a major lease).

              For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

       - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

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The above-referenced 75 mortgage loans provide for the following types of lockbox accounts:

                                                                % OF INITIAL NET
                                           NUMBER OF MORTGAGE       MORTGAGE
                     TYPE OF LOCKBOX              LOANS           POOL BALANCE
                 ------------------------  ------------------  ------------------
                 Hard ..................           20                 15.0%
                 Springing .............           29                 24.9%
                 Modified ..............           26                 16.6%
                                           ------------------  ------------------
                 TOTAL .................           75                 56.5%
                                           ==================  ==================

       For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

       ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

       -      taxes and insurance,

       -      capital improvements,

       -      furniture, fixtures and equipment, and/or

       -      various other purposes.

       As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the applicable master servicer or a primary servicer pursuant to a subservicing agreement with the applicable master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

       TAX ESCROWS. In the case of 234 of the mortgage loans that we intend to include in the trust fund, representing 82.9% of the initial net mortgage pool balance, of which 170 mortgage loans are in loan group no. 1, representing 82.3% of the initial net loan group no. 1 balance, and 64 mortgage loans are in loan group no. 2, representing 85.8% of the initial loan group no. 2 balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

       If an escrow was established, the funds will be applied by the applicable master servicer to pay for taxes and assessments at the related mortgaged real property.

       In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

       INSURANCE ESCROWS. In the case of 214 of the mortgage loans that we intend to include in the trust fund, representing 72.2% of the initial net mortgage pool balance, of which 154 mortgage loans are in loan group no. 1, representing 70.8% of the initial net loan group no. 1 balance, and 60 mortgage loans are in loan group no. 2, representing 78.4% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

       If an escrow was established, the funds will be applied by the applicable master servicer to pay for insurance premiums at the related mortgaged real property.

       Under some of the other mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

       In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

       RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

       - capital replacements, repairs and furniture, fixtures and equipment, or

       -      leasing commissions and tenant improvements.

       In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

       ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

       - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

       - various items identified in the related inspection report may have been corrected.

       In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the trust fund, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

       DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

       - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

       - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

       Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

       - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

              1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-C5 certificates, or

              2. the reasonable acceptability of the transferee to the lender;

       - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

       - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

       - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

       - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

       - for residential cooperative mortgage loans, a transfer of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged real property;

       -      a transfer of ownership interests for estate planning purposes;

       - changes in ownership between existing partners and members of the related borrower;

       - transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

       - a transfer of non-controlling ownership interests in the related borrower;

       - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

       -      other transfers similar in nature to the foregoing.

       HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

       - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

              1. the outstanding principal balance of the related mortgage loan, and

              2. the full insurable replacement cost of the improvements located on the insured property;

       - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

              1. the outstanding principal balance of the related mortgage loan,

              2. the replacement cost or the full insurable value of the insured property, and

              3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the Flood Disaster Protection Act of 1978, as amended;

       - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

       - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

       In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

       -      obtain earthquake insurance, or

       - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

       With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the applicable master servicer must maintain that insurance coverage, to the extent--

       -      the trustee has an insurable interest,

       - the insurance coverage is available at commercially reasonable rates, and

       - any related servicing advance is deemed by the applicable master servicer to be recoverable from collections on the related mortgage loan.

       Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

       In addition, the applicable master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the applicable master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; PROVIDED, HOWEVER, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the applicable special servicer, with the consent of the Series 2005-C5 Directing Certificateholder, approves such determination; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2005-C5 directing certificateholder, if following any such direction of the series 2005-C5 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2005-C5 directing certificateholder would violate the Servicing Standard. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the applicable special servicer and the Series 2005-C5 Directing Certificateholder; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2005-C5 directing certificateholder, if following any such direction of the series 2005-C5 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2005-C5 directing certificateholder would violate the Servicing Standard), in accordance with the Servicing Standard, that either:

       - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

       -      such insurance is not available at any rate.

       If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

       Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

       The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

       - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

       -      towards payment of the subject mortgage loan.

       If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the applicable special servicer's election with the Series 2005-C5 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, PROVIDED that such coverage is available at commercially reasonable rates.

       Each of the master servicers and the special servicers may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by a master servicer or a special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

       -      are not paid because of the deductible clause, and

       - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

       There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

       Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002.

       We are aware that in the case of at least two (2) mortgage loans that we intend to include in the trust fund, representing 0.1% of the initial net mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

MORTGAGE POOL CHARACTERISTICS

       A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

       The 375 Park Avenue Loan will be deemed to consist of two portions: the 375 Park Avenue Pooled Portion and the 375 Park Avenue Non-Pooled Portion. The term "Mortgage Loan" does not include the 375 Park Avenue Non-Pooled Portion and the Initial Pool Balance excluded the principal balance of the 375 Park Avenue Non-Pooled Portion.

ADDITIONAL LOAN AND PROPERTY INFORMATION

       DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in November 2005, 30 days or more delinquent with respect to any monthly debt service payment.

       TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

       - Twenty-three (23) mortgaged real properties, securing 5.0% of the initial net mortgage pool balance, which mortgage loans are in loan group no. 1, representing 6.1% of the initial net loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

       - Sixty-four (64) mortgaged real properties, securing 4.4% of the initial net mortgage pool balance, which mortgage loans are in loan group no. 1, representing 5.4% of the initial net loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

       - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

       - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

       - A number of companies are Major Tenants at more than one of the mortgaged real properties.

       - Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

       - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

       - Tenant leases at some of the mortgage retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

       GROUND LEASES. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 4.3% of the initial net mortgage pool balance, which mortgage loans are in loan group no. 1, representing 5.3% of the initial net loan group no. 1 balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

       - the related ground lease, after giving effect to all extension options, expires approximately 10 years or more after the amortization term of the related mortgage loan,

       - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

       - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

       ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Residence Inn Wilmington Landfall, which represents 0.2% of the initial net mortgage pool balance, the borrower is permitted to maintain no more than $9,600,000 in subordinate debt that is secured by the related mortgaged real property. The lender under this subordinate debt has entered into a standstill and subordination agreement with respect to this subordinate debt.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Staten (Park Hill I), which underlying mortgage loan represents 0.5% of the initial net mortgage pool balance, the borrower was permitted to maintain $7,419,771 in subordinate debt that is secured by the related mortgaged real property. The lender of the subordinate debt, the U.S. Department of Housing and Urban Development, has executed a loan amendment acknowledging that such loan is subordinate to the underlying mortgage loan. In addition, the title policy provided to lender at closing insured the lien securing the underlying mortgaged property as a senior lien. Until its maturity, in April 1, 2048, the subordinate debt does not accrue interest and no payment of principal is required prior to its maturity debt.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Staten (Park Hill II), which underlying mortgage loan represents 0.5% of the initial net mortgage pool balance, the borrower was permitted to maintain $7,430,264 in subordinate debt that is secured by the related mortgaged real property. The lender of the subordinate debt, the U.S. Department of Housing and Urban Development, has executed a loan amendment acknowledging that such loan is subordinate to the underlying mortgage loan. In addition, the title policy provided to lender at closing insured the lien securing the underlying mortgaged property as a senior lien. Until its maturity, in April 1, 2048, the subordinate debt does not accrue interest and no payment of principal is required prior to its maturity debt.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Staten (St. George's), which underlying mortgage loan represents 0.4% of the initial net mortgage pool balance, the borrower was permitted to maintain $4,999,684 subordinate debt that is secured by the related mortgaged real property. The lender of the subordinate debt, the U.S. Department of Housing and Urban Development, has executed a loan amendment acknowledging that such loan is subordinate to the underlying mortgage loan. In addition, the title policy provided to lender at closing insured the lien securing the underlying mortgaged property as a senior lien. Until its maturity, in April 1, 2048, the subordinate debt does not accrue interest and no payment of principal is required prior to its maturity debt.

       Each of the CBA A-Note Mortgage Loans is secured by a mortgaged real property that also secures, on a subordinated basis, a CBA B-Note Companion Loan that is not included in the trust. The CBA A-Note Mortgage Loans collectively represent 0.3% of the initial net mortgage pool balance. See "--The CBA A/B Loan Pairs" below.

       The borrowers under 17 underlying mortgage loans, which collectively represent 2.8% of the initial net mortgage pool balance, and are all secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below

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certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to each of the underlying mortgage loans secured by residential cooperative properties, the series 2005-C5 pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related residential cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be principally used for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB, National Consumer Cooperative Bank or one of their affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

       In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Black Canyon & Red Mountain Office Buildings, which mortgage loan represents 1.4% of the initial net mortgage pool balance, a buyer, in connection with an approved purchase of the mortgaged real property, may incur additional debt secured by either (i) the related mortgaged real property or (ii) a pledge of an ownership interest in the buyer. Such additional debt must be on a subordinate basis, and requires the written approval of the holder of the related mortgage and the satisfaction of various specified conditions. Such requirements include an aggregate loan-to-value ratio of 75% or less, an aggregate debt service coverage ratio of 1.25x or more, and the subordinate lender's execution and delivery of an acceptable standstill and subordination agreement.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Residence Inn Norfolk Airport, which mortgage loan represents 0.4% of the initial net mortgage pool balance, upon the satisfaction of specified requirements, the related loan documents permit future subordinate debt secured and unsecured by the related mortgaged real property for purposes of funding major repairs, replacements or improvements to the related mortgaged real property including the computer and phone systems.

       In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Chesapeake Park Plaza, which mortgage loan represents 0.6% of the initial net mortgage pool balance, a buyer, in connection with an approved purchase of the mortgaged real property, may incur additional debt secured by either (i) the related mortgaged real property or (ii) a pledge of an ownership interest in the buyer. Such additional debt must be on a subordinate basis, and requires the written approval of the holder of the related mortgage and the satisfaction of various specified conditions. Such requirements include an aggregate loan-to-value ratio of 75% or less, an aggregate debt service coverage ratio of 1.25x or more, and the subordinate lender's execution and delivery of an acceptable standstill and subordination agreement.

       For a description of certain additional financing secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 120 Wall Street, which mortgage loan represents 2.4% of the initial net mortgage pool balance, see "--Significant Mortgage Loans--120 Wall Street--IDA Financing" below.

       MEZZANINE DEBT. In the case of 18 mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 375 Park Avenue, which underlying mortgage loan represents 9.4% of the initial net mortgage pool balance, the principals of the related borrower have incurred mezzanine debt in the total amount of $252,500,000 in mezzanine loans, secured by the ownership interests in the related borrower and various affiliates. The three (3) mezzanine loans previously held by Column Financial, Inc. have been transferred to various entities in the following manner: (a) the mezzanine A loan was transferred to LaSalle Bank National Association as custodian and participation registrar for the benefit of the following mezzanine A participation holders (i) Landesbank Hessen-Thurigen Girozentrale, (ii) LRP Landesbank Rheinland-Pfalz and (iii) AIB Debt Management Limited, (b) the mezzanine B loan was transferred to KKR Financial CDO 2005-1, LTD. and (c) the mezzanine C loan was transferred to NY-375 Park Mezz C Lender, L.L.C. The

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applicable lender of the subject underlying mortgage loan and the related holders of the mezzanine financing, entered into an intercreditor agreement which, among other things, will (a) restrict each mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the Rating Agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender) or such transfer complies with the intercreditor agreement, (b) require each mezzanine lender to obtain Rating Agency approval of the new owner of the ownership interests unless such new owner is an institutional lender and the 375 Park Avenue mortgaged property is managed by a qualified manager (which includes certain affiliates of the mezzanine lenders) and the cash management and reserves are maintained in accordance with the 375 Park Avenue mortgage loan documents, in the event of foreclosure on the pledge of the ownership interests and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lenders. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lenders will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Clearwater Creek Apartments, which underlying mortgage loan represents 1.2% of the initial net mortgage pool balance, a $2,500,000 mezzanine loan is secured by ownership interests in the borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing entered into an intercreditor agreement which, among other things, will (a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) require the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan as a result of an event of default then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Signature Park Apartments, which underlying mortgage loan represents 0.7% of the initial net mortgage pool balance, a $1,478,000 mezzanine loan is secured by ownership interests in the borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing entered into an intercreditor agreement which, among other things, will (a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) require the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan as a result of an event of default then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 743 5th Avenue, which underlying mortgage loan represents 0.6% of the initial net mortgage pool balance, a $1,200,000 mezzanine loan is secured by ownership interests in the borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing entered into an intercreditor agreement which, among other things, will (a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) require the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan as a result of an event of default then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

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       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Grande Apartments, which mortgage loan represents 0.4% of the initial net mortgage pool balance, the ownership interests in the borrower have been pledged to secure a mezzanine loan in the original principal amount of $968,227. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing entered into an intercreditor agreement which, among other things, will (a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) require the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which may include affiliates of the mezzanine lender), or the manager of the mortgaged real property meets certain criteria set forth in such intercreditor agreement, in the event of foreclosure on the pledge of the ownership interests, and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender.
Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan as a result of an event of default then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

       In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Reddington El Paso Office, which mortgage loan represents 0.1% of the initial net mortgage pool balance, the ownership interests in the borrower have been pledged to secure a mezzanine loan in the original principal amount of $217,006. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing entered into an intercreditor agreement which, among other things, will (a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) require the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which may include affiliates of the mezzanine lender), or the manager of the mortgaged real property meets certain criteria set forth in such intercreditor agreement, in the event of foreclosure on the pledge of the ownership interests, and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan as a result of an event of default then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North, which mortgage loan represents 1.2% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan PROVIDED that, among other things: (a) the principal amount of such mezzanine loan does not exceed $5,000,000; (b) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 70% or below and (c) the related mortgaged real properties satisfy a debt service coverage ratio of 1.40x or greater.

       In the case of the underlying mortgage loan secured by the mortgaged property identified on Exhibit A-1 to this prospectus supplement as Parkway Tower Office, which mortgage loan represents 0.2% of the initial net mortgage pool balance, the partners or members of the related borrower may pledge their respective ownership interest in the related borrower to secure a mezzanine loan PROVIDED that, among other things (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 80% and (b) the related mortgaged property satisfies an aggregate debt service coverage ratio of 1.20x.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as 8700 Commerce Park, which mortgage loan represents 0.1% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 85% or below and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.20x or greater.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Main Place Shopping Center, which mortgage loan represents 0.3% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 80% or below and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.25x or greater.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as 1120 Nasa, which mortgage loan represents 0.2% of the initial net mortgage pool balance,

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members of the borrower may, upon the written approval of the lender, pledge their respective ownership interests in the borrower to secure subordinate financing PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such subordinate financing does not exceed a loan-to-value ratio of 85%; (b) the debt service coverage ratio applicable to the aggregate debt of the mortgage loan and such subordinate financing is 1.20x or greater and
(c) the lender receives receipt of rating agency confirmation, if required.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Centurion, which mortgage loan represents 0.6% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 75% or below and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.25x or greater.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Mountain Village Plaza, which mortgage loan represents 0.5% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 90% or below and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.20x or greater.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Rialto Industrial Building, which mortgage loan represents 0.1% of the initial net mortgage pool balance, members of the borrower may, after the second anniversary of the cut-off date, pledge their interests therein to secure a mezzanine loan PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 65% or below and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.45x or greater.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Shoppes at North Lake, which mortgage loan represents 0.2% of the initial net mortgage pool balance, the members of the borrower may pledge their interests therein to secure a mezzanine loan PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 80% or below and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.20x or greater.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Waterways Shoppes of Weston, which mortgage loan represents 0.4% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 80% or below and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.20x or greater.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Waterways Shoppes of Weston II, which mortgage loan represents 0.4% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 80% or below and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.20x or greater.

       In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Weston Town Center, which mortgage loan represents 1.6% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 80% or below and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.20x or greater.

       UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the trust fund have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. For example, in the case of the underlying mortgage loans secured by the mortgaged properties identified as Exhibit A-1 to this prospectus supplement as 100 Grove Road, York Creek Apartments, Timber Oaks Apartments and Oakview Apartments, which mortgage loans represent 1.6% of the initial net mortgage pool balance, the related borrowers have existing unsecured subordinate debt in the amounts of $200,000, $2,052,200, $7,453,330 and $850,000, respectively, payable to an affiliate. Such debt has been subordinated to the respective mortgage loan pursuant to a subordination and standstill agreement. As an additional example, in the case of the underlying mortgage loan secured by the mortgaged property identified as Exhibit A-1 to this prospectus supplement as The Shores Apartments, which mortgage loan represents 0.6% of the initial net mortgage pool balance, the related borrower may incur no

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more than $500,000 unsecured subordinate debt, payable to an affiliate.
Additionally, in some instances, the borrower under a mortgage loan intended to be included in the trust fund is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. In general, the borrowers under the mortgage loans secured by residential cooperative properties have incurred or may incur a limited amount of unsecured indebtedness.

       NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent. In addition, the organizational documents for each borrower under an underlying mortgage loan secured by a residential cooperative property, do not require the borrower to be a special purpose entity.

       TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE 375 PARK AVENUE POOLED AND NON-POOLED PORTIONS

       The 375 Park Avenue Pooled Portion has a principal balance as of the Cut-off Date of $273,800,000 and the 375 Park Avenue Non-Pooled Portion has a principal balance as of the Cut-off Date of $36,200,000 and a Net Mortgage Rate of 5.41448895%. The holders of the Regular Certificates will be entitled to receive all amounts received in respect of the 375 Park Avenue Pooled Portion and the holders of the Class 375-A, Class 375-B and Class 375-C Certificates (collectively, the "Class 375 Certificates") will be entitled to receive all amounts received in respect of the 375 Park Avenue Non-Pooled Portion and will have certain other rights with respect to the 375 Park Avenue Loan.

       The following describes certain provisions of the Pooling and Servicing Agreement that relate to the 375 Park Avenue Pooled Portion and 375 Park Avenue Non-Pooled Portion. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the provisions of the Pooling and Servicing Agreement.

       ALLOCATION OF PAYMENTS BETWEEN THE 375 PARK AVENUE POOLED PORTION AND THE 375 PARK AVENUE NON-POOLED PORTION. Pursuant to the Pooling and Servicing Agreement, to the extent described below, the right of the holders of the Class 375 Certificates to receive payments with respect to the 375 Park Avenue Non-Pooled Portion is subordinated to the rights of the holders of the Regular Certificates to receive payments with respect to the 375 Park Avenue Pooled Portion. On or prior to each Distribution Date, amounts received during the related Due Period on the 375 Park Avenue Loan (including any amounts advanced with respect thereto, any Cure Payments received thereon and any proceeds received in connection with a sale thereof) will be applied first to payment of any related Primary Servicing Fees, Servicing Fees, Special Servicing Fees and Trustee Fees, reimbursement of expenses incurred in connection with the enforcement of any repurchase obligation against the mortgage loan seller with respect to the 375 Park Avenue Loan together with interest thereon and the reimbursement of any Advances made with respect thereto and payment of any interest on such Advances, and the remainder will be allocated:

       - first, in respect of interest accrued on the 375 Park Avenue Pooled Portion during the current interest accrual period;

       - second, in respect of accrued and unpaid interest on the 375 Park Avenue Pooled Portion from prior interest accrual periods;

                                      S-95
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       -      third, to the 375 Park Avenue Pooled Portion (A) prior to an event of default under the 375 Park Avenue Loan and so long as the 375 Park Avenue Loan is not a specially serviced mortgage loan as a result of any event of default, its PRO RATA share of the 375 Park Avenue Principal Distribution Amount; (B) during the continuation of an event of default under the 375 Park Avenue Loan or if the 375 Park Avenue Loan becomes a specially serviced mortgage loan as a result of any event of default and prior to a final recovery determination with respect thereto, the 375 Park Avenue Principal Distribution Amount and (C) with respect to the distribution date following a final recovery determination, an amount up to the entire principal balance of the 375 Park Avenue Pooled Portion, in each case, until the principal balance of the 375 Park Avenue Pooled Portion has been reduced to zero;

       - fourth, to reimburse the 375 Park Avenue Pooled Portion for any prior 375 Park Avenue Collateral Support Deficit previously allocated thereto;

       - fifth, in respect of interest accrued on the 375 Park Avenue Non-Pooled Portion, which will be allocated among the 375 Park Avenue Certificates as described under "--Priority of Distributions" below, during the current interest accrual period;

       - sixth, in respect of accrued and unpaid interest on the 375 Park Avenue Non-Pooled Portion, which will be allocated among the 375 Park Avenue Certificates as described under "--Priority of Distributions" below, from prior interest accrual periods;

       - seventh, to the 375 Park Avenue Non-Pooled Portion (A) prior to an event of default under the 375 Park Avenue Loan and so long as the 375 Park Avenue Loan is not a specially serviced mortgage loan as a result of any event of default, its PRO rata share of the 375 Park Avenue Principal Distribution Amount, which will be allocated among the 375 Park Avenue Certificates as described under "--Priority of Distributions" below, (B) during the continuation of an event of default under the 375 Park Avenue Loan or if the 375 Park Avenue Loan becomes a specially serviced mortgage loan as a result of any event of default any remaining amounts of the 375 Park Avenue Principal Distribution Amount after application of such amounts to the 375 Park Avenue Pooled Portion pursuant to clause (B) in paragraph third above, which will be allocated among the 375 Park Avenue Certificates as described under "--Priority of Distributions" below and (C) with respect to the distribution date following a final recovery determination, an amount up to the entire principal balance of the 375 Park Avenue Non-Pooled Portion after the application of the 375 Park Avenue Principal Distribution Amount to the 375 Park Avenue Pooled Portion pursuant to clause (C) in paragraph third above, in each case, until the principal balance of the 375 Park Avenue Non-Pooled Portion has been reduced to zero, which will be allocated among the 375 Park Avenue Certificates as described under "--Priority of Distributions" below;

       - eighth, to reimburse the 375 Park Avenue Non-Pooled Portion in the amount of any prior 375 Park Avenue Collateral Support Deficits previously allocated to the Class 375-A, Class 375-B or Class 375-C Certificates;

       - ninth, any Prepayment Premium or Yield Maintenance Charge in connection with a prepayment of the 375 Park Avenue Loan will be paid to the 375 Park Avenue Pooled Portion and the 375 Park Avenue Non-Pooled Portion on a PRO RATA basis (based on the amount of such prepayment allocated to reduce the Stated Principal Balances of the 375 Park Avenue Pooled Portion and the 375 Park Avenue Non-Pooled Portion); and

       - tenth, to reimburse the Directing Certificateholder of the Class 375 Certificates for any unreimbursed Cure Payments previously made.

       CONSULTATION RIGHTS OF HOLDERS OF CLASS 375 CERTIFICATES. The Special Servicer is required to consult with a holder of the Class 375-C Certificates appointed by the holders of more than 50% of the Class 375-C Certificates (or, following reduction of the Class 375-C Certificates to less than 25% of their original balance due to the application of losses or appraisal reduction amounts, a holder of the Class 375-B Certificates appointed by the holders of more than 50% of the Class 375-B Certificates, or, following reduction of the Class 375-B Certificates to less than 25% of their original balance due to the application of losses or appraisal reduction amounts, a holder of the Class 375-A Certificates appointed by the holders of more than 50% of the Class 375-A Certificates, PROVIDED that no such holder shall have the following rights if the collective balance of the Class 375 Certificates is reduced to less than 25% of the original balance due to the application of losses or appraisal reduction amounts) (in each such case, the "Class 375 Directing Certificateholder") prior to the taking by

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the Special Servicer of the following actions (but may, in its sole discretion, reject any advice or direction of the Class 375 Directing Certificateholder)--

       - any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) of the ownership of the property securing the Specially Serviced Mortgage Loan as come into and continue in default;

       - any modification of a monetary term or a material non-monetary term (including any material term related to insurance coverage) other than an extension of the original maturity date for two years or less of the 375 Park Avenue Loan;

       - any proposed sale of the defaulted 375 Park Avenue Loan or REO Property (other than in connection with the termination of the trust as described under "The Pooling and Servicing
              Agreement--Optional Termination" in this Prospectus Supplement) for less than the applicable Purchase Price;

       -      any acceptance of a discounted payoff;

       - any determination to bring the Mortgaged Property securing the 375 Park Avenue Loan into compliance with applicable environmental laws;

       - any release of collateral for the 375 Park Avenue Loan (other than in accordance with the terms of, or upon satisfaction of, the 375 Park Avenue Loan);

       - any acceptance of substitute or additional collateral for the 375 Park Avenue Loan (other than in accordance with the terms of the 375 Park Avenue Loan);

       -      any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

       - any acceptance of an assumption agreement releasing the related borrower from liability under the 375 Park Avenue Loan;

       -      any acceptance of a change in the property management company;

       - any determination by the Master Servicer that a Servicing Transfer Event which is based on an imminent default has occurred with respect to the 375 Park Avenue Loan;

       - any extension by the Master Servicer of the maturity date of the 375 Park Avenue Loan when it is not a Specially Serviced Mortgage Loan;

       - any extension by the Special Servicer of the maturity date of the 375 Park Avenue Loan when it is not a Specially Serviced Mortgage Loan;

       - the adoption or approval of a plan of bankruptcy or reorganization with respect to the 375 Park Avenue Borrower; and

       - approval of any material capital expenditure that requires the approval of the lender under the Mortgage Loan Documents.

       However, if no Class 375 Certificate has a total principal balance (net of any allocations of amortization to such class and any appraisal reduction amounts on the 375 Park Avenue Loan allocable to such class) at least equal to 25% of the total initial principal balance of that class, the controlling class with respect to the 375 Park Avenue Loan will be the holders of the most subordinate class of series 2005-C5 certificates.

       The Special Servicer is required to provide all information which the Special Servicer considers to be material (in its sole discretion) in connection with evaluating such action to the Class 375 Directing Certificateholder, who will then have ten days (to the extent such period does not delay the Special Servicer from taking any action that is in the best interests of the Certificateholders to take prior to the expiration of such period) within which to respond after notice of any proposed action; PROVIDED that if the Class 375 Directing Certificateholder has not responded within such period, it will be deemed to have approved such action. Notwithstanding the foregoing, the Special Servicer is under no obligation to comply with any advice or consultation provided by the Class 375 Directing Certificateholder and nothing contemplated by the foregoing may require

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or cause the Special Servicer to (i) violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) violate the provisions of the series 2005-C5 pooling and servicing agreement relating to the status of the REMICs formed thereunder and related tax effects, (iv) violate any other provisions of the Pooling and Servicing Agreement, (v) require or cause the Special Servicer to violate the terms of the 375 Park Avenue Loan, (vi) expose the Servicer, the Special Servicer, the Depositor, the related mortgage loan seller, the Trust Fund, the Trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of the Servicer's or Special Servicer's responsibilities under the Pooling and Servicing Agreement; and the Special Servicer will neither follow any such direction if given by the Class 375 Directing Certificateholder nor initiate any such actions.

       RIGHT TO PURCHASE THE 375 PARK AVENUE LOAN. Pursuant to the Pooling and Servicing Agreement, the Class 375 Directing Certificateholder will have the right, by written notice to the Master Servicer and Special Servicer delivered
(i) during any Cure Period for which the Class 375 Directing Certificateholder is entitled to make a Cure Payment or (ii) at any time the 375 Park Avenue Loan is a Specially Serviced Mortgage Loan, PROVIDED, in either case, the 375 Park Avenue Loan is in default or default with respect thereto is reasonably foreseeable, to purchase the 375 Park Avenue Loan in whole but not in part at the Purchase Price. Upon the delivery of such notice to the Master Servicer and Special Servicer, the Master Servicer or Special Servicer, as applicable, is required to cause the Trust Fund to sell (and the Class 375 Directing Certificateholder is required to purchase) the 375 Park Avenue Loan at the Purchase Price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the Master Servicer or Special Servicer, as applicable. The Purchase Price will be calculated by the Master Servicer or Special Servicer, as applicable, three business days prior to the required purchase date and will, absent manifest error, be binding upon the Class 375 Directing Certificateholder. The right of the Class 375 Directing Certificateholder to purchase the 375 Park Avenue Loan under clause (i) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Cure Period. The right of the Class 375 Directing Certificateholder to purchase the 375 Park Avenue Loan under clause (ii) of the first sentence of this paragraph will automatically terminate upon (a) three business days after delivery of notification by the Special Servicer to the Class 375 Directing Certificateholder of the Special Servicer's intention to sell the 375 Park Avenue Loan (if it is a Specially Serviced Mortgage Loan) or the related Mortgaged Property or (b) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property. The Class 375 Certificateholders will be entitled to receive a distribution in respect of the portion of such Purchase Price attributable to the 375 Park Avenue Non-Pooled Portion in accordance with provisions under "--Allocation of Payments between the 375 Park Avenue Pooled Portion and the 375 Park Avenue Non-Pooled Portion" above.

       CURE RIGHTS OF THE CLASS 375 CERTIFICATEHOLDERS. The Master Servicer or the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to deliver to the Class 375 Directing Certificateholder notice of any monetary or, to the extent the Master Servicer or Special Servicer, as applicable, is aware, of any non-monetary default with respect to the 375 Park Avenue Loan. Upon receipt of such notice, the Class 375 Directing Certificateholder will have the right to cure defaults with respect to the 375 Park Avenue Loan within five (5) business days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default (the "Cure Period"); PROVIDED, HOWEVER, that no single Cure Event can continue for a period of more than 90 consecutive days. The Class 375 Directing Certificateholder's rights to cure monetary defaults and non-monetary defaults shall be limited to a total of four Cure Events over the life of the 375 Park Avenue Loan. In the event that the Class 375 Directing Certificateholder elects to cure a default that can be cured by making a Cure Payment, the Class 375 Directing Certificateholder is required to make such Cure Payment to the Master Servicer. The Master Servicer is required to apply such funds to reimburse itself for any Advances, together with interest thereon, made in respect of the default so cured and any related Trust Fund expenses. The right of the Class 375 Directing Certificateholder to reimbursement of any Cure Payment (including the reimbursement of a previous Advance made by the Master Servicer or the Trustee) will be subordinate to the payment of all other amounts due with respect to the 375 Park Avenue Loan.

       MODIFICATIONS OF THE 375 PARK AVENUE LOAN. Subject to the foregoing and the other terms and conditions of the Pooling and Servicing Agreement, if the Master Servicer or Special Servicer, as applicable, in connection with a workout or proposed workout of the 375 Park Avenue Loan, modifies the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such Mortgage Loan, all payments to the 375 Park Avenue Pooled Portion will be made as though such workout did not occur, with the payment terms of the 375 Park Avenue Pooled Portion remaining the same as they are on the closing date, and the 375 Park Avenue Non-Pooled Portion will bear the full economic effect of all waivers, reductions or deferrals of amounts due on such Mortgage Loan attributable to such workout. To the extent that any of the modifications described in the preceding sentence exceed the amounts payable to the Holders of the Class 375 Certificates, any additional shortfalls or losses shall be borne by the Regular Certificates.

       Prior to entering into any modification of the 375 Park Avenue Loan that would have any of the effects described in clauses (i) through (iii) of the preceding paragraph, the Master Servicer or Special Servicer, as applicable, is required to

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provide the Class 375 Directing Certificateholder with notice thereof and with all information that the Master Servicer or Special Servicer, as applicable, considers material (in its sole discretion), but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class 375 Directing Certificateholder will have the right to purchase the 375 Park Avenue Loan at a price equal to the Purchase Price therefor by delivering notice to the Master Servicer or Special Servicer, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. In the event that it elects to exercise such purchase option, the Class 375 Directing Certificateholder is required to deliver such Purchase Price to the Trustee within three business days of its exercise of such purchase option.

THE CBA A/B LOAN PAIRS

       GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 0.3% of the initial net mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Spring Creek Apartments - Senior and Northside Square, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the trust fund. The related CBA B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

       Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. The Spring Creek Apartments - Senior CBA B-Note Companion Loan and Northside Square have an interest rate of 12.9500% and 12.7500% per annum, respectively, and each has the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

       The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the applicable master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The applicable master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The applicable master servicer will collect payments with respect to each CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

       ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, an "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the applicable master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and

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during such a CBA A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges, Static Prepayment Premiums and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

       If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

       SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the series 2005-C5 pooling and servicing agreement. The applicable master servicer and/or applicable special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the series 2005-C5 pooling and servicing agreement will require the applicable master servicer and the applicable special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2005-C5 pooling and servicing agreement.

       The applicable master servicer and the applicable special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

       So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the applicable master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the applicable master servicer or the applicable special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

       ADVANCES. Neither the applicable master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The applicable master servicer, the applicable special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

       MODIFICATIONS. The ability of the applicable master servicer or the applicable special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; PROVIDED that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase,

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renewal, replacement, consolidation, supplement or waiver of such CBA B-Note
Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

       PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the applicable master servicer or applicable special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2005-C5 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

       GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

       ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for 44 mortgaged real properties, securing 2.7% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in October 2005, except in the case of four (4) mortgaged real properties as to which the assessment was prepared within an 28-month period ending in October 2005. In the case of 292 mortgaged real properties, securing 97.3% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of 44 mortgaged real properties, securing 2.7% of the initial net mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

       In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

       If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

       - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

       - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

       - those conditions were remediated or abated prior to the closing date;

       - a letter was obtained from the applicable regulatory authority stating that no further action was required;

       - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

       - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental condition;

       - in those cases in which it is known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

              1. that condition is not known to have affected the mortgaged real property, or

              2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation or provided an indemnity or guaranty to the borrower or the mortgagee/lender; or

              3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

       - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

See "--Significant Mortgage Loans--Frenchman's Reef & Morning Star" herein.

       In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

       - the establishment of an operation and maintenance plan to address the issue, or

       - in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation or removal program or a long-term testing program.

       In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

       In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

       In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

       1.     to carry out the specific remedial measures prior to closing;

       2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

       3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

       Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

       The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

       -      us,

       - any of the other parties to the series 2005-C5 pooling and servicing agreement,

       -      any of the mortgage loan sellers,

       -      any of the underwriters, or

       -      the affiliates of any of these parties.

       There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

       In the case of 44 mortgaged real properties, securing 2.7% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 44 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 44 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

       In some cases, the originator of the related mortgage loan--

       - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

       - required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

       See    "--Underwriting Matters--Environmental Insurance" below.

       The series 2005-C5 pooling and servicing agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2005-C5 pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

       ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

       1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

       2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

       3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, PROVIDED that those conditions were reported to the government in accordance with applicable law.

       Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

       The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurers under those policies are Zurich and AIG or one of their member companies. Zurich currently has an "A" rating by A.M. Best. AIG currently has an "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best.

       PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected during the 28-month period ending in October 2005 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Three hundred thirty-one (331) of those mortgaged real properties, securing 99.4% of the initial net mortgage pool balance, of which 256 mortgage loans are in loan group no. 1, representing 99.5% of the initial net loan group no. 1 balance, and 75 mortgage loans are in loan group no. 2, representing 98.9% of the initial loan group no. 2 balance, were inspected during the 12-month period ending in October 2005.

       The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

       APPRAISALS AND MARKET STUDIES. In the case of 329 mortgaged real properties, securing 97.9% of the initial net mortgage pool balance, of which 254 mortgaged real properties secure mortgage loans which are in loan group no. 1, representing 97.6% of the initial net loan group no. 1 balance, and 75 mortgaged real properties secure mortgage loans which are in loan group no. 2, representing 98.9% of the initial loan group no. 2 balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in October 2005, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

       Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

       In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

       -      buyer and seller are motivated;

       - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

       - a reasonable time is allowed to show the property in the open market;

       - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

       - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

       Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

       Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

       IN THE CASE OF ANY UNDERLYING MORTGAGE LOAN, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

       ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

       - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

       - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

       - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

              1.     to satisfy the entire subject mortgage loan, or

              2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case. Furthermore, in light of the relatively low loan-to-value ratios for the underlying mortgage loans secured by residential cooperative properties, the related originator generally did not conduct such an analysis with respect to those loans.

       SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

       - all third-party reports made on the related mortgaged real property are abbreviated; and

       - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

       In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Fifty-seven (57) of the underlying mortgage loans, representing 4.5% of the initial net mortgage pool balance, of which 34 mortgage loans are in loan group no. 1, representing 3.0% of the initial net loan group no. 1 balance, and 23 mortgage loans are in loan group no. 2, representing 10.9% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

       Set forth below are summary discussions of the ten (10) largest mortgage loans, that we intend to include in the trust fund.

                                 375 PARK AVENUE

                                LOAN INFORMATION

375 PARK AVENUE LOAN:               $310,000,000

 375 PARK AVENUE POOLED
  PORTION:                          $273,800,000(1)

 375 PARK AVENUE NON-POOLED
  PORTION:                          $36,200,000(1)

CUT-OFF DATE PRINCIPAL BALANCE(2):  $273,800,000

FIRST PAYMENT DATE:                 September 11, 2005

MORTGAGE INTEREST RATE:             4.7443% per annum(1) (3)

AMORTIZATION TERM:                  360 months(4)

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      August 11, 2015

MATURITY BALANCE:                   $246,234,825

BORROWER:                           375 Park Avenue L.P.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance through and including the
                                    date that is four months prior to the
                                    Maturity Date.

LOAN PER SQUARE FOOT:               $346(2)(5)

UP-FRONT RESERVES:                  TI/LC Reserve:             $ 17,481,093(6)

                                    Rent Abatement Reserve:       6,760,525(7)

ONGOING RESERVES:                   Tax and Insurance Reserve:          Yes

    (MONTHLY)                       Replacement Reserve:       $     13,383

                                    TI/LC Reserve:             $    100,375

LOCKBOX:                            Springing

MEZZANINE:                          Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  CBD

LOCATION:                           New York, NY

YEAR BUILT/RENOVATED:               1958/1993

SQUARE FEET:                        791,993

OCCUPANCY AT U/W(9):                95%

OWNERSHIP INTEREST:                 Fee

                                                     % OF         LEASE
MAJOR TENANT(S)                          NRSF     TOTAL NRSF    EXPIRATION
---------------                          ----     ----------    ----------
Wachovia Bank                           175,746         22.2%    2/28/2021

Classic Rest Corp. (DBA Four Seasons)    29,476          3.7%    7/31/2016

Central Parking Systems Inc.             27,315          3.4%   10/31/2007

PROPERTY MANAGEMENT:                RFR Realty LLC

                                          12/31/2004     5/31/2005         U/W
                                          ----------     ---------         ---
NET OPERATING INCOME:                    $ 21,672,248   $ 20,832,201   $ 36,221,568

NET CASH FLOW:                                                         $ 35,033,578

DSCR(5):                                                                       2.14x

APPRAISED VALUE:                         $705,000,000

APPRAISAL DATE:                          July 15, 2005

CUT-OFF DATE LTV RATIO(2)(3)(5):         38.8%

MATURITY/ARD LTV RATIO(5):               34.9%

(1) The 375 Park Avenue Loan is, for purposes of allocating payments on the series 2005-C5 certificates, deemed to be comprised of two components; (a) the 375 Park Avenue Pooled Portion, with a cut-off date principal balance of $273,800,000 and an initial mortgage interest rate of 4.744258823959090% per annum; and (b) the 375 Park Avenue Non-Pooled Portion, with a cut-off date principal balance of $36,200,000 and an initial mortgage interest rate of 5.435308950276240% per annum. The 375 Park Avenue Non-Pooled Portion is subordinate to the 375 Park Avenue Pooled Portion as described herein. Unless otherwise stated, calculations presented herein are based on the 375 Park Avenue Pooled Portion.
(2)  Based on November 2005 Cut-off Date.
(3) The amortization of the 375 Park Avenue Pooled Portion and the 375 Park Avenue Non-Pooled Portion is based on the interest rate of the entire 375 Park Avenue Total Loan or 5.76250%. The interest portion of the monthly payment is based on the interest rate presented above as further described herein.
(4)  The 375 Park Avenue Loan has an interest-only period of 36 months.
(5) Based on the 375 Park Avenue Pooled Portion. The aggregate cut-off date LTV ratio for the 375 Park Avenue Pooled Portion and 375 Park Avenue Non-Pooled Portion is 44.0%. The aggregate maturity/ARD LTV ratio for the 375 Park Avenue Pooled Portion and 375 Park Avenue Non-Pooled Portion is 39.5%. The U/W DSCR for the 375 Park Avenue Pooled Portion and 375 Park Avenue Non-Pooled Portion is 1.86x.
(6) The TI/LC reserve was established at closing in the amount of $17,481,093 to fund tenant improvements and leasing commissions.
(7) The rent abatement reserve was established at closing in the amount of $6,760,525 to fund free rent period of a tenant or rent abatement period, if any.
(8) The principals of the related borrower have incurred mezzanine debt in the total amount of $252,500,000, secured by the ownership interests in the related borrower and various affiliates. The three (3) mezzanine loans previously held by Column Financial, Inc. have been transferred to various entities in the following manner: (a) the mezzanine A loan was transferred to LaSalle Bank National Association as custodian and participation registrar for the benefit of the following mezzanine A participation holders (i) Landesbank Hessen-Thurigen Girozentrale, (ii) LRP Landesbank Rheinland-Pfalz and (iii) AIB Debt Management Limited, (b) the mezzanine B loan was transferred to KKR Financial CDO 2005-1, LTD. and (c) the mezzanine C loan was transferred to NY-375 Park Mezz C Lender, L.L.C.
(9)  Occupancy is based on the July 1, 2005 rent roll.

       THE LOAN. The largest loan was originated on August 10, 2005. The 375 Park Avenue Loan is secured by two first priority mortgages, one in the amount of $300,000,000 and the other in the amount of $10,000,000, encumbering an office building located in New York, New York.

       THE BORROWER. The borrower under the 375 Park Avenue Loan is 375 Park Avenue L.P. The borrower is a single purpose limited partnership organized under the laws of the State of Delaware. The sponsors, Michael Fuchs and Aby J. Rosen own and manage over 5 million square feet of office space in more than 20 Properties, plus 2,500 luxury residential apartments in New York City.

       THE 375 PARK AVENUE PROPERTY. The 375 Park Avenue Property is an office building, located in New York, New York. The office building was originally built in 1958 and contains 791,993 net rentable square feet.

       PROPERTY MANAGEMENT. The 375 Park Avenue Property is managed by RFR Realty LLC, a New York limited liability company. The management agreement generally provides for a management fee of 2.25% of revenues per annum, which is subordinated to the 375 Park Avenue Loan. The management of the 375 Park Avenue Property will be performed by either RFR Realty LLC, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 375 Park Avenue Property, PROVIDED that the borrower will obtain prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 375 Park Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 375 Park Avenue Loan. RFR Realty LLC manages 13 Class A buildings in Manhattan. RFR Realty LLC is headquartered in New York, New York.

       CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within two business days of receipt directly into a lockbox account under the control of the lender. Prior to the occurrence of an event of default, the borrower shall have access to the lockbox account. Following an event of default, the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the 375 Park Avenue Loan will be made. Unless and until an event of default is in effect under the 375 Park Avenue Loan, the borrower will have access to the remaining funds after all such required payments are made.

       OTHER FINANCING. Contemporaneously with entering into the 375 Park Avenue Loan, the principals of the related borrower have incurred mezzanine debt in the total amount of $252,500,000 in mezzanine loans, secured by the ownership interests in the related borrower and various affiliates. The three (3) mezzanine loans previously held by Column Financial, Inc. have been transferred to various entities in the following manner: (a) the mezzanine A loan was transferred to LaSalle Bank National Association as custodian and participation registrar for the benefit of the following mezzanine A participation holders (i) Landesbank Hessen-Thurigen Girozentrale, (ii) LRP Landesbank Rheinland-Pfalz and
(iii) AIB Debt Management Limited, (b) the mezzanine B loan was transferred to KKR Financial CDO 2005-1, LTD. and (c) the mezzanine C loan was transferred to NY-375 Park Mezz C Lender, L.L.C.

                              ST. JOHNS TOWN CENTER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $170,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $170,000,000

FIRST PAYMENT DATE:                 May 11, 2005

MORTGAGE INTEREST RATE:             5.0590% per annum

AMORTIZATION TERM:                  360 months (2)

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      March 11, 2015

MATURITY BALANCE:                   $157,158,747

BORROWER:                           Shops at St. Johns, LLC

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance through and including the
                                    date that is seven months prior to the
                                    Maturity Date.

LOAN PER SQUARE FOOT:               $274(1)

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   Tax and Insurance Reserve:   Yes(3)

    (MONTHLY)                       Replacement Reserve:         Yes(4)

LOCKBOX:                            Hard

MEZZANINE:                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Anchored

LOCATION:                           Jacksonville, FL

YEAR BUILT/RENOVATED:               2005/N/A

SQUARE FEET:                        621,291

OCCUPANCY AT U/W(5):                100%

OWNERSHIP INTEREST:                 Fee (6)

MAJOR TENANT(S)                NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------                ----    ---------------   ----------------
Dicks Sporting Goods          66,000        10.6%             1/31/2021

Jo Ann's                      35,000         5.6%             1/31/2016

Ross Dress For Less           30,187         4.9%             1/31/2016

PROPERTY MANAGEMENT:                Simon Management Associates, LLC

                                        N/A         7/31/2005        U/W
                                        ---         ---------        ---
NET OPERATING INCOME:                             $  4,573,100   $ 13,873,996

NET CASH FLOW:                                                   $ 13,402,737

DSCR:                                                                    1.22x

APPRAISED VALUE:                    $218,900,000

APPRAISAL DATE:                     February 23, 2005

CUT-OFF DATE LTV RATIO(1):          77.7%

MATURITY/ARD LTV RATIO:             71.8%

(1)  Based on November 2005 Cut-off Date.
(2)  The St. Johns Town Center Loan has an interest-only period of 60 months.
(3) From and after the occurrence and during the continuance of a NOI Trigger Event (as defined below), the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates, (b) pay insurance premiums prior to the expiration of the related policies and (c) if at such time borrower does not have a blanket insurance policy providing the coverages required by the loan documents. "NOI Trigger Event" means that the net operating income for the trailing four calendar quarters as of the end of two consecutive calendar quarters after March 31, 2006 shall have decreased to less than $12,114,000. A NOI Trigger Event resulting from net operating income being less than $12,114,000 will terminate if, for the trailing four calendar quarters as of the end of two consecutive calendar quarters, the net operating income equals or exceeds $12,114,000.
(4) From and after the occurrence and during the continuance of a NOI Trigger Event, the borrower is required to deposit $7,771 per month into a replacement reserve to fund ongoing repairs and replacements, subject to a $46,629 cap.
(5)  Occupancy is based on the September 2, 2005 rent roll.
(6)  Leasehold estate and mortgage on fee interest given by borrower's parent.

       THE LOAN. The second largest loan was originated on March 21, 2005. The St. Johns Town Center Loan is secured by borrower's first priority leasehold interest in the St. Johns Town Center Property. Additionally, the parent of the borrower, as the ground lessor, has granted lender a first priority mortgage on its fee interest in the St. Johns Town Center Property.

       THE BORROWER. The borrower under the St. Johns Town Center Loan is Shops at St. Johns, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The sponsor, Simon Property Group, L.P., is a Delaware corporation and owns and manages 296 properties in 40 states plus Puerto Rico.

       THE ST. JOHNS TOWN CENTER PROPERTY. The St. Johns Town Center Property consists of the St. Johns Town Center located in Jacksonville, Florida. The St. Johns Town Center Property was opened in March 2005. The St. John's Town Center Property is a retail shopping mall. Anchors include: Dicks Sporting Goods, Jo Ann's (women's clothing and apparel), Barnes & Noble Booksellers, Inc., DSW Shoe Outlet, Ross Dress for Less and Staples The Office Superstore East, Inc.

       PROPERTY MANAGEMENT. The St. Johns Town Center Property is managed by Simon Management Associates, LLC, which is an affiliate of Simon Property Group, Inc. The management agreement generally provides for a management fee of 2% of revenues per annum, which is subordinated to the St. Johns Town Center Loan. The lender under the St. Johns Town Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the St. Johns Town Center Loan. Simon Management Associates, LLC, manages retail properties and is headquartered in Indianapolis, Indiana.

       CASH MANAGEMENT/LOCKBOX. The borrower under the St. Johns Town Center Loan must cause all rents to be deposited directly into a lockbox account under the control of the lender. So long as a Lockbox Event does not exist, all funds will be transferred each business day to an account controlled by the borrower. "Lockbox Event" means (a) an event of default or (b) a NOI Trigger Event and ending at such time as the borrower has (a) cured the event of default or (b) NOI Trigger Termination Event.

                                DEL MONTE CENTER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $82,300,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                         $82,300,000

FIRST PAYMENT DATE:                 August 8, 2005

MORTGAGE INTEREST RATE:             4.9256% per annum

AMORTIZATION TERM:                  N/A(2)

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      July 8, 2015

MATURITY BALANCE:                   $82,300,000

BORROWER:                           Del Monte - POH, LLC
                                    Del Monte - DMSJH, LLC
                                    Del Monte - KMBC, LLC, and
                                    Del Monte - DMCH, LLC

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance through and including
                                    the date that is six months prior to the Maturity Date.

LOAN PER SQUARE FOOT:               $121(1)

UP-FRONT RESERVES:                  Engineering Reserve:       $ 100,000(3)

ONGOING RESERVES:                   Tax and Insurance Reserve:       Yes(4)

    (MONTHLY)                       Replacement Reserve:             Yes(5)

LOCKBOX:                            Hard

MEZZANINE:                          None

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Anchored

LOCATION:                           Monterey, CA

YEAR BUILT/RENOVATED:               1967/2004

SQUARE FEET:                        677,376

OCCUPANCY AT U/W(6):                98%

OWNERSHIP INTEREST:                 Fee

MAJOR TENANT(S)           NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------           ----    ---------------   ----------------
Macy's                  237,150         35.0%           7/31/2018

Mervyn's(7)              82,600         12.2%           7/31/2010

Century Theatres         45,014          6.6%          12/31/2024

PROPERTY MANAGEMENT:                American Assets, Inc.

                                    12/31/2004     4/30/2005         U/W
                                   ------------   ------------   ------------
NET OPERATING INCOME:              $  6,890,494   $  7,508,870   $  7,526,110

NET CASH FLOW:                                                   $  7,070,323

DSCR:                                                                    1.72x

APPRAISED VALUE:                    $114,000,000

APPRAISAL DATE:                     May 16, 2005

CUT-OFF DATE LTV RATIO(1):                 72.2%

MATURITY/ARD LTV RATIO:                    72.2%

(1)  Based on November 2005 Cut-off Date.
(2)  The Del Monte Center Loan is interest-only for the entire term.
(3) The replacement reserve was established at closing in the amount of $100,000 to fund ongoing repairs and replacements at the property.
(4) The borrower is required to make monthly payments into a tax reserve to accumulate funds necessary to pay all taxes prior to their respective due dates. The borrower's obligation to make monthly payments into an insurance reserve are waived PROVIDED (i) no event of default has occurred and is continuing, (ii) all insurance premiums are paid by no later than 10 days prior to delinquency and (iii) lender is provided evidence of payment by no later than one (1) day prior to delinquency.
(5) The borrower is required to deposit 1/12 of amount drawn per month into a replacement reserve to fund ongoing repairs and replacements, PROVIDED that the borrower will not required to make any payments into the replacement reserve if the balance of the reserve equals or exceeds $100,000.
(6)  Occupancy is based on May 1, 2005 rent roll.
(7) The portion of the Del Monte Center Property leased by Mervyn's is subject to ground lease.

       THE LOAN. The third largest loan was originated on June 30, 2005. The Del Monte Center Loan is secured by a first priority mortgage encumbering a regional mall in Monterey, California.

       THE BORROWER. The borrowers under the Del Monte Center Loan are (i) Del Monte - POH, LLC, (ii) Del Monte - DMSJH, LLC, (iii) Del Monte - KMBC, LLC, and
(iv) Del Monte - DMCH, LLC, owning the Property as tenants in common. Each borrower is a limited liability company organized under the laws of the State of Delaware. The borrowers acquired the Del Monte Center Property as part of a "reverse" exchange permitted under Section 1031 of the United States Internal Revenue Code. The requirements of such reverse exchange necessitated an allocation of the Del Monte Center debt among each of the Del Monte Center borrowers for federal income tax purposes. As such, at closing, each borrower executed one of the four promissory notes. Although each borrower is severally liable for its payment of debt service under each of its respective notes, each note is cross-collateralized (I.E., secured by the same deed of trust) and cross-defaulted with each other note and each other Del Monte Center Loan Document. Each borrower executed each other Del Monte Center Loan Document (including the deed of trust) and is jointly and severally liable under each other's Del Monte Center Loan Document. The Del Monte Center Loan Documents provide that (i) any payments made by any borrower under any Del Monte Center Loan Documents (other than the notes) or any advances made by the lender under the Del Monte Center Loan Documents are deemed to be made by (or on behalf of) each borrower in proportion to its PRO RATA share of the Del Monte Center debt,
(ii) any underpayment of debt service by any borrower (even if the other borrower pays the full amount of debt service due under its note) is, at the lender's option, an event of default under all notes and all other Del Monte Center Loan Documents, (iii) any overpayment of debt service by any borrower on account of any note other than its respective note (a) is, at the lender's option, an event of default under the Del Monte Center Loan, and (b) may be rejected by the lender or held by the lender in a suspense account and applied to the Del Monte Center debt pursuant to the terms of the Del Monte Center Loan Documents, and (iv) after an event of default under the Del Monte Center Loan, any sums then held by the lender may be applied to the Del Monte Center debt in such order as may be determined by the lender. The sponsor, American Assets, Inc., is a California corporation.

       THE DEL MONTE CENTER PROPERTY. The Del Monte Center Property consists of the Del Monte Center located in Monterey, California. The Del Monte Center Property is a regional mall. The Del Monte Center Property contains approximately 677,376 rentable square feet. Anchors include Macy's, Mervyn's (ground lease), and a 13-screen Century Theatres. The Property also features an adjacent neighborhood component anchored by Whole Foods Market, Petco Animal Supplies and Rite Aid.

       PROPERTY MANAGEMENT. The Del Monte Center Property is managed by American Assets, Inc. The management agreement generally provides for a management fee of 3% of revenues per annum, which is subordinated to the Del Monte Center Loan. The lender under the Del Monte Center Loan has the right to require termination of the management agreement upon certain events including bankruptcy of the manager, the occurrence and continuation of an event of default under the Del Monte Center Loan or a material default has occurred and is continuing under the management agreement. Any substitute manager must be either (i) a pre-approved party or (ii) in the reasonable judgment of the lender, be a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Del Monte Center Property, and the borrower is required to obtain a prior written confirmation from the Rating Agencies that such substitution will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. American Assets, Inc. manages approximately 3.1 million square feet of retail, 1.5 million square feet of office and over 1,000 residential apartment units in California, Nevada, Texas and Hawaii. American Assets, Inc. is headquartered in San Diego, California.

       CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited directly into a lockbox account under the control of the lender. Prior to the occurrence of a Trigger Event, the rents will be transferred once every business day to an account maintained by the borrower. During the occurrence of a Trigger Event, the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Del Monte Center Loan will be made. A "Trigger Event" means (i) a default under the Del Monte Center Loan,
(ii) bankruptcy of the borrower, or (iii) a DSCR less than 1.15x.

       DEL MONTE CENTER TIC STRUCTURE. The borrowers are tenants-in-common, each owning an undivided interest in the Del Monte Center Property pursuant to a tenancy in common agreement (the "Del Monte Center TIC Agreement"). Each borrower is a single purpose, bankruptcy remote entity. Each borrower is owned by the same ultimate sponsorship and has the same address for notices. The Del Monte Center Loan Documents prohibit the addition of more tenants-in-common. Each borrower waives its right to bring an action for partition. Further, any action for partition would violate the transfer provisions in the Del Monte Center Loan Documents and any such violation would make the Del Monte Center Loan fully recourse to American Assets, Inc. and each borrower. Each borrower mortgaged its interest in the Del Monte Center TIC Agreement and further agreed to certain lien waiver, right and remedy subordination provisions in the Del Monte Center Loan Documents. See "Risk Factors --Risks Related to the Underlying Mortgage Loans -- Tenancies in Common May Hinder Recovery."

       DEL MONTE CENTER ENVIRONMENTAL CONDITION. An environmental condition affecting soil and groundwater (the "Del Monte Center Environmental Condition") exists at the Del Monte Center Property and is subject to a remedial action workplan (the "Del Monte Center RAP") with the local municipality. With respect to the Del Monte Center Environmental Condition, the borrower has obtained (i) a Global Fixed Fee Environmental Services Agreement (the "Del Monte Center Environmental Agreement") with Arcadis G&M, Inc. ("ARCADIS") and (ii) a Property Transfer Liability Policy (the "Del Monte Center Environmental Insurance") with Steadfast Insurance Company providing for $10,000,000 in coverage (with a $100,000 deductible) for remediation cost and third party liability with respect to the Del Monte Center Environmental Condition. Pursuant to the Del Monte Center Environmental Agreement, ARCADIS is responsible for all remediation costs associated with the Del Monte Center Environmental Condition regardless of the sufficiency of sums in the Del Monte Center Escrow Account (defined below). All sums payable to ARCADIS under the Del Monte Center Environmental Agreement were deposited into an escrow account with Wells Fargo, N.A. (the "Del Monte Center Escrow Account") at the execution of the Del Monte Center Environmental Agreement. Such sums are required to be held in the Del Monte Center Escrow Account and are drawn by ARCADIS as remediation work progresses. At closing, ARCADIS executed an estoppel and agreement in favor of the lender which, among other things, (1) confirmed that no defaults exist under either the Del Monte Center RAP or the Del Monte Center Environmental Agreement, (2) confirmed that the current balance of the Del

Monte Center Escrow Account is $1,189,428, (3) granted the lender certain notice and cure rights, (4) confirmed that the lender (or any third party transferee) may succeed to the rights of the borrower under the Del Monte Center Environmental Agreement, (5) granted the lender notice and cure rights with respect to the Del Monte Center Environmental Agreement and (6) confirmed that the Del Monte Center Escrow Account must remain at Wells Fargo, N.A. and may only be invested in specified investments. The Del Monte Center Environmental Insurance expires in 2013 and the borrower is obligated to maintain the policy until its expiration. A portion of the Del Monte Center Loan equal to $10,000,000 becomes fully recourse to American Assets, Inc. if (i) an event of default occurs and is continuing under the Del Monte Center Loan, (ii) the remediation of the Del Monte Center Environmental Condition is not yet completed and (iii) the Del Monte Center Environmental Insurance is no longer in place and/or less than 2 years remains of the term thereof. American Assets, Inc. is required to maintain $500,000,000 in net worth and $30,000,000 in liquidity beginning on the date which is three months prior to the date that American Assets, Inc. would have liability under the immediately preceding sentence (assuming an event of default had then occurred and was continuing under the Del Monte Center Loan).

                                  PALMER CENTER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $79,580,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $79,580,000

FIRST PAYMENT DATE:                 September 1, 2005

MORTGAGE INTEREST RATE:             5.0800% per annum

AMORTIZATION TERM:                  360 months(2)

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      August 1, 2015

MATURITY BALANCE:                   $73,481,285

BORROWER:                           Levy Palmer, Ltd., Palmer Center, Ltd. and
                                    Overland Palmer, L.P., acting as
                                    tenants-in-common

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance through and including the
                                    date that is four months prior to the
                                    Maturity Date

LOAN PER SQUARE FOOT:               $174(1)

UP-FRONT RESERVES:                  TI/LC Reserve:                $   270,000(3)

                                    Earnout Reserve:              $ 2,095,400(4)

ONGOING RESERVES:                   Tax and Insurance Reserve:            Yes

    (MONTHLY)                       Replacement Reserve:          $     5,730

                                    TI/LC Reserve:                $    54,236(5)

LOCKBOX:                            Modified

MEZZANINE:                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  CBD

LOCATION:                           Colorado Springs, CO

YEAR BUILT/RENOVATED:               1966/1990

SQUARE FEET:                        458,331(6)

OCCUPANCY AT U/W(7):                95%

OWNERSHIP INTEREST:                 Fee

MAJOR TENANT(S)                     NRSF           % OF TOTAL NRSF        LEASE EXPIRATION
---------------                     ----           ---------------        ----------------
Wells Fargo Bank                      48,223           10.5%                 6/30/2015

Insurance

Technologies                          35,775            7.8%                 3/31/2012

Colorado Springs

Health Partners                       27,512            6.0%                 6/30/2014

PROPERTY MANAGEMENT:                Cushman and Wakefield, Inc.

                                    12/31/2004      4/30/2005         U/W
                                    ----------      ---------         ---
NET OPERATING INCOME:              $  6,839,237   $  6,960,461   $  6,967,516

NET CASH FLOW:                                                   $  6,228,205

DSCR(8):                                                                 1.24x

APPRAISED VALUE:                    $100,000,000

APPRAISAL DATE:                     June 13, 2005

CUT-OFF DATE LTV RATIO(1)(8):       77.5%

MATURITY/ARD LTV RATIO:             73.5%

(1)  Based on November 2005 Cut-off Date.
(2)  The Palmer Center Loan has an interest-only period of 60 months.
(3) The TI/LC reserve was established at closing in the amount of $270,000 to fund tenant improvements and leasing commissions.
(4) The Palmer Center Loan is structured with a $2,095,400 earnout reserve pre-funded through a letter of credit. The earnout reserve will be released if the Palmer Center Property satisfies the following conditions, among others: (i) a debt service coverage ratio of at least 1.20x; (ii) a minimum occupancy of 91.8% (excluding any month to month tenancies); (iii) Wells Fargo Mortgage Company executes and delivers a lease for at least 7,410 square feet at a rate of not less than $16.50 per rentable square foot and a term of not less than five years, with no more than 60 days free rent and
     (iv) the portion of the Oracle space currently subleased to Philips Electronics is leased at a rate of not less than $12.50 per rentable square foot for a term of not less than five years to Philips Electronics or another tenant, or tenants, of similar creditworthiness as Philips Electronics. If such conditions are not met as of the second anniversary of the closing date, then the lender may draw on the letter of credit and apply the proceeds thereof to partially defease the loan, PROVIDED that if the condition described in clause (iii) above has been met and no event of default exists, then the funds on deposit in the earnout reserve will be applied to partially defease the loan to the extent necessary to satisfy the debt service coverage ratio of 1.20x and any remaining balance in the earnout reserve will be released to the borrower.
(5) The borrower is required to deposit $54,236 per month into a TI/LC reserve to fund tenant improvements and leasing commissions, PROVIDED that the borrower will not be required to make any payments into the TI/LC reserve if the balance of the reserve equals or exceeds $2,000,000. The borrower is permitted to deliver a letter of credit in lieu of making monthly deposits into such TI/LC reserve.
(6)  Does not include approximately 1,642 underground parking spaces.
(7)  Occupancy based on the July 1, 2005 rent roll.
(8) U/W DSCR and Cut-Off Date LTV Ratio are calculated net of $2,095,400 letter of credit.

       THE LOAN. The fourth largest loan was originated on July 21, 2005. The Palmer Center Loan is secured by a first priority mortgage encumbering condominium interests in a complex of office buildings located in Colorado Springs, Colorado.

       THE BORROWER. The borrowers under the Palmer Center Loan are Levy Palmer, Ltd., Palmer Center, Ltd. and Overland Palmer, L.P., acting as tenants-in-common with approximate interests of 20%, 40% and 40%, respectively. The borrowers are each limited partnerships organized under the laws of the State of Colorado. The sponsors, Dan Levy,

Raymond Levy, Jona Goldrich and David J. Azrieli, separately own and manage properties throughout the United States and in several foreign countries.

       THE PALMER CENTER PROPERTY. The Palmer Center Property consists of condominium interests in the Palmer Center which is located in Colorado Springs, Colorado. The Palmer Center is an office complex that includes a variety of office, retail space and parking structures. The improvements that comprise the Palmer Center Property include two office towers, a common area courtyard, a two-story office complex, retail space and a subterranean parking structure.

       PROPERTY MANAGEMENT. The Palmer Center Property is managed by Cushman and Wakefield Inc., acting as a subcontractor of Unilev Capital Corporation, a borrower related entity. The management agreement generally provides for a management fee of 3% of revenues per annum payable to Unilev Capital Corporation, which is subordinated to the Palmer Center Loan. Unilev Capital Corporation's management agreement with Cushman and Wakefield Inc. provides for a management fee of 0.5% of revenues of the Palmer Center Property per annum, which is the sole obligation of Unilev Capital Corporation. The management of the Palmer Center Property will be performed by Unilev Capital Corporation, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Palmer Center Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The borrower may, without the consent of the lender, remove Unilev Capital Corporation as the manager of the Palmer Center Property PROVIDED that, the replacement property manager is an entity related to the borrower or certain principals of the borrower, the borrower provides written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates and, if requested by the lender, such replacement property manager retains Cushman and Wakefield Inc. as the subcontracting property manager. The lender under the Palmer Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Palmer Center Loan. Unilev Capital Corporation manages retail, office and industrial property and is headquartered in Beverly Hills, California.

       CASH MANAGEMENT/LOCKBOX. The borrower under the Palmer Center Loan must cause the tenants of the Palmer Center Property to deposit all rents directly into a lockbox account for the benefit of the lender. Unless and until an event of default under the Palmer Center Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

                                 120 WALL STREET

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $70,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $70,000,000

FIRST PAYMENT DATE:                 November 1, 2005

MORTGAGE INTEREST RATE:             4.9000% per annum

AMORTIZATION TERM:                  N/A(2)

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      October 1, 2012

MATURITY BALANCE:                   $70,000,000

BORROWER:                           120 Wall Company L.L.C.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance through and including the
                                    date that is seven months prior to the
                                    Maturity Date

LOAN PER SQUARE FOOT:               $115(1)

UP-FRONT RESERVES:                  Engineering Reserve:         $     82,500(3)

ONGOING RESERVES:                   Tax and Insurance Reserve:            Yes

    (MONTHLY)                       Replacement Reserve:         $      7,598(4)

                                    TI/LC Reserve:               $     46,318(5)

LOCKBOX:                            Modified

MEZZANINE:                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  CBD

LOCATION:                           New York, NY

YEAR BUILT/RENOVATED:               1929/2005

SQUARE FEET:                        607,172

OCCUPANCY AT U/W(6):                99%

OWNERSHIP INTEREST:                 Fee(7)

MAJOR TENANT(S)                      NRSF        % OF TOTAL NRSF        LEASE EXPIRATION
---------------                     ------       ---------------        ----------------
National Urban League               48,568            8.0%                 6/30/2017

Weitz & Luxenberg                   41,941            6.9%                 4/30/2009

New York State Nurses               25,190            4.1%                 2/28/2013

PROPERTY MANAGEMENT:                Silverstein Properties, Inc.

                                    12/31/2003     12/31/2004         U/W
                                    ----------     ----------         ---
NET OPERATING INCOME:              $  9,080,672   $  9,205,819   $  9,232,447

NET CASH FLOW:                                                   $  8,530,490

DSCR:                                                                   2.45x

APPRAISED VALUE:                    $125,000,000

APPRAISAL DATE:                     July 1, 2005

CUT-OFF DATE LTV RATIO(1):          56.0%

MATURITY/ARD LTV RATIO:             56.0%

(1)  Based on November 2005 Cut-off Date.
(2)  The 120 Wall Street Loan is interest-only for the entire term.
(3) The engineering reserve was established at closing in the amount of $82,500 to fund immediate repairs.
(4) The borrower is required to deposit $7,598 per month into a replacement reserve to fund ongoing repairs and replacements. Such deposits by the borrower are waived PROVIDED that no event of default exists under the related loan documents and that the 120 Wall Street Loan maintains a DSCR of at least 1.20x for three calendar months.
(5) The borrower is required to deposit $46,318 per month into a TI/LC reserve to fund tenant improvements and leasing commissions. Such deposits by the borrower are waived PROVIDED that no event of default exists under the related loan documents and that the 120 Wall Street Loan maintains a DSCR of at least 1.20x for three calendar months.
(6)  Occupancy is based on August 1, 2005 rent roll.
(7) The entire fee interest in the 120 Wall Street Property has been pledged as security for the 120 Wall Street Loan. The mortgage encumbering the 120 Wall Street Property is secured by the borrower's pledge of its fee interest in certain condominium units comprising the 120 Wall Street Property, the borrower's leasehold interest in the remaining condominium units comprising the 120 Wall Street Property and the fee interest underlying such leasehold interest.

       THE LOAN. The fifth largest loan was originated on September 8, 2005. The 120 Wall Street Loan is secured by a first priority mortgage encumbering an office building in New York, New York.

       THE BORROWER. The borrower under the 120 Wall Street Loan is 120 Wall Company L.L.C., a Delaware limited liability company. The borrower's sponsor, Larry Silverstein, is the President and CEO of Silverstein Properties, Inc., a real estate development and investment firm that owns, manages and has developed office, residential and retail property.

       THE 120 WALL STREET PROPERTY. The 120 Wall Street Property consists of a
0.55 acre parcel improved with a 34-story, 607,172 sq. ft. office building located in New York, New York.

       The improvements on the property were built in 1929. The property is located in downtown Manhattan in proximity to the New York Stock Exchange and Federal Hall. The property includes improvements in the art deco style throughout the lobby.

       PROPERTY MANAGEMENT. The 120 Wall Street Property is managed by Silverstein Properties, Inc., a borrower related entity. The management agreement generally provides for a management fee of 2.5% of revenues per annum, which is subordinated to the 120 Wall Street Loan. The lender under the 120 Wall Street Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 120 Wall Street Loan. Silverstein Properties, Inc. manages commercial real estate and is headquartered in New York, New York.

       CASH MANAGEMENT/LOCKBOX. The borrower under the 120 Wall Street Loan must cause the tenants of the 120 Wall Street Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the 120 Wall Street Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

       IDA FINANCING. In 1992, Silverstein Properties and the New York City Economic Development Corporation (the "EDC") established the 120 Wall Street Property as the "Association Center," a designation that enabled the borrower, through a sale/leaseback arrangement with the New York City Industrial Development Agency (the "IDA"), to lease space at the 120 Wall Street Property to not-for-profit organizations and receive certain benefits, including real estate tax exemptions.

       The building is divided into separate condominium units for each tenant space. Pursuant to the IDA sale/leaseback arrangement, the IDA purchased a fee interest in approximately 75% of the condominium units (the "IDA Units") and leased them to the 120 Wall Street Loan borrower, which in turn leased the IDA Units to not-for-profit tenants. To finance its purchase of this fee interest, the IDA issued bonds secured by a mortgage that is subordinate to the mortgage that secures the 120 Wall Street Loan. All of these IDA bonds are held by an affiliate of the borrower's sponsor and are pledged to the lender as security for the 120 Wall Street Loan. In addition, the IDA's fee interest in the IDA Units, the borrower's leasehold interest in the IDA Units and the borrower's fee interest in the non-IDA Units are pledged to the lender as security for the 120 Wall Street Loan. The "Association Center" designation has been discontinued. As a result, as each existing lease to a not-for-profit tenant expires, the fee interest in the related IDA Unit will be conveyed to the 120 Wall Street Loan borrower, the real estate tax exemption for that unit will cease, and the unit may be leased to tenants at market rates.

       The IDA Units are also subject to a mortgage that secures an obligation to make payments in lieu of taxes (PILOT) to the EDC in respect of the IDA Units and is senior to the mortgage securing the 120 Wall Street Loan. The 120 Wall Street Loan borrower is required to make monthly escrow deposits under the 120 Wall Street Loan in respect of such PILOT payments.

                                  THE PALISADES

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $65,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $65,000,000

FIRST PAYMENT DATE:                 March 11, 2005

MORTGAGE INTEREST RATE:             5.2500% per annum

AMORTIZATION TERM:                  360 months(2)

MATURITY DATE:                      January 11, 2015

MATURITY BALANCE:                   $56,690,433

BORROWER:                           Bethesda Triangle, LLC

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance through and including
                                    date that is six months prior to the
                                    Maturity Date.

LOAN PER UNIT:                      $209,677(1)

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   Tax and Insurance Reserve:            Yes

    (MONTHLY)                       Replacement Reserve:         $      4,133

LOCKBOX:                            Springing

MEZZANINE:                          None


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Conventional

LOCATION:                           Bethesda, MD

YEAR BUILT/RENOVATED:               2002/2005

UNITS:                              310

OCCUPANCY AT U/W(3):                92%

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Southern Management Corporation

                                         N/A         7/31/2005        U/W
                                         ---         ---------        ---
NET OPERATING INCOME:                              $  3,199,109   $  5,773,325

NET CASH FLOW:                                                    $  5,711,325

DSCR:                                                                     1.33x

APPRAISED VALUE:                    $97,000,000

APPRAISAL DATE:                     January 10, 2005

CUT-OFF DATE LTV RATIO(1):          67.0%

MATURITY/ARD LTV RATIO:             58.4%

(1)  Based on November 2005 Cut-off Date.
(2)  The Palisades Loan has an interest-only period of 24 months.
(3)  Occupancy is based on September 1, 2005 rent roll.

       THE LOAN. The sixth largest loan was originated on February 3, 2005. The Palisades Loan is secured by a first priority mortgage encumbering a multifamily property located in Bethesda, Maryland.

       THE BORROWER. The borrower under The Palisades Loan is Bethesda Triangle, LLC. The borrower is a limited liability company organized under the laws of the State of Maryland. The sponsor is David H. Hillman, the chairman and chief executive officer of Southern Management Corporation, a management company which owns and manages more than 70 multifamily properties and 25,000 apartment homes in the Mid-Atlantic region, and owns communities and office centers throughout the Baltimore-Washington D.C. region.

       THE PALISADES PROPERTY. The Palisades Property is a 310 unit multifamily property located in Bethesda, Maryland consisting of The Palisades of Bethesda. Site amenities at The Palisades Property include a private parking facility, 24-hour fully equipped business center, rooftop sundeck, 24-hour fitness center and resident lounges.

       PROPERTY MANAGEMENT. The Palisades Property is managed by Southern Management Corporation. The management agreement generally provides for a management fee of 4% of revenues per annum, which is subordinated to The Palisades Loan. The management of The Palisades Property will be performed by either Southern Management Corporation or a professional property management company approved by the lender under The Palisades Loan, pursuant to a written management agreement approved by the lender under The Palisades Loan. The lender under The Palisades Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under The Palisades Loan. Southern Management Corporation manages more than 70 multifamily properties and some 25,000 apartment homes in the Mid-Atlantic region, and owns communities and office centers throughout the Baltimore-Washington region.

       CASH MANAGEMENT/LOCKBOX. Upon the occurrence of a "Trigger Event," the borrower and the property manager are required to deposit all rents received into a lockbox account under the control of the lender within one business day of receipt. "Trigger Event" means any period commencing on the date when the lender notifies the borrower that the lender has determined that, on a trailing twelve month basis, the debt service coverage ratio (determined as of the last day of each Payment Date) was less than 1.05x and ending at such time as the debt service coverage ratio has, for three consecutive calendar months, been equal to or greater than 1.10x.

                            SILVER PORTFOLIO - KIMCO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $65,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $64,933,333

FIRST PAYMENT DATE:                 October 1, 2005

MORTGAGE INTEREST RATE:             4.9400% per annum

AMORTIZATION TERM:                  360 months(2)

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      September 1, 2015

MATURITY BALANCE:                   $56,625,891

BORROWER:                           45 separate Delaware limited
                                    liability companies owned by
                                    Kimnet VA, LLC

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance through
                                    and including the date that
                                    is four months prior to the
                                    Maturity Date.(3)

LOAN PER SQUARE FOOT:               $209(1)

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   Tax and Insurance Reserve:           Yes(4)

    (MONTHLY)                       Replacement Reserve:                 Yes(5)

LOCKBOX:                            Springing

MEZZANINE:                          None


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Portfolio

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Single Tenant

LOCATION(S):                        Various(6)

YEAR BUILT:                         1966 - 2005

SQUARE FEET:                        310,610

OCCUPANCY AT U/W(7):                100%

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Various(8)

                                         N/A        12/31/2004         U/W
                                         ---        ----------         ---
NET OPERATING INCOME:                              $  4,147,465   $  4,993,572

NET CASH FLOW:                                                    $  4,978,132

DSCR:                                                                     1.24x

APPRAISED VALUE:                    $84,800,000

APPRAISAL DATE:                     July 9-14, 2005

CUT-OFF DATE LTV RATIO(1):          76.6%

MATURITY/ARD LTV RATIO:             66.8%

(1)  Based on November 2005 Cut-off Date.
(2) For the first four years of the Silver Portfolio - Kimco Loan, the borrower under the Silver Portfolio - Kimco Loan is required to make monthly principal payments based on a fixed annual amount. The annual fixed amount principal payment for: year one is $400,000; year two is $550,000; year three is $625,000; and year four is $725,000. Thereafter, payments on the Silver Portfolio - Kimco Loan will be based on a 30-year amortization schedule based upon the remaining principal balance of the Silver Portfolio
     - Kimco Loan after the principal payment due in year four.
(3) Partial prepayment of up to $10,000,000 permitted with yield maintenance. After lockout period, partial defeasance of up to $10,000,000 (in addition to the $10,000,000 permitted to be prepaid with yield maintenance described in the preceding sentence) or defeasance in whole permitted.
(4) For so long as the borrower provides evidence of insurance, reserves will not be collected for insurance. For so long as the tenants at the Silver Portfolio - Kimco Properties are required by their respective leases to pay taxes, and supply evidence of their compliance therewith, reserves will not be collected for taxes.
(5) Monthly deposits by the borrower in respect of replacement reserves are waived PROVIDED that the sole tenant at each Silver Portfolio - Kimco Property is obligated by the terms of its respective lease to perform maintenance on the related Silver Portfolio - Kimco Property.
(6) The Silver Portfolio - Kimco Properties consists of 45 separate single tenant properties throughout Maryland and Virginia.
(7)  Based on the July 12, 2005 rent roll.
(8)  Each Silver Portfolio - Kimco Property is managed by its respective tenant.

       THE LOAN. The seventh largest loan was originated on August 8, 2005. The Silver Portfolio - Kimco Loan is secured by a first priority mortgage encumbering forty-five single tenant retail properties located throughout Virginia and Maryland.

       THE BORROWER. The borrower under the Silver Portfolio - Kimco Loan consists of 45 separate limited liability companies, each of which is organized under the laws of the State of Delaware. Each individual borrower is 100% owned by Kimnet VA, LLC, which is, directly or indirectly, owned by Kimnet Silver, LLC. Kimnet Silver, LLC is owned by Kimco Realty Corporation and by VAMD Retail Realty, LLC, each of which is a sponsor of the Silver Portfolio - Kimco Loan borrower. Kimco Realty Corporation, is a real estate investment trust and owns a real estate portfolio that includes properties throughout the United States, Mexico and Canada. VAMD Retail Realty, LLC is 100% owned by General Electric Pension Trust.

       See "ERISA Considerations" herein for further information with respect to certain ERISA considerations resulting from VAMD Retail Realty, LLC's indirect ownership interest in the borrower.

       THE SILVER PORTFOLIO - KIMCO PROPERTIES. The Silver Portfolio - Kimco Properties consist of the 45 separate single-tenant properties identified in the table below:

                                                                                               APPRAISED      ALLOCATED LOAN
       PROPERTY NAME                     ADDRESS                   CITY            STATE         VALUE           AMOUNT(1)
----------------------------  -----------------------------  -----------------  ----------  ---------------   ---------------
Applebee's Building                  2851 Plank Road          Fredericksburg     Virginia    $    1,620,000   $    1,241,745
Bassett Furniture              1551 Carl D. Silver Parkway    Fredericksburg     Virginia    $    2,820,000   $    2,161,557
BB & T                         1151 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,230,000   $      942,807
Chevy Chase Bank               1980 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,570,000   $    1,203,420
Chick-Fil-A                    1698 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,640,000   $    1,257,075
Chipolte Mexican Grill               3051 Plank Road          Fredericksburg     Virginia    $    1,810,000   $    1,387,382
Chuck E Cheese                 1280 Central Park Boulevard    Fredericksburg     Virginia    $    1,620,000   $    1,241,745
Cracker Barrel                 1971 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,650,000   $    1,264,741
Fox & Hound                    1861 Carl D. Silver Parkway    Fredericksburg     Virginia    $    2,150,000   $    1,647,995
International House of               2381 Plank Road          Fredericksburg     Virginia    $    1,420,000   $    1,088,443
   Pancakes
Joe's Crab Shack                     2805 Plank Road          Fredericksburg     Virginia    $    1,360,000   $    1,042,453
Krispy Kreme Doughnut          1891 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,570,000   $    1,203,420
Long John Silver's             1699 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,480,000   $    1,134,434
McDonald's                     1701 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,500,000   $    1,149,764
National Tire and Battery      1491 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,540,000   $    1,180,425
O'Charley's                    1791 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,490,000   $    1,142,099
Olive Garden                         2811 Plank Road          Fredericksburg     Virginia    $    1,530,000   $    1,172,759
Outback Steakhouse                   2941 Plank Road          Fredericksburg     Virginia    $    1,670,000   $    1,280,071
Ruby Tuesday's (Plank Road)          2951 Plank Road          Fredericksburg     Virginia    $    2,000,000   $    1,533,019
Smokey Bones                   1801 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,730,000   $    1,326,061
Southland Log Homes            1465 Carl D. Silver Parkway    Fredericksburg     Virginia    $      600,000   $      459,906
Texas Steakhouse               1901 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,730,000   $    1,326,061
TGI Friday's                   1160 Carl D. Silver Parkway    Fredericksburg     Virginia    $    1,540,000   $    1,180,425
Tia's Tex-Mex                        2931 Plank Road          Fredericksburg     Virginia    $    1,710,000   $    1,310,731
Wawa                           1140 Carl D. Silver Parkway    Fredericksburg     Virginia    $    2,060,000   $    1,579,009
First Citizens Bank                  3205 Plank Road          Fredericksburg     Virginia    $    3,280,000   $    2,514,151
Circuit City                   1731 Carl D. Silver Parkway    Fredericksburg     Virginia    $    7,940,000   $    6,086,085
Chick-Fil-A (Dunn Drive)              25 Dunn Drive              Stafford        Virginia    $    1,200,000   $      919,811
Chick-Fil-A (Plank Road)             4220 Plank Road          Fredericksburg     Virginia    $      910,000   $      697,524
Famous Dave's Ribs            6201 Columbia Crossing Drive       Columbia        Maryland    $    2,800,000   $    2,146,226
Ruby Tuesday's -Jefferson     2844 Jefferson Davis Highway       Stafford        Virginia    $      900,000   $      689,858
   Davis
7-11 Pad Site                        4248 Plank Road          Fredericksburg     Virginia    $    1,330,000   $    1,019,458
Wachovia Bank                        4246 Plank Road          Fredericksburg     Virginia    $    1,940,000   $    1,487,028
Advance Auto Parts               2311 Salem Church Road       Fredericksburg     Virginia    $    1,960,000   $    1,502,358
BB&T Bank Branch                 1782 North Parham Road          Richmond        Virginia    $    1,800,000   $    1,379,717
Carlos O'Kelly's Mexican      2860 Jefferson Davis Highway       Stafford        Virginia    $    3,120,000   $    2,391,509
CVS -Lafayette                  4501 Lafayette Boulevard      Fredericksburg     Virginia    $    3,590,000   $    2,751,769
CVS -Courthouse                   10701 Courthouse Road       Fredericksburg     Virginia    $    2,980,000   $    2,284,198
Dairy Queen                   2854 Jefferson Davis Highway       Stafford        Virginia    $    1,350,000   $    1,034,788
FAS Mart                       501 Jefferson Davis Highway    Fredericksburg     Virginia    $    1,840,000   $    1,410,377
Firestone Tire                    2708 Fall Hill Avenue       Fredericksburg     Virginia    $    1,480,000   $    1,134,434

                                                                                               APPRAISED      ALLOCATED LOAN
       PROPERTY NAME                     ADDRESS                   CITY            STATE         VALUE           AMOUNT(1)
----------------------------  -----------------------------  -----------------  ----------  ---------------   ---------------
Provident Bank                       2062 Plank Road          Fredericksburg     Virginia    $    1,360,000   $    1,042,453
Shoney's Restaurant            1607 Tappahannock Boulevard     Tappahannock      Virginia    $    1,300,000   $      996,462
   Building
Stafford Tire & Auto                50 Sebring Drive          Fredericksburg     Virginia    $    1,730,000   $    1,326,061
Waffle House                       17137 Dumfries Road           Dumfries        Virginia    $      950,000   $      728,184

----------
(1)  Allocated Loan Amounts are based on original principal balance.

       The Silver Portfolio - Kimco Properties are occupied by 45 tenants. The buildings range in size from 1,702 square feet to 33,179 square feet. The largest tenants in the portfolio are Circuit City, Bassett Furniture, National Tire and Battery, Chuck E. Cheese, CVS-Lafayette, CVS-Courthouse, Shoney's and Cracker Barrel. Twenty seven (27) of the properties are located in a retail center development in Fredericksburg, Virginia, that is anchored by Wal-Mart, Lowe's, Target and a Shopper's Grocery Store (none of which anchors are included in the collateral securing the Silver Portfolio - Kimco Loan).

       PROPERTY MANAGEMENT. Each Silver Portfolio - Kimco Property is managed by its respective tenant.

       CASH MANAGEMENT/LOCKBOX. Upon the occurrence and during the continuance of an event of default under the Silver Portfolio - Kimco Loan, the borrower is required to deposit, and cause to be deposited, all rents and other income from the Silver Portfolio - Kimco Properties into a lockbox account controlled by the lender.

       PARTIAL PREPAYMENT/DEFEASANCE. The borrower may prepay up to $10,000,000 principal amount of the Silver Portfolio - Kimco Loan at any time, with payment of a yield maintenance premium, in connection with a release of one or more Silver Portfolio - Kimco Properties. In addition, at any time after the expiration of the defeasance lockout period, the borrower may defease up to $10,000,000 principal amount of the Silver Portfolio - Kimco Loan in connection with a release of one more Silver Portfolio - Kimco Properties. Any such partial prepayment or defeasance is subject to satisfaction of the following conditions, among others: (a) no event of default under the Silver Portfolio - Kimco Loan has occurred or is continuing; (b) the borrower pays or defeases, as the case may be, the allocated loan amount for the individual property being released;
(c) the loan to value ratio for the remaining Silver Portfolio - Kimco Properties is no more than 76.7%; (d) the DSCR for the remaining Silver Portfolio - Kimco Properties is at least 1.20x; and (e) the borrower has obtained prior written confirmation from the applicable rating agencies that such action will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2005-C5 certificates. After the expiration of the defeasance lockout period, in addition to the foregoing partial prepayment and partial defeasance rights of the borrower, the borrower may defease the loan in whole in accordance with the loan documents.

                         FRENCHMAN'S REEF & MORNING STAR

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $62,500,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $62,500,000

FIRST PAYMENT DATE:                 September 11, 2005

MORTGAGE INTEREST RATE:             5.4400% per annum

AMORTIZATION TERM:                  360 months(2)

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      August 11, 2015

MATURITY BALANCE:                   $55,840,454

BORROWER:                           BCM/CHI Frenchman's Reef, Inc.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance through and including the
                                    date that is four months prior to the
                                    Maturity Date.

LOAN PER ROOMS:                     $129,938(1)

UP-FRONT RESERVES:                  Engineering Reserve:         $  1,155,943(3)

                                    Environmental Reserve:       $     10,000(4)

ONGOING RESERVES:                   Tax Reserve:                          Yes

    (MONTHLY)                       FF&E Reserve Fund:                    Yes(5)

LOCKBOX:                            Springing

MEZZANINE:                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Hotel

PROPERTY SUB-TYPE:                  Full Service

LOCATION:                           St. Thomas, United States Virgin Islands

YEAR BUILT/RENOVATED:               1973/2001

ROOMS:                              481

U/W OCCUPANCY:                      72%

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Marriott Hotel Management Company (Virgin
                                    Islands), Inc., an affiliate of Marriott
                                    International, Inc.

                                     12/31/2004      5/31/2005        U/W
                                     ----------      ---------        ---
NET OPERATING INCOME:               $  7,876,952   $  9,395,182   $  9,064,867

NET CASH FLOW:                                                    $  6,779,469

DSCR:                                                                     1.60x

APPRAISED VALUE:                    $85,600,000

APPRAISAL DATE:                     July 1, 2005

CUT-OFF DATE LTV RATIO(1):          73.0%

MATURITY LTV RATIO:                 65.2%

(1)  Based on November 2005 Cut-off Date.
(2) The Frenchman's Reef & Morning Star Loan has an interest-only period of 36 months.
(3) The engineering reserve was established at closing in the amount of $1,155,943 to fund immediate repairs.
(4) The environmental reserve was established at closing in the amount of $10,000 for certain structural repairs due to settling.
(5) The borrower is required to make monthly payments into an FF&E reserve of 1/12th of 5.5% of the gross income from operations to fund ongoing repairs and replacements of fixtures, furniture and equipment used in the operation of the Frenchman's Reef & Morning Star Property.

       THE LOAN. The eighth largest loan was originated on July 29, 2005. The Frenchman's Reef & Morning Star Loan is secured by a first priority mortgage encumbering a hotel and beach resort in the United States Virgin Islands.

       THE BORROWER. The borrower under the Frenchman's Reef & Morning Star Loan is BCM/CHI Frenchman's Reef, Inc. The borrower is a corporation organized under the laws of the United States Virgin Islands. The sponsor, Diamondrock Hospitality Limited Partnership, owns and manages 14 hotel properties throughout the United States and the U.S. Virgin Islands.

       THE FRENCHMAN'S REEF & MORNING STAR PROPERTY. The Frenchman's Reef & Morning Star Property consists of a hotel and beach resort located in the United States Virgin Islands known as Frenchman's Reef Marriott Beach Resort and Morning Star Marriott Beach Resort. The Frenchman's Reef & Morning Star Property is a 481 room/suite resort. Amenities include a full-service restaurant and lounge, fitness center, outdoor pool, approximately 56,813 square feet of meeting space, a large outdoor area and a day spa.

       PROPERTY MANAGEMENT. The Frenchman's Reef & Morning Star Property is managed by Marriott Hotel Management Company (Virgin Islands), Inc., an affiliate of Marriott International, Inc. The management agreement generally provides for a management fee of 3.0% of revenues per annum, which is subordinate to the Frenchman's Reef & Morning Star Loan. The management of the Frenchman's Reef & Morning Star Property will be performed by either Marriott International, Inc., or a substitute manager that, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Frenchman's Reef & Morning Star Property, PROVIDED that if requested by the lender, the borrower will obtain prior written confirmation from the Rating Agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender will have the right to terminate the manager upon certain events including bankruptcy of the manager, if other than Marriott International, Inc., or the occurrence and continuation of a material event of default under the management agreement beyond all applicable cure periods. Marriott International, Inc. currently manages approximately 2,600 hotels throughout the United States. Marriott International, Inc. is headquartered in Washington, D.C.

       CASH MANAGEMENT/LOCKBOX. Upon the termination of the management agreement between borrower and Marriott International, Inc., the borrower is required to establish and maintain a lockbox. After termination of this management agreement, the borrower or the property manager is required to cause all income from the Frenchman's Reef & Morning Star Property to be deposited directly into a lockbox account under the control of the lender. The income is transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Frenchman's Reef & Morning Star Loan will be made. Unless and until an event of default occurs, the borrower is entitled to disbursement of the remaining amounts after all such required payments and deposits are made under the Frenchman's Reef & Morning Star Loan.

                             GALLERY AT SOUTH DEKALB

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $55,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $55,000,000

FIRST PAYMENT DATE:                 July 11, 2005

MORTGAGE INTEREST RATE:             5.2700% per annum

AMORTIZATION TERM:                  300 months(2)

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      July 11, 2015

MATURITY BALANCE:                   $44,694,354

                                    Thor Gallery at South Dekalb, LLC and Thor
BORROWER:                           South Dekalb Retail, LLC

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance through and including the
                                    date that is seven months prior to the
                                    Maturity Date

LOAN PER SQUARE FOOT:               $101(1)

UP-FRONT RESERVES:                  Repair Reserve:             $     240,563(3)

                                    ASW Reserve:                $   7,000,000(4)

                                    TI/LC Reserve:              $     625,000(5)

                                    Other Reserve:              $   1,810,100(6)

ONGOING RESERVES:                   Tax and Insurance Reserve:            Yes

    (MONTHLY)                       Replacement Reserve:        $       6,569

                                    Rollover TI/LC Reserve:     $      32,847(7)

LOCKBOX:                            Springing

MEZZANINE:                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Anchored

LOCATION:                           Decatur, GA

YEAR BUILT/RENOVATED:               1970/2004

SQUARE FEET:                        545,025

OCCUPANCY AT U/W(8):                93%

OWNERSHIP INTEREST:                 Fee/Leasehold(9)

                                                       % OF          LEASE
MAJOR TENANT(S)                         NRSF        TOTAL NRSF     EXPIRATION
---------------                         ----        ----------     ----------
Amazing Rooms Home Place                 160,000           29.4%     1/31/2012

South DeKalb Stadium Theater              40,000            7.3%    12/31/2020

PROPERTY MANAGEMENT:                Thor Equities, LLC

                                     12/31/2004      2/28/2005        U/W
                                     ----------      ---------        ---
NET OPERATING INCOME:               $  4,379,337   $  4,428,516   $  6,204,387

NET CASH FLOW:                                                    $  5,650,430

DSCR:                                                                     1.43x

APPRAISED VALUE:                    $72,000,000

APPRAISAL DATE:                     March 14, 2005

CUT-OFF DATE LTV RATIO(1):          76.4%

MATURITY/ARD LTV RATIO:             62.1%

----------
(1)  Based on November 2005 Cut-off Date.
(2)  The Gallery at South Dekalb Loan has an interest-only period of 24 months.
(3) The Repair Reserve was established at closing in the amount of $240,563 to fund immediate repairs.
(4) The ASW Reserve was established at closing in the amount of $7,000,000 to fund the demolition of the existing movie theater and construction of a new ASW movie theater.
(5) The TI/LC Reserve was established at closing in the amount of $625,000 to fund tenant improvement and leasing commission obligations outstanding as of the date of closing.
(6) The other reserve was established at closing in the amount of $1,810,100 to fund the following reserves: abatement reserve ($1,565,100), CapEx reserve ($245,000) and purchase option fee ($100).
(7) The borrower is required to deposit $32,847 per month into a rollover TI/LC reserve to fund future tenant improvement and leasing commission obligations; PROVIDED that the borrower will not be required to make any payments into the rollover TI/LC reserve if the balance of the reserve equals or exceeds $1,000,000; PROVIDED, HOWEVER, that the $1,000,000 limit will not apply if within one year prior to the expiration of the Amazing Rooms Lease, lender does not receive a fully executed lease for the Amazing Rooms space with a term of no less than seven years at market rent.
(8)  Occupancy is based on February 28, 2005 rent roll.
(9) Because of a tax abatement structure which replaces normal property taxes with PILOT payments at a reduced rate, a portion of the Gallery at South Dekalb Property is owned in fee simple by the Development Authority of Dekalb County, Georgia (the "Authority") and ground-leased to Thor Gallery at South Dekalb, LLC. Another portion of the Gallery at South Dekalb Property is owned in fee by the other borrower, Thor South Dekalb Retail, LLC.

       THE LOAN. The ninth largest loan was originated on May 26, 2005. The Gallery at South Dekalb Loan is secured by a first priority mortgage encumbering a retail shopping center located in Decatur, Georgia.

       THE BORROWER. The borrower under the Gallery at South Dekalb Loan is Thor Gallery at South Dekalb, LLC and Thor South Dekalb Retail, LLC ("Thor Retail"). The borrower is a limited liability company organized under the laws of the State of Delaware. The sponsor, Joseph J. Sitt, is principal owner of Thor Properties. Thor Properties' current portfolio contains approximately four million square feet of retail, office, residential, warehouse and hotel properties.

       THE GALLERY AT SOUTH DEKALB PROPERTY. The Gallery at South Dekalb Property consists of the Gallery at South Dekalb located in Decatur, Georgia. The Gallery at South Dekalb contains approximately 545,025 rentable square feet.

       GROUND LEASE. Because of a tax abatement structure which replaces normal property taxes with PILOT payments at a reduced rate, a portion of the Gallery at South Dekalb Property is owned in fee simple by the Development Authority of Dekalb County, Georgia (the "Authority") and ground-leased to Thor Gallery. Another portion of the Gallery at South Dekalb Property is owned in fee by the other borrower, Thor Retail. The Authority and Thor Gallery have both mortgaged their respective interests under the ground lease to lender and Thor Retail has mortgaged its fee simple interest to lender.

       PROPERTY MANAGEMENT. The Gallery at South Dekalb Property is managed by Thor Equities, LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of revenues per annum, which is subordinated to the Gallery at South Dekalb Loan. The management of the Gallery at South Dekalb Property will be performed by either Thor Equities, LLC, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Gallery at South Dekalb Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Gallery at South Dekalb Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Gallery at South Dekalb Loan and a failure of the Gallery at South Dekalb Property to achieve a certain net operating income. Thor Equities, LLC manages four million square feet of retail, office, residential, warehouse and hotel properties and is headquartered in New York, New York.

       CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited directly into a lockbox account under the control of the lender. Prior to the occurrence of a Sweep Period, borrower shall have access to the lockbox. Following a Sweep Period, the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Gallery at South Dekalb Loan will be made. A "Sweep Period" means (a) an event of default or (b) a DSCR equal to or less than 1.00x.

                               WESTON TOWN CENTER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $45,400,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $45,400,000

FIRST PAYMENT DATE:                 September 11, 2005

MORTGAGE INTEREST RATE:             4.9820% per annum

AMORTIZATION TERM:                  Interest Only through the Anticipated
                                    Repayment Date.(2)

HYPERAMORTIZATION:                  After 6/11/2015, the interest
                                    rate increases to the greater
                                    of 6.9820% or the treasury rate
                                    plus 3.0% and all excess cash
                                    flow is used to reduce the
                                    principal balance of the Weston
                                    Town Center Loan until the
                                    principal balance is reduced to
                                    zero.

ARD DATE:                           June 11, 2015

MATURITY DATE:                      June 11, 2035

ARD BALANCE:                        $45,400,000

BORROWER:                           Weston TC LLLP

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance through and
                                    including the date that is
                                    three months prior to the
                                    Anticipated Repayment Date.

LOAN PER SQUARE FOOT:               $287(1)

UP-FRONT RESERVES:                  TI/LC Reserve:                $    60,000(3)

                                    Vacant Space Reserve:         $   250,000(4)

ONGOING RESERVES:                   Tax and Insurance Reserve:            Yes(5)

    (MONTHLY)                       TI/LC Reserve:                $     5,000(6)

LOCKBOX:                            Modified

MEZZANINE:                          No(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Anchored

LOCATION:                           Weston, FL

YEAR BUILT/RENOVATED:               2002/N/A

SQUARE FEET:                        157,932

OCCUPANCY AT U/W(8):                97%

OWNERSHIP INTEREST:                 Fee

                                                       % OF          LEASE
MAJOR TENANT(S)                         NRSF        TOTAL NRSF     EXPIRATION
---------------                         ----        ----------     ----------
Publix                                    37,887        24.0%      12/31/2021

PROPERTY MANAGEMENT:                Belmont Investment Corp.

                                     12/31/2004      5/31/2005        U/W
                                     ----------      ---------        ---
NET OPERATING INCOME:               $  3,264,874   $  3,411,380   $  3,594,822

NET CASH FLOW:                                                    $  3,497,498

DSCR:                                                                     1.53x

APPRAISED VALUE:                    $61,300,000

APPRAISAL DATE:                     June 13, 2005

CUT-OFF DATE LTV RATIO(1):          74.1%

MATURITY/ARD LTV RATIO:             74.1%

(1)  Based on November 2005 Cut-off Date.
(2) The Weston Town Center Loan has an interest-only period through the ARD date. After the ARD date the hyperamortization provision described herein comes into effect.
(3) The TI/LC Reserve in the amount of $60,000 was established at closing to fund tenant improvements and leasing commissions.
(4) At closing, Lender has withheld $250,000 in a Vacant Space Reserve, to be released upon lender's receipt of approved leases from the below tenants, a clean estoppel from each such tenant and such tenants being in occupancy and paying rent. The subject tenants are as follows: (i) Citibank, FSB;
     (ii) Al-Por International, Inc.; (iii) Mimo Weston LLC; and (iv) Weston Jewelers, Inc.
(5) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. The monthly deposits to the tax and insurance reserve shall not include taxes attributable to the Publix space. In lieu thereof, borrower shall deposit with Lender on or before October 31 of each year the taxes attributable and payable based on the space leased by Publix so as to allow for payment of real estate taxes at a discount on or before November 30th of each year.
(6) The borrower is required to deposit $5,000 per month at any time when the TI/LC reserve balance is less than $60,000.
(7) The borrower's partners under the Weston Town Center Loan are permitted to incur future mezzanine debt, secured by a pledge of their membership interests in the borrower's partnership, upon the satisfaction of various specified conditions, including specified debt-service-coverage and loan-to-value ratios.
(8)  Occupancy is based on June 8, 2005 rent roll.

       THE LOAN. The tenth largest loan was originated on July 19, 2005. The Weston Town Center Loan is secured by a first priority mortgage encumbering a retail shopping center in Weston, Florida.

       THE BORROWER. The borrower under the Weston Town Center Loan is Weston TC LLLP. The borrower is a limited liability partnership organized under the laws of the State of Florida. The sponsor, Barry J. Belmont, owns and manages approximately 400,000 square feet of retail, office and industrial space throughout the United States.

       THE WESTON TOWN CENTER PROPERTY. The Weston Town Center Property consists of the Weston Town Center Shopping Center which is an open-air community shopping center located in Weston, Florida.

       PROPERTY MANAGEMENT. The Weston Town Center Property is managed by Belmont Investment Corp. The management agreement generally provides for a management fee of 4.0% of revenues per annum, which is subordinated to the Weston Town Center Loan. The lender under the Weston Town Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Weston Town Center Loan. Belmont Investment Corp. manages approximately 400,000 square feet of retail, office and industrial space. Belmont Investment Corp. is headquartered in Pennsylvania.

       CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited directly into a lockbox account under the control of the lender within one business day of receipt. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Weston Town Center Loan will be made. Unless and until an event of default occurs under the Weston Town Center Loan, the borrower will have access to the remaining funds after all such required payments are made. To the extent the Weston Town Center Loan is not prepaid by June 11, 2015 (the Anticipated Repayment Date), all excess cash flow will be utilized to pay down the remaining loan balance.

       GUARANTOR RECOURSE/CONVERSION OF COMMON AREAS. Guarantor is personally liable on a recourse basis for up to $2,000,000 during a Conversion Period. Currently, portions of the Weston Town Center Property overlap properties owned by other parties, not all of whom are affiliated with the borrower (the "Common Areas"). The term "Conversion Period" means, if at any time any portion of the Common Area is converted from common space into a separate parcel (x) the time period commencing on the date of release or conversion of any portion of the Common Area and (y) ending on the date that the lender receives each of the following from the borrower: (1) a final certificate of occupancy for the applicable portion of the Common Area issued by the applicable governmental authority and (2) a compliance certificate executed by the borrower confirming that the Weston Town Center Property provides no less than $3,650,000 of income for base rent representing tenants accounting for no less than 90% and no more than 95% of the square footage of rentable area of the Weston Town Center Property.

       OTHER FINANCING. The borrower's partners under the Weston Town Center Loan are permitted to incur future mezzanine debt, secured only by a pledge of their membership interests in the borrower's partnership (the "Approved Debt"), PROVIDED that (w) the combined loan-to-value ratio of the Approved Debt and the Weston Town Center Loan does not exceed 80%; (x) the combined debt service coverage ratio of the Approved Debt and the Weston Town Center Loan is not less than 1.20x; and (y) pursuant to the loan documents, the Approved Debt will only be payable out of excess cash flow.

THE MORTGAGE LOAN SELLERS

       GENERAL. We did not originate any of the underlying mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

       - Column--173 mortgage loans, representing 61.8% of the initial net mortgage pool balance, of which 118 mortgage loans are in loan group no. 1, representing 60.4% of the initial net loan group no. 1 balance, and 55 mortgage loans are in loan group no. 2, representing 67.5% of the initial loan group no. 2 balance;

       - GMAC Commercial Mortgage Corporation--80 mortgage loans, representing 28.0% of the initial net mortgage pool balance, of which 67 mortgage loans are in loan group no. 1, representing 29.2% of the initial net loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 22.9% of the initial loan group no. 2 balance;

       - General Electric Capital Corporation--27 mortgage loans, representing 10.2% of the initial net mortgage pool balance, of which 21 mortgage loans are in loan group no. 1, representing 10.4% of the initial net loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 9.5% of the initial loan group no. 2 balance; and

       Each of the underlying mortgage loans was originated by--

       - the related mortgage loan seller from whom we are acquiring the mortgage loan,

       -      an affiliate of the related mortgage loan seller,

       - a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program,

       - another third party originator that sold such mortgage loan to a mortgage loan seller; or

       - in the case of 22 underlying mortgage loans, representing 3.6% of the initial net mortgage pool balance, that Column acquired from NCB, FSB and National Consumer Cooperative Bank on September 30, 2005, by NCB, FSB or National Consumer Cooperative Bank, as applicable.

       The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

       COLUMN FINANCIAL, INC. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated approximately 7,400 commercial and multifamily rental mortgage loans totaling $72.6 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

       GMAC COMMERCIAL MORTGAGE CORPORATION. GMACCM is a California corporation. Its principal offices are in Horsham, Pennsylvania. GMACCM is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. General Motors Acceptance Corporation has entered into a definitive agreement to sell a sixty percent equity interest in GMAC Commercial Holding Corp. ("GMACCH") the parent of GMACCM, to a consortium of investors comprising Five Mile Capital Partners, Kohlberg Kravis Roberts & Co. and Goldman Sachs Capital Partners. Members of the current GMACCH management team will also invest in GMACCH shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close in the fourth quarter of this year. GMACCM is one of the servicers of the underlying mortgage loans.

       GENERAL ELECTRIC CAPITAL CORPORATION. GECC is a corporation organized under the laws of Delaware. All of its outstanding common stock is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric Company. Its principal executive offices are in Stamford, Connecticut.

       THE NCB/COLUMN LOANS. On September 30, 2005, Column acquired from NCB, FSB and National Consumer Cooperative Bank 22 of the mortgage loans that we intend to include in the trust, representing 3.6% of the initial net mortgage pool balance. Column is identified in this prospectus supplement as the mortgage loan seller with respect to those mortgage loans. However, in connection with its sale of those mortgage loans, both NCB, FSB and National Consumer Cooperative Bank agreed to be responsible for the delivery of various loan documents, and the making of various representations and warranties, to the trustee for the benefit of the series 2005-C5 certificateholders with respect to those mortgage loans. Accordingly, some of the obligations attributable in this prospectus supplement to the related mortgage loan seller will, in the case of the 22 mortgage loans sold by NCB, FSB and National Consumer Cooperative Bank to Column on September 30, 2005, instead be obligations of NCB, FSB or National Consumer Cooperative Bank, as applicable. We refer to those 22 mortgage loans in this prospectus supplement as the "NCB/Column Loans."

       NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. NCB, FSB, one of the master servicers, is a wholly owned subsidiary of NCB, one of the special servicers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006. NCB, FSB, together with its parent, NCB, have originated over $4.9 billion in commercial and multifamily loans and securitized over $4.0 billion of such originations in 33 public securitization transactions.

       NATIONAL CONSUMER COOPERATIVE BANK. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized entities throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers including certain of the borrowers. It is one of the special servicers and wholly owns NCB, FSB, one of the master servicers. National Consumer Cooperative Bank and its affiliates have originated over $4.9 billion in commercial and multifamily loans and securitized over $4.0 billion of such originations in 33 public securitization transactions. The principal office of NCB is located at 1725 Eye Street, N.W., Washington, D.C. 20006.

       The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

       On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

       In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2005-C5 pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

       -      either--

              1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

              2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

       - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

       - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

       - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

       - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

       - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the related mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

       - copies of letters of credit, if any, and amendments thereto which entitle the trust fund to draw thereon; PROVIDED, HOWEVER, that originals of letters of credit will be delivered to and held by the applicable master servicer;

       - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

       - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

       - in those cases where applicable, the original or a copy of the related ground lease.

       The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2005-C5 certificateholders under the terms of the series 2005-C5 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicers, the special servicers or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

       If--

       - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

       - that omission or defect materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2005-C5 certificateholders,

then the omission or defect will constitute a material document defect as to which the series 2005-C5 certificateholders will have the rights against the applicable mortgage loan seller--or, in the case of the NCB/Column Loans, against NCB, FSB or National Consumer Cooperative Bank, as applicable--described under "--Cures, Repurchases and Substitutions" below.

       Within a specified period of time following the later of--

       - the date on which the offered certificates are initially issued, and

       - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

       As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

       1. the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is complete and accurate in all material respects as of the relevant date;

       2. such seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests, except for certain interests in servicing rights (including those being assigned pursuant to the series 2005-C5 pooling and servicing agreement);

       3. no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent since origination;

       4. the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property;

       5. the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

       6. the related assignment of leases and rents establishes and creates, subject to certain creditors' rights exceptions, a valid first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the mortgaged real property;

       7. the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except by an instrument included in the mortgage file, and the related mortgaged real property has not been released, in whole or in material part, from the lien of the related mortgage instrument in any manner that materially interferes with the security intended to be provided by that mortgage instrument;

       8. except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

       9. to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of the related mortgaged real property;

       10. the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein and the other Permitted Encumbrances;

       11. the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

       12. an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and such seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in

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              the report of such assessment; PROVIDED, HOWEVER, as previously described in this prospectus supplement, for certain mortgage loans the environmental site assessment was limited or an environmental insurance policy was obtained in lieu of an environmental site assessment;

       13. each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

       14. the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

       15. there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

       16. the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

       17. except as described in this prospectus supplement with respect to the CBA A/B Loan Pairs, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund;

       18. except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases,
              (a) upon the satisfaction of certain legal and underwriting requirements, or (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

       19. to such seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event - other than payments due but not yet delinquent - which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property; PROVIDED that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of the subject matter covered by any other representation and warranty made by such seller.

       Notwithstanding the foregoing, in the case of the NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable, will make the foregoing representations and warranties instead of Column as mortgage loan seller.

       The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the series 2005-C5 pooling and servicing agreement.

       If--

       - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller (or, in the case of the NCB/Column Loans, by NCB, FSB or National Consumer Cooperative Bank, as applicable), and

       - that breach materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2005-C5 certificateholders,

then that breach will be a material breach of the representation and warranty. The rights of the series 2005-C5 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

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CURES, REPURCHASES AND SUBSTITUTIONS

       If a mortgage loan seller (or, in the case of the NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable) has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2005-C5 certificates, then that mortgage loan seller (or, in the case of the NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable) will be required to take one of the following courses of action:

       -      cure such breach or defect in all material respects; or

       - repurchase the affected mortgage loan at a price generally equal to the sum of--

              1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

              2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

              3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2005-C5 pooling and servicing agreement), plus

              4. all expenses incurred (whether paid or then owing) by the applicable master servicer, the applicable special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

              5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the applicable special servicer, plus

              6. if such Mortgage Loan is repurchased more than 90 days after such Mortgage Loan became a Specially Serviced Mortgage Loan, the amount of any Liquidation Fee payable to the Special Servicer; or

       - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; PROVIDED that in no event may a substitution occur later than the second anniversary of the date of initial issuance of series 2005-C5 certificates; or

       -      for certain breaches, reimburse the trust fund for certain costs.

       If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

       - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

       - the Stated Principal Balance of the substitute mortgage loan as of the due date during the month that it is added to the trust fund.

       The time period within which the applicable mortgage loan seller (or, in the case of the NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable) must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days following its receipt of notice of the subject material breach or material document defect. However, if the subject material breach or material document defect is capable of being cured and if the applicable mortgage loan seller (or, in the case of the NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable) is diligently attempting to correct the material breach or material document defect, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution (unless

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such material breach or material document defect causes any mortgage loan to not be a "qualified mortgage" within the meaning of the REMIC provisions of the Code).

       In addition to the foregoing, if--

       - any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

       -      such underlying mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the applicable mortgage loan seller (or, in the case of the NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable) will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless the applicable special servicer determines that all of the following conditions would be satisfied if the applicable mortgage loan seller (or, in the case of the NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable) were to repurchase or substitute for only the affected crossed loan as to which a defect or breach had initially occurred:

       (i) the debt service coverage ratio for any related crossed loans that remain in the trust fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,

       (ii) the loan-to-value ratio for any related crossed loans that remain in the trust fund (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party obligated to effect the repurchase or the substitution) is not greater than the least of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party responsible for effecting the repurchase or substitution), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75.0%, and

       (iii) the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the trust fund or its assets, income or gain, cause the crossed loans not purchased or replaced to have been significantly modified under the REMIC provisions of the Code or cause any REMIC created under the series 2005-C5 pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2005-C5 certificate is outstanding.

       In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the party responsible for completing the repurchase or substitution may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for all of the related crossed loans. The determination of the applicable special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the party responsible for completing the repurchase or substitution repurchases or substitutes for an affected crossed loan in the manner prescribed above, but does not repurchase or replace the related crossed loans, we and each mortgage loan seller (or, in the case of the NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable) have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or replaced crossed loan and (b) any related crossed loans that were not repurchased or replaced would no longer be cross-defaulted or cross-collateralized with one another.

       Any of the following document defects will be conclusively presumed materially and adversely to affect the interests of a class of series 2005-C5 certificateholders in an underlying mortgage loan:

       - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

       - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, with a certificate stating that the original mortgage was sent for recordation, or
              (c) a copy of the mortgage and the related recording information;

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       -      the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or, if the policy has not yet been issued, a binding written commitment (including a PRO FORMA or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company) relating to the subject mortgage loan;

       - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment,
              (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation, or (c) a copy of the intervening assignment and the related recording information;

       - the absence from the mortgage file of any required original letter of credit; PROVIDED that such defect may be cured by providing a substitute letter of credit or a cash reserve; or

       - the absence from the mortgage file of a copy of any required ground lease.

       The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the trust fund will constitute the sole remedies available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller (or, in the case of the NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable) of its representations or warranties regarding the underlying mortgage loans.

       Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed a material breach or material document defect, requiring the related mortgage loan seller (or, in the case of the NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable) to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following its receipt of notice of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

       Each mortgage loan seller (or, in the case of the NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable) has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

       The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in November 2005. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance and the initial net mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance and the initial net mortgage pool balance specified in this prospectus supplement.

       A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2005-C5 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

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                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

       The series 2005-C5 certificates and the class 375 certificates will be issued, on or about November 9, 2005, under a pooling and servicing agreement to be dated as of November 1, 2005, between us, as depositor, and the trustee, the master servicers and the special servicers. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

       -      the underlying mortgage loans;

       - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in November 2005, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

       -      the loan documents for the underlying mortgage loans;

       -      our rights under each of the mortgage loan purchase agreements;

       - any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans; and

       - those funds or assets as from time to time are deposited in each master servicer's collection account described under "The Series 2005-C5 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account described under "The Series 2005-C5 Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

       The series 2005-C5 certificates will include the following classes:

       -      the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E and F
              classes, which are the classes of series 2005-C5 certificates that are offered by this prospectus supplement;

       -      the A-X, A-SP, A-Y, G, H, J, K, L, M, N, O, P, Q, S, 375-A, 375-B
              and 375-C, R and V classes, which are the classes of series 2005-C5 certificates that--

              1.     will be retained or privately placed by us, and

              2.     are not offered by this prospectus supplement.

       The class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, O, P, Q, S, 375-A, 375-B and 375-C certificates are the series 2005-C5 certificates that will have principal balances. The series 2005-C5 certificates with principal balances constitute the series 2005-C5 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

       The class A-X, A-SP, A-Y, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X, A-SP and A-Y certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X, A-SP and A-Y certificates are sometimes referred to in this prospectus supplement as the series 2005-C5 interest only certificates.

       For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and
S certificates.

       For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

       1. during the period from the date of initial issuance of the series 2005-C5 certificates through and including the distribution date in November 2006, the sum of (a) the lesser of $73,232,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $535,702,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding from time to time;

       2. during the period following the distribution date in November 2006 through and including the distribution date in November 2007, the sum of (a) the lesser of $97,744,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $512,979,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding from time to time;

       3. during the period following the distribution date in November 2007 through and including the distribution date in November 2008, the sum of (a) the lesser of $143,481,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $489,055,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding from time to time and (d) the lesser of $20,922,000 and the total principal balance of the class K certificates outstanding from time to time;

       4. during the period following the distribution date in November 2008 through and including the distribution date in November 2009, the sum of (a) the lesser of $24,911,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $466,030,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-AB, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding from time to time, and (d) the lesser of $5,259,000 and the total principal balance of the class J certificates outstanding from time to time;

       5. during the period following the distribution date in November 2009 through and including the distribution date in November 2010, the sum of (a) the lesser of $4,623,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $411,264,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-4, A-M, A-J, B, C, D, E and F certificates outstanding from time to time, and
              (d) the lesser of $18,622,000 and the total principal balance of the class G certificates outstanding from time to time;

       6. during the period following the distribution date in November 2010 through and including the distribution date in November 2011, the sum of (a) the lesser of $908,336,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $387,063,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B, C, D and E certificates outstanding from time to time, and (d) the lesser of $6,667,000 and the total principal balance of the class F certificates outstanding from time to time;

       7. during the period following the distribution date in November 2011 through and including the distribution date in November 2012, the sum of (a) the lesser of $752,402,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $350,226,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B and C certificates outstanding from time to time, and (d) the lesser of $10,128,000 and the total principal balance of the class D certificates outstanding from time to time; and

       8.     following the distribution date in November 2012, $0.

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       For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then Stated Principal Balance of the residential cooperative mortgage loans, referred herein as the NCB/Column Loans, in the trust fund sold to us by Column Financial, Inc.

       In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2005-C5 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

       GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

       Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

       - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

       - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

       The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

       DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

       Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

       Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through

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DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

       Because of time-zone differences--

       - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

       - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

       Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

       Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2005-C5 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

       DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

       DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

       The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2005-C5 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2005-C5 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

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       Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

       DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2005-C5 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

       Neither we nor any of the master servicers, the certificate registrar, the underwriters, the special servicers or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

       Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

       See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

       GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2005-C5 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2005-C5 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

       DEPOSITS. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

       - All payments and other collections on the mortgage loans and any REO Properties (and the 375 Park Avenue Non-Pooled Portion) in the trust fund on deposit in that master servicer's collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

              1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

              2. payments and other collections received after the end of the related collection period;

              3. amounts that are payable or reimbursable from that master servicer's collection account to any person other than the series 2005-C5 certificateholders, including--

                     (a) amounts payable to that master servicer or a special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

                     (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                     (c) amounts payable with respect to other trust fund expenses;

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              4.     net investment income on the funds in that master
                     servicer's collection account;

              5. amounts deposited in that master servicer's collection account in error; and

              6.     any amounts payable to the holder of a Companion Loan.

       - Any advances of delinquent monthly debt service payments made by that master servicer with respect to that distribution date.

       - Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

       See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2005-C5 Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

       With respect to each distribution date that occurs during March, commencing in March 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

       The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account that meets the requirements set forth in the series 2005-C5 pooling and servicing agreement.

       WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

       - to pay itself a monthly fee which is described under "The Series 2005-C5 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

       - to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2005-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); PROVIDED that the trustee or any such master servicer may choose in its sole discretion to be reimbursed in installments; and PROVIDED, FURTHER, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool and second be made out of payments of interest on the mortgage pool;

       - to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2005-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

       - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2005-C5 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

       - to pay for the cost of recording the series 2005-C5 pooling and servicing agreement;

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       -      to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2005-C5 pooling and servicing agreement;

       - to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

       - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis (except for any mortgage loan then in an interest-only period that provides for the payment of a fixed interest amount during the interest-only period);

       - to pay itself interest and other investment income earned on funds held in the distribution account;

       - to pay any U.S. federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

       - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

       On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2005-C5 certificates.

       For any distribution date, the Total Available Funds will consist of four separate components:

       - the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-Y, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J
              and/or K certificates, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

       - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below;

       - the portion of those funds allocable to the 375 Park Avenue Non-Pooled Portion (see "Description of the Underlying Mortgage Loans- The 375 Park Avenue Pooled and Non-Pooled Portions" in this prospectus supplement), referred to in this prospectus supplement as the "Class 375 Available P&I Funds," which will be paid to the holders of the class 375 certificates, as described under "Description of the Underlying Mortgage Loans- The 375 Park Avenue Pooled and Non-Pooled Portions" above; and

       - the remaining portion of those funds, referred to in this prospectus supplement as the Standard Available P&I Funds, which will be paid to the holders of all the series 2005-C5 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

       In no event will any amounts allocable to any CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to any CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

INTEREST RESERVE ACCOUNT

       The trustee must maintain an account or subaccount in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest

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reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

       During January, except in a leap year, and February of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis (except for any mortgage loan then in an interest-only period that provides for the payment of a fixed interest amount during the interest-only period) and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate (or, in the case of a residential cooperative mortgage loan that was originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column, the related Net Mortgage Interest Rate minus 0.10% per annum) (or, in the case of the 375 Park Avenue Loan, interest accrued at the Net Mortgage Interest Rate for the 375 Park Avenue Pooled Portion on the Allocated Principal Balance of the 375 Park Avenue Pooled Portion) on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

       During March of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Standard Available P&I Funds for the distribution date during the month of transfer.

       The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2005-C5 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

       The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account.

DISTRIBUTIONS

       GENERAL. For purposes of allocating payments on the respective classes of the series 2005-C5 certificates, the underlying mortgage loans will be divided into:

       1. Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in whole or in part by property types other than multifamily and manufactured housing together with 33 underlying mortgage loans that are secured by multifamily, manufactured housing and a mixed use property type that has a multifamily component. Loan group no. 1 will consist of 206 mortgage loans, with an initial net loan group no. 1 principal balance of $2,362,524,622, representing approximately 81.4% of the initial net mortgage pool balance.

       2. Loan group no. 2, which will consist of all but 33 of the underlying mortgage loans that are secured by the multifamily and manufactured housing property types. Loan group no. 2 will consist of 74 mortgage loans, with an initial loan group no. 2 balance of $538,421,938, representing approximately 18.6% of the initial net mortgage pool balance.

       Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

       GENERAL. On each distribution date, the trustee will, subject to the applicable available funds and the exception described in the next sentence, make all distributions required to be made on the series 2005-C5 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

       In order for a series 2005-C5 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of

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the calendar month preceding the month in which that distribution date occurs.
Otherwise, that certificateholder will receive its distributions by check mailed to it.

       Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

       Distributions made to a class of series 2005-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

       INTEREST DISTRIBUTIONS. All of the classes of the series 2005-C5 certificates will bear interest, except for the R and V classes.

       With respect to each interest-bearing class of the series 2005-C5 certificates, that interest will accrue during each interest accrual period based upon:

       - the pass-through rate with respect to that class for that interest accrual period;

       - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

       -      the assumption that each year consists of twelve 30-day months.

       However, no interest will accrue with respect to the class A-SP certificates following the October 2012 interest accrual period.

       On each distribution date, subject to the Standard Available P&I Funds - or, in the case of the class 375 certificates, the Class 375 Available P&I Funds
- for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2005-C5 certificates will be entitled to receive--

       - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

       - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2005-C5 certificates.

       If the holders of any interest-bearing class of the series 2005-C5 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Standard Available P&I Funds or the Class 375 Available P&I Funds for those future distribution dates and the distribution priorities described below.

       The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2005-C5 certificates (other than the class A-Y certificates) will equal:

       -      in the case of the class 375 certificates, the lesser of--

              1. the total portion, if any, of that Net Aggregate Prepayment Interest Shortfall that is attributable to the 375 Park Avenue Loan, and

              2. the total amount of interest accrued during the related interest accrual period with respect to the class 375 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall); and

       - in the case of each other interest-bearing class of series 2005-C5 certificates (exclusive of the class 375 and A-Y certificates), the product of--

              1. the total amount of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the class A-Y certificates in accordance with the next paragraph), multiplied by

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              2.     a fraction, the numerator of which is the total amount of
                     interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2005-C5 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2005-C5 certificates (other than the class A-Y certificates and calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

       The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to the class A-Y certificates will equal the sum of the products obtained by multiplying, in the case of each residential cooperative mortgage loan in the trust fund that was originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column that was the subject of a Prepayment Interest Shortfall incurred during the related collection period:

       - the total amount of any portion of that Net Aggregate Prepayment Interest Shortfall attributable to such residential cooperative mortgage loan (after reduction for any Compensating Interest or Prepayment Interest Excess remitted by the Master Servicer of the NCB/Column Loans to offset Prepayment Interest Shortfalls with respect to such collection period), multiplied by

       - a fraction, the numerator of which is 0.10%, and the denominator of which is the Net Mortgage Interest Rate for such residential cooperative mortgage loan.

       Distributions of interest on the class A-Y certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the trust fund that is other than a residential cooperative mortgage loan in the trust fund that was originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column.

       CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2005-C5 certificates for the initial interest accrual period is shown in the table on page S-5. However, the initial pass-through rates shown in the table on page S-5 with respect to the class A-X, A-SP and A-Y certificates are each approximate.

       The pass-through rates applicable to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

       - the pass-through rate applicable to the particular class of series 2005-C5 certificates for the initial interest accrual period shown on page S-5, and

       - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

       The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the October 2102 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2005-C5 principal balance certificates (exclusive of the Class 375 Certificates). If the entire total principal balance of any class of series 2005-C5 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C5 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2005-C5 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October 2012 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

       - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

       - the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C5 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

       Following the October 2012 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the November 2012 interest accrual period and for each interest accrual period thereafter.

       The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C5 principal balance certificates (exclusive of the Class 375 Certificates). In general, the total principal balance of each class of series 2005-C5 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; PROVIDED that, if a portion, but not all, of the total principal balance of any particular class of series 2005-C5 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October 2012 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

       - if such particular component consists of the entire total principal balance of any class of series 2005-C5 principal balance certificates (exclusive of the Class 375 Certificates), and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

       - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C5 principal balance certificates (exclusive of the Class 375 Certificates) and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

       - if such particular component consists of the entire total principal balance of any class of series 2005-C5 principal balance certificates (exclusive of the Class 375 Certificates), and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C5 principal balance certificates; and

       - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C5 principal balance certificates (exclusive of the Class 375 Certificates), and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage

              Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C5 principal balance certificates.

       Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the October 2012 interest accrual period, the total principal balance of each class of series 2005-C5 principal balance certificates (exclusive of the Class 375 Certificates) will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C5 principal balance certificates whose principal balance makes up such component.

       The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the various class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the trust fund that were originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal 0.10% per annum; PROVIDED that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.10% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

       The pass-through rate for the class 375 certificates for each interest accrual period will have be an "Adjusted Fixed" pass-through rate will have the following pass-through rates: (i) with respect to the class 375-A certificates, 5.1050%, (ii) with respect to the class 375-B certificates, 5.2020%, and (iii) with respect to the class 375-C certificates, 5.5900%, PROVIDED that in any month that has more or less than 30 days, each such pass-through rate will be adjusted to an annual rate that would produce an equivalent amount of interest on the basis of an assumed year consisting of 12 30-day months. As of the date of initial issuance, the weighted average of the pass-through rates of the 375 Park Avenue certificates will equal the net mortgage pass-through rate of the 375 Park Avenue non-pooled portion.

       The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

       The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

       PRINCIPAL DISTRIBUTIONS. Subject to the Standard Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2005-C5 principal balance certificates on each distribution date will equal the Net Total Principal Distribution Amount for that distribution date. Subject to the Class 375 Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the class 375 certificates on each distribution date will equal the Class 375 Principal Distribution Amount for that date. The Net Total Principal Distribution Amount and the Class 375 Principal Distribution Amount for any distribution date collectively constitute the Total Principal Distribution amount for that date.

       In general, subject to the Standard Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

       - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Net Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

       - in the case of the class A-AB certificates, an amount up to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto);

       - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal

              Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding bullet);

       - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

       - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

       - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the fourth preceding bullet) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets); and

       - in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets).

       In addition, if the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Standard Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Net Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Net Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates to zero).

       Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

       While the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates are outstanding, no portion of the Net Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2005-C5 principal balance certificates.

       Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, the Net Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2005-C5 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

       - the portion of that Net Total Principal Distribution Amount that remains unallocated, and

       - the total principal balance of the subject class immediately prior to that distribution date.

                         ORDER OF ALLOCATION        CLASS
                      -------------------------  ------------
                                 1st                 A-M
                                 2nd                 A-J
                                 3rd                  B
                                 4th                  C
                                 5th                  D
                                 6th                  E
                                 7th                  F
                                 8th                  G
                                 9th                  H
                                 10th                 J
                                 11th                 K
                                 12th                 L
                                 13th                 M
                                 14th                 N
                                 15th                 O
                                 16th                 P
                                 17th                 Q
                                 18th                 S

       In no event will the holders of any class of series 2005-C5 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2005-C5 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

       If either master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2005-C5 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-C5 certificates.

       Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the trust fund remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2005-C5 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

       Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

       In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

       CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit E to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the Class A-AB Certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the Class A-AB Certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the Class A-1-A Certificates, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 2 will be distributed on the Class A-AB Certificates until the total principal balance of the Class A-AB Certificates is reduced to zero, and once the total principal balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 1 will be distributed on the Class A-AB Certificates until the total principal balance of the Class A-AB Certificates is reduced to zero.

       LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2005-C5 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2005-C5 principal balance certificates, then, subject to the Standard Available P&I Funds - or, in the case of the class 375 certificates, the Class 375 Available P&I Funds - for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2005-C5 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

       PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Standard Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Standard Available P&I Funds:

      ORDER OF           RECIPIENT
    DISTRIBUTION      CLASS OR CLASSES                             TYPE AND AMOUNT OF DISTRIBUTION
 ------------------  ------------------   ------------------------------------------------------------------------------------
        1st            A-1, A-2, A-3,     From the portion of the Standard Available P&I Funds attributable to the underlying
                       A-AB and A-4*      mortgage loans in loan group no. 1, interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

                            A-1-A*        From the portion of the Standard Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                         A-X, A-SP        From the entire Standard Available P&I Funds, interest up to the total interest
                          and A-Y*        distributable on those classes, PRO RATA based on the respective interest entitlements of those classes, without regard to loan groups

        2nd              A-1, A-2,        Principal up to the portion of the Net Total Principal Distribution Amount that is
                       A-3, A-AB and      attributable to loan group no. 1 (and, if the class A-1-A certificates are retired,
                           A-4**          any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2), to class A-1, A-2, A-3, A-AB and A-4 in that order, in each case until the total principal balance of that class has been reduced to zero

                          A-1-A**         Principal up to the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-4 certificates are retired, any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero

        3rd            A-1, A-2, A-3,     Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA
                         A-AB, A-4        based on the respective loss reimbursement amounts for those classes and A-1-A
------------------------------------------------------------------------------------------------------------------------------
        4th                 A-M           Interest up to the total interest distributable on that class

        5th                 A-M           Principal up to the total principal distributable on that class

        6th                 A-M           Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        7th                 A-J           Interest up to the total interest distributable on that class

        8th                 A-J           Principal up to the total principal distributable on that class

        9th                 A-J           Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        10th                 B            Interest up to the total interest distributable on that class

        11th                 B            Principal up to the total principal distributable on that class

        12th                 B            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X, A-SP and A-Y classes, as set forth in the table above, is insufficient for that purpose, then the Standard Available P&I Funds will be applied to pay interest on all those classes, PRO RATA based on entitlement.

** Priority of principal distributions among the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates are described above under "Distributions--Principal Distributions."

------------------------------------------------------------------------------------------------------------------------------
        13th                 C            Interest up to the total interest distributable on that class

        14th                 C            Principal up to the total principal distributable on that class

        15th                 C            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        16th                 D            Interest up to the total interest distributable on that class

        17th                 D            Principal up to the total principal distributable on that class

        18th                 D            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        19th                 E            Interest up to the total interest distributable on that class

        20th                 E            Principal up to the total principal distributable on that class

        21st                 E            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        22nd                 F            Interest up to the total interest distributable on that class

        23rd                 F            Principal up to the total principal distributable on that class

        24th                 F            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        25th                 G            Interest up to the total interest distributable on that class

        26th                 G            Principal up to the total principal distributable on that class

        27th                 G            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        28th                 H            Interest up to the total interest distributable on that class

        29th                 H            Principal up to the total principal distributable on that class

        30th                 H            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        31st                 J            Interest up to the total interest distributable on that class

        32nd                 J            Principal up to the total principal distributable on that class

        33rd                 J            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        34th                 K            Interest up to the total interest distributable on that class

        35th                 K            Principal up to the total principal distributable on that class

        36th                 K            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        37th                 L            Interest up to the total interest distributable on that class

        38th                 L            Principal up to the total principal distributable on that class

        39th                 L            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        40th                 M            Interest up to the total interest distributable on that class

        41st                 M            Principal up to the total principal distributable on that class

        42nd                 M            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        43rd                 N            Interest up to the total interest distributable on that class

        44th                 N            Principal up to the total principal distributable on that class

        45th                 N            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        46th                 O            Interest up to the total interest distributable on that class

        47th                 O            Principal up to the total principal distributable on that class

        48th                 O            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        49th                 P            Interest up to the total interest distributable on that class

        50th                 P            Principal up to the total principal distributable on that class

        51st                 P            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        52nd                 Q            Interest up to the total interest distributable on that class

        53rd                 Q            Principal up to the total principal distributable on that class

        54th                 Q            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        55th                 S            Interest up to the total interest distributable on that class

        56th                 S            Principal up to the total principal distributable on that class

        57th                 S            Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------------------------
        58th                 R            Any remaining portion of the Standard Available P&I Funds

       Distributions with respect to the 375 Park Avenue Certificates will be made from the amounts paid on the 375 Park Avenue Non-Pooled Portion. See "Description of the Underlying Mortgage Loans--The 375 Park Avenue Loan" in this prospectus supplement. Amounts distributable on the 375 Park Avenue Non-Pooled Portion will be distributed to the 375 Park Avenue Certificates in the following order of priority--

       - to the class 375-A Certificates, in respect of interest, up to the total interest distributable for such class for such distribution date;

       - to the class 375-A Certificates, in reduction of the certificate balance thereof, (I) an amount up to its PRO RATA portion (based on outstanding certificate balances of the class 375-A, class 375-B and class 375-C Certificates) of (x) any principal prepayments allocated to the 375 Park Avenue Non-Pooled Portion for such distribution date; and (y) the portion of all principal due (including the balloon payment, if then due) on the 375 Park Avenue Loan that is allocated to the 375 Park Avenue Non-Pooled Portion; and (II) after an event of default on the 375 Park Avenue Loan, or if the 375 Park Avenue Loan becomes a specially serviced loan as a result of any event of default, an amount equal to all principal allocated the 375 Park Avenue Non-Pooled Portion, in any case until such certificate balance has been reduced to zero;

       - to the class 375-A Certificates, until any prior Collateral Support Deficits relating to the 375 Park Avenue Loan previously allocated to the class 375-A Certificates, but not previously reimbursed, have been reimbursed in full;

       - to the class 375-B Certificates, in respect of interest, up to the total interest distributable for such class for such distribution date;

       - to the class 375-B Certificates, in reduction of the certificate balance thereof, (I) an amount up to its PRO RATA portion (based on outstanding certificate balances of the class 375-A, class 375-B and class 375-C Certificates) of (x) any principal prepayments allocated to the 375 Park Avenue Non-Pooled Portion for such distribution date; and (y) the portion of all principal due (including the balloon payment, if then due) on the 375 Park Avenue Loan that is allocated to the 375 Park Avenue Non-Pooled Portion; and (II) after an event of default on the 375 Park Avenue Loan, or if the 375 Park Avenue Loan becomes a specially serviced loan as a result of any event of default, an amount equal to all principal allocated to the 375 Park Avenue Non-Pooled Portion that remains after application to the class 375-A Certificates, in any case until such certificate balance has been reduced to zero;

       - to the class 375-B Certificates, until any prior Collateral Support Deficits relating to the 375 Park Avenue Loan previously allocated to the class 375-B Certificates, but not previously reimbursed, have been reimbursed in full;

       - to the class 375-C Certificates, in respect of interest, up to the total interest distributable for such class for such distribution date;

       - to the class 375-C Certificates, in reduction of the certificate balance thereof, (I) an amount up to its PRO RATA portion (based on outstanding certificate balances of the class 375-A, class 375-B and Class 375-C Certificates) of (x) any principal prepayments allocated to the 375 Park Avenue Non-Pooled Portion for such distribution date; and (y) the portion of all principal due (including the balloon payment, if then due) on the 375 Park Avenue Loan that is allocated to the 375 Park Avenue Non-Pooled Portion; and (II) after an event of default on the 375 Park Avenue Loan, or if the 375 Park Avenue Loan becomes a specially serviced loan as a result of any event of default, an amount equal to all principal allocated the 375 Park Avenue Non-Pooled Portion that remains after application to the class 375-A Certificates and the class 375-B Certificates, in any case until such certificate balance has been reduced to zero; and

       - to the class 375-C Certificates, until any prior Collateral Support Deficits relating to the 375 Park Avenue Loan previously allocated to the class 375-C Certificates, but not previously reimbursed, have been reimbursed in full.

       DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

       - the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

              1. the amount of the subject Yield Maintenance Charge, multiplied by

              2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2005-C5 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

              3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2005-C5 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

       - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed entirely to the holders of the class A-X certificates.

       For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

       Notwithstanding the foregoing, if the Yield Maintenance Charge to be distributed was collected with respect to any residential cooperative mortgage loan included in the trust fund that was originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column, then the amount distributable in accordance with the second preceding paragraph will equal the amount of the Yield Maintenance Charges that would have been payable with respect to such residential cooperative mortgage loan if the related mortgage interest rate was equal to the Net Mortgage Interest Rate for such mortgage loan minus 0.10% per annum, without regard to any Yield Maintenance Minimum Amount, and the remaining portion of the Yield Maintenance Charge actually collected will be distributed to the holders of the Class A-Y certificates.

       If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

       - the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

              1. the amount of the subject Static Prepayment Premium, multiplied by

              2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2005-C5 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

              3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2005-C5 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

       - any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullets will be distributable to the holders of the class A-X certificates.

       For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that would have been used to calculate a Yield Maintenance Charge if a Yield Maintenance Charge had been payable. The relevant discount rate for purposes of the foregoing will be converted to a monthly equivalent rate.

       Notwithstanding the foregoing, if the Static Prepayment Premium to be distributed was collected with respect to any residential cooperative mortgage loan included in the trust fund that was originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column, then the amount distributable in accordance with the preceding paragraph will equal 50% of the amount of that Static Prepayment Premium, and the remaining portion of that Static Prepayment Premium will be distributed to the holders of the class A-Y certificates.

       After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2005-C5 certificates.

       As described under "The Series 2005-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges and Static Prepayment Premiums. In such cases, the formulas described above for allocating any Yield Maintenance Charges and Static Prepayment Premiums to any particular class of series 2005-C5 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

       Neither we nor any of the underwriters makes any representation as to--

       - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

       -      the collectability of that prepayment consideration.

       See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

       In no event will the holders of the offered certificates receive any Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

       DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the applicable special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

       Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

       -      distributions on the series 2005-C5 certificates,

       - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2005-C5 certificates, and

       - the amount of all fees payable to the applicable master servicer, the applicable special servicer and the trustee under the series 2005-C5 pooling and servicing agreement.

       In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

       Operating revenues and other proceeds from an REO Property will be applied--

       - FIRST, to pay, or to reimburse the applicable master servicer, the applicable special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

       - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

       To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

       As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2005-C5 principal balance certificates (any such losses related to the 375 Park Avenue Loan will first be applied to the 375 Park Avenue Non-Pooled Portion and therefore impact the class 375 Certificates prior to any other class of certificates). If this occurs following the distributions made to the 2005-C5 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2005-C5 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-C5 certificates equals the total Stated Principal Balance of the mortgage pool (net of the Allocated Principal Balance of the 375 Park Avenue Non-Pooled Portion) that will be outstanding immediately following the subject distribution date; PROVIDED that total Stated Principal Balance of the mortgage pool (and, if and to the extent applicable, the Allocated Principal Balance of the 375 Park Avenue Non-Pooled Portion) will be increased, for this purpose only, by amounts of principal attributable to the mortgage pool (or, if and to the extent applicable, the 375 Park Avenue Non-Pooled Portion) previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2005-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                         ORDER OF ALLOCATION           CLASS
                      -------------------------  -------------------
                                1st                      S
                                2nd                      Q
                                3rd                      P
                                4th                      O
                                5th                      N
                                6th                      M
                                7th                      L
                                8th                      K
                                9th                      J
                                10th                     H
                                11th                     G
                                12th                     F
                                13th                     E
                                14th                     D
                                15th                     C
                                16th                     B
                                16th                    A-J
                                17th                    A-M
                                18th             A-1, A-2, A-3, A-AB,
                                                    A-4 and A-1-A*

                    ----------
                    * PRO RATA based on the respective total principal balances of the subject classes.

       The above-described reductions in the total principal balances of the respective classes of the series 2005-C5 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2005-C5 certificates.

       The series 2005-C5 pooling and servicing agreement may impose limitations on or prohibit the use of funds otherwise payable on the class 375 certificates to reimburse advances or pay Additional Trust Fund Expenses attributable to any mortgage loan other than the 375 Park Avenue Loan.

       The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

       - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

       - all related unreimbursed servicing advances and unpaid liquidation expenses, over

       - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

       On each Distribution Date, immediately following the distributions to be made to the class 375 Certificateholders on such date, the Trustee is required to calculate the 375 Park Avenue Collateral Support Deficit. The Trustee will be required to allocate any 375 Park Avenue Collateral Support Deficit as follows: first, to the class 375-C certificates, until the remaining Certificate Balance of such class has been reduced to zero; second, to the class 375-B certificates until the remaining Certificate Balance of such class has been reduced to zero; third, to the class 375-A certificates until the remaining Certificate Balance of such class has been reduced to zero and fourth, to the 375 Park Avenue Pooled Portion, until the Stated Principal Balance thereof has been reduced to zero.

       If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

       The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

       - any special servicing fees, work-out fees and liquidation fees paid to a special servicer;

       - any interest paid to a master servicer, a special servicer and/or the trustee with respect to advances;

       - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

       - any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

              1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2005-C5 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

              2. any reimbursements and indemnification to the master servicers, the special servicers, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2005-C5 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

              3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax
                     Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

       - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2005-C5 pooling and servicing agreement or the related mortgage loan seller (or, in the case of NCB/Column Loans, NCB, FSB or National Consumer Cooperative Bank, as applicable); and

       - any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series 2005-C5 Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

       Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

       Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, primary servicing fees and work-out fees, that--

       - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans as to which it acts as master servicer, and

       - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

       Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

       - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

       -      a fraction--

              1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

              2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

       However, there will be no such reduction in any advance for delinquent monthly debt service payments due to an Appraisal Reduction Event at any time after the total principal balance of all classes of series 2005-C5 principal balance certificates (other than the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates) have been reduced to zero. In addition, if the class 375 certificates is the only class of series 2005-C5 principal balance certificates outstanding besides the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes, then Appraisal Reduction Events will only occur with respect to the 375 Park Avenue Loan.

       Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan.

       With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-C5 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2005-C5 certificates on the related distribution date. While neither the servicers nor the trustee are required to make any monthly debt service advances with respect to any Companion Loan, they are required to make monthly debt service advances with respect to the 375 Park Avenue Non-Pooled Portion.

       If any master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

       The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds (together with interest accrued thereon), from collections on the underlying mortgage loan (including the 375 Park Avenue Non-Pooled Portion) as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If a master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the applicable special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2005-C5 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2005-C5 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. With respect to advances relating to the 375 Park Avenue Non-Pooled Portion, the applicable master servicer, the special servicer and the trustee will be entitled to recover any such advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the underlying mortgage loans on deposit in the collection account (first from principal collections and then from interest collections). The trustee may conclusively rely on the determination of the applicable master servicer and applicable special servicer regarding the recoverability of any monthly debt service advance, and the applicable master servicer may conclusively rely on the determination of the applicable special servicer regarding the recoverability of any monthly debt service advance. Notwithstanding the foregoing, with respect to any P&I Advances on the 375 Park Avenue Non- Pooled Portion, the special servicer shall have the right to determine based upon whatever information, facts and circumstances that it deems appropriate that while such P&I Advance is currently recoverable, in the judgment of the special servicer, there is a reasonable likelihood that such advance could become a Nonrecoverable P&I Advance, and that it is in the best interest of the Certificateholders (other than the Class 375 Certificateholders) that no further P&I Advances be made on the 375 Park Avenue Non- Pooled Portion.

       Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the relevant master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed six months without the consent of the Series 2005-C5 Directing Certificateholder or 12 months in any event), with interest continuing to accrue thereon at the prime rate as described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the relevant master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the series 2005-C5 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2005-C5 certificateholders to the detriment of other classes of 2005-C5 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2005-C5 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2005-C5 certificateholders.

       In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of
- but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2005-C5 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

       In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, FIRST, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and THEN out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Net Total Principal Distribution Amount that are attributable to the respective loan groups.

       The master servicers and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long

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as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

       A monthly debt service payment will be assumed to be due with respect to:

       - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

       - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

       The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

       TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicers and the special servicers, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2005-C5 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2005-C5 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

       Each master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto each master servicer's computer system, none of the master servicers are required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in January 2006; PROVIDED, that no master servicer nor any special servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first business day after the third Determination Date following the closing date, and the trustee shall not be obligated to deliver any such report until provided by a master servicer.

       BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; PROVIDED that you deliver a written certification to the trustee in the form attached to the series 2005-C5 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicers, the trustee and the certificate registrar are required to recognize as series 2005-C5 certificateholders only those persons in whose names the series 2005-C5 certificates are registered on the books and records of the certificate registrar.

       INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2005-C5 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered

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certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2005-C5 pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

       The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

       The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2005-C5 pooling and servicing agreement.

       OTHER INFORMATION. The series 2005-C5 pooling and servicing agreement will obligate the trustee (or in the case of the items listed in the fifth, sixth and seventh bullet points below, the Master Servicer or Special Servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

       - the series 2005-C5 pooling and servicing agreement, including exhibits, and any amendments to the series 2005-C5 pooling and servicing agreement;

       - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-C5 certificateholders since the date of initial issuance of the offered certificates;

       - all officer's certificates delivered to the trustee by the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Series 2005-C5 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

       - all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Series 2005-C5 Pooling and Servicing
              Agreement--Evidence as to Compliance" in this prospectus supplement;

       - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the applicable master servicer or the applicable special servicer as described under "The Series 2005-C5 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

       - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the applicable master servicer or the applicable special servicer;

       - the most recent quarterly and annual operating statement and rent roll (for all mortgaged real properties other than residential cooperative properties) for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer as described under "The Series 2005-C5 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

       - the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

       Copies of any and all of the foregoing items will be available from the trustee, applicable master servicer or applicable special servicer upon request. However, the trustee, master servicer or special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

       In connection with providing access to or copies of the items described above, the trustee, master servicer or special servicer may require:

       - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2005-C5 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a registered

                                      S-162
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              holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

       - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2005-C5 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential and will indemnify the trustee, the master servicer and the special servicer.

VOTING RIGHTS

       The voting rights for the series 2005-C5 certificates will be allocated as follows:

       - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
              N, O, P, Q and S certificates, in proportion to the respective total principal balances of those classes);

       - 1% of the voting rights will be allocated to the class A-X, A-SP and A-Y certificates, in proportion to the respective notional amounts of those classes; and

       - 0% of the voting rights will be allocated to the holders of the class 375, R and V certificates.

       Voting rights allocated to a class of series 2005-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

       GENERAL.  The yield on any offered certificate will depend on--

       - the price at which the certificate is purchased by an investor, and

       -      the rate, timing and amount of distributions on the certificate.

       The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

       -      the pass-through rate for the certificate,

       - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

       - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

       - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

       PASS-THROUGH RATES. The pass-through rates on the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E and F certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

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       RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, pay downs of loans due to failure of the related property to meet certain performance criteria or purchases or other removals of underlying mortgage loans from the trust fund.

       Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2005-C5 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

       As described in this prospectus supplement, the principal up to the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-3, A-AB and A-4 certificates in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-4 certificates have been reduced to zero, any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, the Net Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes, sequentially in alphabetical order of class designation, in each such case until the related certificate balance is reduced to zero. With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which (i) the class A-1, A-2 and A-3 certificates remain outstanding with respect to principal attributable to loan group no. 1 and (ii) the class A-1-A, A-1, A-2 and A-3 certificates remain outstanding with respect to principal attributable to loan group no. 2. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2 and/or the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 1, as applicable, will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2, A-3 and A-1-A certificates were outstanding.

       Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its

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mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

       The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

       Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

       DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

       -      the amount of distributions on your offered certificates,

       -      the yield to maturity of your offered certificates,

       - the rate of principal distributions on your offered certificates, and

       -      the weighted average life of your offered certificates.

       Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

       If--

       - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

       - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

       The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

       Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

       In addition, if the applicable master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2005-C5 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-C5 certificates.

       In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of -

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payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2005-C5 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

       THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2005-C5 certificates, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

       RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

       -      prevailing interest rates;

       -      the terms of those mortgage loans, including--

              1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges and/or Static Prepayment Premiums, and

              2.     amortization terms that require balloon payments;

       - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

       - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

       -      the quality of management of the mortgaged real properties;

       -      the servicing of those mortgage loans;

       -      possible changes in tax laws; and

       -      other opportunities for investment.

       See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Series 2005-C5 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

       The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required

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debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificate as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

       We make no representation or warranty regarding:

       - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

       -      the relative importance of those factors;

       - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

       - the overall rate of prepayment or default on the underlying mortgage loans.

       DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

       For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of November 9, 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

       - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

       -      summing the results; and

       - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

       As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable FIRST to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the Class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement), THEN to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2005-C5 principal balance certificates.

       The tables set forth in Exhibit C show with respect to each class of offered certificates--

       -      the weighted average life of that class, and

       - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

       The actual characteristics and performance of the underlying mortgage loans will differ from the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

       We make no representation that--

       - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

       - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

       - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

               THE SERIES 2005-C5 POOLING AND SERVICING AGREEMENT

GENERAL

       The series 2005-C5 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of November 1, 2005, by and among us, as depositor, and the master servicers, the special servicers and the trustee.

       Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2005-C5 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the series 2005-C5 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2005-C5 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2005-C5 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICERS

       GENERAL. There will be two master servicers under the series 2005-C5 pooling and servicing agreement. Set forth below is information regarding the total number of underlying mortgage loans and percentage of the initial net mortgage pool balance for which each of those master servicers is responsible.

                                                                 % OF INITIAL NET
                                                     NO. OF          MORTGAGE
                                NAME                  LOANS        POOL BALANCE
                ---------------------------------- ----------  ----------------------
                GMACCM............................     258             96.4%
                NCB, FSB..........................      22              3.6%

       Exhibit A-1 identifies the applicable master servicer for each of the underlying mortgage loans.

       The information set forth in this prospectus supplement concerning each of the master servicers has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

       GMACCM. GMACCM is a California corporation. It is one of the mortgage loan sellers. GMACCM is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. General Motors Acceptance Corporation has entered into a definitive agreement to sell a sixty percent equity interest in GMAC Commercial Holding Corp. ("GMACCH"), the parent of GMACCM, to a consortium of investors comprising Five Mile Capital Partners, Kohlberg Kravis Roberts & Co. and Goldman Sachs Capital Partners. Members of the current GMACCH management team will also invest in GMACCH shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close in the fourth quarter of this year. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of GMACCM or as to the impact of any such changes. GMACCM's primary servicing location is 200 Witmer Road, Horsham, Pennsylvania 19044.

       As of June 30, 2005, GMACCM and its affiliates were responsible for master or primary servicing loans, totaling approximately $214.2 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions.

       NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is a wholly owned subsidiary of NCB, one of the special servicers. See "--The Special Servicers--General." NCB, FSB's servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

       As of August 31, 2005, NCB, FSB was servicing a portfolio with a total principal balance of approximately $4.0 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $2.9 billion of commercial and residential cooperative real estate assets representing 33 securitization transactions for which NCB, FSB, is primary or master servicer.

THE SPECIAL SERVICERS

       GENERAL. NCB will act as special servicer under the series 2005-C5 pooling and servicing agreement with respect to the underlying residential cooperative mortgage loans that were originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column for inclusion in the trust fund. CWCapital Asset Management LLC will act as special servicer under the series 2005-C5 pooling and servicing agreement with respect to all of the other underlying mortgage loans.

       The information set forth in this prospectus supplement concerning each of the special servicers has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

       CWCAPITAL ASSET MANAGEMENT LLC. CWCapital Asset Management LLC ("CWCAM"), a Massachusetts limited liability company, is an affiliate of CDP Real Estate Advisory Group. The principal servicing offices of CWCAM are located at 1919 Pennsylvania Avenue, Washington DC, and its telephone number is 202-721-1824. CWCAM, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

       - acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

       -      investing in high-yielding real estate loans, and

       - investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

       As of August 30, 2005, CWCAM was managing a portfolio of assets in many states across the country. Included in this managed portfolio are $27 billion of commercial real estate assets representing 23 securitization transactions, for which CWCAM acts as special servicer. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

       NCB. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized corporations throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers. The principal executive office of NCB is located at 1725 Eye Street, N.W., Washington, D.C. 20006.

       As of August 31, 2005, NCB and its affiliates were managing a portfolio with a total principal balance of approximately $4.0 billion, most of which are commercial and residential cooperative real estate assets. Included in this managed portfolio are $2.9 billion of commercial and residential cooperative real estate assets representing 33 securitization transactions, for which NCB or an affiliate is servicer or special servicer.

THE TRUSTEE

       Wells Fargo will act as trustee under the series 2005-C5 pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at: (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-013; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

ASSIGNMENT OF THE MORTGAGE LOANS

       On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2005-C5 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE SERIES 2005-C5 POOLING AND SERVICING AGREEMENT

       GENERAL. Each master servicer and special servicer must service and administer the underlying mortgage loans and any REO Properties owned by the trust fund for which it is responsible under the series 2005-C5 pooling and servicing agreement, directly or through sub-servicers, in accordance with--

       -      any and all applicable laws,

       - the express terms of the series 2005-C5 pooling and servicing agreement,

       - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

       -      to the extent consistent with the foregoing, the Servicing
              Standard.

       In general, the master servicers will be responsible for the servicing and administration of--

       - all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

       - all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

       In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events have ceased to exist.

       In general, subject to specified requirements and certain consultations, consents and approvals of the Series 2005-C5 Directing Certificateholder, the Class 375 Directing Certificateholder and/or the holder of any related CBA B-Note Companion Loan, as applicable, contained in the series 2005-C5 pooling and servicing agreement, the special servicers will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of each REO Property in the trust fund.

       Despite the foregoing, the series 2005-C5 pooling and servicing agreement will require the master servicers:

       - to continue to receive payments and, subject to the applicable master servicer's timely receipt of information from the applicable special servicer, prepare all reports to the trustee required with respect to any specially serviced assets; and

       - otherwise, to render other incidental services with respect to any specially serviced assets.

       None of the master servicers and special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2005-C5 pooling and servicing agreement.

       The applicable master servicer will transfer servicing of a mortgage loan in the trust fund to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

       In the case of a number of underlying mortgage loans, it is expected that each master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor to that master servicer, except for cause.

       Two-hundred forty-five (245) of the mortgage loans representing 92.0% of the initial net mortgage pool balance will be primary serviced by GMACCM. NCB, FSB will act as primary servicer with respect to 22 of the underlying mortgage loans representing 3.6% of the initial net mortgage pool balance. Various other parties will act as primary servicer with respect to 13 underlying mortgage loans, representing 4.4% of the initial net mortgage pool balance. None of GMACCM, NCB, FSB or the other primary servicers may be terminated as a primary servicer, including by the trustee or other successor to the master servicer, except for cause.

       CBA B-NOTE COMPANION LOANS. No CBA B-Note Companion Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans.

Each CBA B-Note Companion Loan will, however, be serviced under the series 2005-C5 pooling and servicing agreement by the applicable master servicer or special servicer if a CBA A/B Material Default with respect to that loan has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

       THE MASTER SERVICING FEE. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

       A master servicing fee:

       - will be earned with respect to each and every underlying mortgage loan (including the 375 Park Avenue Non-Pooled Portion) including (without duplication)--

              1.     each specially serviced mortgage loan, if any,

              2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

              3. each mortgage loan, if any, as to which defeasance has occurred; and

       -      in the case of each underlying mortgage loan will--

              1. be calculated on the same interest accrual basis as that mortgage loan (except in the case of (a) the mortgage loans sold to us by GECC, in which case the servicing fee will be calculated on a 30/360 basis, and (b) in the case of any mortgage loan that provides for payment of a fixed interest amount during any interest only period, on a 30/360 basis during the interest only period of such loan and on an actual/360 basis otherwise),

              2. accrue at a master servicing fee rate (exclusive of any primary servicing fee rate) that on a loan-by-loan basis ranges from 0.01% per annum to 0.08% per annum,

              3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

              4. be payable monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

       As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.0465% per annum.

       For purposes of this prospectus supplement, master servicing fees include primary servicing fees and, in some cases, correspondent fees. The applicable master servicer will be the primary servicer for certain of the underlying mortgage loans. The underlying mortgage loans not primary serviced by the applicable master servicer will be serviced by various other parties, who will be entitled to the related primary servicing fees.

       If NCB, FSB resigns or is terminated as a master servicer, then it will be entitled to retain the related Excess Servicing Strip, which is equal to that portion of its master servicing fees (accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming NCB, FSB's duties, as a master servicer under the series 2005-C5 pooling and servicing agreement. An initial master servicer will be entitled to transfer any such Excess Servicing Strip that may be retained by it in connection with its resignation or termination.

       PREPAYMENT INTEREST SHORTFALLS. The series 2005-C5 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of a master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the applicable master servicer
(i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (PROVIDED that the applicable master servicer or applicable special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard),
(iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series

2005-C5 Directing Certificateholder or (vi) as permitted by the related loan documents), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

       In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan serviced by such master servicer and the applicable master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then such master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans for which it is also the applicable master servicer to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

       No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and a master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any subsequent collection period.

       Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Standard Available P&I Funds or the Class 375 Available P&I Funds, as applicable, for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

       - any payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

       - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2005-C5 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

       No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

       PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to each special servicer with respect to its special servicing activities will be--

       -      the corresponding special servicing fees,

       -      the corresponding work-out fees, and

       -      the corresponding liquidation fees.

       SPECIAL SERVICING FEE. A special servicing fee:

       -      will be earned with respect to--

              1. each underlying mortgage loan, if any, that is being specially serviced, and

              2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

       - in the case of each underlying mortgage loan described in the foregoing bullet, will--

              1. be calculated on the same interest accrual basis as that mortgage loan,

              2. accrue at a special servicing fee rate of 0.25% per annum, and

              3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

       - will generally be payable to the applicable special servicer monthly from collections of interest on that mortgage loan.

       WORK-OUT FEE. Each special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each payment of interest (other than Default Interest) and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that mortgage loan. However, a new work-out fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

       If either of the special servicers is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were (or were close to being) worked out by it during the period that it acted as a special servicer and as to which no new Servicing Transfer Event had occurred as of the time of that termination. The successor special servicer will not be entitled to any portion of those work-out fees.

       Although work-out fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2005-C5 certificateholders.

       LIQUIDATION FEE. Each special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. Each special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

       Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

       - the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

       - the purchase of any Defaulted Loan by the applicable special servicer or the Series 2005-C5 Directing Certificateholder, or any of their affiliates, as described under "--Realization Upon Mortgage Loans" below;

       - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Mortgage Loan, pursuant to the related CBA A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that CBA A Note Mortgage Loan becoming specially serviced;

       - so long as the 375 Park Avenue Loan is purchased within 90 days after the date such Mortgage Loan became a Specially Serviced Mortgage Loan, the purchase by the class 375 Directing Certificateholder of such Mortgage Loan;

       - the actual purchase of an underlying mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee; or

       - the purchase of all of the mortgage loans and REO Properties in the trust fund by any master servicer, any special servicer or any single certificateholder or group of certificateholders of the series 2005-C5 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

       Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-C5 certificateholders.

       SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOANS. The special servicer will be entitled to such compensation with respect to the CBA B-Note Companion Loans as is provided under the respective CBA A/B Intercreditor Agreements; PROVIDED that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2005-C5 certificateholders with respect to the related CBA A-Note Mortgage Loan.

       ADDITIONAL SERVICING COMPENSATION. Each master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans as to which it is the applicable master servicer, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

       In addition, the following items collected on the mortgage loans in the trust fund will be allocated between the applicable master servicer and the applicable special servicer as additional compensation in accordance with the series 2005-C5 pooling and servicing agreement:

       - any late payment charges and Default Interest actually collected on an underlying mortgage loan and that are not otherwise applied--

              1. to pay the applicable master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

              2. to reimburse the trust fund for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

              3. to reimburse the trust fund for any other Additional Trust Fund Expenses related to that mortgage loan, and

       - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

       Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See
"--Collection Accounts" below.  Each master servicer--

       - will generally be entitled to retain any interest or other income earned on those funds, and

       - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

       Generally, a master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, PROVIDED that it may be obligated if certain requirements in the series 2005-C5 pooling and servicing agreement are not complied with.

       Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. Each special servicer--

       - will generally be entitled to retain any interest or other income earned on those funds, and

       - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that special servicer's benefit.

       Generally, a special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, PROVIDED that it may be obligated if certain requirements in the series 2005-C5 pooling and servicing agreement are not complied with.

       SERVICING ADVANCES. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the applicable master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2005-C5 pooling and servicing agreement with respect to the related mortgaged real property.

       Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by a master servicer or special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

       The applicable special servicer will request the applicable master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). Each special servicer must make the request a specified number of days prior to when the subject advance is required to be made. The applicable master servicer must make the requested servicing advance within a specified number of days following that master servicer's receipt of the request. The applicable special servicer will be required to provide the applicable master servicer any information in its possession as that master servicer may reasonably request to enable that master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

       To the extent that a master servicer fails to make a servicing advance that it is required to make under the series 2005-C5 pooling and servicing agreement and a responsible officer of the trustee has actual knowledge of such failure by the applicable master servicer, the trustee will make such servicing advance pursuant to the series 2005-C5 pooling and servicing agreement no later than one business day following that master servicer's failure to make such servicing advances by expiration of the cure period in the definition of a master servicer event of default.

       Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the trustee nor any master servicer will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related Companion Loan) or related REO Property that it or the special servicer subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2005-C5 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer and applicable special servicer regarding the recoverability of any servicing advance and the applicable master servicer may conclusively rely on the determination of the applicable special servicer regarding the recoverability of any servicing advance.

       Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, a master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed six months without the consent of the Series 2005-C5 Directing Certificateholder or 12 months in any event), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the series 2005-C5 pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool during the current collection period. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2005-C5 certificateholders to the detriment of other classes of 2005-C5 certificateholders will not constitute a violation of the

Servicing Standard or a breach of the terms of the series 2005-C5 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2005-C5 certificateholder.

       In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2005-C5 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

       In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

       The series 2005-C5 pooling and servicing agreement will permit the applicable master servicer, at the direction of the applicable special servicer if a specially serviced asset is involved, to pay directly out of its collection account any servicing expense that, if advanced by the applicable master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the applicable special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-C5 certificateholders and any holder of a related Companion Loan, as a collective whole.

       The master servicers and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

       - first, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

       - then, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

REPLACEMENT OF A SPECIAL SERVICER

       The holder or holders of more than 50% of the total principal balance of the series 2005-C5 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the series 2005-C5 pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if removal is without cause, all costs of the trust fund incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2005-C5 controlling class that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

       1. written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-C5 certificates, and

       2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2005-C5 pooling and servicing agreement.

       In connection with any termination of a special servicer under the series 2005-C5 as described in the preceding paragraph, the terminated special servicer may be entitled to--

       - payment out of the applicable master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

       - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

       - continued rights to some or all work-out fees earned by it as described under "--Servicing and Other Compensation and Payment of Expenses" above.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

       The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. The applicable master servicer (with respect to performing mortgage loans) or the applicable special servicer (with respect to specially serviced mortgage loans) will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the applicable master servicer or the applicable special servicer, as applicable, determines, in accordance with the Servicing Standard, that either (a) not declaring an event of default under the related mortgage or
(b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery, PROVIDED the other conditions for an assumption or a waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

       If the applicable master servicer or the applicable special servicer, as applicable, determines that--

       -      not declaring an event of default under the related mortgage, or

       -      granting such consent,

would likely result in a greater recovery (or an equal recovery, PROVIDED the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below, the applicable master servicer or the special servicer is authorized to (or may authorize the applicable master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, PROVIDED that--

       (1) the taking or entering into such assumption agreement complies with the Servicing Standard;

       (2) in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2005-C5 pooling and servicing agreement; and

       (3) with respect to any underlying mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the applicable master servicer or the applicable special servicer, as applicable, has received written confirmation from S&P and Fitch that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2005-C5 certificates; PROVIDED that the applicable master servicer or the applicable special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

       Mortgage loans described in clause (3) of the preceding sentence are referred to as "Significant Mortgage Loans."

       No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

       Notwithstanding the foregoing, the consent of the applicable master servicer or the applicable special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan, except to the extent provided in the related mezzanine loan intercreditor agreement.

       The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

       - that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

       - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

       The applicable master servicer or the applicable special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the series 2005-C5 pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Mortgage Loans" below in this prospectus supplement)--

       - the applicable master servicer or the applicable special servicer determines, in accordance with the Servicing Standard, that such enforcement would result in a greater recovery (or an equal recovery, PROVIDED the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

       - in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2005-C5 pooling and servicing agreement; and

       - with respect to any mortgage loan that (a) is a Significant Mortgage Loan, or (b) together with the proposed subordinate debt, would have either a combined debt service coverage ratio below 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the applicable master servicer or the applicable special servicer, as applicable, receives prior written confirmation from, as applicable, S&P and Fitch that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2005-C5 certificates; PROVIDED that the applicable master servicer or the applicable special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

       Notwithstanding the foregoing, in cases involving a residential cooperative property, the applicable master servicer shall be permitted to waive a due-on-encumbrance provision so as to permit the related borrower to incur additional subordinate financing (even if the subordinate financing is prohibited by the terms of the related loan documents) and without the need to obtain the consent of any party and without the need to obtain confirmation by any rating agency subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio for the subject mortgage loan does not exceed 40% (based on the Value Co-op Basis of the related property as set forth in the updated appraisal obtained in connection with the proposed subordinate indebtedness), the condition that the total subordinate debt secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be primarily used to fund capital improvements, major repairs and reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

       The series 2005-C5 pooling and servicing agreement will permit the applicable master servicer or the applicable special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan in the trust fund if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

       - with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

       - affect the obligation of the related borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a principal prepayment during the applicable lockout period;

       - except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

       - in the judgment of the applicable master servicer or the applicable special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the applicable special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the applicable special servicer may (or, in some cases, may permit the applicable master servicer to)--

       - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium;

       - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

       - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

       -      extend the maturity of a specially serviced mortgage loan;

       - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

       - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

       -      accept a principal prepayment during any lockout period;

PROVIDED that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of such special servicer, such default is reasonably foreseeable and, in the judgment of such special servicer and in accordance with the Servicing Standard, the modification would increase the recovery on the subject mortgage loan to series 2005-C5 certificateholders and any affected holder of a Companion Loan, as a collective whole.

       However, in no event will the applicable special servicer be permitted to (or permit the applicable master servicer to)--

       (1) extend the maturity date of any underlying mortgage loan (other than an interest only ARD Loan) beyond a date that is three years prior to the rated final distribution date, or in the case of an interest only ARD Loan, extend the maturity date of such interest only ARD Loan beyond a date that is five years prior to the rated final distribution date, for the pooled certificates or, in the case of the 375 Park Avenue Loan, five years prior to the rated final distribution date for class 375 certificates;

       (2) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

       (3) extend the maturity date of any mortgage loan beyond a date which is 10 years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

       (4) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

       With respect to clause (3) above, the applicable special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the applicable master servicer nor the applicable special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless: (a) the applicable master servicer or the applicable special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that such principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the applicable master servicer or the applicable special servicer at the request of or with the consent of the Series 2005-C5 Directing Certificateholder, or if accepted by the applicable master servicer, with the consent of the applicable special servicer; or (e) it is consistent with the Servicing Standard to do so. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

       The applicable special servicer will notify the applicable master servicer and the trustee, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan and must deliver to the trustee (with a copy to the applicable master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the applicable special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

       The ability of the applicable master servicer or the applicable special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2005-C5 Controlling Class and Series 2005-C5 Directing Certificateholder" below and "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

REQUIRED APPRAISALS

       Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the trust fund, the applicable special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2005-C5 pooling and servicing agreement (PROVIDED that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

       - an appraisal had previously been obtained within the prior 12 months, and

       - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the applicable special servicer, materially affect the value set forth in that earlier appraisal.

       Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than $2,000,000, then the applicable special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

       As a result of any appraisal or internal valuation, the applicable master servicer or special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, a CBA A/B Loan Pair). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, a CBA A/B Loan
Pair) will be 25% of the Stated Principal Balance of such mortgage loan (or, if applicable, a CBA A/B Loan Pair) as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of the 375 Park Avenue Loan, is also relevant to certain control issues. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

       If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine and report to the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

       - the subject underlying mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2005-C5 Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

       - no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

       The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

       GENERAL. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the CBA B-Note Companion Loans.

       The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2005-C5 pooling and servicing agreement, any interest or other income earned on funds in each master servicer's collection account will be paid to that master servicer as additional compensation.

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     DEPOSITS. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the series 2005-C5 pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the underlying mortgage loans for which it is responsible, subsequent to the date of initial issuance of the offered certificates--

       -      all principal payments collected, including principal prepayments;

       - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

       -      any Static Prepayment Premiums and Yield Maintenance Charges;

       - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

       - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

       - any amounts paid by a mortgage loan seller (or, in the case of the NCB/Column Loans, by NCB, FSB or National Consumer Cooperative Bank, as applicable) in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

       - the portion of Cure Payments made by the holders of the class 375 certificates attributable to interest on the 375 Park Avenue Pooled Portion (as described herein under "Certain Characteristics of the Mortgage Loans--The 375 Park Avenue Pooled and Non-Pooled Portions");

       - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

       - any amounts paid by a holder of any Companion Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

       - any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

       - all payments required to be paid by that master servicer or received from the applicable special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

       - any amount transferred by a special servicer from its REO account with respect to the REO Properties.

       Upon its receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, each special servicer is required to remit those amounts within one business day to the applicable master servicer for deposit in that master servicer's collection account.

       Also, notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property and allocable to the related CBA B-Note Companion Loan will be deposited

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by the applicable master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to that Companion Loan.

       WITHDRAWALS. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

       1. to remit to the trustee for deposit in the trustee's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

              (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

              (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period,

              (c)    amounts allocable to the Companion Loans, and

              (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2005-C5 certificateholders in accordance with any of clauses 2. through 16. and clauses 18. through 20. below;

       2. to reimburse any master servicer, any special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

       3. to pay itself, any primary servicer or the trustee any earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

       4. to pay the applicable special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

              (a)    a specially serviced mortgage loan, or

              (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

       5. to pay the applicable special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

       6. to reimburse any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; PROVIDED that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I advance;

       7. to pay any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage

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              pool (generally at or about the time of reimbursement of that advance); PROVIDED that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

       8. to pay itself or the applicable special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

       9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

       10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

       11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the trust fund due to actions taken pursuant to any environmental assessment;

       12. to pay any master servicer, any special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees, controlling persons and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

       13. to pay, out of general collections on the mortgage pool, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the applicable special servicer and (c) the fees of a master servicer or the trustee for confirming a fair value determination by the applicable special servicer of a Defaulted Loan;

       14. to reimburse any master servicer, any special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

       15.    to pay for--

              - the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2005-C5 pooling and servicing agreement; and

              - the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

       16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

       17. to transfer any amounts collected on and allocable to any CBA B-Note Companion Loan to the related loan-specific custodial account or sub-account;

       18. to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in November 2005 or, in the case of a replacement mortgage loan, during or before the month in which that loan was added to the trust fund;

       19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

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       20.    to pay any amounts, in addition to normal remittances, due and payable by the trust fund, to the holder of a Companion Loan under the terms of any CBA A/B Intercreditor Agreement;

       21. to pay any other items described in this prospectus supplement as being payable from a collection account; and

       22. to clear and terminate the collection account upon the termination of the series 2005-C5 pooling and servicing agreement.

       In no event will any amounts allocable to a CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Mortgage Pool--The CBA A/B Loan Pairs" in this prospectus supplement.

REALIZATION UPON MORTGAGE LOANS

       PURCHASE OPTION. The series 2005-C5 pooling and servicing agreement grants the Series 2005-C5 Directing Certificateholder an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a series 2005-C5 certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2005-C5 certificates is no longer the series 2005-C5 controlling class.

       Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the applicable special servicer will be required to notify the trustee, the applicable master servicer and the Series 2005-C5 Directing Certificateholder of such determination.

       Within 60 days after a mortgage loan becomes a Defaulted Loan, the applicable special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2005-C5 pooling and servicing agreement. The applicable special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the applicable special servicer or a Series 2005-C5 Directing Certificateholder or an assignee thereof that is an affiliate of the applicable special servicer proposes to purchase a Defaulted Loan, the applicable master servicer is required pursuant to the series 2005-C5 pooling and servicing agreement to determine whether the applicable special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The applicable master servicer shall be entitled to a one-time fee, as specified in the series 2005-C5 pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the applicable special servicer and the applicable master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The applicable special servicer must give prompt written notice of its fair value determination to the trustee, the applicable master servicer and the Series 2005-C5 Directing Certificateholder.

       If neither the Series 2005-C5 Directing Certificateholder nor its assignee exercises a Purchase Option with respect to any Defaulted Loan following a fair value determination, then the applicable special servicer may do so for a limited period.

       Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

       - if the applicable special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale,

       - in the case of the 375 Park Avenue Loan, any purchase of that underlying mortgage loan from the trust fund, as contemplated under "Description of the Underlying Mortgage Loans- The 375 Park Avenue Pooled and Non-Pooled Portions" above; or

       - if the applicable special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

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If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the applicable special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

       Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the applicable special servicer will be required to pursue such other resolution strategies available under the series 2005-C5 pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement or, in the case of the 375 Park Avenue Loan, as specifically contemplated under "Description of the Underlying Mortgage Loans- The 375 Park Avenue Pooled and Non-Pooled Portions".

       If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

       - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

       - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure,

       - in the case of the 375 Park Avenue Loan, any purchase of that underlying mortgage loan from the trust fund by the holder of the class 375 certificates, or

       - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

       FORECLOSURE AND SIMILAR PROCEEDINGS. Pursuant to the series 2005-C5 pooling and servicing agreement, if an event of default on an underlying mortgage loan has occurred and is continuing, the applicable special servicer, on behalf of the trust fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The applicable special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2005-C5 certificateholders and the holder(s) of any related Companion Loan(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the applicable special servicer has previously received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and either--

       - such report indicates that (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and
              (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

       - the applicable special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

       A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the applicable special servicer will be required to monitor any specially serviced mortgage loan serviced by it, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before that special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which that special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2005-C5 certificates and, in the case of a CBA A/B Loan Pair, the holder of the related Companion Loan, may vary considerably depending on the

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particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the applicable special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

       If liquidation proceeds collected with respect to any defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the applicable special servicer, the applicable master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The applicable special servicer and/or applicable master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2005-C5 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2005-C5 certificates may be further reduced by interest payable to the applicable master servicer and/or applicable special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

       REO PROPERTIES. If title to any mortgaged real property is acquired by the applicable special servicer on behalf of the trust fund (or, in the case of a CBA A/B Loan Pair, on behalf of the trust fund and the holder(s) of the related Companion Loan(s)), the applicable special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

       -      the IRS grants an extension of time to sell the property, or

       - the applicable special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the series 2005-C5 pooling and servicing agreement to fail to qualify as a REMIC under the Code.

       The applicable special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. The applicable special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, the applicable special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the subject REO Property within the period specified in the extension or opinion.

       In general, the applicable special servicer or an independent contractor employed by the applicable special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

       -      maintains its status as "foreclosure property" with the meaning of section 860G(a)(8) of the Code; and

       - does not result in the receipt by the trust fund of any "income from non-permitted assets" within the meaning of section 860F(a)(2)(B) of the Code.

       Subject to the Servicing Standard and any other limitations imposed by the series 2005-C5 pooling and servicing agreement, a special servicer will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

       To the extent that income the trust fund receives from an REO property is subject to--

       - a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%,

       - a tax on prohibited transactions, that income would be subject to U.S. federal tax at a 100% rate.

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       The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of a trade or business of the foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2005-C5 certificateholders. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

       REO ACCOUNT. The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable special servicer's REO account will be payable to that special servicer, subject to the limitations described in the series 2005-C5 pooling and servicing agreement.

       Each special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property administered by it, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received in respect of each REO Property administered by it during that collection period, net of:

       - any withdrawals made out of those amounts, as described in the preceding sentence; and

       - any portion of those amounts that may be retained as reserves, as described in the next sentence;

PROVIDED that, if the subject REO Property relates to a CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the applicable master servicer's collection account. Each special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

       Each special servicer shall keep and maintain separate records, on a property by property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

       LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

       -      the outstanding principal balance of that mortgage loan,

       - interest (other than Default Interest) accrued on that mortgage loan,

       - interest accrued on any monthly debt service advance made with respect to that mortgage loan,

       - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

       - any and all special servicing compensation payable with respect to that mortgage loan,

then the trust fund will realize a loss in the amount of such shortfall.

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       The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2005-C5 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable on the series
2005-C5 certificates will be further reduced by interest payable to the applicable master servicer or the trustee, as applicable, on any such advances.

       If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the applicable master servicer will not be required to make servicing advances to effect such restoration unless--

       - the applicable special servicer determines that such restoration will increase the proceeds to the series 2005-C5 certificateholders and the holder(s) of any related Companion Loan(s) (as a collective whole) on liquidation of the mortgage loan after reimbursement of the applicable special servicer, the applicable master servicer or the trustee, as the case may be, for its expenses; and

       - the applicable master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

       SPECIALLY SERVICED MORTGAGE LOANS. With respect to any mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred, the applicable master servicer will transfer its servicing responsibilities to the applicable special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the applicable special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

       The applicable special servicer will continue to be responsible for the operation and management of an REO Property. The applicable master servicer will have no responsibility for the performance by the applicable special servicer of its duties under the series 2005-C5 pooling and servicing agreement.

       The applicable special servicer will return the full servicing of a specially serviced mortgage loan to the applicable master servicer when all Servicing Transfer Events with respect to that mortgage loan have ceased to exist and that mortgage loan has become a Corrected Mortgage Loan.

       SERIES 2005-C5 CONTROLLING CLASS AND SERIES 2005-C5 DIRECTING CERTIFICATEHOLDER. The series 2005-C5 controlling class will be the most subordinate class of series 2005-C5 certificates (other than the class A-X, A-SP, A-Y, R and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2005-C5 principal balance certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the series 2005-C5 controlling class will be the most subordinate of the class of series 2005-C5 principal balance certificates that has a total principal balance greater than zero. As of the closing date, the Controlling Class with respect to the class 375 certificates will be the class 375-C certificates. If the collective balance of the Class 375 Certificates is reduced to less than 25% of the original balance due to the application of losses or appraisal reduction amounts, then he controlling class with respect to the 375 Park Avenue Loan will be the same class as the series 2005-C5 controlling class.

       The series 2005-C5 controlling class as of the closing date will be the class S certificates.

       The "Series 2005-C5 Directing Certificateholder" will be a holder or beneficial owner of certificates of the series 2005-C5 controlling class or a designee selected by the holders or beneficial owners of more than 50% of the total principal balance of the series 2005-C5 controlling class; PROVIDED, HOWEVER, that until a Series 2005-C5 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2005-C5 controlling class that a Series 2005-C5 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2005-C5 controlling class certificates will be the Series 2005-C5 Directing Certificateholder. It is anticipated that Cadim TACH, inc., which is an affiliate of CWCapital Asset Management LLC, one of the initial special servicers, will serve as the initial Series 2005-C5 Directing Certificateholder.

       ASSET STATUS REPORT. Pursuant to the series 2005-C5 pooling and servicing agreement, the applicable special servicer is required to prepare and deliver a report to each rating agency and the Series 2005-C5 Directing Certificateholder (the "Asset Status Report") with respect to any underlying mortgage loan that becomes a specially serviced mortgage loan within

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30 days of any such mortgage loan becoming specially serviced. Any Asset Status
Report with respect to any CBA A-Note Mortgage Loan will also be delivered to the holder of the related CBA B-Note Companion Loan.

       Any Asset Status Report prepared by a special servicer will set forth the following information, to the extent reasonably determined, which includes:

       - a summary of the status of the subject specially serviced mortgage loan;

       - a discussion of the legal and environmental considerations reasonably known to that special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

       - a current rent roll (for all properties other than residential cooperative properties) and income or operating statement available for the related mortgaged real property;

       - a recommendation by that special servicer as to how the subject specially serviced mortgage loan might be returned to performing status, returned to the applicable master servicer for regular servicing or otherwise realized upon;

       -      a summary of any proposed actions; and

       - a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject specially serviced mortgage loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

       With respect to any mortgage loan in the trust fund that becomes a specially serviced mortgage loan, if, within ten business days following delivery of the Asset Status Report, the Series 2005-C5 Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the applicable special servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Series 2005-C5 Directing Certificateholder disapproves in writing such Asset Status Report, the applicable special servicer is required to revise and deliver a new Asset Status Report within 30 days after the Series 2005-C5 Directing Certificateholder's disapproval. The applicable special servicer must continue to revise that Asset Status Report until either the Series 2005-C5 Directing Certificateholder fails to disapprove the revised Asset Status Report within ten business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report; PROVIDED that the applicable special servicer
(a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a 10-business day approval period if the applicable special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2005-C5 certificateholders and it has made a reasonable effort to contact the Series 2005-C5 Directing Certificateholder and (b) in any case, shall determine whether any affirmative disapproval by the Series 2005-C5 Directing Certificateholder described in this paragraph would violate the Servicing Standard.

       The applicable special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The applicable special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, PROVIDED that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.

       In addition to the foregoing, the applicable special servicer is required to, subject to the Servicing Standard and the terms of the series 2005-C5 pooling and servicing agreement, obtain the consent of the Series 2005-C5 Directing Certificateholder prior to the taking by that special servicer of the following actions--

       - any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the trust fund as come into and continue in default;

       - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of a mortgage loan in the trust fund;

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       -      any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

       - any proposed or actual sale of an REO Property out of the trust fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

       - any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

       - any release of material real property collateral for a mortgage loan in the trust fund, other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

       - any acceptance of substitute or additional real property collateral for a specially serviced mortgage loan in the trust fund, other than in accordance with the specific terms of that mortgage loan;

       - any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund other than in accordance with the specific terms of that mortgage loan; and

       - any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund and other than in respect of permitted subordinate debt for mortgage loans secured by residential cooperative properties).

       Notwithstanding the foregoing, no direction of the Series 2005-C5 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the series 2005-C5 pooling and servicing agreement, may (a) require or cause the applicable special servicer to violate the terms of the subject specially serviced mortgage loan, applicable law or any provision of the series 2005-C5 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the applicable master servicer, the applicable special servicer, the trustee, us, the trust fund or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the applicable special servicer's or the applicable master servicer's responsibilities under the series 2005-C5 pooling and servicing agreement. The applicable special servicer will not (x) follow any such direction of the Series 2005-C5 Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 2005-C5 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

       The applicable special servicer will be required, at the expense of the trust fund, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2006, each master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan for which it acts as master servicer at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid principal balance of under $2,000,000, once every two years (or at such lesser frequency as each rating agency shall have confirmed in writing to such master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C5 certificates), if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and each special servicer will be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee.

       Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

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EVIDENCE AS TO COMPLIANCE

       On or before May 1 of each year, beginning in 2006, each master servicer and each special servicer must:

       - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

              1. the firm has examined certain documents and records relating to the servicing operations of that master servicer or special servicer, as the case may be, for the previous year, and

              2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that such master servicer or special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

       - deliver to the trustee, among others, a statement signed by an officer of that master servicer or special servicer, as the case may be, to the effect that, to the knowledge of that officer, that master servicer or special servicer, as the case may be, has fulfilled its obligations under the series 2005-C5 pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

       In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

       Each of the following events, circumstances and conditions will be considered events of default with respect to the applicable master servicer or special servicer under the series 2005-C5 pooling and servicing agreement:

       - any failure by such master servicer to make (a) any required deposit into its collection account or any other account created under the series 2005-C5 pooling and servicing agreement, which failure continues unremedied for two business days, or any required remittance to the trustee for deposit in the trustee's distribution account by the time required under the series 2005-C5 pooling and servicing agreement on the business day prior to the related distribution date, which failure continues unremedied until 11:00 a.m. (New York City time) on the related distribution date, or (b) any required servicing advance within the time specified in the series 2005-C5 pooling and servicing agreement, which failure remains uncured for 15 days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

       - any failure by such special servicer to deposit into the REO Account, or to remit to the applicable master servicer for deposit in that master servicer's collection account, any such deposit or remittance required to be made by that special servicer, when so required under the series 2005-C5 pooling and servicing agreement, which failure continues unremedied for two business days;

       - any failure by such master servicer or such special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the series 2005-C5 pooling and servicing agreement, which failure continues unremedied for 30 days (or 60 days so long as that master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-C5 pooling and servicing agreement;

       - any breach by such master servicer or such special servicer of a representation or warranty contained in the series 2005-C5 pooling and servicing agreement which materially and adversely affects the interests of the series 2005-C5 certificateholders and continues unremedied for 30 days after the date on which notice of such breach shall have been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-C5 pooling and servicing agreement; PROVIDED, HOWEVER, if such breach is not capable of being cured within such 30-day period and that master servicer or special servicer, as applicable, is diligently pursuing such cure, then such 30-day period shall be extended for an additional 30 days;

       - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to such master servicer or such special servicer, as applicable, and certain actions by or on behalf of that master servicer or special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; PROVIDED, HOWEVER, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the applicable master servicer or the applicable special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

       - such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer (or, with respect to NCB, FSB, as a U.S. Commercial Mortgage Servicer), or such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and any of the ratings assigned by S&P to any Certificates have been qualified, downgraded or withdrawn in connection with such delisting, and that master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days; or

       - a servicing officer of the master servicer or the special servicer obtains actual knowledge that Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2005-C5 certificates, or (b) placed any class of series 2005-C5 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action.

RIGHTS UPON EVENT OF DEFAULT

       If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or a special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2005-C5 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2005-C5 pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series 2005-C5 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of a Special Servicer" above, the trustee must either:

       - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2005-C5 pooling and servicing agreement; or

       - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2005-C5 pooling and servicing agreement.

       Certificateholders entitled to at least 51% of the series 2005-C5 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C5 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that each master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a master servicer, except for cause.

       In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2005-C5 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2005-C5 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-C5 pooling and servicing agreement.

       No series 2005-C5 certificateholder will have the right under the series 2005-C5 pooling and servicing agreement to institute any proceeding with respect thereto unless:

       - that holder previously has given to the trustee written notice of default;

       - except in the case of a default by the trustee, series 2005-C5 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2005-C5 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

       - the trustee for 60 days has neglected or refused to institute any such proceeding.

       The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2005-C5 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2005-C5 certificateholders, unless in the trustee's opinion, those series 2005-C5 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

       The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

       -      be authorized under those laws to exercise corporate trust powers,

       -      have a combined capital and surplus of at least $50,000,000, and

       - be subject to supervision or examination by federal or state authority.

       If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

       We, the master servicers, the special servicers and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-C5 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

       The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.00082% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan (except (a) in the case of the mortgage loans sold to us by GECC, in which case the trustee fee will be calculated on a 30/360 basis and (b) in the case of any mortgage loans that provide for payment of a fixed interest amount during any interest only period, on a 30/360 basis during the interest only period of such loan and on an actual/360 basis otherwise). The trustee fee is payable out of general collections on the mortgage pool in the trust fund.

       The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

       - entitled to retain any interest or other income earned on those funds, and

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       -      required to cover any losses of principal of those investments from its own funds.

       The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2005-C5 pooling and servicing agreement.

       See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

       We, the trustee, each master servicer, each special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the series 2005-C5 pooling and servicing agreement and the series 2005-C5 certificates. In addition, the trustee, each master servicer, each special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the trust fund under the Securities Exchange Act of 1934, as amended.

TERMINATION

       The obligations created by the series 2005-C5 pooling and servicing agreement will terminate following the earlier of--

       1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

       2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2005-C5 controlling class, a master servicer or a special servicer, in the order of preference discussed below.

       Written notice of termination of the series 2005-C5 pooling and servicing agreement will be given to each series 2005-C5 certificateholder. The final distribution with respect to each series 2005-C5 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2005-C5 certificate registrar or at any other location specified in the notice of termination.

       The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

       - any single holder or group of holders of the controlling class of series 2005-C5 certificates;

       - the master servicer of the underlying mortgage loans that were originated by NCB, FSB or National Consumer Cooperative Bank and sold by Column to us for inclusion in the trust fund;

       - the special servicer of the underlying residential cooperative mortgage loans that were originated by NCB, FSB or National Consumer Cooperative Bank and sold by Column to us for inclusion in the trust fund;

       -      the other master servicer; and

       -      the other special servicer;

PROVIDED that if any party above, other than NCB, FSB as the master servicer of the loans originated by it or National Consumer Cooperative Bank and sold to Column, exercises such purchase option, then NCB, FSB will be entitled to purchase the remaining NCB/Column Loans sold to us by Column for inclusion in the trust fund and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being so purchased by NCB, FSB.

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       Any purchase by any single certificateholder or group of
certificateholders of the series 2005-C5 controlling class, a master servicer or a special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

       -      the sum of--

              1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                     - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

                     - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

              2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the applicable master servicer(s), the applicable special servicer(s) and the trustee; minus

       - solely in the case of a purchase by a master servicer or a special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-C5 pooling and servicing agreement.

       The purchase will result in early retirement of the then outstanding series 2005-C5 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2005-C5 controlling class, of a master servicer or a special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-C5 certificateholders, will constitute part of the Standard Available P&I Funds or the Class 375 Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2005-C5 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

       Following the date on which the total principal balance of the offered certificates, together with the class E, F, G and H certificates, is reduced to zero, subject to any conditions set forth in the series 2005-C5 pooling and servicing agreement, any single holder or group of holders of all the remaining series 2005-C5 certificates (other than the class V and R certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

AMENDMENT

       In general, the series 2005-C5 pooling and servicing agreement is subject to amendment as described under "Description of the Governing
Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2005-C5 pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

       - the holders of the series 2005-C5 certificates entitled to not less than 66 2/3% of the series 2005-C5 voting rights, not taking into account series 2005-C5 certificates held by us or any of our affiliates or agents, and

       - all of the series 2005-C5 certificateholders that will be adversely affected by the amendment in any material respect.

       Additionally, absent a material adverse effect on any certificateholder, the series 2005-C5 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

       Furthermore, no amendment of the series 2005-C5 pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person.

THE MASTER SERVICERS AND THE SPECIAL SERVICERS PERMITTED TO BUY CERTIFICATES

       The master servicers and special servicers will be permitted to purchase any class of series 2005-C5 certificates. Such a purchase by a master servicer or a special servicer could cause a conflict relating to that master servicer's or special servicer's duties pursuant to the series 2005-C5 pooling and servicing agreement and that master servicer's or special servicer's interest as a holder of the series 2005-C5 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2005-C5 pooling and servicing agreement, each master servicer and special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2005-C5 certificate by that master servicer or special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
                    MORTGAGED PROPERTIES LOCATED IN NEW YORK

       The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in New York, which mortgage loans represent 19.1% of the initial net mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable U.S. federal and state laws governing the subject mortgage loans.

NEW YORK

       Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

       Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-C5 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each REMIC created under the series 2005-C5 pooling and servicing agreement (the 375 Park Avenue Loan REMIC, REMIC I and REMIC II, respectively), will qualify as a REMIC under the Code. In addition, the arrangement pursuant to which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes. The assets of the 375 Park Avenue Loan REMIC will generally include the 375 Park Avenue Loan, proceeds thereof in the applicable accounts, and a beneficial interest in the related REO Property acquired pursuant to the pooling and servicing agreement.

       The assets of REMIC I will generally include--

       -      the underlying mortgage loans (other than the 375 Park Avenue
              Loan),

       -      the regular interests in the 375 Park Avenue Loan REMIC,

       - the trust fund's interest in any REO Properties (other than any REO Property acquired with respect to the 375 Park Avenue Loan) acquired on behalf of the series 2005-C5 certificateholders with respect to the underlying mortgage loans,

       -      each master servicer's collection account,

       -      each special servicer's REO account, and

       -      the trustee's distribution account and interest reserve account,

(in each case exclusive of amounts held in the 375 Park Avenue Loan REMIC), but will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

       For U.S. federal income tax purposes,

       - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

       - The REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I and REMIC I will hold the regular interests issued by the 375 Park Avenue Loan REMIC. REMIC II will issue the class A-X, A-SP, A-Y, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
              N, O, P, Q, S, 375-A, 375-B and 375-C certificates, which will evidence the regular interests in, and will be treated as debt obligations of, REMIC II,

       - the class R certificates will evidence the residual interests in REMIC I, REMIC II and the 375 Park Avenue Loan REMIC for federal income tax purposes, and

       - the class V certificates will evidence interests in the grantor trust consisting of the Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

       Additional federal income tax consequences for United States Persons are described below. See also "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

       For federal income tax reporting purposes, it is anticipated that the class A-1 and A-2 certificates will be issued at a premium, that the class A-3, A-AB, A-4, A-1-A, A-M and A-J certificates will be issued with a DE MINIMIS amount of original issue discount, and that the other classes of offered certificates will be issued with original issue discount. The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under Sections 1271 to 1275 of the Internal Revenue Code and
Section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

       Whether any holder of the classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

       When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

       - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

       - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

       - there will be no extension of maturity for any mortgage loan in the trust fund.

       However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

       Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

       Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code.

       To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

       - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

       - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

       - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

       In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

       1. the borrower pledges substitute collateral that consist solely of certain government securities,

       2.     the mortgage loan documents allow that substitution,

       3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

       4. the release is not within two years of the startup day of the REMIC.

       Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

       See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

YIELD MAINTENANCE CHARGES

       It is not entirely clear under the Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premium or Yield Maintenance Charge had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

       See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

       If you are--

       -      a fiduciary of a Plan, or

       -      any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

       If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2005-C5 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2005-C5 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-C5 certificates.

       If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

       Prospective investors should also note that, in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Silver Portfolio - Kimco, which represents 2.2% of the initial net mortgage pool balance, the General Electric Pension Trust holds (through a wholly owned subsidiary) a significant equity interest in the borrower. An investment in the series 2005-C5 certificates by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction for which no exemption would be available. Consequently, any such employer should not invest, directly or indirectly, in the series 2005-C5 certificates. Each investor in the series 2005-C5 certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor, is such an employer.

THE UNDERWRITER EXEMPTION

       The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

       - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

       - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

       The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

       - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

       - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

       - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

       -      FOURTH, the following must be true--

              1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

              2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

              3. the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2005-C5 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

       - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

       It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of S&P and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

       The Underwriter Exemption also requires that the trust fund meet the following requirements:

       - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

       - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

       - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

       We believe that these requirements have been satisfied as of the date of this prospectus supplement.

       If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

       - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

       - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

       -      the continued holding of offered certificates by a Plan.

       However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

       -      on behalf of a Plan sponsored by any member of the Restricted
              Group, and

       - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

       Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

       - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

              1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

              2.     an affiliate of that borrower,

       - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

       -      the continued holding of offered certificates by a Plan.

       Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

       Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

       -      providing services to the Plan, or

       -      having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

       Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

       A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

       Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

       The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

       - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

       - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

       The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

       No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

       Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

       See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

       We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

       Under the terms and subject to the conditions set forth in an underwriting agreement dated October 26, 2005, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

         UNDERWRITER             CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-AB     CLASS A-4     CLASS A-1-A    CLASS A-M
------------------------------ ------------- ------------- ------------- ------------- --------------- ------------- -------------
Credit Suisse First Boston.... $  82,000,000 $ 122,000,000 $ 149,000,000 $ 136,155,000 $ 1,003,000,000 $ 538,421,000 $ 290,181,000
GMAC Commercial Holding
  Capital Markets Corp........ $           0 $           0 $           0 $           0 $             0 $           0 $           0
Banc of America Securities
  LLC......................... $           0 $           0 $           0 $           0 $             0 $           0 $           0
Deutsche Bank Securities Inc.  $           0 $           0 $           0 $           0 $             0 $           0 $           0
Wachovia Capital Markets,
  LLC......................... $           0 $           0 $           0 $           0 $             0 $           0 $           0
                               ------------- ------------- ------------- ------------- --------------- ------------- -------------
TOTAL......................... $  82,000,000 $ 122,000,000 $ 149,000,000 $ 136,155,000 $ 1,003,000,000 $ 538,421,000 $ 290,181,000
                               ============= ============= ============= ============= =============== ============= =============
UNDERWRITER                      CLASS A-J      CLASS B       CLASS C       CLASS D        CLASS E        CLASS F
------------------------------ ------------- ------------- ------------- ------------- --------------- -------------
Credit Suisse First Boston.... $ 224,823,000 $  24,900,000 $  47,624,000 $  21,757,000 $    18,130,000 $  29,010,000
GMAC Commercial Holding
  Capital Markets Corp........ $           0 $           0 $           0 $           0 $             0 $           0
Banc of America Securities
  LLC ........................ $           0 $           0 $           0 $           0 $             0 $           0
Deutsche Bank Securities Inc.. $           0 $           0 $           0 $           0 $             0 $           0
Wachovia Capital Markets, LLC. $           0 $           0 $           0 $           0 $             0 $           0
                               ------------- ------------- ------------- ------------- --------------- -------------
TOTAL ........................ $ 224,823,000 $  24,900,000 $  47,624,000 $  21,757,000 $    18,130,000 $  29,010,000
                               ============= ============= ============= ============= =============== =============

       The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated. Not every underwriter will have an obligation to purchase offered certificates from us.

       Our proceeds from the sale of the offered certificates will be approximately 98.58% of the total initial principal balance of the offered certificates, plus accrued interest from November 1, 2005, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $5,500,000.

       The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

       The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

       We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

       The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the

United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

       We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 10th business day following the date hereof (this settlement cycle being referred to as "T+10"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next seven (7) succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+ 10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

       Certain legal matters will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

       It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                  CLASS               S&P                FITCH
              -------------  ---------------------  ----------------
                   A-1                AAA                 AAA
                   A-2                AAA                 AAA
                   A-3                AAA                 AAA
                   A-AB               AAA                 AAA
                   A-4                AAA                 AAA
                  A-1-A               AAA                 AAA
                   A-M                AAA                 AAA
                   A-J                AAA                 AAA
                    B                 AA+                 AA+
                    C                 AA                   AA
                    D                 AA-                 AA-
                    E                 A+                   A+
                    F                  A                   A

       The ratings on the offered certificates address the likelihood of--

       - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

       - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

       The ratings on the offered certificates take into consideration--

       -      the credit quality of the mortgage pool,

       - structural and legal aspects associated with the offered certificates, and

       - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

       The ratings on the respective classes of offered certificates do not represent any assessment of--

       - the tax attributes of the offered certificates or of the trust fund,

       - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

       - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

       - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

       - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

       - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

       Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

       There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or Fitch.

       The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

       The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

       "0.0%/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

       "375 PARK AVENUE COLLATERAL SUPPORT DEFICIT" means the amount, if any, by which:

       - the Stated Principal Balance of the 375 Park Avenue Loan expected to be outstanding immediately following such Distribution Date is less than

       - the sum of the Stated Principal Balance of the 375 Park Avenue Pooled Portion and the Certificate Balances of the class 375-A, class 375-B and class 375-C Certificates, respectively, after giving effect to distributions of principal on such Distribution Date.

       "375 PARK AVENUE LOAN" means the mortgage loan with a cut-off date principal balance of $310,000,000 that is secured by a lien on the related borrower's interest in the 375 Park Avenue Property, which mortgage loan will be in the trust fund.

       "375 PARK AVENUE NON-POOLED PORTION" means the junior portion of the 375 Park Avenue Loan that consists of $36,200,000 of the entire cut-off date principal balance of the 375 Park Avenue Loan.

       "375 PARK AVENUE POOLED PORTION" means the senior portion of the 375 Park Avenue Loan that consists of $273,800,000 of the entire cut-off date principal balance of the 375 Park Avenue Loan.

       "375 PARK AVENUE TOTAL LOAN" means the aggregate indebtedness represented by the 375 Park Avenue Loan and the $252,500,000 principal amount of mezzanine loans secured by the ownership interests of the borrower and its affiliates under the 375 Park Avenue Loan.

       "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

       "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

       "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

       "ADDITIONAL TRUST FUND EXPENSE" means an expense (other than master servicing fees and trustee fees) of the trust fund that--

       - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

       - is not covered by a servicing advance or a corresponding collection from the related borrower, and

       - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

       We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

       "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

       "AIG" means American International Group, Inc.

       "ALLOCATED PRINCIPAL BALANCE" means, in respect of the 375 Park Avenue Loan, the portion of the Stated Principal Balance of the 375 Park Avenue Loan allocated to the 375 Park Avenue Pooled Portion or the 375 Park Avenue Non-Pooled Portion, as the case may be, which portion, at any given time, will equal:

       -      in the case of the 375 Park Avenue Pooled Portion, the lesser of--

              1. the excess, if any, of (a) the portion of the cut-off date principal balance of the 375 Park Avenue Loan that is allocable to the 375 Park Avenue Pooled Portion, which portion is equal to $273,800,000, over (b) all collections and/or advances of principal with respect to the 375 Park Avenue Loan that have previously been allocated to the 375 Park Avenue Pooled Portion, and included in the Standard Available P&I Funds as described under "--Allocation of Payments Between the 375 Park Avenue Pooled Portion and the 375 Park Avenue Non-Pooled Portion" in this prospectus supplement, and

              2. the then Stated Principal Balance of the 375 Park Avenue Loan; and

       - in the case of the 375 Park Avenue Non-Pooled Portion, the lesser of--

              1. the excess, if any, of (a) the portion of the cut-off date principal balance of the 375 Park Avenue Loan that is allocable to the 375 Park Avenue Non-Pooled Portion, which portion is equal to $36,200,000, over (b) all collections and/or advances of principal with respect to the 375 Park Avenue Loan that have previously been allocated to the 375 Park Avenue Non-Pooled Portion, and included in the Class 375 Available P&I Funds as described under "--Allocation of Payments Between the 375 Park Avenue Pooled Portion and the 375 Park Avenue Non-Pooled Portion" in this prospectus supplement, and

              2. the excess, if any, of (a) the then Stated Principal Balance of the 375 Park Avenue Loan, over (b) the then Allocated Principal Balance of the 375 Park Avenue Pooled Portion.

       "A.M. BEST" means A.M. Best Company.

       "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2005-C5 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable master servicer as a servicing advance) or
(B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the applicable special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the applicable special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the applicable master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the applicable master servicer or the trustee and/or for which funds have not been escrowed).

       Notwithstanding the foregoing:

       - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and second, to the subject CBA A-Note Mortgage Loan.

       "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

       - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

       - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

       - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

       -      30 days after a borrower declares bankruptcy;

       - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

       -      immediately after a mortgaged real property becomes an REO
              Property;

PROVIDED, HOWEVER, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2005-C5 principal balance certificates (other than the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates) have been reduced to zero, and PROVIDED, FURTHER, HOWEVER, that if the class 375 certificates are the only class of series 2005-C5 principal balance certificates outstanding besides the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes, then Appraisal Reduction Events will only occur with respect to the 375 Park Avenue Mortgage Loan.

       "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

       "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

       "ASSET STATUS REPORT" means the report designated as such and described under, "The Series 2005-C5 Pooling and Servicing Agreement--Asset Status Report" in this prospectus supplement.

       "ASTM" means the American Society for Testing and Materials.

       "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

       "CBA" means CBA Mezzanine Capital Finance, LLC.

       "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by Column, as applicable, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

       "CBA A/B LOAN PAIR" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

       "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

       "CBA A-NOTE MORTGAGE LOAN" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Northside Square and Spring Creek Apartments - Senior, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

       "CBA B-NOTE COMPANION LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

       "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

       "CLASS 375 AVAILABLE P&I FUNDS" means that portion of the Total Available Funds that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the 375 Park Avenue Non-Pooled Portion in accordance with "Description of the Underlying Mortgage Loans- The 375 Park Avenue Pooled and Non-Pooled Portions" in this prospectus supplement.

       "CLASS 375 DIRECTING CERTIFICATEHOLDER" means a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the class 375 certificates selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the class 375-C certificates; PROVIDED, HOWEVER, that until a Class 375 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the class 375-C certificates that a Class 375 Directing Certificateholder is no longer designated, the class 375 certificateholder that beneficially owns the largest aggregate principal balance of the class 375 certificates will be the Class 375 Directing Certificateholder.

       "CLASS 375 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the amount of principal allocable to the 375 Park Avenue Non-Pooled Portion, without regard to available funds, in accordance with clause seventh under "Description of the Underlying Mortgage Loans- The 375 Park Avenue Pooled and Non-Pooled Portions" in this prospectus supplement.

       "CLASS 375 CERTIFICATES" or "CLASS 375 PARK AVENUE CERTIFICATES" means collectively the class 375-A certificates, the class 375-B certificates and the class 375-C certificates.

       "CLASS 375-A PASS-THROUGH RATE" means 5.1050% multiplied by a fraction the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 30.

       "CLASS 375-B PASS-THROUGH RATE" means 5.2020% multiplied by a fraction the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 30.

       "CLASS 375-C PASS-THROUGH RATE" means 5.5900% multiplied by a fraction the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 30.

       "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, Luxembourg.

       "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

       "CODE" means the Internal Revenue Code of 1986, as amended.

       "COLUMN" means Column Financial, Inc.

       "COMPANION LOANS" means the CBA B-Note Companion Loans.

       "CO-OP BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the trust fund, the same as "Cut-off Date Loan-to-Value Ratio."

       "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2005-C5 pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the applicable master servicer; PROVIDED that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the applicable special servicer.

       "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

       "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

       "CWCAM" means CWCapital Asset Management LLC.

       "CURE EVENT" means the exercise by the class 375 Directing
Certificateholder of the cure rights described herein, whether for one month, or for consecutive months in the aggregate.

       "CURE PAYMENT" means (without duplication) of (i) all amounts that would be allocable to the 375 Park Avenue Pooled Portion with respect to the Distribution Date related to the most recent Due Date on the 375 Park Avenue Loan as if no default existed under the 375 Park Avenue Loan, (ii) the full amount of all unreimbursed P&I Advances and Servicing Advances with respect to the 375 Park Avenue Loan, together with interest thereon, and any other Trust Fund expenses related to the 375 Park Avenue Loan and (iii) with respect to any default consisting of the failure by the related Borrower to observe a covenant under the 375 Park Avenue Loan (other than the covenant to pay principal and interest and any other amounts due to the lender thereunder) which failure can be cured by the payment of money (including but not limited to the covenant of the Borrower to pay property taxes and to maintain insurance), to the extent that a Servicing Advance has not yet been made in respect of such default, the amount necessary to allow the Servicer or Special Servicer to cure such default.

       "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

       - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

              1. the cut-off-date principal balance of the subject mortgage loan (PROVIDED that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

              2. the Most Recent Appraised Value of the related mortgaged real property; and

       - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

              1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (PROVIDED that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

              2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

The LTV for the 375 Park Avenue Loan is based on the 375 Park Avenue Pooled Portion.

       "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

       "DEFAULT INTEREST" means any interest that--

       - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

       - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

       "DEFAULTED LOAN" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

       "DTC" means The Depository Trust Company.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

       "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among other things, any expense modifications made as discussed below.

       For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

       - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

              1. from operating statements relating to a complete fiscal year of the borrower ended in 2003, 2004 or a trailing 12-month period ended in 2004 or 2005,

              2. by annualizing the amount of expenses for partial 2004 or 2005 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

              3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

              4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

       - the "expense modifications" made to the historical annual operating expenses for that property often include--

              1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

              2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

              3.     the underwritten recurring replacement reserve amounts,

              4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

              5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

              6. in the case of hospitality properties and some multifamily and commercial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

              7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

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       The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

       By way of example, Estimated Annual Operating Expenses generally include--

       -      salaries and wages,

       -      the costs or fees of--

              1.     utilities,

              2.     repairs and maintenance,

              3.     replacement reserves,

              4.     marketing,

              5.     insurance,

              6.     management,

              7.     landscaping,

              8.     security, if provided at the property, and

       - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

       Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

       Estimated Annual Operating Expenses for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged property are lower, and may be materially lower, than the annual operating expenses for that mortgaged property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Operating Expenses.

       "ESTIMATED ANNUAL REVENUES" generally means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

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       For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

       - the "base estimated annual revenues" for that property were generally assumed to equal--

              1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

              2. in the case of a hospitality property, the estimated average room sales, and

              3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

       - the "revenue modifications" made to the base estimated annual revenues for that property often include--

              1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

              2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

              3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

              4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

              5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

       By way of example, Estimated Annual Revenues generally include:

       - for multifamily rental properties and manufactured housing communities, rental and other revenues,

       - for hospitality properties, room, food and beverage, telephone and other revenues, and

       - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

       In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

       - determined on the assumption that the property was net leased to a single tenant at market rents, and

       - derived from rental rate and vacancy information for the surrounding real estate market.

       Estimated Annual Revenues for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged property are higher, and may be materially higher, than the annual revenues for that mortgaged property based on historical operating statements. In determining the Estimated Annual Revenues for a mortgaged property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Revenues.

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       "EUROCLEAR" means The Euroclear System.

       "EXCESS SERVICING STRIP" means, as to any master servicer, a portion of the applicable master servicing fees (but not including primary servicing fees) equal to fees accrued at a rate in excess of 0.005% per annum.

       "EXEMPTION-FAVORED PARTY" means any of the following--

       -      Credit Suisse First Boston LLC,

       - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

       - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

       "FAIR VALUE" means the amount that, in the applicable special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2005-C5 pooling and servicing agreement, is the fair value of a Defaulted Loan.

       "FF&E" means furniture, fixtures and equipment.

       "FHLMC" means the Federal Home Loan Mortgage Corporation.

       "FITCH" means Fitch, Inc.

       "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

       "GAAP" means generally accepted accounting principles.

       "GECC" means General Electric Capital Corporation.

       "GMACCM" means GMAC Commercial Mortgage Corporation.

       "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

       "INITIAL 375 PARK AVENUE NON-POOLED PERCENTAGE" means a fraction, expressed as a percentage--

       - the numerator of which is the initial total principal balance of the class 375 certificates, and

       - the denominator of which is the cut-off date principal balance of the 375 Park Avenue Loan.

       "INITIAL 375 PARK AVENUE POOLED PERCENTAGE" means a fraction, expressed as a percentage--

       - the numerator of which is the cut-off date principal balance of the 375 Park Avenue Loan, reduced by the initial total principal balance of the class 375 certificates, and

       - the denominator of which is the cut-off date principal balance of the 375 Park Avenue Loan.

       "IRS" means the Internal Revenue Service.

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       "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

       "LOCK/X" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

       "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

       "MATURITY/ARD BALANCE" or "MATURITY BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions; and with respect to the 375 Park Avenue Pooled Portion, the Initial 375 Park Avenue Pooled Percentage of the Maturity/ARD Balance of the 375 Park Avenue Loan.

       "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

       - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

              1.     the Maturity/ARD Balance of the subject mortgage loan, to

              2. the Most Recent Appraised Value of the related mortgaged real property;

       - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

              1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

              2. the total Most Recent Appraised Value of all of the related mortgaged real properties; and

       -      with respect to the 375 Park Avenue Pooled Portion, the ratio of--

              1. the Maturity/ARD Balance of the 375 Park Avenue Pooled Portion, to

              2.     the Most Recent Appraised Value of the 375 Park Avenue
                     Property.

       "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-C5 certificates and the underlying mortgage loans:

       - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $2,937,146,560, such balance including the 375 Park Avenue Non-Pooled Portion;

       - the total initial principal balance or notional amount, as the case may be, of each class of series 2005-C5 certificates is as described in this prospectus supplement;

       - the pass-through rate for each interest-bearing class of series 2005-C5 certificates is as described in this prospectus supplement;

       - the 375 Park Avenue Non-Pooled Portion has the characteristics set forth in this prospectus supplement and a cut-off date principal balance of $36,200,000;

       - there are no delinquencies or losses with respect to the underlying mortgage loans;

       - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

       - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

       - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

       - each of the underlying mortgage loans provides monthly debt service payments to be due on the first, eighth or eleventh day of each month, regardless of whether the subject date is a business day or not;

       - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

       - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period, and no reserve fund or letter of credit is applied to pay down a loan due to failure to satisfy applicable performance triggers;

       - each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

       - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

       - all prepayments on the underlying mortgage loans are assumed to be--

              1      accompanied by a full month's interest,

              2. if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium or Yield Maintenance Charge, and

              3.     received on the applicable due date of the relevant month;

       - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2005-C5 Pooling and Servicing
              Agreement--Termination";

       - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

       - the only trust fund expenses are the trustee fee, the master servicing fee and the primary servicing fees;

       -      there are no Additional Trust Fund Expenses;

       - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

       - payments on the offered certificates are made on the 15th day of each month, commencing in December 2005; and

       - the offered certificates are settled on an assumed settlement date of November 9, 2005.

       "MOODY'S" means Moody's Investors Service, Inc.

       "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means:

       - for any residential cooperative property securing a mortgage loan in the trust fund, the Value Co-op Basis; and

       - for any mortgaged real property (other than a residential cooperative property) securing an underlying mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

              1.     the "as is" value set forth in the related appraisal, plus

              2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

       In some cases, where the related mortgaged real property is still in the lease-up phase, an "as stabilized" value has been used.

       In general, the amount of costs assumed by the appraiser for these purposes is based on--

       -      an estimate by the individual appraiser,

       -      an estimate by the related borrower,

       - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

       -      a combination of these estimates.

       "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

       - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullets, the ratio of--

              1. the Most Recent Net Cash Flow for the related mortgaged real property, to

              2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in November 2005; and

       - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

              1. the total Most Recent Net Cash Flow for those properties, to

              2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in November 2005;

       - with respect to the Villa Del Sol MHC, Oakview Apartments and Summerfield Apartments mortgage loans and certain other mortgage loans with holdback amounts and letters of credit, the ratio of--

              1. the Most Recent Net Cash Flow for the related mortgaged real property, to

              2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in November 2005, based upon a principal balance that is net of applicable letters of credit and/or holdback amounts;

       -      with respect to the 375 Park Avenue Pooled Portion, the ratio of--

              1. the total Most Recent Net Cash Flow for the 375 Park Avenue Property, to

              2. twelve times an amount equal to the Initial 375 Park Avenue Pooled Percentage of the monthly debt service payment for the 375 Park Avenue Loan due on its first due date, with the interest portion of that monthly debt service payment adjusted to reflect the accrual of interest at a rate of 4.74425882395909% per annum;

PROVIDED that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in November

2005 through and including the due date in October 2006 (or if such mortgage loan was originated after November 1, 2005 but before December 2, 2005, from and including the first mortgage loan due date after origination through and including the due date in December 2006 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and PROVIDED, FURTHER, that with respect to certain of the mortgage loans (in addition to those listed in the third bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2. of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

       The Most Recent DSCR is presented in this prospectus supplement for illustrative purposes only and is limited in its usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Most Recent DSCR accurately reflects that ability. The Most Recent DSCR for the mortgage loans that have a partial interest-only period is based on the payment due after the initial interest-only period.

       "MOST RECENT EXPENSES" means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

       Expenses generally consist of all expenses incurred for the property, including--

       -      salaries and wages,

       -      the costs or fees of--

              1.     utilities,

              2.     repairs and maintenance,

              3.     marketing,

              4.     insurance,

              5.     management,

              6.     landscaping,

              7.     security, if provided at the property, and

       -      the amount of--

              1.     real estate taxes,

              2.     general and administrative expenses,

              3.     ground lease payments, and

              4.     other costs.

       For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

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       In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property. Most Recent Expenses for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged property to differ materially from the Most Recent Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicers, the special servicers or the trustee have control. In some cases, the Most Recent Expenses for any mortgaged property are lower, and may be materially lower, than the annual operating expenses for that mortgaged property based on historical operating statements. In determining the Most Recent Expenses for a mortgaged property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Expenses.

       "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" means:

       - with respect to each mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

              1.     underwritten replacement reserve amounts; and

              2. in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

              3. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements; and

       - with respect to any residential cooperative property that secures an underlying mortgage loan, the projected net operating income at that property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

       "MOST RECENT NET OPERATING INCOME" or "MOST RECENT NOI" means:

       - with respect to each of the mortgaged real properties (other than the residential cooperative properties) that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

       - with respect to any residential cooperative property that secures an underlying mortgage loan, the Most Recent Net Cash Flow.

       "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

       "MOST RECENT REVENUES" generally means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

       - for a multifamily rental property or a manufactured housing community, rental and other revenues;

       - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

       - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

       In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

       Most Recent Revenues for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged property to differ materially from the Most Recent Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Revenues for any mortgaged property are higher, and may be materially higher, than the annual revenues for that mortgaged property based on historical operating statements. In determining the Most Recent Revenues for a mortgaged property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Revenues.

       "NCB" means National Consumer Cooperative Bank.

       "NCB/COLUMN LOANS" means those 22 mortgage loans acquired by Column from NCB, FSB and National Consumer Cooperative Bank on September 30, 2005, representing 3.6% of the initial net mortgage pool balance, as described under "Description of the Underlying Mortgage Loans. The Mortgage Loan Sellers--The NCB/Column Loans."

       "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

       - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

       -      the sum of--

              1. the total payments made by the master servicers to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

              2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

       No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

       "NET MORTGAGE INTEREST RATE" means,

       - with respect to any mortgage loan in the trust fund other than those sold to us by GECC, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates (including, in the case of any mortgage loan that provides for payment of a fixed interest amount during any interest only period, the interest rate effective during such interest only period (calculated based on the stated mortgage interest rate, the assumption of a year consisting of twelve 30 day months, and, in the case of three (3) of such mortgage loans, applying an adjustment factor of 1.0138898568 (Cahuenga mortgage loan), 1.0144444444 (Ventana mortgage loan) and 1.00 (Residence Inn by Marriott - Weston mortgage loan)) reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated,

       - with respect to any mortgage loan in the trust fund sold to us by GECC, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates (reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee, the trustee fee as converted to an actual/360 basis); and

       - with respect to the 375 Park Avenue Pooled Portion and the 375 Park Avenue Non-Pooled Portion, 4.74425882395909% and 5.435308950276240% per annum, respectively, reduced by the sum of the

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              annual rates at which the related master servicing fee, any related primary servicing fee and the trustee fee are calculated.

       "NET MORTGAGE PASS-THROUGH RATE" means:

       - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis and any mortgage loan then in an interest-only period that provides for the payment of a fixed interest amount during such interest- only period, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan that were originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column, such Net Mortgage Interest Rate minus 0.10% per annum);

       - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis (including any mortgage loan that provided for the payment of a fixed interest amount during any interest-only period, after the expiration of the interest-only period, but other than the 375 Park Avenue Loan), for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

              1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan that were originated by NCB, FSB or National Consumer Cooperative Bank and sold to us by Column, such Net Mortgage Interest Rate minus 0.10% per annum), and

              2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date; and

       - with respect to the 375 Park Avenue Pooled Portion, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

              1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which such distribution date occurs, multiplied by (b) the Allocated Principal Balance of the 375 Park Avenue Pooled Portion immediately preceding that distribution date, multiplied by
                     (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for the 375 Park Avenue Pooled Portion as of the date of initial issuance of the offered certificates, and

              2. the denominator of which is the Allocated Principal Balance of the 375 Park Avenue Pooled Portion immediately preceding that distribution date; and

       - with respect to the 375 Park Avenue Non-Pooled Portion, for any distribution date, a rate per annum equal to the product of (1) the Net Mortgage Interest Rate in effect for the 375 Park Avenue Non-Pooled Portion as of the date of initial issuance of the offered certificates, multiplied by (2) a fraction, the numerator of which is the number of days in the calendar month preceding the month in which such distribution date occurs, and the denominator of which is 30.

       Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second and third bullets of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second and third bullets of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

       "NET TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means the Total Principal Distribution Amount, exclusive of the Class 375 Principal Distribution Amount, for any distribution date.

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       "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under
"Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

       "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Series 2005-C5 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

       "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

       "NRSF" means net rentable square footage.

       "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

       "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Series 2005-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

       "PADS" means, in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

       "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

       "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

       - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

       - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

       - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

       -      other matters to which like properties are commonly subject,

       - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

       - if the related mortgage loan is a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan,

       - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

       - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

       "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2005-C5 pooling and servicing agreement.

       "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

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       "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

       "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

       "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

       "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

       "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

       "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the applicable master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2005-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the applicable master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2005-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding Distribution Date.

       "PTE" means prohibited transaction exemption.

       "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2005-C5 Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

       "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) with some adjustment for residential cooperative mortgage loans, have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) with some adjustment for residential cooperative mortgage loans, have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of S&P and Fitch that the substitution will not result in the

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withdrawal, downgrade, or qualification of the then-current rating assigned by any of S&P or Fitch to any class of series 2005-C5 certificates then rated by Fitch or S&P, respectively; (m) have been approved by the Series 2005-C5 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2005-C5 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2005-C5 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2005-C5 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2005-C5 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

       "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

       "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

       "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

       "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

       "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

       "RENTAL BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the trust fund, the ratio of--

       1.     the cut-off date principal balance of the mortgage loan, to

       2. the appraised value of the related residential cooperative property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

       "REO PROPERTY" means any mortgaged real property that is acquired by the applicable special servicer for the benefit of the series 2005-C5 certificateholders (or, if such property relates to a CBA A/B Loan Pair, for the benefit of the series 2005-C5 certificateholders and the holder(s) of the related Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

       "RESTRICTED GROUP" means, collectively, the following persons and entities--

       -      the trustee,

       -      the Exemption-Favored Parties,

       -      us,

       -      the master servicers,

       -      the special servicers,

       -      any sub-servicers,

       -      the mortgage loan sellers,

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       -      each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

       -      any and all affiliates of any of the aforementioned persons.

       "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

       "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

       "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

       "SEC" means the Securities and Exchange Commission.

       "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

       - the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the 375 Park Avenue Non-Pooled Portion) that will be outstanding immediately following that distribution date; plus

       -      the lesser of--

              1. the Net Total Principal Distribution Amount for that distribution date, and

              2. the portion of the Standard Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-Y, A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates have been made on that distribution date.

       "SERIES 2005-C5 DIRECTING CERTIFICATEHOLDER" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2005-C5 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2005-C5 controlling class; PROVIDED, HOWEVER, that until a Series 2005-C5 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2005-C5 controlling class that a Series 2005-C5 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2005-C5 controlling class certificates will be the Series 2005-C5 Directing Certificateholder.

       "SERVICING STANDARD - GENERAL" means (subject to the discussion under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement) the standard by which the applicable master servicer and each special servicer will service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the series 2005-C5 pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the series 2005-C5 certificateholders (as a collective whole) or, in the case of any CBA A/B Loan Pair, for the benefit of the series 2005-C5 certificateholders and the holder(s) of the related B Note Companion Loan (as a collective whole), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the series 2005-C5 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

       - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

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       -      with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2005-C5 certificateholders (as a collective whole) or, in the case of a CBA A/B Loan Pair, for the benefit of the series 2005-C5 certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole), on a net present value basis; but

       -      without regard to--

       (a) any relationship that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the series 2005-C5 pooling and servicing agreement,

       (b) the ownership of any series 2005-C5 certificate, mezzanine loan or any B-Note Companion Loan by the applicable master servicer or special servicer, as the case may be, or by any affiliate thereof,

       (c)    the applicable master servicer's obligation to make advances,

       (d) the applicable special servicer's obligation to request that the applicable master servicer make servicing advances,

       (e) the right of the applicable master servicer (or any affiliate thereof) or the applicable special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

       (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

       (g) any obligation of the applicable master servicer or any of its affiliates (in their capacity as a mortgage loan originator, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

       (h) any debt that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

       "SERVICING STANDARD - GMACCM" means the standard by which GMACCM as a master servicer will service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the pooling and servicing agreement in the best interests and for the benefit of the series 2005-C5 certificateholders (as a collective whole) or, in the case of any CBA A/B Loan Pair, for the benefit of the series 2005-C5 certificateholders and the holder(s) of the related B-Note Companion Loan (as a collective whole, as determined by GMACCM as a master servicer in the exercise of its reasonable judgment taking into account that the related B-Note Companion Loan is subordinate to the A-Note Mortgage Loan), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co-lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

       - with the same care, skill and diligence as is normal and usual in GMACCM as a master servicer's, mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher; and

       - with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and the maximization of the recovery on that mortgage loan to the series 2005-C5 certificateholders (as a collective whole) or, in the case of a CBA A/B Loan Pair, for the benefit of the series 2005-C5 certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole), on a net present value basis; but

       -      without regard to--

              (a) any relationship that GMACCM as a master servicer, or any affiliate thereof may have with the related borrower,

              (b) the ownership of any series 2005-C5 certificate, mezzanine loan or any B-Note Companion Loan by GMACCM as a master servicer, or by any affiliate thereof,

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              (c)    GMACCM as a master servicer's obligation to make advances

              (d) the right of GMACCM as a master servicer (or any affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction, or

              (e) any obligation of GMACCM as a master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan.

       "SERVICING STANDARD" means (a) with respect to GMACCM as a master servicer, the Servicing Standard - GMACCM and (b) all other servicers, the Servicing Standard - General.

       "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

       - a payment default has occurred at its maturity date (except, if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers within 45 days of the maturity date a firm commitment to refinance acceptable to the applicable special servicer, with the consent of the series 2005-C5 directing certificateholder, in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) 60 days after such payment default, which may be extended to 120 days at the applicable special servicer's, with the consent of the series 2005-C5 directing certificateholder, discretion or (2) the expiration of such commitment); PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2005-C5 directing certificateholder, if following any such direction of the series 2005-C5 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2005-C5 directing certificateholder would violate the Servicing Standard;

       - any monthly payment (other than a balloon payment) is more than 60 or more days delinquent;

       -      the related borrower has--

              (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

              (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

              (3) has admitted in writing its inability to pay its debts generally as they become due;

       - the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

       - in the judgment of the applicable master servicer or, with the approval of the Series 2005-C5 Directing Certificateholder, the judgment of the applicable special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 30 days (unless, with respect to the 375 Park Avenue Loan, such default is cured by the Directing Certificateholder of the class 375 certificates); or

       - any other default has occurred under the mortgage loan documents that, in the judgment of the applicable master servicer or, with the approval of the Series 2005-C5 Directing Certificateholder, the judgment of the applicable special servicer, has materially and adversely affected the value of the related mortgage loan or otherwise materially and adversely affected the interests of the series 2005-C5 certificateholders and has continued unremedied for 30 days (irrespective of any grace period specified in the related mortgage note) and, in respect of a determination by the special servicer, the 2005-C5 Directing Certificateholder agrees with such determination (unless, with respect to the 375 Park Avenue Loan, such default is cured by the Directing Certificateholder of the class 375 certificates), PROVIDED that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the applicable special servicer has determined in accordance with the Servicing Standard that either--

              (1) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

              (2)    such insurance is not available at any rate;

       A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

       Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any underlying mortgage loan as to which default the holder of any related Companion Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

       "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

       "SIGNIFICANT MORTGAGE LOANS" has the meaning given to that term under "The Series 2005-C5 Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" in this prospectus supplement.

       "STANDARD AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

       -      Yield Maintenance Charges,

       -      Post-ARD Additional Interest,

       -      Static Prepayment Premiums, or

       -      Class 375 Available P&I Funds.

       The trustee will apply the Standard Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2005-C5 certificates (other than the class 375 and V certificates) on that date.

       "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

       - will initially equal its unpaid principal balance as of its due date in November 2005 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due during or prior to the month of such addition to the trust fund, whether or not those payments have been received; and

       - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

              1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

              2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

       However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

       "STATIC PREPAYMENT PREMIUM" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

       "TI/LC," "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

       "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2005-C5 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

       "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

       - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

              1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in November 2005 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

              2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

              3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in November 2005, and

              4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

       - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

       Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees or liquidation fees payable in connection therewith.

       In no event will any payments or other collections of principal allocable to the Companion Loans be included in the calculation of the Total Principal Distribution Amount.

       "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

       "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

       - with respect to the Villa Del Sol MHC, Oakview Apts. and Summerfield Apts. mortgage loans, the ratio of--

              1. the Underwritten Net Cash Flow for the related mortgaged real property, to

              2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in November 2005, based on a principal balance that is net of applicable letters of credit and/or holdback amounts;

       - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

              1. the Underwritten Net Cash Flow for the related mortgaged real property, to

              2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in November 2005; and

       - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

              1. the total Underwritten Net Cash Flow for those properties, to

              2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in November 2005;

PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in November 2005 through and including the due date in October 2006 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and PROVIDED FURTHER that with respect to certain of the mortgage loans (in addition to those listed in the first bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto. The DSCR for the 375 Park Avenue Loan is calculated with respect to the 375 Park Avenue Loan, excluding the 375 Park Avenue Non-Pooled Portion.

       "UNDERWRITTEN EFFECTIVE GROSS INCOME" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

       "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

       - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

       -      is equal to the excess of--

              1.     the Estimated Annual Revenues for the property, over

              2.     the Estimated Annual Operating Expenses for the property.

       The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

       Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

       Underwritten Net Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

       "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties (other than the residential cooperative properties) securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

       -      underwritten recurring replacement reserve amounts;

       -      capital improvements, including recurring capital improvements;

       - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

       - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

       With respect to the residential cooperative properties, Underwritten Net Operating Income equals Underwritten Net Cash Flow.

       "UNITED STATES PERSON" means--

       -      a citizen or resident of the United States,

       -      a domestic partnership,

       -      a domestic corporation,

       - any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Code, and

       -      any trust if--

              1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

              2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

       "UNITS" means--

       - in the case of any mortgaged real property that is a multifamily rental property or a residential cooperative property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

       - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

       in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

       "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

       "U/W" means underwritten.

       "VALUE CO-OP BASIS" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of that real property, as if operated as a residential cooperative.

       "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the 375 Park Avenue Pooled Portion and all of the other mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances (or in the case of the 375 Park Avenue Pooled Portion, its Allocated Principal Balance) immediately prior to that distribution date.

       "WELLS FARGO" means Wells Fargo Bank, N.A.

       "YEAR BUILT" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

       "YEAR RENOVATED" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based (or, in the case of a residential cooperative property, if later, the date of the conversion to cooperative ownership).

       "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

       "YIELD MAINTENANCE MINIMUM AMOUNT" means with respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

       "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

       "YMX/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

       "YM/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

       "ZURICH" means Zurich Financial Services Group.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information

                  Schedule of Cooperative Mortgaged Properties

NOTE: Information regarding principal balances, interest rates, loan-to-value ratios and debt service coverage ratios in this Exhibit A-1, insofar as it relates to the 375 Park Avenue Loan, reflects the 375 Park Avenue Pooled Portion.

                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                            CUT-OFF DATE
               LOAN                                          PRINCIPAL
 #    CROSSED  GROUP  PROPERTY NAME                          BALANCE (1)   ADDRESS
 -    -------  -----  -------------                         ------------   -------
 1               1    375 Park Avenue                       $ 273,800,000  375 Park Avenue
 2               1    St. Johns Town Center                   170,000,000  NWQ J Turner Butler Boulevard and SR 9A
 3               1    Del Monte Center                         82,300,000  1410 Del Monte Center
 4               1    Palmer Center                            79,580,000  2 North through 90 South Cascade Avenue
 5               1    120 Wall Street                          70,000,000  120 Wall Street
 6               1    The Palisades                            65,000,000  4835 Cordell Avenue
 7a              1    Circuit City                              6,079,843  1731 Carl D. Silver Parkway
 7b              1    CVS-Lafayette                             2,748,947  4501 Lafayette Boulevard
 7c              1    First Citizens Bank                       2,511,572  3205 Plank Road
 7d              1    Carlos O'Kelly's Mexican                  2,389,056  2860 Jefferson Davis Highway
 7e              1    CVS-Courthouse                            2,281,855  10701 Courthouse Road
 7f              1    Bassett Furniture                         2,159,340  1551 Carl D. Silver Parkway
 7g              1    Famous Dave's Ribs                        2,144,025  6201 Columbia Crossing Drive
 7h              1    Fox & Hound                               1,646,305  1861 Carl D. Silver Parkway
 7i              1    Wawa                                      1,577,390  1140 Carl D. Silver Parkway
 7j              1    Ruby Tuesday's (Plank Road)               1,531,447  2951 Plank Road
 7k              1    Advance Auto Parts                        1,500,817  2311 Salem Church Road
 7l              1    Wachovia Bank                             1,485,503  4246 Plank Road
 7m              1    FAS Mart                                  1,408,931  501 Jefferson Davis Highway
 7n              1    Chipotle Mexican Grill                    1,385,959  3051 Plank Road
 7o              1    BB&T Bank Branch                          1,378,302  1782 North Parham Road
 7p              1    Smokey Bones                              1,324,701  1801 Carl D. Silver Parkway
 7q              1    Texas Steakhouse                          1,324,701  1901 Carl D. Silver Parkway
 7r              1    Stafford Tire & Auto                      1,324,701  50 Sebring Drive
 7s              1    Tia's Tex Mex                             1,309,387  2931 Plank Road
 7t              1    Outback Steakhouse                        1,278,758  2941 Plank Road
 7u              1    Cracker Barrel                            1,263,444  1971 Carl D. Silver Parkway
 7v              1    Chick-Fil-A                               1,255,786  1698 Carl D. Silver Parkway
 7w              1    Applebee's Building                       1,240,471  2851 Plank Road
 7x              1    Chuck E Cheese                            1,240,471  1280 Central Park Boulevard
 7y              1    Chevy Chase Bank                          1,202,186  1980 Carl D. Silver Parkway
 7z              1    Krispy Kreme Doughnut                     1,202,186  1891 Carl D. Silver Parkway
7za              1    National Tire and Battery                 1,179,214  1491 Carl D. Silver Parkway
7zb              1    TGI Friday's                              1,179,214  1160 Carl D. Silver Parkway
7zc              1    Olive Garden                              1,171,556  2811 Plank Road
7zd              1    McDonald's                                1,148,585  1701 Carl D. Silver Parkway
7ze              1    O'Charley's                               1,140,928  1791 Carl D. Silver Parkway
7zf              1    Long John Silver's                        1,133,271  1699 Carl D. Silver Parkway
7zg              1    Firestone Tire                            1,133,271  2708 Fall Hill Avenue
7zh              1    International House of Pancakes           1,087,327  2831 Plank Road
7zi              1    Joe's Crab Shack                          1,041,384  2805 Plank Road
7zj              1    Provident Bank                            1,041,384  2062 Plank Road
7zk              1    Dairy Queen                               1,033,727  2854 Jefferson Davis Highway
7zl              1    711                                       1,018,412  4248 Plank Road
7zm              1    Shoney's Restaurant Building                995,440  1607 Tappahannock Boulevard
7zn              1    BB&T Bank                                   941,840  1151 Carl D. Silver Parkway
7zo              1    Chick-Fil-A (Dunn Drive)                    918,868  25 Dunn Drive
7zp              1    Waffle House                                727,437  17137 Dumfries Road
7zq              1    Chick-Fil-A (Plank Road)                    696,809  4220 Plank Road
7zr              1    Ruby Tuesday's- Jefferson Davis             689,150  2844 Jefferson Davis Highway
7zs              1    Southland Log Homes                         459,434  1465 Carl D. Silver Parkway
 8               1    Frenchman's Reef & Morning Star          62,500,000  5 Estate Bakkeroe
 9               1    Gallery at South Dekalb                  55,000,000  2801 Candler Road
 10              1    Weston Town Center                       45,400,000  1675 Market Place
 11              1    Valley Forge Office Center               44,000,000  530 and 580 Swedesford Road
 12              1    Southwest Commons                        43,100,000  8501-8601 West Cross Drive
 13              1    Centergy Office                          42,000,000  75 Fifth Street Northwest
14a              1    Black Canyon                             21,950,287  2101, 2133 & 2225 West Peoria Avenue
14b              1    Red Mountain                             18,049,713  4801 East Washington Street
 15     (A)      2    Staten (Park Hill II)                    13,664,547  240-260-280 Parkhill Avenue
 16     (A)      2    Staten (Park Hill I)                     13,594,880  140, 160 and 180 Parkhill Avenue
 17     (A)      2    Staten (St. George's)                    12,549,886  185-225 Parkhill Avenue
18a              1    Broadway Ridge                           26,600,000  3001 Broadway Street Northeast
18b              1    Broadway Place West                       8,600,000  1300 Godward Street Northeast
19a              1    Marriott Fort Lauderdale North           18,500,000  6650 North Andrews Avenue
19b              1    Renaissance Hotel Boca Raton             16,500,000  2000 Northwest 19th Street
 20              2    Clearwater Creek Apartments              34,000,000  4000 East Renner Road
 21              1    Northland Center Mall                    31,000,000  21500 Northwestern Highway
 22              1    Palmer Plaza                             31,000,000  1801 West End Avenue
 23              2    Kings Village Corp.                      28,941,151  1270 & 1275 East 51st Street,
                                                                           1199 & 1200 East 53rd Street and
                                                                           1165 East 54th Street
 24              1    The Terraces Shopping Center             24,000,000  28821 South Western Avenue
 25              2    Saddle Creek Apartments                  23,500,000  43398 Citation Drive
 26              2    Bexley at Spring Farm                    22,500,000  3300 Open Field Lane
 27              2    Signature Park Apartments                21,650,000  3780 Copperfield Drive
 28              2    Ventana Apartments                       21,600,000  11020 Huebner Oaks
 29              1    Marlton Square                           21,530,302  300 Route 73 South
 30              2    York Creek Apartments                    20,477,620  650 York Creek Drive
 31              1    MK Plaza                                 20,000,000  720 Park Boulevard
 32              1    Hotel Valencia Riverwalk                 20,000,000  150 East Houston Street
 33              1    The Pittsfield Building                  19,941,230  55 East Washington Street
 34              2    The Shores Apartments                    18,600,000  2450 Airport Road
 35              1    Davis Ford Crossing                      18,500,000  9879 Liberia Avenue
 36              1    743 5th Avenue                           18,000,000  743 5th Avenue
 37              2    CALPERS - Parkside Apartments            18,000,000  10600 Six Pines Drive
 38     (B)      1    Independence Village - Peoria            10,204,714  1201 West Northmoor
 39     (B)      1    Independence Village - Winston Salem      7,367,305  2945 Reynolda Road
 40              1    Centurion                                17,117,425  1601 Forum Place
 41              1    Chesapeake Park Plaza                    17,000,000  9665 Chesapeake Drive
 42              2    Polo Club                                16,600,000  39352 Polo Club Drive
 43              2    Timber Oaks Apartments                   16,400,000  200, 250, 300 South Route 59 and
                                                                           145, 175, 215, 305 Devlin Road
 44              1    Portland Square Hotel                    15,000,000  128-130 & 132 West 47th Street
 45              1    Cedar Run Apartments                     14,379,306  888 South Oneida Street
 46              1    Mountain Village Plaza                   14,300,000  12801 - 12887 Mountain Avenue
 47              2    Old Mill Apartments                      14,000,000  809 East Main Street
 48              1    8415 & 8425 Progress Drive               13,709,120  8415-8425 Progress Drive
 49              1    Hilton Suites Anaheim                    13,700,000  400 North State College Boulevard
50a              1    Wilmington                               10,645,587  1251 West Pacific Coast Highway
50b              1    Menlo Park                                2,567,489  1520 Willow Road
 51              1    Welsh Industrial Portfolio               13,000,000  3000 Justin Drive, 10052 Justin
                                                                           Drive, 2721 99th Street, 2851
                                                                           99th Street and 2851 104th Street
 52              1    Albemarle Pointe Center                  13,000,000  176 Croghan Spur Road & 238 Albemarle Road
 53              2    Leafstone Apartments                     12,900,000  10100 Brown Bridge Road

               LOAN
 #    CROSSED  GROUP  PROPERTY NAME                         CITY                 COUNTY                STATE  ZIP CODE
 -    -------  -----  -------------                         ----                 ------                -----  --------
 1               1    375 Park Avenue                       New York             New York                NY     10022
 2               1    St. Johns Town Center                 Jacksonville         Duval                   FL     32246
 3               1    Del Monte Center                      Monterey             Monterey                CA     93940
 4               1    Palmer Center                         Colorado Springs     El Paso                 CO     80903
 5               1    120 Wall Street                       New York             New York                NY     10005
 6               1    The Palisades                         Bethesda             Montgomery              MD     20814
 7a              1    Circuit City                          Fredericksburg       N/A                     VA     22401
 7b              1    CVS-Lafayette                         Fredericksburg       N/A                     VA     22408
 7c              1    First Citizens Bank                   Fredericksburg       N/A                     VA     22401
 7d              1    Carlos O'Kelly's Mexican              Stafford             Stafford                VA     22554
 7e              1    CVS-Courthouse                        Fredericksburg       N/A                     VA     22407
 7f              1    Bassett Furniture                     Fredericksburg       N/A                     VA     22401
 7g              1    Famous Dave's Ribs                    Columbia             Howard                  MD     21045
 7h              1    Fox & Hound                           Fredericksburg       N/A                     VA     22401
 7i              1    Wawa                                  Fredericksburg       N/A                     VA     22401
 7j              1    Ruby Tuesday's (Plank Road)           Fredericksburg       N/A                     VA     22401
 7k              1    Advance Auto Parts                    Fredericksburg       N/A                     VA     22407
 7l              1    Wachovia Bank                         Fredericksburg       N/A                     VA     22407
 7m              1    FAS Mart                              Fredericksburg       N/A                     VA     22401
 7n              1    Chipotle Mexican Grill                Fredericksburg       N/A                     VA     22401
 7o              1    BB&T Bank Branch                      Richmond             Henrico                 VA     23229
 7p              1    Smokey Bones                          Fredericksburg       N/A                     VA     22401
 7q              1    Texas Steakhouse                      Fredericksburg       N/A                     VA     22401
 7r              1    Stafford Tire & Auto                  Fredericksburg       Stafford                VA     22406
 7s              1    Tia's Tex Mex                         Fredericksburg       N/A                     VA     22401
 7t              1    Outback Steakhouse                    Fredericksburg       N/A                     VA     22401
 7u              1    Cracker Barrel                        Fredericksburg       N/A                     VA     22401
 7v              1    Chick-Fil-A                           Fredericksburg       N/A                     VA     22401
 7w              1    Applebee's Building                   Fredericksburg       N/A                     VA     22401
 7x              1    Chuck E Cheese                        Fredericksburg       N/A                     VA     22401
 7y              1    Chevy Chase Bank                      Fredericksburg       N/A                     VA     22401
 7z              1    Krispy Kreme Doughnut                 Fredericksburg       N/A                     VA     22401
7za              1    National Tire and Battery             Fredericksburg       N/A                     VA     22401
7zb              1    TGI Friday's                          Fredericksburg       N/A                     VA     22401
7zc              1    Olive Garden                          Fredericksburg       N/A                     VA     22401
7zd              1    McDonald's                            Fredericksburg       N/A                     VA     22401
7ze              1    O'Charley's                           Fredericksburg       N/A                     VA     22401
7zf              1    Long John Silver's                    Fredericksburg       N/A                     VA     22401
7zg              1    Firestone Tire                        Fredericksburg       N/A                     VA     22401
7zh              1    International House of Pancakes       Fredericksburg       N/A                     VA     22401
7zi              1    Joe's Crab Shack                      Fredericksburg       N/A                     VA     22401
7zj              1    Provident Bank                        Fredericksburg       N/A                     VA     22401
7zk              1    Dairy Queen                           Stafford             Stafford                VA     22554
7zl              1    711                                   Fredericksburg       N/A                     VA     22407
7zm              1    Shoney's Restaurant Building          Tappahannock         Essex                   VA     23261
7zn              1    BB&T Bank                             Fredericksburg       N/A                     VA     22401
7zo              1    Chick-Fil-A (Dunn Drive)              Stafford             Stafford                VA     22556
7zp              1    Waffle House                          Dumfries             Prince William          VA     22025
7zq              1    Chick-Fil-A (Plank Road)              Fredericksburg       N/A                     VA     22407
7zr              1    Ruby Tuesday's- Jefferson Davis       Stafford             Stafford                VA     22554
7zs              1    Southland Log Homes                   Fredericksburg       N/A                     VA     22401
 8               1    Frenchman's Reef & Morning Star       St. Thomas           N/A                     VI     00801
 9               1    Gallery at South Dekalb               Decatur              Dekalb                  GA     30034
 10              1    Weston Town Center                    Weston               Broward                 FL     33326
 11              1    Valley Forge Office Center            Wayne                Chester                 PA     19403
 12              1    Southwest Commons                     Littleton            Denver                  CO     80123
 13              1    Centergy Office                       Atlanta              Fulton                  GA     30308
14a              1    Black Canyon                          Phoenix              Maricopa                AZ     85029
14b              1    Red Mountain                          Phoenix              Maricopa                AZ     85034
 15     (A)      2    Staten (Park Hill II)                 Staten Island        Richmond                NY     10304
 16     (A)      2    Staten (Park Hill I)                  Staten Island        Richmond                NY     10304
 17     (A)      2    Staten (St. George's)                 Staten Island        Richmond                NY     10304
18a              1    Broadway Ridge                        Minneapolis          Hennepin                MN     55413
18b              1    Broadway Place West                   Minneapolis          Hennepin                MN     55413
19a              1    Marriott Fort Lauderdale North        Fort Lauderdale      Broward                 FL     33309
19b              1    Renaissance Hotel Boca Raton          Boca Raton           Palm Beach              FL     33431
 20              2    Clearwater Creek Apartments           Richardson           Collin                  TX     75082
 21              1    Northland Center Mall                 Southfield           Oakland                 MI     48075
 22              1    Palmer Plaza                          Nashville            Davidson                TN     37203
 23              2    Kings Village Corp.                   Brooklyn             Kings                   NY     11234
 24              1    The Terraces Shopping Center          Rancho Palos Verdes  Los Angeles             CA     90275
 25              2    Saddle Creek Apartments               Novi                 Oakland                 MI     48375
 26              2    Bexley at Spring Farm                 Charlotte            Mecklenburg             NC     28226
 27              2    Signature Park Apartments             Bryan                Brazos                  TX     77802
 28              2    Ventana Apartments                    San Antonio          Bexar                   TX     78230
 29              1    Marlton Square                        Marlton              Burlington              NJ     08053
 30              2    York Creek Apartments                 Comstock Park        Kent                    MI     49321
 31              1    MK Plaza                              Boise                Ada                     ID     83712
 32              1    Hotel Valencia Riverwalk              San Antonio          Bexar                   TX     78205
 33              1    The Pittsfield Building               Chicago              Cook                    IL     60602
 34              2    The Shores Apartments                 Longmont             Boulder                 CO     80503
 35              1    Davis Ford Crossing                   Manassas             Prince William          VA     20110
 36              1    743 5th Avenue                        New York             New York                NY     10017
 37              2    CALPERS - Parkside Apartments         The Woodlands        Montgomery              TX     77380
 38     (B)      1    Independence Village - Peoria         Peoria               Peoria                  IL     61614
 39     (B)      1    Independence Village - Winston Salem  Winston-Salem        Forsyth                 NC     27106
 40              1    Centurion                             West Palm Beach      Palm Beach              FL     33401
 41              1    Chesapeake Park Plaza                 San Diego            San Diego               CA     92123
 42              2    Polo Club                             Farmington Hills     Oakland                 MI     48335
 43              2    Timber Oaks Apartments                Ingleside            Lake                    IL     60041
 44              1    Portland Square Hotel                 New York             New York                NY     10036
 45              1    Cedar Run Apartments                  Denver               Denver                  CO     80224
 46              1    Mountain Village Plaza                Chino                San Bernardino          CA     91710
 47              2    Old Mill Apartments                   Lexington            Lexington               SC     20972
 48              1    8415 & 8425 Progress Drive            Frederick            Frederick               MD     21701
 49              1    Hilton Suites Anaheim                 Orange               Orange                  CA     92868
50a              1    Wilmington                            Wilmington           Los Angeles             CA     90744
50b              1    Menlo Park                            Menlo Park           San Mateo               CA     94025
 51              1    Welsh Industrial Portfolio            Urbandale            Polk                    IA     50322
 52              1    Albemarle Pointe Center               Charleston           Charleston              SC     29407
 53              2    Leafstone Apartments                  Covington            Newton                  GA     30014

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                            CUT-OFF DATE
               LOAN                                          PRINCIPAL
 #    CROSSED  GROUP  PROPERTY NAME                          BALANCE (1)   ADDRESS
 -    -------  -----  -------------                         ------------   -------
 54              1    Peckham Square                        $  12,875,000  3750 Kietzke Lane
 55              1    Port St. Lucie Towncenter                12,661,312  10055-10425 South US Highway 1
 56              2    The Ashford at Stone Ridge               12,650,000  1048 Flat Shoals Road
 57              1    Residence Inn Norfolk Airport            12,636,216  1590 North Military Highway
 58              1    Waterways Shoppes of Weston II           12,080,000  2410-2460 Weston Road
 59              1    Plaza at Williams Centre                 11,940,481  5340 - 5480 East Broadway Boulevard
 60              1    Covington Plaza                          11,880,000  731 East Union Hills Road
 61              1    River Place Apartments                   11,700,000  4501 Old Caldwell Mill Road
 62              1    La Habra Business Center and             11,500,000  1020-1160 South Cypress Street
                      Tuff Guy Storage
 63              1    Waterways Shoppes of Weston              11,410,000  2210-2282 Weston Road
 64              1    Torrance Crossroads                      11,375,295  24631-24667 Crenshaw Boulevard
65a              1    Canyon Court Apartments                   7,773,385  7810 Topanga Canyon Boulevard
65b              1    Lankershim Auto Center                    2,118,292  6031-6039 Lankershim Boulevard
65c              1    Pico Auto Center                          1,370,660  5014-5028 Pico Boulevard
 66              1    Lincoln View Plaza                       11,000,000  3113-3115 East Lincoln Drive
 67              1    10 West 66th Street Corporation          10,930,643  10 West 66th Street
 68              1    Atrium Office Park                       10,665,170  851-865 Southwest 78th Avenue
 69              1    Princessa Plaza                          10,600,000  18500-18580 Via Princessa
 70              1    Brennan Station Shopping Center          10,484,971  8111-8215 Creedmoor Road
 71              1    Wappingers Shopping Center               10,350,000  1271 Route 9
 72              2    Grande Apartments                        10,300,000  240 West Sumner Avenue
 73              1    Yorba Linda Self Storage                 10,000,000  17071 Imperial Highway
 74              1    Rendina - Southpointe Medical Center      9,965,789  600 South Pine Island Road Center
 75              2    Woodlands at Statesboro Apartments        9,567,926  719 Main Street
 76              1    Wall St Plaza                             9,479,369  1410 Wall Street
 77              1    Sierra Town Center                        9,200,000  2020, 2026, 2118 & 2202 West Craig Road
78a              1    8899 Northwest 18th Terrace               5,315,053  8899 Northwest 18th Terrace
78b              1    8925 Northwest 26th Street                3,851,488  8925 Northwest 26th Street
 79              1    Valencia Oaks Office                      9,000,000  23822 Valencia Boulevard
 80              1    Riverside Plaza                           8,900,000  6241-6361 Riverside Plaza Lane Northwest
 81              1    Murphy Canyon Office Building             8,900,000  4995 Murphy Canyon Road
 82              2    Riverside Apartments                      8,750,000  7435 159th Place, Northeast
 83              1    Fountain Plaza                            8,650,000  23461 South Pointe Drive
 84              1    Residence Inn - Franklin                  8,450,334  4 Forge Parkway
 85              1    901 North Pitt                            8,400,000  901 N. Pitt Street
 86              1    Country Club Plaza                        8,150,000  1701 Legacy Drive
 87              2    Country Manor Apts.                       8,000,000  2151 East Lincoln Highway
 88              2    Lofts at Canal Walk Phase II              7,982,183  1915 East Main Street
 89              1    96 Morton Street                          7,973,098  96 Morton Street
 90              1    Residence Inn by Marriott - Novi          7,953,503  27477 Cabaret Drive
 91              1    Las Cruces - NM                           7,850,000  2200 East Lohman Avenue
 92              2    Grayson Falls Apartments                  7,718,557  3500 Red Bluff
 93              1    Residence Inn by Marriott - Weston        7,600,000  2605 Weston Road
 94              1    Main Place Shopping Center                7,576,379  1800 South Main Street
 95              2    39-60 54th Street Owners, Inc.            7,490,039  39-60 54th Street
 96              1    Hudson Manor Terrace Corp.                7,470,867  3750 & 3850 Hudson Manor Terrace
 97              1    Randall Road Retail Center                7,470,803  352-360 Randall Road
 98              1    Hampton Inn Mystic                        7,458,310  300 Long Hill Road
 99              1    East Aurora Portfolio                     7,377,238  209, 634, 640, 658, 665, 671-673,
                                                                           and 728 Main Street
100              1    Northside Square                          7,142,142  29399 and 29245 US Highway 19 North
101              1    Villa Del Sol MHC                         7,125,000  6515 15th Street East
102     (C)      2    El Dorado MHP                             4,200,000  6435 Orange Avenue
103     (C)      2    El Dorado West MHP                        2,923,000  6301 Orange Avenue
104              2    Harris Hill Apartments                    7,120,000  7916 Harris Hill Lane
105              1    Hampton Inn & Suites Tallahassee          7,030,418  3388 Lonnbladh Road
106     (D)      1    Northern Trust Bank Building              3,100,000  2300 Weston Road
107     (D)      1    Coldwell Banker Building                  2,425,000  1760 Bell Tower Lane
108     (D)      1    Bank United Building                      1,475,000  2200 Weston Road
109              1    All Aboard - Sunnyvale                    6,988,331  106 Lawrence Station Road
110              1    White Oak Professional Center             6,843,306  1575 - 1635 Highway 34 West
111              1    Edinburg Regional Medical Plaza I         6,486,150  4302 South Sugar Road
112              1    Residence Inn Albuquerque                 6,375,345  4331 The 25 Way Northeast
113              1    Towne Place Suites by Marriott            6,200,000  11801 High Tech Avenue
                      - Orlando
114a             2    Quail Ridge Apartments                    3,836,270  308, 309, and 310 Helm Lane
114b             2    Greentree Apartments                      2,277,786  2900 Robin Road
115              1    All Aboard - San Ramon                    6,079,239  9180 Alcosta Boulevard
116              2    Chinook Way Apartments                    6,000,000  21961 Northeast Chinook Way
117              2    Quail Pointe Apartments                   5,979,248  1010 Henderson Road
118              2    Bayshore Village MHC                      5,978,385  15711 Shoreline Boulevard
119              1    Tempe St. Luke's Office Building          5,975,370  1492 South Mill Avenue
120              1    Residence Inn Wilmington Landfall         5,966,287  1200 Culbreth Drive
121              2    Berkshire Village Townhouses, Inc.        5,767,004  1862 South 31st Street
122              1    Springhill Suites - Southfield            5,757,085  28555 Northwestern Highway
123              1    North Rivers Business Center              5,600,000  2070 Northbrook Boulevard
124              1    All Aboard - Oakland                      5,487,481  1090 29th Avenue
125              1    Courtyard Tifton                          5,484,210  814 West 7th Street
126              1    Holiday Inn Express Hotel &               5,477,310  4675 Salisbury Road
                      Suites - Jacksonville
127              2    Forest Creek Apartments                   5,352,256  947 Forest Creek Drive East
128              1    Shoppes of Acworth                        5,350,000  3450 Cobb Parkway
129              1    Spectra-Physics Facility                  5,307,968  3321 East Global Loop
130              1    1120 Nasa                                 5,283,818  1120 Nasa Road One
131              2    Tower Park                                5,250,000  1601 Holleman Drive
132              1    Redbird Village                           5,235,065  4343 West Camp Wisdom Road
133              1    Gracie Terrace Apartment Corporation      5,200,000  605 East 82 Street
134              1    All Aboard - San Francisco                5,165,158  1700 Egbert Avenue
135              2    Milltowne Villas                          5,100,000  3574 Melrose Drive
136a             1    136-140 South Beverly Drive               2,840,000  136-140 South Beverly Drive
136b             1    153-159 South Beverly Drive               2,160,000  153-159 South Beverly Drive
137              1    JFK Medical Pavilion I                    4,981,149  8188 Jog Road
138              2    The Olympia Apartments                    4,978,588  1368 Euclid Street Northwest
139              1    Courtyard by Marriott - Grand             4,953,083  4741 28th Street Southeast
                      Rapids Airport
140              1    Parkway Tower Office                      4,925,000  8445 Freeport Parkway
141              2    Pelican Pointe Apartments                 4,900,000  6009 Bellaire Boulevard
142              1    Chefalo Self Storage                      4,889,537  24801 Industrial Boulevard
143a             1    Strine - Lakeland MHP                     2,168,789  1685 South State Street
143b             1    Strine - Whispering Pines MHP             1,421,559  40 Whispering Lane
143c             1    Strine - Beechwood MHP                    1,275,758  1679 South State Street
144              1    Shoppes at North Lake                     4,840,000  46-98 Indian Trace Road
145              1    Fairfield Inn by Marriott -               4,700,000  7090 Cypress Terrace
                      Fort Myers
146              1    333 East 53 Tenants Corp.                 4,688,937  333 East 53rd Street
147              1    18 Van Veghten Drive                      4,579,817  18 Van Veghten Drive

               LOAN
 #    CROSSED  GROUP  PROPERTY NAME                         CITY                 COUNTY                STATE  ZIP CODE
 -    -------  -----  -------------                         ----                 ------                -----  --------
 54              1    Peckham Square                        Reno                 Washoe                  NV     89502
 55              1    Port St. Lucie Towncenter             Port St. Lucie       St. Lucie               FL     34952
 56              2    The Ashford at Stone Ridge            College Park         Clayton                 GA     30349
 57              1    Residence Inn Norfolk Airport         Norfolk              Norfolk City            VA     23502
 58              1    Waterways Shoppes of Weston II        Weston               Broward                 FL     33326
 59              1    Plaza at Williams Centre              Tucson               Pima                    AZ     85711
 60              1    Covington Plaza                       Phoenix              Maricopa                AZ     85024
 61              1    River Place Apartments                Birmingham           Shelby                  AL     35242
 62              1    La Habra Business Center and          La Habra             Orange                  CA     90631
                      Tuff Guy Storage
 63              1    Waterways Shoppes of Weston           Weston               Broward                 FL     33326
 64              1    Torrance Crossroads                   Torrance             Los Angeles             CA     90505
65a              1    Canyon Court Apartments               Canoga Park          Los Angeles             CA     91304
65b              1    Lankershim Auto Center                North Hollywood      Los Angeles             CA     91606
65c              1    Pico Auto Center                      Los Angeles          Los Angeles             CA     90019
 66              1    Lincoln View Plaza                    Phoenix              Maricopa                AZ     85016
 67              1    10 West 66th Street Corporation       New York             New York                NY     10023
 68              1    Atrium Office Park                    Plantation           Broward                 FL     33324
 69              1    Princessa Plaza                       Santa Clarita        Los Angeles             CA     91387
 70              1    Brennan Station Shopping Center       Raleigh              Wake                    NC     27613
 71              1    Wappingers Shopping Center            Wappinger Falls      Dutchess                NY     12590
 72              2    Grande Apartments                     Roselle Park         Union                   NJ     07204
 73              1    Yorba Linda Self Storage              Yorba Linda          Orange                  CA     92886
 74              1    Rendina - Southpointe Medical Center  Plantation           Broward                 FL     33324
 75              2    Woodlands at Statesboro Apartments    Statesboro           Bulloch                 GA     30458
 76              1    Wall St Plaza                         Bellevue             Sarpy                   NE     68005
 77              1    Sierra Town Center                    North Las Vegas      Clark                   NV     89032
78a              1    8899 Northwest 18th Terrace           Miami                Miami-Dade              FL     33172
78b              1    8925 Northwest 26th Street            Miami                Miami-Dade              FL     33172
 79              1    Valencia Oaks Office                  Santa Clarita        Los Angeles             CA     91355
 80              1    Riverside Plaza                       Albuquerque          Bernalillo              NM     87120
 81              1    Murphy Canyon Office Building         San Diego            San Diego               CA     92123
 82              2    Riverside Apartments                  Redmond              King                    WA     98052
 83              1    Fountain Plaza                        Laguna Hills         Orange                  CA     92653
 84              1    Residence Inn - Franklin              Franklin             Norfolk                 MA     02038
 85              1    901 North Pitt                        Alexandria           Alexandria              VA     22314
 86              1    Country Club Plaza                    Frisco               Collin                  TX     75034
 87              2    Country Manor Apts.                   Levittown            Bucks                   PA     19056
 88              2    Lofts at Canal Walk Phase II          Richmond             Richmond City           VA     23223
 89              1    96 Morton Street                      New York             New York                NY     10014
 90              1    Residence Inn by Marriott - Novi      Novi                 Oakland                 MI     48377
 91              1    Las Cruces - NM                       Las Cruces           Dona Ana                NM     88001
 92              2    Grayson Falls Apartments              Pasadena             Harris                  TX     77503
 93              1    Residence Inn by Marriott - Weston    Weston               Broward                 FL     33331
 94              1    Main Place Shopping Center            McAllen              Hidalgo                 TX     78503
 95              2    39-60 54th Street Owners, Inc.        Woodside             Queens                  NY     11377
 96              1    Hudson Manor Terrace Corp.            Riverdale            Bronx                   NY     10463
 97              1    Randall Road Retail Center            South Elgin          Kane                    IL     60177
 98              1    Hampton Inn Mystic                    Groton               New London              CT     06340
 99              1    East Aurora Portfolio                 East Aurora          Erie                    NY     14052
100              1    Northside Square                      Clearwater           Pinellas                FL     33761
101              1    Villa Del Sol MHC                     Sarasota             Manatee                 FL     34243
102     (C)      2    El Dorado MHP                         Sacramento           Sacramento              CA     95823
103     (C)      2    El Dorado West MHP                    Sacramento           Sacramento              CA     95823
104              2    Harris Hill Apartments                Charlotte            Mecklenburg             NC     28269
105              1    Hampton Inn & Suites Tallahassee      Tallahassee          Leon                    FL     32308
106     (D)      1    Northern Trust Bank Building          Weston               Broward                 FL     33326
107     (D)      1    Coldwell Banker Building              Weston               Broward                 FL     33326
108     (D)      1    Bank United Building                  Weston               Broward                 FL     33326
109              1    All Aboard - Sunnyvale                Sunnyvale            Santa Clara             CA     94086
110              1    White Oak Professional Center         Newnan               Coweta                  GA     30263
111              1    Edinburg Regional Medical Plaza I     Edinburg             Hildago                 TX     78539
112              1    Residence Inn Albuquerque             Albuquerque          Bernalillo              NM     87109
113              1    Towne Place Suites by Marriott        Orlando              Orange                  FL     32817
                      - Orlando
114a             2    Quail Ridge Apartments                Sulphur Springs      Hopkins                 TX     75482
114b             2    Greentree Apartments                  Greenville           Hunt                    TX     75402
115              1    All Aboard - San Ramon                San Ramon            Contra Costa            CA     94583
116              2    Chinook Way Apartments                Fairview             Multnomah               OR     97024
117              2    Quail Pointe Apartments               Huntsville           Madison County          AL     35816
118              2    Bayshore Village MHC                  North Fort Myers     Lee                     FL     33917
119              1    Tempe St. Luke's Office Building      Tempe                Maricopa                AZ     85281
120              1    Residence Inn Wilmington Landfall     Wilmington           New Hanover             NC     28405
121              2    Berkshire Village Townhouses, Inc.    Kansas City          Wyandotte               KS     66106
122              1    Springhill Suites - Southfield        Southfield           Oakland                 MI     48034
123              1    North Rivers Business Center          North Charleston     Charleston              SC     29418
124              1    All Aboard - Oakland                  Oakland              Alameda                 CA     94601
125              1    Courtyard Tifton                      Tifton               Tift                    GA     31794
126              1    Holiday Inn Express Hotel &           Jacksonville         Duval                   FL     32256
                      Suites - Jacksonville
127              2    Forest Creek Apartments               Columbus             Franklin                OH     43223
128              1    Shoppes of Acworth                    Acworth              Cobb                    GA     30101
129              1    Spectra-Physics Facility              Tucson               Pima                    AZ     85706
130              1    1120 Nasa                             Nassau Bay           Harris                  TX     77058
131              2    Tower Park                            College Station      Brazos                  TX     77840
132              1    Redbird Village                       Dallas               Dallas                  TX     75237
133              1    Gracie Terrace Apartment Corporation  New York             New York                NY     10028
134              1    All Aboard - San Francisco            San Francisco        San Francisco           CA     94124
135              2    Milltowne Villas                      Wooster              Wayne                   OH     44691
136a             1    136-140 South Beverly Drive           Beverly Hills        Los Angeles             CA     90212
136b             1    153-159 South Beverly Drive           Beverly Hills        Los Angeles             CA     90212
137              1    JFK Medical Pavilion I                Boynton Beach        Palm Beach              FL     33437
138              2    The Olympia Apartments                Washington           District of Columbia    DC     20009
139              1    Courtyard by Marriott - Grand         Kentwood             Kent                    MI     49512
                      Rapids Airport
140              1    Parkway Tower Office                  Irving               Dallas                  TX     75063
141              2    Pelican Pointe Apartments             Houston              Harris                  TX     77081
142              1    Chefalo Self Storage                  Hayward              Alameda                 CA     94545
143a             1    Strine - Lakeland MHP                 Dover                Kent                    DE     19901
143b             1    Strine - Whispering Pines MHP         Magnolia             Kent                    DE     19962
143c             1    Strine - Beechwood MHP                Dover                Kent                    DE     19901
144              1    Shoppes at North Lake                 Weston               Broward                 FL     33326
145              1    Fairfield Inn by Marriott -           Fort Myers           Lee                     FL     33907
                      Fort Myers
146              1    333 East 53 Tenants Corp.             New York             New York                NY     10022
147              1    18 Van Veghten Drive                  Bridgewater          Somerset                NJ     08807

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                            CUT-OFF DATE
               LOAN                                          PRINCIPAL
 #    CROSSED  GROUP  PROPERTY NAME                          BALANCE (1)   ADDRESS
 -    -------  -----  -------------                         ------------   -------
148              2    Palm Apartments                       $   4,491,184  3929 West 242nd Street
149     (E)      1    Bank Block Center                         3,326,665  1255-1295 Grandview Avenue
150     (E)      1    Grandview Avenue                            645,472  1365-1373 Grandview Avenue
151     (E)      1    Windsor Arms Apartments                     497,659  1485 West 3rd Avenue
152              1    100 Grove Road                            4,450,000  100 Grove Road
153              1    Walgreens (Missouri, TX)                  4,447,000  4042 Lake Shore Harbour Boulevard
154              1    West Oxmoor Tower                         4,400,000  11 West Oxmoor Road
155              1    Farmington City Center                    4,332,552  115 Elm Street
156              2    Hidden Acres Apartments                   4,300,000  304 Frances Boulevard
157              2    Tara Hall Apartments                      4,300,000  1601-1717 College Avenue
158              1    South Creek Collection                    4,183,460  200 Goodman Road and 7090 Malco Boulevard
159              2    Jupiter Crossing Apartments               4,100,000  834 Jupiter Drive
160              2    Sandhurst Apartments                      4,077,749  3139 Sandhurst Drive
161              1    Walgreens (Statesboro)                    4,075,000  516 Northside Drive East
162              2    Oakview Apartments                        4,069,012  1457 Burke Street Northeast
163     (F)      1    St. Charles Building No. 550              1,993,687  550 St. Charles Drive
164     (F)      1    St. Charles Building No. 558              1,993,687  558 St. Charles Drive
165              2    Ponderosa Acres Apartments                3,987,234  1301 Industrial Avenue
166              1    Holiday Inn Express - Hialeah             3,982,112  6650 West 20th Avenue
167              1    Walgreens (New Braunfels)                 3,890,000  1210 North Business IH-35
168              1    8700 Commerce Park                        3,866,116  8700 Commerce Park Drive
169              2    Garden Village Apartments                 3,692,688  2000 North Mattis Avenue
170              1    Rialto Industrial Building                3,650,000  360 South Lilac Avenue
171              1    Kris Krossing Shopping Center             3,612,022  3320 4th Avenue
172              1    Reddington El Paso Office                 3,589,277  6070 Gateway Boulevard East
173              1    Crossroads Plaza                          3,500,000  5025 and 5035 South Fort Apache Road
174              1    Shoppes at Seven Hills                    3,440,000  51 Seven Hills Boulevard
175              1    Glenridge Point Shopping Center           3,425,000  860 Johnson Ferry Road
176              1    Gator Crossing                            3,396,555  5713-5741 and 5811 Richey Drive
177              1    Lake Crest Plaza                          3,369,657  2341 John Hawkins Parkway
178              1    Summerfield Apartments                    3,300,000  1702 Summerfield Drive
179              1    Corner of Paradise                        3,282,129  16610 N 75th Ave
180              1    Park Towers Owners, Inc.                  3,240,940  370 Ocean Parkway
181              1    Abby Park                                 3,238,953  29-51 North Main Street
182              2    Arrow Pines Estates MHP                   3,200,000  1081 West Arrow Highway
183              1    West Pointe Village                       3,169,671  433 N.C. Highway 49 South
184              2    Portage Green MHC                         3,126,268  20227 80th Avenue Northeast
185              1    All Aboard - Santa Ana                    3,118,398  1030 East 4th Street
186              1    Madison Avenue Home Center                3,040,000  27230 Madison Avenue
187              1    Congress Professional Center I            3,003,573  1640 South Congress Avenue
188              1    213 Summerhill Road                       2,992,948  213 Summerhill Road
189              1    Comfort Inn Shenandoah                    2,976,842  1011 Motel Drive
190              1    176 Broadway Owners Corp.                 2,970,022  176 Broadway
191              1    Roseland Center                           2,950,780  10904 Baltimore Street Northeast
192              2    Lawnfair Apartments                       2,920,000  179 Winchester Road
193              1    Emerson Industrial Building II            2,900,000  5230 Park Emerson Drive
194              1    West Maple Square                         2,855,366  3710 North 156th Street
195              1    Sinking Spring Marketplace                2,800,000  SR Route 422 and Krick Lane
196              1    5450 Northwest Central                    2,794,128  5450 Northwest Central Drive
197              1    505 WE Owners Corp.                       2,788,887  505 West End Avenue
198              1    Breukelen Owners Corp.                    2,773,776  57 Montague Street
199              1    Highway 110 Center                        2,741,585  3826 Troup Highway
200              2    Spring Creek Apartments - Senior          2,730,883  14833 Spring Creek Road
201              2    Ridgeview Apartments                      2,545,488  776 Triangle Street
202              1    Kerr- 722 West Independence Blvd          2,499,445  722 West Independence Boulevard
203              1    Newbridge Road Shopping Center            2,495,297  673-709 Newbridge Road
204              2    Meadowbrook MHC                           2,489,150  3801 New Tampa Highway
205              2    The Gardens 75th Street Owners Corp.      2,486,201  35-38 75th Street
206              1    Clearfork MHP                             2,485,877  1260 State Route 97
207              1    Space Savers Self Storage                 2,473,663  27250 U.S. Highway 98
208              1    A & M Mobile Home Park                    2,450,000  4900 Southeast 102nd Place
209              1    Garden Grove                              2,394,799  13252-13302 Century Boulevard
210              1    Capitol House Tenants Corp.               2,393,633  490 Atlantic Avenue
211              1    Carriage Way Shopping Center              2,392,374  305 South Waukegan Road
212              2    Cahuenga Apartments                       2,385,000  4605 Cahuenga Boulevard
213              2    Villa Bonita Apts                         2,337,706  1817 Hillcrest Road
214              1    Capital Storage - Clifton, NY             2,293,227  1406 Route 9
215              1    Fifth Avenue San Rafael                   2,265,000  960-990 Fifth Avenue
216              1    One Hudson Park, Inc.                     2,250,000  16 Hudson Street
217              1    Mason Center                              2,241,241  3522 South Mason Road
218              2    Riverwood Owners, Inc.                    2,237,984  279 North Broadway
219              2    Parkview West Apartments                  2,230,000  801 & 817 Aaron Drive
220              1    993 Fifth Avenue Corporation              2,200,000  993 Fifth Avenue
221              1    EZ Encino                                 2,200,000  17050 Ventura Boulevard
222              1    Hozho Center                              2,193,782  431 Highway 179
223              1    Watertower Office Building                2,190,144  25200 Chagrin Boulevard
224              1    Jefferson Auto Center                     2,100,000  26622 Jefferson Avenue
225              1    Osler Medical Arts Pavilion               2,093,430  490 Center Lake Circle
226              2    Rockbrook Apartments                      2,091,673  3326 Rock Brook
227              1    Kerr Drug - Raleigh                       2,078,363  2901 Wakefield Pines Drive
228              1    Strongsville Executive Building           2,040,000  13550 Falling Water Road
229              1    126 Main Street                           2,039,392  126 Main Street
230              1    311 East 75th Owners Corp.                1,990,601  311 East 75th Street
231              2    Canyon View MHC                           1,952,649  1450 N Dixie Downs Road
232              1    The Glass House Cooperative, Inc.         1,900,000  43 West 13th Street
233              1    Kerr Drug - Franklinton                   1,899,194  3422 US Highway 1
234              1    1850 SW 8th Street                        1,894,873  1850 SW 8th Street
235              1    Empire State Lofts Limited                1,894,193  11 West 30th Street
236              1    Greenwich Corp.                           1,892,338  822-826 Greenwich Street
237              1    Lochaven MHC                              1,876,023  Lochaven & Scotts Glen Drive
238              1    Kerr Drug - St. Pauls                     1,863,359  419 West Broad Street
239              2    Camac Street                              1,816,204  238-248 South Camac Street
240              2    Kensington Apartments                     1,800,000  1004 Kensington Square
241              2    32-52 41st Street                         1,796,221  32-52 41st Street
242              1    Kerr- 407 West Main St.                   1,795,578  407 West Main Street
243              1    67 Owners Ltd.                            1,792,805  67 Park Avenue
244              1    235 East Broad Street                     1,741,199  235 East Broad Street
245              1    Fowler Court Tenants Inc.                 1,733,831  400 Riverside Drive
246              1    Bluestem Plaza                            1,691,731  11078 Cimarron Street
247              1    Kerr Drug - Johns Island                  1,684,190  2803 Maybank Highway

               LOAN
 #    CROSSED  GROUP  PROPERTY NAME                         CITY                 COUNTY                STATE  ZIP CODE
 -    -------  -----  -------------                         ----                 ------                -----  --------
148              2    Palm Apartments                       Torrance             Los Angeles             CA     90505
149     (E)      1    Bank Block Center                     Grandview Heights    Franklin                OH     43212
150     (E)      1    Grandview Avenue                      Columbus             Franklin                OH     43212
151     (E)      1    Windsor Arms Apartments               Columbus             Franklin                OH     43212
152              1    100 Grove Road                        West Deptford        Gloucester County       NJ     08086
153              1    Walgreens (Missouri, TX)              Missouri City        Fort Bend               TX     77459
154              1    West Oxmoor Tower                     Birmingham           Jefferson               AL     35209
155              1    Farmington City Center                Farmington           Dakota                  MN     55024
156              2    Hidden Acres Apartments               Elyria               Lorain                  OH     44035
157              2    Tara Hall Apartments                  Houston              Harris                  TX     77017
158              1    South Creek Collection                Southaven            DeSoto                  MS     38671
159              2    Jupiter Crossing Apartments           Madison              Dane                    WI     53718
160              2    Sandhurst Apartments                  Zanesville           Muskingum               OH     43701
161              1    Walgreens (Statesboro)                Statesboro           Bulloch                 GA     30458
162              2    Oakview Apartments                    Grand Rapids         Kent                    MI     49505
163     (F)      1    St. Charles Building No. 550          Thousand Oaks        Ventura                 CA     91360
164     (F)      1    St. Charles Building No. 558          Thousand Oaks        Ventura                 CA     91360
165              2    Ponderosa Acres Apartments            Billings             Yellowstone             MT     59101
166              1    Holiday Inn Express - Hialeah         Hialeah              Miami-Dade              FL     33016
167              1    Walgreens (New Braunfels)             New Braunfels        Comal                   TX     78130
168              1    8700 Commerce Park                    Houston              Harris                  TX     77036
169              2    Garden Village Apartments             Champaign            Champaign               IL     61821
170              1    Rialto Industrial Building            Rialto               San Bernardino          CA     92376
171              1    Kris Krossing Shopping Center         Conway               Horry                   SC     29527
172              1    Reddington El Paso Office             El Paso              El Paso                 TX     79905
173              1    Crossroads Plaza                      Las Vegas            Clark                   NV     89148
174              1    Shoppes at Seven Hills                Dallas               Paulding                GA     30132
175              1    Glenridge Point Shopping Center       Atlanta              Fulton                  GA     30342
176              1    Gator Crossing                        Port Richey          Pasco                   FL     34668
177              1    Lake Crest Plaza                      Hoover               Jefferson               AL     35244
178              1    Summerfield Apartments                Lebanon              Wilson                  TN     37087
179              1    Corner of Paradise                    Peoria               Maricopa                AZ     85382
180              1    Park Towers Owners, Inc.              Brooklyn             Kings                   NY     11218
181              1    Abby Park                             Southington          Hartford                CT     06489
182              2    Arrow Pines Estates MHP               Azusa                Los Angeles             CA     91702
183              1    West Pointe Village                   Asheboro             Randolph                NC     27203
184              2    Portage Green MHC                     Arlington            Snohomish               WA     98223
185              1    All Aboard - Santa Ana                Santa Ana            Orange                  CA     92701
186              1    Madison Avenue Home Center            Temecula             Riverside               CA     92590
187              1    Congress Professional Center I        Palm Springs         Palm Beach              FL     33461
188              1    213 Summerhill Road                   East Brunswick       Middlesex               NJ     08816
189              1    Comfort Inn Shenandoah                Woodstock            Shenandoah              VA     22664
190              1    176 Broadway Owners Corp.             New York             New York                NY     10038
191              1    Roseland Center                       Blaine               Anoka                   MN     55449
192              2    Lawnfair Apartments                   Fairlawn             Summit                  OH     44333
193              1    Emerson Industrial Building II        Indianapolis         Marion                  IN     46203
194              1    West Maple Square                     Omaha                Douglas                 NE     68116
195              1    Sinking Spring Marketplace            Sinking Spring       Berks                   PA     19608
196              1    5450 Northwest Central                Houston              Harris                  TX     77092
197              1    505 WE Owners Corp.                   New York             New York                NY     10024
198              1    Breukelen Owners Corp.                Brooklyn             Kings                   NY     11201
199              1    Highway 110 Center                    Tyler                Smith                   TX     75703
200              2    Spring Creek Apartments - Senior      Dallas               Dallas                  TX     75248
201              2    Ridgeview Apartments                  Blacksburg           Montgomery              VA     24060
202              1    Kerr- 722 West Independence Blvd      Mount Airy           Surry                   NC     27030
203              1    Newbridge Road Shopping Center        Levittown            Nassau                  NY     11756
204              2    Meadowbrook MHC                       Lakeland             Polk                    FL     33815
205              2    The Gardens 75th Street Owners Corp.  Jackson Heights      Queens                  NY     11372
206              1    Clearfork MHP                         Bellville            Richland                OH     44813
207              1    Space Savers Self Storage             Daphne               Baldwin                 AL     36526
208              1    A & M Mobile Home Park                Belleview            Marion                  FL     34420
209              1    Garden Grove                          Garden Grove         Orange                  CA     92843
210              1    Capitol House Tenants Corp.           East Rockaway        Nassau                  NY     11518
211              1    Carriage Way Shopping Center          Lake Bluff           Lake                    IL     60044
212              2    Cahuenga Apartments                   Toluca Lake          Los Angeles             CA     91602
213              2    Villa Bonita Apts                     Los Angeles          Los Angeles             CA     90068
214              1    Capital Storage - Clifton, NY         Clifton Park         Saratoga                NY     12065
215              1    Fifth Avenue San Rafael               San Rafael           Marin                   CA     94901
216              1    One Hudson Park, Inc.                 New York             New York                NY     10013
217              1    Mason Center                          Katy                 Fort Bend               TX     77450
218              2    Riverwood Owners, Inc.                Yonkers              Westchester             NY     10701
219              2    Parkview West Apartments              Lynden               Whatcom                 WA     98264
220              1    993 Fifth Avenue Corporation          New York             New York                NY     10028
221              1    EZ Encino                             Encino               Los Angeles             CA     91316
222              1    Hozho Center                          Sedona               Coconino                AZ     86336
223              1    Watertower Office Building            Beachwood            Cuyahoga                OH     44122
224              1    Jefferson Auto Center                 Murrieta             Riverside               CA     92562
225              1    Osler Medical Arts Pavilion           Palm Bay             Brevard                 FL     32907
226              2    Rockbrook Apartments                  San Angelo           Tom Green               TX     76904
227              1    Kerr Drug - Raleigh                   Raleigh              Wake                    NC     27614
228              1    Strongsville Executive Building       Strongsville         Cuyahoga                OH     44136
229              1    126 Main Street                       Sag Harbor           Suffolk                 NY     11963
230              1    311 East 75th Owners Corp.            New York             New York                NY     10021
231              2    Canyon View MHC                       St. George           Washington              UT     84770
232              1    The Glass House Cooperative,          New York             New York                NY     10011
233              1    Kerr Drug - Franklinton               Franklinton          Franklin                NC     27525
234              1    1850 SW 8th Street                    Miami                Miami-Dade              FL     33129
235              1    Empire State Lofts Limited            New York             New York                NY     10001
236              1    Greenwich Corp.                       New York             New York                NY     10014
237              1    Lochaven MHC                          Springfield          Lane                    OR     97477
238              1    Kerr Drug - St. Pauls                 St. Pauls            Robeson                 NC     28384
239              2    Camac Street                          Philadelphia         Philadelphia            PA     19107
240              2    Kensington Apartments                 Rock Hill            York                    SC     29732
241              2    32-52 41st Street                     Astoria              Queens                  NY     11103
242              1    Kerr- 407 West Main St.               Jamestown            Guilford                NC     27282
243              1    67 Owners Ltd.                        New York             New York                NY     10016
244              1    235 East Broad Street                 Westfield            Union                   NJ     07090
245              1    Fowler Court Tenants Inc.             New York             New York                NY     10025
246              1    Bluestem Plaza                        Firestone            Weld                    CO     80504
247              1    Kerr Drug - Johns Island              John's Island        Charleston              SC     29412

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                            CUT-OFF DATE
               LOAN                                          PRINCIPAL
 #    CROSSED  GROUP  PROPERTY NAME                          BALANCE (1)   ADDRESS
 -    -------  -----  -------------                         ------------   -------
248              2    Bluebird Apartments                   $   1,658,498  904 Rice Street
249              1    Barnes Shops                              1,643,606  6130 Barnes Road
250a             2    West Oak Apartments                         941,105  510 South Westgate Drive
250b             2    Live Oak                                    681,902  622 East 18th Street & 1810 Oregon Avenue
251              1    2929 SW 3rd Avenue                        1,595,683  2929 Southwest 3rd Avenue
252              1    Seven Juliustown                          1,595,180  7 Juliustown Road
253              1    Kerr Drug - Summerville                   1,562,356  1515 Old Trolley Road
254              1    Orange Shopping Center                    1,534,675  659-665 & 653 Orange Center Road
255              2    Meriwether Apartments                     1,500,000  1000 East Market Street
256              1    Dothan South Plaza                        1,496,804  301 West Inez Road
257              2    Parkview Village Townhomes                1,495,652  2323 Burke Road
258              2    Elizabeth Street MHP                      1,417,299  2795 Elizabeth Street
259              1    Kerr Drug - Maxton                        1,361,686  106 Martin Luther King, Jr. Drive
260              1    Mountain View                             1,303,394  1060 South Main Street
261              1    Meadowbrook Square                        1,300,000  3571 Niagra Falls Boulevard
262              2    Quail Oaks Apartments                     1,296,110  2711 South Crater Road
263              1    Northwest Crossing                        1,234,713  13605 Northwest Boulevard
264              2    Trade Winds MHC                           1,221,176  3107 North San Gabriel Boulevard
265              2    Irvington Town House                      1,198,936  100 Mill Road
266              1    Hanover Plaza                             1,193,952  930 Meriden-Waterbury Turnpike
267              1    Palm Court Retail                         1,174,750  6503-6559 North Mesa Street
268              2    Oakbrook Apartments                       1,143,749  5801 Kinkead Avenue
269              1    Walgreens - Armitage                      1,127,678  4224 West Armitage Avenue
270              1    258 3rd avenue                            1,096,997  258 3rd Avenue
271              1    Jacksonville Plaza                        1,095,315  1311 South Jackson Street
272              1    143 East Broad Street                     1,044,719  143 East Broad Street
273              2    Village Inn Apartments                    1,013,430  80-100 Riverside Drive
274              1    Whitney & Capitol Avenue                    999,131  112 South Whitney Avenue & 954-956 Capitol Avenue
275              1    Albertsons Downey                           997,020  7676 Firestone Boulevard
276              1    Northgate MHP                               944,633  720 North Main Street
277              2    Hillcrest MHC and Colonial
                      Estates MHC                                 900,000  3130 Hillcrest Road and 1509 Church Street
278              2    Riggs Place                                 847,370  1815 Riggs Place
279              2    Arbordale Apartments                        844,091  804 North Tibbs Road
280              1    Rolling Acres MHP                           696,046  3794 Watkins Road

               LOAN
 #    CROSSED  GROUP  PROPERTY NAME                         CITY                 COUNTY                STATE  ZIP CODE
 -    -------  -----  -------------                         ----                 ------                -----  --------
248              2    Bluebird Apartments                   St. Paul             Ramsey                  MN     55117
249              1    Barnes Shops                          Colorado Springs     El Paso                 CO     80922
250a             2    West Oak Apartments                   Weslaco              Hidalgo                 TX     78596
250b             2    Live Oak                              Weslaco              Hidalgo                 TX     78596
251              1    2929 SW 3rd Avenue                    Miami                Miami-Dade              FL     33129
252              1    Seven Juliustown                      Brown Mills          Burlington              NJ     08015
253              1    Kerr Drug - Summerville               Summerville          Dorchester              SC     29485
254              1    Orange Shopping Center                Orange               New Haven               CT     06477
255              2    Meriwether Apartments                 Charlottesville      Charlottesville City    VA     22902
256              1    Dothan South Plaza                    Dothan               Houston                 AL     36301
257              2    Parkview Village Townhomes            Pasadena             Harris                  TX     77502
258              2    Elizabeth Street MHP                  Canon City           Fremont                 CO     81212
259              1    Kerr Drug - Maxton                    Maxton               Robeson                 NC     28364
260              1    Mountain View                         Brigham City         Box Elder               UT     84032
261              1    Meadowbrook Square                    North Tonawanda      Niagara                 NY     14120
262              2    Quail Oaks Apartments                 Petersburg           Petersburg City         VA     23805
263              1    Northwest Crossing                    Corpus Christi       Nueces                  TX     78410
264              2    Trade Winds MHC                       Rosemead             Los Angeles             CA     91770
265              2    Irvington Town House                  Irvington            Essex                   NJ     07111
266              1    Hanover Plaza                         Southington          Hartford                CT     06489
267              1    Palm Court Retail                     El Paso              El Paso                 TX     79912
268              2    Oakbrook Apartments                   Fort Smith           Sebastian               AR     72903
269              1    Walgreens - Armitage                  Chicago              Cook                    IL     60639
270              1    258 3rd avenue                        New York             New York                NY     10010
271              1    Jacksonville Plaza                    Jacksonville         Cherokee                TX     75766
272              1    143 East Broad Street                 Westfield            Union                   NJ     07090
273              2    Village Inn Apartments                Battle Creek         Calhoun                 MI     49015
274              1    Whitney & Capitol Avenue              Hartford             Hartford                CT     06105
275              1    Albertsons Downey                     Downey               Los Angeles             CA     90241
276              1    Northgate MHP                         Mt. Gilead           Morrow                  OH     43338
277              2    Hillcrest MHC and Colonial            Vincennes            Knox                    IN     47591
                      Estates MHC
278              2    Riggs Place                           Washington           District of Columbia    DC     20009
279              2    Arbordale Apartments                  Dalton               Witfield                GA     30720
280              1    Rolling Acres MHP                     Millport             Chemung                 NY     14864

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STATEN (PARK HILL II), STATEN (PARK HILL I), AND STATEN (ST. GEORGE'S) ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY INDEPENDENCE VILLAGE - PEORIA AND INDEPENDENCE VILLAGE - WINSTON SALEM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY EL DORADO MHP AND EL DORADO WEST MHP ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTHERN TRUST BANKING BUILDING, COLDWELL BANKER BUILDING, AND BANK UNITED BUILDING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY BANK BLOCK CENTER, WINDSOR ARMS APARTMENTS, AND GRANDVIEW AVENUE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(F) THE UNDERLYING MORTGAGE LOANS SECURED BY ST. CHARLES BUILDING NO. 550 AND ST. CHARLES BUILDING NO. 558 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                             CUT-OFF DATE
                  LOAN                                                         PRINCIPAL                      PROPERTY
 #     CROSSED   GROUP   PROPERTY NAME                                        BALANCE (1)     PROPERTY TYPE   SUB-TYPE
 -     -------   -----   -------------                                        -----------     -------------   --------
 1                 1     375 Park Avenue                                    $   273,800,000   Office          CBD
 2                 1     St. Johns Town Center                                  170,000,000   Retail          Anchored
 3                 1     Del Monte Center                                        82,300,000   Retail          Anchored
 4                 1     Palmer Center                                           79,580,000   Office          CBD
 5                 1     120 Wall Street                                         70,000,000   Office          CBD
 6                 1     The Palisades                                           65,000,000   Multifamily     Conventional
 7a                1     Circuit City                                             6,079,843   Retail          Unanchored
 7b                1     CVS-Lafayette                                            2,748,947   Retail          Unanchored
 7c                1     First Citizens Bank                                      2,511,572   Retail          Unanchored
 7d                1     Carlos O'Kelly's Mexican                                 2,389,056   Retail          Unanchored
 7e                1     CVS-Courthouse                                           2,281,855   Retail          Unanchored
 7f                1     Bassett Furniture                                        2,159,340   Retail          Unanchored
 7g                1     Famous Dave's Ribs                                       2,144,025   Retail          Unanchored
 7h                1     Fox & Hound                                              1,646,305   Retail          Unanchored
 7i                1     Wawa                                                     1,577,390   Retail          Unanchored
 7j                1     Ruby Tuesday's (Plank Road)                              1,531,447   Retail          Unanchored
 7k                1     Advance Auto Parts                                       1,500,817   Retail          Unanchored
 7l                1     Wachovia Bank                                            1,485,503   Retail          Unanchored
 7m                1     FAS Mart                                                 1,408,931   Retail          Unanchored
 7n                1     Chipotle Mexican Grill                                   1,385,959   Retail          Unanchored
 7o                1     BB&T Bank Branch                                         1,378,302   Retail          Unanchored
 7p                1     Smokey Bones                                             1,324,701   Retail          Unanchored
 7q                1     Texas Steakhouse                                         1,324,701   Retail          Unanchored
 7r                1     Stafford Tire & Auto                                     1,324,701   Retail          Unanchored
 7s                1     Tia's Tex Mex                                            1,309,387   Retail          Unanchored
 7t                1     Outback Steakhouse                                       1,278,758   Retail          Unanchored
 7u                1     Cracker Barrel                                           1,263,444   Retail          Unanchored
 7v                1     Chick-Fil-A                                              1,255,786   Retail          Unanchored
 7w                1     Applebee's Building                                      1,240,471   Retail          Unanchored
 7x                1     Chuck E Cheese                                           1,240,471   Retail          Unanchored
 7y                1     Chevy Chase Bank                                         1,202,186   Retail          Unanchored
 7z                1     Krispy Kreme Doughnut                                    1,202,186   Retail          Unanchored
7za                1     National Tire and Battery                                1,179,214   Retail          Unanchored
7zb                1     TGI Friday's                                             1,179,214   Retail          Unanchored
7zc                1     Olive Garden                                             1,171,556   Retail          Unanchored
7zd                1     McDonald's                                               1,148,585   Retail          Unanchored
7ze                1     O'Charley's                                              1,140,928   Retail          Unanchored
7zf                1     Long John Silver's                                       1,133,271   Retail          Unanchored
7zg                1     Firestone Tire                                           1,133,271   Retail          Unanchored
7zh                1     International House of Pancakes                          1,087,327   Retail          Unanchored
7zi                1     Joe's Crab Shack                                         1,041,384   Retail          Unanchored
7zj                1     Provident Bank                                           1,041,384   Retail          Unanchored
7zk                1     Dairy Queen                                              1,033,727   Retail          Unanchored
7zl                1     711                                                      1,018,412   Retail          Unanchored
7zm                1     Shoney's Restaurant Building                               995,440   Retail          Unanchored
7zn                1     BB&T Bank                                                  941,840   Retail          Unanchored
7zo                1     Chick-Fil-A (Dunn Drive)                                   918,868   Retail          Unanchored
7zp                1     Waffle House                                               727,437   Retail          Unanchored
7zq                1     Chick-Fil-A (Plank Road)                                   696,809   Retail          Unanchored
7zr                1     Ruby Tuesday's- Jefferson Davis                            689,150   Retail          Unanchored
7zs                1     Southland Log Homes                                        459,434   Retail          Unanchored
 8                 1     Frenchman's Reef & Morning Star                         62,500,000   Hotel           Full Service
 9                 1     Gallery at South Dekalb                                 55,000,000   Retail          Anchored
 10                1     Weston Town Center                                      45,400,000   Retail          Anchored
 11                1     Valley Forge Office Center                              44,000,000   Office          Suburban
 12                1     Southwest Commons                                       43,100,000   Retail          Anchored
 13                1     Centergy Office                                         42,000,000   Office          CBD
14a                1     Black Canyon                                            21,950,287   Office          Suburban
14b                1     Red Mountain                                            18,049,713   Office          Suburban
 15      (A)       2     Staten (Park Hill II)                                   13,664,547   Multifamily     Conventional
 16      (A)       2     Staten (Park Hill I)                                    13,594,880   Multifamily     Conventional
 17      (A)       2     Staten (St. George's)                                   12,549,886   Multifamily     Conventional
18a                1     Broadway Ridge                                          26,600,000   Office          Suburban
18b                1     Broadway Place West                                      8,600,000   Office          Suburban
19a                1     Marriott Fort Lauderdale North                          18,500,000   Hotel           Full Service
19b                1     Renaissance Hotel Boca Raton                            16,500,000   Hotel           Full Service
 20                2     Clearwater Creek Apartments                             34,000,000   Multifamily     Conventional
 21                1     Northland Center Mall                                   31,000,000   Retail          Anchored
 22                1     Palmer Plaza                                            31,000,000   Office          CBD
 23                2     Kings Village Corp.                                     28,941,151   Multifamily     Cooperative
 24                1     The Terraces Shopping Center                            24,000,000   Retail          Anchored
 25                2     Saddle Creek Apartments                                 23,500,000   Multifamily     Conventional
 26                2     Bexley at Spring Farm                                   22,500,000   Multifamily     Conventional
 27                2     Signature Park Apartments                               21,650,000   Multifamily     Conventional
 28                2     Ventana Apartments                                      21,600,000   Multifamily     Conventional
 29                1     Marlton Square                                          21,530,302   Retail          Unanchored
 30                2     York Creek Apartments                                   20,477,620   Multifamily     Conventional
 31                1     MK Plaza                                                20,000,000   Office          Suburban
 32                1     Hotel Valencia Riverwalk                                20,000,000   Hotel           Full Service
 33                1     The Pittsfield Building                                 19,941,230   Office          CBD
 34                2     The Shores Apartments                                   18,600,000   Multifamily     Conventional
 35                1     Davis Ford Crossing                                     18,500,000   Retail          Anchored
 36                1     743 5th Avenue                                          18,000,000   Retail          Unanchored
 37                2     CALPERS - Parkside Apartments                           18,000,000   Multifamily     Conventional
 38      (B)       1     Independence Village - Peoria                           10,204,714   Multifamily     Independent Living
 39      (B)       1     Independence Village - Winston Salem                     7,367,305   Multifamily     Independent Living
 40                1     Centurion                                               17,117,425   Office          Suburban
 41                1     Chesapeake Park Plaza                                   17,000,000   Office          Suburban
 42                2     Polo Club                                               16,600,000   Multifamily     Conventional
 43                2     Timber Oaks Apartments                                  16,400,000   Multifamily     Conventional
 44                1     Portland Square Hotel                                   15,000,000   Hotel           Limited Service
 45                1     Cedar Run Apartments                                    14,379,306   Multifamily     Conventional
 46                1     Mountain Village Plaza                                  14,300,000   Retail          Anchored
 47                2     Old Mill Apartments                                     14,000,000   Multifamily     Conventional
 48                1     8415 & 8425 Progress Drive                              13,709,120   Mixed Use       Office/Industrial

                                                                                     UNITS/
                  LOAN                                                               SQ.FT/           FEE/
 #     CROSSED   GROUP   PROPERTY NAME                                               ROOMS         LEASEHOLD     YEAR BUILT
 -     -------   -----   -------------                                               -----         ---------     ----------
 1                 1     375 Park Avenue                                            791,993           Fee           1958
 2                 1     St. Johns Town Center                                      621,291           Fee           2005
 3                 1     Del Monte Center                                           677,376(3)        Fee           1967
 4                 1     Palmer Center                                              458,331           Fee           1966
 5                 1     120 Wall Street                                            607,172           Fee           1929
 6                 1     The Palisades                                                  310           Fee           2002
 7a                1     Circuit City                                                33,179           Fee           2002
 7b                1     CVS-Lafayette                                               10,125           Fee           2001
 7c                1     First Citizens Bank                                          3,000           Fee           1989
 7d                1     Carlos O'Kelly's Mexican                                     7,310           Fee           1989
 7e                1     CVS-Courthouse                                              10,125           Fee           1999
 7f                1     Bassett Furniture                                           32,000           Fee           1999
 7g                1     Famous Dave's Ribs                                           6,780           Fee           1997
 7h                1     Fox & Hound                                                  8,000           Fee           2005
 7i                1     Wawa                                                         4,828           Fee           1998
 7j                1     Ruby Tuesday's (Plank Road)                                  5,540           Fee           1995
 7k                1     Advance Auto Parts                                           7,000           Fee           2001
 7l                1     Wachovia Bank                                                4,352           Fee           1998
 7m                1     FAS Mart                                                     2,170           Fee           1997
 7n                1     Chipotle Mexican Grill                                       3,000           Fee           1994
 7o                1     BB&T Bank Branch                                             3,060           Fee           1985
 7p                1     Smokey Bones                                                 7,241           Fee           2005
 7q                1     Texas Steakhouse                                             5,892           Fee           2004
 7r                1     Stafford Tire & Auto                                         7,993           Fee           2003
 7s                1     Tia's Tex Mex                                                7,256           Fee           1995
 7t                1     Outback Steakhouse                                           6,100           Fee           1994
 7u                1     Cracker Barrel                                              10,002           Fee           2004
 7v                1     Chick-Fil-A                                                  4,261           Fee           2004
 7w                1     Applebee's Building                                          4,842           Fee           1996
 7x                1     Chuck E Cheese                                              10,578           Fee           1999
 7y                1     Chevy Chase Bank                                             3,650           Fee           2004
 7z                1     Krispy Kreme Doughnut                                        4,800           Fee           2005
7za                1     National Tire and Battery                                   11,097           Fee           1997
7zb                1     TGI Friday's                                                 5,020           Fee           1998
7zc                1     Olive Garden                                                 8,027           Fee           2001
7zd                1     McDonald's                                                   6,000           Fee           2002
7ze                1     O'Charley's                                                  7,200           Fee           2004
7zf                1     Long John Silver's                                           2,909           Fee           2004
7zg                1     Firestone Tire                                               7,200           Fee           1966
7zh                1     International House of Pancakes                              5,126           Fee           1997
7zi                1     Joe's Crab Shack                                             6,818           Fee           2003
7zj                1     Provident Bank                                               1,762           Fee           1999
7zk                1     Dairy Queen                                                  3,549           Fee           1993
7zl                1     711                                                          3,028           Fee           1998
7zm                1     Shoney's Restaurant Building                                10,125           Fee           1978
7zn                1     BB&T Bank                                                    2,454           Fee           1997
7zo                1     Chick-Fil-A (Dunn Drive)                                     4,211           Fee           2000
7zp                1     Waffle House                                                 1,702           Fee           1995
7zq                1     Chick-Fil-A (Plank Road)                                     3,822           Fee           2000
7zr                1     Ruby Tuesday's- Jefferson Davis                              4,400           Fee           1998
7zs                1     Southland Log Homes                                          3,076           Fee           2001
 8                 1     Frenchman's Reef & Morning Star                                481           Fee           1973
 9                 1     Gallery at South Dekalb                                    545,025      Fee/Leasehold      1970
 10                1     Weston Town Center                                         157,932           Fee           2002
 11                1     Valley Forge Office Center                                 258,345           Fee           1974
 12                1     Southwest Commons                                          309,173           Fee           1988
 13                1     Centergy Office                                            253,251      Fee/Leasehold      2003
14a                1     Black Canyon                                               181,584           Fee           1999
14b                1     Red Mountain                                               132,218           Fee           1999
 15      (A)       2     Staten (Park Hill II)                                          402           Fee           1965
 16      (A)       2     Staten (Park Hill I)                                           402           Fee           1965
 17      (A)       2     Staten (St. George's)                                          302           Fee           1965
18a                1     Broadway Ridge                                             180,739           Fee           2001
18b                1     Broadway Place West                                        135,510           Fee           1989
19a                1     Marriott Fort Lauderdale North                                 315           Fee           1986
19b                1     Renaissance Hotel Boca Raton                                   189           Fee           1982
 20                2     Clearwater Creek Apartments                                    442           Fee           2001
 21                1     Northland Center Mall                                      537,716           Fee           1954
 22                1     Palmer Plaza                                               243,204           Fee           1986
 23                2     Kings Village Corp.                                            787           Fee           1966
 24                1     The Terraces Shopping Center                               173,148           Fee           1959
 25                2     Saddle Creek Apartments                                        400           Fee           1987
 26                2     Bexley at Spring Farm                                          316           Fee           2000
 27                2     Signature Park Apartments                                      336           Fee           2001
 28                2     Ventana Apartments                                             390           Fee           1995
 29                1     Marlton Square                                              72,948           Fee           1999
 30                2     York Creek Apartments                                          576           Fee           1987
 31                1     MK Plaza                                                   552,490           Fee           1969
 32                1     Hotel Valencia Riverwalk                                       213        Leasehold        2003
 33                1     The Pittsfield Building                                    390,000           Fee           1927
 34                2     The Shores Apartments                                          280           Fee           1997
 35                1     Davis Ford Crossing                                        153,190           Fee           1990
 36                1     743 5th Avenue                                               4,600           Fee           1915
 37                2     CALPERS - Parkside Apartments                                  360           Fee           1983
 38      (B)       1     Independence Village - Peoria                                  158           Fee           1990
 39      (B)       1     Independence Village - Winston Salem                           156           Fee           1988
 40                1     Centurion                                                  144,152           Fee           1988
 41                1     Chesapeake Park Plaza                                       93,194           Fee           1987
 42                2     Polo Club                                                      281           Fee           1987
 43                2     Timber Oaks Apartments                                         235           Fee           1978
 44                1     Portland Square Hotel                                          140           Fee           1910
 45                1     Cedar Run Apartments                                           384           Fee           1969
 46                1     Mountain Village Plaza                                      90,804           Fee           1979
 47                2     Old Mill Apartments                                            260           Fee           2000
 48                1     8415 & 8425 Progress Drive                                 141,480           Fee           2002

                  LOAN                                                         YEAR      OCCUPANCY       DATE OF
 #     CROSSED   GROUP   PROPERTY NAME                                       RENOVATED  RATE AT U/W  OCCUPANCY RATE
 -     -------   -----   -------------                                       ---------  -----------  --------------
 1                 1     375 Park Avenue                                        1993        95%         7/1/2005
 2                 1     St. Johns Town Center                                  N/A        100%         9/2/2005
 3                 1     Del Monte Center                                       2004        98%         5/1/2005
 4                 1     Palmer Center                                          1990        95%         7/1/2005
 5                 1     120 Wall Street                                        2005        99%         8/1/2005
 6                 1     The Palisades                                          2005        92%         9/1/2005
 7a                1     Circuit City                                           N/A        100%         7/12/2005
 7b                1     CVS-Lafayette                                          N/A        100%         7/12/2005
 7c                1     First Citizens Bank                                    N/A        100%         7/12/2005
 7d                1     Carlos O'Kelly's Mexican                               N/A        100%         7/12/2005
 7e                1     CVS-Courthouse                                         N/A        100%         7/12/2005
 7f                1     Bassett Furniture                                      N/A        100%         7/12/2005
 7g                1     Famous Dave's Ribs                                     N/A        100%         7/12/2005
 7h                1     Fox & Hound                                            N/A        100%         7/12/2005
 7i                1     Wawa                                                   N/A        100%         7/12/2005
 7j                1     Ruby Tuesday's (Plank Road)                            N/A        100%         7/12/2005
 7k                1     Advance Auto Parts                                     N/A        100%         7/12/2005
 7l                1     Wachovia Bank                                          N/A        100%         7/12/2005
 7m                1     FAS Mart                                               N/A        100%         7/12/2005
 7n                1     Chipotle Mexican Grill                                 N/A        100%         7/12/2005
 7o                1     BB&T Bank Branch                                       N/A        100%         7/12/2005
 7p                1     Smokey Bones                                           N/A        100%         7/12/2005
 7q                1     Texas Steakhouse                                       N/A        100%         7/12/2005
 7r                1     Stafford Tire & Auto                                   N/A        100%         7/12/2005
 7s                1     Tia's Tex Mex                                          N/A        100%         7/12/2005
 7t                1     Outback Steakhouse                                     N/A        100%         7/12/2005
 7u                1     Cracker Barrel                                         N/A        100%         7/12/2005
 7v                1     Chick-Fil-A                                            N/A        100%         7/12/2005
 7w                1     Applebee's Building                                    N/A        100%         7/12/2005
 7x                1     Chuck E Cheese                                         N/A        100%         7/12/2005
 7y                1     Chevy Chase Bank                                       N/A        100%         7/12/2005
 7z                1     Krispy Kreme Doughnut                                  N/A        100%         7/12/2005
7za                1     National Tire and Battery                              N/A        100%         7/12/2005
7zb                1     TGI Friday's                                           N/A        100%         7/12/2005
7zc                1     Olive Garden                                           N/A        100%         7/12/2005
7zd                1     McDonald's                                             N/A        100%         7/12/2005
7ze                1     O'Charley's                                            N/A        100%         7/12/2005
7zf                1     Long John Silver's                                     N/A        100%         7/12/2005
7zg                1     Firestone Tire                                         N/A        100%         7/12/2005
7zh                1     International House of Pancakes                        N/A        100%         7/12/2005
7zi                1     Joe's Crab Shack                                       N/A        100%         7/12/2005
7zj                1     Provident Bank                                         N/A        100%         7/12/2005
7zk                1     Dairy Queen                                            N/A        100%         7/12/2005
7zl                1     711                                                    N/A        100%         7/12/2005
7zm                1     Shoney's Restaurant Building                           N/A        100%         7/12/2005
7zn                1     BB&T Bank                                              N/A        100%         7/12/2005
7zo                1     Chick-Fil-A (Dunn Drive)                               N/A        100%         7/12/2005
7zp                1     Waffle House                                           N/A        100%         7/12/2005
7zq                1     Chick-Fil-A (Plank Road)                               N/A        100%         7/12/2005
7zr                1     Ruby Tuesday's- Jefferson Davis                        N/A        100%         7/12/2005
7zs                1     Southland Log Homes                                    N/A        100%         7/12/2005
 8                 1     Frenchman's Reef & Morning Star                        2001        N/A            N/A
 9                 1     Gallery at South Dekalb                                2004        93%         2/28/2005
 10                1     Weston Town Center                                     N/A         97%         6/8/2005
 11                1     Valley Forge Office Center                             N/A         95%         8/31/2005
 12                1     Southwest Commons                                      1995        95%         9/1/2005
 13                1     Centergy Office                                        N/A         88%         6/30/2005
14a                1     Black Canyon                                           N/A        100%         7/1/2005
14b                1     Red Mountain                                           N/A         96%         7/1/2005
 15      (A)       2     Staten (Park Hill II)                                  1998        96%         5/10/2005
 16      (A)       2     Staten (Park Hill I)                                   2000        97%         5/10/2005
 17      (A)       2     Staten (St. George's)                                  2000        98%         5/10/2005
18a                1     Broadway Ridge                                         N/A         99%         5/1/2005
18b                1     Broadway Place West                                    N/A         72%         5/1/2005
19a                1     Marriott Fort Lauderdale North                         2002        N/A            N/A
19b                1     Renaissance Hotel Boca Raton                           2001        N/A            N/A
 20                2     Clearwater Creek Apartments                            2004        96%         5/19/2005
 21                1     Northland Center Mall                                  1997        87%         4/12/2005
 22                1     Palmer Plaza                                           2005        93%         8/24/2005
 23                2     Kings Village Corp.                                    2000        N/A            N/A
 24                1     The Terraces Shopping Center                           1988        95%         7/1/2005
 25                2     Saddle Creek Apartments                                N/A         95%         7/25/2005
 26                2     Bexley at Spring Farm                                  N/A         99%         5/31/2005
 27                2     Signature Park Apartments                              N/A         95%         5/19/2005
 28                2     Ventana Apartments                                     N/A         95%         7/14/2005
 29                1     Marlton Square                                         N/A        100%         6/1/2005
 30                2     York Creek Apartments                                  2004        89%         7/29/2005
 31                1     MK Plaza                                               2002        92%         2/1/2005
 32                1     Hotel Valencia Riverwalk                               N/A         N/A            N/A
 33                1     The Pittsfield Building                                2005        60%         8/1/2005
 34                2     The Shores Apartments                                  N/A         91%         6/30/2005
 35                1     Davis Ford Crossing                                    2003        95%         8/1/2005
 36                1     743 5th Avenue                                         2005       100%         8/1/2005
 37                2     CALPERS - Parkside Apartments                          1997        93%         8/29/2005
 38      (B)       1     Independence Village - Peoria                          N/A         84%         4/30/2005
 39      (B)       1     Independence Village - Winston Salem                   N/A         81%         4/30/2005
 40                1     Centurion                                              N/A         88%         6/1/2005
 41                1     Chesapeake Park Plaza                                  2002        96%         6/9/2005
 42                2     Polo Club                                              N/A         94%         6/1/2005
 43                2     Timber Oaks Apartments                                 2004        95%         6/25/2005
 44                1     Portland Square Hotel                                  1989        N/A            N/A
 45                1     Cedar Run Apartments                                   2004        92%         8/5/2005
 46                1     Mountain Village Plaza                                 2003        99%         7/13/2005
 47                2     Old Mill Apartments                                    N/A         96%         6/2/2005
 48                1     8415 & 8425 Progress Drive                             N/A         92%         4/20/2005

                                                                                                      MOST
                  LOAN                                                                               RECENT
 #     CROSSED   GROUP   PROPERTY NAME                                       APPRAISED VALUE           NOI
 -     -------   -----   -------------                                       ---------------           ---
 1                 1     375 Park Avenue                                     $   705,000,000      $  20,832,201
 2                 1     St. Johns Town Center                                   218,900,000          4,573,100
 3                 1     Del Monte Center                                        114,000,000          7,508,870
 4                 1     Palmer Center                                           100,000,000          6,960,461
 5                 1     120 Wall Street                                         125,000,000          9,205,819
 6                 1     The Palisades                                            97,000,000          3,199,109
 7a                1     Circuit City                                              7,940,000            481,498
 7b                1     CVS-Lafayette                                             3,590,000            217,688
 7c                1     First Citizens Bank                                       3,280,000            191,801
 7d                1     Carlos O'Kelly's Mexican                                  3,120,000            187,896
 7e                1     CVS-Courthouse                                            2,980,000            179,314
 7f                1     Bassett Furniture                                         2,820,000            159,827
 7g                1     Famous Dave's Ribs                                        2,800,000            164,923
 7h                1     Fox & Hound                                               2,150,000                N/A
 7i                1     Wawa                                                      2,060,000            124,804
 7j                1     Ruby Tuesday's (Plank Road)                               2,000,000            109,476
 7k                1     Advance Auto Parts                                        1,960,000            121,165
 7l                1     Wachovia Bank                                             1,940,000            118,163
 7m                1     FAS Mart                                                  1,840,000             88,728
 7n                1     Chipotle Mexican Grill                                    1,810,000            103,777
 7o                1     BB&T Bank Branch                                          1,800,000                N/A
 7p                1     Smokey Bones                                              1,730,000                N/A
 7q                1     Texas Steakhouse                                          1,730,000             29,169
 7r                1     Stafford Tire & Auto                                      1,730,000             88,474
 7s                1     Tia's Tex Mex                                             1,710,000            103,496
 7t                1     Outback Steakhouse                                        1,670,000             92,645
 7u                1     Cracker Barrel                                            1,650,000             49,844
 7v                1     Chick-Fil-A                                               1,640,000             50,372
 7w                1     Applebee's Building                                       1,620,000             89,964
 7x                1     Chuck E Cheese                                            1,620,000             98,171
 7y                1     Chevy Chase Bank                                          1,570,000              9,529
 7z                1     Krispy Kreme Doughnut                                     1,570,000                N/A
7za                1     National Tire and Battery                                 1,540,000             93,091
7zb                1     TGI Friday's                                              1,540,000             93,220
7zc                1     Olive Garden                                              1,530,000             92,574
7zd                1     McDonald's                                                1,500,000             54,298
7ze                1     O'Charley's                                               1,490,000             69,739
7zf                1     Long John Silver's                                        1,480,000             55,216
7zg                1     Firestone Tire                                            1,480,000             89,976
7zh                1     International House of Pancakes                           1,420,000             86,155
7zi                1     Joe's Crab Shack                                          1,360,000             82,109
7zj                1     Provident Bank                                            1,360,000             79,610
7zk                1     Dairy Queen                                               1,350,000             78,613
7zl                1     711                                                       1,330,000             80,388
7zm                1     Shoney's Restaurant Building                              1,300,000             76,908
7zn                1     BB&T Bank                                                 1,230,000             71,625
7zo                1     Chick-Fil-A (Dunn Drive)                                  1,200,000                N/A
7zp                1     Waffle House                                                950,000             51,800
7zq                1     Chick-Fil-A (Plank Road)                                    910,000                N/A
7zr                1     Ruby Tuesday's- Jefferson Davis                             900,000             96,763
7zs                1     Southland Log Homes                                         600,000             34,659
 8                 1     Frenchman's Reef & Morning Star                          85,600,000          9,395,182
 9                 1     Gallery at South Dekalb                                  72,000,000          4,428,516
 10                1     Weston Town Center                                       61,300,000          3,411,380
 11                1     Valley Forge Office Center                               54,250,000                N/A
 12                1     Southwest Commons                                        59,690,000(4)       2,564,473
 13                1     Centergy Office                                          55,300,000          2,544,846
14a                1     Black Canyon                                             28,700,000          2,914,256
14b                1     Red Mountain                                             23,600,000          1,745,350
 15      (A)       2     Staten (Park Hill II)                                    25,000,000          1,327,966
 16      (A)       2     Staten (Park Hill I)                                     23,400,000          1,512,662
 17      (A)       2     Staten (St. George's)                                    24,500,000          1,196,061
18a                1     Broadway Ridge                                           31,000,000          2,343,906
18b                1     Broadway Place West                                      14,500,000            842,616
19a                1     Marriott Fort Lauderdale North                           25,500,000          2,782,993
19b                1     Renaissance Hotel Boca Raton                             22,000,000          2,357,090
 20                2     Clearwater Creek Apartments                              43,800,000          2,691,654
 21                1     Northland Center Mall                                    56,000,000          5,591,287
 22                1     Palmer Plaza                                             40,900,000          2,940,139
 23                2     Kings Village Corp.                                     122,100,000                N/A
 24                1     The Terraces Shopping Center                             34,300,000          2,232,230
 25                2     Saddle Creek Apartments                                  39,500,000          1,997,140
 26                2     Bexley at Spring Farm                                    29,300,000          1,725,041
 27                2     Signature Park Apartments                                27,850,000          1,854,607
 28                2     Ventana Apartments                                       32,030,000          2,130,180
 29                1     Marlton Square                                           27,100,000          2,308,923
 30                2     York Creek Apartments                                    26,100,000          1,784,801
 31                1     MK Plaza                                                 47,000,000          4,103,679
 32                1     Hotel Valencia Riverwalk                                 36,000,000          2,416,796
 33                1     The Pittsfield Building                                  26,000,000          1,917,629
 34                2     The Shores Apartments                                    23,400,000          1,659,948
 35                1     Davis Ford Crossing                                      25,100,000          1,770,930
 36                1     743 5th Avenue                                           29,700,000                N/A
 37                2     CALPERS - Parkside Apartments                            26,500,000          1,529,347
 38      (B)       1     Independence Village - Peoria                            15,940,000          1,180,591
 39      (B)       1     Independence Village - Winston Salem                     10,140,000            792,701
 40                1     Centurion                                                25,300,000          1,303,871
 41                1     Chesapeake Park Plaza                                    21,800,000          1,507,856
 42                2     Polo Club                                                24,000,000          1,431,842
 43                2     Timber Oaks Apartments                                   21,000,000          1,372,334
 44                1     Portland Square Hotel                                    20,900,000          1,671,167
 45                1     Cedar Run Apartments                                     19,200,000            977,939
 46                1     Mountain Village Plaza                                   18,000,000          1,023,988
 47                2     Old Mill Apartments                                      17,500,000          1,114,634
 48                1     8415 & 8425 Progress Drive                               17,200,000                N/A

                  LOAN
 #     CROSSED   GROUP   PROPERTY NAME                                           U/W NOI           U/W NCF (2)
 -     -------   -----   -------------                                           -------           -----------
 1                 1     375 Park Avenue                                     $    36,221,568      $  35,033,578
 2                 1     St. Johns Town Center                                    13,873,996         13,402,737
 3                 1     Del Monte Center                                          7,526,110          7,070,323
 4                 1     Palmer Center                                             6,967,516          6,228,205
 5                 1     120 Wall Street                                           9,232,447          8,530,490
 6                 1     The Palisades                                             5,773,325          5,711,325
 7a                1     Circuit City                                                443,329            443,329
 7b                1     CVS-Lafayette                                               233,661            233,661
 7c                1     First Citizens Bank                                         239,063            239,063
 7d                1     Carlos O'Kelly's Mexican                                    173,978            168,442
 7e                1     CVS-Courthouse                                              184,928            184,928
 7f                1     Bassett Furniture                                           157,452            157,452
 7g                1     Famous Dave's Ribs                                          158,492            158,492
 7h                1     Fox & Hound                                                 119,795            119,795
 7i                1     Wawa                                                        116,310            116,310
 7j                1     Ruby Tuesday's (Plank Road)                                 141,828            141,828
 7k                1     Advance Auto Parts                                          109,659            104,357
 7l                1     Wachovia Bank                                               130,625            130,625
 7m                1     FAS Mart                                                    102,761            102,761
 7n                1     Chipotle Mexican Grill                                      101,071            101,071
 7o                1     BB&T Bank Branch                                            131,973            131,973
 7p                1     Smokey Bones                                                 96,758             96,758
 7q                1     Texas Steakhouse                                             96,758             96,758
 7r                1     Stafford Tire & Auto                                         96,831             96,831
 7s                1     Tia's Tex Mex                                                99,253             99,253
 7t                1     Outback Steakhouse                                           93,344             93,344
 7u                1     Cracker Barrel                                               92,150             92,150
 7v                1     Chick-Fil-A                                                  91,689             91,689
 7w                1     Applebee's Building                                          81,086             81,086
 7x                1     Chuck E Cheese                                               90,215             90,215
 7y                1     Chevy Chase Bank                                             98,693             98,693
 7z                1     Krispy Kreme Doughnut                                        87,543             87,543
7za                1     National Tire and Battery                                    85,838             85,838
7zb                1     TGI Friday's                                                 86,160             86,160
7zc                1     Olive Garden                                                 87,842             87,842
7zd                1     McDonald's                                                   90,357             90,357
7ze                1     O'Charley's                                                  92,506             92,506
7zf                1     Long John Silver's                                           82,474             82,474
7zg                1     Firestone Tire                                               82,913             79,601
7zh                1     International House of Pancakes                              79,479             79,479
7zi                1     Joe's Crab Shack                                             76,024             76,024
7zj                1     Provident Bank                                               91,930             91,930
7zk                1     Dairy Queen                                                  75,539             75,539
7zl                1     711                                                          83,513             83,513
7zm                1     Shoney's Restaurant Building                                 71,820             71,820
7zn                1     BB&T Bank                                                    78,690             78,690
7zo                1     Chick-Fil-A (Dunn Drive)                                     67,231             67,231
7zp                1     Waffle House                                                 52,984             51,695
7zq                1     Chick-Fil-A (Plank Road)                                     50,214             50,214
7zr                1     Ruby Tuesday's- Jefferson Davis                              55,290             55,290
7zs                1     Southland Log Homes                                          33,522             33,522
 8                 1     Frenchman's Reef & Morning Star                           9,064,867          6,779,469
 9                 1     Gallery at South Dekalb                                   6,204,387          5,650,430
 10                1     Weston Town Center                                        3,594,822          3,497,498
 11                1     Valley Forge Office Center                                3,917,227          3,741,348
 12                1     Southwest Commons                                         3,719,032          3,484,003
 13                1     Centergy Office                                           3,982,749          3,654,460
14a                1     Black Canyon                                              1,992,675          1,794,022
14b                1     Red Mountain                                              1,682,993          1,521,687
 15      (A)       2     Staten (Park Hill II)                                     1,291,406          1,211,006
 16      (A)       2     Staten (Park Hill I)                                      1,183,181          1,102,781
 17      (A)       2     Staten (St. George's)                                     1,271,523          1,211,123
18a                1     Broadway Ridge                                            2,490,990          2,328,223
18b                1     Broadway Place West                                         752,716            623,994
19a                1     Marriott Fort Lauderdale North                            2,767,388          2,272,388
19b                1     Renaissance Hotel Boca Raton                              2,278,851          1,874,851
 20                2     Clearwater Creek Apartments                               2,772,654          2,684,254
 21                1     Northland Center Mall                                     6,067,312          5,613,924
 22                1     Palmer Plaza                                              3,047,678          2,847,859
 23                2     Kings Village Corp.                                       6,493,407          6,493,407
 24                1     The Terraces Shopping Center                              2,120,029          2,003,192
 25                2     Saddle Creek Apartments                                   2,014,913          1,872,113
 26                2     Bexley at Spring Farm                                     1,962,639          1,899,439
 27                2     Signature Park Apartments                                 1,836,919          1,769,719
 28                2     Ventana Apartments                                        2,025,269          1,927,769
 29                1     Marlton Square                                            2,055,347          1,978,552
 30                2     York Creek Apartments                                     1,803,971          1,659,971
 31                1     MK Plaza                                                  3,538,713          2,967,594
 32                1     Hotel Valencia Riverwalk                                  2,457,227          2,117,687
 33                1     The Pittsfield Building                                   2,218,679          1,865,129
 34                2     The Shores Apartments                                     1,563,629          1,493,629
 35                1     Davis Ford Crossing                                       1,885,165          1,799,431
 36                1     743 5th Avenue                                            1,569,189          1,520,084
 37                2     CALPERS - Parkside Apartments                             1,576,747          1,486,747
 38      (B)       1     Independence Village - Peoria                             1,218,528          1,171,128
 39      (B)       1     Independence Village - Winston Salem                        896,155            849,355
 40                1     Centurion                                                 1,467,140          1,263,609
 41                1     Chesapeake Park Plaza                                     1,584,632          1,428,367
 42                2     Polo Club                                                 1,486,107          1,415,857
 43                2     Timber Oaks Apartments                                    1,386,751          1,336,461
 44                1     Portland Square Hotel                                     1,828,664          1,659,505
 45                1     Cedar Run Apartments                                      1,216,955          1,120,955
 46                1     Mountain Village Plaza                                    1,245,020          1,193,542
 47                2     Old Mill Apartments                                       1,325,383          1,260,383
 48                1     8415 & 8425 Progress Drive                                1,523,527          1,358,915

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                             CUT-OFF DATE
                  LOAN                                                         PRINCIPAL                      PROPERTY
 #     CROSSED   GROUP   PROPERTY NAME                                        BALANCE (1)     PROPERTY TYPE   SUB-TYPE
 -     -------   -----   -------------                                        -----------     -------------   --------
 49                1     Hilton Suites Anaheim                              $    13,700,000   Hotel           Full Service
50a                1     Wilmington                                              10,645,587   Self Storage    N/A
50b                1     Menlo Park                                               2,567,489   Self Storage    N/A
 51                1     Welsh Industrial Portfolio                              13,000,000   Industrial      N/A
 52                1     Albemarle Pointe Center                                 13,000,000   Office          Suburban
 53                2     Leafstone Apartments                                    12,900,000   Multifamily     Conventional
 54                1     Peckham Square                                          12,875,000   Retail          Anchored
 55                1     Port St. Lucie Towncenter                               12,661,312   Retail          Anchored
 56                2     The Ashford at Stone Ridge                              12,650,000   Multifamily     Conventional
 57                1     Residence Inn Norfolk Airport                           12,636,216   Hotel           Limited Service
 58                1     Waterways Shoppes of Weston II                          12,080,000   Retail          Unanchored
 59                1     Plaza at Williams Centre                                11,940,481   Retail          Unanchored
 60                1     Covington Plaza                                         11,880,000   Retail          Anchored
 61                1     River Place Apartments                                  11,700,000   Multifamily     Conventional
 62                1     La Habra Business Center and Tuff Guy Storage           11,500,000   Industrial      N/A
 63                1     Waterways Shoppes of Weston                             11,410,000   Retail          Unanchored
 64                1     Torrance Crossroads                                     11,375,295   Retail          Anchored
65a                1     Canyon Court Apartments                                  7,773,385   Multifamily     Conventional
65b                1     Lankershim Auto Center                                   2,118,292   Retail          Unanchored
65c                1     Pico Auto Center                                         1,370,660   Retail          Unanchored
 66                1     Lincoln View Plaza                                      11,000,000   Retail          Anchored
 67                1     10 West 66th Street Corporation                         10,930,643   Multifamily     Cooperative
 68                1     Atrium Office Park                                      10,665,170   Office          Suburban
 69                1     Princessa Plaza                                         10,600,000   Retail          Unanchored
 70                1     Brennan Station Shopping Center                         10,484,971   Retail          Unanchored
 71                1     Wappingers Shopping Center                              10,350,000   Retail          Anchored
 72                2     Grande Apartments                                       10,300,000   Multifamily     Conventional
 73                1     Yorba Linda Self Storage                                10,000,000   Self Storage    N/A
 74                1     Rendina - Southpointe Medical Center                     9,965,789   Office          Suburban
 75                2     Woodlands at Statesboro Apartments                       9,567,926   Multifamily     Conventional
 76                1     Wall St Plaza                                            9,479,369   Office          Suburban
 77                1     Sierra Town Center                                       9,200,000   Retail          Unanchored
78a                1     8899 Northwest 18th Terrace                              5,315,053   Office          Suburban
78b                1     8925 Northwest 26th Street                               3,851,488   Office          Suburban
 79                1     Valencia Oaks Office                                     9,000,000   Office          Suburban
 80                1     Riverside Plaza                                          8,900,000   Retail          Unanchored
 81                1     Murphy Canyon Office Building                            8,900,000   Office          Suburban
 82                2     Riverside Apartments                                     8,750,000   Multifamily     Conventional
 83                1     Fountain Plaza                                           8,650,000   Office          Suburban
 84                1     Residence Inn - Franklin                                 8,450,334   Hotel           Limited Service
 85                1     901 North Pitt                                           8,400,000   Office          CBD
 86                1     Country Club Plaza                                       8,150,000   Mixed Use       Office/Retail
 87                2     Country Manor Apts.                                      8,000,000   Multifamily     Conventional
 88                2     Lofts at Canal Walk Phase II                             7,982,183   Multifamily     Conventional
 89                1     96 Morton Street                                         7,973,098   Office          CBD
 90                1     Residence Inn by Marriott - Novi                         7,953,503   Hotel           Full Service
 91                1     Las Cruces - NM                                          7,850,000   Retail          Anchored
 92                2     Grayson Falls Apartments                                 7,718,557   Multifamily     Conventional
 93                1     Residence Inn by Marriott - Weston                       7,600,000   Hotel           Full Service
 94                1     Main Place Shopping Center                               7,576,379   Retail          Anchored
 95                2     39-60 54th Street Owners, Inc.                           7,490,039   Multifamily     Cooperative
 96                1     Hudson Manor Terrace Corp.                               7,470,867   Multifamily     Cooperative
 97                1     Randall Road Retail Center                               7,470,803   Retail          Anchored
 98                1     Hampton Inn Mystic                                       7,458,310   Hotel           Limited Service
 99                1     East Aurora Portfolio                                    7,377,238   Mixed Use       Retail/Office
100                1     Northside Square                                         7,142,142   Mixed Use       Office/Retail
101                1     Villa Del Sol MHC                                        7,125,000   Multifamily     Manufactured Housing
102      (C)       2     El Dorado MHP                                            4,200,000   Multifamily     Manufactured Housing
103      (C)       2     El Dorado West MHP                                       2,923,000   Multifamily     Manufactured Housing
104                2     Harris Hill Apartments                                   7,120,000   Multifamily     Conventional
105                1     Hampton Inn & Suites Tallahassee                         7,030,418   Hotel           Limited Service
106      (D)       1     Northern Trust Bank Building                             3,100,000   Office          Suburban
107      (D)       1     Coldwell Banker Building                                 2,425,000   Office          Suburban
108      (D)       1     Bank United Building                                     1,475,000   Office          Suburban
109                1     All Aboard - Sunnyvale                                   6,988,331   Self Storage    N/A
110                1     White Oak Professional Center                            6,843,306   Office          Suburban
111                1     Edinburg Regional Medical Plaza I                        6,486,150   Office          Suburban
112                1     Residence Inn Albuquerque                                6,375,345   Hotel           Limited Service
113                1     Towne Place Suites by Marriott - Orlando                 6,200,000   Hotel           Limited Service
114a               2     Quail Ridge Apartments                                   3,836,270   Multifamily     Conventional
114b               2     Greentree Apartments                                     2,277,786   Multifamily     Conventional
115                1     All Aboard - San Ramon                                   6,079,239   Self Storage    N/A
116                2     Chinook Way Apartments                                   6,000,000   Multifamily     Conventional
117                2     Quail Pointe Apartments                                  5,979,248   Multifamily     Conventional
118                2     Bayshore Village MHC                                     5,978,385   Multifamily     Manufactured Housing
119                1     Tempe St. Luke's Office Building                         5,975,370   Office          Suburban
120                1     Residence Inn Wilmington Landfall                        5,966,287   Hotel           Limited Service
121                2     Berkshire Village Townhouses, Inc.                       5,767,004   Multifamily     Cooperative
122                1     Springhill Suites - Southfield                           5,757,085   Hotel           Limited Service
123                1     North Rivers Business Center                             5,600,000   Office          Suburban
124                1     All Aboard - Oakland                                     5,487,481   Self Storage    N/A
125                1     Courtyard Tifton                                         5,484,210   Hotel           Limited Service
126                1     Holiday Inn Express Hotel & Suites - Jacksonville        5,477,310   Hotel           Limited Service
127                2     Forest Creek Apartments                                  5,352,256   Multifamily     Conventional
128                1     Shoppes of Acworth                                       5,350,000   Retail          Anchored
129                1     Spectra-Physics Facility                                 5,307,968   Industrial      N/A
130                1     1120 Nasa                                                5,283,818   Office          Suburban
131                2     Tower Park                                               5,250,000   Multifamily     Conventional
132                1     Redbird Village                                          5,235,065   Retail          Unanchored
133                1     Gracie Terrace Apartment Corporation                     5,200,000   Multifamily     Cooperative
134                1     All Aboard - San Francisco                               5,165,158   Self Storage    N/A
135                2     Milltowne Villas                                         5,100,000   Multifamily     Conventional
136a               1     136-140 South Beverly Drive                              2,840,000   Mixed Use       Retail/Office
136b               1     153-159 South Beverly Drive                              2,160,000   Mixed Use       Retail/Office
137                1     JFK Medical Pavilion I                                   4,981,149   Office          Suburban

                                                                                     UNITS/
                  LOAN                                                               SQ.FT/           FEE/
 #     CROSSED   GROUP   PROPERTY NAME                                               ROOMS         LEASEHOLD     YEAR BUILT
 -     -------   -----   -------------                                               -----         ---------     ----------
 49                1     Hilton Suites Anaheim                                          230           Fee           1989
50a                1     Wilmington                                                 128,413           Fee           1981
50b                1     Menlo Park                                                  59,022           Fee           2001
 51                1     Welsh Industrial Portfolio                                 248,400           Fee           1991
 52                1     Albemarle Pointe Center                                     73,414           Fee           1998
 53                2     Leafstone Apartments                                           232           Fee           2000
 54                1     Peckham Square                                             128,717           Fee           1974
 55                1     Port St. Lucie Towncenter                                  140,288           Fee           1986
 56                2     The Ashford at Stone Ridge                                     248           Fee           1998
 57                1     Residence Inn Norfolk Airport                                  130           Fee           2004
 58                1     Waterways Shoppes of Weston II                              31,357           Fee           2003
 59                1     Plaza at Williams Centre                                   108,914           Fee           1987
 60                1     Covington Plaza                                            105,366           Fee           1988
 61                1     River Place Apartments                                         213           Fee           1973
 62                1     La Habra Business Center and Tuff Guy Storage              152,553           Fee           1968
 63                1     Waterways Shoppes of Weston                                 35,898           Fee           1998
 64                1     Torrance Crossroads                                         45,801           Fee           1992
65a                1     Canyon Court Apartments                                         60           Fee           1983
65b                1     Lankershim Auto Center                                      15,300           Fee           1985
65c                1     Pico Auto Center                                             6,977           Fee           1983
 66                1     Lincoln View Plaza                                          51,406           Fee           1979
 67                1     10 West 66th Street Corporation                                249           Fee           1969
 68                1     Atrium Office Park                                          98,511           Fee           1997
 69                1     Princessa Plaza                                             25,501           Fee           2005
 70                1     Brennan Station Shopping Center                            126,396           Fee           1987
 71                1     Wappingers Shopping Center                                 119,918           Fee           1983
 72                2     Grande Apartments                                              119           Fee           1970
 73                1     Yorba Linda Self Storage                                   100,790           Fee           2001
 74                1     Rendina - Southpointe Medical Center                        47,020           Fee           1996
 75                2     Woodlands at Statesboro Apartments                             184           Fee           2002
 76                1     Wall St Plaza                                              137,081           Fee           1983
 77                1     Sierra Town Center                                          38,331           Fee           1998
78a                1     8899 Northwest 18th Terrace                                 44,528           Fee           1991
78b                1     8925 Northwest 26th Street                                  32,386           Fee           1998
 79                1     Valencia Oaks Office                                        44,120           Fee           1987
 80                1     Riverside Plaza                                             46,607           Fee           2002
 81                1     Murphy Canyon Office Building                               57,747           Fee           1988
 82                2     Riverside Apartments                                           150           Fee           1988
 83                1     Fountain Plaza                                              54,749           Fee           1980
 84                1     Residence Inn - Franklin                                       108           Fee           2001
 85                1     901 North Pitt                                              60,817           Fee           1982
 86                1     Country Club Plaza                                          51,652           Fee           2001
 87                2     Country Manor Apts.                                            200           Fee           1966
 88                2     Lofts at Canal Walk Phase II                                   111           Fee           1896
 89                1     96 Morton Street                                           122,100           Fee           1917
 90                1     Residence Inn by Marriott - Novi                               107           Fee           2003
 91                1     Las Cruces - NM                                             77,020           Fee           1978
 92                2     Grayson Falls Apartments                                       308           Fee           1969
 93                1     Residence Inn by Marriott - Weston                             100           Fee           2001
 94                1     Main Place Shopping Center                                 170,530           Fee           1987
 95                2     39-60 54th Street Owners, Inc.                                 222           Fee           1961
 96                1     Hudson Manor Terrace Corp.                                     213           Fee           1953
 97                1     Randall Road Retail Center                                  78,139           Fee           2001
 98                1     Hampton Inn Mystic                                              80           Fee           2000
 99                1     East Aurora Portfolio                                       98,781           Fee           1902
100                1     Northside Square                                            85,848           Fee           1986
101                1     Villa Del Sol MHC                                              207           Fee           1959
102      (C)       2     El Dorado MHP                                                  128           Fee           1963
103      (C)       2     El Dorado West MHP                                              86           Fee           1968
104                2     Harris Hill Apartments                                         184           Fee           1987
105                1     Hampton Inn & Suites Tallahassee                               122           Fee           2004
106      (D)       1     Northern Trust Bank Building                                11,000           Fee           2001
107      (D)       1     Coldwell Banker Building                                    10,423           Fee           2001
108      (D)       1     Bank United Building                                         3,993           Fee           2001
109                1     All Aboard - Sunnyvale                                      92,425           Fee           1992
110                1     White Oak Professional Center                               60,056           Fee           1996
111                1     Edinburg Regional Medical Plaza I                           52,068           Fee           1996
112                1     Residence Inn Albuquerque                                       90           Fee           2002
113                1     Towne Place Suites by Marriott - Orlando                       105           Fee           2002
114a               2     Quail Ridge Apartments                                         255           Fee           1968
114b               2     Greentree Apartments                                           114           Fee           1968
115                1     All Aboard - San Ramon                                      60,520           Fee           1996
116                2     Chinook Way Apartments                                         125           Fee           2000
117                2     Quail Pointe Apartments                                        184           Fee           1974
118                2     Bayshore Village MHC                                           266           Fee           1985
119                1     Tempe St. Luke's Office Building                            59,808        Leasehold        1996
120                1     Residence Inn Wilmington Landfall                               90           Fee           1999
121                2     Berkshire Village Townhouses, Inc.                             320           Fee           1964
122                1     Springhill Suites - Southfield                                  84           Fee           2003
123                1     North Rivers Business Center                                77,333           Fee           1987
124                1     All Aboard - Oakland                                        73,925           Fee           1996
125                1     Courtyard Tifton                                                90           Fee           1996
126                1     Holiday Inn Express Hotel & Suites - Jacksonville               88           Fee           1998
127                2     Forest Creek Apartments                                        146           Fee           1971
128                1     Shoppes of Acworth                                          40,211           Fee           2004
129                1     Spectra-Physics Facility                                    80,600           Fee           1996
130                1     1120 Nasa                                                   79,434           Fee           1977
131                2     Tower Park                                                     209           Fee           1974
132                1     Redbird Village                                             85,295           Fee           1984
133                1     Gracie Terrace Apartment Corporation                           156           Fee           1952
134                1     All Aboard - San Francisco                                  60,548           Fee           1996
135                2     Milltowne Villas                                                92           Fee           2004
136a               1     136-140 South Beverly Drive                                  6,350           Fee           1951
136b               1     153-159 South Beverly Drive                                  6,325           Fee           1926
137                1     JFK Medical Pavilion I                                      25,565           Fee           1994

                  LOAN                                                         YEAR      OCCUPANCY       DATE OF
 #     CROSSED   GROUP   PROPERTY NAME                                       RENOVATED  RATE AT U/W  OCCUPANCY RATE
 -     -------   -----   -------------                                       ---------  -----------  --------------
 49                1     Hilton Suites Anaheim                                  2005        N/A            N/A
50a                1     Wilmington                                             N/A         94%         6/1/2005
50b                1     Menlo Park                                             N/A         53%         6/1/2005
 51                1     Welsh Industrial Portfolio                             1998        88%         6/3/2005
 52                1     Albemarle Pointe Center                                N/A        100%         4/15/2005
 53                2     Leafstone Apartments                                   N/A         92%         7/21/2005
 54                1     Peckham Square                                         2005        96%         7/1/2005
 55                1     Port St. Lucie Towncenter                              2005        96%         2/1/2005
 56                2     The Ashford at Stone Ridge                             N/A         90%         8/15/2005
 57                1     Residence Inn Norfolk Airport                          N/A         N/A            N/A
 58                1     Waterways Shoppes of Weston II                         N/A         93%         6/3/2005
 59                1     Plaza at Williams Centre                               N/A         98%         6/13/2005
 60                1     Covington Plaza                                        N/A        100%         6/1/2005
 61                1     River Place Apartments                                 2005        86%         7/12/2005
 62                1     La Habra Business Center and Tuff Guy Storage          1998        99%         8/18/2005
 63                1     Waterways Shoppes of Weston                            N/A        100%         6/3/2005
 64                1     Torrance Crossroads                                    N/A         94%         8/31/2005
65a                1     Canyon Court Apartments                                N/A         98%         6/21/2005
65b                1     Lankershim Auto Center                                 N/A        100%         5/31/2005
65c                1     Pico Auto Center                                       N/A        100%         6/22/2005
 66                1     Lincoln View Plaza                                     2000       100%         6/28/2005
 67                1     10 West 66th Street Corporation                        1998        N/A            N/A
 68                1     Atrium Office Park                                     N/A         88%         4/30/2005
 69                1     Princessa Plaza                                        N/A         69%         8/1/2005
 70                1     Brennan Station Shopping Center                        N/A         97%         4/11/2005
 71                1     Wappingers Shopping Center                             2004        99%         6/1/2005
 72                2     Grande Apartments                                      N/A         97%         7/1/2005
 73                1     Yorba Linda Self Storage                               N/A         92%         5/19/2005
 74                1     Rendina - Southpointe Medical Center                   N/A         93%         5/31/2005
 75                2     Woodlands at Statesboro Apartments                     N/A        100%         4/15/2005
 76                1     Wall St Plaza                                          1988        94%         4/29/2005
 77                1     Sierra Town Center                                     N/A         97%         9/30/2005
78a                1     8899 Northwest 18th Terrace                            2000       100%         4/1/2005
78b                1     8925 Northwest 26th Street                             N/A        100%         4/1/2005
 79                1     Valencia Oaks Office                                   2004       100%         7/1/2005
 80                1     Riverside Plaza                                        2004       100%         6/1/2005
 81                1     Murphy Canyon Office Building                          N/A        100%         7/13/2005
 82                2     Riverside Apartments                                   N/A         98%         6/14/2005
 83                1     Fountain Plaza                                         N/A         89%         5/31/2005
 84                1     Residence Inn - Franklin                               N/A         N/A            N/A
 85                1     901 North Pitt                                         N/A         93%         7/1/2005
 86                1     Country Club Plaza                                     N/A         98%         6/15/2005
 87                2     Country Manor Apts.                                    1996        99%         6/30/2005
 88                2     Lofts at Canal Walk Phase II                           2004        99%         8/29/2005
 89                1     96 Morton Street                                       1985       100%         4/1/2005
 90                1     Residence Inn by Marriott - Novi                       N/A         N/A            N/A
 91                1     Las Cruces - NM                                        2004        98%         7/1/2005
 92                2     Grayson Falls Apartments                               2001        86%         6/20/2005
 93                1     Residence Inn by Marriott - Weston                     N/A         N/A            N/A
 94                1     Main Place Shopping Center                             N/A         89%         5/31/2005
 95                2     39-60 54th Street Owners, Inc.                         2000        N/A            N/A
 96                1     Hudson Manor Terrace Corp.                             2003        N/A            N/A
 97                1     Randall Road Retail Center                             N/A         89%         4/13/2005
 98                1     Hampton Inn Mystic                                     N/A         N/A            N/A
 99                1     East Aurora Portfolio                                  2003        94%         8/8/2005
100                1     Northside Square                                       N/A         93%         4/1/2005
101                1     Villa Del Sol MHC                                      1987       100%         4/14/2005
102      (C)       2     El Dorado MHP                                          1989        97%         6/1/2005
103      (C)       2     El Dorado West MHP                                     N/A        100%         6/1/2005
104                2     Harris Hill Apartments                                 2005        97%         5/20/2005
105                1     Hampton Inn & Suites Tallahassee                       N/A         N/A            N/A
106      (D)       1     Northern Trust Bank Building                           N/A        100%         6/7/2005
107      (D)       1     Coldwell Banker Building                               N/A        100%         6/7/2005
108      (D)       1     Bank United Building                                   N/A        100%         6/7/2005
109                1     All Aboard - Sunnyvale                                 1998        79%         7/14/2005
110                1     White Oak Professional Center                          2004        90%         7/26/2005
111                1     Edinburg Regional Medical Plaza I                      N/A         74%         7/28/2005
112                1     Residence Inn Albuquerque                              N/A         N/A            N/A
113                1     Towne Place Suites by Marriott - Orlando               N/A         N/A            N/A
114a               2     Quail Ridge Apartments                                 1976        92%         6/9/2005
114b               2     Greentree Apartments                                   N/A         94%         6/9/2005
115                1     All Aboard - San Ramon                                 N/A         92%         7/14/2005
116                2     Chinook Way Apartments                                 N/A         82%         7/12/2005
117                2     Quail Pointe Apartments                                N/A         96%         8/16/2005
118                2     Bayshore Village MHC                                   2004        98%         4/30/2005
119                1     Tempe St. Luke's Office Building                       N/A         82%         7/1/2005
120                1     Residence Inn Wilmington Landfall                      N/A         N/A            N/A
121                2     Berkshire Village Townhouses, Inc.                     1989        N/A            N/A
122                1     Springhill Suites - Southfield                         N/A         N/A            N/A
123                1     North Rivers Business Center                           N/A         93%         7/1/2005
124                1     All Aboard - Oakland                                   N/A         80%         7/14/2005
125                1     Courtyard Tifton                                       N/A         N/A            N/A
126                1     Holiday Inn Express Hotel & Suites - Jacksonville      2004        N/A            N/A
127                2     Forest Creek Apartments                                2002        95%         7/22/2005
128                1     Shoppes of Acworth                                     N/A         82%         6/1/2005
129                1     Spectra-Physics Facility                               1999       100%         7/16/2004
130                1     1120 Nasa                                              N/A         87%         6/30/2005
131                2     Tower Park                                             2002        92%         8/9/2005
132                1     Redbird Village                                        N/A         85%         6/1/2005
133                1     Gracie Terrace Apartment Corporation                   2005        N/A            N/A
134                1     All Aboard - San Francisco                             N/A         80%         7/14/2005
135                2     Milltowne Villas                                       N/A         91%         6/3/2005
136a               1     136-140 South Beverly Drive                            N/A        100%         8/31/2005
136b               1     153-159 South Beverly Drive                            N/A        100%         8/31/2005
137                1     JFK Medical Pavilion I                                 N/A        100%         7/31/2005

                                                                                                      MOST
                  LOAN                                                                               RECENT
 #     CROSSED   GROUP   PROPERTY NAME                                       APPRAISED VALUE           NOI
 -     -------   -----   -------------                                       ---------------           ---
 49                1     Hilton Suites Anaheim                               $    21,500,000      $   1,633,969
50a                1     Wilmington                                               17,110,000          1,116,069
50b                1     Menlo Park                                                8,040,000            328,373
 51                1     Welsh Industrial Portfolio                               16,250,000          1,380,430
 52                1     Albemarle Pointe Center                                  18,550,000          1,236,255
 53                2     Leafstone Apartments                                     16,300,000            918,442
 54                1     Peckham Square                                           16,500,000                N/A
 55                1     Port St. Lucie Towncenter                                16,000,000            879,881
 56                2     The Ashford at Stone Ridge                               17,700,000          1,008,919
 57                1     Residence Inn Norfolk Airport                            17,400,000          1,392,077
 58                1     Waterways Shoppes of Weston II                           15,100,000          1,027,840
 59                1     Plaza at Williams Centre                                 23,870,000          2,554,484
 60                1     Covington Plaza                                          14,900,000          1,048,752
 61                1     River Place Apartments                                   14,650,000            800,052
 62                1     La Habra Business Center and Tuff Guy Storage            15,500,000          1,051,354
 63                1     Waterways Shoppes of Weston                              14,400,000            952,069
 64                1     Torrance Crossroads                                      16,100,000            893,247
65a                1     Canyon Court Apartments                                  11,000,000            504,708
65b                1     Lankershim Auto Center                                    2,800,000            223,022
65c                1     Pico Auto Center                                          2,000,000            150,730
 66                1     Lincoln View Plaza                                       15,000,000            954,666
 67                1     10 West 66th Street Corporation                         289,500,000                N/A
 68                1     Atrium Office Park                                       14,800,000            422,240
 69                1     Princessa Plaza                                          12,950,000                N/A
 70                1     Brennan Station Shopping Center                          14,700,000          1,336,791
 71                1     Wappingers Shopping Center                               13,100,000            796,981
 72                2     Grande Apartments                                        13,400,000            585,841
 73                1     Yorba Linda Self Storage                                 13,550,000            885,882
 74                1     Rendina - Southpointe Medical Center                     13,500,000          1,150,727
 75                2     Woodlands at Statesboro Apartments                       12,200,000          1,068,966
 76                1     Wall St Plaza                                            12,100,000          1,151,442
 77                1     Sierra Town Center                                       12,800,000            903,140
78a                1     8899 Northwest 18th Terrace                               6,900,000            688,027
78b                1     8925 Northwest 26th Street                                5,000,000                N/A
 79                1     Valencia Oaks Office                                     12,100,000            910,030
 80                1     Riverside Plaza                                          11,030,000            811,393
 81                1     Murphy Canyon Office Building                            12,300,000            925,233
 82                2     Riverside Apartments                                     15,400,000            887,986
 83                1     Fountain Plaza                                           10,900,000            594,712
 84                1     Residence Inn - Franklin                                 11,200,000            953,943
 85                1     901 North Pitt                                           12,400,000            724,443
 86                1     Country Club Plaza                                       11,300,000            720,456
 87                2     Country Manor Apts.                                      10,300,000            767,190
 88                2     Lofts at Canal Walk Phase II                             11,700,000            633,176
 89                1     96 Morton Street                                         17,000,000            936,334
 90                1     Residence Inn by Marriott - Novi                         12,000,000          1,026,211
 91                1     Las Cruces - NM                                          11,160,000            301,717
 92                2     Grayson Falls Apartments                                 10,100,000            633,263
 93                1     Residence Inn by Marriott - Weston                        9,900,000          1,073,557
 94                1     Main Place Shopping Center                               10,400,000            999,254
 95                2     39-60 54th Street Owners, Inc.                           43,700,000                N/A
 96                1     Hudson Manor Terrace Corp.                               53,100,000                N/A
 97                1     Randall Road Retail Center                               12,500,000          1,026,174
 98                1     Hampton Inn Mystic                                       10,800,000          1,089,110
 99                1     East Aurora Portfolio                                    10,100,000            875,742
100                1     Northside Square                                          9,000,000            668,772
101                1     Villa Del Sol MHC                                         8,940,000            562,942
102      (C)       2     El Dorado MHP                                             5,250,000            367,166
103      (C)       2     El Dorado West MHP                                        3,950,000            202,690
104                2     Harris Hill Apartments                                   10,500,000            630,199
105                1     Hampton Inn & Suites Tallahassee                         10,800,000          1,321,576
106      (D)       1     Northern Trust Bank Building                              4,200,000                N/A
107      (D)       1     Coldwell Banker Building                                  3,300,000            192,016
108      (D)       1     Bank United Building                                      2,000,000            155,594
109                1     All Aboard - Sunnyvale                                   12,040,000            874,057
110                1     White Oak Professional Center                             9,600,000            633,252
111                1     Edinburg Regional Medical Plaza I                         8,155,000          1,122,647
112                1     Residence Inn Albuquerque                                10,100,000            930,805
113                1     Towne Place Suites by Marriott - Orlando                  9,750,000            967,443
114a               2     Quail Ridge Apartments                                    4,800,000            699,242
114b               2     Greentree Apartments                                      2,850,000            305,556
115                1     All Aboard - San Ramon                                    8,150,000            615,493
116                2     Chinook Way Apartments                                   10,630,000            502,583
117                2     Quail Pointe Apartments                                   7,650,000            493,971
118                2     Bayshore Village MHC                                     12,260,000            810,887
119                1     Tempe St. Luke's Office Building                          8,000,000            740,705
120                1     Residence Inn Wilmington Landfall                         8,200,000            822,744
121                2     Berkshire Village Townhouses, Inc.                       21,540,000                N/A
122                1     Springhill Suites - Southfield                            8,000,000            678,775
123                1     North Rivers Business Center                              8,180,000            658,217
124                1     All Aboard - Oakland                                      9,400,000            640,172
125                1     Courtyard Tifton                                         10,400,000            890,953
126                1     Holiday Inn Express Hotel & Suites - Jacksonville         7,900,000            813,769
127                2     Forest Creek Apartments                                   6,900,000            564,562
128                1     Shoppes of Acworth                                        7,500,000                N/A
129                1     Spectra-Physics Facility                                  7,500,000                N/A
130                1     1120 Nasa                                                 6,700,000            573,883
131                2     Tower Park                                                6,700,000            468,990
132                1     Redbird Village                                           6,600,000            536,008
133                1     Gracie Terrace Apartment Corporation                    113,700,000                N/A
134                1     All Aboard - San Francisco                                9,450,000            628,259
135                2     Milltowne Villas                                          6,400,000                N/A
136a               1     136-140 South Beverly Drive                               4,200,000            277,427
136b               1     153-159 South Beverly Drive                               4,200,000            211,001
137                1     JFK Medical Pavilion I                                    6,800,000            640,776

                  LOAN
 #     CROSSED   GROUP   PROPERTY NAME                                           U/W NOI           U/W NCF (2)
 -     -------   -----   -------------                                           -------           -----------
 49                1     Hilton Suites Anaheim                               $     1,997,958      $   1,583,275
50a                1     Wilmington                                                1,126,244          1,106,982
50b                1     Menlo Park                                                  271,485            262,632
 51                1     Welsh Industrial Portfolio                                1,303,922          1,175,876
 52                1     Albemarle Pointe Center                                   1,189,509          1,113,939
 53                2     Leafstone Apartments                                      1,120,813          1,074,413
 54                1     Peckham Square                                            1,106,796          1,024,962
 55                1     Port St. Lucie Towncenter                                 1,199,905          1,123,636
 56                2     The Ashford at Stone Ridge                                1,071,957          1,022,357
 57                1     Residence Inn Norfolk Airport                             1,635,119          1,470,051
 58                1     Waterways Shoppes of Weston II                            1,013,775            973,822
 59                1     Plaza at Williams Centre                                  1,967,741          1,832,634
 60                1     Covington Plaza                                           1,029,475            970,716
 61                1     River Place Apartments                                    1,001,552            948,302
 62                1     La Habra Business Center and Tuff Guy Storage             1,160,043          1,060,023
 63                1     Waterways Shoppes of Weston                                 927,187            903,494
 64                1     Torrance Crossroads                                       1,004,753            951,373
65a                1     Canyon Court Apartments                                     589,101            574,101
65b                1     Lankershim Auto Center                                      201,816            186,325
65c                1     Pico Auto Center                                            137,340            122,680
 66                1     Lincoln View Plaza                                          939,674            882,769
 67                1     10 West 66th Street Corporation                          11,921,055         11,921,055
 68                1     Atrium Office Park                                        1,063,981            972,376
 69                1     Princessa Plaza                                             971,273            916,816
 70                1     Brennan Station Shopping Center                           1,220,677          1,126,505
 71                1     Wappingers Shopping Center                                  917,204            864,187
 72                2     Grande Apartments                                           910,479            880,729
 73                1     Yorba Linda Self Storage                                    968,612            941,972
 74                1     Rendina - Southpointe Medical Center                      1,044,281            985,682
 75                2     Woodlands at Statesboro Apartments                          942,806            887,606
 76                1     Wall St Plaza                                               998,004            882,045
 77                1     Sierra Town Center                                          846,182            812,068
78a                1     8899 Northwest 18th Terrace                                 602,591            560,694
78b                1     8925 Northwest 26th Street                                  379,349            356,953
 79                1     Valencia Oaks Office                                        826,955            756,532
 80                1     Riverside Plaza                                             776,239            719,581
 81                1     Murphy Canyon Office Building                               922,367            815,738
 82                2     Riverside Apartments                                        865,795            828,295
 83                1     Fountain Plaza                                              736,888            679,231
 84                1     Residence Inn - Franklin                                  1,066,000            917,000
 85                1     901 North Pitt                                              888,693            756,286
 86                1     Country Club Plaza                                          787,119            694,203
 87                2     Country Manor Apts.                                         752,666            702,666
 88                2     Lofts at Canal Walk Phase II                                844,332            816,582
 89                1     96 Morton Street                                            910,288            802,664
 90                1     Residence Inn by Marriott - Novi                          1,063,199            914,621
 91                1     Las Cruces - NM                                             776,803            719,064
 92                2     Grayson Falls Apartments                                    839,295            762,295
 93                1     Residence Inn by Marriott - Weston                        1,015,000            882,000
 94                1     Main Place Shopping Center                                  865,124            757,540
 95                2     39-60 54th Street Owners, Inc.                            1,804,023          1,804,023
 96                1     Hudson Manor Terrace Corp.                                1,903,930          1,903,930
 97                1     Randall Road Retail Center                                  844,197            818,201
 98                1     Hampton Inn Mystic                                          994,364            904,254
 99                1     East Aurora Portfolio                                       890,664            793,803
100                1     Northside Square                                            747,709            640,399
101                1     Villa Del Sol MHC                                           556,060            547,780
102      (C)       2     El Dorado MHP                                               386,211            379,811
103      (C)       2     El Dorado West MHP                                          255,083            250,783
104                2     Harris Hill Apartments                                      657,183            611,183
105                1     Hampton Inn & Suites Tallahassee                          1,141,571          1,015,047
106      (D)       1     Northern Trust Bank Building                                264,232            250,891
107      (D)       1     Coldwell Banker Building                                    217,921            205,652
108      (D)       1     Bank United Building                                        129,746            123,558
109                1     All Aboard - Sunnyvale                                      819,209            805,345
110                1     White Oak Professional Center                               675,609            566,217
111                1     Edinburg Regional Medical Plaza I                           599,081            548,076
112                1     Residence Inn Albuquerque                                   897,714            804,191
113                1     Towne Place Suites by Marriott - Orlando                    866,000            765,000
114a               2     Quail Ridge Apartments                                      466,938            385,593
114b               2     Greentree Apartments                                        294,883            265,015
115                1     All Aboard - San Ramon                                      597,540            588,462
116                2     Chinook Way Apartments                                      537,664            506,664
117                2     Quail Pointe Apartments                                     560,721            514,721
118                2     Bayshore Village MHC                                        770,007            759,367
119                1     Tempe St. Luke's Office Building                            652,776            596,473
120                1     Residence Inn Wilmington Landfall                           811,084            721,656
121                2     Berkshire Village Townhouses, Inc.                          977,440            977,440
122                1     Springhill Suites - Southfield                              730,343            624,112
123                1     North Rivers Business Center                                679,440            615,398
124                1     All Aboard - Oakland                                        595,231            584,142
125                1     Courtyard Tifton                                            866,244            780,105
126                1     Holiday Inn Express Hotel & Suites - Jacksonville           732,127            655,922
127                2     Forest Creek Apartments                                     489,986            453,486
128                1     Shoppes of Acworth                                          529,735            489,759
129                1     Spectra-Physics Facility                                    513,206            465,540
130                1     1120 Nasa                                                   575,490            497,194
131                2     Tower Park                                                  537,694            485,444
132                1     Redbird Village                                             546,732            473,541
133                1     Gracie Terrace Apartment Corporation                      4,651,425          4,651,425
134                1     All Aboard - San Francisco                                  585,844            576,762
135                2     Milltowne Villas                                            457,696            434,696
136a               1     136-140 South Beverly Drive                                 292,350            282,915
136b               1     153-159 South Beverly Drive                                 222,350            215,175
137                1     JFK Medical Pavilion I                                      514,646            480,721

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                             CUT-OFF DATE
                  LOAN                                                         PRINCIPAL                      PROPERTY
 #     CROSSED   GROUP   PROPERTY NAME                                        BALANCE (1)     PROPERTY TYPE   SUB-TYPE
 -     -------   -----   -------------                                        -----------     -------------   --------
138                2     The Olympia Apartments                             $     4,978,588   Multifamily     Conventional
139                1     Courtyard by Marriott - Grand Rapids Airport             4,953,083   Hotel           Limited Service
140                1     Parkway Tower Office                                     4,925,000   Office          Suburban
141                2     Pelican Pointe Apartments                                4,900,000   Multifamily     Conventional
142                1     Chefalo Self Storage                                     4,889,537   Self Storage    N/A
143a               1     Strine - Lakeland MHP                                    2,168,789   Multifamily     Manufactured Housing
143b               1     Strine - Whispering Pines MHP                            1,421,559   Multifamily     Manufactured Housing
143c               1     Strine - Beechwood MHP                                   1,275,758   Multifamily     Manufactured Housing
144                1     Shoppes at North Lake                                    4,840,000   Retail          Unanchored
145                1     Fairfield Inn by Marriott - Fort Myers                   4,700,000   Hotel           Limited Service
146                1     333 East 53 Tenants Corp.                                4,688,937   Multifamily     Cooperative
147                1     18 Van Veghten Drive                                     4,579,817   Industrial      N/A
148                2     Palm Apartments                                          4,491,184   Multifamily     Conventional
149      (E)       1     Bank Block Center                                        3,326,665   Mixed Use       Retail/Office
150      (E)       1     Grandview Avenue                                           645,472   Office          Suburban
151      (E)       1     Windsor Arms Apartments                                    497,659   Multifamily     Conventional
152                1     100 Grove Road                                           4,450,000   Industrial      Office/Industrial
153                1     Walgreens (Missouri, TX)                                 4,447,000   Retail          Unanchored
154                1     West Oxmoor Tower                                        4,400,000   Office          Suburban
155                1     Farmington City Center                                   4,332,552   Retail          Anchored
156                2     Hidden Acres Apartments                                  4,300,000   Multifamily     Conventional
157                2     Tara Hall Apartments                                     4,300,000   Multifamily     Conventional
158                1     South Creek Collection                                   4,183,460   Retail          Unanchored
159                2     Jupiter Crossing Apartments                              4,100,000   Multifamily     Conventional
160                2     Sandhurst Apartments                                     4,077,749   Multifamily     Conventional
161                1     Walgreens (Statesboro)                                   4,075,000   Retail          Unanchored
162                2     Oakview Apartments                                       4,069,012   Multifamily     Conventional
163      (F)       1     St. Charles Building No. 550                             1,993,687   Office          Suburban
164      (F)       1     St. Charles Building No. 558                             1,993,687   Office          Suburban
165                2     Ponderosa Acres Apartments                               3,987,234   Multifamily     Conventional
166                1     Holiday Inn Express - Hialeah                            3,982,112   Hotel           Limited Service
167                1     Walgreens (New Braunfels)                                3,890,000   Retail          Unanchored
168                1     8700 Commerce Park                                       3,866,116   Office          Suburban
169                2     Garden Village Apartments                                3,692,688   Multifamily     Conventional
170                1     Rialto Industrial Building                               3,650,000   Industrial      Industrial/Office
171                1     Kris Krossing Shopping Center                            3,612,022   Retail          Anchored
172                1     Reddington El Paso Office                                3,589,277   Office          Suburban
173                1     Crossroads Plaza                                         3,500,000   Retail          Unanchored
174                1     Shoppes at Seven Hills                                   3,440,000   Retail          Anchored
175                1     Glenridge Point Shopping Center                          3,425,000   Retail          Unanchored
176                1     Gator Crossing                                           3,396,555   Retail          Anchored
177                1     Lake Crest Plaza                                         3,369,657   Retail          Unanchored
178                1     Summerfield Apartments                                   3,300,000   Multifamily     Conventional
179                1     Corner of Paradise                                       3,282,129   Retail          Unanchored
180                1     Park Towers Owners, Inc.                                 3,240,940   Multifamily     Cooperative
181                1     Abby Park                                                3,238,953   Mixed Use       Office/Retail
182                2     Arrow Pines Estates MHP                                  3,200,000   Multifamily     Manufactured Housing
183                1     West Pointe Village                                      3,169,671   Retail          Anchored
184                2     Portage Green MHC                                        3,126,268   Multifamily     Manufactured Housing
185                1     All Aboard - Santa Ana                                   3,118,398   Self Storage    N/A
186                1     Madison Avenue Home Center                               3,040,000   Retail          Unanchored
187                1     Congress Professional Center I                           3,003,573   Office          Suburban
188                1     213 Summerhill Road                                      2,992,948   Office          Suburban
189                1     Comfort Inn Shenandoah                                   2,976,842   Hotel           Limited Service
190                1     176 Broadway Owners Corp.                                2,970,022   Multifamily     Cooperative
191                1     Roseland Center                                          2,950,780   Retail          Unanchored
192                2     Lawnfair Apartments                                      2,920,000   Multifamily     Conventional
193                1     Emerson Industrial Building II                           2,900,000   Industrial      Industrial/Office
194                1     West Maple Square                                        2,855,366   Retail          Unanchored
195                1     Sinking Spring Marketplace                               2,800,000   Retail          Anchored
196                1     5450 Northwest Central                                   2,794,128   Office          Suburban
197                1     505 WE Owners Corp.                                      2,788,887   Multifamily     Cooperative
198                1     Breukelen Owners Corp.                                   2,773,776   Multifamily     Cooperative
199                1     Highway 110 Center                                       2,741,585   Retail          Anchored
200                2     Spring Creek Apartments - Senior                         2,730,883   Multifamily     Conventional
201                2     Ridgeview Apartments                                     2,545,488   Multifamily     Conventional
202                1     Kerr- 722 West Independence Blvd                         2,499,445   Retail          Unanchored
203                1     Newbridge Road Shopping Center                           2,495,297   Retail          Unanchored
204                2     Meadowbrook MHC                                          2,489,150   Multifamily     Manufactured Housing
205                2     The Gardens 75th Street Owners Corp.                     2,486,201   Multifamily     Cooperative
206                1     Clearfork MHP                                            2,485,877   Multifamily     Manufactured Housing
207                1     Space Savers Self Storage                                2,473,663   Self Storage    N/A
208                1     A & M Mobile Home Park                                   2,450,000   Multifamily     Manufactured Housing
209                1     Garden Grove                                             2,394,799   Retail          Unanchored
210                1     Capitol House Tenants Corp.                              2,393,633   Multifamily     Cooperative
211                1     Carriage Way Shopping Center                             2,392,374   Retail          Anchored
212                2     Cahuenga Apartments                                      2,385,000   Multifamily     Conventional
213                2     Villa Bonita Apts                                        2,337,706   Multifamily     Conventional
214                1     Capital Storage - Clifton, NY                            2,293,227   Self Storage    N/A
215                1     Fifth Avenue San Rafael                                  2,265,000   Office          Suburban
216                1     One Hudson Park, Inc.                                    2,250,000   Multifamily     Cooperative
217                1     Mason Center                                             2,241,241   Retail          Unanchored
218                2     Riverwood Owners, Inc.                                   2,237,984   Multifamily     Cooperative
219                2     Parkview West Apartments                                 2,230,000   Multifamily     Conventional
220                1     993 Fifth Avenue Corporation                             2,200,000   Multifamily     Cooperative
221                1     EZ Encino                                                2,200,000   Office          Suburban
222                1     Hozho Center                                             2,193,782   Retail          Unanchored
223                1     Watertower Office Building                               2,190,144   Office          Suburban
224                1     Jefferson Auto Center                                    2,100,000   Retail          Unanchored
225                1     Osler Medical Arts Pavilion                              2,093,430   Office          Suburban
226                2     Rockbrook Apartments                                     2,091,673   Multifamily     Conventional
227                1     Kerr Drug - Raleigh                                      2,078,363   Retail          Unanchored
228                1     Strongsville Executive Building                          2,040,000   Office          Suburban
229                1     126 Main Street                                          2,039,392   Retail          Unanchored
230                1     311 East 75th Owners Corp.                               1,990,601   Multifamily     Cooperative

                                                                                     UNITS/
                  LOAN                                                               SQ.FT/           FEE/
 #     CROSSED   GROUP   PROPERTY NAME                                               ROOMS         LEASEHOLD     YEAR BUILT
 -     -------   -----   -------------                                               ------        ---------     ----------
138                2     The Olympia Apartments                                          75           Fee           1898
139                1     Courtyard by Marriott - Grand Rapids Airport                    84           Fee           1996
140                1     Parkway Tower Office                                        81,056           Fee           1982
141                2     Pelican Pointe Apartments                                      156           Fee           1965
142                1     Chefalo Self Storage                                        61,220           Fee           1974
143a               1     Strine - Lakeland MHP                                          191           Fee           1960
143b               1     Strine - Whispering Pines MHP                                   77           Fee           1960
143c               1     Strine - Beechwood MHP                                          66           Fee           1988
144                1     Shoppes at North Lake                                       19,822           Fee           1997
145                1     Fairfield Inn by Marriott - Fort Myers                         104           Fee           1998
146                1     333 East 53 Tenants Corp.                                      140           Fee           1930
147                1     18 Van Veghten Drive                                       225,515           Fee           1940
148                2     Palm Apartments                                                 48           Fee           1961
149      (E)       1     Bank Block Center                                           32,470           Fee           1926
150      (E)       1     Grandview Avenue                                            11,918           Fee           1952
151      (E)       1     Windsor Arms Apartments                                         30           Fee           1926
152                1     100 Grove Road                                              60,428           Fee           1989
153                1     Walgreens (Missouri, TX)                                    14,820           Fee           2005
154                1     West Oxmoor Tower                                           86,770           Fee           1976
155                1     Farmington City Center                                      50,184           Fee           1994
156                2     Hidden Acres Apartments                                         73           Fee           2004
157                2     Tara Hall Apartments                                           166           Fee           1962
158                1     South Creek Collection                                      26,587           Fee           1999
159                2     Jupiter Crossing Apartments                                     57           Fee           2004
160                2     Sandhurst Apartments                                           120           Fee           2001
161                1     Walgreens (Statesboro)                                      14,820           Fee           2005
162                2     Oakview Apartments                                             268           Fee           1950
163      (F)       1     St. Charles Building No. 550                                13,496           Fee           1975
164      (F)       1     St. Charles Building No. 558                                13,831           Fee           1975
165                2     Ponderosa Acres Apartments                                     120           Fee           1972
166                1     Holiday Inn Express - Hialeah                                  144           Fee           1988
167                1     Walgreens (New Braunfels)                                   14,820           Fee           2005
168                1     8700 Commerce Park                                          77,203           Fee           1972
169                2     Garden Village Apartments                                      163           Fee           1965
170                1     Rialto Industrial Building                                 120,524           Fee           1989
171                1     Kris Krossing Shopping Center                               49,800           Fee           2000
172                1     Reddington El Paso Office                                   71,409           Fee           1975
173                1     Crossroads Plaza                                            11,919           Fee           2004
174                1     Shoppes at Seven Hills                                      17,930           Fee           2005
175                1     Glenridge Point Shopping Center                             16,029           Fee           2001
176                1     Gator Crossing                                              21,000           Fee           2004
177                1     Lake Crest Plaza                                            22,149           Fee           2004
178                1     Summerfield Apartments                                         108           Fee           1988
179                1     Corner of Paradise                                          15,920           Fee           2003
180                1     Park Towers Owners, Inc.                                       131           Fee           1961
181                1     Abby Park                                                   46,689           Fee           1900
182                2     Arrow Pines Estates MHP                                        103           Fee           1960
183                1     West Pointe Village                                         48,194           Fee           1999
184                2     Portage Green MHC                                               79           Fee           1992
185                1     All Aboard - Santa Ana                                      44,830           Fee           1995
186                1     Madison Avenue Home Center                                  31,760           Fee           1991
187                1     Congress Professional Center I                              17,738           Fee           1994
188                1     213 Summerhill Road                                         19,016           Fee           1991
189                1     Comfort Inn Shenandoah                                          66           Fee           1999
190                1     176 Broadway Owners Corp.                                       73           Fee           1905
191                1     Roseland Center                                             15,507           Fee           2004
192                2     Lawnfair Apartments                                             72           Fee           1962
193                1     Emerson Industrial Building II                             108,266           Fee           2000
194                1     West Maple Square                                           24,464           Fee           1998
195                1     Sinking Spring Marketplace                                  18,260           Fee           1998
196                1     5450 Northwest Central                                      56,350           Fee           1980
197                1     505 WE Owners Corp.                                             60           Fee           1920
198                1     Breukelen Owners Corp.                                         127           Fee           1949
199                1     Highway 110 Center                                          46,657           Fee           2000
200                2     Spring Creek Apartments - Senior                                72           Fee           1978
201                2     Ridgeview Apartments                                            96           Fee           1968
202                1     Kerr- 722 West Independence Blvd                            11,562           Fee           2004
203                1     Newbridge Road Shopping Center                              26,774           Fee           1952
204                2     Meadowbrook MHC                                                200           Fee           1970
205                2     The Gardens 75th Street Owners Corp.                           209           Fee           1950
206                1     Clearfork MHP                                                  180           Fee           1975
207                1     Space Savers Self Storage                                   49,450           Fee           2000
208                1     A & M Mobile Home Park                                         142           Fee           1972
209                1     Garden Grove                                                20,504           Fee           1990
210                1     Capitol House Tenants Corp.                                     86           Fee           1962
211                1     Carriage Way Shopping Center                                 7,902           Fee           1992
212                2     Cahuenga Apartments                                             51           Fee           1985
213                2     Villa Bonita Apts                                               25           Fee           1929
214                1     Capital Storage - Clifton, NY                               56,700           Fee           2000
215                1     Fifth Avenue San Rafael                                     10,993           Fee           1960
216                1     One Hudson Park, Inc.                                           25           Fee           1880
217                1     Mason Center                                                12,000           Fee           2003
218                2     Riverwood Owners, Inc.                                         129           Fee           1957
219                2     Parkview West Apartments                                        45           Fee           1996
220                1     993 Fifth Avenue Corporation                                    23           Fee           1929
221                1     EZ Encino                                                    8,137           Fee           2005
222                1     Hozho Center                                                13,350           Fee           1984
223                1     Watertower Office Building                                  28,385           Fee           1981
224                1     Jefferson Auto Center                                       17,111           Fee           2003
225                1     Osler Medical Arts Pavilion                                 17,790           Fee           1998
226                2     Rockbrook Apartments                                           100           Fee           1984
227                1     Kerr Drug - Raleigh                                         11,628           Fee           2001
228                1     Strongsville Executive Building                             20,939           Fee           1979
229                1     126 Main Street                                              5,400           Fee           1890
230                1     311 East 75th Owners Corp.                                      62           Fee           1904

                  LOAN                                                         YEAR      OCCUPANCY       DATE OF
 #     CROSSED   GROUP   PROPERTY NAME                                       RENOVATED  RATE AT U/W  OCCUPANCY RATE
 -     -------   -----   -------------                                       ---------  -----------  --------------
138                2     The Olympia Apartments                                 2004        97%         4/22/2005
139                1     Courtyard by Marriott - Grand Rapids Airport           N/A         N/A            N/A
140                1     Parkway Tower Office                                   N/A         92%         8/3/2005
141                2     Pelican Pointe Apartments                              2003        89%         7/1/2005
142                1     Chefalo Self Storage                                   N/A         88%         5/31/2005
143a               1     Strine - Lakeland MHP                                  N/A         89%         5/25/2005
143b               1     Strine - Whispering Pines MHP                          N/A         99%         6/26/2005
143c               1     Strine - Beechwood MHP                                 N/A         97%         5/25/2005
144                1     Shoppes at North Lake                                  N/A         92%         6/8/2005
145                1     Fairfield Inn by Marriott - Fort Myers                 N/A         N/A            N/A
146                1     333 East 53 Tenants Corp.                              2000        N/A            N/A
147                1     18 Van Veghten Drive                                   2004       100%         6/1/2005
148                2     Palm Apartments                                        1995       100%         5/10/2005
149      (E)       1     Bank Block Center                                      1984       100%         5/1/2005
150      (E)       1     Grandview Avenue                                       2000        93%         8/31/2005
151      (E)       1     Windsor Arms Apartments                                2005        87%         3/1/2005
152                1     100 Grove Road                                         N/A        100%         6/23/2005
153                1     Walgreens (Missouri, TX)                               N/A        100%         7/15/2005
154                1     West Oxmoor Tower                                      2001        94%         1/31/2005
155                1     Farmington City Center                                 N/A        100%         5/2/2005
156                2     Hidden Acres Apartments                                N/A         92%         6/3/2005
157                2     Tara Hall Apartments                                   2004        92%         6/30/2005
158                1     South Creek Collection                                 N/A         90%         5/5/2005
159                2     Jupiter Crossing Apartments                            N/A         98%         7/8/2005
160                2     Sandhurst Apartments                                   N/A         98%         6/27/2005
161                1     Walgreens (Statesboro)                                 N/A        100%         7/1/2005
162                2     Oakview Apartments                                     2004        94%         8/2/2005
163      (F)       1     St. Charles Building No. 550                           1995        81%         4/30/2005
164      (F)       1     St. Charles Building No. 558                           1995        63%         6/30/2005
165                2     Ponderosa Acres Apartments                             1998        95%         6/1/2005
166                1     Holiday Inn Express - Hialeah                          2004        N/A            N/A
167                1     Walgreens (New Braunfels)                              N/A        100%         5/15/2005
168                1     8700 Commerce Park                                     N/A         90%         9/30/2005
169                2     Garden Village Apartments                              1998        94%         8/17/2005
170                1     Rialto Industrial Building                             2003       100%         7/1/2005
171                1     Kris Krossing Shopping Center                          N/A         90%         8/1/2005
172                1     Reddington El Paso Office                              N/A         87%         6/30/2005
173                1     Crossroads Plaza                                       N/A         92%         7/1/2005
174                1     Shoppes at Seven Hills                                 N/A         92%         7/1/2005
175                1     Glenridge Point Shopping Center                        N/A        100%         7/26/2005
176                1     Gator Crossing                                         N/A         90%         6/1/2005
177                1     Lake Crest Plaza                                       N/A         86%         7/5/2005
178                1     Summerfield Apartments                                 N/A         90%         7/1/2005
179                1     Corner of Paradise                                     N/A        100%         5/19/2005
180                1     Park Towers Owners, Inc.                               1985        N/A            N/A
181                1     Abby Park                                              1990        95%         6/22/2005
182                2     Arrow Pines Estates MHP                                2000       100%         4/1/2005
183                1     West Pointe Village                                    N/A         89%         8/1/2005
184                2     Portage Green MHC                                      N/A         87%         6/2/2005
185                1     All Aboard - Santa Ana                                 N/A         90%         6/1/2005
186                1     Madison Avenue Home Center                             N/A        100%         4/30/2005
187                1     Congress Professional Center I                         N/A        100%         4/1/2005
188                1     213 Summerhill Road                                    2002       100%         7/31/2005
189                1     Comfort Inn Shenandoah                                 N/A         N/A            N/A
190                1     176 Broadway Owners Corp.                              1997        N/A            N/A
191                1     Roseland Center                                        N/A        100%         3/1/2005
192                2     Lawnfair Apartments                                    2005        90%         6/30/2005
193                1     Emerson Industrial Building II                         N/A         95%         5/25/2005
194                1     West Maple Square                                      N/A         90%         6/21/2005
195                1     Sinking Spring Marketplace                             N/A        100%         7/1/2005
196                1     5450 Northwest Central                                 N/A         96%         6/30/2005
197                1     505 WE Owners Corp.                                    2002        N/A            N/A
198                1     Breukelen Owners Corp.                                 1995        N/A            N/A
199                1     Highway 110 Center                                     N/A        100%         8/1/2005
200                2     Spring Creek Apartments - Senior                       2000        89%         5/25/2005
201                2     Ridgeview Apartments                                   1992        99%         2/28/2005
202                1     Kerr- 722 West Independence Blvd                       N/A        100%         5/1/2005
203                1     Newbridge Road Shopping Center                         1998       100%         7/20/2005
204                2     Meadowbrook MHC                                        1990        85%         5/5/2005
205                2     The Gardens 75th Street Owners Corp.                   1995        N/A            N/A
206                1     Clearfork MHP                                          N/A         88%         8/2/2005
207                1     Space Savers Self Storage                              N/A         87%         6/7/2005
208                1     A & M Mobile Home Park                                 1985        99%         5/1/2005
209                1     Garden Grove                                           N/A        100%         6/1/2005
210                1     Capitol House Tenants Corp.                            1998        N/A            N/A
211                1     Carriage Way Shopping Center                           2003       100%         5/1/2005
212                2     Cahuenga Apartments                                    N/A        100%         6/23/2005
213                2     Villa Bonita Apts                                      2003       100%         7/1/2005
214                1     Capital Storage - Clifton, NY                          N/A         98%         5/1/2005
215                1     Fifth Avenue San Rafael                                2000       100%         5/17/2005
216                1     One Hudson Park, Inc.                                  1991        N/A            N/A
217                1     Mason Center                                           N/A         83%         4/13/2005
218                2     Riverwood Owners, Inc.                                 1984        N/A            N/A
219                2     Parkview West Apartments                               N/A         98%         7/1/2005
220                1     993 Fifth Avenue Corporation                           2001        N/A            N/A
221                1     EZ Encino                                              N/A        100%         7/28/2005
222                1     Hozho Center                                           2000       100%         3/25/2005
223                1     Watertower Office Building                             2004        90%         7/21/2005
224                1     Jefferson Auto Center                                  N/A        100%         8/1/2005
225                1     Osler Medical Arts Pavilion                            N/A         76%         4/1/2005
226                2     Rockbrook Apartments                                   2004        94%         7/30/2005
227                1     Kerr Drug - Raleigh                                    N/A        100%         5/1/2005
228                1     Strongsville Executive Building                        1999       100%         5/23/2005
229                1     126 Main Street                                        2000       100%         5/1/2005
230                1     311 East 75th Owners Corp.                             2003        N/A            N/A

                                                                                                      MOST
                  LOAN                                                                               RECENT
 #     CROSSED   GROUP   PROPERTY NAME                                       APPRAISED VALUE           NOI
 -     -------   -----   -------------                                       ---------------           ---
138                2     The Olympia Apartments                              $     9,100,000      $         N/A
139                1     Courtyard by Marriott - Grand Rapids Airport              6,400,000            728,638
140                1     Parkway Tower Office                                      6,250,000            652,179
141                2     Pelican Pointe Apartments                                 6,375,000            491,823
142                1     Chefalo Self Storage                                      6,750,000            530,723
143a               1     Strine - Lakeland MHP                                     2,975,000            174,155
143b               1     Strine - Whispering Pines MHP                             1,950,000            178,880
143c               1     Strine - Beechwood MHP                                    1,750,000            130,076
144                1     Shoppes at North Lake                                     6,300,000            402,055
145                1     Fairfield Inn by Marriott - Fort Myers                    8,550,000          1,115,339
146                1     333 East 53 Tenants Corp.                                75,300,000                N/A
147                1     18 Van Veghten Drive                                      7,100,000                N/A
148                2     Palm Apartments                                           7,630,000            503,391
149      (E)       1     Bank Block Center                                         5,200,000            367,812
150      (E)       1     Grandview Avenue                                          1,150,000             93,100
151      (E)       1     Windsor Arms Apartments                                   1,150,000             65,816
152                1     100 Grove Road                                            5,700,000                N/A
153                1     Walgreens (Missouri, TX)                                  5,905,000                N/A
154                1     West Oxmoor Tower                                         5,700,000            546,529
155                1     Farmington City Center                                    5,500,000            439,470
156                2     Hidden Acres Apartments                                   5,500,000                N/A
157                2     Tara Hall Apartments                                      5,400,000            379,912
158                1     South Creek Collection                                    5,650,000            437,621
159                2     Jupiter Crossing Apartments                               5,200,000                N/A
160                2     Sandhurst Apartments                                      5,160,000            396,485
161                1     Walgreens (Statesboro)                                    5,450,000                N/A
162                2     Oakview Apartments                                        7,025,000            427,418
163      (F)       1     St. Charles Building No. 550                              2,650,000            158,263
164      (F)       1     St. Charles Building No. 558                              2,650,000            162,197
165                2     Ponderosa Acres Apartments                                5,200,000            415,532
166                1     Holiday Inn Express - Hialeah                             5,600,000            902,414
167                1     Walgreens (New Braunfels)                                 4,880,000                N/A
168                1     8700 Commerce Park                                        4,850,000            452,807
169                2     Garden Village Apartments                                 5,950,000            505,219
170                1     Rialto Industrial Building                                7,600,000                N/A
171                1     Kris Krossing Shopping Center                             4,530,000            365,767
172                1     Reddington El Paso Office                                 4,540,000            430,567
173                1     Crossroads Plaza                                          4,500,000            216,407
174                1     Shoppes at Seven Hills                                    4,300,000                N/A
175                1     Glenridge Point Shopping Center                           5,530,000            437,329
176                1     Gator Crossing                                            4,370,000                N/A
177                1     Lake Crest Plaza                                          4,300,000            196,664
178                1     Summerfield Apartments                                    4,300,000            333,335
179                1     Corner of Paradise                                        5,100,000            317,906
180                1     Park Towers Owners, Inc.                                 29,150,000                N/A
181                1     Abby Park                                                 5,400,000            535,891
182                2     Arrow Pines Estates MHP                                   6,000,000            419,213
183                1     West Pointe Village                                       4,000,000            332,544
184                2     Portage Green MHC                                         4,250,000            264,616
185                1     All Aboard - Santa Ana                                    4,600,000            316,549
186                1     Madison Avenue Home Center                                4,450,000            314,619
187                1     Congress Professional Center I                            3,900,000            440,282
188                1     213 Summerhill Road                                       4,100,000            370,240
189                1     Comfort Inn Shenandoah                                    4,500,000            478,578
190                1     176 Broadway Owners Corp.                                58,600,000                N/A
191                1     Roseland Center                                           3,700,000                N/A
192                2     Lawnfair Apartments                                       3,650,000            309,811
193                1     Emerson Industrial Building II                            4,500,000                N/A
194                1     West Maple Square                                         3,890,000            312,815
195                1     Sinking Spring Marketplace                                4,300,000                N/A
196                1     5450 Northwest Central                                    3,500,000            327,198
197                1     505 WE Owners Corp.                                      52,500,000                N/A
198                1     Breukelen Owners Corp.                                   46,400,000                N/A
199                1     Highway 110 Center                                        3,800,000            332,783
200                2     Spring Creek Apartments - Senior                          3,450,000            208,292
201                2     Ridgeview Apartments                                      3,370,000            318,030
202                1     Kerr- 722 West Independence Blvd                          3,480,000                N/A
203                1     Newbridge Road Shopping Center                            6,000,000            299,584
204                2     Meadowbrook MHC                                           5,000,000            399,819
205                2     The Gardens 75th Street Owners Corp.                     28,500,000                N/A
206                1     Clearfork MHP                                             4,190,000            326,327
207                1     Space Savers Self Storage                                 4,050,000            314,269
208                1     A & M Mobile Home Park                                    3,075,000            227,858
209                1     Garden Grove                                              3,500,000            237,418
210                1     Capitol House Tenants Corp.                              16,200,000                N/A
211                1     Carriage Way Shopping Center                              3,000,000            253,026
212                2     Cahuenga Apartments                                       7,500,000            332,887
213                2     Villa Bonita Apts                                         3,200,000            226,483
214                1     Capital Storage - Clifton, NY                             3,300,000            342,748
215                1     Fifth Avenue San Rafael                                   3,390,000            273,445
216                1     One Hudson Park, Inc.                                    46,565,000                N/A
217                1     Mason Center                                              3,000,000            256,528
218                2     Riverwood Owners, Inc.                                   13,550,000                N/A
219                2     Parkview West Apartments                                  3,250,000            201,721
220                1     993 Fifth Avenue Corporation                            164,400,000                N/A
221                1     EZ Encino                                                 2,750,000                N/A
222                1     Hozho Center                                              3,300,000            261,062
223                1     Watertower Office Building                                3,100,000            225,214
224                1     Jefferson Auto Center                                     3,270,000            241,316
225                1     Osler Medical Arts Pavilion                               3,100,000            248,382
226                2     Rockbrook Apartments                                      2,850,000            162,251
227                1     Kerr Drug - Raleigh                                       2,900,000                N/A
228                1     Strongsville Executive Building                           2,550,000            221,610
229                1     126 Main Street                                           3,000,000            222,014
230                1     311 East 75th Owners Corp.                               11,660,000                N/A

                  LOAN
 #     CROSSED   GROUP   PROPERTY NAME                                           U/W NOI           U/W NCF (2)
 -     -------   -----   -------------                                           -------           -----------
138                2     The Olympia Apartments                              $       530,475      $     511,725
139                1     Courtyard by Marriott - Grand Rapids Airport                696,978            582,685
140                1     Parkway Tower Office                                        575,764            465,751
141                2     Pelican Pointe Apartments                                   523,849            484,849
142                1     Chefalo Self Storage                                        529,687            520,504
143a               1     Strine - Lakeland MHP                                       257,776            248,226
143b               1     Strine - Whispering Pines MHP                               167,821            163,971
143c               1     Strine - Beechwood MHP                                      135,612            132,312
144                1     Shoppes at North Lake                                       426,331            398,206
145                1     Fairfield Inn by Marriott - Fort Myers                      880,000            762,000
146                1     333 East 53 Tenants Corp.                                 2,907,845          2,907,845
147                1     18 Van Veghten Drive                                        712,416            610,934
148                2     Palm Apartments                                             411,106            399,106
149      (E)       1     Bank Block Center                                           417,127            387,384
150      (E)       1     Grandview Avenue                                            101,859             91,323
151      (E)       1     Windsor Arms Apartments                                      86,290             78,790
152                1     100 Grove Road                                              440,760            373,462
153                1     Walgreens (Missouri, TX)                                    369,000            369,000
154                1     West Oxmoor Tower                                           479,055            395,556
155                1     Farmington City Center                                      397,440            363,714
156                2     Hidden Acres Apartments                                     392,232            373,982
157                2     Tara Hall Apartments                                        395,718            354,218
158                1     South Creek Collection                                      381,590            358,347
159                2     Jupiter Crossing Apartments                                 354,086            342,686
160                2     Sandhurst Apartments                                        414,560            384,560
161                1     Walgreens (Statesboro)                                      346,499            346,499
162                2     Oakview Apartments                                          414,250            347,250
163       F        1     St. Charles Building No. 550                                182,794            161,335
164       F        1     St. Charles Building No. 558                                193,697            171,332
165                2     Ponderosa Acres Apartments                                  375,259            345,259
166                1     Holiday Inn Express - Hialeah                               705,937            562,838
167                1     Walgreens (New Braunfels)                                   310,000            310,000
168                1     8700 Commerce Park                                          438,723            360,829
169                2     Garden Village Apartments                                   488,374            439,474
170                1     Rialto Industrial Building                                  480,832            427,733
171                1     Kris Krossing Shopping Center                               340,883            317,008
172                1     Reddington El Paso Office                                   410,196            334,595
173                1     Crossroads Plaza                                            312,047            297,372
174                1     Shoppes at Seven Hills                                      287,461            277,044
175                1     Glenridge Point Shopping Center                             402,473            383,851
176                1     Gator Crossing                                              297,315            283,551
177                1     Lake Crest Plaza                                            286,888            261,838
178                1     Summerfield Apartments                                      274,162            247,162
179                1     Corner of Paradise                                          331,060            311,526
180                1     Park Towers Owners, Inc.                                  1,552,114          1,552,114
181                1     Abby Park                                                   491,639            449,619
182                2     Arrow Pines Estates MHP                                     369,188            364,038
183                1     West Pointe Village                                         308,270            292,968
184                2     Portage Green MHC                                           260,831            257,671
185                1     All Aboard - Santa Ana                                      309,036            302,311
186                1     Madison Avenue Home Center                                  296,801            272,238
187                1     Congress Professional Center I                              313,262            290,228
188                1     213 Summerhill Road                                         332,927            302,500
189                1     Comfort Inn Shenandoah                                      473,237            422,432
190                1     176 Broadway Owners Corp.                                 1,519,070          1,519,070
191                1     Roseland Center                                             289,167            273,495
192                2     Lawnfair Apartments                                         260,732            242,732
193                1     Emerson Industrial Building II                              317,201            259,547
194                1     West Maple Square                                           323,864            295,288
195                1     Sinking Spring Marketplace                                  253,475            233,724
196                1     5450 Northwest Central                                      314,736            236,824
197                1     505 WE Owners Corp.                                       2,688,277          2,688,277
198                1     Breukelen Owners Corp.                                    1,170,865          1,170,865
199                1     Highway 110 Center                                          291,886            260,107
200                2     Spring Creek Apartments - Senior                            246,095            228,095
201                2     Ridgeview Apartments                                        271,668            247,668
202                1     Kerr- 722 West Independence Blvd                            275,151            263,701
203                1     Newbridge Road Shopping Center                              328,602            301,059
204                2     Meadowbrook MHC                                             340,751            330,751
205                2     The Gardens 75th Street Owners Corp.                      1,214,991          1,214,991
206                1     Clearfork MHP                                               305,705            296,705
207                1     Space Savers Self Storage                                   308,387            303,442
208                1     A & M Mobile Home Park                                      212,108            206,570
209                1     Garden Grove                                                232,077            211,286
210                1     Capitol House Tenants Corp.                                 720,290            720,290
211                1     Carriage Way Shopping Center                                217,755            206,495
212                2     Cahuenga Apartments                                         364,936            352,186
213                2     Villa Bonita Apts                                           198,952            193,952
214                1     Capital Storage - Clifton, NY                               258,900            246,907
215                1     Fifth Avenue San Rafael                                     235,529            211,473
216                1     One Hudson Park, Inc.                                     1,669,516          1,669,516
217                1     Mason Center                                                217,607            199,920
218                2     Riverwood Owners, Inc.                                      986,228            986,228
219                2     Parkview West Apartments                                    217,073            205,823
220                1     993 Fifth Avenue Corporation                              2,220,165          2,220,165
221                1     EZ Encino                                                   190,353            180,253
222                1     Hozho Center                                                243,890            226,004
223                1     Watertower Office Building                                  258,281            223,137
224                1     Jefferson Auto Center                                       224,013            207,143
225                1     Osler Medical Arts Pavilion                                 253,485            235,871
226                2     Rockbrook Apartments                                        256,625            231,625
227                1     Kerr Drug - Raleigh                                         233,527            214,475
228                1     Strongsville Executive Building                             193,418            168,580
229                1     126 Main Street                                             192,714            184,506
230                1     311 East 75th Owners Corp.                                  559,944            559,944

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                             CUT-OFF DATE
                  LOAN                                                         PRINCIPAL                      PROPERTY
 #     CROSSED   GROUP   PROPERTY NAME                                        BALANCE (1)     PROPERTY TYPE   SUB-TYPE
 -     -------   -----   -------------                                        -----------     -------------   --------
231                2     Canyon View MHC                                    $     1,952,649   Multifamily     Manufactured Housing
232                1     The Glass House Cooperative, Inc.                        1,900,000   Multifamily     Cooperative
233                1     Kerr Drug - Franklinton                                  1,899,194   Retail          Unanchored
234                1     1850 SW 8th Street                                       1,894,873   Mixed Use       Retail/Office
235                1     Empire State Lofts Limited                               1,894,193   Multifamily     Cooperative
236                1     Greenwich Corp.                                          1,892,338   Multifamily     Cooperative
237                1     Lochaven MHC                                             1,876,023   Multifamily     Manufactured Housing
238                1     Kerr Drug - St. Pauls                                    1,863,359   Retail          Unanchored
239                2     Camac Street                                             1,816,204   Multifamily     Conventional
240                2     Kensington Apartments                                    1,800,000   Multifamily     Conventional
241                2     32-52 41st Street                                        1,796,221   Multifamily     Conventional
242                1     Kerr- 407 West Main St.                                  1,795,578   Retail          Unanchored
243                1     67 Owners Ltd.                                           1,792,805   Multifamily     Cooperative
244                1     235 East Broad Street                                    1,741,199   Mixed Use       Retail/Office
245                1     Fowler Court Tenants Inc.                                1,733,831   Multifamily     Cooperative
246                1     Bluestem Plaza                                           1,691,731   Retail          Unanchored
247                1     Kerr Drug - Johns Island                                 1,684,190   Retail          Unanchored
248                2     Bluebird Apartments                                      1,658,498   Multifamily     Conventional
249                1     Barnes Shops                                             1,643,606   Retail          Unanchored
250a               2     West Oak Apartments                                        941,105   Multifamily     Conventional
250b               2     Live Oak                                                   681,902   Multifamily     Conventional
251                1     2929 SW 3rd Avenue                                       1,595,683   Office          Suburban
252                1     Seven Juliustown                                         1,595,180   Retail          Anchored
253                1     Kerr Drug - Summerville                                  1,562,356   Retail          Unanchored
254                1     Orange Shopping Center                                   1,534,675   Mixed Use       Office/Retail
255                2     Meriwether Apartments                                    1,500,000   Multifamily     Conventional
256                1     Dothan South Plaza                                       1,496,804   Retail          Unanchored
257                2     Parkview Village Townhomes                               1,495,652   Multifamily     Conventional
258                2     Elizabeth Street MHP                                     1,417,299   Multifamily     Manufactured Housing
259                1     Kerr Drug - Maxton                                       1,361,686   Retail          Unanchored
260                1     Mountain View                                            1,303,394   Multifamily     Manufactured Housing
261                1     Meadowbrook Square                                       1,300,000   Retail          Unanchored
262                2     Quail Oaks Apartments                                    1,296,110   Multifamily     Conventional
263                1     Northwest Crossing                                       1,234,713   Retail          Unanchored
264                2     Trade Winds MHC                                          1,221,176   Multifamily     Manufactured Housing
265                2     Irvington Town House                                     1,198,936   Multifamily     Conventional
266                1     Hanover Plaza                                            1,193,952   Mixed Use       Office/Retail
267                1     Palm Court Retail                                        1,174,750   Retail          Unanchored
268                2     Oakbrook Apartments                                      1,143,749   Multifamily     Conventional
269                1     Walgreens - Armitage                                     1,127,678   Retail          Anchored
270                1     258 3rd avenue                                           1,096,997   Mixed Use       Multifamily/Retail
271                1     Jacksonville Plaza                                       1,095,315   Retail          Unanchored
272                1     143 East Broad Street                                    1,044,719   Mixed Use       Multifamily/Retail
273                2     Village Inn Apartments                                   1,013,430   Multifamily     Conventional
274                1     Whitney & Capitol Avenue                                   999,131   Mixed Use       Multifamily/Retail
275                1     Albertsons Downey                                          997,020   Retail          Anchored
276                1     Northgate MHP                                              944,633   Multifamily     Manufactured Housing
277                2     Hillcrest MHC and Colonial Estates MHC                     900,000   Multifamily     Manufactured Housing
278                2     Riggs Place                                                847,370   Multifamily     Conventional
279                2     Arbordale Apartments                                       844,091   Multifamily     Conventional
280                1     Rolling Acres MHP                                          696,046   Multifamily     Manufactured Housing

                                                                            ---------------
TOTAL/WEIGHTED AVERAGE:                                                     $ 2,900,946,560
                                                                            ===============

MAXIMUM:                                                                    $   273,800,000
MINIMUM:                                                                    $       459,434

                                                                                     UNITS/
                  LOAN                                                               SQ.FT/           FEE/
 #     CROSSED   GROUP   PROPERTY NAME                                               ROOMS         LEASEHOLD     YEAR BUILT
 -     -------   -----   -------------                                               ------        ---------     ----------
231                2     Canyon View MHC                                                154           Fee           1986
232                1     The Glass House Cooperative, Inc.                               13           Fee           1905
233                1     Kerr Drug - Franklinton                                     11,004           Fee           1998
234                1     1850 SW 8th Street                                          32,470           Fee           1972
235                1     Empire State Lofts Limited                                      20           Fee           1920
236                1     Greenwich Corp.                                                 20           Fee           1890
237                1     Lochaven MHC                                                   164           Fee           1988
238                1     Kerr Drug - St. Pauls                                        9,804           Fee           1999
239                2     Camac Street                                                    28           Fee           1920
240                2     Kensington Apartments                                           48           Fee           1986
241                2     32-52 41st Street                                               20           Fee           1926
242                1     Kerr- 407 West Main St.                                      8,715           Fee           2004
243                1     67 Owners Ltd.                                                  60           Fee           1921
244                1     235 East Broad Street                                       13,200           Fee           1930
245                1     Fowler Court Tenants Inc.                                       48           Fee           1908
246                1     Bluestem Plaza                                              12,862           Fee           2005
247                1     Kerr Drug - Johns Island                                     9,804           Fee           1999
248                2     Bluebird Apartments                                             31           Fee           1911
249                1     Barnes Shops                                                12,000           Fee           2002
250a               2     West Oak Apartments                                             36           Fee           1976
250b               2     Live Oak                                                        26           Fee           1988
251                1     2929 SW 3rd Avenue                                          18,820           Fee           1973
252                1     Seven Juliustown                                            17,881           Fee           1972
253                1     Kerr Drug - Summerville                                      9,804           Fee           1999
254                1     Orange Shopping Center                                      14,378           Fee           1945
255                2     Meriwether Apartments                                           20           Fee           2001
256                1     Dothan South Plaza                                          23,674           Fee           1998
257                2     Parkview Village Townhomes                                      60           Fee           1969
258                2     Elizabeth Street MHP                                            66           Fee           1996
259                1     Kerr Drug - Maxton                                           9,804           Fee           1999
260                1     Mountain View                                                   84           Fee           1959
261                1     Meadowbrook Square                                          22,000           Fee           1993
262                2     Quail Oaks Apartments                                           37           Fee           1972
263                1     Northwest Crossing                                           6,010           Fee           2005
264                2     Trade Winds MHC                                                 22           Fee           1958
265                2     Irvington Town House                                            18           Fee           1965
266                1     Hanover Plaza                                               14,295           Fee           1988
267                1     Palm Court Retail                                           30,979           Fee           1964
268                2     Oakbrook Apartments                                            134           Fee           1972
269                1     Walgreens - Armitage                                        13,125           Fee           1984
270                1     258 3rd avenue                                                   2(5)        Fee           1910
271                1     Jacksonville Plaza                                          16,310           Fee           1999
272                1     143 East Broad Street                                            4(6)        Fee           1899
273                2     Village Inn Apartments                                          43           Fee           1970
274                1     Whitney & Capitol Avenue                                        20(7)        Fee           1927
275                1     Albertsons Downey                                           52,443(8)     Leasehold        2005
276                1     Northgate MHP                                                   71           Fee           1965
277                2     Hillcrest MHC and Colonial Estates MHC                          70           Fee           1981
278                2     Riggs Place                                                     20           Fee           1941
279                2     Arbordale Apartments                                            78           Fee           1970
280                1     Rolling Acres MHP                                               70      Fee/Leasehold      1960

                                                                                                                 ----------
TOTAL/WEIGHTED AVERAGE:                                                                                             1979
                                                                                                                 ==========

MAXIMUM:                                                                                                            2005
MINIMUM:                                                                                                            1880

                  LOAN                                                         YEAR      OCCUPANCY       DATE OF
 #     CROSSED   GROUP   PROPERTY NAME                                       RENOVATED  RATE AT U/W  OCCUPANCY RATE
 -     -------   -----   -------------                                       ---------  -----------  --------------
231                2     Canyon View MHC                                        N/A         78%         6/15/2005
232                1     The Glass House Cooperative, Inc.                      2004        N/A            N/A
233                1     Kerr Drug - Franklinton                                N/A        100%         5/1/2005
234                1     1850 SW 8th Street                                     2002        96%         6/6/2005
235                1     Empire State Lofts Limited                             2004        N/A            N/A
236                1     Greenwich Corp.                                        2000        N/A            N/A
237                1     Lochaven MHC                                           N/A        100%         5/20/2005
238                1     Kerr Drug - St. Pauls                                  N/A        100%         5/1/2005
239                2     Camac Street                                           1994       100%         5/31/2005
240                2     Kensington Apartments                                  2003        94%         6/14/2005
241                2     32-52 41st Street                                      1999       100%         3/24/2005
242                1     Kerr- 407 West Main St.                                N/A        100%         5/1/2005
243                1     67 Owners Ltd.                                         2004        N/A            N/A
244                1     235 East Broad Street                                  1993       100%        12/31/2004
245                1     Fowler Court Tenants Inc.                              2004        N/A            N/A
246                1     Bluestem Plaza                                         N/A         85%         5/31/2005
247                1     Kerr Drug - Johns Island                               N/A        100%         5/1/2005
248                2     Bluebird Apartments                                    1989        87%         5/10/2005
249                1     Barnes Shops                                           N/A        100%         7/31/2005
250a               2     West Oak Apartments                                    2004       100%         5/31/2005
250b               2     Live Oak                                               2003        88%         5/31/2005
251                1     2929 SW 3rd Avenue                                     2001       100%         6/6/2005
252                1     Seven Juliustown                                       N/A         92%         6/1/2005
253                1     Kerr Drug - Summerville                                N/A        100%         5/1/2005
254                1     Orange Shopping Center                                 N/A        100%         7/7/2005
255                2     Meriwether Apartments                                  N/A        100%         5/30/2005
256                1     Dothan South Plaza                                     N/A        100%         7/31/2005
257                2     Parkview Village Townhomes                             2005        98%         7/6/2005
258                2     Elizabeth Street MHP                                   2005        89%         4/30/2005
259                1     Kerr Drug - Maxton                                     N/A        100%         5/1/2005
260                1     Mountain View                                          N/A         82%         3/31/2005
261                1     Meadowbrook Square                                     1997       100%         5/1/2005
262                2     Quail Oaks Apartments                                  2004        95%         6/20/2005
263                1     Northwest Crossing                                     N/A        100%         6/23/2005
264                2     Trade Winds MHC                                        N/A        100%         7/1/2005
265                2     Irvington Town House                                   2000       100%         5/24/2005
266                1     Hanover Plaza                                          2004        94%         3/20/2005
267                1     Palm Court Retail                                      1987       100%         5/2/2005
268                2     Oakbrook Apartments                                    N/A         96%         2/28/2005
269                1     Walgreens - Armitage                                   1998       100%         5/14/2004
270                1     258 3rd avenue                                         2001       100%         5/5/2005
271                1     Jacksonville Plaza                                     N/A        100%         7/1/2005
272                1     143 East Broad Street                                  1999       100%        12/31/2004
273                2     Village Inn Apartments                                 2003        95%         7/1/2005
274                1     Whitney & Capitol Avenue                               2004       100%         7/1/2005
275                1     Albertsons Downey                                      N/A        100%         3/29/2005
276                1     Northgate MHP                                          N/A         90%         8/2/2005
277                2     Hillcrest MHC and Colonial Estates MHC                 N/A        100%         7/1/2005
278                2     Riggs Place                                            1996       100%         5/23/2005
279                2     Arbordale Apartments                                   2003        91%         6/1/2005
280                1     Rolling Acres MHP                                      2000        80%         3/29/2005

                                                                             --------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                         1998        95%
                                                                             ======================================

MAXIMUM:                                                                        2005       100%
MINIMUM:                                                                        1976        53%

                                                                                                      MOST
                  LOAN                                                                               RECENT
 #     CROSSED   GROUP   PROPERTY NAME                                       APPRAISED VALUE           NOI
 -     -------   -----   -------------                                       ---------------           ---
231                2     Canyon View MHC                                     $     2,800,000           $264,871
232                1     The Glass House Cooperative, Inc.                        32,840,000                N/A
233                1     Kerr Drug - Franklinton                                   2,650,000                N/A
234                1     1850 SW 8th Street                                        4,000,000            405,916
235                1     Empire State Lofts Limited                               37,500,000                N/A
236                1     Greenwich Corp.                                          17,800,000                N/A
237                1     Lochaven MHC                                              7,000,000            550,111
238                1     Kerr Drug - St. Pauls                                     2,600,000                N/A
239                2     Camac Street                                              2,275,000            157,012
240                2     Kensington Apartments                                     2,270,000            150,950
241                2     32-52 41st Street                                         2,400,000            192,438
242                1     Kerr- 407 West Main St.                                   2,500,000                N/A
243                1     67 Owners Ltd.                                           41,180,000                N/A
244                1     235 East Broad Street                                     2,800,000            240,346
245                1     Fowler Court Tenants Inc.                                46,850,000                N/A
246                1     Bluestem Plaza                                            2,380,000            165,947
247                1     Kerr Drug - Johns Island                                  2,350,000                N/A
248                2     Bluebird Apartments                                       2,077,000            157,980
249                1     Barnes Shops                                              2,200,000            156,252
250a               2     West Oak Apartments                                       1,180,000            109,212
250b               2     Live Oak                                                    855,000             65,227
251                1     2929 SW 3rd Avenue                                        2,500,000            216,190
252                1     Seven Juliustown                                          2,000,000            130,156
253                1     Kerr Drug - Summerville                                   2,180,000                N/A
254                1     Orange Shopping Center                                    2,050,000            155,445
255                2     Meriwether Apartments                                     2,000,000            129,475
256                1     Dothan South Plaza                                        2,200,000            207,942
257                2     Parkview Village Townhomes                                1,875,000            173,991
258                2     Elizabeth Street MHP                                      1,900,000            144,392
259                1     Kerr Drug - Maxton                                        1,900,000                N/A
260                1     Mountain View                                             1,740,000            141,435
261                1     Meadowbrook Square                                        1,900,000            179,805
262                2     Quail Oaks Apartments                                     1,700,000            133,386
263                1     Northwest Crossing                                        1,580,000                N/A
264                2     Trade Winds MHC                                           1,600,000            100,183
265                2     Irvington Town House                                      1,500,000            131,000
266                1     Hanover Plaza                                             1,500,000            130,847
267                1     Palm Court Retail                                         2,300,000            238,521
268                2     Oakbrook Apartments                                       2,800,000            193,283
269                1     Walgreens - Armitage                                      1,500,000            109,560
270                1     258 3rd avenue                                            2,100,000            114,649
271                1     Jacksonville Plaza                                        1,760,000            157,048
272                1     143 East Broad Street                                     2,300,000            179,630
273                2     Village Inn Apartments                                    1,480,000            141,796
274                1     Whitney & Capitol Avenue                                  1,330,000            150,227
275                1     Albertsons Downey                                         1,420,000                N/A
276                1     Northgate MHP                                             1,300,000            101,629
277                2     Hillcrest MHC and Colonial Estates MHC                    1,150,000             83,799
278                2     Riggs Place                                               2,000,000            141,755
279                2     Arbordale Apartments                                      2,265,000            196,930
280                1     Rolling Acres MHP                                         1,000,000             67,983

                                                                             ----------------------------------
TOTAL/WEIGHTED AVERAGE:                                                      $ 5,637,402,000      $ 242,942,582
                                                                             ==================================

MAXIMUM:                                                                     $   705,000,000      $  20,832,201
MINIMUM:                                                                     $       600,000             $9,529

                  LOAN
 #     CROSSED   GROUP   PROPERTY NAME                                           U/W NOI           U/W NCF (2)
 -     -------   -----   -------------                                           -------           -----------
231                2     Canyon View MHC                                     $       232,760      $     225,010
232                1     The Glass House Cooperative, Inc.                         1,256,097          1,256,097
233                1     Kerr Drug - Franklinton                                     215,076            199,774
234                1     1850 SW 8th Street                                          315,652            270,948
235                1     Empire State Lofts Limited                                1,130,755          1,130,755
236                1     Greenwich Corp.                                             613,115            613,115
237                1     Lochaven MHC                                                496,923            488,723
238                1     Kerr Drug - St. Pauls                                       210,998            196,293
239                2     Camac Street                                                155,229            148,229
240                2     Kensington Apartments                                       169,625            157,625
241                2     32-52 41st Street                                           159,573            154,573
242                1     Kerr- 407 West Main St.                                     199,459            191,086
243                1     67 Owners Ltd.                                            1,903,920          1,903,920
244                1     235 East Broad Street                                       206,313            196,780
245                1     Fowler Court Tenants Inc.                                 1,349,004          1,349,004
246                1     Bluestem Plaza                                              164,528            150,847
247                1     Kerr Drug - Johns Island                                    187,663            173,569
248                2     Bluebird Apartments                                         164,276            142,462
249                1     Barnes Shops                                                174,783            163,021
250a               2     West Oak Apartments                                          95,227             86,227
250b               2     Live Oak                                                     67,758             61,258
251                1     2929 SW 3rd Avenue                                          179,583            150,095
252                1     Seven Juliustown                                            149,643            135,304
253                1     Kerr Drug - Summerville                                     177,036            163,277
254                1     Orange Shopping Center                                      201,426            183,717
255                2     Meriwether Apartments                                       127,292            122,292
256                1     Dothan South Plaza                                          182,235            169,582
257                2     Parkview Village Townhomes                                  168,656            152,576
258                2     Elizabeth Street MHP                                        132,223            128,823
259                1     Kerr Drug - Maxton                                          152,858            139,981
260                1     Mountain View                                               136,723            132,523
261                1     Meadowbrook Square                                          157,169            138,518
262                2     Quail Oaks Apartments                                       131,122            121,132
263                1     Northwest Crossing                                          112,355            105,443
264                2     Trade Winds MHC                                             116,212            115,112
265                2     Irvington Town House                                        114,688            110,188
266                1     Hanover Plaza                                               134,097            123,375
267                1     Palm Court Retail                                           212,835            171,243
268                2     Oakbrook Apartments                                         208,269            174,516
269                1     Walgreens - Armitage                                        101,603             93,728
270                1     258 3rd avenue                                              102,126             99,827
271                1     Jacksonville Plaza                                          135,042            116,285
272                1     143 East Broad Street                                       171,559            165,604
273                2     Village Inn Apartments                                      129,269            118,519
274                1     Whitney & Capitol Avenue                                    109,400            103,900
275                1     Albertsons Downey                                           133,338            128,618
276                1     Northgate MHP                                                99,660             96,110
277                2     Hillcrest MHC and Colonial Estates MHC                       90,072             88,672
278                2     Riggs Place                                                 114,640            109,640
279                2     Arbordale Apartments                                        217,644            198,144
280                1     Rolling Acres MHP                                            79,856             76,356

                                                                             ----------------------------------
TOTAL/WEIGHTED AVERAGE:                                                      $   344,928,116      $ 322,952,727
                                                                             ==================================

MAXIMUM:                                                                     $    36,221,568      $  35,033,578
MINIMUM:                                                                     $        33,522      $      33,522

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STATEN (PARK HILL II), STATEN (PARK HILL I), AND STATEN (ST. GEORGE'S) ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY INDEPENDENCE VILLAGE - PEORIA AND INDEPENDENCE VILLAGE - WINSTON SALEM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY EL DORADO MHP AND EL DORADO WEST MHP ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTHERN TRUST BANKING BUILDING, COLDWELL BANKER BUILDING, AND BANK UNITED BUILDING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY BANK BLOCK CENTER, WINDSOR ARMS APARTMENTS, AND GRANDVIEW AVENUE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(F) THE UNDERLYING MORTGAGE LOANS SECURED BY ST. CHARLES BUILDING NO. 550 AND ST. CHARLES BUILDING NO. 558 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S & TI'S AND UNDERWRITTEN FF&E.
(3)  82,600 SQUARE FOOTAGE INCLUDES GROUND LEASE TO MERVYN'S.
(4) WITH RESPECT TO THE SOUTHWEST COMMONS MORTGAGE LOAN, THE APPRAISED VALUE, THE CORRESPONDING APPRAISAL AS-OF DATE, THE LOAN TO VALUE RATIO, AND THE BALLOON LOAN TO VALUE RATIO ARE ALL BASED ON THE STABILIZED VALUE DATE OF 11/1/2005. THE APPRAISER'S "AS-IS" VALUE OF THE RELATED MORTGAGE PROPERTY IS $55,170,000. THE PROPERTY IS 95% LEASED AND WAS UNDERWRITTEN AT A 93.3% OCCUPANCY RATE.
(5)  INCLUDES AN ADDITIONAL 1,525 SQ. FT OF RETAIL SPACE.
(6)  INCLUDES AN ADDITIONAL 5,850 SQ. FT OF RETAIL SPACE.
(7)  INCLUDES AN ADDITIONAL 3,200 SQ. FT OF RETAIL SPACE.
(8) THE TOTAL SQUARE FOOTAGE OF 52,443 FEET INCLUDES GROUND LEASE TO ALBERTSON'S INC.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                        ORIGINAL       CUT-OFF DATE
               LOAN                                                                    PRINCIPAL        PRINCIPAL
 #   CROSSED  GROUP  LOAN NAME                                                          BALANCE        BALANCE (1)
 -   -------  -----  ---------                                                          -------        -----------
 1              1    375 Park Avenue                                                $   273,800,000  $   273,800,000(7)
 2              1    St. Johns Town Center                                              170,000,000      170,000,000
 3              1    Del Monte Center                                                    82,300,000       82,300,000
 4              1    Palmer Center                                                       79,580,000       79,580,000
 5              1    120 Wall Street                                                     70,000,000       70,000,000
 6              1    The Palisades                                                       65,000,000       65,000,000
 7              1    Silver Portfolio-Kimco                                              65,000,000       64,933,333
 8              1    Frenchman's Reef & Morning Star                                     62,500,000       62,500,000
 9              1    Gallery at South Dekalb                                             55,000,000       55,000,000
 10             1    Weston Town Center                                                  45,400,000       45,400,000
 11             1    Valley Forge Office Center                                          44,000,000       44,000,000
 12             1    Southwest Commons                                                   43,100,000       43,100,000
 13             1    Centergy Office                                                     42,000,000       42,000,000
 14             1    Black Canyon & Red Mountain Office Buildings                        40,000,000       40,000,000
 15    (A)      2    Staten (Park Hill II)                                               13,730,000       13,664,547
 16    (A)      2    Staten (Park Hill I)                                                13,660,000       13,594,880
 17    (A)      2    Staten (St. George's)                                               12,610,000       12,549,886
 18             1    Broadway Office Portfolio                                           35,200,000       35,200,000
 19             1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North       35,000,000       35,000,000
 20             2    Clearwater Creek Apartments                                         34,000,000       34,000,000
 21             1    Northland Center Mall                                               31,000,000       31,000,000
 22             1    Palmer Plaza                                                        31,000,000       31,000,000
 23             2    Kings Village Corp.                                                 29,000,000       28,941,151
 24             1    The Terraces Shopping Center                                        24,000,000       24,000,000
 25             2    Saddle Creek Apartments                                             23,500,000       23,500,000
 26             2    Bexley at Spring Farm                                               22,500,000       22,500,000
 27             2    Signature Park Apartments                                           21,650,000       21,650,000
 28             2    Ventana Apartments                                                  21,600,000       21,600,000
 29             1    Marlton Square                                                      21,600,000       21,530,302
 30             2    York Creek Apartments                                               20,522,000       20,477,620
 31             1    MK Plaza                                                            20,000,000       20,000,000
 32             1    Hotel Valencia Riverwalk                                            20,000,000       20,000,000
 33             1    The Pittsfield Building                                             20,000,000       19,941,230
 34             2    The Shores Apartments                                               18,600,000       18,600,000
 35             1    Davis Ford Crossing                                                 18,500,000       18,500,000
 36             1    743 5th Avenue                                                      18,000,000       18,000,000
 37             2    CALPERS - Parkside Apartments                                       18,000,000       18,000,000
 38    (B)      1    Independence Village - Peoria                                       10,250,000       10,204,714
 39    (B)      1    Independence Village - Winston Salem                                 7,400,000        7,367,305
 40             1    Centurion                                                           17,117,425       17,117,425
 41             1    Chesapeake Park Plaza                                               17,000,000       17,000,000
 42             2    Polo Club                                                           16,600,000       16,600,000
 43             2    Timber Oaks Apartments                                              16,400,000       16,400,000
 44             1    Portland Square Hotel                                               15,000,000       15,000,000
 45             1    Cedar Run Apartments                                                14,500,000       14,379,306
 46             1    Mountain Village Plaza                                              14,300,000       14,300,000
 47             2    Old Mill Apartments                                                 14,000,000       14,000,000
 48             1    8415 & 8425 Progress Drive                                          13,760,000       13,709,120
 49             1    Hilton Suites Anaheim                                               13,700,000       13,700,000
 50             1    All Aboard - Menlo Park & Wilmington                                13,226,000       13,213,076
 51             1    Welsh Industrial Portfolio                                          13,000,000       13,000,000
 52             1    Albemarle Pointe Center                                             13,000,000       13,000,000
 53             2    Leafstone Apartments                                                12,900,000       12,900,000
 54             1    Peckham Square                                                      12,875,000       12,875,000
 55             1    Port St. Lucie Towncenter                                           12,700,000       12,661,312
 56             2    The Ashford at Stone Ridge                                          12,650,000       12,650,000
 57             1    Residence Inn Norfolk Airport                                       12,750,000       12,636,216
 58             1    Waterways Shoppes of Weston II                                      12,080,000       12,080,000
 59             1    Plaza at Williams Centre                                            12,000,000       11,940,481
 60             1    Covington Plaza                                                     11,880,000       11,880,000
 61             1    River Place Apartments                                              11,700,000       11,700,000
 62             1    La Habra Business Center and Tuff Guy Storage                       11,500,000       11,500,000
 63             1    Waterways Shoppes of Weston                                         11,410,000       11,410,000
 64             1    Torrance Crossroads                                                 11,400,000       11,375,295
 65             1    Topanga Portfolio                                                   11,298,000       11,262,337
 66             1    Lincoln View Plaza                                                  11,000,000       11,000,000
 67             1    10 West 66th Street Corporation                                     11,000,000       10,930,643
 68             1    Atrium Office Park                                                  10,700,000       10,665,170
 69             1    Princessa Plaza                                                     10,600,000       10,600,000
 70             1    Brennan Station Shopping Center                                     10,500,000       10,484,971
 71             1    Wappingers Shopping Center                                          10,350,000       10,350,000
 72             2    Grande Apartments                                                   10,300,000       10,300,000
 73             1    Yorba Linda Self Storage                                            10,000,000       10,000,000
 74             1    Rendina - Southpointe Medical Center                                10,000,000        9,965,789
 75             2    Woodlands at Statesboro Apartments                                   9,600,000        9,567,926
 76             1    Wall St Plaza                                                        9,500,000        9,479,369
 77             1    Sierra Town Center                                                   9,200,000        9,200,000
 78             1    ISE Buildings                                                        9,200,000        9,166,541
 79             1    Valencia Oaks Office                                                 9,000,000        9,000,000
 80             1    Riverside Plaza                                                      8,900,000        8,900,000
 81             1    Murphy Canyon Office Building                                        8,900,000        8,900,000
 82             2    Riverside Apartments                                                 8,750,000        8,750,000
 83             1    Fountain Plaza                                                       8,650,000        8,650,000
 84             1    Residence Inn - Franklin                                             8,500,000        8,450,334
 85             1    901 North Pitt                                                       8,400,000        8,400,000
 86             1    Country Club Plaza                                                   8,150,000        8,150,000
 87             2    Country Manor Apts.                                                  8,000,000        8,000,000
 88             2    Lofts at Canal Walk Phase II                                         8,000,000        7,982,183
 89             1    96 Morton Street                                                     8,000,000        7,973,098
 90             1    Residence Inn by Marriott - Novi                                     8,000,000        7,953,503
 91             1    Las Cruces - NM                                                      7,850,000        7,850,000
 92             2    Grayson Falls Apartments                                             7,750,000        7,718,557
 93             1    Residence Inn by Marriott - Weston                                   7,600,000        7,600,000
 94             1    Main Place Shopping Center                                           7,600,000        7,576,379
 95             2    39-60 54th Street Owners, Inc.                                       7,500,000        7,490,039
 96             1    Hudson Manor Terrace Corp.                                           7,500,000        7,470,867
 97             1    Randall Road Retail Center                                           7,500,000        7,470,803
 98             1    Hampton Inn Mystic                                                   7,500,000        7,458,310
 99             1    East Aurora Portfolio                                                7,400,000        7,377,238
100             1    Northside Square                                                     7,200,000        7,142,142
101             1    Villa Del Sol MHC                                                    7,125,000        7,125,000
102    (C)      2    El Dorado MHP                                                        4,200,000        4,200,000
103    (C)      2    El Dorado West MHP                                                   2,923,000        2,923,000
104             2    Harris Hill Apartments                                               7,120,000        7,120,000
105             1    Hampton Inn & Suites Tallahassee                                     7,100,000        7,030,418
106    (D)      1    Northern Trust Bank Building                                         3,100,000        3,100,000
107    (D)      1    Coldwell Banker Building                                             2,425,000        2,425,000
108    (D)      1    Bank United Building                                                 1,475,000        1,475,000
109             1    All Aboard - Sunnyvale                                               7,003,000        6,988,331
110             1    White Oak Professional Center                                        6,850,000        6,843,306
111             1    Edinburg Regional Medical Plaza I                                    6,500,000        6,486,150

                                                                                    PERCENTAGE OF   ORIGINATION      REMAINING
                                                                                     INITIAL NET    AMORTIZATION   AMORTIZATION
               LOAN                                                                    MORTGAGE         TERM           TERM
 #   CROSSED  GROUP  LOAN NAME                                                       POOL BALANCE   (MONTHS) (2)  (MONTHS)(1)(2)
 -   -------  -----  ---------                                                       ------------   ------------  --------------
 1              1    375 Park Avenue                                                     9.4%           360             360
 2              1    St. Johns Town Center                                               5.9%           360             360
 3              1    Del Monte Center                                                    2.8%      Interest Only   Interest Only
 4              1    Palmer Center                                                       2.7%           360             360
 5              1    120 Wall Street                                                     2.4%      Interest Only   Interest Only
 6              1    The Palisades                                                       2.2%           360             360
 7              1    Silver Portfolio-Kimco                                              2.2%           360             358
 8              1    Frenchman's Reef & Morning Star                                     2.2%           360             360
 9              1    Gallery at South Dekalb                                             1.9%           300             300
 10             1    Weston Town Center                                                  1.6%      Interest Only   Interest Only
 11             1    Valley Forge Office Center                                          1.5%      Interest Only   Interest Only
 12             1    Southwest Commons                                                   1.5%           360             360
 13             1    Centergy Office                                                     1.4%           360             360
 14             1    Black Canyon & Red Mountain Office Buildings                        1.4%           360             360
 15    (A)      2    Staten (Park Hill II)                                               0.5%           360             355
 16    (A)      2    Staten (Park Hill I)                                                0.5%           360             355
 17    (A)      2    Staten (St. George's)                                               0.4%           360             355
 18             1    Broadway Office Portfolio                                           1.2%           360             360
 19             1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North       1.2%           300             300
 20             2    Clearwater Creek Apartments                                         1.2%           360             360
 21             1    Northland Center Mall                                               1.1%           360             360
 22             1    Palmer Plaza                                                        1.1%           360             360
 23             2    Kings Village Corp.                                                 1.0%           480             476
 24             1    The Terraces Shopping Center                                        0.8%           360             360
 25             2    Saddle Creek Apartments                                             0.8%           360             360
 26             2    Bexley at Spring Farm                                               0.8%           360             360
 27             2    Signature Park Apartments                                           0.7%           360             360
 28             2    Ventana Apartments                                                  0.7%           360             360
 29             1    Marlton Square                                                      0.7%           360             357
 30             2    York Creek Apartments                                               0.7%           360             358
 31             1    MK Plaza                                                            0.7%           360             360
 32             1    Hotel Valencia Riverwalk                                            0.7%           360             360
 33             1    The Pittsfield Building                                             0.7%           360             357
 34             2    The Shores Apartments                                               0.6%           360             360
 35             1    Davis Ford Crossing                                                 0.6%           360             360
 36             1    743 5th Avenue                                                      0.6%           360             360
 37             2    CALPERS - Parkside Apartments                                       0.6%      Interest Only   Interest Only
 38    (B)      1    Independence Village - Peoria                                       0.4%           300             297
 39    (B)      1    Independence Village - Winston Salem                                0.3%           300             297
 40             1    Centurion                                                           0.6%      Interest Only   Interest Only
 41             1    Chesapeake Park Plaza                                               0.6%           360             360
 42             2    Polo Club                                                           0.6%           360             360
 43             2    Timber Oaks Apartments                                              0.6%           360             360
 44             1    Portland Square Hotel                                               0.5%           300             300
 45             1    Cedar Run Apartments                                                0.5%           360             352
 46             1    Mountain Village Plaza                                              0.5%           360             360
 47             2    Old Mill Apartments                                                 0.5%           360             360
 48             1    8415 & 8425 Progress Drive                                          0.5%           360             356
 49             1    Hilton Suites Anaheim                                               0.5%           300             300
 50             1    All Aboard - Menlo Park & Wilmington                                0.5%           360             359
 51             1    Welsh Industrial Portfolio                                          0.4%           360             360
 52             1    Albemarle Pointe Center                                             0.4%           360             360
 53             2    Leafstone Apartments                                                0.4%           360             360
 54             1    Peckham Square                                                      0.4%           360             360
 55             1    Port St. Lucie Towncenter                                           0.4%           360             357
 56             2    The Ashford at Stone Ridge                                          0.4%           360             360
 57             1    Residence Inn Norfolk Airport                                       0.4%           240             236
 58             1    Waterways Shoppes of Weston II                                      0.4%           360             360
 59             1    Plaza at Williams Centre                                            0.4%           300             297
 60             1    Covington Plaza                                                     0.4%           360             360
 61             1    River Place Apartments                                              0.4%           360             360
 62             1    La Habra Business Center and Tuff Guy Storage                       0.4%           360             360
 63             1    Waterways Shoppes of Weston                                         0.4%           360             360
 64             1    Torrance Crossroads                                                 0.4%           360             358
 65             1    Topanga Portfolio                                                   0.4%           360             357
 66             1    Lincoln View Plaza                                                  0.4%           360             360
 67             1    10 West 66th Street Corporation                                     0.4%           360             354
 68             1    Atrium Office Park                                                  0.4%           360             357
 69             1    Princessa Plaza                                                     0.4%           355             355
 70             1    Brennan Station Shopping Center                                     0.4%           300             299
 71             1    Wappingers Shopping Center                                          0.4%           360             360
 72             2    Grande Apartments                                                   0.4%           324             324
 73             1    Yorba Linda Self Storage                                            0.3%           360             360
 74             1    Rendina - Southpointe Medical Center                                0.3%           360             357
 75             2    Woodlands at Statesboro Apartments                                  0.3%           360             357
 76             1    Wall St Plaza                                                       0.3%           360             358
 77             1    Sierra Town Center                                                  0.3%           360             360
 78             1    ISE Buildings                                                       0.3%           360             356
 79             1    Valencia Oaks Office                                                0.3%           360             360
 80             1    Riverside Plaza                                                     0.3%           360             360
 81             1    Murphy Canyon Office Building                                       0.3%      Interest Only   Interest Only
 82             2    Riverside Apartments                                                0.3%           360             360
 83             1    Fountain Plaza                                                      0.3%           360             360
 84             1    Residence Inn - Franklin                                            0.3%           300             296
 85             1    901 North Pitt                                                      0.3%           360             360
 86             1    Country Club Plaza                                                  0.3%           360             360
 87             2    Country Manor Apts.                                                 0.3%           360             360
 88             2    Lofts at Canal Walk Phase II                                        0.3%           360             358
 89             1    96 Morton Street                                                    0.3%           360             357
 90             1    Residence Inn by Marriott - Novi                                    0.3%           300             296
 91             1    Las Cruces - NM                                                     0.3%           360             360
 92             2    Grayson Falls Apartments                                            0.3%           360             356
 93             1    Residence Inn by Marriott - Weston                                  0.3%           300             300
 94             1    Main Place Shopping Center                                          0.3%           360             357
 95             2    39-60 54th Street Owners, Inc.                                      0.3%           480             477
 96             1    Hudson Manor Terrace Corp.                                          0.3%           480             473
 97             1    Randall Road Retail Center                                          0.3%           360             356
 98             1    Hampton Inn Mystic                                                  0.3%           300             296
 99             1    East Aurora Portfolio                                               0.3%           300             298
100             1    Northside Square                                                    0.2%           360             352
101             1    Villa Del Sol MHC                                                   0.2%           360             360
102    (C)      2    El Dorado MHP                                                       0.1%           360             360
103    (C)      2    El Dorado West MHP                                                  0.1%           360             360
104             2    Harris Hill Apartments                                              0.2%           360             360
105             1    Hampton Inn & Suites Tallahassee                                    0.2%           300             293
106    (D)      1    Northern Trust Bank Building                                        0.1%           360             360
107    (D)      1    Coldwell Banker Building                                            0.1%           360             360
108    (D)      1    Bank United Building                                                0.1%           360             360
109             1    All Aboard - Sunnyvale                                              0.2%           360             358
110             1    White Oak Professional Center                                       0.2%           360             359
111             1    Edinburg Regional Medical Plaza I                                   0.2%           360             358

                                                                                                                     INITIAL
                                                                                      ORIGINAL        REMAINING     INTEREST
                                                                                       TERM TO         TERM TO        ONLY
               LOAN                                                                   MATURITY        MATURITY       PERIOD
 #   CROSSED  GROUP  LOAN NAME                                                      (MONTHS) (2)  (MONTHS) (1) (2)  (MONTHS)
 -   -------  -----  ---------                                                      ------------  ----------------  --------
 1              1    375 Park Avenue                                                     120             117            36
 2              1    St. Johns Town Center                                               119             112            60
 3              1    Del Monte Center                                                    120             116           120
 4              1    Palmer Center                                                       120             117            60
 5              1    120 Wall Street                                                      84              83            84
 6              1    The Palisades                                                       119             110            24
 7              1    Silver Portfolio-Kimco                                              120             118
 8              1    Frenchman's Reef & Morning Star                                     120             117            36
 9              1    Gallery at South Dekalb                                             121             116            24
 10             1    Weston Town Center                                                  118             115           118
 11             1    Valley Forge Office Center                                           60              58            60
 12             1    Southwest Commons                                                   120             118            60
 13             1    Centergy Office                                                     120             109            24
 14             1    Black Canyon & Red Mountain Office Buildings                         95              92            60
 15    (A)      2    Staten (Park Hill II)                                               120             115
 16    (A)      2    Staten (Park Hill I)                                                120             115
 17    (A)      2    Staten (St. George's)                                               120             115
 18             1    Broadway Office Portfolio                                           120             117            36
 19             1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North       120             118            24
 20             2    Clearwater Creek Apartments                                         121             118            60
 21             1    Northland Center Mall                                               121             115            12
 22             1    Palmer Plaza                                                        120             118            60
 23             2    Kings Village Corp.                                                 180             176
 24             1    The Terraces Shopping Center                                        120             117            48
 25             2    Saddle Creek Apartments                                             120             118            60
 26             2    Bexley at Spring Farm                                               120             116            60
 27             2    Signature Park Apartments                                           121             118            60
 28             2    Ventana Apartments                                                  120             118            60
 29             1    Marlton Square                                                      120             117
 30             2    York Creek Apartments                                               120             118
 31             1    MK Plaza                                                             60              59            36
 32             1    Hotel Valencia Riverwalk                                            120             120            24
 33             1    The Pittsfield Building                                             120             117
 34             2    The Shores Apartments                                                96              85            36
 35             1    Davis Ford Crossing                                                 120             117            24
 36             1    743 5th Avenue                                                      120             119            36
 37             2    CALPERS - Parkside Apartments                                       120             119           120
 38    (B)      1    Independence Village - Peoria                                       121             118
 39    (B)      1    Independence Village - Winston Salem                                121             118
 40             1    Centurion                                                            84              79            84
 41             1    Chesapeake Park Plaza                                                84              80            48
 42             2    Polo Club                                                           120             120            36
 43             2    Timber Oaks Apartments                                               60              59             1
 44             1    Portland Square Hotel                                               120             118            24
 45             1    Cedar Run Apartments                                                120             112
 46             1    Mountain Village Plaza                                              120             116            60
 47             2    Old Mill Apartments                                                 120             116            24
 48             1    8415 & 8425 Progress Drive                                          180             176
 49             1    Hilton Suites Anaheim                                                60              56            24
 50             1    All Aboard - Menlo Park & Wilmington                                120             119
 51             1    Welsh Industrial Portfolio                                          120             117            60
 52             1    Albemarle Pointe Center                                             120             119            60
 53             2    Leafstone Apartments                                                120             117            36
 54             1    Peckham Square                                                      120             118            12
 55             1    Port St. Lucie Towncenter                                           121             118
 56             2    The Ashford at Stone Ridge                                           60              59            12
 57             1    Residence Inn Norfolk Airport                                        60              56
 58             1    Waterways Shoppes of Weston II                                      118             115            60
 59             1    Plaza at Williams Centre                                            120             117
 60             1    Covington Plaza                                                     120             117            23
 61             1    River Place Apartments                                              120             119            60
 62             1    La Habra Business Center and Tuff Guy Storage                       120             119            24
 63             1    Waterways Shoppes of Weston                                         118             115            60
 64             1    Torrance Crossroads                                                 120             118
 65             1    Topanga Portfolio                                                   120             117
 66             1    Lincoln View Plaza                                                  120             116            24
 67             1    10 West 66th Street Corporation                                     120             114
 68             1    Atrium Office Park                                                  120             117
 69             1    Princessa Plaza                                                     120             117            24
 70             1    Brennan Station Shopping Center                                     120             119
 71             1    Wappingers Shopping Center                                          119             116            36
 72             2    Grande Apartments                                                    84              75            24
 73             1    Yorba Linda Self Storage                                            120             118            24
 74             1    Rendina - Southpointe Medical Center                                120             117
 75             2    Woodlands at Statesboro Apartments                                  119             116
 76             1    Wall St Plaza                                                       120             118
 77             1    Sierra Town Center                                                  120             118            36
 78             1    ISE Buildings                                                       120             116
 79             1    Valencia Oaks Office                                                120             116            36
 80             1    Riverside Plaza                                                     120             117            36
 81             1    Murphy Canyon Office Building                                        60              57            60
 82             2    Riverside Apartments                                                120             117            24
 83             1    Fountain Plaza                                                      121             117            36
 84             1    Residence Inn - Franklin                                             66              62
 85             1    901 North Pitt                                                      120             118            24
 86             1    Country Club Plaza                                                  120             117            36
 87             2    Country Manor Apts.                                                 121             118            24
 88             2    Lofts at Canal Walk Phase II                                        120             118
 89             1    96 Morton Street                                                    121             118
 90             1    Residence Inn by Marriott - Novi                                    120             116
 91             1    Las Cruces - NM                                                     118             116            58
 92             2    Grayson Falls Apartments                                             60              56
 93             1    Residence Inn by Marriott - Weston                                  120             114            12
 94             1    Main Place Shopping Center                                          120             117
 95             2    39-60 54th Street Owners, Inc.                                      120             117
 96             1    Hudson Manor Terrace Corp.                                          180             173
 97             1    Randall Road Retail Center                                          119             115
 98             1    Hampton Inn Mystic                                                  120             116
 99             1    East Aurora Portfolio                                               119             117
100             1    Northside Square                                                    121             113
101             1    Villa Del Sol MHC                                                   120             118            60
102    (C)      2    El Dorado MHP                                                       120             116            24
103    (C)      2    El Dorado West MHP                                                  120             117            24
104             2    Harris Hill Apartments                                              120             115            36
105             1    Hampton Inn & Suites Tallahassee                                    120             113
106    (D)      1    Northern Trust Bank Building                                        118             115            60
107    (D)      1    Coldwell Banker Building                                            118             115            60
108    (D)      1    Bank United Building                                                118             115            60
109             1    All Aboard - Sunnyvale                                              120             118
110             1    White Oak Professional Center                                       120             119
111             1    Edinburg Regional Medical Plaza I                                   120             118

                                                                                    MORTGAGE                       FIRST
               LOAN                                                                 INTEREST    MONTHLY           PAYMENT
 #   CROSSED  GROUP  LOAN NAME                                                        RATE    PAYMENT (3)          DATE
 -   -------  -----  ---------                                                        ----    -----------          ----
 1              1    375 Park Avenue                                                 4.7443%  $  1,365,720       9/11/2005
 2              1    St. Johns Town Center                                           5.0590%       918,736       5/11/2005
 3              1    Del Monte Center                                                4.9256%       342,506       8/8/2005
 4              1    Palmer Center                                                   5.0800%       431,102       9/1/2005
 5              1    120 Wall Street                                                 4.9000%       289,803       11/1/2005
 6              1    The Palisades                                                   5.2500%       358,932       3/11/2005
 7              1    Silver Portfolio-Kimco                                          4.9400%       334,292(8)    10/1/2005
 8              1    Frenchman's Reef & Morning Star                                 5.4400%       352,519       9/11/2005
 9              1    Gallery at South Dekalb                                         5.2700%       330,236       7/11/2005
 10             1    Weston Town Center                                              4.9820%       191,104       9/11/2005
 11             1    Valley Forge Office Center                                      5.4300%       201,865       10/1/2005
 12             1    Southwest Commons                                               4.9400%       229,792       10/1/2005
 13             1    Centergy Office                                                 5.5400%       239,527       1/1/2005
 14             1    Black Canyon & Red Mountain Office Buildings                    5.3500%       223,365       9/11/2005
 15    (A)      2    Staten (Park Hill II)                                           5.7700%        80,299       7/11/2005
 16    (A)      2    Staten (Park Hill I)                                            5.7700%        79,890       7/11/2005
 17    (A)      2    Staten (St. George's)                                           5.7700%        73,749       7/11/2005
 18             1    Broadway Office Portfolio                                       4.9800%       188,531       9/1/2005
 19             1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North   5.5300%       215,558       10/1/2005
 20             2    Clearwater Creek Apartments                                     5.1900%       186,488       9/11/2005
 21             1    Northland Center Mall                                           5.7000%       179,924       6/11/2005
 22             1    Palmer Plaza                                                    5.1800%       169,842      10/11/2005
 23             2    Kings Village Corp.                                             5.5500%       152,089       8/1/2005
 24             1    The Terraces Shopping Center                                    5.1100%       130,455       9/11/2005
 25             2    Saddle Creek Apartments                                         5.1100%       127,738       10/1/2005
 26             2    Bexley at Spring Farm                                           5.7100%       130,733       8/11/2005
 27             2    Signature Park Apartments                                       5.1900%       118,749       9/11/2005
 28             2    Ventana Apartments                                              5.0300%       116,350(10)   10/1/2005
 29             1    Marlton Square                                                  5.1600%       118,075       9/1/2005
 30             2    York Creek Apartments                                           5.2300%       113,069       10/1/2005
 31             1    MK Plaza                                                        4.7500%       104,329       11/1/2005
 32             1    Hotel Valencia Riverwalk                                        5.3800%       112,057       12/1/2005
 33             1    The Pittsfield Building                                         5.5800%       114,564       9/11/2005
 34             2    The Shores Apartments                                           5.3500%       103,865       1/11/2005
 35             1    Davis Ford Crossing                                             4.9100%        98,297       9/11/2005
 36             1    743 5th Avenue                                                  5.4000%        99,749(11)  11/11/2005
 37             2    CALPERS - Parkside Apartments                                   5.1500%        78,323      11/11/2005
 38    (B)      1    Independence Village - Peoria                                   5.4600%        62,699       9/1/2005
 39    (B)      1    Independence Village - Winston Salem                            5.4600%        45,266       9/1/2005
 40             1    Centurion                                                       4.9300%        71,301       7/11/2005
 41             1    Chesapeake Park Plaza                                           5.2800%        94,191       8/11/2005
 42             2    Polo Club                                                       5.3800%        93,007       12/1/2005
 43             2    Timber Oaks Apartments                                          5.2800%        90,866       11/1/2005
 44             1    Portland Square Hotel                                           5.9200%        95,913      10/11/2005
 45             1    Cedar Run Apartments                                            5.3900%        81,331       4/1/2005
 46             1    Mountain Village Plaza                                          5.0400%        77,115       8/11/2005
 47             2    Old Mill Apartments                                             5.2500%        77,309       8/11/2005
 48             1    8415 & 8425 Progress Drive                                      5.7800%        80,562       8/11/2005
 49             1    Hilton Suites Anaheim                                           5.4100%        83,395       8/1/2005
 50             1    All Aboard - Menlo Park & Wilmington                            5.3500%        73,856       11/1/2005
 51             1    Welsh Industrial Portfolio                                      5.2200%        71,545       9/1/2005
 52             1    Albemarle Pointe Center                                         5.3500%        72,594       11/1/2005
 53             2    Leafstone Apartments                                            5.2500%        71,234       9/1/2005
 54             1    Peckham Square                                                  5.2500%        71,096       10/1/2005
 55             1    Port St. Lucie Towncenter                                       5.4200%        71,473       9/11/2005
 56             2    The Ashford at Stone Ridge                                      5.3100%        70,325       11/1/2005
 57             1    Residence Inn Norfolk Airport                                   5.3800%        86,844       8/11/2005
 58             1    Waterways Shoppes of Weston II                                  5.0410%        65,151       9/11/2005
 59             1    Plaza at Williams Centre                                        4.7800%        68,621       9/1/2005
 60             1    Covington Plaza                                                 5.1800%        65,088       9/1/2005
 61             1    River Place Apartments                                          5.1900%        64,174       11/1/2005
 62             1    La Habra Business Center and Tuff Guy Storage                   5.3400%        64,146       11/1/2005
 63             1    Waterways Shoppes of Weston                                     5.0450%        61,566       9/11/2005
 64             1    Torrance Crossroads                                             5.2200%        62,740      10/11/2005
 65             1    Topanga Portfolio                                               5.2600%        62,458       9/1/2005
 66             1    Lincoln View Plaza                                              5.1000%        59,724       8/11/2005
 67             1    10 West 66th Street Corporation                                 5.5100%        63,055       6/1/2005
 68             1    Atrium Office Park                                              5.1200%        58,227       9/1/2005
 69             1    Princessa Plaza                                                 5.6800%        61,724       9/11/2005
 70             1    Brennan Station Shopping Center                                 5.4000%        63,854      11/11/2005
 71             1    Wappingers Shopping Center                                      5.1400%        56,450       9/11/2005
 72             2    Grande Apartments                                               5.5500%        61,407       3/1/2005
 73             1    Yorba Linda Self Storage                                        5.5700%        57,219       10/1/2005
 74             1    Rendina - Southpointe Medical Center                            4.8900%        53,012       9/1/2005
 75             2    Woodlands at Statesboro Apartments                              5.0000%        51,535       9/11/2005
 76             1    Wall St Plaza                                                   5.2100%        52,224      10/11/2005
 77             1    Sierra Town Center                                              5.2350%        50,717      10/11/2005
 78             1    ISE Buildings                                                   5.8500%        54,275       8/11/2005
 79             1    Valencia Oaks Office                                            5.1000%        48,865       8/11/2005
 80             1    Riverside Plaza                                                 5.0100%        47,832       9/1/2005
 81             1    Murphy Canyon Office Building                                   5.5200%        41,509       9/1/2005
 82             2    Riverside Apartments                                            4.7500%        45,644       9/11/2005
 83             1    Fountain Plaza                                                  5.1000%        46,965       8/11/2005
 84             1    Residence Inn - Franklin                                        5.4700%        52,045       8/1/2005
 85             1    901 North Pitt                                                  5.4400%        47,379       10/1/2005
 86             1    Country Club Plaza                                              5.1100%        44,301       9/1/2005
 87             2    Country Manor Apts.                                             5.3800%        44,823       9/11/2005
 88             2    Lofts at Canal Walk Phase II                                    5.0900%        43,387      10/11/2005
 89             1    96 Morton Street                                                4.9700%        42,799       9/11/2005
 90             1    Residence Inn by Marriott - Novi                                5.5000%        49,127       8/1/2005
 91             1    Las Cruces - NM                                                 5.2300%        43,251       10/1/2005
 92             2    Grayson Falls Apartments                                        5.3800%        43,422       8/11/2005
 93             1    Residence Inn by Marriott - Weston                              6.0000%        48,967(12)   6/1/2005
 94             1    Main Place Shopping Center                                      5.3300%        42,345       9/1/2005
 95             2    39-60 54th Street Owners, Inc.                                  5.6900%        39,657       9/1/2005
 96             1    Hudson Manor Terrace Corp.                                      5.4500%        38,814       5/1/2005
 97             1    Randall Road Retail Center                                      5.5600%        42,867       8/11/2005
 98             1    Hampton Inn Mystic                                              5.7500%        47,183       8/11/2005
 99             1    East Aurora Portfolio                                           5.2900%        44,519      10/11/2005
100             1    Northside Square                                                5.5500%        41,107       4/11/2005
101             1    Villa Del Sol MHC                                               5.3300%        39,698       10/1/2005
102    (C)      2    El Dorado MHP                                                   5.3500%        23,453       8/11/2005
103    (C)      2    El Dorado West MHP                                              5.2500%        16,141       9/11/2005
104             2    Harris Hill Apartments                                          5.2100%        39,141       7/11/2005
105             1    Hampton Inn & Suites Tallahassee                                5.8700%        45,183       5/11/2005
106    (D)      1    Northern Trust Bank Building                                    5.0000%        16,641       9/11/2005
107    (D)      1    Coldwell Banker Building                                        5.0000%        13,018       9/11/2005
108    (D)      1    Bank United Building                                            5.0000%         7,918       9/11/2005
109             1    All Aboard - Sunnyvale                                          5.3800%        39,237       10/1/2005
110             1    White Oak Professional Center                                   5.3500%        38,251       11/1/2005
111             1    Edinburg Regional Medical Plaza I                               5.3000%        36,095       10/1/2005

               LOAN                                                                  MATURITY               PREPAYMENT PROVISION
 #   CROSSED  GROUP  LOAN NAME                                                         DATE      ARD (4)    AS OF ORIGINATION (5)
 -   -------  -----  ---------                                                         ----      -------    ---------------------
 1              1    375 Park Avenue                                                 8/11/2015             Lock/116_0.0%/4
 2              1    St. Johns Town Center                                           3/11/2015             Lock/112_0.0%/7
 3              1    Del Monte Center                                                7/8/2015              Lock/114_0.0%/6
 4              1    Palmer Center                                                   8/1/2015              Lock/116_0.0%/4
 5              1    120 Wall Street                                                 10/1/2012             Lock/77_0.0%/7
 6              1    The Palisades                                                   1/11/2015             Lock/113_0.0%/6
 7              1    Silver Portfolio-Kimco                                          9/1/2015              Lock/116_0.0%/4
 8              1    Frenchman's Reef & Morning Star                                 8/11/2015             Lock/116_0.0%/4
 9              1    Gallery at South Dekalb                                         7/11/2015             Lock/114_0.0%/7
 10             1    Weston Town Center                                              6/11/2035  6/11/2015  Lock/115_0.0%/3
 11             1    Valley Forge Office Center                                      9/1/2010              Lock/57_0.0%/3
 12             1    Southwest Commons                                               9/1/2015              Lock/117_0.0%/3
 13             1    Centergy Office                                                 12/1/2014             Lock/116_0.0%/4
 14             1    Black Canyon & Red Mountain Office Buildings                    7/11/2013             Lock/92_0.0%/3
 15    (A)      2    Staten (Park Hill II)                                           6/11/2015             Lock/117_0.0%/3
 16    (A)      2    Staten (Park Hill I)                                            6/11/2015             Lock/117_0.0%/3
 17    (A)      2    Staten (St. George's)                                           6/11/2015             Lock/117_0.0%/3
 18             1    Broadway Office Portfolio                                       8/1/2015              Lock/117_0.0%/3
 19             1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North   9/1/2015              Lock/118_0.0%/2
 20             2    Clearwater Creek Apartments                                     9/11/2015             Lock/118_0.0%/3
 21             1    Northland Center Mall                                           6/11/2015             Lock/118_0.0%/3
 22             1    Palmer Plaza                                                    9/11/2015             Lock/114_0.0%/6
 23             2    Kings Village Corp.                                             7/1/2020              Lock/176_0.0%/4
 24             1    The Terraces Shopping Center                                    8/11/2015             Lock/117_0.0%/3
 25             2    Saddle Creek Apartments                                         9/1/2015              Lock/118_0.0%/2
 26             2    Bexley at Spring Farm                                           7/11/2015             Lock/114_0.0%/6
 27             2    Signature Park Apartments                                       9/11/2015             Lock/118_0.0%/3
 28             2    Ventana Apartments                                              9/1/2015              Lock/117_0.0%/3
 29             1    Marlton Square                                                  8/1/2015              Lock/117_0.0%/3
 30             2    York Creek Apartments                                           9/1/2015              Lock/117_0.0%/3
 31             1    MK Plaza                                                        10/1/2010             Lock/36_0.0%/24
 32             1    Hotel Valencia Riverwalk                                        11/1/2015             Lock/117_0.0%/3
 33             1    The Pittsfield Building                                         8/11/2015             Lock/116_0.0%/4
 34             2    The Shores Apartments                                          12/11/2012             Lock/93_0.0%/3
 35             1    Davis Ford Crossing                                             8/11/2035  8/11/2015  Lock/116_0.0%/4
 36             1    743 5th Avenue                                                 10/11/2015             Lock/116_0.0%/4
 37             2    CALPERS - Parkside Apartments                                  10/11/2015             Lock/117_0.0%/3
 38    (B)      1    Independence Village - Peoria                                   9/1/2015              Lock/118_0.0%/3
 39    (B)      1    Independence Village - Winston Salem                            9/1/2015              Lock/118_0.0%/3
 40             1    Centurion                                                       6/11/2012             Lock/29_YM1/51_0.0%/4
 41             1    Chesapeake Park Plaza                                           7/11/2012             Lock/81_0.0%/3
 42             2    Polo Club                                                       11/1/2015             Lock/118_0.0%/2
 43             2    Timber Oaks Apartments                                          10/1/2010             Lock/59_0.0%/1
 44             1    Portland Square Hotel                                           9/11/2015             Lock/117_0.0%/3
 45             1    Cedar Run Apartments                                            3/1/2015              Lock/118_0.0%/2
 46             1    Mountain Village Plaza                                          7/11/2015             Lock/117_0.0%/3
 47             2    Old Mill Apartments                                             7/11/2015             Lock/117_0.0%/3
 48             1    8415 & 8425 Progress Drive                                      7/11/2035  7/11/2020  Lock/40_YM1/137_0.0%/3
 49             1    Hilton Suites Anaheim                                           7/1/2010              Lock/58_0.0%/2
 50             1    All Aboard - Menlo Park & Wilmington                            10/1/2015             Lock/117_0.0%/3
 51             1    Welsh Industrial Portfolio                                      8/1/2015              Lock/117_0.0%/3
 52             1    Albemarle Pointe Center                                         10/1/2015             Lock/117_0.0%/3
 53             2    Leafstone Apartments                                            8/1/2015              Lock/117_0.0%/3
 54             1    Peckham Square                                                  9/1/2015              Lock/116_0.0%/4
 55             1    Port St. Lucie Towncenter                                       9/11/2015             Lock/118_0.0%/3
 56             2    The Ashford at Stone Ridge                                      10/1/2010             Lock/57_0.0%/3
 57             1    Residence Inn Norfolk Airport                                   7/11/2010             Lock/57_0.0%/3
 58             1    Waterways Shoppes of Weston II                                  6/11/2015             Lock/115_0.0%/3
 59             1    Plaza at Williams Centre                                        8/1/2015              Lock/116_0.0%/4
 60             1    Covington Plaza                                                 8/1/2015              Lock/115_0.0%/5
 61             1    River Place Apartments                                          10/1/2015             Lock/116_0.0%/4
 62             1    La Habra Business Center and Tuff Guy Storage                   10/1/2015             Lock/115_0.0%/5
 63             1    Waterways Shoppes of Weston                                     6/11/2015             Lock/115_0.0%/3
 64             1    Torrance Crossroads                                             9/11/2015             Lock/117_0.0%/3
 65             1    Topanga Portfolio                                               8/1/2015              Lock/118_0.0%/2
 66             1    Lincoln View Plaza                                              7/11/2015             Lock/117_0.0%/3
 67             1    10 West 66th Street Corporation                                 5/1/2015              Lock/116_0.0%/4
 68             1    Atrium Office Park                                              8/1/2015              Lock/116_0.0%/4
 69             1    Princessa Plaza                                                 8/11/2015             Lock/117_0.0%/3
 70             1    Brennan Station Shopping Center                                10/11/2015             Lock/117_0.0%/3
 71             1    Wappingers Shopping Center                                      7/11/2015             Lock/115_0.0%/4
 72             2    Grande Apartments                                               2/1/2012              Lock/80_0.0%/4
 73             1    Yorba Linda Self Storage                                        9/1/2015              Lock/117_0.0%/3
 74             1    Rendina - Southpointe Medical Center                            8/1/2015              Lock/116_0.0%/4
 75             2    Woodlands at Statesboro Apartments                              7/11/2015             Lock/116_0.0%/3
 76             1    Wall St Plaza                                                   9/11/2015             Lock/117_0.0%/3
 77             1    Sierra Town Center                                              9/11/2015             Lock/117_0.0%/3
 78             1    ISE Buildings                                                   7/11/2015             Lock/117_0.0%/3
 79             1    Valencia Oaks Office                                            7/11/2015             Lock/117_0.0%/3
 80             1    Riverside Plaza                                                 8/1/2015              Lock/117_0.0%/3
 81             1    Murphy Canyon Office Building                                   8/1/2010              Lock/23_YM1/33_0.0%/4
 82             2    Riverside Apartments                                            8/11/2015             Lock/114_0.0%/6
 83             1    Fountain Plaza                                                  8/11/2015             Lock/118_0.0%/3
 84             1    Residence Inn - Franklin                                        1/1/2011              Lock/64_0.0%/2
 85             1    901 North Pitt                                                  9/1/2015              Lock/117_0.0%/3
 86             1    Country Club Plaza                                              8/1/2015              Lock/116_0.0%/4
 87             2    Country Manor Apts.                                             9/11/2015             Lock/115_0.0%/6
 88             2    Lofts at Canal Walk Phase II                                    9/11/2015             Lock/116_0.0%/4
 89             1    96 Morton Street                                                9/11/2015             Lock/118_0.0%/3
 90             1    Residence Inn by Marriott - Novi                                7/1/2015              Lock/116_0.0%/4
 91             1    Las Cruces - NM                                                 7/1/2015              Lock/113_0.0%/5
 92             2    Grayson Falls Apartments                                        7/11/2010             Lock/57_0.0%/3
 93             1    Residence Inn by Marriott - Weston                              5/1/2015              Lock/118_0.0%/2
 94             1    Main Place Shopping Center                                      8/1/2015              Lock/116_0.0%/4
 95             2    39-60 54th Street Owners, Inc.                                  8/1/2015              YM1/116_0.0%/4
 96             1    Hudson Manor Terrace Corp.                                      4/1/2020              Lock/84_YM/91_0.0%/5
 97             1    Randall Road Retail Center                                      6/11/2015             Lock/116_0.0%/3
 98             1    Hampton Inn Mystic                                              7/11/2015             Lock/117_0.0%/3
 99             1    East Aurora Portfolio                                           8/11/2015             Lock/116_0.0%/3
100             1    Northside Square                                                4/11/2015             Lock/118_0.0%/3
101             1    Villa Del Sol MHC                                               9/1/2015              Lock/117_0.0%/3
102    (C)      2    El Dorado MHP                                                   7/11/2015             Lock/114_0.0%/6
103    (C)      2    El Dorado West MHP                                              8/11/2015             Lock/114_0.0%/6
104             2    Harris Hill Apartments                                          6/11/2015             Lock/117_0.0%/3
105             1    Hampton Inn & Suites Tallahassee                                4/11/2015             Lock/117_0.0%/3
106    (D)      1    Northern Trust Bank Building                                    6/11/2015             Lock/115_0.0%/3
107    (D)      1    Coldwell Banker Building                                        6/11/2015             Lock/115_0.0%/3
108    (D)      1    Bank United Building                                            6/11/2015             Lock/115_0.0%/3
109             1    All Aboard - Sunnyvale                                          9/1/2015              Lock/117_0.0%/3
110             1    White Oak Professional Center                                   10/1/2015             Lock/117_0.0%/3
111             1    Edinburg Regional Medical Plaza I                               9/1/2015              Lock/116_0.0%/4

               LOAN                                                                 DEFEASANCE
 #   CROSSED  GROUP  LOAN NAME                                                      OPTION (6)
 -   -------  -----  ---------                                                      ----------
 1              1    375 Park Avenue                                                    Yes
 2              1    St. Johns Town Center                                              Yes
 3              1    Del Monte Center                                                   Yes
 4              1    Palmer Center                                                      Yes
 5              1    120 Wall Street                                                    Yes
 6              1    The Palisades                                                      Yes
 7              1    Silver Portfolio-Kimco                                             Yes(9)
 8              1    Frenchman's Reef & Morning Star                                    Yes
 9              1    Gallery at South Dekalb                                            Yes
 10             1    Weston Town Center                                                 Yes
 11             1    Valley Forge Office Center                                         Yes
 12             1    Southwest Commons                                                  Yes
 13             1    Centergy Office                                                    Yes
 14             1    Black Canyon & Red Mountain Office Buildings                       Yes
 15    (A)      2    Staten (Park Hill II)                                              Yes
 16    (A)      2    Staten (Park Hill I)                                               Yes
 17    (A)      2    Staten (St. George's)                                              Yes
 18             1    Broadway Office Portfolio                                          Yes
 19             1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North      Yes
 20             2    Clearwater Creek Apartments                                        Yes
 21             1    Northland Center Mall                                              Yes
 22             1    Palmer Plaza                                                       Yes
 23             2    Kings Village Corp.                                                Yes
 24             1    The Terraces Shopping Center                                       Yes
 25             2    Saddle Creek Apartments                                            Yes
 26             2    Bexley at Spring Farm                                              Yes
 27             2    Signature Park Apartments                                          Yes
 28             2    Ventana Apartments                                                 Yes
 29             1    Marlton Square                                                     Yes
 30             2    York Creek Apartments                                              Yes
 31             1    MK Plaza                                                           Yes
 32             1    Hotel Valencia Riverwalk                                           Yes
 33             1    The Pittsfield Building                                            Yes
 34             2    The Shores Apartments                                              Yes
 35             1    Davis Ford Crossing                                                Yes
 36             1    743 5th Avenue                                                     Yes
 37             2    CALPERS - Parkside Apartments                                      Yes
 38    (B)      1    Independence Village - Peoria                                      Yes
 39    (B)      1    Independence Village - Winston Salem                               Yes
 40             1    Centurion                                                          Yes
 41             1    Chesapeake Park Plaza                                              Yes
 42             2    Polo Club                                                          Yes
 43             2    Timber Oaks Apartments                                             Yes
 44             1    Portland Square Hotel                                              Yes
 45             1    Cedar Run Apartments                                               Yes
 46             1    Mountain Village Plaza                                             Yes
 47             2    Old Mill Apartments                                                Yes
 48             1    8415 & 8425 Progress Drive                                         Yes
 49             1    Hilton Suites Anaheim                                              Yes
 50             1    All Aboard - Menlo Park & Wilmington                               Yes
 51             1    Welsh Industrial Portfolio                                         Yes
 52             1    Albemarle Pointe Center                                            Yes
 53             2    Leafstone Apartments                                               Yes
 54             1    Peckham Square                                                     Yes
 55             1    Port St. Lucie Towncenter                                          Yes
 56             2    The Ashford at Stone Ridge                                         Yes
 57             1    Residence Inn Norfolk Airport                                      Yes
 58             1    Waterways Shoppes of Weston II                                     Yes
 59             1    Plaza at Williams Centre                                           Yes
 60             1    Covington Plaza                                                    Yes
 61             1    River Place Apartments                                             Yes
 62             1    La Habra Business Center and Tuff Guy Storage                      Yes
 63             1    Waterways Shoppes of Weston                                        Yes
 64             1    Torrance Crossroads                                                Yes
 65             1    Topanga Portfolio                                                  Yes
 66             1    Lincoln View Plaza                                                 Yes
 67             1    10 West 66th Street Corporation                                    Yes
 68             1    Atrium Office Park                                                 Yes
 69             1    Princessa Plaza                                                    Yes
 70             1    Brennan Station Shopping Center                                    Yes
 71             1    Wappingers Shopping Center                                         Yes
 72             2    Grande Apartments                                                  Yes
 73             1    Yorba Linda Self Storage                                           Yes
 74             1    Rendina - Southpointe Medical Center                               Yes
 75             2    Woodlands at Statesboro Apartments                                 Yes
 76             1    Wall St Plaza                                                      Yes
 77             1    Sierra Town Center                                                 Yes
 78             1    ISE Buildings                                                      Yes
 79             1    Valencia Oaks Office                                               Yes
 80             1    Riverside Plaza                                                    Yes
 81             1    Murphy Canyon Office Building                                      No
 82             2    Riverside Apartments                                               Yes
 83             1    Fountain Plaza                                                     Yes
 84             1    Residence Inn - Franklin                                           Yes
 85             1    901 North Pitt                                                     Yes
 86             1    Country Club Plaza                                                 Yes
 87             2    Country Manor Apts.                                                Yes
 88             2    Lofts at Canal Walk Phase II                                       Yes
 89             1    96 Morton Street                                                   Yes
 90             1    Residence Inn by Marriott - Novi                                   Yes
 91             1    Las Cruces - NM                                                    Yes
 92             2    Grayson Falls Apartments                                           Yes
 93             1    Residence Inn by Marriott - Weston                                 Yes
 94             1    Main Place Shopping Center                                         Yes
 95             2    39-60 54th Street Owners, Inc.                                     No
 96             1    Hudson Manor Terrace Corp.                                         No
 97             1    Randall Road Retail Center                                         Yes
 98             1    Hampton Inn Mystic                                                 Yes
 99             1    East Aurora Portfolio                                              Yes
100             1    Northside Square                                                   Yes
101             1    Villa Del Sol MHC                                                  Yes
102    (C)      2    El Dorado MHP                                                      Yes
103    (C)      2    El Dorado West MHP                                                 Yes
104             2    Harris Hill Apartments                                             Yes
105             1    Hampton Inn & Suites Tallahassee                                   Yes
106    (D)      1    Northern Trust Bank Building                                       Yes
107    (D)      1    Coldwell Banker Building                                           Yes
108    (D)      1    Bank United Building                                               Yes
109             1    All Aboard - Sunnyvale                                             Yes
110             1    White Oak Professional Center                                      Yes
111             1    Edinburg Regional Medical Plaza I                                  Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                        ORIGINAL       CUT-OFF DATE
               LOAN                                                                    PRINCIPAL        PRINCIPAL
 #   CROSSED  GROUP  LOAN NAME                                                          BALANCE        BALANCE (1)
 -   -------  -----  ---------                                                          -------        -----------
112             1    Residence Inn Albuquerque                                      $     6,400,000  $     6,375,345
113             1    Towne Place Suites by Marriott - Orlando                             6,200,000        6,200,000
114             2    Klein MF Portfolio (Quail and Greentree)                             6,120,000        6,114,056
115             1    All Aboard - San Ramon                                               6,092,000        6,079,239
116             2    Chinook Way Apartments                                               6,000,000        6,000,000
117             2    Quail Pointe Apartments                                              5,979,248        5,979,248
118             2    Bayshore Village MHC                                                 6,000,000        5,978,385
119             1    Tempe St. Luke's Office Building                                     5,994,000        5,975,370
120             1    Residence Inn Wilmington Landfall                                    6,000,000        5,966,287
121             2    Berkshire Village Townhouses, Inc.                                   5,800,000        5,767,004
122             1    Springhill Suites - Southfield                                       5,800,000        5,757,085
123             1    North Rivers Business Center                                         5,600,000        5,600,000
124             1    All Aboard - Oakland                                                 5,499,000        5,487,481
125             1    Courtyard Tifton                                                     5,500,000        5,484,210
126             1    Holiday Inn Express Hotel & Suites - Jacksonville                    5,500,000        5,477,310
127             2    Forest Creek Apartments                                              5,385,000        5,352,256
128             1    Shoppes of Acworth                                                   5,350,000        5,350,000
129             1    Spectra-Physics Facility                                             5,325,000        5,307,968
130             1    1120 Nasa                                                            5,300,000        5,283,818
131             2    Tower Park                                                           5,250,000        5,250,000
132             1    Redbird Village                                                      5,240,000        5,235,065
133             1    Gracie Terrace Apartment Corporation                                 5,200,000        5,200,000
134             1    All Aboard - San Francisco                                           5,176,000        5,165,158
135             2    Milltowne Villas                                                     5,100,000        5,100,000
136             1    Beverly Wilshire Retail                                              5,000,000        5,000,000
137             1    JFK Medical Pavilion I                                               5,100,000        4,981,149
138             2    The Olympia Apartments                                               5,000,000        4,978,588
139             1    Courtyard by Marriott - Grand Rapids Airport                         5,000,000        4,953,083
140             1    Parkway Tower Office                                                 4,925,000        4,925,000
141             2    Pelican Pointe Apartments                                            4,900,000        4,900,000
142             1    Chefalo Self Storage                                                 4,900,000        4,889,537
143             1    Strine MHP Portfolio (3)                                             4,900,000        4,866,105
144             1    Shoppes at North Lake                                                4,840,000        4,840,000
145             1    Fairfield Inn by Marriott - Fort Myers                               4,700,000        4,700,000
146             1    333 East 53 Tenants Corp.                                            4,700,000        4,688,937
147             1    18 Van Veghten Drive                                                 4,600,000        4,579,817
148             2    Palm Apartments                                                      4,500,000        4,491,184
149    (E)      1    Bank Block Center                                                    3,350,000        3,326,665
150    (E)      1    Grandview Avenue                                                       650,000          645,472
151    (E)      1    Windsor Arms Apartments                                                500,000          497,659
152             1    100 Grove Road                                                       4,450,000        4,450,000
153             1    Walgreens (Missouri, TX)                                             4,447,000        4,447,000
154             1    West Oxmoor Tower                                                    4,400,000        4,400,000
155             1    Farmington City Center                                               4,350,000        4,332,552
156             2    Hidden Acres Apartments                                              4,300,000        4,300,000
157             2    Tara Hall Apartments                                                 4,300,000        4,300,000
158             1    South Creek Collection                                               4,200,000        4,183,460
159             2    Jupiter Crossing Apartments                                          4,100,000        4,100,000
160             2    Sandhurst Apartments                                                 4,100,000        4,077,749
161             1    Walgreens (Statesboro)                                               4,075,000        4,075,000
162             2    Oakview Apartments                                                   4,078,000        4,069,012
163    (F)      1    St. Charles Building No. 550                                         2,000,000        1,993,687
164    (F)      1    St. Charles Building No. 558                                         2,000,000        1,993,687
165             2    Ponderosa Acres Apartments                                           4,000,000        3,987,234
166             1    Holiday Inn Express - Hialeah                                        4,000,000        3,982,112
167             1    Walgreens (New Braunfels)                                            3,890,000        3,890,000
168             1    8700 Commerce Park                                                   3,870,000        3,866,116
169             2    Garden Village Apartments                                            3,700,000        3,692,688
170             1    Rialto Industrial Building                                           3,650,000        3,650,000
171             1    Kris Krossing Shopping Center                                        3,620,000        3,612,022
172             1    Reddington El Paso Office                                            3,600,000        3,589,277
173             1    Crossroads Plaza                                                     3,500,000        3,500,000
174             1    Shoppes at Seven Hills                                               3,440,000        3,440,000
175             1    Glenridge Point Shopping Center                                      3,425,000        3,425,000
176             1    Gator Crossing                                                       3,400,000        3,396,555
177             1    Lake Crest Plaza                                                     3,380,000        3,369,657
178             1    Summerfield Apartments                                               3,300,000        3,300,000
179             1    Corner of Paradise                                                   3,300,000        3,282,129
180             1    Park Towers Owners, Inc.                                             3,250,000        3,240,940
181             1    Abby Park                                                            3,250,000        3,238,953
182             2    Arrow Pines Estates MHP                                              3,200,000        3,200,000
183             1    West Pointe Village                                                  3,180,000        3,169,671
184             2    Portage Green MHC                                                    3,133,000        3,126,268
185             1    All Aboard - Santa Ana                                               3,125,000        3,118,398
186             1    Madison Avenue Home Center                                           3,040,000        3,040,000
187             1    Congress Professional Center I                                       3,013,000        3,003,573
188             1    213 Summerhill Road                                                  3,000,000        2,992,948
189             1    Comfort Inn Shenandoah                                               3,000,000        2,976,842
190             1    176 Broadway Owners Corp.                                            3,000,000        2,970,022
191             1    Roseland Center                                                      2,960,000        2,950,780
192             2    Lawnfair Apartments                                                  2,920,000        2,920,000
193             1    Emerson Industrial Building II                                       2,900,000        2,900,000
194             1    West Maple Square                                                    2,875,000        2,855,366
195             1    Sinking Spring Marketplace                                           2,800,000        2,800,000
196             1    5450 Northwest Central                                               2,800,000        2,794,128
197             1    505 WE Owners Corp.                                                  2,800,000        2,788,887
198             1    Breukelen Owners Corp.                                               2,800,000        2,773,776
199             1    Highway 110 Center                                                   2,750,000        2,741,585
200             2    Spring Creek Apartments - Senior                                     2,750,000        2,730,883
201             2    Ridgeview Apartments                                                 2,560,000        2,545,488
202             1    Kerr- 722 West Independence Blvd                                     2,501,950        2,499,445
203             1    Newbridge Road Shopping Center                                       2,500,000        2,495,297
204             2    Meadowbrook MHC                                                      2,500,000        2,489,150
205             2    The Gardens 75th Street Owners Corp.                                 2,500,000        2,486,201
206             1    Clearfork MHP                                                        2,500,000        2,485,877
207             1    Space Savers Self Storage                                            2,500,000        2,473,663
208             1    A & M Mobile Home Park                                               2,450,000        2,450,000
209             1    Garden Grove                                                         2,400,000        2,394,799
210             1    Capitol House Tenants Corp.                                          2,400,000        2,393,633
211             1    Carriage Way Shopping Center                                         2,400,000        2,392,374
212             2    Cahuenga Apartments                                                  2,385,000        2,385,000
213             2    Villa Bonita Apts                                                    2,350,000        2,337,706
214             1    Capital Storage - Clifton, NY                                        2,300,000        2,293,227
215             1    Fifth Avenue San Rafael                                              2,265,000        2,265,000
216             1    One Hudson Park, Inc.                                                2,250,000        2,250,000
217             1    Mason Center                                                         2,250,000        2,241,241
218             2    Riverwood Owners, Inc.                                               2,250,000        2,237,984
219             2    Parkview West Apartments                                             2,230,000        2,230,000
220             1    993 Fifth Avenue Corporation                                         2,200,000        2,200,000
221             1    EZ Encino                                                            2,200,000        2,200,000
222             1    Hozho Center                                                         2,200,000        2,193,782

                                                                                    PERCENTAGE OF   ORIGINATION      REMAINING
                                                                                     INITIAL NET    AMORTIZATION   AMORTIZATION
               LOAN                                                                    MORTGAGE         TERM           TERM
 #   CROSSED  GROUP  LOAN NAME                                                       POOL BALANCE   (MONTHS) (2)  (MONTHS)(1)(2)
 -   -------  -----  ---------                                                       ------------   ------------  --------------
112             1    Residence Inn Albuquerque                                           0.2%           300             297
113             1    Towne Place Suites by Marriott - Orlando                            0.2%           300             300
114             2    Klein MF Portfolio (Quail and Greentree)                            0.2%           360             359
115             1    All Aboard - San Ramon                                              0.2%           360             358
116             2    Chinook Way Apartments                                              0.2%           360             360
117             2    Quail Pointe Apartments                                             0.2%           360             360
118             2    Bayshore Village MHC                                                0.2%           276             274
119             1    Tempe St. Luke's Office Building                                    0.2%           360             357
120             1    Residence Inn Wilmington Landfall                                   0.2%           300             296
121             2    Berkshire Village Townhouses, Inc.                                  0.2%           360             354
122             1    Springhill Suites - Southfield                                      0.2%           300             295
123             1    North Rivers Business Center                                        0.2%           360             360
124             1    All Aboard - Oakland                                                0.2%           360             358
125             1    Courtyard Tifton                                                    0.2%           300             298
126             1    Holiday Inn Express Hotel & Suites - Jacksonville                   0.2%           300             297
127             2    Forest Creek Apartments                                             0.2%           360             354
128             1    Shoppes of Acworth                                                  0.2%           360             360
129             1    Spectra-Physics Facility                                            0.2%           360             357
130             1    1120 Nasa                                                           0.2%           360             357
131             2    Tower Park                                                          0.2%           360             360
132             1    Redbird Village                                                     0.2%           360             359
133             1    Gracie Terrace Apartment Corporation                                0.2%      Interest Only   Interest Only
134             1    All Aboard - San Francisco                                          0.2%           360             358
135             2    Milltowne Villas                                                    0.2%           360             360
136             1    Beverly Wilshire Retail                                             0.2%           360             360
137             1    JFK Medical Pavilion I                                              0.2%           360             336
138             2    The Olympia Apartments                                              0.2%           360             356
139             1    Courtyard by Marriott - Grand Rapids Airport                        0.2%           300             293
140             1    Parkway Tower Office                                                0.2%           360             360
141             2    Pelican Pointe Apartments                                           0.2%           360             360
142             1    Chefalo Self Storage                                                0.2%           360             358
143             1    Strine MHP Portfolio (3)                                            0.2%           240             237
144             1    Shoppes at North Lake                                               0.2%           360             360
145             1    Fairfield Inn by Marriott - Fort Myers                              0.2%           300             300
146             1    333 East 53 Tenants Corp.                                           0.2%           480             476
147             1    18 Van Veghten Drive                                                0.2%           300             297
148             2    Palm Apartments                                                     0.2%           360             358
149    (E)      1    Bank Block Center                                                   0.1%           300             295
150    (E)      1    Grandview Avenue                                                   0.02%           300             295
151    (E)      1    Windsor Arms Apartments                                            0.02%           360             355
152             1    100 Grove Road                                                      0.2%           360             360
153             1    Walgreens (Missouri, TX)                                            0.2%           360             360
154             1    West Oxmoor Tower                                                   0.2%           360             360
155             1    Farmington City Center                                              0.1%           360             356
156             2    Hidden Acres Apartments                                             0.1%           360             360
157             2    Tara Hall Apartments                                                0.1%           360             360
158             1    South Creek Collection                                              0.1%           360             356
159             2    Jupiter Crossing Apartments                                         0.1%           360             360
160             2    Sandhurst Apartments                                                0.1%           360             355
161             1    Walgreens (Statesboro)                                              0.1%           360             360
162             2    Oakview Apartments                                                  0.1%           360             358
163    (F)      1    St. Charles Building No. 550                                        0.1%           360             357
164    (F)      1    St. Charles Building No. 558                                        0.1%           360             357
165             2    Ponderosa Acres Apartments                                          0.1%           360             357
166             1    Holiday Inn Express - Hialeah                                       0.1%           300             297
167             1    Walgreens (New Braunfels)                                           0.1%           360             360
168             1    8700 Commerce Park                                                  0.1%           360             359
169             2    Garden Village Apartments                                           0.1%           360             358
170             1    Rialto Industrial Building                                          0.1%           360             360
171             1    Kris Krossing Shopping Center                                       0.1%           360             358
172             1    Reddington El Paso Office                                           0.1%           360             357
173             1    Crossroads Plaza                                                    0.1%           360             360
174             1    Shoppes at Seven Hills                                              0.1%           360             360
175             1    Glenridge Point Shopping Center                                     0.1%           360             360
176             1    Gator Crossing                                                      0.1%           360             359
177             1    Lake Crest Plaza                                                    0.1%           360             357
178             1    Summerfield Apartments                                              0.1%           360             360
179             1    Corner of Paradise                                                  0.1%           360             355
180             1    Park Towers Owners, Inc.                                            0.1%           480             475
181             1    Abby Park                                                           0.1%           360             357
182             2    Arrow Pines Estates MHP                                             0.1%      Interest Only   Interest Only
183             1    West Pointe Village                                                 0.1%           360             357
184             2    Portage Green MHC                                                   0.1%           360             358
185             1    All Aboard - Santa Ana                                              0.1%           360             358
186             1    Madison Avenue Home Center                                          0.1%           360             360
187             1    Congress Professional Center I                                      0.1%           360             357
188             1    213 Summerhill Road                                                 0.1%           360             358
189             1    Comfort Inn Shenandoah                                              0.1%           300             295
190             1    176 Broadway Owners Corp.                                           0.1%           360             350
191             1    Roseland Center                                                     0.1%           360             357
192             2    Lawnfair Apartments                                                 0.1%           360             360
193             1    Emerson Industrial Building II                                      0.1%           360             360
194             1    West Maple Square                                                   0.1%           240             237
195             1    Sinking Spring Marketplace                                          0.1%           360             360
196             1    5450 Northwest Central                                              0.1%           360             358
197             1    505 WE Owners Corp.                                                 0.1%           480             472
198             1    Breukelen Owners Corp.                                              0.1%           300             294
199             1    Highway 110 Center                                                  0.1%           360             357
200             2    Spring Creek Apartments - Senior                                    0.1%           360             353
201             2    Ridgeview Apartments                                                0.1%           360             354
202             1    Kerr- 722 West Independence Blvd                                    0.1%           360             359
203             1    Newbridge Road Shopping Center                                      0.1%           360             358
204             2    Meadowbrook MHC                                                     0.1%           360             356
205             2    The Gardens 75th Street Owners Corp.                                0.1%           360             355
206             1    Clearfork MHP                                                       0.1%           300             296
207             1    Space Savers Self Storage                                           0.1%           180             177
208             1    A & M Mobile Home Park                                              0.1%           360             360
209             1    Garden Grove                                                        0.1%           360             358
210             1    Capitol House Tenants Corp.                                         0.1%           480             475
211             1    Carriage Way Shopping Center                                        0.1%           360             357
212             2    Cahuenga Apartments                                                 0.1%           360             360
213             2    Villa Bonita Apts                                                   0.1%           360             355
214             1    Capital Storage - Clifton, NY                                       0.1%           300             298
215             1    Fifth Avenue San Rafael                                             0.1%           360             360
216             1    One Hudson Park, Inc.                                               0.1%      Interest Only   Interest Only
217             1    Mason Center                                                        0.1%           360             356
218             2    Riverwood Owners, Inc.                                              0.1%           360             355
219             2    Parkview West Apartments                                            0.1%           360             360
220             1    993 Fifth Avenue Corporation                                        0.1%      Interest Only   Interest Only
221             1    EZ Encino                                                           0.1%           360             360
222             1    Hozho Center                                                        0.1%           360             357

                                                                                                                     INITIAL
                                                                                      ORIGINAL        REMAINING     INTEREST
                                                                                       TERM TO         TERM TO        ONLY
               LOAN                                                                   MATURITY        MATURITY       PERIOD
 #   CROSSED  GROUP  LOAN NAME                                                      (MONTHS) (2)  (MONTHS) (1) (2)  (MONTHS)
 -   -------  -----  ---------                                                      ------------  ----------------  --------
112             1    Residence Inn Albuquerque                                           120             117
113             1    Towne Place Suites by Marriott - Orlando                            120             117            12
114             2    Klein MF Portfolio (Quail and Greentree)                            120             119
115             1    All Aboard - San Ramon                                              120             118
116             2    Chinook Way Apartments                                              120             117            24
117             2    Quail Pointe Apartments                                             120             119            36
118             2    Bayshore Village MHC                                                120             118
119             1    Tempe St. Luke's Office Building                                    120             117
120             1    Residence Inn Wilmington Landfall                                   120             116
121             2    Berkshire Village Townhouses, Inc.                                  180             174
122             1    Springhill Suites - Southfield                                      120             115
123             1    North Rivers Business Center                                        120             117            60
124             1    All Aboard - Oakland                                                120             118
125             1    Courtyard Tifton                                                    120             118
126             1    Holiday Inn Express Hotel & Suites - Jacksonville                   120             117
127             2    Forest Creek Apartments                                             120             114
128             1    Shoppes of Acworth                                                  120             116            12
129             1    Spectra-Physics Facility                                            120             117
130             1    1120 Nasa                                                           120             117
131             2    Tower Park                                                           60              57            24
132             1    Redbird Village                                                     120             119
133             1    Gracie Terrace Apartment Corporation                                120             116           120
134             1    All Aboard - San Francisco                                          120             118
135             2    Milltowne Villas                                                    120             116            12
136             1    Beverly Wilshire Retail                                             120             119            24
137             1    JFK Medical Pavilion I                                              120              96
138             2    The Olympia Apartments                                              120             116
139             1    Courtyard by Marriott - Grand Rapids Airport                        120             113
140             1    Parkway Tower Office                                                120             116            60
141             2    Pelican Pointe Apartments                                            85              79            24
142             1    Chefalo Self Storage                                                120             118
143             1    Strine MHP Portfolio (3)                                            121             118
144             1    Shoppes at North Lake                                               117             115            60
145             1    Fairfield Inn by Marriott - Fort Myers                              120             118            12
146             1    333 East 53 Tenants Corp.                                           120             116
147             1    18 Van Veghten Drive                                                120             117
148             2    Palm Apartments                                                     120             118
149    (E)      1    Bank Block Center                                                   121             116
150    (E)      1    Grandview Avenue                                                    121             116
151    (E)      1    Windsor Arms Apartments                                             121             116
152             1    100 Grove Road                                                      120             116            36
153             1    Walgreens (Missouri, TX)                                            120             119            24
154             1    West Oxmoor Tower                                                   120             111            24
155             1    Farmington City Center                                              120             116
156             2    Hidden Acres Apartments                                             120             116            12
157             2    Tara Hall Apartments                                                121             114            24
158             1    South Creek Collection                                              120             116
159             2    Jupiter Crossing Apartments                                         120             113            24
160             2    Sandhurst Apartments                                                121             116
161             1    Walgreens (Statesboro)                                              120             118            84
162             2    Oakview Apartments                                                  120             118
163    (F)      1    St. Charles Building No. 550                                        120             117
164    (F)      1    St. Charles Building No. 558                                        120             117
165             2    Ponderosa Acres Apartments                                          120             117
166             1    Holiday Inn Express - Hialeah                                       120             117
167             1    Walgreens (New Braunfels)                                           120             117            36
168             1    8700 Commerce Park                                                  120             119
169             2    Garden Village Apartments                                           180             178
170             1    Rialto Industrial Building                                          121             116            24
171             1    Kris Krossing Shopping Center                                       119             117
172             1    Reddington El Paso Office                                           120             117
173             1    Crossroads Plaza                                                    120             118            36
174             1    Shoppes at Seven Hills                                              120             118            36
175             1    Glenridge Point Shopping Center                                     120             115            36
176             1    Gator Crossing                                                      120             119
177             1    Lake Crest Plaza                                                    120             117
178             1    Summerfield Apartments                                              120             117            24
179             1    Corner of Paradise                                                  120             115
180             1    Park Towers Owners, Inc.                                            120             115
181             1    Abby Park                                                           120             117
182             2    Arrow Pines Estates MHP                                             120             117           120
183             1    West Pointe Village                                                 120             117
184             2    Portage Green MHC                                                    60              58
185             1    All Aboard - Santa Ana                                              120             118
186             1    Madison Avenue Home Center                                          120             117            36
187             1    Congress Professional Center I                                      120             117
188             1    213 Summerhill Road                                                 120             118
189             1    Comfort Inn Shenandoah                                              120             115
190             1    176 Broadway Owners Corp.                                           120             110
191             1    Roseland Center                                                     120             117
192             2    Lawnfair Apartments                                                 120             117            12
193             1    Emerson Industrial Building II                                      120             116            18
194             1    West Maple Square                                                   120             117
195             1    Sinking Spring Marketplace                                          120             118            12
196             1    5450 Northwest Central                                              120             118
197             1    505 WE Owners Corp.                                                 120             112
198             1    Breukelen Owners Corp.                                              120             114
199             1    Highway 110 Center                                                  120             117
200             2    Spring Creek Apartments - Senior                                    120             113
201             2    Ridgeview Apartments                                                120             114
202             1    Kerr- 722 West Independence Blvd                                    120             119
203             1    Newbridge Road Shopping Center                                      120             118
204             2    Meadowbrook MHC                                                     120             116
205             2    The Gardens 75th Street Owners Corp.                                120             115
206             1    Clearfork MHP                                                       120             116
207             1    Space Savers Self Storage                                           180             177
208             1    A & M Mobile Home Park                                               60              59            24
209             1    Garden Grove                                                        120             118
210             1    Capitol House Tenants Corp.                                         120             115
211             1    Carriage Way Shopping Center                                        120             117
212             2    Cahuenga Apartments                                                 120             116            24
213             2    Villa Bonita Apts                                                   121             116
214             1    Capital Storage - Clifton, NY                                       120             118
215             1    Fifth Avenue San Rafael                                             121             116            36
216             1    One Hudson Park, Inc.                                               120             115           120
217             1    Mason Center                                                        120             116
218             2    Riverwood Owners, Inc.                                              120             115
219             2    Parkview West Apartments                                            120             116            12
220             1    993 Fifth Avenue Corporation                                        120             115           120
221             1    EZ Encino                                                           120             118            24
222             1    Hozho Center                                                        120             117

                                                                                    MORTGAGE                       FIRST
               LOAN                                                                 INTEREST    MONTHLY           PAYMENT
 #   CROSSED  GROUP  LOAN NAME                                                        RATE    PAYMENT (3)          DATE
 -   -------  -----  ---------                                                        ----    -----------          ----
112             1    Residence Inn Albuquerque                                       6.2300%  $     42,140       9/11/2005
113             1    Towne Place Suites by Marriott - Orlando                        5.3900%        37,667       9/1/2005
114             2    Klein MF Portfolio (Quail and Greentree)                        5.3750%        34,270       11/1/2005
115             1    All Aboard - San Ramon                                          5.3800%        34,132       10/1/2005
116             2    Chinook Way Apartments                                          5.3600%        33,542       9/11/2005
117             2    Quail Pointe Apartments                                         5.0800%        32,391       11/1/2005
118             2    Bayshore Village MHC                                            5.2600%        37,520       10/1/2005
119             1    Tempe St. Luke's Office Building                                5.3300%        33,397       9/1/2005
120             1    Residence Inn Wilmington Landfall                               5.6900%        37,529       8/11/2005
121             2    Berkshire Village Townhouses, Inc.                              6.0100%        35,123       6/1/2005
122             1    Springhill Suites - Southfield                                  5.5000%        35,617       7/1/2005
123             1    North Rivers Business Center                                    5.2800%        31,028       9/1/2005
124             1    All Aboard - Oakland                                            5.3800%        30,810       10/1/2005
125             1    Courtyard Tifton                                                5.7000%        34,435      10/11/2005
126             1    Holiday Inn Express Hotel & Suites - Jacksonville               5.8500%        34,934       9/11/2005
127             2    Forest Creek Apartments                                         5.4600%        30,440       6/11/2005
128             1    Shoppes of Acworth                                              5.2200%        29,444       8/11/2005
129             1    Spectra-Physics Facility                                        5.2000%        29,240       9/11/2005
130             1    1120 Nasa                                                       5.4100%        29,794       9/1/2005
131             2    Tower Park                                                      5.0900%        28,473       9/1/2005
132             1    Redbird Village                                                 5.5000%        29,752       11/1/2005
133             1    Gracie Terrace Apartment Corporation                            5.3800%        23,637       8/1/2005
134             1    All Aboard - San Francisco                                      5.3800%        29,000       10/1/2005
135             2    Milltowne Villas                                                5.1100%        27,722       8/11/2005
136             1    Beverly Wilshire Retail                                         5.4000%        28,077       11/1/2005
137             1    JFK Medical Pavilion I                                          6.0200%        30,643       12/1/2003
138             2    The Olympia Apartments                                          5.1400%        27,271       8/11/2005
139             1    Courtyard by Marriott - Grand Rapids Airport                    6.1200%        32,583       5/1/2005
140             1    Parkway Tower Office                                            5.1100%        26,771       8/1/2005
141             2    Pelican Pointe Apartments                                       5.6300%        28,223       6/11/2005
142             1    Chefalo Self Storage                                            5.2900%        27,180       10/1/2005
143             1    Strine MHP Portfolio (3)                                        5.1500%        32,745       9/11/2005
144             1    Shoppes at North Lake                                           4.9500%        25,834      10/11/2005
145             1    Fairfield Inn by Marriott - Fort Myers                          5.3400%        28,415       10/1/2005
146             1    333 East 53 Tenants Corp.                                       5.0700%        23,102       8/1/2005
147             1    18 Van Veghten Drive                                            5.5000%        28,248       9/11/2005
148             2    Palm Apartments                                                 5.6900%        26,090      10/11/2005
149    (E)      1    Bank Block Center                                               5.8500%        21,278       7/11/2005
150    (E)      1    Grandview Avenue                                                5.8500%         4,129       7/11/2005
151    (E)      1    Windsor Arms Apartments                                         5.8500%         2,950       7/11/2005
152             1    100 Grove Road                                                  5.3200%        24,766       8/11/2005
153             1    Walgreens (Missouri, TX)                                        5.3200%        24,750       11/1/2005
154             1    West Oxmoor Tower                                               5.4800%        24,928       3/1/2005
155             1    Farmington City Center                                          5.4300%        24,508       8/11/2005
156             2    Hidden Acres Apartments                                         5.1100%        23,373       8/11/2005
157             2    Tara Hall Apartments                                            5.4400%        24,253       5/11/2005
158             1    South Creek Collection                                          5.5100%        23,874       8/11/2005
159             2    Jupiter Crossing Apartments                                     5.3500%        22,895       5/11/2005
160             2    Sandhurst Apartments                                            5.1800%        22,463       7/11/2005
161             1    Walgreens (Statesboro)                                          5.0900%        22,100       10/1/2005
162             2    Oakview Apartments                                              5.1400%        22,242       10/1/2005
163    (F)      1    St. Charles Building No. 550                                    5.2600%        11,056       9/11/2005
164    (F)      1    St. Charles Building No. 558                                    5.2600%        11,056       9/11/2005
165             2    Ponderosa Acres Apartments                                      5.2100%        21,989       9/11/2005
166             1    Holiday Inn Express - Hialeah                                   5.3900%        24,301       9/1/2005
167             1    Walgreens (New Braunfels)                                       5.2900%        21,577       9/1/2005
168             1    8700 Commerce Park                                              5.2400%        21,346       11/1/2005
169             2    Garden Village Apartments                                       5.6500%        21,358       10/1/2005
170             1    Rialto Industrial Building                                      5.4500%        20,610       7/11/2005
171             1    Kris Krossing Shopping Center                                   5.1400%        19,744      10/11/2005
172             1    Reddington El Paso Office                                       5.5200%        20,486       9/1/2005
173             1    Crossroads Plaza                                                5.4500%        19,763       10/1/2005
174             1    Shoppes at Seven Hills                                          4.9900%        18,446      10/11/2005
175             1    Glenridge Point Shopping Center                                 5.2100%        18,828       7/11/2005
176             1    Gator Crossing                                                  5.2000%        18,670       11/1/2005
177             1    Lake Crest Plaza                                                5.4000%        18,980       9/1/2005
178             1    Summerfield Apartments                                          5.3200%        18,366       9/1/2005
179             1    Corner of Paradise                                              5.1900%        18,100       7/11/2005
180             1    Park Towers Owners, Inc.                                        5.3900%        16,685       7/1/2005
181             1    Abby Park                                                       4.9200%        17,288       9/11/2005
182             2    Arrow Pines Estates MHP                                         4.9600%        13,410       9/11/2005
183             1    West Pointe Village                                             5.1300%        17,324       9/11/2005
184             2    Portage Green MHC                                               5.2600%        17,320       10/1/2005
185             1    All Aboard - Santa Ana                                          5.3400%        17,431       10/1/2005
186             1    Madison Avenue Home Center                                      5.1600%        16,618       9/1/2005
187             1    Congress Professional Center I                                  5.3000%        16,731       9/1/2005
188             1    213 Summerhill Road                                             4.8300%        15,794       10/1/2005
189             1    Comfort Inn Shenandoah                                          5.2500%        17,977       7/11/2005
190             1    176 Broadway Owners Corp.                                       6.1000%        18,180       2/1/2005
191             1    Roseland Center                                                 5.3200%        16,474       9/11/2005
192             2    Lawnfair Apartments                                             4.8700%        15,444       9/11/2005
193             1    Emerson Industrial Building II                                  5.3600%        16,212       8/11/2005
194             1    West Maple Square                                               5.2500%        19,373       9/11/2005
195             1    Sinking Spring Marketplace                                      5.5700%        16,021       10/1/2005
196             1    5450 Northwest Central                                          5.3750%        15,679       10/1/2005
197             1    505 WE Owners Corp.                                             6.1100%        15,621       4/1/2005
198             1    Breukelen Owners Corp.                                          5.3300%        17,034       6/1/2005
199             1    Highway 110 Center                                              5.4000%        15,442       9/11/2005
200             2    Spring Creek Apartments - Senior                                5.6300%        15,839       5/11/2005
201             2    Ridgeview Apartments                                            5.7700%        14,972       6/11/2005
202             1    Kerr- 722 West Independence Blvd                                5.2500%        13,816       11/1/2005
203             1    Newbridge Road Shopping Center                                  5.8750%        14,788       10/1/2005
204             2    Meadowbrook MHC                                                 5.0800%        13,543       8/11/2005
205             2    The Gardens 75th Street Owners Corp.                            5.3000%        13,997       7/1/2005
206             1    Clearfork MHP                                                   5.6600%        15,592       8/11/2005
207             1    Space Savers Self Storage                                       5.4700%        20,387       9/1/2005
208             1    A & M Mobile Home Park                                          5.4400%        13,819       11/1/2005
209             1    Garden Grove                                                    5.2200%        13,208      10/11/2005
210             1    Capitol House Tenants Corp.                                     5.5600%        12,603       7/1/2005
211             1    Carriage Way Shopping Center                                    5.2300%        13,223       9/11/2005
212             2    Cahuenga Apartments                                             5.0900%        12,935       8/1/2005
213             2    Villa Bonita Apts                                               5.3500%        13,123       7/11/2005
214             1    Capital Storage - Clifton, NY                                   5.5500%        14,193      10/11/2005
215             1    Fifth Avenue San Rafael                                         5.3600%        12,662       7/11/2005
216             1    One Hudson Park, Inc.                                           5.5300%        10,369       7/1/2005
217             1    Mason Center                                                    5.5600%        12,860       8/11/2005
218             2    Riverwood Owners, Inc.                                          5.6800%        13,031       7/1/2005
219             2    Parkview West Apartments                                        5.3400%        12,439       8/11/2005
220             1    993 Fifth Avenue Corporation                                    5.3900%         9,882       7/1/2005
221             1    EZ Encino                                                       5.5200%        12,519       10/1/2005
222             1    Hozho Center                                                    5.7500%        12,839       9/11/2005

               LOAN                                                                  MATURITY               PREPAYMENT PROVISION
 #   CROSSED  GROUP  LOAN NAME                                                         DATE      ARD (4)    AS OF ORIGINATION (5)
 -   -------  -----  ---------                                                         ----      -------    ---------------------
112             1    Residence Inn Albuquerque                                       8/11/2015             Lock/116_0.0%/4
113             1    Towne Place Suites by Marriott - Orlando                        8/1/2015              Lock/116_0.0%/4
114             2    Klein MF Portfolio (Quail and Greentree)                        10/1/2015             Lock/117_0.0%/3
115             1    All Aboard - San Ramon                                          9/1/2015              Lock/117_0.0%/3
116             2    Chinook Way Apartments                                          8/11/2015             Lock/114_0.0%/6
117             2    Quail Pointe Apartments                                         10/1/2015             Lock/118_0.0%/2
118             2    Bayshore Village MHC                                            9/1/2015              Lock/117_0.0%/3
119             1    Tempe St. Luke's Office Building                                8/1/2015              YM1/119_0.0%/1
120             1    Residence Inn Wilmington Landfall                               7/11/2015             Lock/117_0.0%/3
121             2    Berkshire Village Townhouses, Inc.                              5/1/2020              Lock/120_YM/56_0.0%/4
122             1    Springhill Suites - Southfield                                  6/1/2015              Lock/116_0.0%/4
123             1    North Rivers Business Center                                    8/1/2015              Lock/27_YM1/86_0.0%/7
124             1    All Aboard - Oakland                                            9/1/2015              Lock/117_0.0%/3
125             1    Courtyard Tifton                                                9/11/2015             Lock/117_0.0%/3
126             1    Holiday Inn Express Hotel & Suites - Jacksonville               8/11/2015             Lock/117_0.0%/3
127             2    Forest Creek Apartments                                         5/11/2015             Lock/117_0.0%/3
128             1    Shoppes of Acworth                                              7/11/2015             Lock/117_0.0%/3
129             1    Spectra-Physics Facility                                        8/11/2015             Lock/117_0.0%/3
130             1    1120 Nasa                                                       8/1/2015              Lock/116_0.0%/4
131             2    Tower Park                                                      8/1/2010              Lock/24_YM1/32_0.0%/4
132             1    Redbird Village                                                 10/1/2015             Lock/117_0.0%/3
133             1    Gracie Terrace Apartment Corporation                            7/1/2015              Lock/84_YM/32_0.0%/4
134             1    All Aboard - San Francisco                                      9/1/2015              Lock/117_0.0%/3
135             2    Milltowne Villas                                                7/11/2015             Lock/117_0.0%/3
136             1    Beverly Wilshire Retail                                         10/1/2015             Lock/25_YM1/91_0.0%/4
137             1    JFK Medical Pavilion I                                          11/1/2013             Lock/35_YM1/83_0.0%/2
138             2    The Olympia Apartments                                          7/11/2035  7/11/2015  Lock/116_0.0%/4
139             1    Courtyard by Marriott - Grand Rapids Airport                    4/1/2015              Lock/116_0.0%/4
140             1    Parkway Tower Office                                            7/1/2015              Lock/48_YM1/67_0.0%/5
141             2    Pelican Pointe Apartments                                       6/11/2012             Lock/67_0.0%/18
142             1    Chefalo Self Storage                                            9/1/2015              Lock/117_0.0%/3
143             1    Strine MHP Portfolio (3)                                        9/11/2015             Lock/115_0.0%/6
144             1    Shoppes at North Lake                                           6/11/2015             Lock/114_0.0%/3
145             1    Fairfield Inn by Marriott - Fort Myers                          9/1/2015              Lock/116_0.0%/4
146             1    333 East 53 Tenants Corp.                                       7/1/2015              Lock/116_0.0%/4
147             1    18 Van Veghten Drive                                            8/11/2015             Lock/117_0.0%/3
148             2    Palm Apartments                                                 9/11/2015             Lock/114_0.0%/6
149    (E)      1    Bank Block Center                                               7/11/2015             Lock/115_0.0%/6
150    (E)      1    Grandview Avenue                                                7/11/2015             Lock/115_0.0%/6
151    (E)      1    Windsor Arms Apartments                                         7/11/2015             Lock/115_0.0%/6
152             1    100 Grove Road                                                  7/11/2015             Lock/117_0.0%/3
153             1    Walgreens (Missouri, TX)                                        10/1/2015             Lock/116_0.0%/4
154             1    West Oxmoor Tower                                               2/1/2015              Lock/118_0.0%/2
155             1    Farmington City Center                                          7/11/2015             Lock/117_0.0%/3
156             2    Hidden Acres Apartments                                         7/11/2015             Lock/117_0.0%/3
157             2    Tara Hall Apartments                                            5/11/2015             Lock/118_0.0%/3
158             1    South Creek Collection                                          7/11/2015             Lock/114_0.0%/6
159             2    Jupiter Crossing Apartments                                     4/11/2015             Lock/117_0.0%/3
160             2    Sandhurst Apartments                                            7/11/2015             Lock/118_0.0%/3
161             1    Walgreens (Statesboro)                                          9/1/2015              Lock/118_0.0%/2
162             2    Oakview Apartments                                              9/1/2015              Lock/117_0.0%/3
163    (F)      1    St. Charles Building No. 550                                    8/11/2015             Lock/117_0.0%/3
164    (F)      1    St. Charles Building No. 558                                    8/11/2015             Lock/117_0.0%/3
165             2    Ponderosa Acres Apartments                                      8/11/2015             Lock/117_0.0%/3
166             1    Holiday Inn Express - Hialeah                                   8/1/2015              Lock/118_0.0%/2
167             1    Walgreens (New Braunfels)                                       8/1/2015              Lock/27_YM1/91_0.0%/2
168             1    8700 Commerce Park                                              10/1/2015             Lock/116_0.0%/4
169             2    Garden Village Apartments                                       9/1/2020              Lock/24_YM1/154_0.0%/2
170             1    Rialto Industrial Building                                      7/11/2015             Lock/118_0.0%/3
171             1    Kris Krossing Shopping Center                                   8/11/2015             Lock/116_0.0%/3
172             1    Reddington El Paso Office                                       8/1/2015              Lock/116_0.0%/4
173             1    Crossroads Plaza                                                9/1/2015              Lock/118_0.0%/2
174             1    Shoppes at Seven Hills                                          9/11/2015             Lock/117_0.0%/3
175             1    Glenridge Point Shopping Center                                 6/11/2015             Lock/117_0.0%/3
176             1    Gator Crossing                                                  10/1/2015             Lock/117_0.0%/3
177             1    Lake Crest Plaza                                                8/1/2015              Lock/118_0.0%/2
178             1    Summerfield Apartments                                          8/1/2015              Lock/117_0.0%/3
179             1    Corner of Paradise                                              6/11/2015             Lock/41_YM1/76_0.0%/3
180             1    Park Towers Owners, Inc.                                        6/1/2015              Lock/84_YM/32_0.0%/4
181             1    Abby Park                                                       8/11/2015             Lock/114_0.0%/6
182             2    Arrow Pines Estates MHP                                         8/11/2015             Lock/114_0.0%/6
183             1    West Pointe Village                                             8/11/2015             Lock/117_0.0%/3
184             2    Portage Green MHC                                               9/1/2010              Lock/59_0.0%/1
185             1    All Aboard - Santa Ana                                          9/1/2015              Lock/48_YM1/69_0.0%/3
186             1    Madison Avenue Home Center                                      8/1/2015              Lock/116_0.0%/4
187             1    Congress Professional Center I                                  8/1/2015              Lock/116_0.0%/4
188             1    213 Summerhill Road                                             9/1/2015              Lock/116_0.0%/4
189             1    Comfort Inn Shenandoah                                          6/11/2015             Lock/117_0.0%/3
190             1    176 Broadway Owners Corp.                                       1/1/2015              Lock/102_2.0%/14_0.0%/4
191             1    Roseland Center                                                 8/11/2015             Lock/117_0.0%/3
192             2    Lawnfair Apartments                                             8/11/2015             Lock/114_0.0%/6
193             1    Emerson Industrial Building II                                  7/11/2015             Lock/117_0.0%/3
194             1    West Maple Square                                               8/11/2015             Lock/117_0.0%/3
195             1    Sinking Spring Marketplace                                      9/1/2015              Lock/118_0.0%/2
196             1    5450 Northwest Central                                          9/1/2015              Lock/117_0.0%/3
197             1    505 WE Owners Corp.                                             3/1/2015              Lock/102_2.0%/14_0.0%/4
198             1    Breukelen Owners Corp.                                          5/1/2015              Lock/84_YM/32_0.0%/4
199             1    Highway 110 Center                                              8/11/2015             Lock/114_0.0%/6
200             2    Spring Creek Apartments - Senior                                4/11/2015             Lock/117_0.0%/3
201             2    Ridgeview Apartments                                            5/11/2015             Lock/114_0.0%/6
202             1    Kerr- 722 West Independence Blvd                                10/1/2015             Lock/118_0.0%/2
203             1    Newbridge Road Shopping Center                                  9/1/2015              Lock/117_0.0%/3
204             2    Meadowbrook MHC                                                 7/11/2015             Lock/114_0.0%/6
205             2    The Gardens 75th Street Owners Corp.                            6/1/2015              Lock/84_YM/32_0.0%/4
206             1    Clearfork MHP                                                   7/11/2015             Lock/114_0.0%/6
207             1    Space Savers Self Storage                                       8/1/2020              Lock/178_0.0%/2
208             1    A & M Mobile Home Park                                          10/1/2010             Lock/56_0.0%/4
209             1    Garden Grove                                                    9/11/2015             Lock/114_0.0%/6
210             1    Capitol House Tenants Corp.                                     6/1/2015              Lock/102_2.0%/14_0.0%/4
211             1    Carriage Way Shopping Center                                    8/11/2015             Lock/117_0.0%/3
212             2    Cahuenga Apartments                                             7/1/2015              Lock/117_0.0%/3
213             2    Villa Bonita Apts                                               7/11/2015             Lock/115_0.0%/6
214             1    Capital Storage - Clifton, NY                                   9/11/2015             Lock/114_0.0%/6
215             1    Fifth Avenue San Rafael                                         7/11/2015             Lock/118_0.0%/3
216             1    One Hudson Park, Inc.                                           6/1/2015              Lock/84_YM/32_0.0%/4
217             1    Mason Center                                                    7/11/2015             Lock/114_0.0%/6
218             2    Riverwood Owners, Inc.                                          6/1/2015              Lock/102_2.0%/13_0.0%/5
219             2    Parkview West Apartments                                        7/11/2015             Lock/114_0.0%/6
220             1    993 Fifth Avenue Corporation                                    6/1/2015              Lock/102_2.0%/14_0.0%/4
221             1    EZ Encino                                                       9/1/2015              Lock/116_0.0%/4
222             1    Hozho Center                                                    8/11/2015             Lock/114_0.0%/6

               LOAN                                                                 DEFEASANCE
 #   CROSSED  GROUP  LOAN NAME                                                      OPTION (6)
 -   -------  -----  ---------                                                      ----------
112             1    Residence Inn Albuquerque                                          Yes
113             1    Towne Place Suites by Marriott - Orlando                           Yes
114             2    Klein MF Portfolio (Quail and Greentree)                           Yes
115             1    All Aboard - San Ramon                                             Yes
116             2    Chinook Way Apartments                                             Yes
117             2    Quail Pointe Apartments                                            Yes
118             2    Bayshore Village MHC                                               Yes
119             1    Tempe St. Luke's Office Building                                   No
120             1    Residence Inn Wilmington Landfall                                  Yes
121             2    Berkshire Village Townhouses, Inc.                                 No
122             1    Springhill Suites - Southfield                                     Yes
123             1    North Rivers Business Center                                       No
124             1    All Aboard - Oakland                                               Yes
125             1    Courtyard Tifton                                                   Yes
126             1    Holiday Inn Express Hotel & Suites - Jacksonville                  Yes
127             2    Forest Creek Apartments                                            Yes
128             1    Shoppes of Acworth                                                 Yes
129             1    Spectra-Physics Facility                                           Yes
130             1    1120 Nasa                                                          Yes
131             2    Tower Park                                                         No
132             1    Redbird Village                                                    Yes
133             1    Gracie Terrace Apartment Corporation                               No
134             1    All Aboard - San Francisco                                         Yes
135             2    Milltowne Villas                                                   Yes
136             1    Beverly Wilshire Retail                                            No
137             1    JFK Medical Pavilion I                                             No
138             2    The Olympia Apartments                                             Yes
139             1    Courtyard by Marriott - Grand Rapids Airport                       Yes
140             1    Parkway Tower Office                                               No
141             2    Pelican Pointe Apartments                                          Yes
142             1    Chefalo Self Storage                                               Yes
143             1    Strine MHP Portfolio (3)                                           Yes
144             1    Shoppes at North Lake                                              Yes
145             1    Fairfield Inn by Marriott - Fort Myers                             Yes
146             1    333 East 53 Tenants Corp.                                          Yes
147             1    18 Van Veghten Drive                                               Yes
148             2    Palm Apartments                                                    Yes
149    (E)      1    Bank Block Center                                                  Yes
150    (E)      1    Grandview Avenue                                                   Yes
151    (E)      1    Windsor Arms Apartments                                            Yes
152             1    100 Grove Road                                                     Yes
153             1    Walgreens (Missouri, TX)                                           Yes
154             1    West Oxmoor Tower                                                  Yes
155             1    Farmington City Center                                             Yes
156             2    Hidden Acres Apartments                                            Yes
157             2    Tara Hall Apartments                                               Yes
158             1    South Creek Collection                                             Yes
159             2    Jupiter Crossing Apartments                                        Yes
160             2    Sandhurst Apartments                                               Yes
161             1    Walgreens (Statesboro)                                             Yes
162             2    Oakview Apartments                                                 Yes
163    (F)      1    St. Charles Building No. 550                                       Yes
164    (F)      1    St. Charles Building No. 558                                       Yes
165             2    Ponderosa Acres Apartments                                         Yes
166             1    Holiday Inn Express - Hialeah                                      Yes
167             1    Walgreens (New Braunfels)                                          No
168             1    8700 Commerce Park                                                 Yes
169             2    Garden Village Apartments                                          No
170             1    Rialto Industrial Building                                         Yes
171             1    Kris Krossing Shopping Center                                      Yes
172             1    Reddington El Paso Office                                          Yes
173             1    Crossroads Plaza                                                   Yes
174             1    Shoppes at Seven Hills                                             Yes
175             1    Glenridge Point Shopping Center                                    Yes
176             1    Gator Crossing                                                     Yes
177             1    Lake Crest Plaza                                                   Yes
178             1    Summerfield Apartments                                             Yes
179             1    Corner of Paradise                                                 No
180             1    Park Towers Owners, Inc.                                           No
181             1    Abby Park                                                          Yes
182             2    Arrow Pines Estates MHP                                            Yes
183             1    West Pointe Village                                                Yes
184             2    Portage Green MHC                                                  Yes
185             1    All Aboard - Santa Ana                                             No
186             1    Madison Avenue Home Center                                         Yes
187             1    Congress Professional Center I                                     Yes
188             1    213 Summerhill Road                                                Yes
189             1    Comfort Inn Shenandoah                                             Yes
190             1    176 Broadway Owners Corp.                                          No
191             1    Roseland Center                                                    Yes
192             2    Lawnfair Apartments                                                Yes
193             1    Emerson Industrial Building II                                     Yes
194             1    West Maple Square                                                  Yes
195             1    Sinking Spring Marketplace                                         Yes
196             1    5450 Northwest Central                                             Yes
197             1    505 WE Owners Corp.                                                No
198             1    Breukelen Owners Corp.                                             No
199             1    Highway 110 Center                                                 Yes
200             2    Spring Creek Apartments - Senior                                   Yes
201             2    Ridgeview Apartments                                               Yes
202             1    Kerr- 722 West Independence Blvd                                   Yes
203             1    Newbridge Road Shopping Center                                     Yes
204             2    Meadowbrook MHC                                                    Yes
205             2    The Gardens 75th Street Owners Corp.                               No
206             1    Clearfork MHP                                                      Yes
207             1    Space Savers Self Storage                                          Yes
208             1    A & M Mobile Home Park                                             Yes
209             1    Garden Grove                                                       Yes
210             1    Capitol House Tenants Corp.                                        No
211             1    Carriage Way Shopping Center                                       Yes
212             2    Cahuenga Apartments                                                Yes
213             2    Villa Bonita Apts                                                  Yes
214             1    Capital Storage - Clifton, NY                                      Yes
215             1    Fifth Avenue San Rafael                                            Yes
216             1    One Hudson Park, Inc.                                              No
217             1    Mason Center                                                       Yes
218             2    Riverwood Owners, Inc.                                             No
219             2    Parkview West Apartments                                           Yes
220             1    993 Fifth Avenue Corporation                                       No
221             1    EZ Encino                                                          Yes
222             1    Hozho Center                                                       Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                        ORIGINAL       CUT-OFF DATE
               LOAN                                                                    PRINCIPAL        PRINCIPAL
 #   CROSSED  GROUP  LOAN NAME                                                          BALANCE        BALANCE (1)
 -   -------  -----  ---------                                                          -------        -----------
223             1    Watertower Office Building                                     $     2,200,000  $     2,190,144
224             1    Jefferson Auto Center                                                2,100,000        2,100,000
225             1    Osler Medical Arts Pavilion                                          2,100,000        2,093,430
226             2    Rockbrook Apartments                                                 2,100,000        2,091,673
227             1    Kerr Drug - Raleigh                                                  2,084,959        2,078,363
228             1    Strongsville Executive Building                                      2,040,000        2,040,000
229             1    126 Main Street                                                      2,050,000        2,039,392
230             1    311 East 75th Owners Corp.                                           2,000,000        1,990,601
231             2    Canyon View MHC                                                      1,960,000        1,952,649
232             1    The Glass House Cooperative, Inc.                                    1,900,000        1,900,000
233             1    Kerr Drug - Franklinton                                              1,905,221        1,899,194
234             1    1850 SW 8th Street                                                   1,900,000        1,894,873
235             1    Empire State Lofts Limited                                           1,900,000        1,894,193
236             1    Greenwich Corp.                                                      1,900,000        1,892,338
237             1    Lochaven MHC                                                         1,900,000        1,876,023
238             1    Kerr Drug - St. Pauls                                                1,869,273        1,863,359
239             2    Camac Street                                                         1,820,000        1,816,204
240             2    Kensington Apartments                                                1,800,000        1,800,000
241             2    32-52 41st Street                                                    1,800,000        1,796,221
242             1    Kerr- 407 West Main St.                                              1,797,378        1,795,578
243             1    67 Owners Ltd.                                                       1,800,000        1,792,805
244             1    235 East Broad Street                                                1,750,000        1,741,199
245             1    Fowler Court Tenants Inc.                                            1,750,000        1,733,831
246             1    Bluestem Plaza                                                       1,700,000        1,691,731
247             1    Kerr Drug - Johns Island                                             1,689,535        1,684,190
248             2    Bluebird Apartments                                                  1,660,000        1,658,498
249             1    Barnes Shops                                                         1,650,000        1,643,606
250             2    Oakwood Portfolio                                                    1,628,000        1,623,007
251             1    2929 SW 3rd Avenue                                                   1,600,000        1,595,683
252             1    Seven Juliustown                                                     1,600,000        1,595,180
253             1    Kerr Drug - Summerville                                              1,567,314        1,562,356
254             1    Orange Shopping Center                                               1,537,500        1,534,675
255             2    Meriwether Apartments                                                1,500,000        1,500,000
256             1    Dothan South Plaza                                                   1,500,000        1,496,804
257             2    Parkview Village Townhomes                                           1,500,000        1,495,652
258             2    Elizabeth Street MHP                                                 1,425,000        1,417,299
259             1    Kerr Drug - Maxton                                                   1,366,007        1,361,686
260             1    Mountain View                                                        1,315,000        1,303,394
261             1    Meadowbrook Square                                                   1,300,000        1,300,000
262             2    Quail Oaks Apartments                                                1,300,000        1,296,110
263             1    Northwest Crossing                                                   1,240,000        1,234,713
264             2    Trade Winds MHC                                                      1,225,000        1,221,176
265             2    Irvington Town House                                                 1,200,000        1,198,936
266             1    Hanover Plaza                                                        1,200,000        1,193,952
267             1    Palm Court Retail                                                    1,180,000        1,174,750
268             2    Oakbrook Apartments                                                  1,150,000        1,143,749
269             1    Walgreens - Armitage                                                 1,130,000        1,127,678
270             1    258 3rd avenue                                                       1,100,000        1,096,997
271             1    Jacksonville Plaza                                                   1,100,000        1,095,315
272             1    143 East Broad Street                                                1,050,000        1,044,719
273             2    Village Inn Apartments                                               1,020,000        1,013,430
274             1    Whitney & Capitol Avenue                                             1,000,000          999,131
275             1    Albertsons Downey                                                    1,000,000          997,020
276             1    Northgate MHP                                                          950,000          944,633
277             2    Hillcrest MHC and Colonial Estates MHC                                 900,000          900,000
278             2    Riggs Place                                                            850,000          847,370
279             2    Arbordale Apartments                                                   850,000          844,091
280             1    Rolling Acres MHP                                                      700,000          696,046

                                                                                    --------------------------------
TOTAL/WEIGHTED AVERAGE:                                                             $ 2,904,167,810  $ 2,900,946,560
                                                                                    ================================

MAXIMUM:                                                                            $   273,800,000  $   273,800,000
MINIMUM:                                                                            $       500,000  $       497,659

                                                                                    PERCENTAGE OF   ORIGINATION      REMAINING
                                                                                     INITIAL NET    AMORTIZATION   AMORTIZATION
               LOAN                                                                    MORTGAGE         TERM           TERM
 #   CROSSED  GROUP  LOAN NAME                                                       POOL BALANCE   (MONTHS) (2)  (MONTHS)(1)(2)
 -   -------  -----  ---------                                                       ------------   ------------  --------------
223             1    Watertower Office Building                                          0.1%           300             297
224             1    Jefferson Auto Center                                               0.1%           360             360
225             1    Osler Medical Arts Pavilion                                         0.1%           360             357
226             2    Rockbrook Apartments                                                0.1%           360             356
227             1    Kerr Drug - Raleigh                                                 0.1%           360             357
228             1    Strongsville Executive Building                                     0.1%           360             360
229             1    126 Main Street                                                     0.1%           360             355
230             1    311 East 75th Owners Corp.                                          0.1%           480             470
231             2    Canyon View MHC                                                     0.1%           360             356
232             1    The Glass House Cooperative, Inc.                                   0.1%      Interest Only   Interest Only
233             1    Kerr Drug - Franklinton                                             0.1%           360             357
234             1    1850 SW 8th Street                                                  0.1%           360             357
235             1    Empire State Lofts Limited                                          0.1%           480             475
236             1    Greenwich Corp.                                                     0.1%           480             472
237             1    Lochaven MHC                                                        0.1%           120             118
238             1    Kerr Drug - St. Pauls                                               0.1%           360             357
239             2    Camac Street                                                        0.1%           360             358
240             2    Kensington Apartments                                               0.1%           360             360
241             2    32-52 41st Street                                                   0.1%           360             358
242             1    Kerr- 407 West Main St.                                             0.1%           360             359
243             1    67 Owners Ltd.                                                      0.1%           420             415
244             1    235 East Broad Street                                               0.1%           360             355
245             1    Fowler Court Tenants Inc.                                           0.1%           360             351
246             1    Bluestem Plaza                                                      0.1%           360             355
247             1    Kerr Drug - Johns Island                                            0.1%           360             357
248             2    Bluebird Apartments                                                 0.1%           360             359
249             1    Barnes Shops                                                        0.1%           360             356
250             2    Oakwood Portfolio                                                   0.1%           360             357
251             1    2929 SW 3rd Avenue                                                  0.1%           360             357
252             1    Seven Juliustown                                                    0.1%           360             357
253             1    Kerr Drug - Summerville                                             0.1%           360             357
254             1    Orange Shopping Center                                              0.1%           360             358
255             2    Meriwether Apartments                                               0.1%           360             360
256             1    Dothan South Plaza                                                  0.1%           240             239
257             2    Parkview Village Townhomes                                          0.1%           360             357
258             2    Elizabeth Street MHP                                               0.05%           360             355
259             1    Kerr Drug - Maxton                                                 0.05%           360             357
260             1    Mountain View                                                      0.04%           360             351
261             1    Meadowbrook Square                                                 0.04%           360             360
262             2    Quail Oaks Apartments                                              0.04%           360             357
263             1    Northwest Crossing                                                 0.04%           360             356
264             2    Trade Winds MHC                                                    0.04%           360             357
265             2    Irvington Town House                                               0.04%           360             359
266             1    Hanover Plaza                                                      0.04%           360             355
267             1    Palm Court Retail                                                  0.04%           240             238
268             2    Oakbrook Apartments                                                0.04%           132             131
269             1    Walgreens - Armitage                                               0.04%           360             358
270             1    258 3rd avenue                                                     0.04%           360             357
271             1    Jacksonville Plaza                                                 0.04%           300             297
272             1    143 East Broad Street                                              0.04%           360             355
273             2    Village Inn Apartments                                             0.03%           240             237
274             1    Whitney & Capitol Avenue                                           0.03%           360             359
275             1    Albertsons Downey                                                  0.03%           300             298
276             1    Northgate MHP                                                      0.03%           300             296
277             2    Hillcrest MHC and Colonial Estates MHC                             0.03%           360             360
278             2    Riggs Place                                                        0.03%           360             357
279             2    Arbordale Apartments                                               0.03%           180             178
280             1    Rolling Acres MHP                                                  0.02%           300             296

                                                                                    --------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                 100.0%          355             353
                                                                                    ============================================

MAXIMUM:                                                                                 9.4%           480             477
MINIMUM:                                                                                0.02%           120             118

                                                                                                                     INITIAL
                                                                                      ORIGINAL        REMAINING     INTEREST
                                                                                       TERM TO         TERM TO        ONLY
               LOAN                                                                   MATURITY        MATURITY       PERIOD
 #   CROSSED  GROUP  LOAN NAME                                                      (MONTHS) (2)  (MONTHS) (1) (2)  (MONTHS)
 -   -------  -----  ---------                                                      ------------  ----------------  --------
223             1    Watertower Office Building                                          120             117
224             1    Jefferson Auto Center                                               120             119            60
225             1    Osler Medical Arts Pavilion                                         120             117
226             2    Rockbrook Apartments                                                120             116
227             1    Kerr Drug - Raleigh                                                 120             117
228             1    Strongsville Executive Building                                     120             117            24
229             1    126 Main Street                                                     121             116
230             1    311 East 75th Owners Corp.                                          120             110
231             2    Canyon View MHC                                                      60              56
232             1    The Glass House Cooperative, Inc.                                   120             115           120
233             1    Kerr Drug - Franklinton                                             120             117
234             1    1850 SW 8th Street                                                  119             116
235             1    Empire State Lofts Limited                                          120             115
236             1    Greenwich Corp.                                                     120             112
237             1    Lochaven MHC                                                        121             119
238             1    Kerr Drug - St. Pauls                                               120             117
239             2    Camac Street                                                        120             118
240             2    Kensington Apartments                                               120             117            24
241             2    32-52 41st Street                                                   120             118
242             1    Kerr- 407 West Main St.                                             120             119
243             1    67 Owners Ltd.                                                      120             115
244             1    235 East Broad Street                                               120             115
245             1    Fowler Court Tenants Inc.                                           120             111
246             1    Bluestem Plaza                                                      120             115
247             1    Kerr Drug - Johns Island                                            120             117
248             2    Bluebird Apartments                                                 120             119
249             1    Barnes Shops                                                        121             117
250             2    Oakwood Portfolio                                                   120             117
251             1    2929 SW 3rd Avenue                                                  119             116
252             1    Seven Juliustown                                                    120             117
253             1    Kerr Drug - Summerville                                             120             117
254             1    Orange Shopping Center                                              120             118
255             2    Meriwether Apartments                                               119             116            18
256             1    Dothan South Plaza                                                  120             119
257             2    Parkview Village Townhomes                                          120             117
258             2    Elizabeth Street MHP                                                120             115
259             1    Kerr Drug - Maxton                                                  120             117
260             1    Mountain View                                                       120             111
261             1    Meadowbrook Square                                                  120             117            12
262             2    Quail Oaks Apartments                                               120             117
263             1    Northwest Crossing                                                  121             117
264             2    Trade Winds MHC                                                      84              81
265             2    Irvington Town House                                                120             119
266             1    Hanover Plaza                                                       121             116
267             1    Palm Court Retail                                                   120             118
268             2    Oakbrook Apartments                                                 132             131
269             1    Walgreens - Armitage                                                120             118
270             1    258 3rd avenue                                                      120             117
271             1    Jacksonville Plaza                                                  120             117
272             1    143 East Broad Street                                               120             115
273             2    Village Inn Apartments                                              120             117
274             1    Whitney & Capitol Avenue                                            120             119
275             1    Albertsons Downey                                                   120             118
276             1    Northgate MHP                                                       120             116
277             2    Hillcrest MHC and Colonial Estates MHC                              120             118            60
278             2    Riggs Place                                                         120             117
279             2    Arbordale Apartments                                                180             178
280             1    Rolling Acres MHP                                                   120             116

                                                                                    ----------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                  116             112
                                                                                    ========================================

MAXIMUM:                                                                                 180             178
MINIMUM:                                                                                  60              56

                                                                                    MORTGAGE                       FIRST
               LOAN                                                                 INTEREST    MONTHLY           PAYMENT
 #   CROSSED  GROUP  LOAN NAME                                                        RATE    PAYMENT (3)          DATE
 -   -------  -----  ---------                                                        ----    -----------          ----
223             1    Watertower Office Building                                      5.3800%  $     13,353       9/11/2005
224             1    Jefferson Auto Center                                           5.4200%        11,818       11/1/2005
225             1    Osler Medical Arts Pavilion                                     5.3000%        11,661       9/1/2005
226             2    Rockbrook Apartments                                            5.4800%        11,897       8/11/2005
227             1    Kerr Drug - Raleigh                                             5.2500%        11,513       9/1/2005
228             1    Strongsville Executive Building                                 5.1000%        11,076       9/11/2005
229             1    126 Main Street                                                 5.4000%        11,511       7/11/2005
230             1    311 East 75th Owners Corp.                                      6.3300%        11,468       2/1/2005
231             2    Canyon View MHC                                                 5.7200%        11,401       8/11/2005
232             1    The Glass House Cooperative, Inc.                               5.1000%         8,187       7/1/2005
233             1    Kerr Drug - Franklinton                                         5.2500%        10,521       9/1/2005
234             1    1850 SW 8th Street                                              5.9500%        11,330       9/11/2005
235             1    Empire State Lofts Limited                                      5.0700%         9,339       7/1/2005
236             1    Greenwich Corp.                                                 5.7300%        10,203       4/1/2005
237             1    Lochaven MHC                                                    5.2100%        20,348      10/11/2005
238             1    Kerr Drug - St. Pauls                                           5.2500%        10,322       9/1/2005
239             2    Camac Street                                                    5.4000%        10,220      10/11/2005
240             2    Kensington Apartments                                           5.2700%         9,962       9/11/2005
241             2    32-52 41st Street                                               5.3700%        10,074      10/11/2005
242             1    Kerr- 407 West Main St.                                         5.2500%         9,925       11/1/2005
243             1    67 Owners Ltd.                                                  5.4700%         9,631       7/1/2005
244             1    235 East Broad Street                                           5.5300%         9,969       7/11/2005
245             1    Fowler Court Tenants Inc.                                       5.9400%        10,517       3/1/2005
246             1    Bluestem Plaza                                                  5.6800%         9,845       7/11/2005
247             1    Kerr Drug - Johns Island                                        5.2500%         9,330       9/1/2005
248             2    Bluebird Apartments                                             5.6600%         9,593       11/1/2005
249             1    Barnes Shops                                                    5.5800%         9,452       8/11/2005
250             2    Oakwood Portfolio                                               5.3900%         9,132       9/11/2005
251             1    2929 SW 3rd Avenue                                              5.9500%         9,541       9/11/2005
252             1    Seven Juliustown                                                5.4700%         9,055       9/1/2005
253             1    Kerr Drug - Summerville                                         5.2500%         8,655       9/1/2005
254             1    Orange Shopping Center                                          5.9800%         9,198      10/11/2005
255             2    Meriwether Apartments                                           5.3500%         8,376       9/11/2005
256             1    Dothan South Plaza                                              5.5400%        10,352       11/1/2005
257             2    Parkview Village Townhomes                                      5.6400%         8,649       9/11/2005
258             2    Elizabeth Street MHP                                            5.2000%         7,825       7/11/2005
259             1    Kerr Drug - Maxton                                              5.2500%         7,543       9/1/2005
260             1    Mountain View                                                   5.9000%         7,800       3/11/2005
261             1    Meadowbrook Square                                              5.3300%         7,243       9/11/2005
262             2    Quail Oaks Apartments                                           5.5000%         7,381       9/11/2005
263             1    Northwest Crossing                                              5.1600%         6,778       8/11/2005
264             2    Trade Winds MHC                                                 5.3100%         6,810       9/11/2005
265             2    Irvington Town House                                            5.7400%         6,995      11/11/2005
266             1    Hanover Plaza                                                   5.5200%         6,829       7/11/2005
267             1    Palm Court Retail                                               5.5000%         8,117      10/11/2005
268             2    Oakbrook Apartments                                             5.3400%        11,539       11/1/2005
269             1    Walgreens - Armitage                                            5.4700%         6,395      10/11/2005
270             1    258 3rd avenue                                                  5.9000%         6,525       9/11/2005
271             1    Jacksonville Plaza                                              5.6700%         6,867       9/11/2005
272             1    143 East Broad Street                                           5.5300%         5,982       7/11/2005
273             2    Village Inn Apartments                                          5.7000%         7,132       9/11/2005
274             1    Whitney & Capitol Avenue                                        5.8200%         5,880      11/11/2005
275             1    Albertsons Downey                                               5.4800%         6,129      10/11/2005
276             1    Northgate MHP                                                   5.6600%         5,925       8/11/2005
277             2    Hillcrest MHC and Colonial Estates MHC                          5.3900%         5,048       10/1/2005
278             2    Riggs Place                                                     5.3500%         4,747       9/11/2005
279             2    Arbordale Apartments                                            5.6400%         7,009      10/11/2005
280             1    Rolling Acres MHP                                               5.6600%         4,366       8/11/2005

                                                                                    --------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                              5.2204%  $ 15,732,483       8/18/2005
                                                                                    ======================================

MAXIMUM:                                                                             6.3300%  $  1,365,720       12/1/2005
MINIMUM:                                                                             4.7443%  $      2,950       12/1/2003

               LOAN                                                                  MATURITY               PREPAYMENT PROVISION
 #   CROSSED  GROUP  LOAN NAME                                                         DATE      ARD (4)    AS OF ORIGINATION (5)
 -   -------  -----  ---------                                                         ----      -------    ---------------------
223             1    Watertower Office Building                                      8/11/2015             Lock/39_YM1/78_0.0%/3
224             1    Jefferson Auto Center                                           10/1/2015             Lock/60_YM1/56_0.0%/4
225             1    Osler Medical Arts Pavilion                                     8/1/2015              Lock/116_0.0%/4
226             2    Rockbrook Apartments                                            7/11/2015             Lock/117_0.0%/3
227             1    Kerr Drug - Raleigh                                             8/1/2015              Lock/118_0.0%/2
228             1    Strongsville Executive Building                                 8/11/2015             Lock/117_0.0%/3
229             1    126 Main Street                                                 7/11/2015             Lock/115_0.0%/6
230             1    311 East 75th Owners Corp.                                      1/1/2015              Lock/116_0.0%/4
231             2    Canyon View MHC                                                 7/11/2010             Lock/54_0.0%/6
232             1    The Glass House Cooperative, Inc.                               6/1/2015              Lock/102_2.0%/14_0.0%/4
233             1    Kerr Drug - Franklinton                                         8/1/2015              Lock/118_0.0%/2
234             1    1850 SW 8th Street                                              7/11/2015             Lock/113_0.0%/6
235             1    Empire State Lofts Limited                                      6/1/2015              Lock/84_YM/32_0.0%/4
236             1    Greenwich Corp.                                                 3/1/2015              Lock/102_2.0%/14_0.0%/4
237             1    Lochaven MHC                                                   10/11/2015             Lock/115_0.0%/6
238             1    Kerr Drug - St. Pauls                                           8/1/2015              Lock/118_0.0%/2
239             2    Camac Street                                                    9/11/2015             Lock/114_0.0%/6
240             2    Kensington Apartments                                           8/11/2015             Lock/114_0.0%/6
241             2    32-52 41st Street                                               9/11/2015             Lock/114_0.0%/6
242             1    Kerr- 407 West Main St.                                         10/1/2015             Lock/118_0.0%/2
243             1    67 Owners Ltd.                                                  6/1/2015              Lock/84_YM/32_0.0%/4
244             1    235 East Broad Street                                           6/11/2015             Lock/41_YM1/76_0.0%/3
245             1    Fowler Court Tenants Inc.                                       2/1/2015              Lock/102_2.0%/14_0.0%/4
246             1    Bluestem Plaza                                                  6/11/2015             Lock/114_0.0%/6
247             1    Kerr Drug - Johns Island                                        8/1/2015              Lock/118_0.0%/2
248             2    Bluebird Apartments                                             10/1/2015             Lock/118_0.0%/2
249             1    Barnes Shops                                                    8/11/2015             Lock/40_YM1/78_0.0%/3
250             2    Oakwood Portfolio                                               8/11/2015             Lock/114_0.0%/6
251             1    2929 SW 3rd Avenue                                              7/11/2015             Lock/113_0.0%/6
252             1    Seven Juliustown                                                8/1/2015              Lock/117_0.0%/3
253             1    Kerr Drug - Summerville                                         8/1/2015              Lock/118_0.0%/2
254             1    Orange Shopping Center                                          9/11/2015             Lock/114_0.0%/6
255             2    Meriwether Apartments                                           7/11/2015             Lock/113_0.0%/6
256             1    Dothan South Plaza                                              10/1/2015             Lock/116_0.0%/4
257             2    Parkview Village Townhomes                                      8/11/2015             Lock/39_YM1/78_0.0%/3
258             2    Elizabeth Street MHP                                            6/11/2015             Lock/117_0.0%/3
259             1    Kerr Drug - Maxton                                              8/1/2015              Lock/118_0.0%/2
260             1    Mountain View                                                   2/11/2015             Lock/114_0.0%/6
261             1    Meadowbrook Square                                              8/11/2015             Lock/114_0.0%/6
262             2    Quail Oaks Apartments                                           8/11/2015             Lock/114_0.0%/6
263             1    Northwest Crossing                                              8/11/2015             Lock/115_0.0%/6
264             2    Trade Winds MHC                                                 8/11/2012             Lock/78_0.0%/6
265             2    Irvington Town House                                           10/11/2015             Lock/114_0.0%/6
266             1    Hanover Plaza                                                   7/11/2015             Lock/115_0.0%/6
267             1    Palm Court Retail                                               9/11/2015             Lock/114_0.0%/6
268             2    Oakbrook Apartments                                             10/1/2016             Lock/129_0.0%/3
269             1    Walgreens - Armitage                                            9/11/2015             Lock/38_YM1/79_0.0%/3
270             1    258 3rd avenue                                                  8/11/2015             Lock/114_0.0%/6
271             1    Jacksonville Plaza                                              8/11/2015             Lock/114_0.0%/6
272             1    143 East Broad Street                                           6/11/2015             Lock/41_YM1/76_0.0%/3
273             2    Village Inn Apartments                                          8/11/2015             Lock/114_0.0%/6
274             1    Whitney & Capitol Avenue                                       10/11/2015             Lock/114_0.0%/6
275             1    Albertsons Downey                                               9/11/2015             Lock/117_0.0%/3
276             1    Northgate MHP                                                   7/11/2015             Lock/114_0.0%/6
277             2    Hillcrest MHC and Colonial Estates MHC                          9/1/2015              Lock/116_0.0%/4
278             2    Riggs Place                                                     8/11/2015             Lock/114_0.0%/6
279             2    Arbordale Apartments                                            9/11/2020             Lock/177_0.0%/3
280             1    Rolling Acres MHP                                               7/11/2015             Lock/114_0.0%/6

                                                                                    ----------
TOTAL/WEIGHTED AVERAGE:                                                              10/4/2015
                                                                                    ==========

MAXIMUM:                                                                             8/11/2035
MINIMUM:                                                                             7/1/2010

               LOAN                                                                 DEFEASANCE
 #   CROSSED  GROUP  LOAN NAME                                                      OPTION (6)
 -   -------  -----  ---------                                                      ----------
223             1    Watertower Office Building                                         No
224             1    Jefferson Auto Center                                              No
225             1    Osler Medical Arts Pavilion                                        Yes
226             2    Rockbrook Apartments                                               Yes
227             1    Kerr Drug - Raleigh                                                Yes
228             1    Strongsville Executive Building                                    Yes
229             1    126 Main Street                                                    Yes
230             1    311 East 75th Owners Corp.                                         Yes
231             2    Canyon View MHC                                                    Yes
232             1    The Glass House Cooperative, Inc.                                  No
233             1    Kerr Drug - Franklinton                                            Yes
234             1    1850 SW 8th Street                                                 Yes
235             1    Empire State Lofts Limited                                         No
236             1    Greenwich Corp.                                                    No
237             1    Lochaven MHC                                                       Yes
238             1    Kerr Drug - St. Pauls                                              Yes
239             2    Camac Street                                                       Yes
240             2    Kensington Apartments                                              Yes
241             2    32-52 41st Street                                                  Yes
242             1    Kerr- 407 West Main St.                                            Yes
243             1    67 Owners Ltd.                                                     No
244             1    235 East Broad Street                                              No
245             1    Fowler Court Tenants Inc.                                          No
246             1    Bluestem Plaza                                                     Yes
247             1    Kerr Drug - Johns Island                                           Yes
248             2    Bluebird Apartments                                                Yes
249             1    Barnes Shops                                                       No
250             2    Oakwood Portfolio                                                  Yes
251             1    2929 SW 3rd Avenue                                                 Yes
252             1    Seven Juliustown                                                   Yes
253             1    Kerr Drug - Summerville                                            Yes
254             1    Orange Shopping Center                                             Yes
255             2    Meriwether Apartments                                              Yes
256             1    Dothan South Plaza                                                 Yes
257             2    Parkview Village Townhomes                                         No
258             2    Elizabeth Street MHP                                               Yes
259             1    Kerr Drug - Maxton                                                 Yes
260             1    Mountain View                                                      Yes
261             1    Meadowbrook Square                                                 Yes
262             2    Quail Oaks Apartments                                              Yes
263             1    Northwest Crossing                                                 Yes
264             2    Trade Winds MHC                                                    Yes
265             2    Irvington Town House                                               Yes
266             1    Hanover Plaza                                                      Yes
267             1    Palm Court Retail                                                  Yes
268             2    Oakbrook Apartments                                                Yes
269             1    Walgreens - Armitage                                               No
270             1    258 3rd avenue                                                     Yes
271             1    Jacksonville Plaza                                                 Yes
272             1    143 East Broad Street                                              No
273             2    Village Inn Apartments                                             Yes
274             1    Whitney & Capitol Avenue                                           Yes
275             1    Albertsons Downey                                                  Yes
276             1    Northgate MHP                                                      Yes
277             2    Hillcrest MHC and Colonial Estates MHC                             Yes
278             2    Riggs Place                                                        Yes
279             2    Arbordale Apartments                                               Yes
280             1    Rolling Acres MHP                                                  Yes

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STATEN (PARK HILL II), STATEN (PARK HILL I), AND STATEN (ST. GEORGE'S) ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY INDEPENDENCE VILLAGE - PEORIA AND INDEPENDENCE VILLAGE - WINSTON SALEM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY EL DORADO MHP AND EL DORADO WEST MHP ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTHERN TRUST BANKING BUILDING, COLDWELL BANKER BUILDING, AND BANK UNITED BUILDING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY BANK BLOCK CENTER, WINDSOR ARMS APARTMENTS, AND GRANDVIEW AVENUE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(F) THE UNDERLYING MORTGAGE LOANS SECURED BY ST. CHARLES BUILDING NO. 550 AND ST. CHARLES BUILDING NO. 558 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS.
(3) FOR THE MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENT REPRESENTS THE AVERAGE OF ONE FULL YEAR OF INTEREST PAYMENTS.
(4)  ANTICIPATED REPAYMENT DATE.
(5)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(x) = LOCKOUT PR DEFEASANCE FOR (x) PAYMENTS
     YMA/(y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (y) PAYMENTS
     A%/(y) = A% PREPAYMENT FOR (y) PAYMENTS
     0.0%/(z) = PREPAYABLE AT PAR FOR (z) PAYMENTS
(6)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
(7) THE AMORTIZATION ON THE 375 PARK AVENUE POOLED PORTION IS BASED ON THE INTEREST RATE ON THE 375 PARK AVENUE MORTGAGE TOTAL LOAN OR 5.76250%. THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES."
(8) FOR THE FIRST FOUR YEARS OF THE SILVER PORTFOLIO - KIMCO LOAN, THE BORROWER UNDER THE SILVER PORTFOLIO - KIMCO LOAN IS REQUIRED TO MAKE MONTHLY PRINCIPAL PAYMENTS BASED ON A FIXED ANNUAL AMOUNT. THE FIXED PRINCIPAL PAYMENTS AMOUNTS PER YEAR ARE BASED ON THE FOLLOWING SCHEDULE: YEAR ONE--$400,000; YEAR TWO--$550,000; YEAR THREE--$625,000; AND, YEAR
     FOUR--$725,000.
     THEREAFTER, PAYMENTS ON THE SILVER PORTFOLIO - KIMCO LOAN WILL BE BASED ON A 30-YEAR AMORTIZATION SCHEDULE BASED UPON THE REMAINING PRINCIPAL BALANCE AFTER YEAR FOUR.
(9) THE BORROWER MAY PREPAY UP TO $10,000,000 OF THE SILVER PORTFOLIO - KIMCO LOAN AT ANY TIME, WITH PAYMENT OF A YIELD MAINTENANCE PREMIUM, IN CONNECTION WITH THE RELEASE OF ONE OR MORE SILVER PORTFOLIO - KIMCO PROPERTIES.
     LOAN TERM AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS."
(10) UNDER THE TERMS OF THE LOAN DOCUMENTS, THE BORROWER IS REQUIRED TO MAKE A FIXED PAYMENT IN THE AMOUNT OF $91,847.80 ON EACH PAYMENT DATE DURING THE INTEREST ONLY PERIOD (OR FROM AND INCLUDING 10/1/2005 THROUGH AND INCLUDING 9/1/2010).
(11) THE AMORTIZATION ON THE 743 5TH AVENUE POOLED PORTION IS BASED ON THE INTEREST RATE 5.7500%. THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES."
(12) UNDER THE TERMS OF THE LOAN DOCUMENTS, THE BORROWER IS REQUIRED TO MAKE A FIXED PAYMENT IN THE AMOUNT OF $38,000 ON EACH PAYMENT DATE DURING THE INTEREST ONLY PERIOD (OR FROM AND INCLUDING 6/1/2005 THROUGH AND INCLUDING 5/1/2006).

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                                      CUT-OFF DATE
               LOAN                                                                     PRINCIPAL          APPRAISED
 #    CROSSED  GROUP  LOAN NAME                                                         BALANCE (1)          VALUE
 -    -------  -----  ---------                                                     -----------------  -----------------
 1               1    375 Park Avenue                                               $      273,800,00  $     705,000,000
 2               1    St. Johns Town Center                                               170,000,000        218,900,000
 3               1    Del Monte Center                                                     82,300,000        114,000,000
 4               1    Palmer Center                                                        79,580,000        100,000,000
 5               1    120 Wall Street                                                      70,000,000        125,000,000
 6               1    The Palisades                                                        65,000,000         97,000,000
 7               1    Silver Portfolio-Kimco                                               64,933,333         84,800,000
 8               1    Frenchman's Reef & Morning Star                                      62,500,000         85,600,000
 9               1    Gallery at South Dekalb                                              55,000,000         72,000,000
10               1    Weston Town Center                                                   45,400,000         61,300,000
11               1    Valley Forge Office Center                                           44,000,000         54,250,000
12               1    Southwest Commons                                                    43,100,000         59,690,000
13               1    Centergy Office                                                      42,000,000         55,300,000
14               1    Black Canyon & Red Mountain Office Buildings                         40,000,000         52,300,000
15      (A)      2    Staten (Park Hill II)                                                13,664,547         25,000,000
16      (A)      2    Staten (Park Hill I)                                                 13,594,880         23,400,000
17      (A)      2    Staten (St. George's)                                                12,549,886         24,500,000
18               1    Broadway Office Portfolio                                            35,200,000         45,500,000
19               1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North        35,000,000         47,500,000
20               2    Clearwater Creek Apartments                                          34,000,000         43,800,000
21               1    Northland Center Mall                                                31,000,000         56,000,000
22               1    Palmer Plaza                                                         31,000,000         40,900,000
23               2    Kings Village Corp.                                                  28,941,151        122,100,000
24               1    The Terraces Shopping Center                                         24,000,000         34,300,000
25               2    Saddle Creek Apartments                                              23,500,000         39,500,000
26               2    Bexley at Spring Farm                                                22,500,000         29,300,000
27               2    Signature Park Apartments                                            21,650,000         27,850,000
28               2    Ventana Apartments                                                   21,600,000         32,030,000
29               1    Marlton Square                                                       21,530,302         27,100,000
30               2    York Creek Apartments                                                20,477,620         26,100,000
31               1    MK Plaza                                                             20,000,000         47,000,000
32               1    Hotel Valencia Riverwalk                                             20,000,000         36,000,000
33               1    The Pittsfield Building                                              19,941,230         26,000,000
34               2    The Shores Apartments                                                18,600,000         23,400,000
35               1    Davis Ford Crossing                                                  18,500,000         25,100,000
36               1    743 5th Avenue                                                       18,000,000         29,700,000
37               2    CALPERS - Parkside Apartments                                        18,000,000         26,500,000
38      (B)      1    Independence Village - Peoria                                        10,204,714         15,940,000
39      (B)      1    Independence Village - Winston Salem                                  7,367,305         10,140,000
40               1    Centurion                                                            17,117,425         25,300,000
41               1    Chesapeake Park Plaza                                                17,000,000         21,800,000
42               2    Polo Club                                                            16,600,000         24,000,000
43               2    Timber Oaks Apartments                                               16,400,000         21,000,000
44               1    Portland Square Hotel                                                15,000,000         20,900,000
45               1    Cedar Run Apartments                                                 14,379,306         19,200,000
46               1    Mountain Village Plaza                                               14,300,000         18,000,000
47               2    Old Mill Apartments                                                  14,000,000         17,500,000
48               1    8415 & 8425 Progress Drive                                           13,709,120         17,200,000
49               1    Hilton Suites Anaheim                                                13,700,000         21,500,000
50               1    All Aboard - Menlo Park & Wilmington                                 13,213,076         25,150,000
51               1    Welsh Industrial Portfolio                                           13,000,000         16,250,000
52               1    Albemarle Pointe Center                                              13,000,000         18,550,000
53               2    Leafstone Apartments                                                 12,900,000         16,300,000
54               1    Peckham Square                                                       12,875,000         16,500,000
55               1    Port St. Lucie Towncenter                                            12,661,312         16,000,000
56               2    The Ashford at Stone Ridge                                           12,650,000         17,700,000
57               1    Residence Inn Norfolk Airport                                        12,636,216         17,400,000
58               1    Waterways Shoppes of Weston II                                       12,080,000         15,100,000
59               1    Plaza at Williams Centre                                             11,940,481         23,870,000
60               1    Covington Plaza                                                      11,880,000         14,900,000
61               1    River Place Apartments                                               11,700,000         14,650,000
62               1    La Habra Business Center and Tuff Guy Storage                        11,500,000         15,500,000
63               1    Waterways Shoppes of Weston                                          11,410,000         14,400,000
64               1    Torrance Crossroads                                                  11,375,295         16,100,000
65               1    Topanga Portfolio                                                    11,262,337         15,800,000
66               1    Lincoln View Plaza                                                   11,000,000         15,000,000
67               1    10 West 66th Street Corporation                                      10,930,643        289,500,000
68               1    Atrium Office Park                                                   10,665,170         14,800,000
69               1    Princessa Plaza                                                      10,600,000         12,950,000
70               1    Brennan Station Shopping Center                                      10,484,971         14,700,000
71               1    Wappingers Shopping Center                                           10,350,000         13,100,000
72               2    Grande Apartments                                                    10,300,000         13,400,000
73               1    Yorba Linda Self Storage                                             10,000,000         13,550,000
74               1    Rendina - Southpointe Medical Center                                  9,965,789         13,500,000
75               2    Woodlands at Statesboro Apartments                                    9,567,926         12,200,000
76               1    Wall St Plaza                                                         9,479,369         12,100,000
77               1    Sierra Town Center                                                    9,200,000         12,800,000
78               1    ISE Buildings                                                         9,166,541         11,900,000
79               1    Valencia Oaks Office                                                  9,000,000         12,100,000
80               1    Riverside Plaza                                                       8,900,000         11,030,000

               LOAN                                                                    CUT-OFF DATE      MATURITY/ARD
 #    CROSSED  GROUP  LOAN NAME                                                      LTV RATIO (1)(2)     BALANCE (3)
 -    -------  -----  ---------                                                     -----------------  -----------------
 1               1    375 Park Avenue                                                     38.8%        $     246,234,825
 2               1    St. Johns Town Center                                               77.7%              157,158,747
 3               1    Del Monte Center                                                    72.2%               82,300,000
 4               1    Palmer Center                                                       77.5%               73,481,285
 5               1    120 Wall Street                                                     56.0%               70,000,000
 6               1    The Palisades                                                       67.0%               56,690,433
 7               1    Silver Portfolio-Kimco                                              76.6%               56,625,891
 8               1    Frenchman's Reef & Morning Star                                     73.0%               55,840,454
 9               1    Gallery at South Dekalb                                             76.4%               44,694,354
10               1    Weston Town Center                                                  74.1%               45,400,000
11               1    Valley Forge Office Center                                          81.1%               44,000,000
12               1    Southwest Commons                                                   72.2%               39,711,688
13               1    Centergy Office                                                     68.7%               36,826,941
14               1    Black Canyon & Red Mountain Office Buildings                        76.5%               38,393,314
15      (A)      2    Staten (Park Hill II)                                               54.6%               11,563,929
16      (A)      2    Staten (Park Hill I)                                                54.6%               11,504,972
17      (A)      2    Staten (St. George's)                                               54.6%               10,620,622
18               1    Broadway Office Portfolio                                           77.4%               31,143,004
19               1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North       73.7%               28,727,709
20               2    Clearwater Creek Apartments                                         77.6%               31,399,826
21               1    Northland Center Mall                                               55.4%               26,641,631
22               1    Palmer Plaza                                                        75.8%               28,665,966
23               2    Kings Village Corp.                                                 23.7%               24,492,616
24               1    The Terraces Shopping Center                                        70.0%               21,743,575
25               2    Saddle Creek Apartments                                             59.5%               21,708,080
26               2    Bexley at Spring Farm                                               76.8%               20,965,878
27               2    Signature Park Apartments                                           77.7%               19,994,301
28               2    Ventana Apartments                                                  67.4%               19,929,055
29               1    Marlton Square                                                      79.4%               17,849,684
30               2    York Creek Apartments                                               78.5%               16,995,431
31               1    MK Plaza                                                            42.6%               19,395,010
32               1    Hotel Valencia Riverwalk                                            55.6%               17,468,911
33               1    The Pittsfield Building                                             76.7%               16,747,176
34               2    The Shores Apartments                                               79.5%               17,245,657
35               1    Davis Ford Crossing                                                 73.7%               15,971,641
36               1    743 5th Avenue                                                      60.6%               16,183,537
37               2    CALPERS - Parkside Apartments                                       67.9%               18,000,000
38      (B)      1    Independence Village - Peoria                                       67.4%                7,764,538
39      (B)      1    Independence Village - Winston Salem                                67.4%                5,605,618
40               1    Centurion                                                           67.7%               17,117,425
41               1    Chesapeake Park Plaza                                               78.0%               16,287,873
42               2    Polo Club                                                           69.2%               14,811,724
43               2    Timber Oaks Apartments                                              78.1%               15,208,920
44               1    Portland Square Hotel                                               71.8%               12,440,190
45               1    Cedar Run Apartments                                                74.9%               12,071,832
46               1    Mountain Village Plaza                                              79.4%               13,196,589
47               2    Old Mill Apartments                                                 80.0%               12,191,099
48               1    8415 & 8425 Progress Drive                                          79.7%                9,933,670
49               1    Hilton Suites Anaheim                                               63.7%               12,891,782
50               1    All Aboard - Menlo Park & Wilmington                                52.5%               10,995,660
51               1    Welsh Industrial Portfolio                                          80.0%               12,028,706
52               1    Albemarle Pointe Center                                             70.1%               12,051,460
53               2    Leafstone Apartments                                                79.1%               11,479,693
54               1    Peckham Square                                                      77.2%               10,946,869
55               1    Port St. Lucie Towncenter                                           79.1%               10,559,727
56               2    The Ashford at Stone Ridge                                          71.5%               11,927,024
57               1    Residence Inn Norfolk Airport                                       72.6%               10,765,152
58               1    Waterways Shoppes of Weston II                                      80.0%               11,182,568
59               1    Plaza at Williams Centre                                            50.0%                8,899,423
60               1    Covington Plaza                                                     79.7%               10,308,073
61               1    River Place Apartments                                              75.8%               10,820,962
62               1    La Habra Business Center and Tuff Guy Storage                       74.2%               10,035,493
63               1    Waterways Shoppes of Weston                                         79.2%               10,562,956
64               1    Torrance Crossroads                                                 70.7%                9,437,976
65               1    Topanga Portfolio                                                   66.2%                9,366,266
66               1    Lincoln View Plaza                                                  73.3%                9,543,037
67               1    10 West 66th Street Corporation                                      3.8%                9,107,275
68               1    Atrium Office Park                                                  72.1%                8,830,826
69               1    Princessa Plaza                                                     81.9%                9,285,015
70               1    Brennan Station Shopping Center                                     71.3%                7,963,553
71               1    Wappingers Shopping Center                                          79.0%                9,204,591
72               2    Grande Apartments                                                   76.9%                9,395,187
73               1    Yorba Linda Self Storage                                            73.8%                8,774,535
74               1    Rendina - Southpointe Medical Center                                73.8%                8,191,371
75               2    Woodlands at Statesboro Apartments                                  78.4%                7,909,659
76               1    Wall St Plaza                                                       78.3%                7,862,469
77               1    Sierra Town Center                                                  71.9%                8,184,038
78               1    ISE Buildings                                                       77.0%                7,767,858
79               1    Valencia Oaks Office                                                74.4%                7,983,860
80               1    Riverside Plaza                                                     80.7%                7,879,380

                                                                                     MATURITY/
                      LOAN                                                            ARD LTV        MOST RECENT     MOST RECENT
 #    CROSSED  GROUP  LOAN NAME                                                     RATIO (2)(3)         NOI           DSCR (4)
 -    -------  -----  ---------                                                     ------------  -----------------  -----------
 1               1    375 Park Avenue                                                   34.9%     $      20,832,201     1.27x
 2               1    St. Johns Town Center                                             71.8%             4,573,100     0.41
 3               1    Del Monte Center                                                  72.2%             7,508,870     1.83
 4               1    Palmer Center                                                     73.5%             6,960,461     1.37
 5               1    120 Wall Street                                                   56.0%             9,205,819     2.65
 6               1    The Palisades                                                     58.4%             3,199,109     0.73
 7               1    Silver Portfolio-Kimco                                            66.8%             4,147,465     1.03
 8               1    Frenchman's Reef & Morning Star                                   65.2%             9,395,182     1.67
 9               1    Gallery at South Dekalb                                           62.1%             4,428,516     0.98
10               1    Weston Town Center                                                74.1%             3,411,380     1.45
11               1    Valley Forge Office Center                                        81.1%                   N/A      N/A
12               1    Southwest Commons                                                 66.5%             2,564,473      N/A
13               1    Centergy Office                                                   66.6%             2,544,846     0.98
14               1    Black Canyon & Red Mountain Office Buildings                      73.4%             4,659,606     1.60
15      (A)      2    Staten (Park Hill II)                                             46.2%             1,327,966     1.36
16      (A)      2    Staten (Park Hill I)                                              46.2%             1,512,662     1.36
17      (A)      2    Staten (St. George's)                                             46.2%             1,196,061     1.36
18               1    Broadway Office Portfolio                                         68.4%             3,186,522     1.38
19               1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North     60.5%             5,140,083     1.64
20               2    Clearwater Creek Apartments                                       71.7%             2,691,654     1.16
21               1    Northland Center Mall                                             47.6%             5,591,287     2.38
22               1    Palmer Plaza                                                      70.1%             2,940,139     1.34
23               2    Kings Village Corp.                                               20.1%                   N/A      N/A
24               1    The Terraces Shopping Center                                      63.4%             2,232,230     1.35
25               2    Saddle Creek Apartments                                           55.0%             1,997,140     1.30
26               2    Bexley at Spring Farm                                             71.6%             1,725,041     1.06
27               2    Signature Park Apartments                                         71.8%             1,854,607     1.25
28               2    Ventana Apartments                                                62.2%             2,130,180     1.48
29               1    Marlton Square                                                    65.9%             2,308,923     1.56
30               2    York Creek Apartments                                             65.1%             1,784,801     1.32
31               1    MK Plaza                                                          41.3%             4,103,679     3.28
32               1    Hotel Valencia Riverwalk                                          48.5%             2,416,796      N/A
33               1    The Pittsfield Building                                           64.4%             1,917,629     1.14
34               2    The Shores Apartments                                             73.7%             1,659,948     1.28
35               1    Davis Ford Crossing                                               63.6%             1,770,930     1.43
36               1    743 5th Avenue                                                    54.5%                   N/A      N/A
37               2    CALPERS - Parkside Apartments                                     67.9%             1,529,347     1.53
38      (B)      1    Independence Village - Peoria                                     51.3%             1,180,591     1.27
39      (B)      1    Independence Village - Winston Salem                              51.3%               792,701     1.27
40               1    Centurion                                                         67.7%             1,303,871     1.29
41               1    Chesapeake Park Plaza                                             74.7%             1,507,856     1.20
42               2    Polo Club                                                         61.7%             1,431,842     1.28
43               2    Timber Oaks Apartments                                            72.4%             1,372,334     1.26
44               1    Portland Square Hotel                                             59.5%             1,671,167     1.45
45               1    Cedar Run Apartments                                              62.9%               977,939     1.00
46               1    Mountain Village Plaza                                            73.3%             1,023,988     1.05
47               2    Old Mill Apartments                                               69.7%             1,114,634     1.13
48               1    8415 & 8425 Progress Drive                                        57.8%                   N/A      N/A
49               1    Hilton Suites Anaheim                                             60.0%             1,633,969     1.24
50               1    All Aboard - Menlo Park & Wilmington                              43.7%             1,444,442     1.63
51               1    Welsh Industrial Portfolio                                        74.0%             1,380,430     1.61
52               1    Albemarle Pointe Center                                           65.0%             1,236,255     1.42
53               2    Leafstone Apartments                                              70.4%               918,442     1.05
54               1    Peckham Square                                                    66.3%                   N/A      N/A
55               1    Port St. Lucie Towncenter                                         66.0%               879,881     0.94
56               2    The Ashford at Stone Ridge                                        67.4%             1,008,919     1.20
57               1    Residence Inn Norfolk Airport                                     61.9%             1,392,077     1.34
58               1    Waterways Shoppes of Weston II                                    74.1%             1,027,840     1.26
59               1    Plaza at Williams Centre                                          37.3%             2,554,484     3.07
60               1    Covington Plaza                                                   69.2%             1,048,752     1.34
61               1    River Place Apartments                                            73.9%               800,052     1.00
62               1    La Habra Business Center and Tuff Guy Storage                     64.7%             1,051,354     1.37
63               1    Waterways Shoppes of Weston                                       73.4%               952,069     1.26
64               1    Torrance Crossroads                                               58.6%               893,247     1.12
65               1    Topanga Portfolio                                                 59.3%               878,459     1.26
66               1    Lincoln View Plaza                                                63.6%               954,666     1.25
67               1    10 West 66th Street Corporation                                    3.1%                   N/A      N/A
68               1    Atrium Office Park                                                59.7%               422,240     0.60
69               1    Princessa Plaza                                                   71.7%                   N/A      N/A
70               1    Brennan Station Shopping Center                                   54.2%             1,336,791     1.62
71               1    Wappingers Shopping Center                                        70.3%               796,981     1.10
72               2    Grande Apartments                                                 70.1%               585,841     0.80
73               1    Yorba Linda Self Storage                                          64.8%               885,882      N/A
74               1    Rendina - Southpointe Medical Center                              60.7%             1,150,727     1.81
75               2    Woodlands at Statesboro Apartments                                64.8%             1,068,966     1.64
76               1    Wall St Plaza                                                     65.0%             1,151,442     1.65
77               1    Sierra Town Center                                                63.9%               903,140     1.43
78               1    ISE Buildings                                                     65.3%                   N/A      N/A
79               1    Valencia Oaks Office                                              66.0%               910,030     1.43
80               1    Riverside Plaza                                                   71.4%               811,393     1.38

               LOAN                                                                        U/W                U/W
 #    CROSSED  GROUP  LOAN NAME                                                            NOI              NCF (5)
 -    -------  -----  ---------                                                     -----------------  -----------------
 1               1    375 Park Avenue                                               $       36,221,56  $      35,033,578
 2               1    St. Johns Town Center                                                13,873,996         13,402,737
 3               1    Del Monte Center                                                      7,526,110          7,070,323
 4               1    Palmer Center                                                         6,967,516          6,228,205
 5               1    120 Wall Street                                                       9,232,447          8,530,490
 6               1    The Palisades                                                         5,773,325          5,711,325
 7               1    Silver Portfolio-Kimco                                                4,993,572          4,978,132
 8               1    Frenchman's Reef & Morning Star                                       9,064,867          6,779,469
 9               1    Gallery at South Dekalb                                               6,204,387          5,650,430
10               1    Weston Town Center                                                    3,594,822          3,497,498
11               1    Valley Forge Office Center                                            3,917,227          3,741,348
12               1    Southwest Commons                                                     3,719,032          3,484,003
13               1    Centergy Office                                                       3,982,749          3,654,460
14               1    Black Canyon & Red Mountain Office Buildings                          3,675,668          3,315,709
15      (A)      2    Staten (Park Hill II)                                                 1,291,406          1,211,006
16      (A)      2    Staten (Park Hill I)                                                  1,183,181          1,102,781
17      (A)      2    Staten (St. George's)                                                 1,271,523          1,211,123
18               1    Broadway Office Portfolio                                             3,243,706          2,952,218
19               1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North         5,046,239          4,147,239
20               2    Clearwater Creek Apartments                                           2,772,654          2,684,254
21               1    Northland Center Mall                                                 6,067,312          5,613,924
22               1    Palmer Plaza                                                          3,047,678          2,847,859
23               2    Kings Village Corp.                                                   6,493,407          6,493,407
24               1    The Terraces Shopping Center                                          2,120,029          2,003,192
25               2    Saddle Creek Apartments                                               2,014,913          1,872,113
26               2    Bexley at Spring Farm                                                 1,962,639          1,899,439
27               2    Signature Park Apartments                                             1,836,919          1,769,719
28               2    Ventana Apartments                                                    2,025,269          1,927,769
29               1    Marlton Square                                                        2,055,347          1,978,552
30               2    York Creek Apartments                                                 1,803,971          1,659,971
31               1    MK Plaza                                                              3,538,713          2,967,594
32               1    Hotel Valencia Riverwalk                                              2,457,227          2,117,687
33               1    The Pittsfield Building                                               2,218,679          1,865,129
34               2    The Shores Apartments                                                 1,563,629          1,493,629
35               1    Davis Ford Crossing                                                   1,885,165          1,799,431
36               1    743 5th Avenue                                                        1,569,189          1,520,084
37               2    CALPERS - Parkside Apartments                                         1,576,747          1,486,747
38      (B)      1    Independence Village - Peoria                                         1,218,528          1,171,128
39      (B)      1    Independence Village - Winston Salem                                    896,155            849,355
40               1    Centurion                                                             1,467,140          1,263,609
41               1    Chesapeake Park Plaza                                                 1,584,632          1,428,367
42               2    Polo Club                                                             1,486,107          1,415,857
43               2    Timber Oaks Apartments                                                1,386,751          1,336,461
44               1    Portland Square Hotel                                                 1,828,664          1,659,505
45               1    Cedar Run Apartments                                                  1,216,955          1,120,955
46               1    Mountain Village Plaza                                                1,245,020          1,193,542
47               2    Old Mill Apartments                                                   1,325,383          1,260,383
48               1    8415 & 8425 Progress Drive                                            1,523,527          1,358,915
49               1    Hilton Suites Anaheim                                                 1,997,958          1,583,275
50               1    All Aboard - Menlo Park & Wilmington                                  1,397,729          1,369,614
51               1    Welsh Industrial Portfolio                                            1,303,922          1,175,876
52               1    Albemarle Pointe Center                                               1,189,509          1,113,939
53               2    Leafstone Apartments                                                  1,120,813          1,074,413
54               1    Peckham Square                                                        1,106,796          1,024,962
55               1    Port St. Lucie Towncenter                                             1,199,905          1,123,636
56               2    The Ashford at Stone Ridge                                            1,071,957          1,022,357
57               1    Residence Inn Norfolk Airport                                         1,635,119          1,470,051
58               1    Waterways Shoppes of Weston II                                        1,013,775            973,822
59               1    Plaza at Williams Centre                                              1,967,741          1,832,634
60               1    Covington Plaza                                                       1,029,475            970,716
61               1    River Place Apartments                                                1,001,552            948,302
62               1    La Habra Business Center and Tuff Guy Storage                         1,160,043          1,060,023
63               1    Waterways Shoppes of Weston                                             927,187            903,494
64               1    Torrance Crossroads                                                   1,004,753            951,373
65               1    Topanga Portfolio                                                       928,257            883,106
66               1    Lincoln View Plaza                                                      939,674            882,769
67               1    10 West 66th Street Corporation                                      11,921,055         11,921,055
68               1    Atrium Office Park                                                    1,063,981            972,376
69               1    Princessa Plaza                                                         971,273            916,816
70               1    Brennan Station Shopping Center                                       1,220,677          1,126,505
71               1    Wappingers Shopping Center                                              917,204            864,187
72               2    Grande Apartments                                                       910,479            880,729
73               1    Yorba Linda Self Storage                                                968,612            941,972
74               1    Rendina - Southpointe Medical Center                                  1,044,281            985,682
75               2    Woodlands at Statesboro Apartments                                      942,806            887,606
76               1    Wall St Plaza                                                           998,004            882,045
77               1    Sierra Town Center                                                      846,182            812,068
78               1    ISE Buildings                                                           981,940            917,647
79               1    Valencia Oaks Office                                                    826,955            756,532
80               1    Riverside Plaza                                                         776,239            719,581

               LOAN                                                                   U/W     ADMINISTRATIVE
 #    CROSSED  GROUP  LOAN NAME                                                     DSCR (4)       FEES
 -    -------  -----  ---------                                                     --------  --------------
 1               1    375 Park Avenue                                                 2.14x       0.0208%
 2               1    St. Johns Town Center                                           1.22        0.0208%
 3               1    Del Monte Center                                                1.72        0.0208%
 4               1    Palmer Center                                                   1.24        0.1008%
 5               1    120 Wall Street                                                 2.45        0.1008%
 6               1    The Palisades                                                   1.33        0.0208%
 7               1    Silver Portfolio-Kimco                                          1.24        0.1008%
 8               1    Frenchman's Reef & Morning Star                                 1.60        0.0208%
 9               1    Gallery at South Dekalb                                         1.43        0.0208%
10               1    Weston Town Center                                              1.53        0.0508%
11               1    Valley Forge Office Center                                      1.54        0.1008%
12               1    Southwest Commons                                               1.26        0.0208%
13               1    Centergy Office                                                 1.41        0.1008%
14               1    Black Canyon & Red Mountain Office Buildings                    1.24        0.0208%
15      (A)      2    Staten (Park Hill II)                                           1.26        0.0208%
16      (A)      2    Staten (Park Hill I)                                            1.26        0.0208%
17      (A)      2    Staten (St. George's)                                           1.26        0.0208%
18               1    Broadway Office Portfolio                                       1.30        0.0708%
19               1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North   1.60        0.0380%
20               2    Clearwater Creek Apartments                                     1.20        0.0208%
21               1    Northland Center Mall                                           2.60        0.0608%
22               1    Palmer Plaza                                                    1.40        0.0208%
23               2    Kings Village Corp.                                             3.56        0.0808%
24               1    The Terraces Shopping Center                                    1.28        0.0208%
25               2    Saddle Creek Apartments                                         1.22        0.1008%
26               2    Bexley at Spring Farm                                           1.21        0.0208%
27               2    Signature Park Apartments                                       1.24        0.0208%
28               2    Ventana Apartments                                              1.38        0.1008%
29               1    Marlton Square                                                  1.40        0.1008%
30               2    York Creek Apartments                                           1.22        0.0208%
31               1    MK Plaza                                                        2.37        0.0208%
32               1    Hotel Valencia Riverwalk                                        1.57        0.0208%
33               1    The Pittsfield Building                                         1.36        0.0208%
34               2    The Shores Apartments                                           1.20        0.0208%
35               1    Davis Ford Crossing                                             1.53        0.0208%
36               1    743 5th Avenue                                                  1.27        0.0208%
37               2    CALPERS - Parkside Apartments                                   1.58        0.0208%
38      (B)      1    Independence Village - Peoria                                   1.56        0.1008%
39      (B)      1    Independence Village - Winston Salem                            1.56        0.1008%
40               1    Centurion                                                       1.48        0.0208%
41               1    Chesapeake Park Plaza                                           1.26        0.0208%
42               2    Polo Club                                                       1.27        0.1008%
43               2    Timber Oaks Apartments                                          1.23        0.0208%
44               1    Portland Square Hotel                                           1.44        0.0208%
45               1    Cedar Run Apartments                                            1.15        0.1008%
46               1    Mountain Village Plaza                                          1.29        0.0208%
47               2    Old Mill Apartments                                             1.36        0.0208%
48               1    8415 & 8425 Progress Drive                                      1.41        0.0708%
49               1    Hilton Suites Anaheim                                           1.58        0.0664%
50               1    All Aboard - Menlo Park & Wilmington                            1.55        0.0208%
51               1    Welsh Industrial Portfolio                                      1.37        0.0208%
52               1    Albemarle Pointe Center                                         1.28        0.0208%
53               2    Leafstone Apartments                                            1.26        0.1008%
54               1    Peckham Square                                                  1.21        0.1008%
55               1    Port St. Lucie Towncenter                                       1.31        0.0208%
56               2    The Ashford at Stone Ridge                                      1.21        0.1008%
57               1    Residence Inn Norfolk Airport                                   1.41        0.0208%
58               1    Waterways Shoppes of Weston II                                  1.25        0.0608%
59               1    Plaza at Williams Centre                                        2.23        0.1008%
60               1    Covington Plaza                                                 1.24        0.1008%
61               1    River Place Apartments                                          1.30        0.1008%
62               1    La Habra Business Center and Tuff Guy Storage                   1.38        0.1008%
63               1    Waterways Shoppes of Weston                                     1.22        0.0608%
64               1    Torrance Crossroads                                             1.26        0.0208%
65               1    Topanga Portfolio                                               1.27        0.1008%
66               1    Lincoln View Plaza                                              1.23        0.0208%
67               1    10 West 66th Street Corporation                                15.75        0.0808%
68               1    Atrium Office Park                                              1.39        0.1008%
69               1    Princessa Plaza                                                 1.24        0.0208%
70               1    Brennan Station Shopping Center                                 1.47        0.0208%
71               1    Wappingers Shopping Center                                      1.28        0.0208%
72               2    Grande Apartments                                               1.20        0.1008%
73               1    Yorba Linda Self Storage                                        1.37        0.0208%
74               1    Rendina - Southpointe Medical Center                            1.55        0.1008%
75               2    Woodlands at Statesboro Apartments                              1.44        0.0808%
76               1    Wall St Plaza                                                   1.41        0.0208%
77               1    Sierra Town Center                                              1.33        0.0608%
78               1    ISE Buildings                                                   1.41        0.0208%
79               1    Valencia Oaks Office                                            1.29        0.0208%
80               1    Riverside Plaza                                                 1.25        0.0208%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                                      CUT-OFF DATE
               LOAN                                                                     PRINCIPAL          APPRAISED
 #    CROSSED  GROUP  LOAN NAME                                                         BALANCE (1)          VALUE
 -    -------  -----  ---------                                                     -----------------  -----------------
81               1    Murphy Canyon Office Building                                 $       8,900,000  $      12,300,000
82               2    Riverside Apartments                                                  8,750,000         15,400,000
83               1    Fountain Plaza                                                        8,650,000         10,900,000
84               1    Residence Inn - Franklin                                              8,450,334         11,200,000
85               1    901 North Pitt                                                        8,400,000         12,400,000
86               1    Country Club Plaza                                                    8,150,000         11,300,000
87               2    Country Manor Apts.                                                   8,000,000         10,300,000
88               2    Lofts at Canal Walk Phase II                                          7,982,183         11,700,000
89               1    96 Morton Street                                                      7,973,098         17,000,000
90               1    Residence Inn by Marriott - Novi                                      7,953,503         12,000,000
91               1    Las Cruces - NM                                                       7,850,000         11,160,000
92               2    Grayson Falls Apartments                                              7,718,557         10,100,000
93               1    Residence Inn by Marriott - Weston                                    7,600,000          9,900,000
94               1    Main Place Shopping Center                                            7,576,379         10,400,000
95               2    39-60 54th Street Owners, Inc.                                        7,490,039         43,700,000
96               1    Hudson Manor Terrace Corp.                                            7,470,867         53,100,000
97               1    Randall Road Retail Center                                            7,470,803         12,500,000
98               1    Hampton Inn Mystic                                                    7,458,310         10,800,000
99               1    East Aurora Portfolio                                                 7,377,238         10,100,000
100              1    Northside Square                                                      7,142,142          9,000,000
101              1    Villa Del Sol MHC                                                     7,125,000          8,940,000
102     (C)      2    El Dorado MHP                                                         4,200,000          5,250,000
103     (C)      2    El Dorado West MHP                                                    2,923,000          3,950,000
104              2    Harris Hill Apartments                                                7,120,000         10,500,000
105              1    Hampton Inn & Suites Tallahassee                                      7,030,418         10,800,000
106     (D)      1    Northern Trust Bank Building                                          3,100,000          4,200,000
107     (D)      1    Coldwell Banker Building                                              2,425,000          3,300,000
108     (D)      1    Bank United Building                                                  1,475,000          2,000,000
109              1    All Aboard - Sunnyvale                                                6,988,331         12,040,000
110              1    White Oak Professional Center                                         6,843,306          9,600,000
111              1    Edinburg Regional Medical Plaza I                                     6,486,150          8,155,000
112              1    Residence Inn Albuquerque                                             6,375,345         10,100,000
113              1    Towne Place Suites by Marriott - Orlando                              6,200,000          9,750,000
114              2    Klein MF Portfolio (Quail and Greentree)                              6,114,056          7,650,000
115              1    All Aboard - San Ramon                                                6,079,239          8,150,000
116              2    Chinook Way Apartments                                                6,000,000         10,630,000
117              2    Quail Pointe Apartments                                               5,979,248          7,650,000
118              2    Bayshore Village MHC                                                  5,978,385         12,260,000
119              1    Tempe St. Luke's Office Building                                      5,975,370          8,000,000
120              1    Residence Inn Wilmington Landfall                                     5,966,287          8,200,000
121              2    Berkshire Village Townhouses, Inc.                                    5,767,004         21,540,000
122              1    Springhill Suites - Southfield                                        5,757,085          8,000,000
123              1    North Rivers Business Center                                          5,600,000          8,180,000
124              1    All Aboard - Oakland                                                  5,487,481          9,400,000
125              1    Courtyard Tifton                                                      5,484,210         10,400,000
126              1    Holiday Inn Express Hotel & Suites - Jacksonville                     5,477,310          7,900,000
127              2    Forest Creek Apartments                                               5,352,256          6,900,000
128              1    Shoppes of Acworth                                                    5,350,000          7,500,000
129              1    Spectra-Physics Facility                                              5,307,968          7,500,000
130              1    1120 Nasa                                                             5,283,818          6,700,000
131              2    Tower Park                                                            5,250,000          6,700,000
132              1    Redbird Village                                                       5,235,065          6,600,000
133              1    Gracie Terrace Apartment Corporation                                  5,200,000        113,700,000
134              1    All Aboard - San Francisco                                            5,165,158          9,450,000
135              2    Milltowne Villas                                                      5,100,000          6,400,000
136              1    Beverly Wilshire Retail                                               5,000,000          8,400,000
137              1    JFK Medical Pavilion I                                                4,981,149          6,800,000
138              2    The Olympia Apartments                                                4,978,588          9,100,000
139              1    Courtyard by Marriott - Grand Rapids Airport                          4,953,083          6,400,000
140              1    Parkway Tower Office                                                  4,925,000          6,250,000
141              2    Pelican Pointe Apartments                                             4,900,000          6,375,000
142              1    Chefalo Self Storage                                                  4,889,537          6,750,000
143              1    Strine MHP Portfolio (3)                                              4,866,105          6,675,000
144              1    Shoppes at North Lake                                                 4,840,000          6,300,000
145              1    Fairfield Inn by Marriott - Fort Myers                                4,700,000          8,550,000
146              1    333 East 53 Tenants Corp.                                             4,688,937         75,300,000
147              1    18 Van Veghten Drive                                                  4,579,817          7,100,000
148              2    Palm Apartments                                                       4,491,184          7,630,000
149     (E)      1    Bank Block Center                                                     3,326,665          5,200,000
150     (E)      1    Grandview Avenue                                                        645,472          1,150,000
151     (E)      1    Windsor Arms Apartments                                                 497,659          1,150,000
152              1    100 Grove Road                                                        4,450,000          5,700,000
153              1    Walgreens (Missouri, TX)                                              4,447,000          5,905,000
154              1    West Oxmoor Tower                                                     4,400,000          5,700,000
155              1    Farmington City Center                                                4,332,552          5,500,000
156              2    Hidden Acres Apartments                                               4,300,000          5,500,000
157              2    Tara Hall Apartments                                                  4,300,000          5,400,000
158              1    South Creek Collection                                                4,183,460          5,650,000
159              2    Jupiter Crossing Apartments                                           4,100,000          5,200,000
160              2    Sandhurst Apartments                                                  4,077,749          5,160,000

               LOAN                                                                    CUT-OFF DATE      MATURITY/ARD
 #    CROSSED  GROUP  LOAN NAME                                                      LTV RATIO (1)(2)     BALANCE (3)
 -    -------  -----  ---------                                                     -----------------  -----------------
81               1    Murphy Canyon Office Building                                       72.4%        $       8,900,000
82               2    Riverside Apartments                                                56.8%                7,522,999
83               1    Fountain Plaza                                                      79.4%                7,660,110
84               1    Residence Inn - Franklin                                            75.4%                7,521,396
85               1    901 North Pitt                                                      67.7%                7,347,707
86               1    Country Club Plaza                                                  72.1%                7,231,026
87               2    Country Manor Apts.                                                 77.7%                6,975,666
88               2    Lofts at Canal Walk Phase II                                        68.2%                6,595,545
89               1    96 Morton Street                                                    46.9%                6,555,687
90               1    Residence Inn by Marriott - Novi                                    66.3%                6,089,700
91               1    Las Cruces - NM                                                     70.3%                7,264,798
92               2    Grayson Falls Apartments                                            76.4%                7,187,860
93               1    Residence Inn by Marriott - Weston                                  76.8%                6,108,168
94               1    Main Place Shopping Center                                          72.8%                6,314,540
95               2    39-60 54th Street Owners, Inc.                                      17.1%                6,920,566
96               1    Hudson Manor Terrace Corp.                                          14.1%                6,311,637
97               1    Randall Road Retail Center                                          59.8%                6,290,644
98               1    Hampton Inn Mystic                                                  69.1%                5,758,924
99               1    East Aurora Portfolio                                               73.0%                5,609,066
100              1    Northside Square                                                    79.4%                6,011,930
101              1    Villa Del Sol MHC                                                   79.7%                6,603,038
102     (C)      2    El Dorado MHP                                                       77.4%                3,666,314
103     (C)      2    El Dorado West MHP                                                  77.4%                2,545,171
104              2    Harris Hill Apartments                                              67.8%                6,330,781
105              1    Hampton Inn & Suites Tallahassee                                    65.1%                5,473,873
106     (D)      1    Northern Trust Bank Building                                        73.7%                2,867,988
107     (D)      1    Coldwell Banker Building                                            73.7%                2,243,507
108     (D)      1    Bank United Building                                                73.7%                1,364,607
109              1    All Aboard - Sunnyvale                                              58.0%                5,827,156
110              1    White Oak Professional Center                                       71.3%                5,694,864
111              1    Edinburg Regional Medical Plaza I                                   79.5%                5,394,997
112              1    Residence Inn Albuquerque                                           63.1%                4,993,946
113              1    Towne Place Suites by Marriott - Orlando                            63.6%                4,890,378
114              2    Klein MF Portfolio (Quail and Greentree)                            79.9%                5,091,969
115              1    All Aboard - San Ramon                                              74.6%                5,069,118
116              2    Chinook Way Apartments                                              56.4%                5,238,536
117              2    Quail Pointe Apartments                                             78.2%                5,301,546
118              2    Bayshore Village MHC                                                48.8%                4,285,743
119              1    Tempe St. Luke's Office Building                                    74.7%                4,980,177
120              1    Residence Inn Wilmington Landfall                                   72.8%                4,597,611
121              2    Berkshire Village Townhouses, Inc.                                  26.8%                4,144,036
122              1    Springhill Suites - Southfield                                      72.0%                4,414,654
123              1    North Rivers Business Center                                        68.5%                5,186,158
124              1    All Aboard - Oakland                                                58.4%                4,575,686
125              1    Courtyard Tifton                                                    52.7%                4,214,938
126              1    Holiday Inn Express Hotel & Suites - Jacksonville                   69.3%                4,237,196
127              2    Forest Creek Apartments                                             77.6%                4,492,970
128              1    Shoppes of Acworth                                                  71.3%                4,545,611
129              1    Spectra-Physics Facility                                            70.8%                4,406,091
130              1    1120 Nasa                                                           78.9%                4,414,651
131              2    Tower Park                                                          78.4%                5,021,872
132              1    Redbird Village                                                     79.3%                4,376,834
133              1    Gracie Terrace Apartment Corporation                                 4.6%                5,200,000
134              1    All Aboard - San Francisco                                          54.7%                4,306,920
135              2    Milltowne Villas                                                    79.7%                4,319,653
136              1    Beverly Wilshire Retail                                             59.5%                4,369,630
137              1    JFK Medical Pavilion I                                              73.3%                4,328,008
138              2    The Olympia Apartments                                              54.7%                4,129,560
139              1    Courtyard by Marriott - Grand Rapids Airport                        77.4%                3,887,505
140              1    Parkway Tower Office                                                78.8%                4,549,752
141              2    Pelican Pointe Apartments                                           76.9%                4,555,539
142              1    Chefalo Self Storage                                                72.4%                4,065,710
143              1    Strine MHP Portfolio (3)                                            72.9%                3,087,606
144              1    Shoppes at North Lake                                               76.8%                4,481,090
145              1    Fairfield Inn by Marriott - Fort Myers                              55.0%                3,701,083
146              1    333 East 53 Tenants Corp.                                            6.2%                4,237,563
147              1    18 Van Veghten Drive                                                64.5%                3,501,189
148              2    Palm Apartments                                                     58.9%                3,780,435
149     (E)      1    Bank Block Center                                                   59.6%                2,572,213
150     (E)      1    Grandview Avenue                                                    59.6%                  499,087
151     (E)      1    Windsor Arms Apartments                                             59.6%                  421,241
152              1    100 Grove Road                                                      78.1%                3,966,113
153              1    Walgreens (Missouri, TX)                                            75.3%                3,878,786
154              1    West Oxmoor Tower                                                   77.2%                3,852,010
155              1    Farmington City Center                                              78.8%                3,625,945
156              2    Hidden Acres Apartments                                             78.2%                3,642,060
157              2    Tara Hall Apartments                                                79.6%                3,754,476
158              1    South Creek Collection                                              74.0%                3,509,644
159              2    Jupiter Crossing Apartments                                         78.8%                3,578,890
160              2    Sandhurst Apartments                                                79.0%                3,382,547

                                                                                     MATURITY/
                      LOAN                                                            ARD LTV        MOST RECENT     MOST RECENT
 #    CROSSED  GROUP  LOAN NAME                                                     RATIO (2)(3)         NOI           DSCR (4)
 -    -------  -----  ---------                                                     ------------  -----------------  -----------
81               1    Murphy Canyon Office Building                                     72.4%     $         925,233     1.55x
82               2    Riverside Apartments                                              48.9%               887,986     1.55
83               1    Fountain Plaza                                                    70.3%               594,712     0.95
84               1    Residence Inn - Franklin                                          67.2%               953,943     1.35
85               1    901 North Pitt                                                    59.3%               724,443     1.27
86               1    Country Club Plaza                                                64.0%               720,456     1.36
87               2    Country Manor Apts.                                               67.7%               767,190     1.33
88               2    Lofts at Canal Walk Phase II                                      56.4%               633,176     1.16
89               1    96 Morton Street                                                  38.6%               936,334     1.61
90               1    Residence Inn by Marriott - Novi                                  50.7%             1,026,211     1.49
91               1    Las Cruces - NM                                                   65.1%               301,717      N/A
92               2    Grayson Falls Apartments                                          71.2%               633,263     1.07
93               1    Residence Inn by Marriott - Weston                                61.7%             1,073,557     1.60
94               1    Main Place Shopping Center                                        60.7%               999,254     1.97
95               2    39-60 54th Street Owners, Inc.                                    15.8%                   N/A      N/A
96               1    Hudson Manor Terrace Corp.                                        11.9%                   N/A      N/A
97               1    Randall Road Retail Center                                        50.3%             1,026,174     1.94
98               1    Hampton Inn Mystic                                                53.3%             1,089,110     1.92
99               1    East Aurora Portfolio                                             55.5%               875,742     1.46
100              1    Northside Square                                                  66.8%               668,772     1.14
101              1    Villa Del Sol MHC                                                 73.9%               562,942     1.17
102     (C)      2    El Dorado MHP                                                     67.5%               367,166     1.18
103     (C)      2    El Dorado West MHP                                                67.5%               202,690     1.18
104              2    Harris Hill Apartments                                            60.3%               630,199     1.24
105              1    Hampton Inn & Suites Tallahassee                                  50.7%             1,321,576     2.44
106     (D)      1    Northern Trust Bank Building                                      68.2%                   N/A      N/A
107     (D)      1    Coldwell Banker Building                                          68.2%               192,016      N/A
108     (D)      1    Bank United Building                                              68.2%               155,594      N/A
109              1    All Aboard - Sunnyvale                                            48.4%               874,057     1.86
110              1    White Oak Professional Center                                     59.3%               633,252     1.25
111              1    Edinburg Regional Medical Plaza I                                 66.2%             1,122,647     2.59
112              1    Residence Inn Albuquerque                                         49.4%               930,805     1.82
113              1    Towne Place Suites by Marriott - Orlando                          50.2%               967,443     1.90
114              2    Klein MF Portfolio (Quail and Greentree)                          66.6%             1,004,798     2.44
115              1    All Aboard - San Ramon                                            62.2%               615,493     1.50
116              2    Chinook Way Apartments                                            49.3%               502,583     1.17
117              2    Quail Pointe Apartments                                           69.3%               493,971     1.27
118              2    Bayshore Village MHC                                              35.0%               810,887     1.68
119              1    Tempe St. Luke's Office Building                                  62.3%               740,705     1.85
120              1    Residence Inn Wilmington Landfall                                 56.1%               822,744     1.63
121              2    Berkshire Village Townhouses, Inc.                                19.2%                   N/A      N/A
122              1    Springhill Suites - Southfield                                    55.2%               678,775     1.35
123              1    North Rivers Business Center                                      63.4%               658,217     1.77
124              1    All Aboard - Oakland                                              48.7%               640,172     1.73
125              1    Courtyard Tifton                                                  40.5%               890,953     1.96
126              1    Holiday Inn Express Hotel & Suites - Jacksonville                 53.6%               813,769     1.85
127              2    Forest Creek Apartments                                           65.1%               564,562     1.45
128              1    Shoppes of Acworth                                                60.6%                   N/A      N/A
129              1    Spectra-Physics Facility                                          58.7%                   N/A      N/A
130              1    1120 Nasa                                                         65.9%               573,883     1.39
131              2    Tower Park                                                        75.0%               468,990     1.31
132              1    Redbird Village                                                   66.3%               536,008     1.45
133              1    Gracie Terrace Apartment Corporation                               4.6%                   N/A      N/A
134              1    All Aboard - San Francisco                                        45.6%               628,259     1.81
135              2    Milltowne Villas                                                  67.5%                   N/A      N/A
136              1    Beverly Wilshire Retail                                           52.0%               488,428     1.45
137              1    JFK Medical Pavilion I                                            63.6%               640,776     1.74
138              2    The Olympia Apartments                                            45.4%                   N/A      N/A
139              1    Courtyard by Marriott - Grand Rapids Airport                      60.7%               728,638     1.57
140              1    Parkway Tower Office                                              72.8%               652,179      N/A
141              2    Pelican Pointe Apartments                                         71.5%               491,823     1.34
142              1    Chefalo Self Storage                                              60.2%               530,723     1.63
143              1    Strine MHP Portfolio (3)                                          46.3%               483,111     1.19
144              1    Shoppes at North Lake                                             71.1%               402,055     1.21
145              1    Fairfield Inn by Marriott - Fort Myers                            43.3%             1,115,339     2.88
146              1    333 East 53 Tenants Corp.                                          5.6%                   N/A      N/A
147              1    18 Van Veghten Drive                                              49.3%                   N/A      N/A
148              2    Palm Apartments                                                   49.5%               503,391     1.57
149     (E)      1    Bank Block Center                                                 46.6%               367,812     1.41
150     (E)      1    Grandview Avenue                                                  46.6%                93,100     1.41
151     (E)      1    Windsor Arms Apartments                                           46.6%                65,816     1.41
152              1    100 Grove Road                                                    69.6%                   N/A      N/A
153              1    Walgreens (Missouri, TX)                                          65.7%                   N/A      N/A
154              1    West Oxmoor Tower                                                 67.6%               546,529     1.80
155              1    Farmington City Center                                            65.9%               439,470     1.38
156              2    Hidden Acres Apartments                                           66.2%                   N/A      N/A
157              2    Tara Hall Apartments                                              69.5%               379,912     1.16
158              1    South Creek Collection                                            62.1%               437,621     1.45
159              2    Jupiter Crossing Apartments                                       68.8%                   N/A      N/A
160              2    Sandhurst Apartments                                              65.6%               396,485     1.36

               LOAN                                                                        U/W                U/W
 #    CROSSED  GROUP  LOAN NAME                                                            NOI              NCF (5)
 -    -------  -----  ---------                                                     -----------------  -----------------
81               1    Murphy Canyon Office Building                                 $         922,367  $         815,738
82               2    Riverside Apartments                                                    865,795            828,295
83               1    Fountain Plaza                                                          736,888            679,231
84               1    Residence Inn - Franklin                                              1,066,000            917,000
85               1    901 North Pitt                                                          888,693            756,286
86               1    Country Club Plaza                                                      787,119            694,203
87               2    Country Manor Apts.                                                     752,666            702,666
88               2    Lofts at Canal Walk Phase II                                            844,332            816,582
89               1    96 Morton Street                                                        910,288            802,664
90               1    Residence Inn by Marriott - Novi                                      1,063,199            914,621
91               1    Las Cruces - NM                                                         776,803            719,064
92               2    Grayson Falls Apartments                                                839,295            762,295
93               1    Residence Inn by Marriott - Weston                                    1,015,000            882,000
94               1    Main Place Shopping Center                                              865,124            757,540
95               2    39-60 54th Street Owners, Inc.                                        1,804,023          1,804,023
96               1    Hudson Manor Terrace Corp.                                            1,903,930          1,903,930
97               1    Randall Road Retail Center                                              844,197            818,201
98               1    Hampton Inn Mystic                                                      994,364            904,254
99               1    East Aurora Portfolio                                                   890,664            793,803
100              1    Northside Square                                                        747,709            640,399
101              1    Villa Del Sol MHC                                                       556,060            547,780
102     (C)      2    El Dorado MHP                                                           386,211            379,811
103     (C)      2    El Dorado West MHP                                                      255,083            250,783
104              2    Harris Hill Apartments                                                  657,183            611,183
105              1    Hampton Inn & Suites Tallahassee                                      1,141,571          1,015,047
106     (D)      1    Northern Trust Bank Building                                            264,232            250,891
107     (D)      1    Coldwell Banker Building                                                217,921            205,652
108     (D)      1    Bank United Building                                                    129,746            123,558
109              1    All Aboard - Sunnyvale                                                  819,209            805,345
110              1    White Oak Professional Center                                           675,609            566,217
111              1    Edinburg Regional Medical Plaza I                                       599,081            548,076
112              1    Residence Inn Albuquerque                                               897,714            804,191
113              1    Towne Place Suites by Marriott - Orlando                                866,000            765,000
114              2    Klein MF Portfolio (Quail and Greentree)                                761,821            650,608
115              1    All Aboard - San Ramon                                                  597,540            588,462
116              2    Chinook Way Apartments                                                  537,664            506,664
117              2    Quail Pointe Apartments                                                 560,721            514,721
118              2    Bayshore Village MHC                                                    770,007            759,367
119              1    Tempe St. Luke's Office Building                                        652,776            596,473
120              1    Residence Inn Wilmington Landfall                                       811,084            721,656
121              2    Berkshire Village Townhouses, Inc.                                      977,440            977,440
122              1    Springhill Suites - Southfield                                          730,343            624,112
123              1    North Rivers Business Center                                            679,440            615,398
124              1    All Aboard - Oakland                                                    595,231            584,142
125              1    Courtyard Tifton                                                        866,244            780,105
126              1    Holiday Inn Express Hotel & Suites - Jacksonville                       732,127            655,922
127              2    Forest Creek Apartments                                                 489,986            453,486
128              1    Shoppes of Acworth                                                      529,735            489,759
129              1    Spectra-Physics Facility                                                513,206            465,540
130              1    1120 Nasa                                                               575,490            497,194
131              2    Tower Park                                                              537,694            485,444
132              1    Redbird Village                                                         546,732            473,541
133              1    Gracie Terrace Apartment Corporation                                  4,651,425          4,651,425
134              1    All Aboard - San Francisco                                              585,844            576,762
135              2    Milltowne Villas                                                        457,696            434,696
136              1    Beverly Wilshire Retail                                                 514,700            498,090
137              1    JFK Medical Pavilion I                                                  514,646            480,721
138              2    The Olympia Apartments                                                  530,475            511,725
139              1    Courtyard by Marriott - Grand Rapids Airport                            696,978            582,685
140              1    Parkway Tower Office                                                    575,764            465,751
141              2    Pelican Pointe Apartments                                               523,849            484,849
142              1    Chefalo Self Storage                                                    529,687            520,504
143              1    Strine MHP Portfolio (3)                                                561,209            544,509
144              1    Shoppes at North Lake                                                   426,331            398,206
145              1    Fairfield Inn by Marriott - Fort Myers                                  880,000            762,000
146              1    333 East 53 Tenants Corp.                                             2,907,845          2,907,845
147              1    18 Van Veghten Drive                                                    712,416            610,934
148              2    Palm Apartments                                                         411,106            399,106
149     (E)      1    Bank Block Center                                                       417,127            387,384
150     (E)      1    Grandview Avenue                                                        101,859             91,323
151     (E)      1    Windsor Arms Apartments                                                  86,290             78,790
152              1    100 Grove Road                                                          440,760            373,462
153              1    Walgreens (Missouri, TX)                                                369,000            369,000
154              1    West Oxmoor Tower                                                       479,055            395,556
155              1    Farmington City Center                                                  397,440            363,714
156              2    Hidden Acres Apartments                                                 392,232            373,982
157              2    Tara Hall Apartments                                                    395,718            354,218
158              1    South Creek Collection                                                  381,590            358,347
159              2    Jupiter Crossing Apartments                                             354,086            342,686
160              2    Sandhurst Apartments                                                    414,560            384,560

               LOAN                                                                   U/W     ADMINISTRATIVE
 #    CROSSED  GROUP  LOAN NAME                                                     DSCR (4)       FEES
 -    -------  -----  ---------                                                     --------  --------------
81               1    Murphy Canyon Office Building                                  1.64x        0.1008%
82               2    Riverside Apartments                                            1.51        0.0208%
83               1    Fountain Plaza                                                  1.21        0.0208%
84               1    Residence Inn - Franklin                                        1.47        0.0802%
85               1    901 North Pitt                                                  1.33        0.0208%
86               1    Country Club Plaza                                              1.31        0.1008%
87               2    Country Manor Apts.                                             1.31        0.0208%
88               2    Lofts at Canal Walk Phase II                                    1.57        0.0208%
89               1    96 Morton Street                                                1.56        0.0208%
90               1    Residence Inn by Marriott - Novi                                1.55        0.0821%
91               1    Las Cruces - NM                                                 1.39        0.0208%
92               2    Grayson Falls Apartments                                        1.46        0.0208%
93               1    Residence Inn by Marriott - Weston                              1.50        0.0837%
94               1    Main Place Shopping Center                                      1.49        0.1008%
95               2    39-60 54th Street Owners, Inc.                                  3.79        0.0808%
96               1    Hudson Manor Terrace Corp.                                      4.09        0.0808%
97               1    Randall Road Retail Center                                      1.59        0.0608%
98               1    Hampton Inn Mystic                                              1.60        0.0208%
99               1    East Aurora Portfolio                                           1.49        0.0208%
100              1    Northside Square                                                1.30        0.0208%
101              1    Villa Del Sol MHC                                               1.21        0.0208%
102     (C)      2    El Dorado MHP                                                   1.33        0.0208%
103     (C)      2    El Dorado West MHP                                              1.33        0.0208%
104              2    Harris Hill Apartments                                          1.30        0.0208%
105              1    Hampton Inn & Suites Tallahassee                                1.87        0.0208%
106     (D)      1    Northern Trust Bank Building                                    1.29        0.0608%
107     (D)      1    Coldwell Banker Building                                        1.29        0.0608%
108     (D)      1    Bank United Building                                            1.29        0.0608%
109              1    All Aboard - Sunnyvale                                          1.71        0.0208%
110              1    White Oak Professional Center                                   1.23        0.0208%
111              1    Edinburg Regional Medical Plaza I                               1.27        0.1008%
112              1    Residence Inn Albuquerque                                       1.59        0.0208%
113              1    Towne Place Suites by Marriott - Orlando                        1.69        0.0911%
114              2    Klein MF Portfolio (Quail and Greentree)                        1.58        0.1008%
115              1    All Aboard - San Ramon                                          1.44        0.0208%
116              2    Chinook Way Apartments                                          1.26        0.0208%
117              2    Quail Pointe Apartments                                         1.32        0.1008%
118              2    Bayshore Village MHC                                            1.69        0.0208%
119              1    Tempe St. Luke's Office Building                                1.49        0.1008%
120              1    Residence Inn Wilmington Landfall                               1.60        0.0208%
121              2    Berkshire Village Townhouses, Inc.                              2.32        0.0808%
122              1    Springhill Suites - Southfield                                  1.46        0.0939%
123              1    North Rivers Business Center                                    1.65        0.1008%
124              1    All Aboard - Oakland                                            1.58        0.0208%
125              1    Courtyard Tifton                                                1.89        0.0208%
126              1    Holiday Inn Express Hotel & Suites - Jacksonville               1.56        0.0208%
127              2    Forest Creek Apartments                                         1.24        0.0208%
128              1    Shoppes of Acworth                                              1.39        0.0208%
129              1    Spectra-Physics Facility                                        1.33        0.0608%
130              1    1120 Nasa                                                       1.39        0.1008%
131              2    Tower Park                                                      1.42        0.1008%
132              1    Redbird Village                                                 1.33        0.1008%
133              1    Gracie Terrace Apartment Corporation                           16.40        0.0808%
134              1    All Aboard - San Francisco                                      1.66        0.0208%
135              2    Milltowne Villas                                                1.31        0.0208%
136              1    Beverly Wilshire Retail                                         1.48        0.1008%
137              1    JFK Medical Pavilion I                                          1.31        0.1258%
138              2    The Olympia Apartments                                          1.56        0.0208%
139              1    Courtyard by Marriott - Grand Rapids Airport                    1.49        0.1008%
140              1    Parkway Tower Office                                            1.45        0.0708%
141              2    Pelican Pointe Apartments                                       1.43        0.0208%
142              1    Chefalo Self Storage                                            1.60        0.1008%
143              1    Strine MHP Portfolio (3)                                        1.39        0.0208%
144              1    Shoppes at North Lake                                           1.28        0.0608%
145              1    Fairfield Inn by Marriott - Fort Myers                          2.23        0.1008%
146              1    333 East 53 Tenants Corp.                                      10.49        0.0808%
147              1    18 Van Veghten Drive                                            1.80        0.0208%
148              2    Palm Apartments                                                 1.27        0.0208%
149     (E)      1    Bank Block Center                                               1.64        0.0208%
150     (E)      1    Grandview Avenue                                                1.64        0.0208%
151     (E)      1    Windsor Arms Apartments                                         1.64        0.0208%
152              1    100 Grove Road                                                  1.26        0.1108%
153              1    Walgreens (Missouri, TX)                                        1.24        0.1008%
154              1    West Oxmoor Tower                                               1.32        0.1008%
155              1    Farmington City Center                                          1.24        0.1108%
156              2    Hidden Acres Apartments                                         1.33        0.0208%
157              2    Tara Hall Apartments                                            1.22        0.0208%
158              1    South Creek Collection                                          1.25        0.0208%
159              2    Jupiter Crossing Apartments                                     1.25        0.0208%
160              2    Sandhurst Apartments                                            1.43        0.0608%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                                      CUT-OFF DATE
               LOAN                                                                     PRINCIPAL          APPRAISED
 #    CROSSED  GROUP  LOAN NAME                                                         BALANCE (1)          VALUE
 -    -------  -----  ---------                                                         -----------          -----
161              1    Walgreens (Statesboro)                                        $       4,075,000  $       5,450,000
162              2    Oakview Apartments                                                    4,069,012          7,025,000
163      (F)     1    St. Charles Building No. 550                                          1,993,687          2,650,000
164      (F)     1    St. Charles Building No. 558                                          1,993,687          2,650,000
165              2    Ponderosa Acres Apartments                                            3,987,234          5,200,000
166              1    Holiday Inn Express - Hialeah                                         3,982,112          5,600,000
167              1    Walgreens (New Braunfels)                                             3,890,000          4,880,000
168              1    8700 Commerce Park                                                    3,866,116          4,850,000
169              2    Garden Village Apartments                                             3,692,688          5,950,000
170              1    Rialto Industrial Building                                            3,650,000          7,600,000
171              1    Kris Krossing Shopping Center                                         3,612,022          4,530,000
172              1    Reddington El Paso Office                                             3,589,277          4,540,000
173              1    Crossroads Plaza                                                      3,500,000          4,500,000
174              1    Shoppes at Seven Hills                                                3,440,000          4,300,000
175              1    Glenridge Point Shopping Center                                       3,425,000          5,530,000
176              1    Gator Crossing                                                        3,396,555          4,370,000
177              1    Lake Crest Plaza                                                      3,369,657          4,300,000
178              1    Summerfield Apartments                                                3,300,000          4,300,000
179              1    Corner of Paradise                                                    3,282,129          5,100,000
180              1    Park Towers Owners, Inc.                                              3,240,940         29,150,000
181              1    Abby Park                                                             3,238,953          5,400,000
182              2    Arrow Pines Estates MHP                                               3,200,000          6,000,000
183              1    West Pointe Village                                                   3,169,671          4,000,000
184              2    Portage Green MHC                                                     3,126,268          4,250,000
185              1    All Aboard - Santa Ana                                                3,118,398          4,600,000
186              1    Madison Avenue Home Center                                            3,040,000          4,450,000
187              1    Congress Professional Center I                                        3,003,573          3,900,000
188              1    213 Summerhill Road                                                   2,992,948          4,100,000
189              1    Comfort Inn Shenandoah                                                2,976,842          4,500,000
190              1    176 Broadway Owners Corp.                                             2,970,022         58,600,000
191              1    Roseland Center                                                       2,950,780          3,700,000
192              2    Lawnfair Apartments                                                   2,920,000          3,650,000
193              1    Emerson Industrial Building II                                        2,900,000          4,500,000
194              1    West Maple Square                                                     2,855,366          3,890,000
195              1    Sinking Spring Marketplace                                            2,800,000          4,300,000
196              1    5450 Northwest Central                                                2,794,128          3,500,000
197              1    505 WE Owners Corp.                                                   2,788,887         52,500,000
198              1    Breukelen Owners Corp.                                                2,773,776         46,400,000
199              1    Highway 110 Center                                                    2,741,585          3,800,000
200              2    Spring Creek Apartments - Senior                                      2,730,883          3,450,000
201              2    Ridgeview Apartments                                                  2,545,488          3,370,000
202              1    Kerr- 722 West Independence Blvd                                      2,499,445          3,480,000
203              1    Newbridge Road Shopping Center                                        2,495,297          6,000,000
204              2    Meadowbrook MHC                                                       2,489,150          5,000,000
205              2    The Gardens 75th Street Owners Corp.                                  2,486,201         28,500,000
206              1    Clearfork MHP                                                         2,485,877          4,190,000
207              1    Space Savers Self Storage                                             2,473,663          4,050,000
208              1    A & M Mobile Home Park                                                2,450,000          3,075,000
209              1    Garden Grove                                                          2,394,799          3,500,000
210              1    Capitol House Tenants Corp.                                           2,393,633         16,200,000
211              1    Carriage Way Shopping Center                                          2,392,374          3,000,000
212              2    Cahuenga Apartments                                                   2,385,000          7,500,000
213              2    Villa Bonita Apts                                                     2,337,706          3,200,000
214              1    Capital Storage - Clifton, NY                                         2,293,227          3,300,000
215              1    Fifth Avenue San Rafael                                               2,265,000          3,390,000
216              1    One Hudson Park, Inc.                                                 2,250,000         46,565,000
217              1    Mason Center                                                          2,241,241          3,000,000
218              2    Riverwood Owners, Inc.                                                2,237,984         13,550,000
219              2    Parkview West Apartments                                              2,230,000          3,250,000
220              1    993 Fifth Avenue Corporation                                          2,200,000        164,400,000
221              1    EZ Encino                                                             2,200,000          2,750,000
222              1    Hozho Center                                                          2,193,782          3,300,000
223              1    Watertower Office Building                                            2,190,144          3,100,000
224              1    Jefferson Auto Center                                                 2,100,000          3,270,000
225              1    Osler Medical Arts Pavilion                                           2,093,430          3,100,000
226              2    Rockbrook Apartments                                                  2,091,673          2,850,000
227              1    Kerr Drug - Raleigh                                                   2,078,363          2,900,000
228              1    Strongsville Executive Building                                       2,040,000          2,550,000
229              1    126 Main Street                                                       2,039,392          3,000,000
230              1    311 East 75th Owners Corp.                                            1,990,601         11,660,000
231              2    Canyon View MHC                                                       1,952,649          2,800,000
232              1    The Glass House Cooperative, Inc.                                     1,900,000         32,840,000
233              1    Kerr Drug - Franklinton                                               1,899,194          2,650,000
234              1    1850 SW 8th Street                                                    1,894,873          4,000,000
235              1    Empire State Lofts Limited                                            1,894,193         37,500,000
236              1    Greenwich Corp.                                                       1,892,338         17,800,000
237              1    Lochaven MHC                                                          1,876,023          7,000,000
238              1    Kerr Drug - St. Pauls                                                 1,863,359          2,600,000
239              2    Camac Street                                                          1,816,204          2,275,000
240              2    Kensington Apartments                                                 1,800,000          2,270,000

               LOAN                                                                    CUT-OFF DATE      MATURITY/ARD
 #    CROSSED  GROUP  LOAN NAME                                                      LTV RATIO (1)(2)     BALANCE (3)
 -    -------  -----  ---------                                                      ----------------     -----------
161              1    Walgreens (Statesboro)                                              74.8%        $       3,897,210
162              2    Oakview Apartments                                                  57.9%                3,367,505
163      (F)     1    St. Charles Building No. 550                                        75.2%                1,658,040
164      (F)     1    St. Charles Building No. 558                                        75.2%                1,658,040
165              2    Ponderosa Acres Apartments                                          76.7%                3,310,798
166              1    Holiday Inn Express - Hialeah                                       71.1%                3,032,740
167              1    Walgreens (New Braunfels)                                           79.7%                3,464,633
168              1    8700 Commerce Park                                                  79.7%                3,206,199
169              2    Garden Village Apartments                                           62.1%                2,652,590
170              1    Rialto Industrial Building                                          48.0%                3,187,673
171              1    Kris Krossing Shopping Center                                       79.7%                2,995,785
172              1    Reddington El Paso Office                                           79.1%                3,008,916
173              1    Crossroads Plaza                                                    77.8%                3,127,538
174              1    Shoppes at Seven Hills                                              80.0%                3,044,038
175              1    Glenridge Point Shopping Center                                     61.9%                3,045,355
176              1    Gator Crossing                                                      77.7%                2,813,221
177              1    Lake Crest Plaza                                                    72.1%                2,814,499
178              1    Summerfield Apartments                                              76.7%                2,878,383
179              1    Corner of Paradise                                                  64.4%                2,729,713
180              1    Park Towers Owners, Inc.                                            11.1%                2,951,388
181              1    Abby Park                                                           60.0%                2,664,831
182              2    Arrow Pines Estates MHP                                             53.3%                3,200,000
183              1    West Pointe Village                                                 79.2%                2,625,335
184              2    Portage Green MHC                                                   73.6%                2,900,487
185              1    All Aboard - Santa Ana                                              67.8%                2,597,026
186              1    Madison Avenue Home Center                                          68.3%                2,700,114
187              1    Congress Professional Center I                                      77.0%                2,501,009
188              1    213 Summerhill Road                                                 73.0%                2,452,345
189              1    Comfort Inn Shenandoah                                              66.2%                2,263,312
190              1    176 Broadway Owners Corp.                                            5.1%                2,517,245
191              1    Roseland Center                                                     79.8%                2,458,570
192              2    Lawnfair Apartments                                                 80.0%                2,455,898
193              1    Emerson Industrial Building II                                      64.4%                2,502,268
194              1    West Maple Square                                                   73.4%                1,830,070
195              1    Sinking Spring Marketplace                                          65.1%                2,401,858
196              1    5450 Northwest Central                                              79.8%                2,329,498
197              1    505 WE Owners Corp.                                                  5.3%                2,575,036
198              1    Breukelen Owners Corp.                                               6.0%                2,099,165
199              1    Highway 110 Center                                                  72.1%                2,289,902
200              2    Spring Creek Apartments - Senior                                    79.2%                2,306,374
201              2    Ridgeview Apartments                                                75.5%                2,156,348
202              1    Kerr- 722 West Independence Blvd                                    71.8%                2,073,464
203              1    Newbridge Road Shopping Center                                      41.6%                2,111,965
204              2    Meadowbrook MHC                                                     49.8%                2,060,779
205              2    The Gardens 75th Street Owners Corp.                                 8.7%                2,057,081
206              1    Clearfork MHP                                                       59.3%                1,913,682
207              1    Space Savers Self Storage                                           61.1%                   29,612
208              1    A & M Mobile Home Park                                              79.7%                2,350,532
209              1    Garden Grove                                                        68.4%                1,986,942
210              1    Capitol House Tenants Corp.                                         14.8%                2,187,511
211              1    Carriage Way Shopping Center                                        79.7%                1,987,748
212              2    Cahuenga Apartments                                                 31.8%                2,068,585
213              2    Villa Bonita Apts                                                   73.1%                1,949,382
214              1    Capital Storage - Clifton, NY                                       69.5%                1,753,462
215              1    Fifth Avenue San Rafael                                             66.8%                2,016,680
216              1    One Hudson Park, Inc.                                                4.8%                2,250,000
217              1    Mason Center                                                        74.7%                1,883,077
218              2    Riverwood Owners, Inc.                                              16.5%                1,866,585
219              2    Parkview West Apartments                                            68.6%                1,901,117
220              1    993 Fifth Avenue Corporation                                         1.3%                2,200,000
221              1    EZ Encino                                                           80.0%                1,928,099
222              1    Hozho Center                                                        66.5%                1,851,763
223              1    Watertower Office Building                                          70.6%                1,667,417
224              1    Jefferson Auto Center                                               64.2%                1,948,737
225              1    Osler Medical Arts Pavilion                                         67.5%                1,743,152
226              2    Rockbrook Apartments                                                73.4%                1,753,188
227              1    Kerr Drug - Raleigh                                                 71.7%                1,727,923
228              1    Strongsville Executive Building                                     80.0%                1,769,695
229              1    126 Main Street                                                     68.0%                1,703,224
230              1    311 East 75th Owners Corp.                                          17.1%                1,846,872
231              2    Canyon View MHC                                                     69.7%                1,826,588
232              1    The Glass House Cooperative, Inc.                                    5.8%                1,900,000
233              1    Kerr Drug - Franklinton                                             71.7%                1,578,964
234              1    1850 SW 8th Street                                                  47.4%                1,611,916
235              1    Empire State Lofts Limited                                           5.1%                1,712,969
236              1    Greenwich Corp.                                                     10.6%                1,738,134
237              1    Lochaven MHC                                                        26.8%                        0
238              1    Kerr Drug - St. Pauls                                               71.7%                1,549,172
239              2    Camac Street                                                        79.8%                1,515,361
240              2    Kensington Apartments                                               79.3%                1,568,102

                                                                                     MATURITY/
               LOAN                                                                   ARD LTV        MOST RECENT     MOST RECENT
 #    CROSSED  GROUP  LOAN NAME                                                     RATIO (2)(3)         NOI           DSCR (4)
 -    -------  -----  ---------                                                     ------------         ---           --------
161              1    Walgreens (Statesboro)                                            71.5%     $             N/A     N/A
162              2    Oakview Apartments                                                47.9%               427,418     1.46
163      (F)     1    St. Charles Building No. 550                                      62.6%               158,263     1.04
164      (F)     1    St. Charles Building No. 558                                      62.6%               162,197     1.04
165              2    Ponderosa Acres Apartments                                        63.7%               415,532     1.46
166              1    Holiday Inn Express - Hialeah                                     54.2%               902,414     2.55
167              1    Walgreens (New Braunfels)                                         71.0%                   N/A      N/A
168              1    8700 Commerce Park                                                66.1%               452,807     1.40
169              2    Garden Village Apartments                                         44.6%               505,219     1.97
170              1    Rialto Industrial Building                                        41.9%                   N/A      N/A
171              1    Kris Krossing Shopping Center                                     66.1%               365,767     1.44
172              1    Reddington El Paso Office                                         66.3%               430,567     1.68
173              1    Crossroads Plaza                                                  69.5%               216,407     0.91
174              1    Shoppes at Seven Hills                                            70.8%                   N/A      N/A
175              1    Glenridge Point Shopping Center                                   55.1%               437,329     1.85
176              1    Gator Crossing                                                    64.4%                   N/A      N/A
177              1    Lake Crest Plaza                                                  65.5%               196,664     0.84
178              1    Summerfield Apartments                                            66.9%               333,335     1.51
179              1    Corner of Paradise                                                53.5%               317,906     1.37
180              1    Park Towers Owners, Inc.                                          10.1%                   N/A      N/A
181              1    Abby Park                                                         49.3%               535,891     2.38
182              2    Arrow Pines Estates MHP                                           53.3%               419,213     2.57
183              1    West Pointe Village                                               65.6%               332,544     1.53
184              2    Portage Green MHC                                                 68.2%               264,616     1.27
185              1    All Aboard - Santa Ana                                            56.5%               316,549     1.49
186              1    Madison Avenue Home Center                                        60.7%               314,619     1.58
187              1    Congress Professional Center I                                    64.1%               440,282     2.19
188              1    213 Summerhill Road                                               59.8%               370,240     1.95
189              1    Comfort Inn Shenandoah                                            50.3%               478,578     1.98
190              1    176 Broadway Owners Corp.                                          4.3%                   N/A      N/A
191              1    Roseland Center                                                   66.4%                   N/A      N/A
192              2    Lawnfair Apartments                                               67.3%               309,811     1.57
193              1    Emerson Industrial Building II                                    55.6%                   N/A      N/A
194              1    West Maple Square                                                 47.0%               312,815     1.22
195              1    Sinking Spring Marketplace                                        55.9%                   N/A      N/A
196              1    5450 Northwest Central                                            66.6%               327,198     1.70
197              1    505 WE Owners Corp.                                                4.9%                   N/A      N/A
198              1    Breukelen Owners Corp.                                             4.5%                   N/A      N/A
199              1    Highway 110 Center                                                60.3%               332,783     1.62
200              2    Spring Creek Apartments - Senior                                  66.9%               208,292     1.00
201              2    Ridgeview Apartments                                              64.0%               318,030     1.64
202              1    Kerr- 722 West Independence Blvd                                  59.6%                   N/A      N/A
203              1    Newbridge Road Shopping Center                                    35.2%               299,584     1.69
204              2    Meadowbrook MHC                                                   41.2%               399,819     2.40
205              2    The Gardens 75th Street Owners Corp.                               7.2%                   N/A      N/A
206              1    Clearfork MHP                                                     45.7%               326,327     1.70
207              1    Space Savers Self Storage                                          0.7%               314,269     1.28
208              1    A & M Mobile Home Park                                            76.4%               227,858     1.37
209              1    Garden Grove                                                      56.8%               237,418     1.37
210              1    Capitol House Tenants Corp.                                       13.5%                   N/A      N/A
211              1    Carriage Way Shopping Center                                      66.3%               253,026     1.52
212              2    Cahuenga Apartments                                               27.6%               332,887     2.14
213              2    Villa Bonita Apts                                                 60.9%               226,483     1.41
214              1    Capital Storage - Clifton, NY                                     53.1%               342,748     1.94
215              1    Fifth Avenue San Rafael                                           59.5%               273,445     1.64
216              1    One Hudson Park, Inc.                                              4.8%                   N/A      N/A
217              1    Mason Center                                                      62.8%               256,528     1.55
218              2    Riverwood Owners, Inc.                                            13.8%                   N/A      N/A
219              2    Parkview West Apartments                                          58.5%               201,721     1.28
220              1    993 Fifth Avenue Corporation                                       1.3%                   N/A      N/A
221              1    EZ Encino                                                         70.1%                   N/A      N/A
222              1    Hozho Center                                                      56.1%               261,062     1.58
223              1    Watertower Office Building                                        53.8%               225,214     1.19
224              1    Jefferson Auto Center                                             59.6%               241,316     1.70
225              1    Osler Medical Arts Pavilion                                       56.2%               248,382     1.77
226              2    Rockbrook Apartments                                              61.5%               162,251     0.96
227              1    Kerr Drug - Raleigh                                               59.6%                   N/A      N/A
228              1    Strongsville Executive Building                                   69.4%               221,610     1.48
229              1    126 Main Street                                                   56.8%               222,014     1.55
230              1    311 East 75th Owners Corp.                                        15.8%                   N/A      N/A
231              2    Canyon View MHC                                                   65.2%               264,871     1.88
232              1    The Glass House Cooperative, Inc.                                  5.8%                   N/A      N/A
233              1    Kerr Drug - Franklinton                                           59.6%                   N/A      N/A
234              1    1850 SW 8th Street                                                40.3%               405,916     2.66
235              1    Empire State Lofts Limited                                         4.6%                   N/A      N/A
236              1    Greenwich Corp.                                                    9.8%                   N/A      N/A
237              1    Lochaven MHC                                                       0.0%               550,111     2.22
238              1    Kerr Drug - St. Pauls                                             59.6%                   N/A      N/A
239              2    Camac Street                                                      66.6%               157,012     1.22
240              2    Kensington Apartments                                             69.1%               150,950     1.16

               LOAN                                                                        U/W                U/W
 #    CROSSED  GROUP  LOAN NAME                                                            NOI              NCF (5)
 -    -------  -----  ---------                                                            ---              -------
161              1    Walgreens (Statesboro)                                        $         346,499  $         346,499
162              2    Oakview Apartments                                                      414,250            347,250
163      (F)     1    St. Charles Building No. 550                                            182,794            161,335
164      (F)     1    St. Charles Building No. 558                                            193,697            171,332
165              2    Ponderosa Acres Apartments                                              375,259            345,259
166              1    Holiday Inn Express - Hialeah                                           705,937            562,838
167              1    Walgreens (New Braunfels)                                               310,000            310,000
168              1    8700 Commerce Park                                                      438,723            360,829
169              2    Garden Village Apartments                                               488,374            439,474
170              1    Rialto Industrial Building                                              480,832            427,733
171              1    Kris Krossing Shopping Center                                           340,883            317,008
172              1    Reddington El Paso Office                                               410,196            334,595
173              1    Crossroads Plaza                                                        312,047            297,372
174              1    Shoppes at Seven Hills                                                  287,461            277,044
175              1    Glenridge Point Shopping Center                                         402,473            383,851
176              1    Gator Crossing                                                          297,315            283,551
177              1    Lake Crest Plaza                                                        286,888            261,838
178              1    Summerfield Apartments                                                  274,162            247,162
179              1    Corner of Paradise                                                      331,060            311,526
180              1    Park Towers Owners, Inc.                                              1,552,114          1,552,114
181              1    Abby Park                                                               491,639            449,619
182              2    Arrow Pines Estates MHP                                                 369,188            364,038
183              1    West Pointe Village                                                     308,270            292,968
184              2    Portage Green MHC                                                       260,831            257,671
185              1    All Aboard - Santa Ana                                                  309,036            302,311
186              1    Madison Avenue Home Center                                              296,801            272,238
187              1    Congress Professional Center I                                          313,262            290,228
188              1    213 Summerhill Road                                                     332,927            302,500
189              1    Comfort Inn Shenandoah                                                  473,237            422,432
190              1    176 Broadway Owners Corp.                                             1,519,070          1,519,070
191              1    Roseland Center                                                         289,167            273,495
192              2    Lawnfair Apartments                                                     260,732            242,732
193              1    Emerson Industrial Building II                                          317,201            259,547
194              1    West Maple Square                                                       323,864            295,288
195              1    Sinking Spring Marketplace                                              253,475            233,724
196              1    5450 Northwest Central                                                  314,736            236,824
197              1    505 WE Owners Corp.                                                   2,688,277          2,688,277
198              1    Breukelen Owners Corp.                                                1,170,865          1,170,865
199              1    Highway 110 Center                                                      291,886            260,107
200              2    Spring Creek Apartments - Senior                                        246,095            228,095
201              2    Ridgeview Apartments                                                    271,668            247,668
202              1    Kerr- 722 West Independence Blvd                                        275,151            263,701
203              1    Newbridge Road Shopping Center                                          328,602            301,059
204              2    Meadowbrook MHC                                                         340,751            330,751
205              2    The Gardens 75th Street Owners Corp.                                  1,214,991          1,214,991
206              1    Clearfork MHP                                                           305,705            296,705
207              1    Space Savers Self Storage                                               308,387            303,442
208              1    A & M Mobile Home Park                                                  212,108            206,570
209              1    Garden Grove                                                            232,077            211,286
210              1    Capitol House Tenants Corp.                                             720,290            720,290
211              1    Carriage Way Shopping Center                                            217,755            206,495
212              2    Cahuenga Apartments                                                     364,936            352,186
213              2    Villa Bonita Apts                                                       198,952            193,952
214              1    Capital Storage - Clifton, NY                                           258,900            246,907
215              1    Fifth Avenue San Rafael                                                 235,529            211,473
216              1    One Hudson Park, Inc.                                                 1,669,516          1,669,516
217              1    Mason Center                                                            217,607            199,920
218              2    Riverwood Owners, Inc.                                                  986,228            986,228
219              2    Parkview West Apartments                                                217,073            205,823
220              1    993 Fifth Avenue Corporation                                          2,220,165          2,220,165
221              1    EZ Encino                                                               190,353            180,253
222              1    Hozho Center                                                            243,890            226,004
223              1    Watertower Office Building                                              258,281            223,137
224              1    Jefferson Auto Center                                                   224,013            207,143
225              1    Osler Medical Arts Pavilion                                             253,485            235,871
226              2    Rockbrook Apartments                                                    256,625            231,625
227              1    Kerr Drug - Raleigh                                                     233,527            214,475
228              1    Strongsville Executive Building                                         193,418            168,580
229              1    126 Main Street                                                         192,714            184,506
230              1    311 East 75th Owners Corp.                                              559,944            559,944
231              2    Canyon View MHC                                                         232,760            225,010
232              1    The Glass House Cooperative, Inc.                                     1,256,097          1,256,097
233              1    Kerr Drug - Franklinton                                                 215,076            199,774
234              1    1850 SW 8th Street                                                      315,652            270,948
235              1    Empire State Lofts Limited                                            1,130,755          1,130,755
236              1    Greenwich Corp.                                                         613,115            613,115
237              1    Lochaven MHC                                                            496,923            488,723
238              1    Kerr Drug - St. Pauls                                                   210,998            196,293
239              2    Camac Street                                                            155,229            148,229
240              2    Kensington Apartments                                                   169,625            157,625

               LOAN                                                                   U/W     ADMINISTRATIVE
 #    CROSSED  GROUP  LOAN NAME                                                     DSCR (4)       FEES
 -    -------  -----  ---------                                                     --------  --------------
161              1    Walgreens (Statesboro)                                          1.31x       0.1008%
162              2    Oakview Apartments                                              1.47        0.0208%
163      (F)     1    St. Charles Building No. 550                                    1.25        0.0208%
164      (F)     1    St. Charles Building No. 558                                    1.25        0.0208%
165              2    Ponderosa Acres Apartments                                      1.31        0.0208%
166              1    Holiday Inn Express - Hialeah                                   1.93        0.1008%
167              1    Walgreens (New Braunfels)                                       1.20        0.1008%
168              1    8700 Commerce Park                                              1.41        0.1008%
169              2    Garden Village Apartments                                       1.71        0.1008%
170              1    Rialto Industrial Building                                      1.73        0.0208%
171              1    Kris Krossing Shopping Center                                   1.34        0.0208%
172              1    Reddington El Paso Office                                       1.36        0.1008%
173              1    Crossroads Plaza                                                1.25        0.1008%
174              1    Shoppes at Seven Hills                                          1.25        0.0208%
175              1    Glenridge Point Shopping Center                                 1.70        0.0208%
176              1    Gator Crossing                                                  1.27        0.0208%
177              1    Lake Crest Plaza                                                1.25        0.1008%
178              1    Summerfield Apartments                                          1.20        0.0208%
179              1    Corner of Paradise                                              1.43        0.0208%
180              1    Park Towers Owners, Inc.                                        7.75        0.0808%
181              1    Abby Park                                                       2.17        0.0208%
182              2    Arrow Pines Estates MHP                                         2.26        0.0208%
183              1    West Pointe Village                                             1.41        0.0208%
184              2    Portage Green MHC                                               1.24        0.0208%
185              1    All Aboard - Santa Ana                                          1.45        0.0208%
186              1    Madison Avenue Home Center                                      1.37        0.1008%
187              1    Congress Professional Center I                                  1.45        0.1008%
188              1    213 Summerhill Road                                             1.60        0.1008%
189              1    Comfort Inn Shenandoah                                          1.96        0.0208%
190              1    176 Broadway Owners Corp.                                       6.96        0.0808%
191              1    Roseland Center                                                 1.38        0.0208%
192              2    Lawnfair Apartments                                             1.31        0.0208%
193              1    Emerson Industrial Building II                                  1.33        0.0208%
194              1    West Maple Square                                               1.27        0.0208%
195              1    Sinking Spring Marketplace                                      1.22        0.1008%
196              1    5450 Northwest Central                                          1.26        0.1008%
197              1    505 WE Owners Corp.                                            14.34        0.0808%
198              1    Breukelen Owners Corp.                                          5.73        0.0808%
199              1    Highway 110 Center                                              1.40        0.0208%
200              2    Spring Creek Apartments - Senior                                1.20        0.0208%
201              2    Ridgeview Apartments                                            1.38        0.0908%
202              1    Kerr- 722 West Independence Blvd                                1.59        0.1008%
203              1    Newbridge Road Shopping Center                                  1.70        0.1008%
204              2    Meadowbrook MHC                                                 2.04        0.0208%
205              2    The Gardens 75th Street Owners Corp.                            7.23        0.0808%
206              1    Clearfork MHP                                                   1.59        0.0208%
207              1    Space Savers Self Storage                                       1.24        0.1008%
208              1    A & M Mobile Home Park                                          1.25        0.1008%
209              1    Garden Grove                                                    1.33        0.0208%
210              1    Capitol House Tenants Corp.                                     4.76        0.0808%
211              1    Carriage Way Shopping Center                                    1.30        0.0208%
212              2    Cahuenga Apartments                                             2.27        0.1008%
213              2    Villa Bonita Apts                                               1.23        0.0208%
214              1    Capital Storage - Clifton, NY                                   1.45        0.0208%
215              1    Fifth Avenue San Rafael                                         1.39        0.0208%
216              1    One Hudson Park, Inc.                                          13.42        0.0808%
217              1    Mason Center                                                    1.30        0.0208%
218              2    Riverwood Owners, Inc.                                          6.31        0.0808%
219              2    Parkview West Apartments                                        1.38        0.0208%
220              1    993 Fifth Avenue Corporation                                   18.72        0.0808%
221              1    EZ Encino                                                       1.20        0.1008%
222              1    Hozho Center                                                    1.47        0.0208%
223              1    Watertower Office Building                                      1.39        0.0208%
224              1    Jefferson Auto Center                                           1.46        0.1008%
225              1    Osler Medical Arts Pavilion                                     1.69        0.1008%
226              2    Rockbrook Apartments                                            1.62        0.0208%
227              1    Kerr Drug - Raleigh                                             1.55        0.1008%
228              1    Strongsville Executive Building                                 1.27        0.0608%
229              1    126 Main Street                                                 1.34        0.0208%
230              1    311 East 75th Owners Corp.                                      4.07        0.0808%
231              2    Canyon View MHC                                                 1.64        0.0208%
232              1    The Glass House Cooperative, Inc.                              12.79        0.0808%
233              1    Kerr Drug - Franklinton                                         1.58        0.1008%
234              1    1850 SW 8th Street                                              1.99        0.0208%
235              1    Empire State Lofts Limited                                     10.09        0.0808%
236              1    Greenwich Corp.                                                 5.01        0.0808%
237              1    Lochaven MHC                                                    2.00        0.0208%
238              1    Kerr Drug - St. Pauls                                           1.58        0.1008%
239              2    Camac Street                                                    1.21        0.0208%
240              2    Kensington Apartments                                           1.32        0.0208%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                                      CUT-OFF DATE
               LOAN                                                                     PRINCIPAL          APPRAISED
 #    CROSSED  GROUP  LOAN NAME                                                         BALANCE (1)          VALUE
 -    -------  -----  ---------                                                         -----------          -----
241              2    32-52 41st Street                                             $       1,796,221  $       2,400,000
242              1    Kerr- 407 West Main St.                                               1,795,578          2,500,000
243              1    67 Owners Ltd.                                                        1,792,805         41,180,000
244              1    235 East Broad Street                                                 1,741,199          2,800,000
245              1    Fowler Court Tenants Inc.                                             1,733,831         46,850,000
246              1    Bluestem Plaza                                                        1,691,731          2,380,000
247              1    Kerr Drug - Johns Island                                                1684190          2,350,000
248              2    Bluebird Apartments                                                   1,658,498          2,077,000
249              1    Barnes Shops                                                          1,643,606          2,200,000
250              2    Oakwood Portfolio                                                     1,623,007          2,035,000
251              1    2929 SW 3rd Avenue                                                    1,595,683          2,500,000
252              1    Seven Juliustown                                                      1,595,180          2,000,000
253              1    Kerr Drug - Summerville                                               1,562,356          2,180,000
254              1    Orange Shopping Center                                                1,534,675          2,050,000
255              2    Meriwether Apartments                                                 1,500,000          2,000,000
256              1    Dothan South Plaza                                                    1,496,804          2,200,000
257              2    Parkview Village Townhomes                                            1,495,652          1,875,000
258              2    Elizabeth Street MHP                                                  1,417,299          1,900,000
259              1    Kerr Drug - Maxton                                                    1,361,686          1,900,000
260              1    Mountain View                                                         1,303,394          1,740,000
261              1    Meadowbrook Square                                                    1,300,000          1,900,000
262              2    Quail Oaks Apartments                                                 1,296,110          1,700,000
263              1    Northwest Crossing                                                    1,234,713          1,580,000
264              2    Trade Winds MHC                                                       1,221,176          1,600,000
265              2    Irvington Town House                                                  1,198,936          1,500,000
266              1    Hanover Plaza                                                         1,193,952          1,500,000
267              1    Palm Court Retail                                                     1,174,750          2,300,000
268              2    Oakbrook Apartments                                                   1,143,749          2,800,000
269              1    Walgreens - Armitage                                                  1,127,678          1,500,000
270              1    258 3rd avenue                                                        1,096,997          2,100,000
271              1    Jacksonville Plaza                                                    1,095,315          1,760,000
272              1    143 East Broad Street                                                 1,044,719          2,300,000
273              2    Village Inn Apartments                                                1,013,430          1,480,000
274              1    Whitney & Capitol Avenue                                                999,131          1,330,000
275              1    Albertsons Downey                                                       997,020          1,420,000
276              1    Northgate MHP                                                           944,633          1,300,000
277              2    Hillcrest MHC and Colonial Estates MHC                                  900,000          1,150,000
278              2    Riggs Place                                                             847,370          2,000,000
279              2    Arbordale Apartments                                                    844,091          2,265,000
280              1    Rolling Acres MHP                                                       696,046          1,000,000
                                                                                    ------------------------------------

TOTAL/WEIGHTED AVERAGE:                                                             $   2,900,946,560  $   5,637,402,000
                                                                                    ====================================

                      MAXIMUM:                                                      $     273,800,000  $     705,000,000
                      MINIMUM:                                                      $         497,659  $       1,000,000

               LOAN                                                                    CUT-OFF DATE      MATURITY/ARD
 #    CROSSED  GROUP  LOAN NAME                                                      LTV RATIO (1)(2)     BALANCE (3)
 -    -------  -----  ---------                                                      ----------------     -----------
241              2    32-52 41st Street                                                   74.8%        $       1,497,300
242              1    Kerr- 407 West Main St.                                             71.8%                1,489,557
243              1    67 Owners Ltd.                                                       4.4%                1,572,919
244              1    235 East Broad Street                                               62.2%                1,463,152
245              1    Fowler Court Tenants Inc.                                            3.7%                1,465,714
246              1    Bluestem Plaza                                                      71.1%                1,427,905
247              1    Kerr Drug - Johns Island                                            71.7%                1,400,213
248              2    Bluebird Apartments                                                 79.9%                1,393,393
249              1    Barnes Shops                                                        74.7%                1,378,963
250              2    Oakwood Portfolio                                                   79.8%                1,355,198
251              1    2929 SW 3rd Avenue                                                  63.8%                1,357,401
252              1    Seven Juliustown                                                    79.8%                1,335,223
253              1    Kerr Drug - Summerville                                             71.7%                1,298,920
254              1    Orange Shopping Center                                              74.9%                1,302,905
255              2    Meriwether Apartments                                               75.0%                1,296,251
256              1    Dothan South Plaza                                                  68.0%                  965,855
257              2    Parkview Village Townhomes                                          79.8%                1,258,351
258              2    Elizabeth Street MHP                                                74.6%                1,179,117
259              1    Kerr Drug - Maxton                                                  71.7%                1,132,087
260              1    Mountain View                                                       74.9%                1,111,500
261              1    Meadowbrook Square                                                  68.4%                1,107,881
262              2    Quail Oaks Apartments                                               76.2%                1,085,879
263              1    Northwest Crossing                                                  78.1%                1,022,565
264              2    Trade Winds MHC                                                     76.3%                1,091,689
265              2    Irvington Town House                                                79.9%                1,009,723
266              1    Hanover Plaza                                                       79.6%                1,000,779
267              1    Palm Court Retail                                                   51.1%                  758,521
268              2    Oakbrook Apartments                                                 40.8%                    8,021
269              1    Walgreens - Armitage                                                75.2%                  942,913
270              1    258 3rd avenue                                                      52.2%                  930,055
271              1    Jacksonville Plaza                                                  62.2%                  842,214
272              1    143 East Broad Street                                               45.4%                  877,891
273              2    Village Inn Apartments                                              68.5%                  660,944
274              1    Whitney & Capitol Avenue                                            75.1%                  843,466
275              1    Albertsons Downey                                                   70.2%                  760,509
276              1    Northgate MHP                                                       72.7%                  727,200
277              2    Hillcrest MHC and Colonial Estates MHC                              78.3%                  834,792
278              2    Riggs Place                                                         42.4%                  706,676
279              2    Arbordale Apartments                                                37.3%                   10,423
280              1    Rolling Acres MHP                                                   69.6%                  535,832
                                                                                    ------------------------------------

TOTAL/WEIGHTED AVERAGE:                                                                   66.5%        $   2,569,642,641
                                                                                    ====================================

                      MAXIMUM:                                                            81.9%        $     246,234,825
                      MINIMUM:                                                             1.3%        $         421,241

                                                                                     MATURITY/
               LOAN                                                                   ARD LTV        MOST RECENT     MOST RECENT
 #    CROSSED  GROUP  LOAN NAME                                                     RATIO (2)(3)         NOI           DSCR (4)
 -    -------  -----  ---------                                                     ------------         ---           --------
241              2    32-52 41st Street                                                 62.4%     $         192,438     1.55x
242              1    Kerr- 407 West Main St.                                           59.6%                   N/A      N/A
243              1    67 Owners Ltd.                                                     3.8%                   N/A      N/A
244              1    235 East Broad Street                                             52.3%               240,346     1.93
245              1    Fowler Court Tenants Inc.                                          3.1%                   N/A      N/A
246              1    Bluestem Plaza                                                    60.0%               165,947     1.29
247              1    Kerr Drug - Johns Island                                          59.6%                   N/A      N/A
248              2    Bluebird Apartments                                               67.1%               157,980     1.35
249              1    Barnes Shops                                                      62.7%               156,252     1.27
250              2    Oakwood Portfolio                                                 66.6%               174,439     1.45
251              1    2929 SW 3rd Avenue                                                54.3%               216,190     1.63
252              1    Seven Juliustown                                                  66.8%               130,156     1.20
253              1    Kerr Drug - Summerville                                           59.6%                   N/A      N/A
254              1    Orange Shopping Center                                            63.6%               155,445     1.25
255              2    Meriwether Apartments                                             64.8%               129,475     1.24
256              1    Dothan South Plaza                                                43.9%               207,942     1.67
257              2    Parkview Village Townhomes                                        67.1%               173,991     1.52
258              2    Elizabeth Street MHP                                              62.1%               144,392     1.50
259              1    Kerr Drug - Maxton                                                59.6%                   N/A      N/A
260              1    Mountain View                                                     63.9%               141,435     1.47
261              1    Meadowbrook Square                                                58.3%               179,805     1.85
262              2    Quail Oaks Apartments                                             63.9%               133,386     1.39
263              1    Northwest Crossing                                                64.7%                   N/A      N/A
264              2    Trade Winds MHC                                                   68.2%               100,183     1.21
265              2    Irvington Town House                                              67.3%               131,000     1.51
266              1    Hanover Plaza                                                     66.7%               130,847     1.47
267              1    Palm Court Retail                                                 33.0%               238,521     2.02
268              2    Oakbrook Apartments                                                0.3%               193,283     1.38
269              1    Walgreens - Armitage                                              62.9%               109,560     1.33
270              1    258 3rd avenue                                                    44.3%               114,649     1.43
271              1    Jacksonville Plaza                                                47.9%               157,048     1.68
272              1    143 East Broad Street                                             38.2%               179,630     2.42
273              2    Village Inn Apartments                                            44.7%               141,796     1.53
274              1    Whitney & Capitol Avenue                                          63.4%               150,227     2.05
275              1    Albertsons Downey                                                 53.6%                   N/A      N/A
276              1    Northgate MHP                                                     55.9%               101,629     1.38
277              2    Hillcrest MHC and Colonial Estates MHC                            72.6%                83,799     1.38
278              2    Riggs Place                                                       35.3%               141,755     2.40
279              2    Arbordale Apartments                                               0.5%               196,930     2.11
280              1    Rolling Acres MHP                                                 53.6%                67,983     1.23
                                                                                    --------------------------------------------

TOTAL/WEIGHTED AVERAGE:                                                                 59.3%     $     242,254,551     1.38x
                                                                                    ============================================

                      MAXIMUM:                                                          81.1%     $      20,832,201     3.28x
                      MINIMUM:                                                           3.1%     $          65,816     0.41x

               LOAN                                                                        U/W                U/W
 #    CROSSED  GROUP  LOAN NAME                                                            NOI              NCF (5)
 -    -------  -----  ---------                                                            ---              -------
241              2    32-52 41st Street                                             $         159,573  $         154,573
242              1    Kerr- 407 West Main St.                                                 199,459            191,086
243              1    67 Owners Ltd.                                                        1,903,920          1,903,920
244              1    235 East Broad Street                                                   206,313            196,780
245              1    Fowler Court Tenants Inc.                                             1,349,004          1,349,004
246              1    Bluestem Plaza                                                          164,528            150,847
247              1    Kerr Drug - Johns Island                                                187,663            173,569
248              2    Bluebird Apartments                                                     164,276            142,462
249              1    Barnes Shops                                                            174,783            163,021
250              2    Oakwood Portfolio                                                       162,985            147,485
251              1    2929 SW 3rd Avenue                                                      179,583            150,095
252              1    Seven Juliustown                                                        149,643            135,304
253              1    Kerr Drug - Summerville                                                 177,036            163,277
254              1    Orange Shopping Center                                                  201,426            183,717
255              2    Meriwether Apartments                                                   127,292            122,292
256              1    Dothan South Plaza                                                      182,235            169,582
257              2    Parkview Village Townhomes                                              168,656            152,576
258              2    Elizabeth Street MHP                                                    132,223            128,823
259              1    Kerr Drug - Maxton                                                      152,858            139,981
260              1    Mountain View                                                           136,723            132,523
261              1    Meadowbrook Square                                                      157,169            138,518
262              2    Quail Oaks Apartments                                                   131,122            121,132
263              1    Northwest Crossing                                                      112,355            105,443
264              2    Trade Winds MHC                                                         116,212            115,112
265              2    Irvington Town House                                                    114,688            110,188
266              1    Hanover Plaza                                                           134,097            123,375
267              1    Palm Court Retail                                                       212,835            171,243
268              2    Oakbrook Apartments                                                     208,269            174,516
269              1    Walgreens - Armitage                                                    101,603             93,728
270              1    258 3rd avenue                                                          102,126             99,827
271              1    Jacksonville Plaza                                                      135,042            116,285
272              1    143 East Broad Street                                                   171,559            165,604
273              2    Village Inn Apartments                                                  129,269            118,519
274              1    Whitney & Capitol Avenue                                                109,400            103,900
275              1    Albertsons Downey                                                       133,338            128,618
276              1    Northgate MHP                                                            99,660             96,110
277              2    Hillcrest MHC and Colonial Estates MHC                                   90,072             88,672
278              2    Riggs Place                                                             114,640            109,640
279              2    Arbordale Apartments                                                    217,644            198,144
280              1    Rolling Acres MHP                                                        79,856             76,356
                                                                                    ------------------------------------

TOTAL/WEIGHTED AVERAGE:                                                             $     344,928,117  $     322,952,728
                                                                                    ====================================

                      MAXIMUM:                                                      $      36,221,568  $      35,033,578
                      MINIMUM:                                                      $          79,856  $          76,356

               LOAN                                                                   U/W     ADMINISTRATIVE
 #    CROSSED  GROUP  LOAN NAME                                                     DSCR (4)       FEES
 -    -------  -----  ---------                                                     --------       ----
241              2    32-52 41st Street                                               1.28x       0.0208%
242              1    Kerr- 407 West Main St.                                         1.60        0.1008%
243              1    67 Owners Ltd.                                                 16.47        0.0808%
244              1    235 East Broad Street                                           1.64        0.0208%
245              1    Fowler Court Tenants Inc.                                      10.69        0.0808%
246              1    Bluestem Plaza                                                  1.28        0.0208%
247              1    Kerr Drug - Johns Island                                        1.55        0.1008%
248              2    Bluebird Apartments                                             1.24        0.1008%
249              1    Barnes Shops                                                    1.44        0.0208%
250              2    Oakwood Portfolio                                               1.35        0.0208%
251              1    2929 SW 3rd Avenue                                              1.31        0.0208%
252              1    Seven Juliustown                                                1.25        0.1008%
253              1    Kerr Drug - Summerville                                         1.57        0.1008%
254              1    Orange Shopping Center                                          1.66        0.0208%
255              2    Meriwether Apartments                                           1.22        0.1108%
256              1    Dothan South Plaza                                              1.37        0.1008%
257              2    Parkview Village Townhomes                                      1.47        0.0208%
258              2    Elizabeth Street MHP                                            1.37        0.0208%
259              1    Kerr Drug - Maxton                                              1.55        0.1008%
260              1    Mountain View                                                   1.42        0.0208%
261              1    Meadowbrook Square                                              1.59        0.0208%
262              2    Quail Oaks Apartments                                           1.37        0.0208%
263              1    Northwest Crossing                                              1.30        0.0608%
264              2    Trade Winds MHC                                                 1.41        0.0208%
265              2    Irvington Town House                                            1.31        0.0208%
266              1    Hanover Plaza                                                   1.51        0.0208%
267              1    Palm Court Retail                                               1.76        0.0208%
268              2    Oakbrook Apartments                                             1.26        0.0208%
269              1    Walgreens - Armitage                                            1.22        0.0208%
270              1    258 3rd avenue                                                  1.28        0.0208%
271              1    Jacksonville Plaza                                              1.41        0.0208%
272              1    143 East Broad Street                                           2.31        0.0208%
273              2    Village Inn Apartments                                          1.38        0.0208%
274              1    Whitney & Capitol Avenue                                        1.47        0.0208%
275              1    Albertsons Downey                                               1.75        0.1108%
276              1    Northgate MHP                                                   1.35        0.0208%
277              2    Hillcrest MHC and Colonial Estates MHC                          1.46        0.1008%
278              2    Riggs Place                                                     1.92        0.0208%
279              2    Arbordale Apartments                                            2.36        0.0208%
280              1    Rolling Acres MHP                                               1.46        0.0208%
                                                                                    --------

TOTAL/WEIGHTED AVERAGE:                                                               1.73x
                                                                                    ========

                      MAXIMUM:                                                       18.72x
                      MINIMUM:                                                        1.15x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STATEN (PARK HILL II), STATEN (PARK HILL I), AND STATEN (ST. GEORGE'S) ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY INDEPENDENCE VILLAGE - PEORIA AND INDEPENDENCE VILLAGE - WINSTON SALEM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY EL DORADO MHP AND EL DORADO WEST MHP ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTHERN TRUST BANKING BUILDING, COLDWELL BANKER BUILDING, AND BANK UNITED BUILDING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY BANK BLOCK CENTER, WINDSOR ARMS APARTMENTS, AND GRANDVIEW AVENUE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(F) THE UNDERLYING MORTGAGE LOANS SECURED BY ST. CHARLES BUILDING NO. 550 AND ST. CHARLES BUILDING NO. 558 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(4) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S & TI'S AND UNDERWRITTEN FF&E.

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                                             CONTRACTUAL
                                                                                    ENGINEERING               RECURRING
              LOAN                                                                   RESERVE AT              REPLACEMENT
 #   CROSSED  GROUP  LOAN NAME                                                      ORIGINATION              RESERVE/FF&E
 -   -------  -----  ---------                                                      -----------              ------------
 1              1    375 Park Avenue                                                        N/A              $    160,600
 2              1    St. Johns Town Center                                                  N/A                       N/A
 3              1    Del Monte Center                                                       N/A                       N/A
 4              1    Palmer Center                                                          N/A              $     68,760
 5              1    120 Wall Street                                                $    82,500                       N/A
 6              1    The Palisades                                                          N/A              $     49,600
 7              1    Silver Portfolio-Kimco                                                 N/A                       N/A
 8              1    Frenchman's Reef & Morning Star                                $ 1,155,943                         6%
 9              1    Gallery at South Dekalb                                        $   240,563              $     78,834
 10             1    Weston Town Center                                                     N/A                       N/A
 11             1    Valley Forge Office Center                                     $    37,500              $     38,752
 12             1    Southwest Commons                                              $    32,084              $     46,380
 13             1    Centergy Office                                                        N/A              $     37,988
 14             1    Black Canyon & Red Mountain Office Buildings                           N/A              $     62,760
 15     (A)     2    Staten (Park Hill II)                                          $   249,660              $    100,500
 16     (A)     2    Staten (Park Hill I)                                           $   236,232              $    100,500
 17     (A)     2    Staten (St. George's)                                          $   159,948              $     75,500
 18             1    Broadway Office Portfolio                                              N/A              $     47,460
 19             1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North          N/A                       N/A
 20             2    Clearwater Creek Apartments                                            N/A              $     88,400
 21             1    Northland Center Mall                                          $   149,531              $     80,664
 22             1    Palmer Plaza                                                           N/A              $     49,473
 23             2    Kings Village Corp.                                                    N/A                       N/A
 24             1    The Terraces Shopping Center                                   $   251,125              $     25,968
 25             2    Saddle Creek Apartments                                        $   267,875              $    142,800
 26             2    Bexley at Spring Farm                                                  N/A              $     63,200
 27             2    Signature Park Apartments                                              N/A              $     67,200
 28             2    Ventana Apartments                                                     N/A                       N/A
 29             1    Marlton Square                                                         N/A                       N/A
 30             2    York Creek Apartments                                          $    23,475              $    144,000
 31             1    MK Plaza                                                               N/A                       N/A
 32             1    Hotel Valencia Riverwalk                                               N/A                         3%
 33             1    The Pittsfield Building                                                N/A              $     78,255
 34             2    The Shores Apartments                                                  N/A              $     63,574
 35             1    Davis Ford Crossing                                                    N/A              $     15,324
 36             1    743 5th Avenue                                                 $     8,125              $      7,500
 37             2    CALPERS - Parkside Apartments                                          N/A                       N/A
 38     (B)     1    Independence Village - Peoria                                          N/A              $     47,400
 39     (B)     1    Independence Village - Winston Salem                                   N/A              $     46,800
 40             1    Centurion                                                              N/A                       N/A
 41             1    Chesapeake Park Plaza                                                  N/A              $     14,040
 42             2    Polo Club                                                      $   193,750              $     73,344
 43             2    Timber Oaks Apartments                                                 N/A                       N/A
 44             1    Portland Square Hotel                                                  N/A                         4%
 45             1    Cedar Run Apartments                                           $   318,531              $     96,000
 46             1    Mountain Village Plaza                                                 N/A                       N/A
 47             2    Old Mill Apartments                                            $    10,275              $     52,008
 48             1    8415 & 8425 Progress Drive                                             N/A                       N/A
 49             1    Hilton Suites Anaheim                                                  N/A                       N/A
 50             1    All Aboard - Menlo Park & Wilmington                                   N/A                       N/A
 51             1    Welsh Industrial Portfolio                                             N/A                       N/A
 52             1    Albemarle Pointe Center                                                N/A              $     10,020
 53             2    Leafstone Apartments                                                   N/A              $     46,400
 54             1    Peckham Square                                                 $    95,000              $     19,308
 55             1    Port St. Lucie Towncenter                                              N/A              $     22,800
 56             2    The Ashford at Stone Ridge                                             N/A              $     49,596
 57             1    Residence Inn Norfolk Airport                                          N/A  1.5% (8/11/2005 - 7/11/2006); 3.0%
                                                                                                    (8/11/2006 - 7/11/2008); 4.0%
                                                                                                       (8/11/2008 - 7/11/2010)
 58             1    Waterways Shoppes of Weston II                                         N/A                       N/A
 59             1    Plaza at Williams Centre                                       $    38,125                       N/A
 60             1    Covington Plaza                                                        N/A              $     26,347
 61             1    River Place Apartments                                         $    72,188              $     53,256
 62             1    La Habra Business Center and Tuff Guy Storage                  $    42,188                       N/A
 63             1    Waterways Shoppes of Weston                                            N/A                       N/A
 64             1    Torrance Crossroads                                            $     1,250              $      6,975
 65             1    Topanga Portfolio                                              $     3,125              $     19,856
 66             1    Lincoln View Plaza                                             $     2,875              $      7,711
 67             1    10 West 66th Street Corporation                                        N/A                       N/A
 68             1    Atrium Office Park                                                     N/A              $     14,815
 69             1    Princessa Plaza                                                        N/A                       N/A
 70             1    Brennan Station Shopping Center                                $    19,687                       N/A
 71             1    Wappingers Shopping Center                                     $   500,000              $     17,988
 72             2    Grande Apartments                                              $    24,725              $     30,864
 73             1    Yorba Linda Self Storage                                               N/A              $     15,060
 74             1    Rendina - Southpointe Medical Center                                   N/A              $      7,524
 75             2    Woodlands at Statesboro Apartments                                     N/A              $     46,008
 76             1    Wall St Plaza                                                  $    57,403              $     20,562
 77             1    Sierra Town Center                                                     N/A              $      6,531
 78             1    ISE Buildings                                                  $       631              $     15,383
 79             1    Valencia Oaks Office                                                   N/A                       N/A
 80             1    Riverside Plaza                                                $    21,875              $      9,360
 81             1    Murphy Canyon Office Building                                  $    18,125              $     15,588
 82             2    Riverside Apartments                                                   N/A                       N/A
 83             1    Fountain Plaza                                                         N/A                       N/A
 84             1    Residence Inn - Franklin                                               N/A                       N/A
 85             1    901 North Pitt                                                 $    26,625              $     16,920
 86             1    Country Club Plaza                                                     N/A              $      7,752
 87             2    Country Manor Apts.                                            $    66,875              $     50,000
 88             2    Lofts at Canal Walk Phase II                                           N/A              $     27,750
 89             1    96 Morton Street                                                       N/A              $     24,400
 90             1    Residence Inn by Marriott - Novi                                       N/A                       N/A

                                                                                        U/W
                                                                                     RECURRING      LC & TI     CONTRACTUAL
              LOAN                                                                  REPLACEMENT   RESERVE AT     RECURRING
 #   CROSSED  GROUP  LOAN NAME                                                      RESERVE/FF&E  ORIGINATION     LC & TI
 -   -------  -----  ---------                                                      ------------  -----------     -------
 1              1    375 Park Avenue                                                $    197,998  $ 17,481,093  $ 1,204,500
 2              1    St. Johns Town Center                                          $    103,023           N/A          N/A
 3              1    Del Monte Center                                               $    118,947  $    100,000          N/A
 4              1    Palmer Center                                                  $     68,750  $    270,000  $   650,832
 5              1    120 Wall Street                                                $     91,076           N/A          N/A
 6              1    The Palisades                                                  $     62,000           N/A          N/A
 7              1    Silver Portfolio-Kimco                                         $      3,312           N/A          N/A
 8              1    Frenchman's Reef & Morning Star                                           6%          N/A          N/A
 9              1    Gallery at South Dekalb                                        $     81,754  $    625,000  $   394,170
 10             1    Weston Town Center                                             $     23,690  $     60,000          N/A
 11             1    Valley Forge Office Center                                     $     38,752           N/A          N/A
 12             1    Southwest Commons                                              $     46,376           N/A  $   188,653
 13             1    Centergy Office                                                $     37,988           N/A  $   277,233
 14             1    Black Canyon & Red Mountain Office Buildings                   $     62,761  $  1,000,000  $   200,004
 15     (A)     2    Staten (Park Hill II)                                          $     80,400           N/A          N/A
 16     (A)     2    Staten (Park Hill I)                                           $     80,400           N/A          N/A
 17     (A)     2    Staten (St. George's)                                          $     60,400           N/A          N/A
 18             1    Broadway Office Portfolio                                      $     47,439  $    350,000          N/A
 19             1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North             4%          N/A          N/A
 20             2    Clearwater Creek Apartments                                    $     88,400           N/A          N/A
 21             1    Northland Center Mall                                          $     80,657           N/A  $   250,000
 22             1    Palmer Plaza                                                   $     49,473  $    250,299  $   257,200
 23             2    Kings Village Corp.                                            $    296,424           N/A          N/A
 24             1    The Terraces Shopping Center                                   $     25,972  $    150,000  $    60,000
 25             2    Saddle Creek Apartments                                        $    142,800           N/A          N/A
 26             2    Bexley at Spring Farm                                          $     63,200           N/A          N/A
 27             2    Signature Park Apartments                                      $     67,200           N/A          N/A
 28             2    Ventana Apartments                                             $     97,500           N/A          N/A
 29             1    Marlton Square                                                 $     10,942  $    165,000        N/A
 30             2    York Creek Apartments                                          $    144,000           N/A          N/A
 31             1    MK Plaza                                                       $    110,498           N/A          N/A
 32             1    Hotel Valencia Riverwalk                                                  3%          N/A          N/A
 33             1    The Pittsfield Building                                        $     93,600           N/A  $   250,000
 34             2    The Shores Apartments                                          $     70,000           N/A          N/A
 35             1    Davis Ford Crossing                                            $     22,979           N/A  $   100,008
 36             1    743 5th Avenue                                                 $        910  $     25,000  $    25,000
 37             2    CALPERS - Parkside Apartments                                  $     90,000           N/A          N/A
 38     (B)     1    Independence Village - Peoria                                  $     47,400           N/A          N/A
 39     (B)     1    Independence Village - Winston Salem                           $     46,800           N/A          N/A
 40             1    Centurion                                                      $     28,830           N/A          N/A
 41             1    Chesapeake Park Plaza                                          $     18,639           N/A  $   150,000
 42             2    Polo Club                                                      $     70,250           N/A          N/A
 43             2    Timber Oaks Apartments                                         $     50,290           N/A          N/A
 44             1    Portland Square Hotel                                                     4%          N/A          N/A
 45             1    Cedar Run Apartments                                           $     96,000           N/A          N/A
 46             1    Mountain Village Plaza                                         $     13,621           N/A  $    45,402
 47             2    Old Mill Apartments                                            $     65,000           N/A          N/A
 48             1    8415 & 8425 Progress Drive                                     $     21,222           N/A  $    25,000
 49             1    Hilton Suites Anaheim                                                     5%          N/A          N/A
 50             1    All Aboard - Menlo Park & Wilmington                           $     28,115           N/A          N/A
 51             1    Welsh Industrial Portfolio                                     $     37,260           N/A          N/A
 52             1    Albemarle Pointe Center                                        $     14,683           N/A  $    40,020
 53             2    Leafstone Apartments                                           $     46,400           N/A          N/A
 54             1    Peckham Square                                                 $     19,308           N/A  $    62,664
 55             1    Port St. Lucie Towncenter                                      $     21,043           N/A  $    40,008
 56             2    The Ashford at Stone Ridge                                     $     49,600           N/A          N/A
 57             1    Residence Inn Norfolk Airport                                             4%          N/A          N/A
 58             1    Waterways Shoppes of Weston II                                 $      4,704           N/A          N/A
 59             1    Plaza at Williams Centre                                       $     16,337           N/A          N/A
 60             1    Covington Plaza                                                $     26,342           N/A  $    32,779
 61             1    River Place Apartments                                         $     53,250           N/A          N/A
 62             1    La Habra Business Center and Tuff Guy Storage                  $     25,150           N/A          N/A
 63             1    Waterways Shoppes of Weston                                    $      6,308           N/A          N/A
 64             1    Torrance Crossroads                                            $      6,870           N/A          N/A
 65             1    Topanga Portfolio                                              $     18,760           N/A  $    26,391
 66             1    Lincoln View Plaza                                             $      7,711           N/A  $    51,406
 67             1    10 West 66th Street Corporation                                $     37,500           N/A          N/A
 68             1    Atrium Office Park                                             $     14,777           N/A  $    76,951
 69             1    Princessa Plaza                                                $      5,526           N/A          N/A
 70             1    Brennan Station Shopping Center                                $     18,960           N/A          N/A
 71             1    Wappingers Shopping Center                                     $     17,988           N/A  $    50,000
 72             2    Grande Apartments                                              $     29,750           N/A          N/A
 73             1    Yorba Linda Self Storage                                       $     15,034           N/A          N/A
 74             1    Rendina - Southpointe Medical Center                                 752300% $    120,000  $    53,244
 75             2    Woodlands at Statesboro Apartments                             $     55,200           N/A          N/A
 76             1    Wall St Plaza                                                  $     20,562  $    350,000          N/A
 77             1    Sierra Town Center                                             $      6,531  $    100,000  $    30,000
 78             1    ISE Buildings                                                  $     15,383  $    500,000  $   128,571
 79             1    Valencia Oaks Office                                           $      8,824           N/A  $    67,000
 80             1    Riverside Plaza                                                $      9,321           N/A  $    41,940
 81             1    Murphy Canyon Office Building                                  $     15,592  $    300,000  $    91,032
 82             2    Riverside Apartments                                           $     37,500           N/A          N/A
 83             1    Fountain Plaza                                                 $      8,212           N/A  $    54,749
 84             1    Residence Inn - Franklin                                                  5%          N/A          N/A
 85             1    901 North Pitt                                                 $     16,919           N/A  $   136,800
 86             1    Country Club Plaza                                             $      7,748  $    425,000  $    68,184
 87             2    Country Manor Apts.                                            $     50,000           N/A          N/A
 88             2    Lofts at Canal Walk Phase II                                   $     27,750           N/A          N/A
 89             1    96 Morton Street                                               $     24,420  $    500,000          N/A
 90             1    Residence Inn by Marriott - Novi                                          5%          N/A          N/A

                                                                                                TAX &
              LOAN                                                                    U/W     INSURANCE
 #   CROSSED  GROUP  LOAN NAME                                                      LC & TI    ESCROWS
 -   -------  -----  ---------                                                      -------    -------
 1              1    375 Park Avenue                                               $ 989,991    Both
 2              1    St. Johns Town Center                                         $ 368,237    None
 3              1    Del Monte Center                                              $ 336,840    Tax
 4              1    Palmer Center                                                 $ 670,561    Both
 5              1    120 Wall Street                                               $ 610,881    Both
 6              1    The Palisades                                                       N/A    Both
 7              1    Silver Portfolio-Kimco                                        $  12,128    None
 8              1    Frenchman's Reef & Morning Star                                     N/A    Tax
 9              1    Gallery at South Dekalb                                       $ 472,203    Both
 10             1    Weston Town Center                                            $  73,634    Both
 11             1    Valley Forge Office Center                                    $ 137,127    Both
 12             1    Southwest Commons                                             $ 188,653    Both
 13             1    Centergy Office                                               $ 290,301    Tax
 14             1    Black Canyon & Red Mountain Office Buildings                  $ 297,198    Both
 15     (A)     2    Staten (Park Hill II)                                               N/A    Both
 16     (A)     2    Staten (Park Hill I)                                                N/A    Both
 17     (A)     2    Staten (St. George's)                                               N/A    Both
 18             1    Broadway Office Portfolio                                     $ 244,050    Both
 19             1    Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North       N/A    Both
 20             2    Clearwater Creek Apartments                                         N/A    Both
 21             1    Northland Center Mall                                         $ 372,731    Both
 22             1    Palmer Plaza                                                  $ 150,346    None
 23             2    Kings Village Corp.                                                 N/A    Tax
 24             1    The Terraces Shopping Center                                  $  90,865    Both
 25             2    Saddle Creek Apartments                                             N/A    None
 26             2    Bexley at Spring Farm                                               N/A    Both
 27             2    Signature Park Apartments                                           N/A    Both
 28             2    Ventana Apartments                                                  N/A    Both
 29             1    Marlton Square                                                $  65,854    Both
 30             2    York Creek Apartments                                               N/A    Both
 31             1    MK Plaza                                                      $ 460,621    None
 32             1    Hotel Valencia Riverwalk                                            N/A    Both
 33             1    The Pittsfield Building                                       $ 259,950    Both
 34             2    The Shores Apartments                                               N/A    Both
 35             1    Davis Ford Crossing                                           $  62,755    None
 36             1    743 5th Avenue                                                $  48,195    Both
 37             2    CALPERS - Parkside Apartments                                       N/A    None
 38     (B)     1    Independence Village - Peoria                                       N/A    Both
 39     (B)     1    Independence Village - Winston Salem                                N/A    Both
 40             1    Centurion                                                     $ 174,701    None
 41             1    Chesapeake Park Plaza                                         $ 137,626    Both
 42             2    Polo Club                                                           N/A    Both
 43             2    Timber Oaks Apartments                                              N/A    Both
 44             1    Portland Square Hotel                                               N/A    Both
 45             1    Cedar Run Apartments                                                N/A    Both
 46             1    Mountain Village Plaza                                        $  37,857    Both
 47             2    Old Mill Apartments                                                 N/A    Both
 48             1    8415 & 8425 Progress Drive                                    $ 143,390    Both
 49             1    Hilton Suites Anaheim                                               N/A    Both
 50             1    All Aboard - Menlo Park & Wilmington                                N/A    Tax
 51             1    Welsh Industrial Portfolio                                    $  90,786    Tax
 52             1    Albemarle Pointe Center                                       $  60,887    Both
 53             2    Leafstone Apartments                                                N/A    Both
 54             1    Peckham Square                                                $  62,526    Both
 55             1    Port St. Lucie Towncenter                                     $  55,226    Both
 56             2    The Ashford at Stone Ridge                                          N/A    Both
 57             1    Residence Inn Norfolk Airport                                       N/A    Tax
 58             1    Waterways Shoppes of Weston II                                $  35,249    Both
 59             1    Plaza at Williams Centre                                      $ 118,771    Both
 60             1    Covington Plaza                                               $  32,417    Both
 61             1    River Place Apartments                                              N/A    Both
 62             1    La Habra Business Center and Tuff Guy Storage                 $  74,870    Both
 63             1    Waterways Shoppes of Weston                                   $  17,385    Both
 64             1    Torrance Crossroads                                           $  46,510    Both
 65             1    Topanga Portfolio                                             $  26,391    Both
 66             1    Lincoln View Plaza                                            $  49,194    Both
 67             1    10 West 66th Street Corporation                                     N/A    None
 68             1    Atrium Office Park                                            $  76,828    Both
 69             1    Princessa Plaza                                               $  48,931    Both
 70             1    Brennan Station Shopping Center                               $  75,212    Both
 71             1    Wappingers Shopping Center                                    $  35,029    Both
 72             2    Grande Apartments                                                   N/A    Both
 73             1    Yorba Linda Self Storage                                      $  11,606    Both
 74             1    Rendina - Southpointe Medical Center                          $  51,075    Both
 75             2    Woodlands at Statesboro Apartments                                  N/A    Both
 76             1    Wall St Plaza                                                 $  95,397    Both
 77             1    Sierra Town Center                                            $  27,583    Both
 78             1    ISE Buildings                                                 $  48,910    Both
 79             1    Valencia Oaks Office                                          $  61,599    Both
 80             1    Riverside Plaza                                               $  47,337    Both
 81             1    Murphy Canyon Office Building                                 $  91,037    Both
 82             2    Riverside Apartments                                                N/A    None
 83             1    Fountain Plaza                                                $  49,445    None
 84             1    Residence Inn - Franklin                                            N/A    Both
 85             1    901 North Pitt                                                $ 115,487    Both
 86             1    Country Club Plaza                                            $  85,168    Both
 87             2    Country Manor Apts.                                                 N/A    Both
 88             2    Lofts at Canal Walk Phase II                                        N/A    Both
 89             1    96 Morton Street                                              $  83,204    Both
 90             1    Residence Inn by Marriott - Novi                                    N/A    Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                                             CONTRACTUAL
                                                                                    ENGINEERING               RECURRING
              LOAN                                                                   RESERVE AT              REPLACEMENT
 #   CROSSED  GROUP  LOAN NAME                                                      ORIGINATION              RESERVE/FF&E
 -   -------  -----  ---------                                                      -----------              ------------
 91             1    Las Cruces - NM                                                $    19,800                       N/A
 92             2    Grayson Falls Apartments                                       $    14,625              $     77,000
 93             1    Residence Inn by Marriott - Weston                                     N/A                       N/A
 94             1    Main Place Shopping Center                                     $   444,946              $     25,633
 95             2    39-60 54th Street Owners, Inc.                                         N/A                       N/A
 96             1    Hudson Manor Terrace Corp.                                             N/A                       N/A
 97             1    Randall Road Retail Center                                             N/A                       N/A
 98             1    Hampton Inn Mystic                                                     N/A                         4%
 99             1    East Aurora Portfolio                                          $    22,500              $     14,817
100             1    Northside Square                                               $     9,375              $     15,420
101             1    Villa Del Sol MHC                                                      N/A                       N/A
102     (C)     2    El Dorado MHP                                                  $    10,000              $      6,400
103     (C)     2    El Dorado West MHP                                             $     6,750              $      4,300
104             2    Harris Hill Apartments                                                 N/A                       N/A
105             1    Hampton Inn & Suites Tallahassee                                       N/A                         4%
106     (D)     1    Northern Trust Bank Building                                           N/A                       N/A
107     (D)     1    Coldwell Banker Building                                               N/A                       N/A
108     (D)     1    Bank United Building                                                   N/A                       N/A
109             1    All Aboard - Sunnyvale                                                 N/A                       N/A
110             1    White Oak Professional Center                                  $     1,875              $      8,820
111             1    Edinburg Regional Medical Plaza I                                      N/A              $      7,812
112             1    Residence Inn Albuquerque                                              N/A                         3%
113             1    Towne Place Suites by Marriott - Orlando                               N/A                       N/A
114             2    Klein MF Portfolio (Quail and Greentree)                               N/A              $    126,120
115             1    All Aboard - San Ramon                                                 N/A                       N/A
116             2    Chinook Way Apartments                                                 N/A              $     31,000
117             2    Quail Pointe Apartments                                        $   371,504              $     46,002
118             2    Bayshore Village MHC                                                   N/A                       N/A
119             1    Tempe St. Luke's Office Building                                       N/A              $      8,976
120             1    Residence Inn Wilmington Landfall                                      N/A                         4%
121             2    Berkshire Village Townhouses, Inc.                                     N/A                       N/A
122             1    Springhill Suites - Southfield                                         N/A                       N/A
123             1    North Rivers Business Center                                   $     3,125                       N/A
124             1    All Aboard - Oakland                                                   N/A                       N/A
125             1    Courtyard Tifton                                                       N/A                         4%
126             1    Holiday Inn Express Hotel & Suites - Jacksonville                      N/A                         4%
127             2    Forest Creek Apartments                                        $    56,250              $     36,504
128             1    Shoppes of Acworth                                                     N/A                       N/A
129             1    Spectra-Physics Facility                                               N/A              $      8,060
130             1    1120 Nasa                                                      $    37,500              $     11,915
131             2    Tower Park                                                     $    49,012              $     52,248
132             1    Redbird Village                                                $    19,013              $     12,792
133             1    Gracie Terrace Apartment Corporation                                   N/A                       N/A
134             1    All Aboard - San Francisco                                             N/A                       N/A
135             2    Milltowne Villas                                                       N/A              $     18,408
136             1    Beverly Wilshire Retail                                                N/A                       N/A
137             1    JFK Medical Pavilion I                                                 N/A              $      6,391
138             2    The Olympia Apartments                                         $     3,250              $     18,750
139             1    Courtyard by Marriott - Grand Rapids Airport                           N/A                       N/A
140             1    Parkway Tower Office                                           $   510,875              $     12,180
141             2    Pelican Pointe Apartments                                      $    49,313              $     39,000
142             1    Chefalo Self Storage                                           $    34,150              $      9,183
143             1    Strine MHP Portfolio (3)                                               N/A                       N/A
144             1    Shoppes at North Lake                                                  N/A                       N/A
145             1    Fairfield Inn by Marriott - Fort Myers                                 N/A                       N/A
146             1    333 East 53 Tenants Corp.                                              N/A                       N/A
147             1    18 Van Veghten Drive                                           $    39,229              $     33,827
148             2    Palm Apartments                                                $       625              $     12,000
149     (E)     1    Bank Block Center                                              $     4,000                       N/A
150     (E)     1    Grandview Avenue                                                       N/A                       N/A
151     (E)     1    Windsor Arms Apartments                                        $    11,500                       N/A
152             1    100 Grove Road                                                 $   270,000              $     10,273
153             1    Walgreens (Missouri, TX)                                               N/A                       N/A
154             1    West Oxmoor Tower                                              $   100,000              $     13,020
155             1    Farmington City Center                                                 N/A              $      7,296
156             2    Hidden Acres Apartments                                                N/A              $     14,600
157             2    Tara Hall Apartments                                           $     1,250              $     41,500
158             1    South Creek Collection                                         $     1,563                       N/A
159             2    Jupiter Crossing Apartments                                            N/A                       N/A
160             2    Sandhurst Apartments                                                   N/A              $     30,000
161             1    Walgreens (Statesboro)                                                 N/A                       N/A
162             2    Oakview Apartments                                             $    51,375              $     67,020
163     (F)     1    St. Charles Building No. 550                                           N/A              $      2,761
164     (F)     1    St. Charles Building No. 558                                           N/A              $      2,761
165             2    Ponderosa Acres Apartments                                             N/A              $     30,000
166             1    Holiday Inn Express - Hialeah                                          N/A                       N/A
167             1    Walgreens (New Braunfels)                                              N/A                       N/A
168             1    8700 Commerce Park                                                     N/A              $     11,580
169             2    Garden Village Apartments                                              N/A              $     48,900
170             1    Rialto Industrial Building                                             N/A                       N/A
171             1    Kris Krossing Shopping Center                                          N/A                       N/A
172             1    Reddington El Paso Office                                      $    13,400              $     13,568
173             1    Crossroads Plaza                                                       N/A              $      1,788
174             1    Shoppes at Seven Hills                                                 N/A                       N/A
175             1    Glenridge Point Shopping Center                                        N/A                       N/A
176             1    Gator Crossing                                                         N/A                       N/A
177             1    Lake Crest Plaza                                                       N/A              $      3,324
178             1    Summerfield Apartments                                         $    33,000              $     27,000
179             1    Corner of Paradise                                             $     3,025              $      2,388
180             1    Park Towers Owners, Inc.                                               N/A                       N/A

                                                                                        U/W
                                                                                     RECURRING      LC & TI    CONTRACTUAL
              LOAN                                                                  REPLACEMENT   RESERVE AT    RECURRING
 #   CROSSED  GROUP  LOAN NAME                                                      RESERVE/FF&E  ORIGINATION    LC & TI
 -   -------  -----  ---------                                                      ------------  -----------    -------
 91             1    Las Cruces - NM                                                $     11,553          N/A          N/A
 92             2    Grayson Falls Apartments                                       $     77,000          N/A          N/A
 93             1    Residence Inn by Marriott - Weston                                        5%         N/A          N/A
 94             1    Main Place Shopping Center                                     $     27,285  $    80,000  $    82,026
 95             2    39-60 54th Street Owners, Inc.                                 $     52,000          N/A          N/A
 96             1    Hudson Manor Terrace Corp.                                     $     81,734          N/A          N/A
 97             1    Randall Road Retail Center                                     $     11,721          N/A          N/A
 98             1    Hampton Inn Mystic                                                        4%         N/A          N/A
 99             1    East Aurora Portfolio                                          $     14,817          N/A  $    68,138
100             1    Northside Square                                               $     15,453  $    75,000  $    90,000
101             1    Villa Del Sol MHC                                              $      8,280          N/A          N/A
102     (C)     2    El Dorado MHP                                                  $      6,400          N/A          N/A
103     (C)     2    El Dorado West MHP                                             $      4,300          N/A          N/A
104             2    Harris Hill Apartments                                         $     46,000          N/A          N/A
105             1    Hampton Inn & Suites Tallahassee                                          4%         N/A          N/A
106     (D)     1    Northern Trust Bank Building                                   $      1,650          N/A          N/A
107     (D)     1    Coldwell Banker Building                                       $      1,563          N/A          N/A
108     (D)     1    Bank United Building                                           $        599          N/A          N/A
109             1    All Aboard - Sunnyvale                                         $     13,864          N/A          N/A
110             1    White Oak Professional Center                                  $      8,844  $   175,000  $   112,320
111             1    Edinburg Regional Medical Plaza I                              $      7,810  $   336,591  $    43,200
112             1    Residence Inn Albuquerque                                                 4%         N/A          N/A
113             1    Towne Place Suites by Marriott - Orlando                                  5%         N/A          N/A
114             2    Klein MF Portfolio (Quail and Greentree)                       $    111,213          N/A          N/A
115             1    All Aboard - San Ramon                                         $      9,078          N/A          N/A
116             2    Chinook Way Apartments                                         $     31,000          N/A          N/A
117             2    Quail Pointe Apartments                                        $     46,000          N/A          N/A
118             2    Bayshore Village MHC                                           $     10,640          N/A          N/A
119             1    Tempe St. Luke's Office Building                               $      8,971  $   264,537  $    47,328
120             1    Residence Inn Wilmington Landfall                                         4%         N/A          N/A
121             2    Berkshire Village Townhouses, Inc.                             $    148,801          N/A          N/A
122             1    Springhill Suites - Southfield                                            5%         N/A          N/A
123             1    North Rivers Business Center                                   $     13,920          N/A          N/A
124             1    All Aboard - Oakland                                           $     11,089          N/A          N/A
125             1    Courtyard Tifton                                                          4%         N/A          N/A
126             1    Holiday Inn Express Hotel & Suites - Jacksonville                         4%         N/A          N/A
127             2    Forest Creek Apartments                                        $     36,500          N/A          N/A
128             1    Shoppes of Acworth                                             $      6,032          N/A  $    18,000
129             1    Spectra-Physics Facility                                       $     16,120          N/A          N/A
130             1    1120 Nasa                                                      $     11,920          N/A  $    66,355
131             2    Tower Park                                                     $     52,250          N/A          N/A
132             1    Redbird Village                                                $     12,794          N/A  $    60,396
133             1    Gracie Terrace Apartment Corporation                           $     91,000          N/A          N/A
134             1    All Aboard - San Francisco                                     $      9,082          N/A          N/A
135             2    Milltowne Villas                                               $     23,000          N/A          N/A
136             1    Beverly Wilshire Retail                                              190100%         N/A  $    14,712
137             1    JFK Medical Pavilion I                                         $      6,391  $   300,000  $    26,700
138             2    The Olympia Apartments                                         $     18,750          N/A          N/A
139             1    Courtyard by Marriott - Grand Rapids Airport                              5%         N/A          N/A
140             1    Parkway Tower Office                                           $     16,211          N/A  $    86,640
141             2    Pelican Pointe Apartments                                      $     39,000          N/A          N/A
142             1    Chefalo Self Storage                                           $      9,183          N/A          N/A
143             1    Strine MHP Portfolio (3)                                       $     16,700          N/A          N/A
144             1    Shoppes at North Lake                                          $      3,370          N/A          N/A
145             1    Fairfield Inn by Marriott - Fort Myers                                    5%         N/A          N/A
146             1    333 East 53 Tenants Corp.                                      $     46,000          N/A          N/A
147             1    18 Van Veghten Drive                                           $     33,827  $     5,638  $    67,655
148             2    Palm Apartments                                                $     12,000          N/A          N/A
149     (E)     1    Bank Block Center                                              $      4,822  $    35,000          N/A
150     (E)     1    Grandview Avenue                                               $      2,384  $    36,000          N/A
151     (E)     1    Windsor Arms Apartments                                        $      7,500          N/A          N/A
152             1    100 Grove Road                                                 $     10,273          N/A  $    30,500
153             1    Walgreens (Missouri, TX)                                                N/A          N/A          N/A
154             1    West Oxmoor Tower                                              $     17,354          N/A  $    66,144
155             1    Farmington City Center                                         $      8,029          N/A  $    24,300
156             2    Hidden Acres Apartments                                        $     18,250          N/A          N/A
157             2    Tara Hall Apartments                                           $     41,500          N/A          N/A
158             1    South Creek Collection                                         $      3,988  $    85,000          N/A
159             2    Jupiter Crossing Apartments                                    $     11,400          N/A          N/A
160             2    Sandhurst Apartments                                           $     30,000          N/A          N/A
161             1    Walgreens (Statesboro)                                                  N/A  $    50,000          N/A
162             2    Oakview Apartments                                             $     67,000          N/A          N/A
163     (F)     1    St. Charles Building No. 550                                   $      2,024  $    12,500  $     9,000
164     (F)     1    St. Charles Building No. 558                                   $      2,075  $    37,500  $    27,000
165             2    Ponderosa Acres Apartments                                     $     30,000          N/A          N/A
166             1    Holiday Inn Express - Hialeah                                             5%         N/A          N/A
167             1    Walgreens (New Braunfels)                                               N/A          N/A          N/A
168             1    8700 Commerce Park                                             $     11,580          N/A  $    66,032
169             2    Garden Village Apartments                                      $     48,900          N/A          N/A
170             1    Rialto Industrial Building                                     $     18,079          N/A          N/A
171             1    Kris Krossing Shopping Center                                  $      7,470  $    30,000  $    20,004
172             1    Reddington El Paso Office                                      $     13,568          N/A  $    61,642
173             1    Crossroads Plaza                                               $      1,788          N/A  $    12,277
174             1    Shoppes at Seven Hills                                         $      2,690          N/A          N/A
175             1    Glenridge Point Shopping Center                                $      2,404          N/A          N/A
176             1    Gator Crossing                                                 $      3,150          N/A  $    10,620
177             1    Lake Crest Plaza                                               $      3,322          N/A  $    21,732
178             1    Summerfield Apartments                                         $     27,000          N/A          N/A
179             1    Corner of Paradise                                             $      2,388          N/A  $    15,920
180             1    Park Towers Owners, Inc.                                       $     43,800          N/A          N/A

                                                                                                TAX &
              LOAN                                                                    U/W     INSURANCE
 #   CROSSED  GROUP  LOAN NAME                                                      LC & TI    ESCROWS
 -   -------  -----  ---------                                                      -------    -------
 91             1    Las Cruces - NM                                               $  46,186    Both
 92             2    Grayson Falls Apartments                                            N/A    Both
 93             1    Residence Inn by Marriott - Weston                                  N/A    Both
 94             1    Main Place Shopping Center                                    $  80,299    Both
 95             2    39-60 54th Street Owners, Inc.                                      N/A    None
 96             1    Hudson Manor Terrace Corp.                                          N/A    None
 97             1    Randall Road Retail Center                                    $  14,275    Both
 98             1    Hampton Inn Mystic                                                  N/A    Both
 99             1    East Aurora Portfolio                                         $  82,044    Both
100             1    Northside Square                                              $  91,857    Both
101             1    Villa Del Sol MHC                                                   N/A    Tax
102     (C)     2    El Dorado MHP                                                       N/A    Both
103     (C)     2    El Dorado West MHP                                                  N/A    Both
104             2    Harris Hill Apartments                                              N/A    Both
105             1    Hampton Inn & Suites Tallahassee                                    N/A    Both
106     (D)     1    Northern Trust Bank Building                                  $  11,691    Both
107     (D)     1    Coldwell Banker Building                                      $  10,706    Both
108     (D)     1    Bank United Building                                          $   5,589    Both
109             1    All Aboard - Sunnyvale                                              N/A    Tax
110             1    White Oak Professional Center                                 $ 100,548    Both
111             1    Edinburg Regional Medical Plaza I                             $  43,195    Both
112             1    Residence Inn Albuquerque                                           N/A    Both
113             1    Towne Place Suites by Marriott - Orlando                            N/A    Both
114             2    Klein MF Portfolio (Quail and Greentree)                            N/A    Both
115             1    All Aboard - San Ramon                                              N/A    Tax
116             2    Chinook Way Apartments                                              N/A    Both
117             2    Quail Pointe Apartments                                             N/A    Both
118             2    Bayshore Village MHC                                                N/A    Tax
119             1    Tempe St. Luke's Office Building                              $  47,332    Both
120             1    Residence Inn Wilmington Landfall                                   N/A    Both
121             2    Berkshire Village Townhouses, Inc.                                  N/A    None
122             1    Springhill Suites - Southfield                                      N/A    Both
123             1    North Rivers Business Center                                  $  50,122    Both
124             1    All Aboard - Oakland                                                N/A    Tax
125             1    Courtyard Tifton                                                    N/A    Both
126             1    Holiday Inn Express Hotel & Suites - Jacksonville                   N/A    Both
127             2    Forest Creek Apartments                                             N/A    Both
128             1    Shoppes of Acworth                                            $  33,944    Both
129             1    Spectra-Physics Facility                                      $  31,546    None
130             1    1120 Nasa                                                     $  66,376    Both
131             2    Tower Park                                                          N/A    Both
132             1    Redbird Village                                               $  60,397    Both
133             1    Gracie Terrace Apartment Corporation                                N/A    None
134             1    All Aboard - San Francisco                                          N/A    Tax
135             2    Milltowne Villas                                                    N/A    Both
136             1    Beverly Wilshire Retail                                       $  14,709    Both
137             1    JFK Medical Pavilion I                                        $  27,533    Both
138             2    The Olympia Apartments                                              N/A    Both
139             1    Courtyard by Marriott - Grand Rapids Airport                        N/A    Both
140             1    Parkway Tower Office                                          $  93,801    Both
141             2    Pelican Pointe Apartments                                           N/A    Both
142             1    Chefalo Self Storage                                                N/A    Both
143             1    Strine MHP Portfolio (3)                                            N/A    Both
144             1    Shoppes at North Lake                                         $  24,755    Both
145             1    Fairfield Inn by Marriott - Fort Myers                              N/A    Both
146             1    333 East 53 Tenants Corp.                                           N/A    None
147             1    18 Van Veghten Drive                                          $  67,655    Both
148             2    Palm Apartments                                                     N/A    Both
149     (E)     1    Bank Block Center                                             $  24,921    Both
150     (E)     1    Grandview Avenue                                              $   8,152    Both
151     (E)     1    Windsor Arms Apartments                                             N/A    Both
152             1    100 Grove Road                                                $  57,025    Tax
153             1    Walgreens (Missouri, TX)                                            N/A    None
154             1    West Oxmoor Tower                                             $  66,145    Both
155             1    Farmington City Center                                        $  25,697    Both
156             2    Hidden Acres Apartments                                             N/A    Both
157             2    Tara Hall Apartments                                                N/A    Both
158             1    South Creek Collection                                        $  19,255    Both
159             2    Jupiter Crossing Apartments                                         N/A    None
160             2    Sandhurst Apartments                                                N/A    Both
161             1    Walgreens (Statesboro)                                              N/A    None
162             2    Oakview Apartments                                                  N/A    Both
163     (F)     1    St. Charles Building No. 550                                  $  19,435    Both
164     (F)     1    St. Charles Building No. 558                                  $  20,290    Both
165             2    Ponderosa Acres Apartments                                          N/A    Both
166             1    Holiday Inn Express - Hialeah                                       N/A    Both
167             1    Walgreens (New Braunfels)                                           N/A    None
168             1    8700 Commerce Park                                            $  66,314    Both
169             2    Garden Village Apartments                                           N/A    Both
170             1    Rialto Industrial Building                                    $  35,020    None
171             1    Kris Krossing Shopping Center                                 $  16,405    Both
172             1    Reddington El Paso Office                                     $  62,034    Both
173             1    Crossroads Plaza                                              $  12,887    Both
174             1    Shoppes at Seven Hills                                        $   7,727    Both
175             1    Glenridge Point Shopping Center                               $  16,218    Both
176             1    Gator Crossing                                                $  10,614    Both
177             1    Lake Crest Plaza                                              $  21,727    Both
178             1    Summerfield Apartments                                              N/A    Both
179             1    Corner of Paradise                                            $  17,146    Both
180             1    Park Towers Owners, Inc.                                            N/A    Tax

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                                             CONTRACTUAL
                                                                                    ENGINEERING               RECURRING
              LOAN                                                                   RESERVE AT              REPLACEMENT
 #   CROSSED  GROUP  LOAN NAME                                                      ORIGINATION              RESERVE/FF&E
 -   -------  -----  ---------                                                      -----------              ------------
181             1    Abby Park                                                      $     2,988                       N/A
182             2    Arrow Pines Estates MHP                                                N/A                       N/A
183             1    West Pointe Village                                                    N/A                       N/A
184             2    Portage Green MHC                                                      N/A              $      3,180
185             1    All Aboard - Santa Ana                                                 N/A                       N/A
186             1    Madison Avenue Home Center                                             N/A                       N/A
187             1    Congress Professional Center I                                         N/A              $      3,406
188             1    213 Summerhill Road                                                    N/A              $      2,852
189             1    Comfort Inn Shenandoah                                                 N/A                         4%
190             1    176 Broadway Owners Corp.                                              N/A                       N/A
191             1    Roseland Center                                                        N/A              $      2,328
192             2    Lawnfair Apartments                                                    N/A              $     18,000
193             1    Emerson Industrial Building II                                         N/A              $     16,248
194             1    West Maple Square                                                      N/A              $      3,671
195             1    Sinking Spring Marketplace                                             N/A              $      3,652
196             1    5450 Northwest Central                                                 N/A              $     31,560
197             1    505 WE Owners Corp.                                                    N/A                       N/A
198             1    Breukelen Owners Corp.                                                 N/A                       N/A
199             1    Highway 110 Center                                             $    11,212                       N/A
200             2    Spring Creek Apartments - Senior                               $     3,188                       N/A
201             2    Ridgeview Apartments                                           $     3,750              $     25,920
202             1    Kerr- 722 West Independence Blvd                                       N/A                       N/A
203             1    Newbridge Road Shopping Center                                 $     6,250              $      4,020
204             2    Meadowbrook MHC                                                        N/A                       N/A
205             2    The Gardens 75th Street Owners Corp.                                   N/A                       N/A
206             1    Clearfork MHP                                                  $    42,672                       N/A
207             1    Space Savers Self Storage                                              N/A                       N/A
208             1    A & M Mobile Home Park                                                 N/A              $      5,538
209             1    Garden Grove                                                           N/A                       N/A
210             1    Capitol House Tenants Corp.                                            N/A                       N/A
211             1    Carriage Way Shopping Center                                   $       937                       N/A
212             2    Cahuenga Apartments                                                    N/A                       N/A
213             2    Villa Bonita Apts                                              $    13,901              $      6,250
214             1    Capital Storage - Clifton, NY                                  $    27,125                       N/A
215             1    Fifth Avenue San Rafael                                                N/A              $      2,199
216             1    One Hudson Park, Inc.                                                  N/A                       N/A
217             1    Mason Center                                                           N/A                       N/A
218             2    Riverwood Owners, Inc.                                                 N/A                       N/A
219             2    Parkview West Apartments                                       $       500                       N/A
220             1    993 Fifth Avenue Corporation                                           N/A                       N/A
221             1    EZ Encino                                                              N/A              $      1,221
222             1    Hozho Center                                                   $     1,875                       N/A
223             1    Watertower Office Building                                             N/A                       N/A
224             1    Jefferson Auto Center                                                  N/A                       N/A
225             1    Osler Medical Arts Pavilion                                            N/A              $      2,669
226             2    Rockbrook Apartments                                                   N/A              $     24,996
227             1    Kerr Drug - Raleigh                                                    N/A                       N/A
228             1    Strongsville Executive Building                                        N/A              $      3,120
229             1    126 Main Street                                                        N/A                       N/A
230             1    311 East 75th Owners Corp.                                             N/A                       N/A
231             2    Canyon View MHC                                                $       725                       N/A
232             1    The Glass House Cooperative, Inc.                                      N/A                       N/A
233             1    Kerr Drug - Franklinton                                                N/A                       N/A
234             1    1850 SW 8th Street                                                     N/A                       N/A
235             1    Empire State Lofts Limited                                             N/A                       N/A
236             1    Greenwich Corp.                                                        N/A                       N/A
237             1    Lochaven MHC                                                           N/A                       N/A
238             1    Kerr Drug - St. Pauls                                                  N/A                       N/A
239             2    Camac Street                                                   $       625              $      7,000
240             2    Kensington Apartments                                          $     1,875              $     12,000
241             2    32-52 41st Street                                              $        63              $      5,000
242             1    Kerr- 407 West Main St.                                                N/A                       N/A
243             1    67 Owners Ltd.                                                         N/A                       N/A
244             1    235 East Broad Street                                                  N/A                       N/A
245             1    Fowler Court Tenants Inc.                                              N/A                       N/A
246             1    Bluestem Plaza                                                         N/A                       N/A
247             1    Kerr Drug - Johns Island                                               N/A                       N/A
248             2    Bluebird Apartments                                            $     6,250              $     13,860
249             1    Barnes Shops                                                           N/A              $      1,800
250             2    Oakwood Portfolio                                              $     1,875              $     15,500
251             1    2929 SW 3rd Avenue                                                     N/A                       N/A
252             1    Seven Juliustown                                               $     1,250              $      2,775
253             1    Kerr Drug - Summerville                                                N/A                       N/A
254             1    Orange Shopping Center                                         $    60,000                       N/A
255             2    Meriwether Apartments                                          $       625                       N/A
256             1    Dothan South Plaza                                                     N/A              $      3,552
257             2    Parkview Village Townhomes                                             N/A              $     16,080
258             2    Elizabeth Street MHP                                                   N/A                       N/A
259             1    Kerr Drug - Maxton                                                     N/A                       N/A
260             1    Mountain View                                                  $    48,125              $      4,200
261             1    Meadowbrook Square                                             $     1,500                       N/A
262             2    Quail Oaks Apartments                                          $     5,688              $      9,990
263             1    Northwest Crossing                                                     N/A                       N/A
264             2    Trade Winds MHC                                                        N/A                       N/A
265             2    Irvington Town House                                           $     3,625              $      4,500
266             1    Hanover Plaza                                                  $    37,394                       N/A
267             1    Palm Court Retail                                              $    23,100                       N/A
268             2    Oakbrook Apartments                                                    N/A                       N/A
269             1    Walgreens - Armitage                                                   N/A                       N/A
270             1    258 3rd avenue                                                 $     5,000              $        770

                                                                                        U/W
                                                                                     RECURRING      LC & TI    CONTRACTUAL
              LOAN                                                                  REPLACEMENT   RESERVE AT    RECURRING
 #   CROSSED  GROUP  LOAN NAME                                                      RESERVE/FF&E  ORIGINATION    LC & TI
 -   -------  -----  ---------                                                      ------------  -----------    -------
181             1    Abby Park                                                      $      7,003          N/A          N/A
182             2    Arrow Pines Estates MHP                                        $      5,150          N/A          N/A
183             1    West Pointe Village                                            $      7,229  $    30,000  $    20,004
184             2    Portage Green MHC                                              $      3,160          N/A          N/A
185             1    All Aboard - Santa Ana                                         $      6,725          N/A          N/A
186             1    Madison Avenue Home Center                                     $      6,352  $   125,000          N/A
187             1    Congress Professional Center I                                 $      3,370  $   183,675  $    19,664
188             1    213 Summerhill Road                                            $      2,852          N/A  $    28,037
189             1    Comfort Inn Shenandoah                                                    4%         N/A          N/A
190             1    176 Broadway Owners Corp.                                      $     50,500          N/A          N/A
191             1    Roseland Center                                                $      2,326          N/A  $    10,008
192             2    Lawnfair Apartments                                            $     18,000          N/A          N/A
193             1    Emerson Industrial Building II                                 $     16,240          N/A  $    28,008
194             1    West Maple Square                                              $      3,671          N/A  $    23,700
195             1    Sinking Spring Marketplace                                              N/A          N/A  $    16,086
196             1    5450 Northwest Central                                         $     31,556          N/A  $    46,344
197             1    505 WE Owners Corp.                                            $      9,000          N/A          N/A
198             1    Breukelen Owners Corp.                                         $     48,970          N/A          N/A
199             1    Highway 110 Center                                             $      6,999  $    65,000          N/A
200             2    Spring Creek Apartments - Senior                               $     18,000          N/A          N/A
201             2    Ridgeview Apartments                                           $     24,000          N/A          N/A
202             1    Kerr- 722 West Independence Blvd                               $      1,156          N/A          N/A
203             1    Newbridge Road Shopping Center                                 $      4,016  $   100,000  $    23,532
204             2    Meadowbrook MHC                                                $     10,000          N/A          N/A
205             2    The Gardens 75th Street Owners Corp.                           $     86,180          N/A          N/A
206             1    Clearfork MHP                                                  $      9,000          N/A          N/A
207             1    Space Savers Self Storage                                      $      4,945          N/A          N/A
208             1    A & M Mobile Home Park                                         $      5,538          N/A          N/A
209             1    Garden Grove                                                   $      4,716  $   140,000          N/A
210             1    Capitol House Tenants Corp.                                    $     24,082          N/A          N/A
211             1    Carriage Way Shopping Center                                   $      1,264          N/A  $     8,074
212             2    Cahuenga Apartments                                            $     12,750          N/A          N/A
213             2    Villa Bonita Apts                                              $      5,000          N/A          N/A
214             1    Capital Storage - Clifton, NY                                  $      8,505          N/A          N/A
215             1    Fifth Avenue San Rafael                                        $      2,199  $    15,000  $    10,000
216             1    One Hudson Park, Inc.                                          $      3,750          N/A          N/A
217             1    Mason Center                                                   $      1,800  $    70,000          N/A
218             2    Riverwood Owners, Inc.                                         $     33,000          N/A          N/A
219             2    Parkview West Apartments                                       $     11,250          N/A          N/A
220             1    993 Fifth Avenue Corporation                                   $     31,200          N/A          N/A
221             1    EZ Encino                                                      $      1,221          N/A          N/A
222             1    Hozho Center                                                   $      2,701  $    85,000          N/A
223             1    Watertower Office Building                                     $      5,792          N/A          N/A
224             1    Jefferson Auto Center                                          $      2,567          N/A          N/A
225             1    Osler Medical Arts Pavilion                                    $      2,669  $   150,115  $    14,946
226             2    Rockbrook Apartments                                           $     25,000          N/A          N/A
227             1    Kerr Drug - Raleigh                                            $      9,980          N/A          N/A
228             1    Strongsville Executive Building                                $      6,700          N/A  $    20,004
229             1    126 Main Street                                                $      2,808  $    25,000          N/A
230             1    311 East 75th Owners Corp.                                     $      6,300          N/A          N/A
231             2    Canyon View MHC                                                $      7,750          N/A          N/A
232             1    The Glass House Cooperative, Inc.                              $      2,600          N/A          N/A
233             1    Kerr Drug - Franklinton                                        $      7,153          N/A          N/A
234             1    1850 SW 8th Street                                             $      4,871          N/A          N/A
235             1    Empire State Lofts Limited                                     $     31,050          N/A          N/A
236             1    Greenwich Corp.                                                $      5,710          N/A          N/A
237             1    Lochaven MHC                                                   $      8,200          N/A          N/A
238             1    Kerr Drug - St. Pauls                                          $      6,863          N/A          N/A
239             2    Camac Street                                                   $      7,000          N/A          N/A
240             2    Kensington Apartments                                          $     12,000          N/A          N/A
241             2    32-52 41st Street                                              $      5,000          N/A          N/A
242             1    Kerr- 407 West Main St.                                        $        872          N/A          N/A
243             1    67 Owners Ltd.                                                 $      9,150          N/A          N/A
244             1    235 East Broad Street                                          $      1,980          N/A          N/A
245             1    Fowler Court Tenants Inc.                                      $     30,000          N/A          N/A
246             1    Bluestem Plaza                                                 $      1,929          N/A  $     9,647
247             1    Kerr Drug - Johns Island                                       $      6,964          N/A          N/A
248             2    Bluebird Apartments                                            $     13,857          N/A  $     8,172
249             1    Barnes Shops                                                   $      1,800  $    30,000  $    12,000
250             2    Oakwood Portfolio                                              $     15,500          N/A          N/A
251             1    2929 SW 3rd Avenue                                             $      4,705          N/A          N/A
252             1    Seven Juliustown                                               $      4,810          N/A  $    10,116
253             1    Kerr Drug - Summerville                                        $      6,964          N/A          N/A
254             1    Orange Shopping Center                                         $      2,688          N/A  $    15,000
255             2    Meriwether Apartments                                          $      5,000          N/A          N/A
256             1    Dothan South Plaza                                             $      3,551          N/A  $     7,284
257             2    Parkview Village Townhomes                                     $     16,080          N/A          N/A
258             2    Elizabeth Street MHP                                           $      3,400          N/A          N/A
259             1    Kerr Drug - Maxton                                             $      6,863          N/A          N/A
260             1    Mountain View                                                  $      4,200          N/A          N/A
261             1    Meadowbrook Square                                             $      4,180          N/A          N/A
262             2    Quail Oaks Apartments                                          $      9,990          N/A          N/A
263             1    Northwest Crossing                                             $        902          N/A  $     3,375
264             2    Trade Winds MHC                                                $      1,100          N/A          N/A
265             2    Irvington Town House                                           $      4,500          N/A          N/A
266             1    Hanover Plaza                                                  $      3,574  $    24,000  $    12,000
267             1    Palm Court Retail                                              $     10,553          N/A          N/A
268             2    Oakbrook Apartments                                            $     33,753          N/A          N/A
269             1    Walgreens - Armitage                                           $      1,969          N/A          N/A
270             1    258 3rd avenue                                                 $        774  $    25,000          N/A

                                                                                                 TAX &
              LOAN                                                                    U/W      INSURANCE
 #   CROSSED  GROUP  LOAN NAME                                                      LC & TI     ESCROWS
 -   -------  -----  ---------                                                      -------     -------
181             1    Abby Park                                                     $  35,017     Both
182             2    Arrow Pines Estates MHP                                             N/A     None
183             1    West Pointe Village                                           $   8,073     Both
184             2    Portage Green MHC                                                   N/A     Both
185             1    All Aboard - Santa Ana                                              N/A     Tax
186             1    Madison Avenue Home Center                                    $  18,210     Both
187             1    Congress Professional Center I                                $  19,664     Both
188             1    213 Summerhill Road                                           $  27,575     Both
189             1    Comfort Inn Shenandoah                                              N/A     Both
190             1    176 Broadway Owners Corp.                                           N/A     None
191             1    Roseland Center                                               $  13,346     Both
192             2    Lawnfair Apartments                                                 N/A     Both
193             1    Emerson Industrial Building II                                $  41,414     Both
194             1    West Maple Square                                             $  24,905     Both
195             1    Sinking Spring Marketplace                                    $  15,916     Both
196             1    5450 Northwest Central                                        $  46,356     Both
197             1    505 WE Owners Corp.                                                 N/A     None
198             1    Breukelen Owners Corp.                                              N/A     Tax
199             1    Highway 110 Center                                            $  24,780     Both
200             2    Spring Creek Apartments - Senior                                    N/A     Both
201             2    Ridgeview Apartments                                                N/A     Both
202             1    Kerr- 722 West Independence Blvd                              $  10,293     None
203             1    Newbridge Road Shopping Center                                $  23,527     Both
204             2    Meadowbrook MHC                                                     N/A     Tax
205             2    The Gardens 75th Street Owners Corp.                                N/A     None
206             1    Clearfork MHP                                                       N/A     Both
207             1    Space Savers Self Storage                                           N/A     Both
208             1    A & M Mobile Home Park                                              N/A     Both
209             1    Garden Grove                                                  $  16,075     Both
210             1    Capitol House Tenants Corp.                                         N/A     None
211             1    Carriage Way Shopping Center                                  $   9,996     Both
212             2    Cahuenga Apartments                                                 N/A     Tax
213             2    Villa Bonita Apts                                                   N/A     Both
214             1    Capital Storage - Clifton, NY                                 $   3,488     Both
215             1    Fifth Avenue San Rafael                                       $  21,857     Both
216             1    One Hudson Park, Inc.                                               N/A     None
217             1    Mason Center                                                  $  15,887     Both
218             2    Riverwood Owners, Inc.                                              N/A     None
219             2    Parkview West Apartments                                            N/A     Both
220             1    993 Fifth Avenue Corporation                                        N/A     None
221             1    EZ Encino                                                     $   8,879     Both
222             1    Hozho Center                                                  $  15,185     Both
223             1    Watertower Office Building                                    $  29,352     Both
224             1    Jefferson Auto Center                                         $  14,303     Both
225             1    Osler Medical Arts Pavilion                                   $  14,946     Both
226             2    Rockbrook Apartments                                                N/A     Both
227             1    Kerr Drug - Raleigh                                           $   9,072     None
228             1    Strongsville Executive Building                               $  18,138     Both
229             1    126 Main Street                                               $   5,400     Both
230             1    311 East 75th Owners Corp.                                          N/A     None
231             2    Canyon View MHC                                                     N/A     Both
232             1    The Glass House Cooperative, Inc.                                   N/A     None
233             1    Kerr Drug - Franklinton                                       $   8,150     None
234             1    1850 SW 8th Street                                            $  39,833     Both
235             1    Empire State Lofts Limited                                          N/A     None
236             1    Greenwich Corp.                                                     N/A     None
237             1    Lochaven MHC                                                        N/A     Both
238             1    Kerr Drug - St. Pauls                                         $   7,842     None
239             2    Camac Street                                                        N/A     Both
240             2    Kensington Apartments                                               N/A     Both
241             2    32-52 41st Street                                                   N/A     Both
242             1    Kerr- 407 West Main St.                                       $   7,501     None
243             1    67 Owners Ltd.                                                      N/A     None
244             1    235 East Broad Street                                         $   7,553     Both
245             1    Fowler Court Tenants Inc.                                           N/A     Tax
246             1    Bluestem Plaza                                                $  11,752     Both
247             1    Kerr Drug - Johns Island                                      $   7,129     None
248             2    Bluebird Apartments                                           $   7,957     Both
249             1    Barnes Shops                                                  $   9,962     Both
250             2    Oakwood Portfolio                                                   N/A     Both
251             1    2929 SW 3rd Avenue                                            $  24,783     Both
252             1    Seven Juliustown                                              $   9,529     Both
253             1    Kerr Drug - Summerville                                       $   6,795     None
254             1    Orange Shopping Center                                        $  15,021     Both
255             2    Meriwether Apartments                                               N/A     Both
256             1    Dothan South Plaza                                            $   9,102     Both
257             2    Parkview Village Townhomes                                          N/A     Both
258             2    Elizabeth Street MHP                                                N/A     Both
259             1    Kerr Drug - Maxton                                            $   6,014     None
260             1    Mountain View                                                       N/A     Both
261             1    Meadowbrook Square                                            $  14,471     Both
262             2    Quail Oaks Apartments                                               N/A     Both
263             1    Northwest Crossing                                            $   6,010     Both
264             2    Trade Winds MHC                                                     N/A     Both
265             2    Irvington Town House                                                N/A     Both
266             1    Hanover Plaza                                                 $   7,148     Both
267             1    Palm Court Retail                                             $  31,039     Both
268             2    Oakbrook Apartments                                                 N/A     None
269             1    Walgreens - Armitage                                          $   5,906     None
270             1    258 3rd avenue                                                $   1,525     Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                                             CONTRACTUAL
                                                                                    ENGINEERING               RECURRING
              LOAN                                                                   RESERVE AT              REPLACEMENT
 #   CROSSED  GROUP  LOAN NAME                                                      ORIGINATION              RESERVE/FF&E
 -   -------  -----  ---------                                                      -----------              ------------
271             1    Jacksonville Plaza                                             $     5,125                       N/A
272             1    143 East Broad Street                                                  N/A                       N/A
273             2    Village Inn Apartments                                         $     4,453              $     10,750
274             1    Whitney & Capitol Avenue                                       $     2,687              $      5,500
275             1    Albertsons Downey                                                      N/A                       N/A
276             1    Northgate MHP                                                  $    11,425                       N/A
277             2    Hillcrest MHC and Colonial Estates MHC                                 N/A              $      1,400
278             2    Riggs Place                                                            N/A                       N/A
279             2    Arbordale Apartments                                           $    12,250              $     19,500
280             1    Rolling Acres MHP                                              $     3,437                       N/A

                                                                                        U/W
                                                                                     RECURRING      LC & TI    CONTRACTUAL
              LOAN                                                                  REPLACEMENT   RESERVE AT    RECURRING
 #   CROSSED  GROUP  LOAN NAME                                                      RESERVE/FF&E  ORIGINATION    LC & TI
 -   -------  -----  ---------                                                      ------------  -----------    -------
271             1    Jacksonville Plaza                                             $      2,447  $    66,000          N/A
272             1    143 East Broad Street                                          $      1,748          N/A          N/A
273             2    Village Inn Apartments                                         $     10,750          N/A          N/A
274             1    Whitney & Capitol Avenue                                       $      5,500          N/A          N/A
275             1    Albertsons Downey                                              $      4,720          N/A          N/A
276             1    Northgate MHP                                                  $      3,550          N/A          N/A
277             2    Hillcrest MHC and Colonial Estates MHC                         $      1,400          N/A          N/A
278             2    Riggs Place                                                    $      5,000          N/A          N/A
279             2    Arbordale Apartments                                           $     19,500          N/A          N/A
280             1    Rolling Acres MHP                                              $      3,500          N/A          N/A

                                                                                                 TAX &
              LOAN                                                                    U/W      INSURANCE
 #   CROSSED  GROUP  LOAN NAME                                                      LC & TI     ESCROWS
 -   -------  -----  ---------                                                      -------     -------
271             1    Jacksonville Plaza                                            $  16,310     Both
272             1    143 East Broad Street                                         $   4,207     Both
273             2    Village Inn Apartments                                              N/A     Both
274             1    Whitney & Capitol Avenue                                            N/A     Both
275             1    Albertsons Downey                                                   N/A     None
276             1    Northgate MHP                                                       N/A     Both
277             2    Hillcrest MHC and Colonial Estates MHC                              N/A     Both
278             2    Riggs Place                                                         N/A     Both
279             2    Arbordale Apartments                                                N/A     Both
280             1    Rolling Acres MHP                                                   N/A     Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STATEN (PARK HILL II), STATEN (PARK HILL I), AND STATEN (ST. GEORGE'S) ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY INDEPENDENCE VILLAGE - PEORIA AND INDEPENDENCE VILLAGE - WINSTON SALEM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY EL DORADO MHP AND EL DORADO WEST MHP ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTHERN TRUST BANKING BUILDING, COLDWELL BANKER BUILDING, AND BANK UNITED BUILDING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY BANK BLOCK CENTER, WINDSOR ARMS APARTMENTS, AND GRANDVIEW AVENUE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(F) THE UNDERLYING MORTGAGE LOANS SECURED BY ST. CHARLES BUILDING NO. 550 AND ST. CHARLES BUILDING NO. 558 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                        CUT-OFF
                                                                    DATE PRINCIPAL
 #     CROSSED  PROPERTY NAME                                         BALANCE (1)     PROPERTY TYPE     SQ. FT.
 -     -------  -------------                                         -----------     -------------     -------
 1              375 Park Avenue                                    $   273,800,000    Office            791,993
 2              St. Johns Town Center                                  170,000,000    Retail            621,291
 3              Del Monte Center                                        82,300,000    Retail            677,376(2)
 4              Palmer Center                                           79,580,000    Office            458,331
 5              120 Wall Street                                         70,000,000    Office            607,172
 7a             Circuit City                                             6,079,843    Retail             33,179
 7b             CVS-Lafayette                                            2,748,947    Retail             10,125
 7c             First Citizens Bank                                      2,511,572    Retail              3,000
 7d             Carlos O'Kelly's Mexican                                 2,389,056    Retail              7,310
 7e             CVS-Courthouse                                           2,281,855    Retail             10,125
 7f             Bassett Furniture                                        2,159,340    Retail             32,000
 7g             Famous Dave's Ribs                                       2,144,025    Retail              6,780
 7h             Fox & Hound                                              1,646,305    Retail              8,000
 7i             Wawa                                                     1,577,390    Retail              4,828
 7j             Ruby Tuesday's (Plank Road)                              1,531,447    Retail              5,540
 7k             Advance Auto Parts                                       1,500,817    Retail              7,000
 7l             Wachovia Bank                                            1,485,503    Retail              4,352
 7m             FAS Mart                                                 1,408,931    Retail              2,170
 7n             Chipotle Mexican Grill                                   1,385,959    Retail              3,000
 7o             BB&T Bank Branch                                         1,378,302    Retail              3,060
 7p             Smokey Bones                                             1,324,701    Retail              7,241
 7q             Texas Steakhouse                                         1,324,701    Retail              5,892
 7r             Stafford Tire & Auto                                     1,324,701    Retail              7,993
 7s             Tia's Tex Mex                                            1,309,387    Retail              7,256
 7t             Outback Steakhouse                                       1,278,758    Retail              6,100
 7u             Cracker Barrel                                           1,263,444    Retail             10,002
 7v             Chick-Fil-A                                              1,255,786    Retail              4,261
 7w             Applebee's Building                                      1,240,471    Retail              4,842
 7x             Chuck E Cheese                                           1,240,471    Retail             10,578
 7y             Chevy Chase Bank                                         1,202,186    Retail              3,650
 7z             Krispy Kreme Doughnut                                    1,202,186    Retail              4,800
7za             National Tire and Battery                                1,179,214    Retail             11,097
7zb             TGI Friday's                                             1,179,214    Retail              5,020
7zc             Olive Garden                                             1,171,556    Retail              8,027
7zd             McDonald's                                               1,148,585    Retail              6,000
7ze             O'Charley's                                              1,140,928    Retail              7,200
7zf             Long John Silver's                                       1,133,271    Retail              2,909
7zg             Firestone Tire                                           1,133,271    Retail              7,200
7zh             International House of Pancakes                          1,087,327    Retail              5,126
7zi             Joe's Crab Shack                                         1,041,384    Retail              6,818
7zj             Provident Bank                                           1,041,384    Retail              1,762
7zk             Dairy Queen                                              1,033,727    Retail              3,549
7zl             711                                                      1,018,412    Retail              3,028
7zm             Shoney's Restaurant Building                               995,440    Retail             10,125
7zn             BB&T Bank                                                  941,840    Retail              2,454
7zo             Chick-Fil-A (Dunn Drive)                                   918,868    Retail              4,211
7zp             Waffle House                                               727,437    Retail              1,702
7zq             Chick-Fil-A (Plank Road)                                   696,809    Retail              3,822
7zr             Ruby Tuesday's- Jefferson Davis                            689,150    Retail              4,400
7zs             Southland Log Homes                                        459,434    Retail              3,076
 9              Gallery at South Dekalb                                 55,000,000    Retail            545,025
 10             Weston Town Center                                      45,400,000    Retail            157,932
 11             Valley Forge Office Center                              44,000,000    Office            258,345
 12             Southwest Commons                                       43,100,000    Retail            309,173
 13             Centergy Office                                         42,000,000    Office            253,251
14a             Black Canyon                                            21,950,287    Office            181,584
14b             Red Mountain                                            18,049,713    Office            132,218
18a             Broadway Ridge                                          26,600,000    Office            180,739
18b             Broadway Place West                                      8,600,000    Office            135,510
 21             Northland Center Mall                                   31,000,000    Retail            537,716
 22             Palmer Plaza                                            31,000,000    Office            243,204
 24             The Terraces Shopping Center                            24,000,000    Retail            173,148
 29             Marlton Square                                          21,530,302    Retail             72,948
 31             MK Plaza                                                20,000,000    Office            552,490
 33             The Pittsfield Building                                 19,941,230    Office            390,000
 35             Davis Ford Crossing                                     18,500,000    Retail            153,190
 36             743 5th Avenue                                          18,000,000    Retail              4,600
 40             Centurion                                               17,117,425    Office            144,152
 41             Chesapeake Park Plaza                                   17,000,000    Office             93,194
 46             Mountain Village Plaza                                  14,300,000    Retail             90,804
 48             8415 & 8425 Progress Drive                              13,709,120    Mixed Use         141,480
 51             Welsh Industrial Portfolio                              13,000,000    Industrial        248,400
 52             Albemarle Pointe Center                                 13,000,000    Office             73,414
 54             Peckham Square                                          12,875,000    Retail            128,717
 55             Port St. Lucie Towncenter                               12,661,312    Retail            140,288
 58             Waterways Shoppes of Weston II                          12,080,000    Retail             31,357
 59             Plaza at Williams Centre                                11,940,481    Retail            108,914
 60             Covington Plaza                                         11,880,000    Retail            105,366
 62             La Habra Business Center and Tuff Guy Storage           11,500,000    Industrial        152,553
 63             Waterways Shoppes of Weston                             11,410,000    Retail             35,898
 64             Torrance Crossroads                                     11,375,295    Retail             45,801
65b             Lankershim Auto Center                                   2,118,292    Retail             15,300
65c             Pico Auto Center                                         1,370,660    Retail              6,977
 66             Lincoln View Plaza                                      11,000,000    Retail             51,406
 68             Atrium Office Park                                      10,665,170    Office             98,511
 69             Princessa Plaza                                         10,600,000    Retail             25,501
 70             Brennan Station Shopping Center                         10,484,971    Retail            126,396
 71             Wappingers Shopping Center                              10,350,000    Retail            119,918
 73             Yorba Linda Self Storage                                10,000,000    Self Storage      100,790
 74             Rendina - Southpointe Medical Center                     9,965,789    Office             47,020
 76             Wall St Plaza                                            9,479,369    Office            137,081
 77             Sierra Town Center                                       9,200,000    Retail             38,331
78a             8899 Northwest 18th Terrace                              5,315,053    Office             44,528
78b             8925 Northwest 26th Street                               3,851,488    Office             32,386
 79             Valencia Oaks Office                                     9,000,000    Office             44,120
 80             Riverside Plaza                                          8,900,000    Retail             46,607
 81             Murphy Canyon Office Building                            8,900,000    Office             57,747
 83             Fountain Plaza                                           8,650,000    Office             54,749
 85             901 North Pitt                                           8,400,000    Office             60,817
 86             Country Club Plaza                                       8,150,000    Mixed Use          51,652
 89             96 Morton Street                                         7,973,098    Office            122,100
 91             Las Cruces - NM                                          7,850,000    Retail             77,020
 94             Main Place Shopping Center                               7,576,379    Retail            170,530
 97             Randall Road Retail Center                               7,470,803    Retail             78,139
 99             East Aurora Portfolio                                    7,377,238    Mixed Use          98,781
100             Northside Square                                         7,142,142    Mixed Use          85,848
106      (D)    Northern Trust Bank Building                             3,100,000    Office             11,000
107      (D)    Coldwell Banker Building                                 2,425,000    Office             10,423
108      (D)    Bank United Building                                     1,475,000    Office              3,993

                                                                                   MAJOR                      MAJOR
                                                                                TENANT # 1                  TENANT # 1
 #     CROSSED  PROPERTY NAME                                                      NAME                       SQ. FT.
 -     -------  -------------                                                      ----                       -------
 1              375 Park Avenue                                              Wachovia Bank                     175,746
 2              St. Johns Town Center                                    Dicks Sporting Goods                   66,000
 3              Del Monte Center                                                Macy's                         237,150
 4              Palmer Center                                              Wells Fargo Bank                     48,223
 5              120 Wall Street                                          National Urban League                  48,568
 7a             Circuit City                                                 Circuit City                       33,179
 7b             CVS-Lafayette                                          CVS (Lafayette Boulevard)                10,125
 7c             First Citizens Bank                                   BB&T Bank (First Citizens)                 3,000
 7d             Carlos O'Kelly's Mexican                               Carlos O'Kelly's Mexican                  7,310
 7e             CVS-Courthouse                                           CVS (Courthouse Road)                  10,125
 7f             Bassett Furniture                                     Bassett Furniture Building                32,000
 7g             Famous Dave's Ribs                                    Famous Dave's Ribs Building                6,780
 7h             Fox & Hound                                        Fox & Hound (Under Construction)              8,000
 7i             Wawa                                                         Wawa Building                       4,828
 7j             Ruby Tuesday's (Plank Road)                           Ruby Tuesday's (2951 Plank)                5,540
 7k             Advance Auto Parts                                    Advance Auto Parts Building                7,000
 7l             Wachovia Bank                                                Wachovia Bank                       4,352
 7m             FAS Mart                                                       FAS Mart                          2,170
 7n             Chipotle Mexican Grill                                  Chipotle Mexican Grill                   3,000
 7o             BB&T Bank Branch                                    BB&T - Colonia (N. Parham Road)              3,060
 7p             Smokey Bones                                                 Smokey Bones                        7,241
 7q             Texas Steakhouse                                           Texas Steakhouse                      5,892
 7r             Stafford Tire & Auto                                     Stafford Tire & Auto                    7,993
 7s             Tia's Tex Mex                                               Tia's Building                       7,256
 7t             Outback Steakhouse                                        Outback Steakhouse                     6,100
 7u             Cracker Barrel                                              Cracker Barrel                      10,002
 7v             Chick-Fil-A                                                   Chik-Fil-A                         4,261
 7w             Applebee's Building                                       Applebee's Building                    4,842
 7x             Chuck E Cheese                                              Chuck E Cheese                      10,578
 7y             Chevy Chase Bank                                           Chevy Chase Bank                      3,650
 7z             Krispy Kreme Doughnut                                    Krispy Kreme Doughnut                   4,800
7za             National Tire and Battery                                      NTB Tires                        11,097
7zb             TGI Friday's                                                 TGI Friday's                        5,020
7zc             Olive Garden                                                 Olive Garden                        8,027
7zd             McDonald's                                                    McDonald's                         6,000
7ze             O'Charley's                                                   O'Charley's                        7,200
7zf             Long John Silver's                                        Long John Silver's                     2,909
7zg             Firestone Tire                                         Firestone Tire Rubber Co.                 7,200
7zh             International House of Pancakes                                  IHOP                            5,126
7zi             Joe's Crab Shack                                           Joe's Crab Shack                      6,818
7zj             Provident Bank                                              Provident Bank                       1,762
7zk             Dairy Queen                                              Dairy Queen Building                    3,549
7zl             711                                                          7-11 Pad Site                       3,028
7zm             Shoney's Restaurant Building                                   Shoney's                         10,125
7zn             BB&T Bank                                                        BB&T                            2,454
7zo             Chick-Fil-A (Dunn Drive)                            Chick-Fil-A Building (25 Dunn)               4,211
7zp             Waffle House                                                 Waffle House                        1,702
7zq             Chick-Fil-A (Plank Road)                           Chick-Fil-A Building (4220 Plank)             3,822
7zr             Ruby Tuesday's- Jefferson Davis                   Ruby Tuesday's (2844 Jefferson Hwy)            4,400
7zs             Southland Log Homes                                     Southland Log Homes VA                   3,076
 9              Gallery at South Dekalb                                Amazing Rooms Home Place                160,000
 10             Weston Town Center                                              Publix                          37,887
 11             Valley Forge Office Center                               Keystone Health Plan                  128,257
 12             Southwest Commons                                        Sportsman's Warehouse                  48,900
 13             Centergy Office                                            RBC Centura Bank                     39,596
14a             Black Canyon                                               Matrix Financial                     62,771
14b             Red Mountain                                    First American Title Insurance Company          84,641
18a             Broadway Ridge                                                   NMDP                          105,949
18b             Broadway Place West                                           VitalWorks                        21,410
 21             Northland Center Mall                                     National Wholesale                   117,750
 22             Palmer Plaza                                             Actus Lend Lease LLC                   35,757
 24             The Terraces Shopping Center                                  Lumber City                       40,000
 29             Marlton Square                                               Pottery Barn                       10,022
 31             MK Plaza                                                 Washington Group Inc.                 193,461
 33             The Pittsfield Building                                 North Central Dialysis                  16,057
 35             Davis Ford Crossing                                          Weis Markets                       45,540
 36             743 5th Avenue                                            Gilan Jewelry Corp.                    4,600
 40             Centurion                                                  Oxbow Corporation                    34,475
 41             Chesapeake Park Plaza                                      Brown & Caldwell                     16,318
 46             Mountain Village Plaza                                          Ralphs                          46,134
 48             8415 & 8425 Progress Drive                               BBI Biotech Research                   65,160
 51             Welsh Industrial Portfolio                                  Merritt Company                     15,800
 52             Albemarle Pointe Center                                      Piggly Wiggly                      25,175
 54             Peckham Square                                              Grocery Outlet                      27,300
 55             Port St. Lucie Towncenter                                       Beall's                         62,656
 58             Waterways Shoppes of Weston II                         Patrick Taleb Salon & Spa                 4,707
 59             Plaza at Williams Centre                                   Cactus Moon Cafe                     11,800
 60             Covington Plaza                                                 Basha's                         55,338
 62             La Habra Business Center and Tuff Guy Storage            The Hitting Zone, LLC                   7,400
 63             Waterways Shoppes of Weston                                  Max's Grille                        6,000
 64             Torrance Crossroads                                        Longs Drugs Store                    25,020
65b             Lankershim Auto Center                                     Capitol Auto Body                     7,000
65c             Pico Auto Center                                          High Tech Auto Body                    2,964
 66             Lincoln View Plaza                                          Coldwell Banker                     15,845
 68             Atrium Office Park                                          Interlogistics                      22,500
 69             Princessa Plaza                                                  PRIMA                           7,365
 70             Brennan Station Shopping Center                                Food Lion                        32,472
 71             Wappingers Shopping Center                                     Hannaford                        54,783
 73             Yorba Linda Self Storage                                Hale's Automotive, Inc.                  1,550
 74             Rendina - Southpointe Medical Center            Orthopaedic Center of South Florida, PA         23,775
 76             Wall St Plaza                                            American Title, Inc.                   39,704
 77             Sierra Town Center                                               Big 5                          10,032
78a             8899 Northwest 18th Terrace                                   Miami Dade                        38,944
78b             8925 Northwest 26th Street                                  ISE Corporation                     32,386
 79             Valencia Oaks Office                                      Fred Sands Realtors                    3,972
 80             Riverside Plaza                                             KB Home Studio                       6,000
 81             Murphy Canyon Office Building                              Agilent Tech Inc.                    14,939
 83             Fountain Plaza                                          Coast to Coast Mortgage                  5,941
 85             901 North Pitt                                      Advanced Solutions Int'l, Inc.               9,541
 86             Country Club Plaza                                      Fieldstone Mortgage Co.                 23,695
 89             96 Morton Street                                          Louis Berger Group                    39,000
 91             Las Cruces - NM                                            Bed Bath & Beyond                    23,189
 94             Main Place Shopping Center                                    Stein Mart                        35,465
 97             Randall Road Retail Center                                      TJ Maxx                         30,200
 99             East Aurora Portfolio                                     Aurora Theater, LLC                   11,446
100             Northside Square                                     Tax Collector - Diane Nelson               14,998
106      (D)    Northern Trust Bank Building                              Northern Trust Bank                   11,000
107      (D)    Coldwell Banker Building                                    Coldwell Banker                     10,423
108      (D)    Bank United Building                                          Bank United                        3,993

                                                                        MAJOR                            MAJOR
                                                                   TENANT # 1 LEASE                   TENANT # 2
 #     CROSSED  PROPERTY NAME                                      EXPIRATION DATE                        NAME
 -     -------  -------------                                      ----------------                       ----
 1              375 Park Avenue                                       2/28/2021          Classic Rest Corp (Dba Four Seasons)
 2              St. Johns Town Center                                 1/31/2021                        Jo Ann's
 3              Del Monte Center                                      7/31/2018                 Mervyn's (Ground Lease)
 4              Palmer Center                                         6/30/2015                 Insurance Technologies
 5              120 Wall Street                                       6/30/2017                    Weitz & Luxenberg
 7a             Circuit City                                          1/31/2018                           N/A
 7b             CVS-Lafayette                                         1/31/2022                           N/A
 7c             First Citizens Bank                                   11/30/2018                          N/A
 7d             Carlos O'Kelly's Mexican                              11/30/2009                          N/A
 7e             CVS-Courthouse                                        1/31/2019                           N/A
 7f             Bassett Furniture                                     10/31/2019                          N/A
 7g             Famous Dave's Ribs                                    4/30/2012                           N/A
 7h             Fox & Hound                                           3/31/2020                           N/A
 7i             Wawa                                                  10/31/2015                          N/A
 7j             Ruby Tuesday's (Plank Road)                           1/31/2016                           N/A
 7k             Advance Auto Parts                                    12/21/2011                          N/A
 7l             Wachovia Bank                                         11/30/2018                          N/A
 7m             FAS Mart                                              1/31/2022                           N/A
 7n             Chipotle Mexican Grill                                5/25/2015                           N/A
 7o             BB&T Bank Branch                                      10/31/2015                          N/A
 7p             Smokey Bones                                          1/31/2020                           N/A
 7q             Texas Steakhouse                                      8/30/2014                           N/A
 7r             Stafford Tire & Auto                                  11/30/2023                          N/A
 7s             Tia's Tex Mex                                         1/31/2016                           N/A
 7t             Outback Steakhouse                                    12/31/2009                          N/A
 7u             Cracker Barrel                                        6/20/2014                           N/A
 7v             Chick-Fil-A                                           1/31/2019                           N/A
 7w             Applebee's Building                                   12/31/2006                          N/A
 7x             Chuck E Cheese                                        9/30/2014                           N/A
 7y             Chevy Chase Bank                                      11/30/2024                          N/A
 7z             Krispy Kreme Doughnut                                 4/30/2020                           N/A
7za             National Tire and Battery                             11/22/2017                          N/A
7zb             TGI Friday's                                          12/31/2008                          N/A
7zc             Olive Garden                                          2/28/2011                           N/A
7zd             McDonald's                                            11/30/2022                          N/A
7ze             O'Charley's                                           3/31/2019                           N/A
7zf             Long John Silver's                                    5/31/2024                           N/A
7zg             Firestone Tire                                        9/30/2016                           N/A
7zh             International House of Pancakes                       6/30/2022                           N/A
7zi             Joe's Crab Shack                                      12/31/2023                          N/A
7zj             Provident Bank                                        9/30/2016                           N/A
7zk             Dairy Queen                                           8/31/2037                           N/A
7zl             711                                                   8/31/2018                           N/A
7zm             Shoney's Restaurant Building                          5/31/2023                           N/A
7zn             BB&T Bank                                             12/31/2017                          N/A
7zo             Chick-Fil-A (Dunn Drive)                              10/31/2020                          N/A
7zp             Waffle House                                           7/1/2015                           N/A
7zq             Chick-Fil-A (Plank Road)                              7/31/2010                           N/A
7zr             Ruby Tuesday's- Jefferson Davis                       1/31/2017                           N/A
7zs             Southland Log Homes                                   6/30/2016                           N/A
 9              Gallery at South Dekalb                               1/31/2012              South DeKalb Stadium Theater
 10             Weston Town Center                                    12/31/2021                         Swig
 11             Valley Forge Office Center                            7/31/2015                         GE TIP
 12             Southwest Commons                                     8/31/2020                       Stein Mart
 13             Centergy Office                                       12/7/2018                      Accenture LLP
14a             Black Canyon                                          2/28/2007                      Pinnacle West
14b             Red Mountain                                          7/25/2009                       Tetra Tech
18a             Broadway Ridge                                        10/31/2012                   Micron Technology
18b             Broadway Place West                                   6/30/2008                Minn Medical Association
 21             Northland Center Mall                                 1/31/2025                         Jeepers
 22             Palmer Plaza                                          12/31/2011                    Marsh USA, Inc.
 24             The Terraces Shopping Center                          11/30/2010                 Bally's Total Fitness
 29             Marlton Square                                        10/31/2011                 Restoration Hardware
 31             MK Plaza                                              12/31/2015                    Tax Commission
 33             The Pittsfield Building                               4/30/2007                    The Berco Company
 35             Davis Ford Crossing                                   8/31/2010                         Staples
 36             743 5th Avenue                                        4/30/2015                           N/A
 40             Centurion                                             8/31/2009                  Kolter Property Mgmt
 41             Chesapeake Park Plaza                                 12/31/2010                 Radiant Research Inc.
 46             Mountain Village Plaza                                1/31/2025               Zendejas Mexican Restaurant
 48             8415 & 8425 Progress Drive                            7/31/2005                       VaLogic LLC
 51             Welsh Industrial Portfolio                            7/31/2008                     Impo Glazentile
 52             Albemarle Pointe Center                               5/31/2014                      Palmer & Cay
 54             Peckham Square                                        4/14/2015          Saver's Thrift Dept Store (TVI, Inc.)
 55             Port St. Lucie Towncenter                             4/30/2015                         Staples
 58             Waterways Shoppes of Weston II                        4/30/2008                  Blue Moon Restaurant
 59             Plaza at Williams Centre                              12/31/2008            Coldwell Banker Success Realty
 60             Covington Plaza                                       12/1/2013                        Sherry's
 62             La Habra Business Center and Tuff Guy Storage         12/31/2009                 Neodane Distributing
 63             Waterways Shoppes of Weston                           10/31/2008                      Il Toscano
 64             Torrance Crossroads                                   2/29/2008                        Gyu Kaku
65b             Lankershim Auto Center                                   MTM                       Cali Auto Repair
65c             Pico Auto Center                                         MTM                         N&L Autobody
 66             Lincoln View Plaza                                    3/31/2010                     Loehmann's Inc.
 68             Atrium Office Park                                    5/31/2012         Healthcare Advantage (American Telnet)
 69             Princessa Plaza                                       11/30/2015          Canyon Country Dialysis Center, LLC
 70             Brennan Station Shopping Center                       5/31/2010                     Beyond Fitness
 71             Wappingers Shopping Center                            6/30/2023                        WR Grace
 73             Yorba Linda Self Storage                              11/11/2005                  Yorba Linda Muffler
 74             Rendina - Southpointe Medical Center                  10/10/2011                Healthsouth Corporation
 76             Wall St Plaza                                         3/31/2006                    Northrop Grumman
 77             Sierra Town Center                                    8/20/2015                     UMC Urgent Care
78a             8899 Northwest 18th Terrace                           1/31/2006                US Department of Defense
78b             8925 Northwest 26th Street                            5/31/2020                           N/A
 79             Valencia Oaks Office                                  4/30/2009                     Omega Holdings
 80             Riverside Plaza                                       5/31/2009                 Womens Specialist of NM
 81             Murphy Canyon Office Building                          6/6/2007                 Republic Indemnity Ins.
 83             Fountain Plaza                                        12/31/2006     California Association of Community Managers
 85             901 North Pitt                                        4/30/2006                 Ionic Enterprises, Inc.
 86             Country Club Plaza                                    4/30/2008                      Standard Call
 89             96 Morton Street                                      12/31/2014                    Lewis/D.F. King
 91             Las Cruces - NM                                       6/30/2014                        PetsMart
 94             Main Place Shopping Center                            3/31/2008           Rio Grand Retail-McAllen Mktplace.
 97             Randall Road Retail Center                            10/31/2011                         Petco
 99             East Aurora Portfolio                                  9/9/2012                           CVS
100             Northside Square                                      9/30/2008              Tradewinds Mortgage Documents
106      (D)    Northern Trust Bank Building                          2/28/2011                           N/A
107      (D)    Coldwell Banker Building                              4/30/2011                           N/A
108      (D)    Bank United Building                                  10/31/2011                          N/A

                                                                 MAJOR          MAJOR                       MAJOR
                                                               TENANT # 2  TENANT # 2 LEASE              TENANT # 3
 #     CROSSED  PROPERTY NAME                                   SQ. FT.     EXPIRATION DATE                 NAME
 -     -------  -------------                                   -------     ---------------                 ----
 1              375 Park Avenue                                  29,476        7/31/2016      Central Parking Systems Inc.
 2              St. Johns Town Center                            35,000        1/31/2016           Ross Dress For Less
 3              Del Monte Center                                 82,600        7/31/2010            Century Theatres
 4              Palmer Center                                    35,775        3/31/2012     Colorado Springs Health Partners
 5              120 Wall Street                                  41,941        4/30/2009          New York State Nurses
 7a             Circuit City                                       N/A            N/A                      N/A
 7b             CVS-Lafayette                                      N/A            N/A                      N/A
 7c             First Citizens Bank                                N/A            N/A                      N/A
 7d             Carlos O'Kelly's Mexican                           N/A            N/A                      N/A
 7e             CVS-Courthouse                                     N/A            N/A                      N/A
 7f             Bassett Furniture                                  N/A            N/A                      N/A
 7g             Famous Dave's Ribs                                 N/A            N/A                      N/A
 7h             Fox & Hound                                        N/A            N/A                      N/A
 7i             Wawa                                               N/A            N/A                      N/A
 7j             Ruby Tuesday's (Plank Road)                        N/A            N/A                      N/A
 7k             Advance Auto Parts                                 N/A            N/A                      N/A
 7l             Wachovia Bank                                      N/A            N/A                      N/A
 7m             FAS Mart                                           N/A            N/A                      N/A
 7n             Chipotle Mexican Grill                             N/A            N/A                      N/A
 7o             BB&T Bank Branch                                   N/A            N/A                      N/A
 7p             Smokey Bones                                       N/A            N/A                      N/A
 7q             Texas Steakhouse                                   N/A            N/A                      N/A
 7r             Stafford Tire & Auto                               N/A            N/A                      N/A
 7s             Tia's Tex Mex                                      N/A            N/A                      N/A
 7t             Outback Steakhouse                                 N/A            N/A                      N/A
 7u             Cracker Barrel                                     N/A            N/A                      N/A
 7v             Chick-Fil-A                                        N/A            N/A                      N/A
 7w             Applebee's Building                                N/A            N/A                      N/A
 7x             Chuck E Cheese                                     N/A            N/A                      N/A
 7y             Chevy Chase Bank                                   N/A            N/A                      N/A
 7z             Krispy Kreme Doughnut                              N/A            N/A                      N/A
7za             National Tire and Battery                          N/A            N/A                      N/A
7zb             TGI Friday's                                       N/A            N/A                      N/A
7zc             Olive Garden                                       N/A            N/A                      N/A
7zd             McDonald's                                         N/A            N/A                      N/A
7ze             O'Charley's                                        N/A            N/A                      N/A
7zf             Long John Silver's                                 N/A            N/A                      N/A
7zg             Firestone Tire                                     N/A            N/A                      N/A
7zh             International House of Pancakes                    N/A            N/A                      N/A
7zi             Joe's Crab Shack                                   N/A            N/A                      N/A
7zj             Provident Bank                                     N/A            N/A                      N/A
7zk             Dairy Queen                                        N/A            N/A                      N/A
7zl             711                                                N/A            N/A                      N/A
7zm             Shoney's Restaurant Building                       N/A            N/A                      N/A
7zn             BB&T Bank                                          N/A            N/A                      N/A
7zo             Chick-Fil-A (Dunn Drive)                           N/A            N/A                      N/A
7zp             Waffle House                                       N/A            N/A                      N/A
7zq             Chick-Fil-A (Plank Road)                           N/A            N/A                      N/A
7zr             Ruby Tuesday's- Jefferson Davis                    N/A            N/A                      N/A
7zs             Southland Log Homes                                N/A            N/A                      N/A
 9              Gallery at South Dekalb                          40,000        12/31/2020             Anna's Linen
 10             Weston Town Center                                5,625        7/31/2006       Tarpon Bend Food and Tackle
 11             Valley Forge Office Center                      100,059        7/31/2015         North American Benefits
 12             Southwest Commons                                34,781        11/30/2011               Petsmart
 13             Centergy Office                                  39,115        8/31/2014             TUFF GATV12 LLC
14a             Black Canyon                                     52,682        1/31/2010     Insurers Administrative Corporation
14b             Red Mountain                                     15,159        4/11/2006                 Parsons
18a             Broadway Ridge                                   28,781        4/30/2006           CorVel Corporation
18b             Broadway Place West                              13,034        11/30/2008           New Boundary Tech
 21             Northland Center Mall                            25,000        1/31/2009      E.B. Apparel Northland Corp.
 22             Palmer Plaza                                     32,955        9/30/2007          McDevitt Street Bovis
 24             The Terraces Shopping Center                     36,150        3/26/2014              Regal Cinemas
 29             Marlton Square                                   10,000        1/31/2015              The Gap, Inc.
 31             MK Plaza                                        111,381        6/30/2012           GSA - US Attorney's
 33             The Pittsfield Building                           9,986        1/31/2006        Premium Dental Lab, Inc.
 35             Davis Ford Crossing                              20,495        2/28/2015                   CVS
 36             743 5th Avenue                                     N/A            N/A                      N/A
 40             Centurion                                         9,433        12/31/2009          St. John Core Fiore
 41             Chesapeake Park Plaza                            14,527        5/31/2015           Walters Management
 46             Mountain Village Plaza                            6,000           MTM                Hollywood Video
 48             8415 & 8425 Progress Drive                       12,840        12/31/2013             ComSource LLC
 51             Welsh Industrial Portfolio                       10,650        5/31/2008            Kindy's & IL Food
 52             Albemarle Pointe Center                          12,764        6/10/2009                   BTI
 54             Peckham Square                                   25,600        12/1/2015             Jo-Anns Fabric
 55             Port St. Lucie Towncenter                        23,750        7/31/2011           China Garden Buffet
 58             Waterways Shoppes of Weston II                    3,900        6/30/2008            Washington Mutual
 59             Plaza at Williams Centre                          8,674        9/30/2006              Olive Garden
 60             Covington Plaza                                   8,350        12/6/2011           Creative Beginnings
 62             La Habra Business Center and Tuff Guy Storage     7,160        7/31/2008           Semloh Corporation
 63             Waterways Shoppes of Weston                       5,000        12/31/2008            Lucille's Cafe
 64             Torrance Crossroads                               2,400        12/31/2007     Chipotle Mexican Grill, Inc.
65b             Lankershim Auto Center                            4,500        8/30/2009     North Hollywood Discount Muffler
65c             Pico Auto Center                                  2,018        2/10/2007             Gama Auto Body
 66             Lincoln View Plaza                               15,000        3/31/2010               @ One Yoga
 68             Atrium Office Park                               15,000        12/31/2007    General Services Administration (FDA)
 69             Princessa Plaza                                   5,228         6/13/2015       Jeffrey D. Hempel, D.D.S.
 70             Brennan Station Shopping Center                  25,200        4/30/2011              Ace Hardware
 71             Wappingers Shopping Center                       25,560        1/31/2016           Old Country Buffet
 73             Yorba Linda Self Storage                          1,550        11/11/2005            Keong Sook Kim
 74             Rendina - Southpointe Medical Center              7,925        10/31/2011    Broward Healthcare System, Inc
 76             Wall St Plaza                                    21,913        10/31/2005       Raytheon Systems Company
 77             Sierra Town Center                                8,566        8/31/2008               Super Pawn
78a             8899 Northwest 18th Terrace                       5,584        10/4/2005                   N/A
78b             8925 Northwest 26th Street                         N/A            N/A                      N/A
 79             Valencia Oaks Office                              3,542        12/31/2009            Denny & Company
 80             Riverside Plaza                                   5,383        7/31/2009          Unwynding the Spirit
 81             Murphy Canyon Office Building                    11,853        1/31/2010             Hewlett Packard
 83             Fountain Plaza                                    5,842        7/31/2010         401 (k) Advisors, Inc.
 85             901 North Pitt                                    5,061        10/31/2007    National Assn Prof. Employ. Org
 86             Country Club Plaza                               11,105        4/30/2007       Women's Fitness of North TX
 89             96 Morton Street                                 32,500        3/31/2006          Lindblad Expeditions
 91             Las Cruces - NM                                  30,409        5/31/2015                Old Navy
 94             Main Place Shopping Center                       23,894        12/31/2008          Cinemark Theatre 6
 97             Randall Road Retail Center                       13,534        1/31/2014             Famous Footwear
 99             East Aurora Portfolio                             8,675        1/31/2010                 Cenergy
100             Northside Square                                 10,493        12/31/2007       American Lan Lease, Inc.
106      (D)    Northern Trust Bank Building                       N/A            N/A                      N/A
107      (D)    Coldwell Banker Building                           N/A            N/A                      N/A
108      (D)    Bank United Building                               N/A            N/A                      N/A

                                                                        MAJOR            MAJOR
                                                                      TENANT # 3    TENANT # 3 LEASE
 #     CROSSED  PROPERTY NAME                                          SQ. FT.      EXPIRATION DATE
 -     -------  -------------                                          -------      ---------------
 1              375 Park Avenue                                         27,315         10/31/2007
 2              St. Johns Town Center                                   30,187         1/31/2016
 3              Del Monte Center                                        45,014         12/31/2024
 4              Palmer Center                                           27,512         6/30/2014
 5              120 Wall Street                                         25,190         2/28/2013
 7a             Circuit City                                              N/A             N/A
 7b             CVS-Lafayette                                             N/A             N/A
 7c             First Citizens Bank                                       N/A             N/A
 7d             Carlos O'Kelly's Mexican                                  N/A             N/A
 7e             CVS-Courthouse                                            N/A             N/A
 7f             Bassett Furniture                                         N/A             N/A
 7g             Famous Dave's Ribs                                        N/A             N/A
 7h             Fox & Hound                                               N/A             N/A
 7i             Wawa                                                      N/A             N/A
 7j             Ruby Tuesday's (Plank Road)                               N/A             N/A
 7k             Advance Auto Parts                                        N/A             N/A
 7l             Wachovia Bank                                             N/A             N/A
 7m             FAS Mart                                                  N/A             N/A
 7n             Chipotle Mexican Grill                                    N/A             N/A
 7o             BB&T Bank Branch                                          N/A             N/A
 7p             Smokey Bones                                              N/A             N/A
 7q             Texas Steakhouse                                          N/A             N/A
 7r             Stafford Tire & Auto                                      N/A             N/A
 7s             Tia's Tex Mex                                             N/A             N/A
 7t             Outback Steakhouse                                        N/A             N/A
 7u             Cracker Barrel                                            N/A             N/A
 7v             Chick-Fil-A                                               N/A             N/A
 7w             Applebee's Building                                       N/A             N/A
 7x             Chuck E Cheese                                            N/A             N/A
 7y             Chevy Chase Bank                                          N/A             N/A
 7z             Krispy Kreme Doughnut                                     N/A             N/A
7za             National Tire and Battery                                 N/A             N/A
7zb             TGI Friday's                                              N/A             N/A
7zc             Olive Garden                                              N/A             N/A
7zd             McDonald's                                                N/A             N/A
7ze             O'Charley's                                               N/A             N/A
7zf             Long John Silver's                                        N/A             N/A
7zg             Firestone Tire                                            N/A             N/A
7zh             International House of Pancakes                           N/A             N/A
7zi             Joe's Crab Shack                                          N/A             N/A
7zj             Provident Bank                                            N/A             N/A
7zk             Dairy Queen                                               N/A             N/A
7zl             711                                                       N/A             N/A
7zm             Shoney's Restaurant Building                              N/A             N/A
7zn             BB&T Bank                                                 N/A             N/A
7zo             Chick-Fil-A (Dunn Drive)                                  N/A             N/A
7zp             Waffle House                                              N/A             N/A
7zq             Chick-Fil-A (Plank Road)                                  N/A             N/A
7zr             Ruby Tuesday's- Jefferson Davis                           N/A             N/A
7zs             Southland Log Homes                                       N/A             N/A
 9              Gallery at South Dekalb                                 16,979         6/30/2013
 10             Weston Town Center                                       5,000         9/30/2012
 11             Valley Forge Office Center                              10,166         4/30/2008
 12             Southwest Commons                                       32,022         10/31/2015
 13             Centergy Office                                         32,599         6/30/2034
14a             Black Canyon                                            49,117         6/30/2009
14b             Red Mountain                                            13,704          4/1/2006
18a             Broadway Ridge                                          10,803         4/30/2006
18b             Broadway Place West                                     11,811         10/31/2007
 21             Northland Center Mall                                   12,615         12/31/2007
 22             Palmer Plaza                                            22,044         12/31/2008
 24             The Terraces Shopping Center                            18,320            MTM
 29             Marlton Square                                           9,120         1/31/2010
 31             MK Plaza                                                38,010         5/20/2009
 33             The Pittsfield Building                                  4,764         11/30/2009
 35             Davis Ford Crossing                                      9,600         11/30/2010
 36             743 5th Avenue                                            N/A             N/A
 40             Centurion                                                7,501         12/31/2009
 41             Chesapeake Park Plaza                                   11,237         12/31/2009
 46             Mountain Village Plaza                                   5,543         7/31/2009
 48             8415 & 8425 Progress Drive                              12,000         12/31/2009
 51             Welsh Industrial Portfolio                              10,429         11/30/2006
 52             Albemarle Pointe Center                                 12,440         4/14/2010
 54             Peckham Square                                          24,300         12/31/2010
 55             Port St. Lucie Towncenter                                5,100         3/31/2014
 58             Waterways Shoppes of Weston II                           3,589         8/31/2008
 59             Plaza at Williams Centre                                 8,650         8/14/2010
 60             Covington Plaza                                          6,840         2/28/2008
 62             La Habra Business Center and Tuff Guy Storage            6,300         9/30/2010
 63             Waterways Shoppes of Weston                              3,324         12/31/2008
 64             Torrance Crossroads                                      2,100         3/31/2006
65b             Lankershim Auto Center                                   2,000            MTM
65c             Pico Auto Center                                         1,995         3/31/2007
 66             Lincoln View Plaza                                       3,798          8/6/2006
 68             Atrium Office Park                                      14,811         6/8/2007
 69             Princessa Plaza                                          3,308          6/1/2015
 70             Brennan Station Shopping Center                         12,000         12/31/2008
 71             Wappingers Shopping Center                               9,200         12/1/2009
 73             Yorba Linda Self Storage                                   775         11/11/2005
 74             Rendina - Southpointe Medical Center                     6,674         11/9/2011
 76             Wall St Plaza                                           16,554         12/31/2005
 77             Sierra Town Center                                       8,256          3/7/2010
78a             8899 Northwest 18th Terrace                               N/A             N/A
78b             8925 Northwest 26th Street                                N/A             N/A
 79             Valencia Oaks Office                                     3,532         1/31/2008
 80             Riverside Plaza                                          3,678         11/30/2007
 81             Murphy Canyon Office Building                            9,365         7/31/2010
 83             Fountain Plaza                                           5,634         5/31/2006
 85             901 North Pitt                                           4,132         2/28/2010
 86             Country Club Plaza                                       2,260         7/31/2009
 89             96 Morton Street                                        13,000         11/30/2014
 91             Las Cruces - NM                                         14,800         4/30/2009
 94             Main Place Shopping Center                              22,636         12/31/2007
 97             Randall Road Retail Center                              10,072         3/31/2007
 99             East Aurora Portfolio                                    8,750         8/31/2009
100             Northside Square                                         9,479         4/30/2006
106      (D)    Northern Trust Bank Building                              N/A             N/A
107      (D)    Coldwell Banker Building                                  N/A             N/A
108      (D)    Bank United Building                                      N/A             N/A

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                        CUT-OFF
                                                                    DATE PRINCIPAL
 #     CROSSED  PROPERTY NAME                                         BALANCE (1)     PROPERTY TYPE     SQ. FT.
 -     -------  -------------                                         -----------     -------------     -------
110             White Oak Professional Center                      $     6,843,306    Office             60,056
111             Edinburg Regional Medical Plaza I                        6,486,150    Office             52,068
119             Tempe St. Luke's Office Building                         5,975,370    Office             59,808
123             North Rivers Business Center                             5,600,000    Office             77,333
128             Shoppes of Acworth                                       5,350,000    Retail             40,211
129             Spectra-Physics Facility                                 5,307,968    Industrial         80,600
130             1120 Nasa                                                5,283,818    Office             79,434
132             Redbird Village                                          5,235,065    Retail             85,295
136a            136-140 South Beverly Drive                              2,840,000    Mixed Use           6,350
136b            153-159 South Beverly Drive                              2,160,000    Mixed Use           6,325
137             JFK Medical Pavilion I                                   4,981,149    Office             25,565
140             Parkway Tower Office                                     4,925,000    Office             81,056
144             Shoppes at North Lake                                    4,840,000    Retail             19,822
147             18 Van Veghten Drive                                     4,579,817    Industrial        225,515
149      (E)    Bank Block Center                                        3,326,665    Mixed Use          32,470
150      (E)    Grandview Avenue                                           645,472    Office             11,918
152             100 Grove Road                                           4,450,000    Industrial         60,428
153             Walgreens (Missouri, TX)                                 4,447,000    Retail             14,820
154             West Oxmoor Tower                                        4,400,000    Office             86,770
155             Farmington City Center                                   4,332,552    Retail             50,184
158             South Creek Collection                                   4,183,460    Retail             26,587
161             Walgreens (Statesboro)                                   4,075,000    Retail             14,820
163      (F)    St. Charles Building No. 550                             1,993,687    Office             13,496
164      (F)    St. Charles Building No. 558                             1,993,687    Office             13,831
167             Walgreens (New Braunfels)                                3,890,000    Retail             14,820
168             8700 Commerce Park                                       3,866,116    Office             77,203
170             Rialto Industrial Building                               3,650,000    Industrial        120,524
171             Kris Krossing Shopping Center                            3,612,022    Retail             49,800
172             Reddington El Paso Office                                3,589,277    Office             71,409
173             Crossroads Plaza                                         3,500,000    Retail             11,919
174             Shoppes at Seven Hills                                   3,440,000    Retail             17,930
175             Glenridge Point Shopping Center                          3,425,000    Retail             16,029
176             Gator Crossing                                           3,396,555    Retail             21,000
177             Lake Crest Plaza                                         3,369,657    Retail             22,149
179             Corner of Paradise                                       3,282,129    Retail             15,920
181             Abby Park                                                3,238,953    Mixed Use          46,689
183             West Pointe Village                                      3,169,671    Retail             48,194
186             Madison Avenue Home Center                               3,040,000    Retail             31,760
187             Congress Professional Center I                           3,003,573    Office             17,738
188             213 Summerhill Road                                      2,992,948    Office             19,016
191             Roseland Center                                          2,950,780    Retail             15,507
193             Emerson Industrial Building II                           2,900,000    Industrial        108,266
194             West Maple Square                                        2,855,366    Retail             24,464
195             Sinking Spring Marketplace                               2,800,000    Retail             18,260
196             5450 Northwest Central                                   2,794,128    Office             56,350
199             Highway 110 Center                                       2,741,585    Retail             46,657
202             Kerr- 722 West Independence Blvd                         2,499,445    Retail             11,562
203             Newbridge Road Shopping Center                           2,495,297    Retail             26,774
209             Garden Grove                                             2,394,799    Retail             20,504
211             Carriage Way Shopping Center                             2,392,374    Retail              7,902
215             Fifth Avenue San Rafael                                  2,265,000    Office             10,993
217             Mason Center                                             2,241,241    Retail             12,000
221             EZ Encino                                                2,200,000    Office              8,137
222             Hozho Center                                             2,193,782    Retail             13,350
223             Watertower Office Building                               2,190,144    Office             28,385
224             Jefferson Auto Center                                    2,100,000    Retail             17,111
225             Osler Medical Arts Pavilion                              2,093,430    Office             17,790
227             Kerr Drug - Raleigh                                      2,078,363    Retail             11,628
228             Strongsville Executive Building                          2,040,000    Office             20,939
229             126 Main Street                                          2,039,392    Retail              5,400
233             Kerr Drug - Franklinton                                  1,899,194    Retail             11,004
234             1850 SW 8th Street                                       1,894,873    Mixed Use          32,470
238             Kerr Drug - St. Pauls                                    1,863,359    Retail              9,804
242             Kerr- 407 West Main St.                                  1,795,578    Retail              8,715
244             235 East Broad Street                                    1,741,199    Mixed Use          13,200
246             Bluestem Plaza                                           1,691,731    Retail             12,862
247             Kerr Drug - Johns Island                                 1,684,190    Retail              9,804
249             Barnes Shops                                             1,643,606    Retail             12,000
251             2929 SW 3rd Avenue                                       1,595,683    Office             18,820
252             Seven Juliustown                                         1,595,180    Retail             17,881
253             Kerr Drug - Summerville                                  1,562,356    Retail              9,804
254             Orange Shopping Center                                   1,534,675    Mixed Use          14,378
256             Dothan South Plaza                                       1,496,804    Retail             23,674
259             Kerr Drug - Maxton                                       1,361,686    Retail              9,804
261             Meadowbrook Square                                       1,300,000    Retail             22,000
263             Northwest Crossing                                       1,234,713    Retail              6,010
266             Hanover Plaza                                            1,193,952    Mixed Use          14,295
267             Palm Court Retail                                        1,174,750    Retail             30,979
269             Walgreens - Armitage                                     1,127,678    Retail             13,125
270             258 3rd avenue                                           1,096,997    Mixed Use           1,525(3)
271             Jacksonville Plaza                                       1,095,315    Retail             16,310
272             143 East Broad Street                                    1,044,719    Mixed Use           5,850(4)
274             Whitney & Capitol Avenue                                   999,131    Mixed Use           3,200(5)
275             Albertsons Downey                                          997,020    Retail             52,443(6)

                                                                                   MAJOR                       MAJOR
                                                                                TENANT # 1                  TENANT # 1
 #     CROSSED  PROPERTY NAME                                                      NAME                       SQ. FT.
 -     -------  -------------                                                      ----                       -------
110             White Oak Professional Center                         Georgia Department of Labor                9,083
111             Edinburg Regional Medical Plaza I                    Edinburg Women's Clinic, P.A.              10,353
119             Tempe St. Luke's Office Building                     Tempe St Luke's Hospital, LP               19,916
123             North Rivers Business Center                      State of South Carolina (Voc Rehab)           20,607
128             Shoppes of Acworth                                 American Heritage/Southern Design             4,270
129             Spectra-Physics Facility                                    Spectra Physics                     80,600
130             1120 Nasa                                        Old Guard Financial Services, L.L.C.            8,135
132             Redbird Village                                       Anna's Linens (Factory 2 U)               15,724
136a            136-140 South Beverly Drive                             Aram Restaurant (Klani)                  1,850
136b            153-159 South Beverly Drive                                Ben Jewelry, Inc                      5,325
137             JFK Medical Pavilion I                                      Vision Clinical                      6,684
140             Parkway Tower Office                                  Dyncorp International, LLC                24,803
144             Shoppes at North Lake                                      Latin Restaurant                      2,972
147             18 Van Veghten Drive                                       Brook Warehousing                   220,000
149      (E)    Bank Block Center                                               Spagio                           9,025
150      (E)    Grandview Avenue                                        Figlio Wood Fired Pizza                  4,819
152             100 Grove Road                                                 NDI, Inc.                        26,333
153             Walgreens (Missouri, TX)                                       Walgreens                        14,820
154             West Oxmoor Tower                                        DHR State of Alabama                   63,729
155             Farmington City Center                                        Nash Finch                        32,650
158             South Creek Collection                                   Huey's Southaven, LLC                   4,550
161             Walgreens (Statesboro)                                         Walgreens                        14,820
163      (F)    St. Charles Building No. 550                        Telesis Physical Therapy, Inc.               5,248
164      (F)    St. Charles Building No. 558                      Brian P. Jaye and Donald R. Rhodes             2,537
167             Walgreens (New Braunfels)                      Walgreen Company, an Illinois Corporation        14,820
168             8700 Commerce Park                                  GAB Robins North America, Inc.               7,521
170             Rialto Industrial Building                         Pacific Equipment Logistics, Inc.            68,684
171             Kris Krossing Shopping Center                                  Food Lion                        33,000
172             Reddington El Paso Office                             Superior Health Plan, Inc.                14,422
173             Crossroads Plaza                                             China Ginger                        3,202
174             Shoppes at Seven Hills                                            CVS                           11,970
175             Glenridge Point Shopping Center                          Gruby's NY Dell, Inc.                   3,049
176             Gator Crossing                                                R.J. Gators                        7,200
177             Lake Crest Plaza                                         Seafood & Meat Market                   2,700
179             Corner of Paradise                                               Ah-So                           7,000
181             Abby Park                                                    Branford Hall                      18,409
183             West Pointe Village                                            Food Lion                        33,000
186             Madison Avenue Home Center                                   SK Furniture                       16,050
187             Congress Professional Center I                                 MedVance                         15,996
188             213 Summerhill Road                                       Endo-Surgical Ctr.                     8,000
191             Roseland Center                                       2nd Wind Exercise Equipment                5,760
193             Emerson Industrial Building II                      Specialty Products & Insulation             43,984
194             West Maple Square                                Academic Beginnings Child Care, Inc.            5,589
195             Sinking Spring Marketplace                                    Blockbuster                        4,800
196             5450 Northwest Central                                    Baxter Legal Group                    12,373
199             Highway 110 Center                                           Card & Party                       14,365
202             Kerr- 722 West Independence Blvd                               Kerr Drug                        11,562
203             Newbridge Road Shopping Center                                 Safa Food                         8,921
209             Garden Grove                                             Orange County Schools                   6,627
211             Carriage Way Shopping Center                                 Panera Bread                        4,402
215             Fifth Avenue San Rafael                                Seagate Properties, Inc.                  5,434
217             Mason Center                                             Texas American Title                    2,275
221             EZ Encino                                                   ARC Management                       4,343
222             Hozho Center                                                Lanning Gallery                      2,737
223             Watertower Office Building                                  KPL Management                       9,324
224             Jefferson Auto Center                                   Bravo Automotive, Inc.                   4,475
225             Osler Medical Arts Pavilion                               Osler Medical, Inc.                    8,895
227             Kerr Drug - Raleigh                                            Kerr Drug                        11,628
228             Strongsville Executive Building                          McDonald Investments                    7,200
229             126 Main Street                                              Paradise Cafe                       2,700
233             Kerr Drug - Franklinton                                        Kerr Drug                        11,004
234             1850 SW 8th Street                                       The Praxis Institute                    9,898
238             Kerr Drug - St. Pauls                                          Kerr Drug                         9,804
242             Kerr- 407 West Main St.                                        Kerr Drug                         8,715
244             235 East Broad Street                                      Victoria's Secret                     6,200
246             Bluestem Plaza                                       Cimarron Liquors of Firestone               2,789
247             Kerr Drug - Johns Island                                       Kerr Drug                         9,804
249             Barnes Shops                                           Jetnay, LLC dba Ball Park                 3,000
251             2929 SW 3rd Avenue                                     Marine Documentation, Inc                 1,922
252             Seven Juliustown                                         Workout Express (GYM)                   3,600
253             Kerr Drug - Summerville                                        Kerr Drug                         9,804
254             Orange Shopping Center                                       People's Bank                       2,902
256             Dothan South Plaza                                               CATO                            4,500
259             Kerr Drug - Maxton                                             Kerr Drug                         9,804
261             Meadowbrook Square                                    Wheatfield Family Dentistry                3,350
263             Northwest Crossing                                              Quiznos                          1,505
266             Hanover Plaza                                                  Spartan's                         4,850
267             Palm Court Retail                                          Coopers Tile Co.                      3,600
269             Walgreens - Armitage                                          Walgreen's                        13,125
270             258 3rd avenue                                                Cleo Corp.                         1,525
271             Jacksonville Plaza                                            Dollar Tree                        4,800
272             143 East Broad Street                                        Panera Bread                        3,750
274             Whitney & Capitol Avenue                                       Le Bijou                          1,700
275             Albertsons Downey                                   Albertson's Inc. (Ground Lease)             52,443

                                                                       MAJORJ                                 MAJOR
                                                                   TENANT # 1 LEASE                        TENANT # 2
 #     CROSSED  PROPERTY NAME                                      EXPIRATION DATE                           NAME
 -     -------  -------------                                      ---------------                           ----
110             White Oak Professional Center                          6/30/2006                               F&M Bank
111             Edinburg Regional Medical Plaza I                      3/31/2007                            MVEM Partners
119             Tempe St. Luke's Office Building                       8/31/2009                        Wish Center Nop 4, LLC
123             North Rivers Business Center                           6/30/2009                   State of South Carolina (DEHEC)
128             Shoppes of Acworth                                    12/31/2009                          Guisseppi's Pizza
129             Spectra-Physics Facility                               7/31/2014                                 N/A
130             1120 Nasa                                              4/30/2008                       Overload Services, Inc.
132             Redbird Village                                        5/30/2007                           Tuesday Morning
136a            136-140 South Beverly Drive                            10/1/2018                     Eden Spa (Hung Doan/Nguyen)
136b            153-159 South Beverly Drive                            4/30/2008                         Aloha Island Coffee
137             JFK Medical Pavilion I                                 7/21/2010                 Realty Prof Boynton Beach, LLC
                                                                                                  d/b/a Keller Williams Realty
140             Parkway Tower Office                                   6/30/2008                   Global Enterprise Mgt. Solution
144             Shoppes at North Lake                                  5/31/2007                             Better Life
147             18 Van Veghten Drive                                   6/1/2020                               ATS, Inc.
149      (E)    Bank Block Center                                     11/30/2007                       Stauf's Coffee Roasters
150      (E)    Grandview Avenue                                       4/30/2010                      National Kidney Foundation
152             100 Grove Road                                         8/31/2012                           Intercept, Inc.
153             Walgreens (Missouri, TX)                               7/31/2080                                 N/A
154             West Oxmoor Tower                                      4/30/2010                    Alabama Dept of Mental Health
155             Farmington City Center                                 1/1/2015                              Edina Realty
158             South Creek Collection                                12/10/2009                            Telepak, Inc.
161             Walgreens (Statesboro)                                 9/24/2030                                 N/A
163      (F)    St. Charles Building No. 550                           5/31/2009                          Newark Electronics
164      (F)    St. Charles Building No. 558                           5/31/2006                          Dr. Rhonda Gordon
167             Walgreens (New Braunfels)                              8/31/2030                                 N/A
168             8700 Commerce Park                                     5/31/2007                               He Zheng
170             Rialto Industrial Building                             5/31/2010                           Banta Healthcare
171             Kris Krossing Shopping Center                          5/16/2020                            Family Dollar
172             Reddington El Paso Office                              3/31/2010          Cenphiny, Incorporated dba Nursewise Inc.
173             Crossroads Plaza                                       4/30/2014                             Nagoya Sushi
174             Shoppes at Seven Hills                                 6/18/2030                        Stock Brothers Bagels
175             Glenridge Point Shopping Center                        9/30/2012                       Red Hawk Glenridge, LLC
176             Gator Crossing                                         8/31/2019                          Washington Mutual
177             Lake Crest Plaza                                       6/30/2010                      Labrisa Mexican Restaurant
179             Corner of Paradise                                     9/30/2013                              Headlines
181             Abby Park                                              7/31/2013                               Massucci
183             West Pointe Village                                    1/30/2019                            Dollar General
186             Madison Avenue Home Center                             2/28/2006                    Cal Spas/Carddine Enterprises
187             Congress Professional Center I                         2/28/2013                             Dr. Elefant
188             213 Summerhill Road                                    5/31/2014                            Provident Bank
191             Roseland Center                                        9/30/2009                           Eagle Golf, LLC
193             Emerson Industrial Building II                         8/31/2009                       Bittersweet Candle, Inc.
194             West Maple Square                                     12/31/2007                         Neighborhood Cleaner
195             Sinking Spring Marketplace                             1/31/2006                        PA Liquor Control Bd.
196             5450 Northwest Central                                12/31/2006                          Efast Funding LLC
199             Highway 110 Center                                     7/31/2011                              Renal Care
202             Kerr- 722 West Independence Blvd                       8/31/2025                                 N/A
203             Newbridge Road Shopping Center                         1/31/2027                            Discount World
209             Garden Grove                                          12/31/2008                               Video In
211             Carriage Way Shopping Center                           8/31/2012                          Washington Mutual
215             Fifth Avenue San Rafael                               10/31/2009                         Craford and Craford
217             Mason Center                                          11/30/2009                           Empananda House
221             EZ Encino                                              4/30/2020                            Indy Mac Bank
222             Hozho Center                                          11/30/2006                        James Ratliff Gallery
223             Watertower Office Building                            11/31/2013                              MIM Vista
224             Jefferson Auto Center                                 10/31/2011                          Xtreme Pro Sounds
225             Osler Medical Arts Pavilion                            2/14/2008              Renew Therapy Center of Palm Bay LLC
227             Kerr Drug - Raleigh                                    6/30/2025                                 N/A
228             Strongsville Executive Building                        6/30/2009                            Avery Dennison
229             126 Main Street                                        9/30/2012                         Flying Space Gallery
233             Kerr Drug - Franklinton                                6/30/2025                                 N/A
234             1850 SW 8th Street                                     8/31/2010                   Health First Medical Center, Inc
238             Kerr Drug - St. Pauls                                  6/30/2025                                 N/A
242             Kerr- 407 West Main St.                                8/31/2025                                 N/A
244             235 East Broad Street                                  7/1/2011                           Baron's Drug Store
246             Bluestem Plaza                                         2/19/2010                       Safari Spa & Salon, LLC
247             Kerr Drug - Johns Island                               6/30/2025                                 N/A
249             Barnes Shops                                           12/5/2007                              Elite Tans
251             2929 SW 3rd Avenue                                     2/28/2008                    R. Navarro P.A. & S. Rodriguez
252             Seven Juliustown                                       1/31/2010                          Prime Time Rentals
253             Kerr Drug - Summerville                                6/30/2025                                 N/A
254             Orange Shopping Center                                 5/31/2015                         Shagbark Day Nursery
256             Dothan South Plaza                                     1/31/2009                             Dollar Tree
259             Kerr Drug - Maxton                                     6/30/2025                                 N/A
261             Meadowbrook Square                                     3/30/2006                               Rizzones
263             Northwest Crossing                                     5/31/2015                         Sally Beauty Supply
266             Hanover Plaza                                          5/31/2020                           Pratt Industries
267             Palm Court Retail                                      6/30/2007                             Glass Works
269             Walgreens - Armitage                                  11/30/2024                                 N/A
270             258 3rd avenue                                         8/31/2010                                 N/A
271             Jacksonville Plaza                                     4/30/2009                            Adolfo's Pizza
272             143 East Broad Street                                 12/31/2009                             Foot Locker
274             Whitney & Capitol Avenue                               7/31/2008                           L.A. Vison, LLC
275             Albertsons Downey                                     12/31/2029                                 N/A

                                                                 MAJOR          MAJOR                        MAJOR
                                                               TENANT # 2  TENANT # 2 LEASE               TENANT # 3
 #     CROSSED  PROPERTY NAME                                   SQ. FT.     EXPIRATION DATE                  NAME
 -     -------  -------------                                   -------     ---------------                  ----
110             White Oak Professional Center                    8,220         10/31/2008           White Oak Family Practice
111             Edinburg Regional Medical Plaza I                9,166          4/30/2007         Edinburg Medical Center, Inc.
119             Tempe St. Luke's Office Building                 8,149          5/27/2013    The Orthopedic Clinic Association, P.C.
123             North Rivers Business Center                     10,083         3/31/2009                  HealthSouth
128             Shoppes of Acworth                               3,271          7/31/2009                 Mattress Expo
129             Spectra-Physics Facility                          N/A              N/A                         N/A
130             1120 Nasa                                        4,747          5/31/2010             Worldwide Wire, Inc.
132             Redbird Village                                  10,001         1/15/2009                  Dollar Tree
136a            136-140 South Beverly Drive                      1,650         10/30/2007                 SM Management
136b            153-159 South Beverly Drive                      1,000          9/30/2006                      N/A
137             JFK Medical Pavilion I                           5,252         11/30/2010                Keller Williams
140             Parkway Tower Office                             6,289          3/31/2008            North Texas Commission
144             Shoppes at North Lake                            1,744          8/31/2009        Indian Trace Dental Association
147             18 Van Veghten Drive                             5,515          4/30/2015                      N/A
149      (E)    Bank Block Center                                4,722         12/31/2012                 Twist 27, LLC
150      (E)    Grandview Avenue                                 2,366          4/30/2008                 B&B Research
152             100 Grove Road                                   21,691         9/30/2007                Oil Test, Inc.
153             Walgreens (Missouri, TX)                          N/A              N/A                         N/A
154             West Oxmoor Tower                                5,000         11/30/2008     Alabama Dept of Industrial Relations
155             Farmington City Center                           3,744          9/30/2007               Movie Brands Inc.
158             South Creek Collection                           3,106          4/30/2006              Tae Kwon Do School
161             Walgreens (Statesboro)                            N/A              N/A                         N/A
163      (F)    St. Charles Building No. 550                     3,121          6/30/2007      Brian P. Jaye and Donald R. Rhodes
164      (F)    St. Charles Building No. 558                     1,553          7/31/2010           Jason Ball & Deborah Reed
167             Walgreens (New Braunfels)                         N/A              N/A                         N/A
168             8700 Commerce Park                               2,247         11/30/2005      American Collections & Credit, Inc.
170             Rialto Industrial Building                       51,840        12/31/2006                      N/A
171             Kris Krossing Shopping Center                    7,200          5/17/2010                   Wing King
172             Reddington El Paso Office                        3,885         11/30/2008    Ionex Communications South, Inc (Birch)
173             Crossroads Plaza                                 3,000          4/30/2014               East Coast Pizza
174             Shoppes at Seven Hills                           1,580          8/31/2010         Practically Perfect Childrens
175             Glenridge Point Shopping Center                  2,287          7/14/2012            Lacey Drug Company Inc.
176             Gator Crossing                                   3,500         12/31/2009               The Ice Creamery
177             Lake Crest Plaza                                 2,400          4/30/2010                 Ultimate Tan
179             Corner of Paradise                               3,000          4/30/2009               Landmark Jewelers
181             Abby Park                                        2,541          6/30/2009                    Ellwell
183             West Pointe Village                              7,500          1/12/2009                   NC Nails
186             Madison Avenue Home Center                       8,170          3/31/2010           Lumberjacks Oak Warehouse
187             Congress Professional Center I                   1,742          4/30/2008                      N/A
188             213 Summerhill Road                              4,016          11/1/2007            Advantage Rehab Clinic
191             Roseland Center                                  3,959         10/31/2014               Big Dipper, Inc.
193             Emerson Industrial Building II                   14,782         9/30/2007            Tech-Med Industries, LP
194             West Maple Square                                2,910          2/28/2007                Lunkers Lounge
195             Sinking Spring Marketplace                       3,500          5/31/2008                  Arby's Pad
196             5450 Northwest Central                           9,923          2/28/2008           Synergetic Communications
199             Highway 110 Center                               12,712         3/31/2014                 USA Flooring
202             Kerr- 722 West Independence Blvd                  N/A              N/A                         N/A
203             Newbridge Road Shopping Center                   4,650          2/28/2014              Two Brothers Pizza
209             Garden Grove                                     3,372         11/30/2009                  Time Warner
211             Carriage Way Shopping Center                     3,500          8/31/2012                      N/A
215             Fifth Avenue San Rafael                          5,199          9/30/2007               Courtlandt Gates
217             Mason Center                                     2,264          4/11/2009                  Xpert Hair
221             EZ Encino                                        3,794         10/31/2012                      N/A
222             Hozho Center                                     2,560         12/31/2005              Turquoise Tortoise
223             Watertower Office Building                       4,605          3/31/2008                     ReMax
224             Jefferson Auto Center                            2,907          2/28/2009              Jefferson Smog N Go
225             Osler Medical Arts Pavilion                      4,579          7/2/2008                       N/A
227             Kerr Drug - Raleigh                               N/A              N/A                         N/A
228             Strongsville Executive Building                  3,415          9/30/2007          Drs. Beck, Grady, Drobotis
229             126 Main Street                                  2,250          2/28/2006                Paradise Books
233             Kerr Drug - Franklinton                           N/A              N/A                         N/A
234             1850 SW 8th Street                               1,765         10/31/2005                 Karmen Bakery
238             Kerr Drug - St. Pauls                             N/A              N/A                         N/A
242             Kerr- 407 West Main St.                           N/A              N/A                         N/A
244             235 East Broad Street                            3,600         12/31/2007              Redco Construction
246             Bluestem Plaza                                   2,200          2/29/2008           Fashion Care Pro Cleaners
247             Kerr Drug - Johns Island                          N/A              N/A                         N/A
249             Barnes Shops                                     1,800          3/31/2010          Little Poops Clothes, Inc.
251             2929 SW 3rd Avenue                               1,488          8/31/2005       J.M. Berenguer & Associates, Inc.
252             Seven Juliustown                                 3,200          7/30/2006                     WAWA
253             Kerr Drug - Summerville                           N/A              N/A                         N/A
254             Orange Shopping Center                           1,950          3/30/2008                 Sousa/Riordan
256             Dothan South Plaza                               4,500         10/31/2008                    Joyce's
259             Kerr Drug - Maxton                                N/A              N/A                         N/A
261             Meadowbrook Square                               3,000          7/31/2007               Hunt Real Estate
263             Northwest Crossing                               1,505          3/31/2013                   EB Games
266             Hanover Plaza                                    3,124          7/1/2007             Structural Technologies
267             Palm Court Retail                                2,830          9/30/2005           Mesa Street Antique Mall
269             Walgreens - Armitage                              N/A              N/A                         N/A
270             258 3rd avenue                                    N/A              N/A                         N/A
271             Jacksonville Plaza                               4,400          5/31/2010                     Cato
272             143 East Broad Street                            2,100          1/31/2013                      N/A
274             Whitney & Capitol Avenue                         1,500          7/31/2008                      N/A
275             Albertsons Downey                                 N/A              N/A                         N/A

                                                                        MAJOR            MAJOR
                                                                      TENANT # 3    TENANT # 3 LEASE
 #     CROSSED  PROPERTY NAME                                          SQ. FT.      EXPIRATION DATE
 -     -------  -------------                                          -------      ---------------
110             White Oak Professional Center                           8,100          1/31/2010
111             Edinburg Regional Medical Plaza I                       3,806           4/9/2007
119             Tempe St. Luke's Office Building                        5,814          8/31/2009
123             North Rivers Business Center                            5,660          2/28/2008
128             Shoppes of Acworth                                      3,060          7/31/2009
129             Spectra-Physics Facility                                 N/A              N/A
130             1120 Nasa                                               2,995          4/30/2007
132             Redbird Village                                         7,722          2/28/2007
136a            136-140 South Beverly Drive                             1,000          7/31/2018
136b            153-159 South Beverly Drive                              N/A              N/A
137             JFK Medical Pavilion I                                  3,491          11/30/2010
140             Parkway Tower Office                                    5,925          4/30/2006
144             Shoppes at North Lake                                   1,701          9/30/2008
147             18 Van Veghten Drive                                     N/A              N/A
149       E     Bank Block Center                                       3,205          10/31/2009
150       E     Grandview Avenue                                        1,080          12/1/2005
152             100 Grove Road                                          9,758          3/31/2006
153             Walgreens (Missouri, TX)                                 N/A              N/A
154             West Oxmoor Tower                                       4,846          11/30/2009
155             Farmington City Center                                  3,250           1/1/2008
158             South Creek Collection                                  2,800          2/28/2008
161             Walgreens (Statesboro)                                   N/A              N/A
163       F     St. Charles Building No. 550                            2,537          5/30/2006
164       F     St. Charles Building No. 558                            1,262             MTM
167             Walgreens (New Braunfels)                                N/A              N/A
168             8700 Commerce Park                                      2,104          8/23/2011
170             Rialto Industrial Building                               N/A              N/A
171             Kris Krossing Shopping Center                           1,200          3/21/2013
172             Reddington El Paso Office                               3,259          4/29/2006
173             Crossroads Plaza                                        1,549          2/28/2010
174             Shoppes at Seven Hills                                  1,490          8/19/2010
175             Glenridge Point Shopping Center                         1,924          8/30/2008
176             Gator Crossing                                          1,400          5/31/2008
177             Lake Crest Plaza                                        2,400          5/31/2008
179             Corner of Paradise                                      1,500          1/31/2009
181             Abby Park                                               1,938          6/30/2017
183             West Pointe Village                                     1,200           2/1/2006
186             Madison Avenue Home Center                              7,540          4/30/2006
187             Congress Professional Center I                           N/A              N/A
188             213 Summerhill Road                                     3,000          6/30/2007
191             Roseland Center                                         1,518          1/31/2015
193             Emerson Industrial Building II                          9,900          7/31/2005
194             West Maple Square                                       2,707          11/30/2006
195             Sinking Spring Marketplace                              3,000          6/30/2014
196             5450 Northwest Central                                  4,217          7/31/2007
199             Highway 110 Center                                      7,120          4/30/2007
202             Kerr- 722 West Independence Blvd                         N/A              N/A
203             Newbridge Road Shopping Center                          2,275          12/31/2015
209             Garden Grove                                            2,300             MTM
211             Carriage Way Shopping Center                             N/A              N/A
215             Fifth Avenue San Rafael                                  120           5/31/2008
217             Mason Center                                            1,200          2/11/2009
221             EZ Encino                                                N/A              N/A
222             Hozho Center                                            1,883          9/30/2006
223             Watertower Office Building                              3,662          2/28/2010
224             Jefferson Auto Center                                   1,935          11/30/2008
225             Osler Medical Arts Pavilion                              N/A              N/A
227             Kerr Drug - Raleigh                                      N/A              N/A
228             Strongsville Executive Building                         2,510          12/31/2013
229             126 Main Street                                          450           2/14/2006
233             Kerr Drug - Franklinton                                  N/A              N/A
234             1850 SW 8th Street                                      1,644          8/31/2014
238             Kerr Drug - St. Pauls                                    N/A              N/A
242             Kerr- 407 West Main St.                                  N/A              N/A
244             235 East Broad Street                                   2,000             MTM
246             Bluestem Plaza                                          1,793          4/19/2015
247             Kerr Drug - Johns Island                                 N/A              N/A
249             Barnes Shops                                            1,800          2/28/2008
251             2929 SW 3rd Avenue                                      1,391          7/31/2007
252             Seven Juliustown                                        2,750          1/31/2010
253             Kerr Drug - Summerville                                  N/A              N/A
254             Orange Shopping Center                                  1,476          3/31/2008
256             Dothan South Plaza                                      3,000          10/31/2007
259             Kerr Drug - Maxton                                       N/A              N/A
261             Meadowbrook Square                                      2,800          4/30/2006
263             Northwest Crossing                                      1,500          4/30/2010
266             Hanover Plaza                                           3,044          3/31/2015
267             Palm Court Retail                                       2,700          12/31/2005
269             Walgreens - Armitage                                     N/A              N/A
270             258 3rd avenue                                           N/A              N/A
271             Jacksonville Plaza                                      3,910          1/31/2009
272             143 East Broad Street                                    N/A              N/A
274             Whitney & Capitol Avenue                                 N/A              N/A
275             Albertsons Downey                                        N/A              N/A

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTHERN TRUST BANKING BUILDING, COLDWELL BANKER BUILDING, AND BANK UNITED BUILDING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY BANK BLOCK CENTER, WINDSOR ARMS APARTMENTS, AND GRANDVIEW AVENUE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(F) THE UNDERLYING MORTGAGE LOANS SECURED BY ST. CHARLES BUILDING NO. 550 AND ST. CHARLES BUILDING NO. 558 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2)  82,600 SQUARE FOOTAGE INCLUDES GROUND LEASE TO MERVYN'S.
(3)  INCLUDES AN ADDITIONAL 1,525 SQ. FT OF RETAIL SPACE.
(4)  INCLUDES AN ADDITIONAL 5,850 SQ. FT OF RETAIL SPACE.
(5)  INCLUDES AN ADDITIONAL 3,200 SQ. FT OF RETAIL SPACE.
(6) THE TOTAL SQUARE FOOTAGE OF 52,443 FEET INCLUDES GROUND LEASE TO ALBERTSON'S INC.

                              MULTIFAMILY SCHEDULE

                                                                                         UTILITIES                      SUBJECT
                                                                                          TENANT                 #       STUDIO
  #   CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE                  PAYS              ELEVATORS   UNITS
  -   -------  -------------                             ----------------                  ----              ---------   -----
  6            The Palisades                               Conventional                    None                   5          30
 15     (A)    Staten (Park Hill II)                       Conventional                Electric, Gas              2           6
 16     (A)    Staten (Park Hill I)                        Conventional                Electric, Gas              2           3
 17     (A)    Staten (St. George's)                       Conventional                Electric, Gas              2           4
 20            Clearwater Creek Apartments                 Conventional               Electric, Water             0         N/A
 23            Kings Village Corp.                         Cooperative             Electric, Gas, Water          10          74
 25            Saddle Creek Apartments                     Conventional         Electric, Gas, Water, Sewer       0         N/A
 26            Bexley at Spring Farm                       Conventional           Electric, Water, Sewer          0         N/A
 27            Signature Park Apartments                   Conventional               Electric, Water             0         N/A
 28            Ventana Apartments                          Conventional               Electric, Water             0         N/A
 30            York Creek Apartments                       Conventional                  Electric                 0         N/A
 34            The Shores Apartments                       Conventional            Electric, Gas, Water           0         N/A
 37            CALPERS - Parkside Apartments               Conventional               Electric, Water             0         N/A
 38     (B)    Independence Village - Peoria            Independent Living             Electric/Gas               2          76
 39     (B)    Independence Village - Winston Salem     Independent Living                 None                   1          37
 42            Polo Club                                   Conventional                Electric, Gas              0         N/A
 43            Timber Oaks Apartments                      Conventional                Electric, Gas              0           4
 45            Cedar Run Apartments                        Conventional         Electric, Gas, Water, Sewer       8         N/A
 47            Old Mill Apartments                         Conventional                Electric, Gas              0         N/A
 53            Leafstone Apartments                        Conventional                  Electric                 0         N/A
 56            The Ashford at Stone Ridge                  Conventional         Electric, Gas, Water, Sewer       0         N/A
 61            River Place Apartments                      Conventional           Electric, Water, Sewer          0         N/A
 65a           Canyon Court Apartments                     Conventional                  Electric                 0         N/A
 67            10 West 66th Street Corporation             Cooperative                   Electric                 4          21
 72            Grande Apartments                           Conventional           Electric, Water, Sewer          0          13
 75            Woodlands at Statesboro Apartments          Conventional           Electric, Water, Sewer          0         N/A
 82            Riverside Apartments                        Conventional           Electric, Water, Sewer          0         N/A
 87            Country Manor Apts.                         Conventional                  Electric                 0         N/A
 88            Lofts at Canal Walk Phase II                Conventional                    None                   0         N/A
 92            Grayson Falls Apartments                    Conventional               Electric, Water             0         N/A
 95            39-60 54th Street Owners, Inc.              Cooperative                   Electric                 2          38
 96            Hudson Manor Terrace Corp.                  Cooperative                   Electric                 4         N/A
 101           Villa Del Sol MHC                       Manufactured Housing                 N/A                 N/A         N/A
 102    (C)    El Dorado MHP                           Manufactured Housing                 N/A                 N/A         N/A
 103    (C)    El Dorado West MHP                      Manufactured Housing                 N/A                 N/A         N/A
 104           Harris Hill Apartments                      Conventional           Electric, Water, Sewer          0         N/A
114a           Quail Ridge Apartments                      Conventional                  Electric                 0         N/A
114b           Greentree Apartments                        Conventional                  Electric                 0         N/A
 116           Chinook Way Apartments                      Conventional         Electric, Gas, Water, Sewer       4         N/A
 117           Quail Pointe Apartments                     Conventional                Electric, Gas              0         N/A
 118           Bayshore Village MHC                    Manufactured Housing                 N/A                 N/A         N/A
 121           Berkshire Village Townhouses, Inc.          Cooperative                   Electric                 0         N/A
 127           Forest Creek Apartments                     Conventional         Electric, Gas, Water, Sewer       0           8
 131           Tower Park                                  Conventional                    None                   0         N/A
 133           Gracie Terrace Apartment Corporation        Cooperative                 Electric, Gas              3         N/A
 135           Milltowne Villas                            Conventional         Electric, Gas, Water, Sewer       0         N/A
 138           The Olympia Apartments                      Conventional                    None                   1         N/A
 141           Pelican Pointe Apartments                   Conventional               Electric, Water             0          17
143a           Strine - Lakeland MHP                   Manufactured Housing                 N/A                 N/A         N/A
143b           Strine - Whispering Pines MHP           Manufactured Housing                 N/A                 N/A         N/A
143c           Strine - Beechwood MHP                  Manufactured Housing                 N/A                 N/A         N/A
 146           333 East 53 Tenants Corp.                   Cooperative                   Electric                 3          22
 148           Palm Apartments                             Conventional                Electric, Gas              0         N/A
 151    (E)    Windsor Arms Apartments                     Conventional                Electric, Gas              0         N/A
 156           Hidden Acres Apartments                     Conventional         Electric, Water, Sewer, Gas       0         N/A
 157           Tara Hall Apartments                        Conventional               Electric, Water             0         N/A
 159           Jupiter Crossing Apartments                 Conventional                  Electric                 1          12
 160           Sandhurst Apartments                        Conventional           Electric, Water, Sewer          0         N/A
 162           Oakview Apartments                          Conventional         Electric, Gas, Water, Sewer       0         N/A
 165           Ponderosa Acres Apartments                  Conventional                  Electric                 0          14
 169           Garden Village Apartments                   Conventional            Electric, Gas, Water           0         N/A
 178           Summerfield Apartments                      Conventional                    None                   0          12
 180           Park Towers Owners, Inc.                    Cooperative                   Electric                 2          36
 182           Arrow Pines Estates MHP                 Manufactured Housing                 N/A                 N/A         N/A
 184           Portage Green MHC                       Manufactured Housing                 N/A                 N/A         N/A
 190           176 Broadway Owners Corp.                   Cooperative                     None                   3         N/A
 192           Lawnfair Apartments                         Conventional                Electric, Gas              0         N/A
 197           505 WE Owners Corp.                         Cooperative                 Electric, Gas              3           2
 198           Breukelen Owners Corp.                      Cooperative                 Electric, Gas              2          57
 200           Spring Creek Apartments - Senior            Conventional                  Electric                 0         N/A
 201           Ridgeview Apartments                        Conventional                  Electric                 0          54
 204           Meadowbrook MHC                         Manufactured Housing                 N/A                 N/A         N/A
 205           The Gardens 75th Street Owners Corp.        Cooperative                 Electric, Gas              5          30
 206           Clearfork MHP                           Manufactured Housing                 N/A                 N/A         N/A
 208           A & M Mobile Home Park                  Manufactured Housing                 N/A                 N/A         N/A
 210           Capitol House Tenants Corp.                 Cooperative                 Electric, Gas              1          25
 212           Cahuenga Apartments                         Conventional                Electric, Gas              1         N/A
 213           Villa Bonita Apts                           Conventional                  Electric                 1          18
 216           One Hudson Park, Inc.                       Cooperative                   Electric                 2         N/A
 218           Riverwood Owners, Inc.                      Cooperative                   Electric                 2          19
 219           Parkview West Apartments                    Conventional                  Electric                 0         N/A
 220           993 Fifth Avenue Corporation                Cooperative                   Electric                 2         N/A
 226           Rockbrook Apartments                        Conventional                  Electric                 0         N/A
 230           311 East 75th Owners Corp.                  Cooperative                   Electric                 1          50
 231           Canyon View MHC                         Manufactured Housing                 N/A                 N/A         N/A
 232           The Glass House Cooperative, Inc.           Cooperative                 Electric, Gas              2         N/A
 235           Empire State Lofts Limited                  Cooperative                 Electric, Gas              3         N/A
 236           Greenwich Corp.                             Cooperative                      Gas                   1         N/A
 237           Lochaven MHC                            Manufactured Housing                 N/A                 N/A         N/A
 239           Camac Street                                Conventional                Electric, Gas              0           7
 240           Kensington Apartments                       Conventional           Electric, Water, Sewer          0         N/A
 241           32-52 41st Street                           Conventional                Electric, Gas              0           4
 243           67 Owners Ltd.                              Cooperative                 Electric, Gas              2         N/A
 245           Fowler Court Tenants Inc.                   Cooperative                   Electric                 1           2
 248           Bluebird Apartments                         Conventional                Electric, Gas              1          16
250a           West Oak Apartments                         Conventional                  Electric                 0         N/A
250b           Live Oak                                    Conventional                  Electric                 0         N/A

                                                        SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
                                                        STUDIO      STUDIO    1 BR      1 BR        1 BR     2 BR      2 BR
  #   CROSSED  PROPERTY NAME                           AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
  -   -------  -------------                           ---------  ---------   -----   ---------  ---------   -----   ---------
  6            The Palisades                           $   1,084  $   1,290      131  $   1,708  $   2,775       90  $   2,359
 15     (A)    Staten (Park Hill II)                         N/A        N/A      252  $   1,019  $   1,022      108  $   1,144
 16     (A)    Staten (Park Hill I)                    $     883  $     893      255  $     975  $   1,000      108  $   1,134
 17     (A)    Staten (St. George's)                   $     821  $     916       95  $     949  $     983      179  $   1,146
 20            Clearwater Creek Apartments                   N/A        N/A      238  $     891  $   1,215      174  $   1,192
 23            Kings Village Corp.                     $     762  $     825      193  $   1,038  $   1,150      380  $   1,239
 25            Saddle Creek Apartments                       N/A        N/A      112  $     932  $     959      288  $   1,007
 26            Bexley at Spring Farm                         N/A        N/A      180  $     662  $     804      128  $     882
 27            Signature Park Apartments                     N/A        N/A      173  $     685  $     775      139  $     887
 28            Ventana Apartments                            N/A        N/A      204  $     772  $     950      154  $   1,026
 30            York Creek Apartments                         N/A        N/A      156  $     558  $     642      420  $     626
 34            The Shores Apartments                         N/A        N/A      108  $     643  $     720      156  $     765
 37            CALPERS - Parkside Apartments                 N/A        N/A      177  $     739  $     900      183  $     878
 38     (B)    Independence Village - Peoria           $   1,524  $   1,775       74  $   2,205  $   2,420        8  $   2,856
 39     (B)    Independence Village - Winston Salem    $   1,410  $   1,586      111  $   1,684  $   1,761        6  $   2,500
 42            Polo Club                                     N/A        N/A       58  $     815  $     855      223  $     953
 43            Timber Oaks Apartments                  $     577  $     585      129  $     726  $     760      102  $     847
 45            Cedar Run Apartments                          N/A        N/A      240  $     528  $     640      144  $     680
 47            Old Mill Apartments                           N/A        N/A       86  $     639  $     715      141  $     756
 53            Leafstone Apartments                          N/A        N/A       72  $     676  $     690      124  $     789
 56            The Ashford at Stone Ridge                    N/A        N/A       24  $     593  $     690      148  $     673
 61            River Place Apartments                        N/A        N/A       90  $     631  $     640      123  $     749
 65a           Canyon Court Apartments                       N/A        N/A      N/A        N/A        N/A       60  $   1,104
 67            10 West 66th Street Corporation         $   2,724  $   2,750      104  $   3,691  $   4,400       63  $   5,825
 72            Grande Apartments                       $     755  $     775       73  $     977  $   1,135       33  $   1,182
 75            Woodlands at Statesboro Apartments            N/A        N/A      N/A        N/A        N/A      184  $     748
 82            Riverside Apartments                          N/A        N/A       59  $     730  $     800       91  $     873
 87            Country Manor Apts.                           N/A        N/A      140  $     641  $     765       60  $     754
 88            Lofts at Canal Walk Phase II                  N/A        N/A      110  $     929  $   1,440        1  $   1,500
 92            Grayson Falls Apartments                      N/A        N/A       61  $     423  $     499      223  $     564
 95            39-60 54th Street Owners, Inc.          $     897  $     925      124  $   1,143  $   1,320       60  $   1,618
 96            Hudson Manor Terrace Corp.                    N/A        N/A       39  $   1,160  $   1,295      124  $   1,522
 101           Villa Del Sol MHC                             N/A        N/A      N/A        N/A        N/A      N/A        N/A
 102    (C)    El Dorado MHP                                 N/A        N/A      N/A        N/A        N/A      N/A        N/A
 103    (C)    El Dorado West MHP                            N/A        N/A      N/A        N/A        N/A      N/A        N/A
 104           Harris Hill Apartments                        N/A        N/A       67  $     558  $     672      117  $     637
114a           Quail Ridge Apartments                        N/A        N/A      109  $     325  $     385      112  $     410
114b           Greentree Apartments                          N/A        N/A       64  $     402  $     550       50  $     482
 116           Chinook Way Apartments                        N/A        N/A       22  $     685  $     695      103  $     876
 117           Quail Pointe Apartments                       N/A        N/A       24  $     426  $     445      116  $     508
 118           Bayshore Village MHC                          N/A        N/A      N/A        N/A        N/A      N/A        N/A
 121           Berkshire Village Townhouses, Inc.            N/A        N/A      N/A        N/A        N/A      188  $     591
 127           Forest Creek Apartments                 $     333  $     389       20  $     404  $     485       96  $     499
 131           Tower Park                                    N/A        N/A      144  $     535  $     567       56  $     678
 133           Gracie Terrace Apartment Corporation          N/A        N/A       81  $   2,609  $   3,600       68  $   5,002
 135           Milltowne Villas                              N/A        N/A      N/A        N/A        N/A       92  $     681
 138           The Olympia Apartments                        N/A        N/A       62  $     975  $     978       13  $   1,174
 141           Pelican Pointe Apartments               $     423  $     470       52  $     508  $     575       64  $     604
143a           Strine - Lakeland MHP                         N/A        N/A      N/A        N/A        N/A      N/A        N/A
143b           Strine - Whispering Pines MHP                 N/A        N/A      N/A        N/A        N/A      N/A        N/A
143c           Strine - Beechwood MHP                        N/A        N/A      N/A        N/A        N/A      N/A        N/A
 146           333 East 53 Tenants Corp.               $   1,600  $   1,600       73  $   2,365  $   2,453       41  $   3,813
 148           Palm Apartments                               N/A        N/A       38  $   1,011  $   1,025       10  $   1,325
 151    (E)    Windsor Arms Apartments                       N/A        N/A       30  $     487  $     565      N/A        N/A
 156           Hidden Acres Apartments                       N/A        N/A      N/A        N/A        N/A       73  $     716
 157           Tara Hall Apartments                          N/A        N/A       98  $     411  $     480       52  $     493
 159           Jupiter Crossing Apartments             $     614  $     629       18  $     794  $     829       27  $     959
 160           Sandhurst Apartments                          N/A        N/A      N/A        N/A        N/A      100  $     517
 162           Oakview Apartments                            N/A        N/A       56  $     519  $     519      212  $     574
 165           Ponderosa Acres Apartments              $     402  $     402       26  $     485  $     485       34  $     592
 169           Garden Village Apartments                     N/A        N/A       51  $     473  $     500       88  $     505
 178           Summerfield Apartments                  $     423  $     423       28  $     486  $     486       68  $     584
 180           Park Towers Owners, Inc.                $   1,037  $   1,050       46  $   1,656  $   1,750       25  $   1,892
 182           Arrow Pines Estates MHP                       N/A        N/A      N/A        N/A        N/A      N/A        N/A
 184           Portage Green MHC                             N/A        N/A      N/A        N/A        N/A      N/A        N/A
 190           176 Broadway Owners Corp.                     N/A        N/A       12  $   2,083  $   2,083       34  $   2,915
 192           Lawnfair Apartments                           N/A        N/A       31  $     541  $     650       41  $     653
 197           505 WE Owners Corp.                     $   2,313  $   2,313        5  $   2,868  $   3,238       12  $   3,190
 198           Breukelen Owners Corp.                  $   1,245  $   1,500       57  $   1,870  $   1,925       13  $   2,258
 200           Spring Creek Apartments - Senior              N/A        N/A       24  $     667  $     710       48  $     841
 201           Ridgeview Apartments                    $     345  $     350       18  $     411  $     450       18  $     463
 204           Meadowbrook MHC                               N/A        N/A      N/A        N/A        N/A      N/A        N/A
 205           The Gardens 75th Street Owners Corp.    $     850  $     850      120  $   1,002  $   1,050       59  $   1,091
 206           Clearfork MHP                                 N/A        N/A      N/A        N/A        N/A      N/A        N/A
 208           A & M Mobile Home Park                        N/A        N/A      N/A        N/A        N/A      N/A        N/A
 210           Capitol House Tenants Corp.             $     833  $     833       52  $   1,564  $   1,564        7  $   1,870
 212           Cahuenga Apartments                           N/A        N/A       45  $   1,028  $   1,200        6  $   1,283
 213           Villa Bonita Apts                       $     943  $   1,295        6  $   1,146  $   1,365      N/A        N/A
 216           One Hudson Park, Inc.                         N/A        N/A       10  $   6,026  $   6,353        5  $   7,499
 218           Riverwood Owners, Inc.                  $     801  $     925       95  $   1,073  $   1,200       13  $   1,272
 219           Parkview West Apartments                      N/A        N/A       10  $     585  $     595       21  $     705
 220           993 Fifth Avenue Corporation                  N/A        N/A        2  $   2,000  $   2,000        2  $   8,450
 226           Rockbrook Apartments                          N/A        N/A       48  $     444  $     630       52  $     547
 230           311 East 75th Owners Corp.              $   1,136  $   1,200       12  $   1,837  $   2,000      N/A        N/A
 231           Canyon View MHC                               N/A        N/A      N/A        N/A        N/A      N/A        N/A
 232           The Glass House Cooperative, Inc.             N/A        N/A        1  $   3,917  $   3,917        8  $   7,833
 235           Empire State Lofts Limited                    N/A        N/A        4  $   4,886  $   5,104       12  $   6,334
 236           Greenwich Corp.                               N/A        N/A       16  $   2,600  $   2,800        1  $   6,750
 237           Lochaven MHC                                  N/A        N/A      N/A        N/A        N/A      N/A        N/A
 239           Camac Street                            $     626  $     690       21  $     853  $   1,080      N/A        N/A
 240           Kensington Apartments                         N/A        N/A      N/A        N/A        N/A       48  $     555
 241           32-52 41st Street                       $     866  $     900       12  $     983  $   1,110        4  $   1,238
 243           67 Owners Ltd.                                N/A        N/A       43  $   3,335  $   4,200       12  $   5,500
 245           Fowler Court Tenants Inc.               $   1,320  $   1,320        9  $   2,039  $   2,600       18  $   3,180
 248           Bluebird Apartments                     $     542  $     585       15  $     625  $     750      N/A        N/A
250a           West Oak Apartments                           N/A        N/A       23  $     408  $     450       13  $     490
250b           Live Oak                                      N/A        N/A      N/A        N/A        N/A       26  $     460

                                                        SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT
                                                          2 BR     3 BR       3 BR       3 BR     4 BR      4 BR        4 BR
  #   CROSSED  PROPERTY NAME                           MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT
  -   -------  -------------                           ---------   -----   ---------  ---------   -----   ---------  ---------
  6            The Palisades                           $   3,160        9  $   3,290  $   3,320      N/A        N/A        N/A
 15     (A)    Staten (Park Hill II)                   $   1,145       36  $   1,285  $   1,286      N/A        N/A        N/A
 16     (A)    Staten (Park Hill I)                    $   1,143       36  $   1,274  $   1,276      N/A        N/A        N/A
 17     (A)    Staten (St. George's)                   $   1,261       24  $   1,393  $   1,394      N/A        N/A        N/A
 20            Clearwater Creek Apartments             $   1,540       30  $   1,384  $   1,540      N/A        N/A        N/A
 23            Kings Village Corp.                     $   1,600      140  $   1,633  $   1,800      N/A        N/A        N/A
 25            Saddle Creek Apartments                 $   1,125      N/A        N/A        N/A      N/A        N/A        N/A
 26            Bexley at Spring Farm                   $   1,029        8  $   1,369  $   1,489      N/A        N/A        N/A
 27            Signature Park Apartments               $   1,075       24  $   1,172  $   1,910      N/A        N/A        N/A
 28            Ventana Apartments                      $   1,155       32  $   1,329  $   1,345      N/A        N/A        N/A
 30            York Creek Apartments                   $     715      N/A        N/A        N/A      N/A        N/A        N/A
 34            The Shores Apartments                   $     909       16  $   1,004  $   1,059      N/A        N/A        N/A
 37            CALPERS - Parkside Apartments           $   1,025      N/A        N/A        N/A      N/A        N/A        N/A
 38     (B)    Independence Village - Peoria           $   3,395      N/A        N/A        N/A      N/A        N/A        N/A
 39     (B)    Independence Village - Winston Salem    $   2,553      N/A        N/A        N/A      N/A        N/A        N/A
 42            Polo Club                               $   1,065      N/A        N/A        N/A      N/A        N/A        N/A
 43            Timber Oaks Apartments                  $     900      N/A        N/A        N/A      N/A        N/A        N/A
 45            Cedar Run Apartments                    $     695      N/A        N/A        N/A      N/A        N/A        N/A
 47            Old Mill Apartments                     $     860       33  $     932  $   1,030      N/A        N/A        N/A
 53            Leafstone Apartments                    $     805       36  $     901  $     915      N/A        N/A        N/A
 56            The Ashford at Stone Ridge              $     885       76  $     781  $     905      N/A        N/A        N/A
 61            River Place Apartments                  $     775      N/A        N/A        N/A      N/A        N/A        N/A
 65a           Canyon Court Apartments                 $   1,325      N/A        N/A        N/A      N/A        N/A        N/A
 67            10 West 66th Street Corporation         $   7,000       26  $   7,236  $   8,125       35  $   7,236  $  20,925
 72            Grande Apartments                       $   1,300      N/A        N/A        N/A      N/A        N/A        N/A
 75            Woodlands at Statesboro Apartments      $     760      N/A        N/A        N/A      N/A        N/A        N/A
 82            Riverside Apartments                    $     955      N/A        N/A        N/A      N/A        N/A        N/A
 87            Country Manor Apts.                     $     785      N/A        N/A        N/A      N/A        N/A        N/A
 88            Lofts at Canal Walk Phase II            $   1,500      N/A        N/A        N/A      N/A        N/A        N/A
 92            Grayson Falls Apartments                $     575       24  $     713  $     725      N/A        N/A        N/A
 95            39-60 54th Street Owners, Inc.          $   1,760      N/A        N/A        N/A      N/A        N/A        N/A
 96            Hudson Manor Terrace Corp.              $   2,090       50  $   2,125  $   2,925      N/A        N/A        N/A
 101           Villa Del Sol MHC                             N/A      N/A        N/A        N/A      N/A        N/A        N/A
 102    (C)    El Dorado MHP                                 N/A      N/A        N/A        N/A      N/A        N/A        N/A
 103    (C)    El Dorado West MHP                            N/A      N/A        N/A        N/A      N/A        N/A        N/A
 104           Harris Hill Apartments                  $     787      N/A        N/A        N/A      N/A        N/A        N/A
114a           Quail Ridge Apartments                  $     475       32  $     537  $     550        2  $     712  $     800
114b           Greentree Apartments                    $     560      N/A        N/A        N/A      N/A        N/A        N/A
 116           Chinook Way Apartments                  $   1,050      N/A        N/A        N/A      N/A        N/A        N/A
 117           Quail Pointe Apartments                 $     560       44  $     640  $     640      N/A        N/A        N/A
 118           Bayshore Village MHC                          N/A      N/A        N/A        N/A      N/A        N/A        N/A
 121           Berkshire Village Townhouses, Inc.      $     600      132  $     632  $     650      N/A        N/A        N/A
 127           Forest Creek Apartments                 $     580       22  $     607  $     655      N/A        N/A        N/A
 131           Tower Park                              $     720        8  $     970  $     980        1  $   1,300  $   1,300
 133           Gracie Terrace Apartment Corporation    $  10,000        6  $  10,333  $  12,000        1  $  12,000  $  12,000
 135           Milltowne Villas                        $     765      N/A        N/A        N/A      N/A        N/A        N/A
 138           The Olympia Apartments                  $   1,174      N/A        N/A        N/A      N/A        N/A        N/A
 141           Pelican Pointe Apartments               $     695       23  $     697  $     745      N/A        N/A        N/A
143a           Strine - Lakeland MHP                         N/A      N/A        N/A        N/A      N/A        N/A        N/A
143b           Strine - Whispering Pines MHP                 N/A      N/A        N/A        N/A      N/A        N/A        N/A
143c           Strine - Beechwood MHP                        N/A      N/A        N/A        N/A      N/A        N/A        N/A
 146           333 East 53 Tenants Corp.               $   3,813        4  $   7,125  $   7,125      N/A        N/A        N/A
 148           Palm Apartments                         $   1,500      N/A        N/A        N/A      N/A        N/A        N/A
 151    (E)    Windsor Arms Apartments                       N/A      N/A        N/A        N/A      N/A        N/A        N/A
 156           Hidden Acres Apartments                 $     835      N/A        N/A        N/A      N/A        N/A        N/A
 157           Tara Hall Apartments                    $     545       16  $     588  $     600      N/A        N/A        N/A
 159           Jupiter Crossing Apartments             $   1,025      N/A        N/A        N/A      N/A        N/A        N/A
 160           Sandhurst Apartments                    $   1,400       20  $     781  $   1,600      N/A        N/A        N/A
 162           Oakview Apartments                      $     574      N/A        N/A        N/A      N/A        N/A        N/A
 165           Ponderosa Acres Apartments              $     592       46  $     692  $     692      N/A        N/A        N/A
 169           Garden Village Apartments               $     575       24  $     630  $     630      N/A        N/A        N/A
 178           Summerfield Apartments                  $     603      N/A        N/A        N/A      N/A        N/A        N/A
 180           Park Towers Owners, Inc.                $   2,700       24  $   2,048  $   2,440      N/A        N/A        N/A
 182           Arrow Pines Estates MHP                       N/A      N/A        N/A        N/A      N/A        N/A        N/A
 184           Portage Green MHC                             N/A      N/A        N/A        N/A      N/A        N/A        N/A
 190           176 Broadway Owners Corp.               $   2,915       22  $   4,090  $   4,090        5  $   7,500  $   7,500
 192           Lawnfair Apartments                     $     765      N/A        N/A        N/A      N/A        N/A        N/A
 197           505 WE Owners Corp.                     $   5,375       36  $   5,846  $   7,525        3  $  10,125  $  10,125
 198           Breukelen Owners Corp.                  $   2,475      N/A        N/A        N/A      N/A        N/A        N/A
 200           Spring Creek Apartments - Senior        $     900      N/A        N/A        N/A      N/A        N/A        N/A
 201           Ridgeview Apartments                    $     550        6  $     517  $     600      N/A        N/A        N/A
 204           Meadowbrook MHC                               N/A      N/A        N/A        N/A      N/A        N/A        N/A
 205           The Gardens 75th Street Owners Corp.    $   1,260      N/A        N/A        N/A      N/A        N/A        N/A
 206           Clearfork MHP                                 N/A      N/A        N/A        N/A      N/A        N/A        N/A
 208           A & M Mobile Home Park                        N/A      N/A        N/A        N/A      N/A        N/A        N/A
 210           Capitol House Tenants Corp.             $   1,870        2  $   1,950  $   1,950      N/A        N/A        N/A
 212           Cahuenga Apartments                     $   1,325      N/A        N/A        N/A      N/A        N/A        N/A
 213           Villa Bonita Apts                             N/A        1  $   2,442  $   2,442      N/A        N/A        N/A
 216           One Hudson Park, Inc.                   $   7,991        5  $   7,951  $   8,515      N/A        N/A        N/A
 218           Riverwood Owners, Inc.                  $   1,395        2  $   1,760  $   1,760      N/A        N/A        N/A
 219           Parkview West Apartments                $     775       14  $     820  $     820      N/A        N/A        N/A
 220           993 Fifth Avenue Corporation            $   9,100        8  $   5,425  $  11,200        7  $  18,000  $  21,600
 226           Rockbrook Apartments                    $     655      N/A        N/A        N/A      N/A        N/A        N/A
 230           311 East 75th Owners Corp.                    N/A      N/A        N/A        N/A      N/A        N/A        N/A
 231           Canyon View MHC                               N/A      N/A        N/A        N/A      N/A        N/A        N/A
 232           The Glass House Cooperative, Inc.       $   7,833        1  $  10,000  $  10,000        1  $  11,750  $  11,750
 235           Empire State Lofts Limited              $   9,750        4  $   9,562  $   9,750      N/A        N/A        N/A
 236           Greenwich Corp.                         $   6,750        3  $   7,700  $   7,700      N/A        N/A        N/A
 237           Lochaven MHC                                  N/A      N/A        N/A        N/A      N/A        N/A        N/A
 239           Camac Street                                  N/A      N/A        N/A        N/A      N/A        N/A        N/A
 240           Kensington Apartments                   $     650      N/A        N/A        N/A      N/A        N/A        N/A
 241           32-52 41st Street                       $   1,300      N/A        N/A        N/A      N/A        N/A        N/A
 243           67 Owners Ltd.                          $   5,500        3  $   8,773  $  10,080        2  $  13,440  $  14,000
 245           Fowler Court Tenants Inc.               $   3,720        6  $   4,095  $   4,095       13  $   4,628  $   4,640
 248           Bluebird Apartments                           N/A      N/A        N/A        N/A      N/A        N/A        N/A
250a           West Oak Apartments                     $     500      N/A        N/A        N/A      N/A        N/A        N/A
250b           Live Oak                                $     475      N/A        N/A        N/A      N/A        N/A        N/A

                                                       SUBJECT   SUBJECT    SUBJECT
                                                        5 BR      5 BR        5 BR
  #   CROSSED  PROPERTY NAME                            UNITS   AVG. RENT  MAX. RENT
  -   -------  -------------                            -----   ---------  ---------
  6            The Palisades                                50  $   8,000  $   3,863
 15     (A)    Staten (Park Hill II)                       N/A        N/A        N/A
 16     (A)    Staten (Park Hill I)                        N/A        N/A        N/A
 17     (A)    Staten (St. George's)                       N/A        N/A        N/A
 20            Clearwater Creek Apartments                 N/A        N/A        N/A
 23            Kings Village Corp.                         N/A        N/A        N/A
 25            Saddle Creek Apartments                     N/A        N/A        N/A
 26            Bexley at Spring Farm                       N/A        N/A        N/A
 27            Signature Park Apartments                   N/A        N/A        N/A
 28            Ventana Apartments                          N/A        N/A        N/A
 30            York Creek Apartments                       N/A        N/A        N/A
 34            The Shores Apartments                       N/A        N/A        N/A
 37            CALPERS - Parkside Apartments               N/A        N/A        N/A
 38     (B)    Independence Village - Peoria               N/A        N/A        N/A
 39     (B)    Independence Village - Winston Salem        N/A        N/A        N/A
 42            Polo Club                                   N/A        N/A        N/A
 43            Timber Oaks Apartments                      N/A        N/A        N/A
 45            Cedar Run Apartments                        N/A        N/A        N/A
 47            Old Mill Apartments                         N/A        N/A        N/A
 53            Leafstone Apartments                        N/A        N/A        N/A
 56            The Ashford at Stone Ridge                  N/A        N/A        N/A
 61            River Place Apartments                      N/A        N/A        N/A
 65a           Canyon Court Apartments                     N/A        N/A        N/A
 67            10 West 66th Street Corporation             N/A        N/A        N/A
 72            Grande Apartments                           N/A        N/A        N/A
 75            Woodlands at Statesboro Apartments          N/A        N/A        N/A
 82            Riverside Apartments                        N/A        N/A        N/A
 87            Country Manor Apts.                         N/A        N/A        N/A
 88            Lofts at Canal Walk Phase II                N/A        N/A        N/A
 92            Grayson Falls Apartments                    N/A        N/A        N/A
 95            39-60 54th Street Owners, Inc.              N/A        N/A        N/A
 96            Hudson Manor Terrace Corp.                  N/A        N/A        N/A
 101           Villa Del Sol MHC                           N/A        N/A        N/A
 102    (C)    El Dorado MHP                               N/A        N/A        N/A
 103    (C)    El Dorado West MHP                          N/A        N/A        N/A
 104           Harris Hill Apartments                      N/A        N/A        N/A
114a           Quail Ridge Apartments                      N/A        N/A        N/A
114b           Greentree Apartments                        N/A        N/A        N/A
 116           Chinook Way Apartments                      N/A        N/A        N/A
 117           Quail Pointe Apartments                     N/A        N/A        N/A
 118           Bayshore Village MHC                        N/A        N/A        N/A
 121           Berkshire Village Townhouses, Inc.          N/A        N/A        N/A
 127           Forest Creek Apartments                     N/A        N/A        N/A
 131           Tower Park                                  N/A        N/A        N/A
 133           Gracie Terrace Apartment Corporation        N/A        N/A        N/A
 135           Milltowne Villas                            N/A        N/A        N/A
 138           The Olympia Apartments                      N/A        N/A        N/A
 141           Pelican Pointe Apartments                   N/A        N/A        N/A
143a           Strine - Lakeland MHP                       N/A        N/A        N/A
143b           Strine - Whispering Pines MHP               N/A        N/A        N/A
143c           Strine - Beechwood MHP                      N/A        N/A        N/A
 146           333 East 53 Tenants Corp.                   N/A        N/A        N/A
 148           Palm Apartments                             N/A        N/A        N/A
 151    (E)    Windsor Arms Apartments                     N/A        N/A        N/A
 156           Hidden Acres Apartments                     N/A        N/A        N/A
 157           Tara Hall Apartments                        N/A        N/A        N/A
 159           Jupiter Crossing Apartments                 N/A        N/A        N/A
 160           Sandhurst Apartments                        N/A        N/A        N/A
 162           Oakview Apartments                          N/A        N/A        N/A
 165           Ponderosa Acres Apartments                  N/A        N/A        N/A
 169           Garden Village Apartments                   N/A        N/A        N/A
 178           Summerfield Apartments                      N/A        N/A        N/A
 180           Park Towers Owners, Inc.                    N/A        N/A        N/A
 182           Arrow Pines Estates MHP                     N/A        N/A        N/A
 184           Portage Green MHC                           N/A        N/A        N/A
 190           176 Broadway Owners Corp.                   N/A        N/A        N/A
 192           Lawnfair Apartments                         N/A        N/A        N/A
 197           505 WE Owners Corp.                           2  $  15,275  $  14,982
 198           Breukelen Owners Corp.                      N/A        N/A        N/A
 200           Spring Creek Apartments - Senior            N/A        N/A        N/A
 201           Ridgeview Apartments                        N/A        N/A        N/A
 204           Meadowbrook MHC                             N/A        N/A        N/A
 205           The Gardens 75th Street Owners Corp.        N/A        N/A        N/A
 206           Clearfork MHP                               N/A        N/A        N/A
 208           A & M Mobile Home Park                      N/A        N/A        N/A
 210           Capitol House Tenants Corp.                 N/A        N/A        N/A
 212           Cahuenga Apartments                         N/A        N/A        N/A
 213           Villa Bonita Apts                           N/A        N/A        N/A
 216           One Hudson Park, Inc.                         5  $  13,052  $  12,249
 218           Riverwood Owners, Inc.                      N/A        N/A        N/A
 219           Parkview West Apartments                    N/A        N/A        N/A
 220           993 Fifth Avenue Corporation                  2  $  43,200  $  41,400
 226           Rockbrook Apartments                        N/A        N/A        N/A
 230           311 East 75th Owners Corp.                  N/A        N/A        N/A
 231           Canyon View MHC                             N/A        N/A        N/A
 232           The Glass House Cooperative, Inc.           N/A        N/A        N/A
 235           Empire State Lofts Limited                  N/A        N/A        N/A
 236           Greenwich Corp.                             N/A        N/A        N/A
 237           Lochaven MHC                                N/A        N/A        N/A
 239           Camac Street                                N/A        N/A        N/A
 240           Kensington Apartments                       N/A        N/A        N/A
 241           32-52 41st Street                           N/A        N/A        N/A
 243           67 Owners Ltd.                              N/A        N/A        N/A
 245           Fowler Court Tenants Inc.                   N/A        N/A        N/A
 248           Bluebird Apartments                         N/A        N/A        N/A
250a           West Oak Apartments                         N/A        N/A        N/A
250b           Live Oak                                    N/A        N/A        N/A

                                                                                        UTILITIES                      SUBJECT
                                                                                         TENANT                 #       STUDIO
 #   CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE                  PAYS              ELEVATORS   UNITS
 -   -------  -------------                             ----------------                  ----              ---------   -----
255           Meriwether Apartments                       Conventional                  Electric                 0         N/A
257           Parkview Village Townhomes                  Conventional                  Electric                 0          10
258           Elizabeth Street MHP                    Manufactured Housing                 N/A                 N/A         N/A
260           Mountain View                           Manufactured Housing                 N/A                 N/A         N/A
262           Quail Oaks Apartments                       Conventional                  Electric                 0         N/A
264           Trade Winds MHC                         Manufactured Housing                 N/A                 N/A         N/A
265           Irvington Town House                        Conventional                  Electric                 0         N/A
268           Oakbrook Apartments                         Conventional           Electric, Water, Sewer          0           4
270           258 3rd avenue                           Multifamily/Retail (1)           Electric                 0         N/A
272           143 East Broad Street                    Multifamily/Retail (2)           Electric                 0         N/A
273           Village Inn Apartments                      Conventional                  Electric                 0           1
274           Whitney & Capitol Avenue                 Multifamily/Retail (3)         Electric, Gas              0         N/A
276           Northgate MHP                           Manufactured Housing                 N/A                 N/A         N/A
277           Hillcrest MHC and Colonial Estates MHC  Manufactured Housing                 N/A                 N/A         N/A
278           Riggs Place                                 Conventional                  Electric                 0          16
279           Arbordale Apartments                        Conventional         Electric, Gas, Water, Sewer       0         N/A
280           Rolling Acres MHP                       Manufactured Housing                 N/A                 N/A         N/A

                                                       SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
                                                       STUDIO      STUDIO    1 BR      1 BR        1 BR     2 BR      2 BR
 #   CROSSED  PROPERTY NAME                           AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
 -   -------  -------------                           ---------  ---------   -----   ---------  ---------   -----   ---------
255           Meriwether Apartments                         N/A        N/A       20  $     776  $     888      N/A        N/A
257           Parkview Village Townhomes              $     388  $     395        6  $     435  $     445       25  $     550
258           Elizabeth Street MHP                          N/A        N/A      N/A        N/A        N/A      N/A        N/A
260           Mountain View                                 N/A        N/A      N/A        N/A        N/A      N/A        N/A
262           Quail Oaks Apartments                         N/A        N/A        1  $     425  $     425       36  $     507
264           Trade Winds MHC                               N/A        N/A      N/A        N/A        N/A      N/A        N/A
265           Irvington Town House                          N/A        N/A        4  $     815  $     890       14  $   1,024
268           Oakbrook Apartments                     $     285  $     285       32  $     330  $     330       76  $     380
270           258 3rd avenue                                N/A        N/A        1  $      67  $      67        1  $   1,900
272           143 East Broad Street                         N/A        N/A      N/A        N/A        N/A        4  $   1,450
273           Village Inn Apartments                  $     400  $     400        8  $     462  $     475       34  $     521
274           Whitney & Capitol Avenue                      N/A        N/A       14  $     598  $     675        6  $     805
276           Northgate MHP                                 N/A        N/A      N/A        N/A        N/A      N/A        N/A
277           Hillcrest MHC and Colonial Estates MHC        N/A        N/A      N/A        N/A        N/A      N/A        N/A
278           Riggs Place                             $     853  $     940        3  $     920  $     940        1  $     900
279           Arbordale Apartments                          N/A        N/A       21  $     445  $     445       36  $     509
280           Rolling Acres MHP                             N/A        N/A      N/A        N/A        N/A      N/A        N/A

                                                       SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT
                                                         2 BR     3 BR       3 BR       3 BR     4 BR      4 BR        4 BR
 #   CROSSED  PROPERTY NAME                           MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT
 -   -------  -------------                           ---------   -----   ---------  ---------   -----   ---------  ---------
255           Meriwether Apartments                         N/A      N/A        N/A        N/A      N/A        N/A        N/A
257           Parkview Village Townhomes              $     625       19  $     737  $     760      N/A        N/A        N/A
258           Elizabeth Street MHP                          N/A      N/A        N/A        N/A      N/A        N/A        N/A
260           Mountain View                                 N/A      N/A        N/A        N/A      N/A        N/A        N/A
262           Quail Oaks Apartments                   $     560      N/A        N/A        N/A      N/A        N/A        N/A
264           Trade Winds MHC                               N/A      N/A        N/A        N/A      N/A        N/A        N/A
265           Irvington Town House                    $   1,225      N/A        N/A        N/A      N/A        N/A        N/A
268           Oakbrook Apartments                     $     475       22  $     474  $     525      N/A        N/A        N/A
270           258 3rd avenue                          $   1,900      N/A        N/A        N/A      N/A        N/A        N/A
272           143 East Broad Street                   $   1,450      N/A        N/A        N/A      N/A        N/A        N/A
273           Village Inn Apartments                  $     695      N/A        N/A        N/A      N/A        N/A        N/A
274           Whitney & Capitol Avenue                $     855      N/A        N/A        N/A      N/A        N/A        N/A
276           Northgate MHP                                 N/A      N/A        N/A        N/A      N/A        N/A        N/A
277           Hillcrest MHC and Colonial Estates MHC        N/A      N/A        N/A        N/A      N/A        N/A        N/A
278           Riggs Place                             $     900      N/A        N/A        N/A      N/A        N/A        N/A
279           Arbordale Apartments                    $     510       21  $     578  $     900      N/A        N/A        N/A
280           Rolling Acres MHP                             N/A      N/A        N/A        N/A      N/A        N/A        N/A

                                                      SUBJECT   SUBJECT    SUBJECT
                                                       5 BR      5 BR        5 BR
 #   CROSSED  PROPERTY NAME                            UNITS   AVG. RENT  MAX. RENT
 -   -------  -------------                            -----   ---------  ---------
255           Meriwether Apartments                       N/A        N/A        N/A
257           Parkview Village Townhomes                  N/A        N/A        N/A
258           Elizabeth Street MHP                        N/A        N/A        N/A
260           Mountain View                               N/A        N/A        N/A
262           Quail Oaks Apartments                       N/A        N/A        N/A
264           Trade Winds MHC                             N/A        N/A        N/A
265           Irvington Town House                        N/A        N/A        N/A
268           Oakbrook Apartments                         N/A        N/A        N/A
270           258 3rd avenue                              N/A        N/A        N/A
272           143 East Broad Street                       N/A        N/A        N/A
273           Village Inn Apartments                      N/A        N/A        N/A
274           Whitney & Capitol Avenue                    N/A        N/A        N/A
276           Northgate MHP                               N/A        N/A        N/A
277           Hillcrest MHC and Colonial Estates MHC      N/A        N/A        N/A
278           Riggs Place                                 N/A        N/A        N/A
279           Arbordale Apartments                        N/A        N/A        N/A
280           Rolling Acres MHP                           N/A        N/A        N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STATEN (PARK HILL II), STATEN (PARK HILL I), AND STATEN (ST. GEORGE'S) ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY INDEPENDENCE VILLAGE - PEORIA AND INDEPENDENCE VILLAGE - WINSTON SALEM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY EL DORADO MHP AND EL DORADO WEST MHP ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY BANK BLOCK CENTER, WINDSOR ARMS APARTMENTS, AND GRANDVIEW AVENUE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  INCLUDES AN ADDITIONAL 1,525 SQ. FT OF RETAIL SPACE.
(2)  INCLUDES AN ADDITIONAL 5,850 SQ. FT OF RETAIL SPACE.
(3)  INCLUDES AN ADDITIONAL 3,200 SQ. FT OF RETAIL SPACE.

                        RECURRING RESERVE CAP INFORMATION

                                                                                 CONTRACTUAL  CONTRACTUAL  CONTRACTUAL
                                                                   CUT-OFF DATE   RECURRING    RECURRING    RECURRING
               LOAN                                                  PRINCIPAL   REPLACEMENT  REPLACEMENT    LC & TI
 #   CROSSED  GROUP  LOAN NAME                                      BALANCE (1)    RESERVE    RESERVE CAP    RESERVE
 -   -------  -----  ---------                                      -----------    -------    -----------    -------
 4              1    Palmer Center                                 $ 79,580,000  $    68,760          N/A  $   650,832
 9              1    Gallery at South Dekalb                         55,000,000  $    78,834          N/A  $   394,170
 10             1    Weston Town Center                              45,400,000  $         0          N/A  $         0
 12             1    Southwest Commons                               43,100,000  $    46,380          N/A  $   188,653
 13             1    Centergy Office                                 42,000,000  $    37,988          N/A  $   277,233
 14             1    Black Canyon & Red Mountain Office Buildings    40,000,000  $    62,760  $   188,280  $   200,004
 18             1    Broadway Office Portfolio                       35,200,000  $    47,460          N/A  $         0
 20             2    Clearwater Creek Apartments                     34,000,000  $    88,400  $    88,400  $         0
 21             1    Northland Center Mall                           31,000,000  $    80,664  $   268,900  $   250,000
 22             1    Palmer Plaza                                    31,000,000  $    49,473          N/A  $   257,200
 24             1    The Terraces Shopping Center                    24,000,000  $    25,968  $   103,872  $    60,000
 26             2    Bexley at Spring Farm                           22,500,000  $    63,200  $   126,400  $         0
 27             2    Signature Park Apartments                       21,650,000  $    67,200  $    67,200  $         0
 29             1    Marlton Square                                  21,530,302  $         0  $    33,000  $         0
 30             2    York Creek Apartments                           20,477,620  $   144,000  $   432,000  $         0
 35             1    Davis Ford Crossing                             18,500,000  $    15,324  $    45,972  $   100,008
 41             1    Chesapeake Park Plaza                           17,000,000  $    14,040  $    42,100  $   150,000
 43             2    Timber Oaks Apartments                          16,400,000  $         0  $    50,290  $         0
 46             1    Mountain Village Plaza                          14,300,000  $         0          N/A  $    45,402
 48             1    8415 & 8425 Progress Drive                      13,709,120  $         0          N/A  $    25,000
 52             1    Albemarle Pointe Center                         13,000,000  $    10,020  $    50,000  $    40,020
 54             1    Peckham Square                                  12,875,000  $    19,308  $    57,924  $    62,664
 55             1    Port St. Lucie Towncenter                       12,661,312  $    22,800  $    68,400  $    40,008
 63             1    Waterways Shoppes of Weston                     11,410,000  $         0  $         0  $         0
 64             1    Torrance Crossroads                             11,375,295  $     6,975  $    13,740  $         0
 65             1    Topanga Portfolio                               11,262,337  $    19,856  $    37,711  $    26,391
 66             1    Lincoln View Plaza                              11,000,000  $     7,711  $    11,600  $    51,406
 69             1    Princessa Plaza                                 10,600,000  $         0          N/A  $         0
 71             1    Wappingers Shopping Center                      10,350,000  $    17,988          N/A  $    50,000
 72             2    Grande Apartments                               10,300,000  $    30,864  $    92,581  $         0
 73             1    Yorba Linda Self Storage                        10,000,000  $    15,060  $    60,240  $         0
 77             1    Sierra Town Center                               9,200,000  $     6,531          N/A  $    30,000
 78             1    ISE Buildings                                    9,166,541  $    15,383          N/A  $   128,571
 79             1    Valencia Oaks Office                             9,000,000  $         0          N/A  $    67,000
 80             1    Riverside Plaza                                  8,900,000  $     9,360  $     8,000  $    41,940
 83             1    Fountain Plaza                                   8,650,000  $         0          N/A  $    54,749
 85             1    901 North Pitt                                   8,400,000  $    16,920          N/A  $   136,800
 86             1    Country Club Plaza                               8,150,000  $     7,752          N/A  $    68,184
 94             1    Main Place Shopping Center                       7,576,379  $    25,633          N/A  $    82,026
 99             1    East Aurora Portfolio                            7,377,238  $    14,817          N/A  $    68,138
100             1    Northside Square                                 7,142,142  $    15,420          N/A  $    90,000
110             1    White Oak Professional Center                    6,843,306  $     8,820  $ 26,460.00  $   112,320
117             2    Quail Pointe Apartments                          5,979,248  $    46,002  $   100,000  $         0
127             2    Forest Creek Apartments                          5,352,256  $    36,504  $   109,500  $         0
128             1    Shoppes of Acworth                               5,350,000  $         0          N/A  $    18,000
130             1    1120 Nasa                                        5,283,818  $    11,915  $    36,000  $    66,355
132             1    Redbird Village                                  5,235,065  $    12,792          N/A  $    60,396
135             2    Milltowne Villas                                 5,100,000  $    18,408  $    36,800  $         0
136             1    Beverly Wilshire Retail                          5,000,000  $         0          N/A  $    14,712
140             1    Parkway Tower Office                             4,925,000  $    12,180          N/A  $    86,640
147             1    18 Van Veghten Drive                             4,579,817  $    33,827          N/A  $    67,655
151             1    Windsor Arms Apartments                            497,659  $         0  $    22,500  $         0
152             1    100 Grove Road                                   4,450,000  $    10,273  $    18,128  $    30,500
154             1    West Oxmoor Tower                                4,400,000  $    13,020          N/A  $    66,144
155             1    Farmington City Center                           4,332,552  $     7,296  $    29,184  $    24,300
156             2    Hidden Acres Apartments                          4,300,000  $    14,600  $    29,200  $         0
160             2    Sandhurst Apartments                             4,077,749  $    30,000  $    60,000  $         0
163     (F)     1    St. Charles Building No. 550                     1,993,687  $     2,761          N/A  $     9,000
164     (F)     1    St. Charles Building No. 558                     1,993,687  $     2,761          N/A  $    27,000
168             1    8700 Commerce Park                               3,866,116  $    11,580  $    35,000  $    66,032
171             1    Kris Krossing Shopping Center                    3,612,022  $         0          N/A  $    20,004
172             1    Reddington El Paso Office                        3,589,277  $    13,568          N/A  $    61,642
173             1    Crossroads Plaza                                 3,500,000  $     1,788  $     5,355  $    12,277
176             1    Gator Crossing                                   3,396,555  $         0          N/A  $    10,620
179             1    Corner of Paradise                               3,282,129  $     2,388          N/A  $    15,920
183             1    West Pointe Village                              3,169,671  $         0          N/A  $    20,004
188             1    213 Summerhill Road                              2,992,948  $     2,852          N/A  $    28,037
191             1    Roseland Center                                  2,950,780  $     2,328          N/A  $    10,008
193             1    Emerson Industrial Building II                   2,900,000  $    16,248  $    32,485  $    28,008
194             1    West Maple Square                                2,855,366  $     3,671          N/A  $    23,700
195             1    Sinking Spring Marketplace                       2,800,000  $     3,652          N/A  $    16,086
200             2    Spring Creek Apartments - Senior                 2,730,883  $         0  $    36,000  $         0
203             1    Newbridge Road Shopping Center                   2,495,297  $     4,020          N/A  $    23,532
215             1    Fifth Avenue San Rafael                          2,265,000  $     2,199          N/A  $    10,000
219             2    Parkview West Apartments                         2,230,000  $         0  $    14,555  $         0
228             1    Strongsville Executive Building                  2,040,000  $     3,120  $     9,333  $    20,004
246             1    Bluestem Plaza                                   1,691,731  $         0          N/A  $     9,647
248             2    Bluebird Apartments                              1,658,498  $    13,860  $    41,580  $     8,172
249             1    Barnes Shops                                     1,643,606  $     1,800          N/A  $    12,000
255             2    Meriwether Apartments                            1,500,000  $         0  $    15,000  $         0
256             1    Dothan South Plaza                               1,496,804  $     3,552          N/A  $     7,284
263             1    Northwest Crossing                               1,234,713  $         0          N/A  $     3,375
266             1    Hanover Plaza                                    1,193,952  $         0          N/A  $    12,000
271             1    Jacksonville Plaza                               1,095,315  $         0          N/A  $         0
279             2    Arbordale Apartments                               844,091  $    19,500  $   100,000  $         0

                                                                            CONTRACTUAL
                                                                             RECURRING
               LOAN                                                           LC & TI              CONTRACTUAL
 #   CROSSED  GROUP  LOAN NAME                                              RESERVE CAP           OTHER RESERVE
 -   -------  -----  ---------                                              -----------           -------------
 4              1    Palmer Center                                          $  2,000,000          $           0
 9              1    Gallery at South Dekalb                                $  1,000,000          $      96,613
 10             1    Weston Town Center                                     $     60,000          $           0
 12             1    Southwest Commons                                      $    115,000          $           0
 13             1    Centergy Office                                        $    554,466          $           0
 14             1    Black Canyon & Red Mountain Office Buildings   $1,400,000 unless and until
                                                                    a FATCO event should occur
                                                                     and $1,200,000 thereafter    $           0
 18             1    Broadway Office Portfolio                              $    350,000          $           0
 20             2    Clearwater Creek Apartments                                     N/A          $           0
 21             1    Northland Center Mall                                  $  1,000,000          $           0
 22             1    Palmer Plaza                                           $    514,400          $           0
 24             1    The Terraces Shopping Center                           $    300,000          $           0
 26             2    Bexley at Spring Farm                                           N/A          $           0
 27             2    Signature Park Apartments                                       N/A          $           0
 29             1    Marlton Square                                         $    165,000          $           0
 30             2    York Creek Apartments                                           N/A          $           0
 35             1    Davis Ford Crossing                                    $    500,000          $         833
 41             1    Chesapeake Park Plaza                                  $    500,000          $           0
 43             2    Timber Oaks Apartments                                          N/A          $           0
 46             1    Mountain Village Plaza                                 $     45,402          $           0
 48             1    8415 & 8425 Progress Drive                             $     50,000          $           0
 52             1    Albemarle Pointe Center                                $    200,000          $           0
 54             1    Peckham Square                                                  N/A          $           0
 55             1    Port St. Lucie Towncenter                              $    200,000          $           0
 63             1    Waterways Shoppes of Weston                                     N/A          $           0
 64             1    Torrance Crossroads                                             N/A          $           0
 65             1    Topanga Portfolio                                      $     52,781          $           0
 66             1    Lincoln View Plaza                                     $    150,000          $           0
 69             1    Princessa Plaza                                        $     75,000          $           0
 71             1    Wappingers Shopping Center                             $    150,000          $           0
 72             2    Grande Apartments                                               N/A          $           0
 73             1    Yorba Linda Self Storage                                        N/A          $           0
 77             1    Sierra Town Center                                     $     60,000          $           0
 78             1    ISE Buildings                                          $    650,000          $           0
 79             1    Valencia Oaks Office                                   $    200,000          $           0
 80             1    Riverside Plaza                                        $     75,000          $           0
 83             1    Fountain Plaza                                         $    109,498          $           0
 85             1    901 North Pitt                                         $    240,000          $           0
 86             1    Country Club Plaza                                     $  68,180.00          $           0
 94             1    Main Place Shopping Center                             $ 250,000.00          $           0
 99             1    East Aurora Portfolio                                  $    160,000          $           0
100             1    Northside Square                                       $    300,000          $           0
110             1    White Oak Professional Center                          $    336,960          $           0
117             2    Quail Pointe Apartments                                         N/A          $           0
127             2    Forest Creek Apartments                                         N/A          $           0
128             1    Shoppes of Acworth                                     $    100,000          $           0
130             1    1120 Nasa                                              $    134,000          $           0
132             1    Redbird Village                                        $    181,188          $           0
135             2    Milltowne Villas                                                N/A          $           0
136             1    Beverly Wilshire Retail                                $     14,712          $           0
140             1    Parkway Tower Office                                   $    250,000          $           0
147             1    18 Van Veghten Drive                                   $    135,309          $           0
151             1    Windsor Arms Apartments                                         N/A          $           0
152             1    100 Grove Road                                         $     91,500          $           0
154             1    West Oxmoor Tower                                      $    198,432          $           0
155             1    Farmington City Center                        $50,000.00 (Outside an Econo
                                                                        Foods Lease Period);
                                                                    $160,000.00 (During an Econo
                                                                        Foods Lease Period)       $           0
156             2    Hidden Acres Apartments                                         N/A          $           0
160             2    Sandhurst Apartments                                            N/A          $           0
163     (F)     1    St. Charles Building No. 550                           $     12,500          $           0
164     (F)     1    St. Charles Building No. 558                           $     37,500          $           0
168             1    8700 Commerce Park                                     $    133,000          $           0
171             1    Kris Krossing Shopping Center                          $     20,000          $           0
172             1    Reddington El Paso Office                              $  63,500.00          $           0
173             1    Crossroads Plaza                                       $     38,507          $           0
176             1    Gator Crossing                                         $     42,480          $           0
179             1    Corner of Paradise                                     $     47,760          $           0
183             1    West Pointe Village                                    $     20,000          $           0
188             1    213 Summerhill Road                                    $     84,112          $           0
191             1    Roseland Center                                        $     50,000          $           0
193             1    Emerson Industrial Building II                         $     60,000          $           0
194             1    West Maple Square                                      $     75,000          $           0
195             1    Sinking Spring Marketplace                             $     48,258          $           0
200             2    Spring Creek Apartments - Senior                                N/A          $           0
203             1    Newbridge Road Shopping Center                         $ 120,000.00          $           0
215             1    Fifth Avenue San Rafael                                $     50,000          $           0
219             2    Parkview West Apartments                                        N/A          $           0
228             1    Strongsville Executive Building                        $     40,000          $           0
246             1    Bluestem Plaza                                         $     30,000          $           0
248             2    Bluebird Apartments                                    $     16,350          $           0
249             1    Barnes Shops                                           $     60,000          $           0
255             2    Meriwether Apartments                                           N/A          $           0
256             1    Dothan South Plaza                                     $     27,138          $           0
263             1    Northwest Crossing                                     $     10,125          $           0
266             1    Hanover Plaza                                          $     36,000          $           0
271             1    Jacksonville Plaza                                     $     66,000          $           0
279             2    Arbordale Apartments                                            N/A          $           0

                                                                                CONTRACTUAL               CONTRACTUAL
               LOAN                                                            OTHER RESERVE             OTHER RESERVE
 #   CROSSED  GROUP  LOAN NAME                                                  DESCRIPTION                   CAP
 -   -------  -----  ---------                                                  -----------                   ---
 4              1    Palmer Center                                                  N/A                       N/A
 9              1    Gallery at South Dekalb                         ASW Abatement ($58,333.33); Jimmy
                                                                       Jazz Abatement ($24,780.00);
                                                                   Amazing Rooms Abatement ($13,500.00)       N/A
 10             1    Weston Town Center                                             N/A                       N/A
 12             1    Southwest Commons                                              N/A                       N/A
 13             1    Centergy Office                                                N/A                       N/A
 14             1    Black Canyon & Red Mountain Office Buildings                   N/A                       N/A
 18             1    Broadway Office Portfolio                                      N/A                       N/A
 20             2    Clearwater Creek Apartments                                    N/A                       N/A
 21             1    Northland Center Mall                                          N/A                       N/A
 22             1    Palmer Plaza                                                   N/A                       N/A
 24             1    The Terraces Shopping Center                                   N/A                       N/A
 26             2    Bexley at Spring Farm                                          N/A                       N/A
 27             2    Signature Park Apartments                                      N/A                       N/A
 29             1    Marlton Square                                                 N/A                       N/A
 30             2    York Creek Apartments                                          N/A                       N/A
 35             1    Davis Ford Crossing                                  CVS Space TILC Reserve            $50,000
 41             1    Chesapeake Park Plaza                                          N/A                       N/A
 43             2    Timber Oaks Apartments                                         N/A                       N/A
 46             1    Mountain Village Plaza                                         N/A                       N/A
 48             1    8415 & 8425 Progress Drive                                     N/A                       N/A
 52             1    Albemarle Pointe Center                                        N/A                       N/A
 54             1    Peckham Square                                                 N/A                       N/A
 55             1    Port St. Lucie Towncenter                                      N/A                       N/A
 63             1    Waterways Shoppes of Weston                                    N/A                       N/A
 64             1    Torrance Crossroads                                            N/A                       N/A
 65             1    Topanga Portfolio                                              N/A                       N/A
 66             1    Lincoln View Plaza                                             N/A                       N/A
 69             1    Princessa Plaza                                                N/A                       N/A
 71             1    Wappingers Shopping Center                                     N/A                       N/A
 72             2    Grande Apartments                                              N/A                       N/A
 73             1    Yorba Linda Self Storage                                       N/A                       N/A
 77             1    Sierra Town Center                                             N/A                       N/A
 78             1    ISE Buildings                                                  N/A                       N/A
 79             1    Valencia Oaks Office                                           N/A                       N/A
 80             1    Riverside Plaza                                                N/A                       N/A
 83             1    Fountain Plaza                                                 N/A                       N/A
 85             1    901 North Pitt                                                 N/A                       N/A
 86             1    Country Club Plaza                                             N/A                       N/A
 94             1    Main Place Shopping Center                                     N/A                       N/A
 99             1    East Aurora Portfolio                                          N/A                       N/A
100             1    Northside Square                                               N/A                       N/A
110             1    White Oak Professional Center                                  N/A                       N/A
117             2    Quail Pointe Apartments                                        N/A                       N/A
127             2    Forest Creek Apartments                                        N/A                       N/A
128             1    Shoppes of Acworth                                             N/A                       N/A
130             1    1120 Nasa                                                      N/A                       N/A
132             1    Redbird Village                                                N/A                       N/A
135             2    Milltowne Villas                                               N/A                       N/A
136             1    Beverly Wilshire Retail                                        N/A                       N/A
140             1    Parkway Tower Office                                           N/A                       N/A
147             1    18 Van Veghten Drive                                           N/A                       N/A
151             1    Windsor Arms Apartments                                        N/A                       N/A
152             1    100 Grove Road                                                 N/A                       N/A
154             1    West Oxmoor Tower                                              N/A                       N/A
155             1    Farmington City Center                                         N/A                       N/A
156             2    Hidden Acres Apartments                                        N/A                       N/A
160             2    Sandhurst Apartments                                           N/A                       N/A
163     (F)     1    St. Charles Building No. 550                                   N/A                       N/A
164     (F)     1    St. Charles Building No. 558                                   N/A                       N/A
168             1    8700 Commerce Park                                             N/A                       N/A
171             1    Kris Krossing Shopping Center                                  N/A                       N/A
172             1    Reddington El Paso Office                                      N/A                       N/A
173             1    Crossroads Plaza                                               N/A                       N/A
176             1    Gator Crossing                                                 N/A                       N/A
179             1    Corner of Paradise                                             N/A                       N/A
183             1    West Pointe Village                                            N/A                       N/A
188             1    213 Summerhill Road                                            N/A                       N/A
191             1    Roseland Center                                                N/A                       N/A
193             1    Emerson Industrial Building II                                 N/A                       N/A
194             1    West Maple Square                                              N/A                       N/A
195             1    Sinking Spring Marketplace                                     N/A                       N/A
200             2    Spring Creek Apartments - Senior                               N/A                       N/A
203             1    Newbridge Road Shopping Center                                 N/A                       N/A
215             1    Fifth Avenue San Rafael                                        N/A                       N/A
219             2    Parkview West Apartments                                       N/A                       N/A
228             1    Strongsville Executive Building                                N/A                       N/A
246             1    Bluestem Plaza                                                 N/A                       N/A
248             2    Bluebird Apartments                                            N/A                       N/A
249             1    Barnes Shops                                                   N/A                       N/A
255             2    Meriwether Apartments                                          N/A                       N/A
256             1    Dothan South Plaza                                             N/A                       N/A
263             1    Northwest Crossing                                             N/A                       N/A
266             1    Hanover Plaza                                                  N/A                       N/A
271             1    Jacksonville Plaza                                             N/A                       N/A
279             2    Arbordale Apartments                                           N/A                       N/A

(F) THE UNDERLYING MORTGAGE LOANS SECURED BY ST. CHARLES BUILDING NO. 550 AND ST. CHARLES BUILDING NO. 558 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                     CO-OP BASIS    CUT-OFF DATE   RENTAL BASIS     CUT-OFF DATE
                                                      APPRAISED     CO-OP BASIS     APPRAISED       RENTAL BASIS    SPONSOR  SPONSOR
 #   CROSSED  PROPERTY NAME                             VALUE      LTV RATIO (1)    VALUE (2)    LTV RATIO (1) (2)   UNITS   PERCENT
 -   -------  -------------                             -----      -------------    ---------    -----------------   -----   -------
67            10 West 66th Street Corporation       $ 289,500,000       3.8%      $ 149,000,000         7.3%            0      0.0%
190           176 Broadway Owners Corp.                58,600,000       5.1%         19,000,000        15.6%            0      0.0%
230           311 East 75th Owners Corp.               11,660,000      17.1%          7,000,000        28.4%            4      6.5%
146           333 East 53 Tenants Corp.                75,300,000       6.2%         36,400,000        12.9%            4      2.9%
95            39-60 54th Street Owners, Inc.           43,700,000      17.1%         22,600,000        33.1%           30     13.5%
197           505 WE Owners Corp.                      52,500,000       5.3%         33,600,000         8.3%            8     13.3%
243           67 Owners Ltd.                           41,180,000       4.4%         23,800,000         7.5%            0      0.0%
220           993 Fifth Avenue Corporation            164,400,000       1.3%         27,800,000         7.9%            0      0.0%
121           Berkshire Village Townhouses, Inc.       21,540,000      26.8%         12,800,000        45.1%            0      0.0%
198           Breukelen Owners Corp.                   46,400,000       6.0%         14,700,000        18.9%            5      3.9%
210           Capitol House Tenants Corp.              16,200,000      14.8%          9,000,000        26.6%            0      0.0%
235           Empire State Lofts Limited               37,500,000       5.1%         14,100,000        13.4%            0      0.0%
245           Fowler Court Tenants Inc.                46,850,000       3.7%         16,900,000        10.3%            0      0.0%
133           Gracie Terrace Apartment Corporation    113,700,000       4.6%         58,100,000         9.0%            0      0.0%
236           Greenwich Corp.                          17,800,000      10.6%          7,700,000        24.6%            0      0.0%
96            Hudson Manor Terrace Corp.               53,100,000      14.1%         23,900,000        31.3%           65     30.5%
23            Kings Village Corp.                     122,100,000      23.7%         81,200,000        35.6%            0      0.0%
216           One Hudson Park, Inc.                    46,565,000       4.8%         20,870,000        10.8%            0      0.0%
180           Park Towers Owners, Inc.                 29,150,000      11.1%         19,400,000        16.7%            6      4.6%
218           Riverwood Owners, Inc.                   13,550,000      16.5%         12,300,000        18.2%           16     12.4%
205           The Gardens 75th Street Owners Corp.     28,500,000       8.7%         15,200,000        16.4%           69     33.0%
232           The Glass House Cooperative, Inc.        32,840,000       5.8%         15,700,000        12.1%            0      0.0%

                                                     SPONSOR                         INVESTOR   COOPERATIVE  COOPERATIVE
                                                      CARRY     INVESTOR  INVESTOR    CARRY        OWNED        OWNED
 #   CROSSED  PROPERTY NAME                           AMOUNT      UNITS    PERCENT    AMOUNT       UNITS       PERCENT
 -   -------  -------------                           ------      -----    -------    ------       -----       -------
67            10 West 66th Street Corporation             N/A       0        0.0%         N/A        0           0.0%
190           176 Broadway Owners Corp.                   N/A       0        0.0%         N/A        0           0.0%
230           311 East 75th Owners Corp.            $   5,134       0        0.0%         N/A        0           0.0%
146           333 East 53 Tenants Corp.             $ (14,327)      0        0.0%         N/A        0           0.0%
95            39-60 54th Street Owners, Inc.        $  80,946       0        0.0%         N/A        0           0.0%
197           505 WE Owners Corp.                   $ (29,044)      0        0.0%         N/A        0           0.0%
243           67 Owners Ltd.                              N/A       0        0.0%         N/A        0           0.0%
220           993 Fifth Avenue Corporation                N/A       0        0.0%         N/A        0           0.0%
121           Berkshire Village Townhouses, Inc.          N/A       0        0.0%         N/A        0           0.0%
198           Breukelen Owners Corp.                $  (9,981)      1        0.8%   $     (12)       0           0.0%
210           Capitol House Tenants Corp.                 N/A       0        0.0%         N/A        0           0.0%
235           Empire State Lofts Limited                  N/A       0        0.0%         N/A        0           0.0%
245           Fowler Court Tenants Inc.                   N/A       0        0.0%         N/A        0           0.0%
133           Gracie Terrace Apartment Corporation        N/A       0        0.0%         N/A        0           0.0%
236           Greenwich Corp.                             N/A       0        0.0%         N/A        0           0.0%
96            Hudson Manor Terrace Corp.            $  33,093       0        0.0%         N/A        0           0.0%
23            Kings Village Corp.                         N/A      202      25.7%   $ 518,580        0           0.0%
216           One Hudson Park, Inc.                       N/A       0        0.0%         N/A        0           0.0%
180           Park Towers Owners, Inc.              $  25,988       0        0.0%         N/A        0           0.0%
218           Riverwood Owners, Inc.                $  31,456       0        0.0%         N/A        0           0.0%
205           The Gardens 75th Street Owners Corp.  $ 334,295       0        0.0%         N/A        0           0.0%
232           The Glass House Cooperative, Inc.           N/A       0        0.0%         N/A        1           7.7%

                                                      COOPERATIVE   COOPERATIVE
                                                      COMMERCIAL    CONVERSION
 #   CROSSED  PROPERTY NAME                         SQUARE FOOTAGE      YEAR
 -   -------  -------------                         --------------      ----
67            10 West 66th Street Corporation                2,050      1981
190           176 Broadway Owners Corp.                     20,170      1979
230           311 East 75th Owners Corp.                       N/A      1984
146           333 East 53 Tenants Corp.                        N/A      1983
95            39-60 54th Street Owners, Inc.                 4,500      1987
197           505 WE Owners Corp.                              N/A      1988
243           67 Owners Ltd.                                   N/A      1979
220           993 Fifth Avenue Corporation                     N/A      1949
121           Berkshire Village Townhouses, Inc.               N/A      1967
198           Breukelen Owners Corp.                           N/A      1980
210           Capitol House Tenants Corp.                      N/A      1983
235           Empire State Lofts Limited                     7,235      1982
245           Fowler Court Tenants Inc.                        N/A      1978
133           Gracie Terrace Apartment Corporation             N/A      1972
236           Greenwich Corp.                                  N/A      1984
96            Hudson Manor Terrace Corp.                       N/A      1984
23            Kings Village Corp.                              N/A      1987
216           One Hudson Park, Inc.                         12,000      1979
180           Park Towers Owners, Inc.                         N/A      1985
218           Riverwood Owners, Inc.                           N/A      1984
205           The Gardens 75th Street Owners Corp.             N/A      1982
232           The Glass House Cooperative, Inc.              7,700      1975

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2005.
(2) FOR COOPERATIVE PROPERTIES, APPRAISED VALUE AS RENTAL AND LOAN TO VALUE AS RENTAL FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.

                                  EXHIBIT A-2

                           MORTGAGE POOL INFORMATION

                      SEE THIS EXHIBIT FOR TABLES TITLED:

                           Large Loan Concentrations

                        Underlying Mortgage Loan Seller

                            Mortgage Interest Rates

                        Cut-off Date Principal Balances

                          Original Amortization Terms

                       Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                          Years Built/Years Renovated

                        Occupancy Rates at Underwriting

                   Underwritten Debt Service Coverage Ratios

                       Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                    Prepayment Provision as of Cut-off Date

                               Prepayment Option

           Underlying Mortgaged Real Properties by Ownership Interest

          Range of Cut-off Date Co-op Basis Loan-to-Value Ratios for Cooperative Mortgage Loans

          Range of Cut-off Date Rental Basis Loan-to-Value Ratios for Cooperative Mortgage Loans

              Sponsor Owned Units in the Cooperative Mortgage Loans

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

NOTE 2: Information regarding principal balances, interest rates, loan-to-value ratios and debt service coverage ratios in this Exhibit A-1, insofar as it relates to the 375 Park Avenue Loan, reflects the 375 Park Avenue Pooled Portion.

                                      A-2-1

                            LARGE LOAN CONCENTRATIONS

                                                                           WEIGHTED
                                                      PERCENTAGE OF        AVERAGE                             WEIGHTED
                                  CUT-OFF DATE         INITIAL NET         MORTGAGE        WEIGHTED            AVERAGE
                                    PRINCIPAL         MORTGAGE POOL        INTEREST         AVERAGE          CUT-OFF DATE
  CONCENTRATION                    BALANCE (1)           BALANCE             RATE          U/W DSCR         LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
      Top 1                     $     273,800,000          9.4%            4.7443%           2.14x              38.8%
      Top 3                           526,100,000         18.1%            4.8743%           1.78               56.6%
      Top 5                           675,680,000         23.3%            4.9012%           1.78               59.0%
      Top 7                           805,613,333         27.8%            4.9325%           1.70               61.1%
      Top 10                          968,513,333         33.4%            4.9867%           1.67               63.3%

                             -----------------------------------------------------------------------------------------------
   ENTIRE POOL                  $   2,900,946,560        100.0%            5.2204%           1.73x              66.5%
                             ===============================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                     WEIGHTED
                              NUMBER OF                          PERCENTAGE OF       AVERAGE                        WEIGHTED
                             UNDERLYING       CUT-OFF DATE        INITIAL NET        MORTGAGE       WEIGHTED         AVERAGE
                              MORTGAGE          PRINCIPAL        MORTGAGE POOL       INTEREST        AVERAGE      CUT-OFF DATE
MORTGAGE LOAN SELLER            LOANS          BALANCE (1)          BALANCE            RATE         U/W DSCR      LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.           173        $  1,791,556,926        61.8%             5.2143%         1.90x           63.8%
GMACCM                            80             813,103,057        28.0%             5.2496%         1.49            71.5%
GERE                              27             296,286,577        10.2%             5.1767%         1.42            68.7%

                           ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          280        $  2,900,946,560       100.0%             5.2204%         1.73x           66.5%
                           ======================================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                             MORTGAGE INTEREST RATES

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                       WEIGHTED
                                     UNDERLYING     CUT-OFF DATE       INITIAL NET       MORTGAGE      WEIGHTED        AVERAGE
              RANGE OF                MORTGAGE        PRINCIPAL       MORTGAGE POOL      INTEREST       AVERAGE      CUT-OFF DATE
       MORTGAGE INTEREST RATES          LOANS        BALANCE (1)         BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
   4.7443%      -      5.0000%          24        $     746,179,953      25.7%            4.8570%       1.84x          57.6%
   5.0001%      -      5.2500%          76              898,474,204      31.0%            5.1377%       1.40           73.8%
   5.2501%      -      5.5000%         104              771,592,793      26.6%            5.3728%       1.69           69.9%
   5.5001%      -      5.7500%          48              337,411,651      11.6%            5.6007%       2.39           61.4%
   5.7501%      -      6.0000%          21              117,461,869       4.0%            5.8401%       1.57           64.5%
   6.0001%      -      6.2500%           6               27,835,490       1.0%            6.1014%       3.52           48.0%
   6.2501%      -      6.3300%           1                1,990,601       0.1%            6.3300%       4.07           17.1%

                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                280        $   2,900,946,560     100.0%            5.2204%       1.73x          66.5%
                                     ==============================================================================================

MAXIMUM MORTGAGE INTEREST RATE:       6.3300%
MINIMUM MORTGAGE INTEREST RATE:       4.7443%
WTD. AVG. MORTGAGE INTEREST RATE:     5.2204%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                       WEIGHTED
                                     UNDERLYING     CUT-OFF DATE       INITIAL NET       MORTGAGE      WEIGHTED        AVERAGE
       RANGE OF CUT-OFF DATE          MORTGAGE       PRINCIPAL        MORTGAGE POOL      INTEREST       AVERAGE      CUT-OFF DATE
       PRINCIPAL BALANCES (1)           LOANS       BALANCE (1)          BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
   $    497,659   -        750,000       3        $      1,839,177        0.1%            5.7781%         1.57x          63.4%
        750,001   -      1,000,000       6               5,532,246        0.2%            5.5620%         1.70           63.6%
      1,000,001   -      1,250,000      11              12,545,416        0.4%            5.5241%         1.46           64.9%
      1,250,001   -      1,500,000       9              12,645,945        0.4%            5.4084%         1.40           73.6%
      1,500,001   -      2,000,000      27              48,215,370        1.7%            5.4991%         3.40           55.5%
      2,000,001   -      2,500,000      29              66,452,382        2.3%            5.3976%         2.95           56.8%
      2,500,001   -      3,000,000      15              42,663,706        1.5%            5.4216%         2.91           60.1%
      3,000,001   -      3,500,000      17              55,277,808        1.9%            5.2414%         1.84           66.8%
      3,500,001   -      4,000,000       8              30,269,448        1.0%            5.3588%         1.50           72.1%
      4,000,001   -      4,500,000      13              55,425,957        1.9%            5.3427%         1.30           74.5%
      4,500,001   -      5,000,000      12              58,302,216        2.0%            5.3958%         2.26           64.3%
      5,000,001   -      6,000,000      20             110,716,645        3.8%            5.4118%         2.22           63.7%
      6,000,001   -      7,000,000       7              45,086,427        1.6%            5.4848%         1.50           69.8%
      7,000,001   -      8,000,000      18             135,705,842        4.7%            5.4426%         1.76           63.7%
      8,000,001   -      9,000,000       8              69,200,334        2.4%            5.1858%         1.38           72.4%
      9,000,001   -     10,000,000       6              57,379,625        2.0%            5.2884%         1.42           75.5%
     10,000,001   -     12,500,000      16             177,683,611        6.1%            5.2434%         2.26           68.9%
     12,500,001   -     15,000,000      17             227,833,343        7.9%            5.4519%         1.33           70.4%
     15,000,001   -     20,000,000      11             200,158,655        6.9%            5.2167%         1.48           67.8%
     20,000,001   -     25,000,000       7             155,257,922        5.4%            5.2197%         1.28           72.5%
     25,000,001   -     50,000,000      11             409,641,151       14.1%            5.2922%         1.64           70.0%
     50,000,001   -     77,500,000       5             317,433,333       10.9%            5.1503%         1.63           69.3%
     77,500,001   -  $ 273,800,000       4             605,680,000       20.9%            4.9014%         1.71           59.3%

                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                280        $  2,900,946,560      100.0%            5.2204%         1.73x          66.5%
                                     ==============================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):            $ 273,800,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):            $     497,659
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):            $  10,360,523

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                       WEIGHTED
                                   NUMBER OF                         PERCENTAGE OF     AVERAGE                       WEIGHTED
         RANGE OF                  UNDERLYING     CUT-OFF DATE        INITIAL NET      MORTGAGE      WEIGHTED         AVERAGE
  ORIGINAL AMORTIZATION             MORTGAGE        PRINCIPAL        MORTGAGE POOL     INTEREST       AVERAGE      CUT-OFF DATE
    TERMS (MONTHS) (1)               LOANS         BALANCE (2)          BALANCE          RATE        U/W DSCR      LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
      Interest Only                    12       $    300,467,425         10.4%         5.0506%         2.35x           66.7%
  120       -        300               46            314,826,124         10.9%         5.4830%         1.62            68.3%
  301       -        480              222          2,285,653,011         78.8%         5.2065%         1.67            66.2%

                                ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               280       $  2,900,946,560        100.0%         5.2204%         1.73x           66.5%
                                ================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):                              480
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):                              120
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS)(3):                            355

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                       WEIGHTED
                                   NUMBER OF                         PERCENTAGE OF     AVERAGE                       WEIGHTED
            RANGE OF               UNDERLYING     CUT-OFF DATE        INITIAL NET      MORTGAGE      WEIGHTED         AVERAGE
         ORIGINAL TERMS             MORTGAGE        PRINCIPAL        MORTGAGE POOL     INTEREST       AVERAGE      CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)      LOANS        BALANCE (2)          BALANCE          RATE        U/W DSCR      LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
     60      -     84                18        $    272,872,626          9.4%         5.1860%         1.75x           67.9%
     85      -     120              229           2,326,428,987         80.2%         5.2006%         1.72            66.6%
    121     -      180               33             301,644,947         10.4%         5.4039%         1.80            64.5%

                                   ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             280       $  2,900,946,560        100.0%         5.2204%         1.73x           66.5%
                                   =============================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):                        180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):                         60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):                      116

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                     REMAINING AMORTIZATION TERMS (1), (2)

                                                                                            WEIGHTED
                                  NUMBER OF                              PERCENTAGE OF       AVERAGE                     WEIGHTED
           RANGE OF              UNDERLYING          CUT-OFF DATE         INITIAL NET       MORTGAGE      WEIGHTED        AVERAGE
    REMAINING AMORTIZATION        MORTGAGE            PRINCIPAL          MORTGAGE POOL      INTEREST       AVERAGE     CUT-OFF DATE
   TERMS (MONTHS) (1), (2)          LOANS             BALANCE (2)           BALANCE           RATES       U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------
         Interest Only                12         $        300,467,425        10.4%           5.0506%        2.35x          66.7%
   118        -        250            10                   30,380,198         1.0%           5.3567%        1.45           65.6%
   251        -        300            36                  284,445,926         9.8%           5.4965%        1.64           68.6%
   301        -        357            81                  395,349,390        13.6%           5.4522%        1.94           67.5%
   358        -        477           141                1,890,303,621        65.2%           5.1551%        1.61           66.0%

                               -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              280         $      2,900,946,560       100.0%           5.2204%        1.73x          66.5%
                               =====================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)(2), (3):                        477
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)(2), (3):                        118
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)(2), (3):                      353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                  REMAINING TERMS TO STATED MATURITY (1), (2)

                                                                                             WEIGHTED
                                          NUMBER OF                       PERCENTAGE OF      AVERAGE                     WEIGHTED
               RANGE OF                   UNDERLYING      CUT-OFF DATE      INITIAL NET       MORTGAGE      WEIGHTED      AVERAGE
           REMAINING TERMS                MORTGAGE        PRINCIPAL       MORTGAGE POOL      INTEREST       AVERAGE    CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1), (2)       LOANS        BALANCE (2)         BALANCE           RATES       U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------
         56       -        60                 12       $   148,783,691         5.1%           5.2970%        1.57x         71.3%
         61       -        90                  8           147,588,935         5.1%           5.1096%        1.86          66.3%
         91       -       116                100           982,368,968        33.9%           5.2957%        1.98          68.6%
        117       -       119                150         1,521,562,633        52.5%           5.1540%        1.54          66.0%
        120       -       176                  7            93,631,891         3.2%           5.5350%        2.35          46.4%
        177       -       178                  3             7,010,442         0.2%           5.5853%        1.62          58.8%

                                         -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      280       $ 2,900,946,560       100.0%           5.2204%        1.73x         66.5%
                                         ===========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1), (2):                  178
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1), (2):                   56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)(1), (2):                112

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                              WEIGHTED
                             NUMBER OF                     PERCENTAGE OF      AVERAGE                     WEIGHTED
                             MORTGAGED     CUT-OFF DATE     INITIAL NET       MORTGAGE     WEIGHTED        AVERAGE
     RANGE OF YEARS            REAL         PRINCIPAL      MORTGAGE POOL      INTEREST     AVERAGE      CUT-OFF DATE
   BUILT/RENOVATED (1)      PROPERTIES     BALANCE (2)        BALANCE           RATE       U/W DSCR     LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   1926     -     1985           40      $   183,696,901         6.3%         5.3576%        1.61x          70.8%
   1986     -     1995           58          730,361,372        25.2%         5.0293%        1.74           58.0%
   1996     -     2000           98          578,978,557        20.0%         5.3982%        1.98           64.9%
   2001     -     2005          140        1,407,909,729        48.5%         5.2285%        1.65           71.0%

                            ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         336      $ 2,900,946,560       100.0%         5.2204%        1.73x          66.5%
                            ==========================================================================================

MOST RECENT YEAR BUILT/RENOVATED:            2005
OLDEST YEAR BUILT/RENOVATED                  1926
WTD. AVG. YEAR BUILT/RENOVATED:              1998

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT, YEAR RENOVATED OR THE CO-OP CONVERSION DATE IN THE CASE OF COOPERATIVE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                              WEIGHTED
                             NUMBER OF                     PERCENTAGE OF      AVERAGE                     WEIGHTED
                             MORTGAGED     CUT-OFF DATE     INITIAL NET       MORTGAGE     WEIGHTED        AVERAGE
        RANGE OF               REAL         PRINCIPAL      MORTGAGE POOL      INTEREST     AVERAGE      CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)  PROPERTIES     BALANCE (2)        BALANCE           RATE       U/W DSCR     LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   53%     -      75%             6      $    50,188,556         1.7%         5.4376%        1.32x          77.0%
   76%     -      85%            17           72,234,751         2.5%         5.4084%        1.52           65.9%
   86%     -      90%            38          269,698,755         9.3%         5.3605%        1.50           71.1%
   91%     -      93%            28          350,431,610        12.1%         5.2441%        1.43           72.4%
   94%     -      95%            28          658,920,582        22.7%         4.9935%        1.67           58.8%
   96%     -      97%            20          240,616,768         8.3%         5.2882%        1.33           72.8%
   98%     -     100%           155          904,620,629        31.2%         5.1553%        1.46           71.5%

                            ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         292      $ 2,546,711,651        87.8%         5.1727%        1.50x          68.4%
                            ==========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):           100%
MINIMUM OCCUPANCY RATE AT U/W (1):            53%
WTD. AVG. OCCUPANCY RATE AT U/W (1):          95%

(1) DOES NOT INCLUDE HOSPITALITY PROPERTIES AND COOPERATIVES.
(2) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                        WEIGHTED
                               NUMBER OF                           PERCENTAGE OF        AVERAGE                         WEIGHTED
                               UNDERLYING       CUT-OFF DATE        INITIAL NET         MORTGAGE          WEIGHTED       AVERAGE
          RANGE OF              MORTGAGE          PRINCIPAL         MORTGAGE POOL       INTEREST          AVERAGE      CUT-OFF DATE
          U/W DSCRs             LOANS            BALANCE (1)           BALANCE           RATE             U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
   1.15x    -       1.23           26         $    426,712,704          14.7%            5.2054%            1.21x          76.3%
   1.24     -       1.29           54              588,418,267          20.3%            5.2175%            1.26           73.5%
   1.30     -       1.32           20              131,879,031           4.5%            5.2286%            1.31           76.5%
   1.33     -       1.36           17              155,610,393           5.4%            5.3184%            1.34           71.8%
   1.37     -       1.41           31              262,175,561           9.0%            5.3397%            1.40           73.8%
   1.42     -       1.46           19              136,615,928           4.7%            5.3607%            1.44           75.2%
   1.47     -       1.51           15               93,236,330           3.2%            5.3341%            1.48           69.8%
   1.52     -       1.56           14              180,157,621           6.2%            5.2133%            1.54           71.2%
   1.57     -       1.61           21              217,342,760           7.5%            5.4333%            1.59           69.0%
   1.62     -       1.76           21              150,450,051           5.2%            5.1724%            1.70           67.2%
   1.77     -       1.96            6               24,900,769           0.9%            5.5959%            1.88           62.6%
   1.97     -       2.16            4              280,060,046           9.7%            4.7585%            2.14           38.9%
   2.17     -      18.72x          32              253,387,099           8.7%            5.2714%            4.61           36.8%

                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           280         $  2,900,946,560         100.0%            5.2204%            1.73x          66.5%
                             =======================================================================================================

MAXIMUM U/W DSCR:                             18.72x
MINIMUM U/W DSCR:                              1.15x
WTD. AVG. U/W DSCR:                            1.73x

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                        WEIGHTED
                               NUMBER OF                            PERCENTAGE OF        AVERAGE                        WEIGHTED
                               UNDERLYING       CUT-OFF DATE        INITIAL NET         MORTGAGE          WEIGHTED       AVERAGE
   RANGE OF CUT-OFF DATE        MORTGAGE          PRINCIPAL         MORTGAGE POOL       INTEREST          AVERAGE      CUT-OFF DATE
  LOAN-TO-VALUE RATIOS (1)      LOANS            BALANCE (1)           BALANCE           RATE             U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
    1.3%     -     47.0%           32         $    417,443,203         14.4%            4.9724%             3.53x          32.8%
   47.0%     -     55.0%           16              104,774,980          3.6%            5.4523%             1.63           52.8%
   55.0%     -     60.0%           17              202,951,438          7.0%            5.2199%             1.98           57.0%
   60.0%     -     65.0%           14               71,160,839          2.5%            5.4971%             1.50           62.7%
   65.0%     -     70.0%           34              324,077,301         11.2%            5.3179%             1.42           67.9%
   70.0%     -     74.0%           53              506,440,970         17.5%            5.2471%             1.48           72.4%
   74.0%     -     75.0%           14              107,845,353          3.7%            5.1911%             1.41           74.4%
   75.0%     -     77.0%           25              323,964,760         11.2%            5.3108%             1.32           76.4%
   77.0%     -     77.5%            7              144,131,083          5.0%            5.1300%             1.27           77.4%
   77.5%     -     78.5%           18              340,937,687         11.8%            5.1402%             1.24           77.8%
   78.5%     -     79.5%           20              163,273,921          5.6%            5.2549%             1.30           79.2%
   79.5%     -     81.9%           30              193,945,025          6.7%            5.3392%             1.36           80.3%

                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            280        $  2,900,946,560        100.0%            5.2204%             1.73x          66.5%
                             =======================================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO(1):            81.9%
MINIMUM CUT-OFF DATE LTV RATIO(1):             1.3%
WTD. AVG. CUT-OFF DATE LTV RATIO(1):          66.5%

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                       WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF       AVERAGE                     WEIGHTED
                                    MORTGAGED     CUT-OFF DATE       INITIAL NET       MORTGAGE      WEIGHTED        AVERAGE
                                       REAL        PRINCIPAL        MORTGAGE POOL      INTEREST       AVERAGE     CUT-OFF DATE
STATE                               PROPERTIES     BALANCE (1)         BALANCE           RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
New York                               38       $    553,293,680        19.1%           5.0689%        3.07x          40.9%
Florida                                33            422,446,016        14.6%           5.1995%        1.38           74.7%
California                             41            323,921,109        11.2%           5.2094%        1.49           70.0%
     Southern California (2)           31            201,055,875         6.9%           5.2964%        1.38           70.1%
     Northern California (2)           10            122,865,234         4.2%           5.0669%        1.66           70.0%
Texas                                  32            216,204,367         7.5%           5.2657%        1.37           73.4%
Georgia                                12            161,579,534         5.6%           5.3322%        1.40           72.7%
Colorado                                7            160,411,943         5.5%           5.1140%        1.24           76.0%
Virginia                               52            118,626,148         4.1%           5.0646%        1.35           74.2%
Michigan                                9            115,323,732         4.0%           5.4248%        1.65           65.1%
Arizona                                 9             91,579,729         3.2%           5.2174%        1.40           72.0%
Maryland                                3             80,853,145         2.8%           5.3316%        1.34           69.4%
North Carolina                         12             68,105,860         2.3%           5.4766%        1.40           72.9%
Virgin Islands                          1             62,500,000         2.2%           5.4400%        1.60           73.0%
Illinois                                7             61,229,487         2.1%           5.4657%        1.40           72.7%
Pennsylvania                            4             56,616,204         2.0%           5.4289%        1.48           79.8%
New Jersey                              9             49,433,102         1.7%           5.3121%        1.42           75.7%
Minnesota                               5             44,141,830         1.5%           5.0724%        1.30           77.8%
South Carolina                          7             41,258,568         1.4%           5.2768%        1.39           74.6%
Tennessee                               2             34,300,000         1.2%           5.1935%        1.38           75.9%
Ohio                                   12             33,880,456         1.2%           5.3232%        1.38           74.2%
Alabama                                 6             29,419,372         1.0%           5.2764%        1.30           74.4%
Nevada                                  3             25,575,000         0.9%           5.2720%        1.26           75.4%
New Mexico                              3             23,125,345         0.8%           5.4210%        1.39           72.3%
Idaho                                   1             20,000,000         0.7%           4.7500%        2.37           42.6%
Connecticut                             5             14,425,020         0.5%           5.5739%        1.72           69.0%
Washington                              3             14,106,268         0.5%           4.9563%        1.43           62.4%
Iowa                                    1             13,000,000         0.4%           5.2200%        1.37           80.0%
Nebraska                                2             12,334,735         0.4%           5.2193%        1.38           77.2%
Massachusetts                           1              8,450,334         0.3%           5.4700%        1.47           75.4%
Oregon                                  2              7,876,023         0.3%           5.3243%        1.44           49.3%
District of Columbia                    2              5,825,958         0.2%           5.1705%        1.61           52.9%
Kansas                                  1              5,767,004         0.2%           6.0100%        2.32           26.8%
Delaware                                3              4,866,105         0.2%           5.1500%        1.39           72.9%
Mississippi                             1              4,183,460         0.1%           5.5100%        1.25           74.0%
Wisconsin                               1              4,100,000         0.1%           5.3500%        1.25           78.8%
Montana                                 1              3,987,234         0.1%           5.2100%        1.31           76.7%
Indiana                                 2              3,800,000         0.1%           5.3671%        1.36           67.7%
Utah                                    2              3,256,044         0.1%           5.7921%        1.55           71.8%
Arkansas                                1              1,143,749        0.04%           5.3400%        1.26           40.8%

                                   ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                336      $  2,900,946,560       100.0%           5.2204%        1.73x          66.5%
                                   =============================================================================================

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN 93600.
    NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN OR EQUAL TO 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                         WEIGHTED
                         NUMBER OF                      PERCENTAGE OF    AVERAGE                  WEIGHTED         WEIGHTED
                         UNDERLYING    CUT-OFF DATE      INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE          AVERAGE
                          MORTGAGE       PRINCIPAL      MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE      REMAINING
LOAN TYPE                  LOANS        BALANCE (1)        BALANCE        RATE       U/W DSCR   LTV RATIO (1)     IO PERIOD (1)
-------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon
Loans                        11      $    255,067,425        8.8%         5.0628%      2.50         65.4%             93
Balloon Loans with
Partial IO Term             102         1,730,094,248       59.6%         5.1652%      1.49         67.6%             36
Balloon Loan without
IO Term                     159           826,859,653       28.5%         5.3943%      2.03         64.0%             N/A
Interest Only ARD
Loans                         1            45,400,000        1.6%         4.9820%      1.53         74.1%             115
ARD Loans with
Partial IO Periods            1            18,500,000        0.6%         4.9100%      1.53         73.7%             21
ARD Loans without IO
Term                          2            18,687,708        0.6%         5.6095%      1.45         73.0%             N/A
Fully Amortizing
Loans                         4             6,337,527        0.2%         5.3922%      1.62         44.1%             N/A

                        -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
AVERAGE:                    280      $  2,900,946,560      100.0%         5.2204%      1.73x        66.5%             N/A
                        =======================================================================================================

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                          WEIGHTED
                        NUMBER OF                      PERCENTAGE OF       AVERAGE                     WEIGHTED
                        MORTGAGED    CUT-OFF DATE       INITIAL NET       MORTGAGE      WEIGHTED        AVERAGE
                          REAL         PRINCIPAL       MORTGAGE POOL      INTEREST       AVERAGE     CUT-OFF DATE
PROPERTY TYPE          PROPERTIES     BALANCE (1)         BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------
Retail                     120      $   881,100,524        30.4%           5.1382%        1.41x          73.7%
Office                      50          869,596,562        30.0%           5.0610%        1.72           61.3%
Multifamily                111          738,502,862        25.5%           5.3469%        2.24           62.6%
Hotel                       22          249,201,054         8.6%           5.5631%        1.60           69.3%
Self Storage                11           59,708,109         2.1%           5.4060%        1.52           63.1%
Mixed Use                   15           57,449,664         2.0%           5.5123%        1.50           70.7%
Industrial                   7           45,387,785         1.6%           5.3136%        1.43           72.1%

                       --------------------------------------------------------------------------------------------
                           336      $ 2,900,946,560       100.0%           5.2204%        1.73x          66.5%
                       ============================================================================================

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                  WEIGHTED
                                NUMBER OF                       PERCENTAGE OF     AVERAGE                      WEIGHTED
                                MORTGAGED      CUT-OFF DATE      INITIAL NET       MORTGAGE    WEIGHTED        AVERAGE
                  PROPERTY        REAL          PRINCIPAL       MORTGAGE POOL     INTEREST     AVERAGE       CUT-OFF DATE
PROPERTY TYPE     SUB-TYPE     PROPERTIES       BALANCE (1)        BALANCE           RATE      U/W DSCR      LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
RETAIL
                 Anchored (2)       30       $   611,593,426         21.1%         5.1184%       1.44x           74.1%
                 Unanchored         90           269,507,098          9.3%         5.1832%       1.36            73.0%

                               --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            120       $   881,100,524         30.4%         5.1382%       1.41x           73.7%
                               ============================================================================================

OFFICE
                 CBD                 8       $   532,694,328         18.4%         4.9486%       1.90x           53.3%
                 Suburban           42           336,902,234         11.6%         5.2387%       1.44            73.9%

                               --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             50       $   869,596,562         30.0%         5.0610%       1.72x           61.3%
                               ============================================================================================

MULTIFAMILY
                 Conventional       67       $   566,741,982         19.5%         5.3060%       1.31x           71.1%
                 Cooperative        22           105,033,854          3.6%         5.5634%       7.69            13.8%
                 Manufactured
                 Housing            20            49,155,006          1.7%         5.3155%       1.51            67.2%
                 Independent
                 Living              2            17,572,019          0.6%         5.4600%       1.56            67.4%

                               --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            111       $   738,502,862         25.5%         5.3469%       2.24x           62.6%
                               ============================================================================================

HOTEL
                 Full Service        7       $   146,753,503          5.1%         5.4827%       1.59x           69.8%
                 Limited
                 Service            15           102,447,552          3.5%         5.6782%       1.62            68.7%

                               --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             22       $   249,201,054          8.6%         5.5631%       1.60x           69.3%
                               ============================================================================================

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) INCLUDES SHADOW ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                            WEIGHTED       WEIGHTED
                                                                            AVERAGE        AVERAGE
                              NUMBER OF                   PERCENTAGE OF    REMAINING       REMAINING
          RANGE OF           UNDERLYING    CUT-OFF DATE    INITIAL NET      LOCKOUT        LOCKOUT
     REMAINING TERMS TO       MORTGAGE       PRINCIPAL    MORTGAGE POOL     PERIOD       PLUS YM PERIOD
  STATED MATURITY (1),(2)      LOANS        BALANCE (1)      BALANCE     (MONTHS) (1)    (MONTHS) (1)
--------------------------------------------------------------------------------------------------------
  56      -        71             13     $   157,234,025       5.4%            50              53
  72      -        99              9         184,119,750       6.3%            72              79
  100     -       115             52         575,778,945      19.8%           106             108
  116     -       117            120       1,193,728,331      41.1%           111             113
  118             178             86         790,085,510      27.2%           114             119

                             ---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE           280     $ 2,900,946,560     100.0%           105             108
                             ===========================================================================

                                 WEIGHTED
                                  AVERAGE              WEIGHTED
                                  REMAINING            AVERAGE
          RANGE OF             LOCKOUT PLUS YM        REMAINING
     REMAINING TERMS TO      PLUS PREMIUM PERIOD      MATURITY
  STATED MATURITY (1),(2)       (MONTHS) (1)      (MONTHS) (1),(2)
--------------------------------------------------------------------
   56     -       71              53                      58
   72     -       99              79                      84
  100     -      115             108                     113
  116     -      117             113                     117
  118            178             119                     123

                             ---------------------------------------
TOTAL/WEIGHTED AVERAGE           108                     112
                             =======================================

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                                WEIGHTED          WEIGHTED
                                                                                                AVERAGE           AVERAGE
                                            NUMBER OF                       PERCENTAGE OF      REMAINING         REMAINING
                                            UNDERLYING     CUT-OFF DATE      INITIAL NET        LOCKOUT          LOCKOUT
                                             MORTGAGE       PRINCIPAL       MORTGAGE POOL        PERIOD        PLUS YM PERIOD
PREPAYMENT OPTION                             LOANS         BALANCE (1)        BALANCE        (MONTHS) (1)      (MONTHS) (1)
---------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                             242      $  2,745,679,761        94.6%           108               108
Lockout / Yield Maintenance                      26             92,858,149         3.2%            48               113
Lockout / Defeasance / Yield Maintenance          2             30,826,545         1.1%            29               119
Lockout / Static                                  8             18,116,696         0.6%            95                95
Yield Maintenance                                 2             13,465,410         0.5%             0               114

                                           --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          280      $  2,900,946,560       100.0%           105               108
                                           ======================================================================================

                                                  WEIGHTED
                                                  AVERAGE                WEIGHTED
                                                 REMAINING               AVERAGE
                                              LOCKOUT PLUS YM            REMAINING
                                            PLUS PREMIUM PERIOD          MATURITY
PREPAYMENT OPTION                              (MONTHS) (1)          (MONTHS) (1),(2)
----------------------------------------------------------------------------------------
Lockout / Defeasance                                 108                      112
Lockout / Yield Maintenance                          113                      117
Lockout / Defeasance / Yield Maintenance             119                      122
Lockout / Static                                     109                      113
Yield Maintenance                                    114                      117

                                           ---------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              108                      112
                                           =============================================

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                  WEIGHTED
                                  NUMBER OF                      PERCENTAGE OF     AVERAGE                     WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL NET     MORTGAGE      WEIGHTED        AVERAGE
                                    REAL        PRINCIPAL        MORTGAGE POOL    INTEREST       AVERAGE     CUT-OFF DATE
OWNERSHIP INTEREST               PROPERTIES     BALANCE (1)         BALANCE         RATES       U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
Fee                                  330      $ 2,776,278,124       95.7%          5.2130%        1.75           66.3%
Fee/Leasehold                         3            97,696,046        3.4%          5.3889%        1.42           73.0%
Leasehold                             3            26,972,391        0.9%          5.3726%        1.56           60.4%

                                 ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              336      $ 2,900,946,560      100.0%          5.2204%        1.73x          66.5%
                                 ==========================================================================================

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

     RANGE OF CUT-OFF DATE CO-OP BASIS LOAN-TO-VALUE RATIOS FOR COOPERATIVE MORTGAGE LOANS (1)

                                                                               WEIGHTED                    WEIGHTED      WEIGHTED
         RANGE OF          NUMBER OF                       PERCENTAGE OF       AVERAGE                     AVERAGE        AVERAGE
         CUT-OFF           UNDERLYING     CUT-OFF DATE        INITIAL          MORTGAGE     WEIGHTED    CUT-OFF DATE   CUT-OFF DATE
       CO-OP BASIS          MORTGAGE       PRINCIPAL        MORTGAGE POOL      INTEREST     AVERAGE     CO-OP BASIS    RENTAL BASIS
         LTV (1)             LOANS         BALANCE (1)        BALANCE           RATE        U/W DSCR    LTV RATIO (1)  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
   1.3%    -     9.9%          13        $   43,609,297         1.5%           5.4758%       12.93x          4.8%           10.8%
  10.0%    -    19.9%           7            26,716,403         0.9%           5.6245%        4.76          14.8%           27.8%
  20.0%    -    26.8%           2            34,708,155         1.2%           5.6264%        3.35          24.2%           37.2%

                          ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        22        $  105,033,854         3.6%           5.5634%        7.69x         13.8%           23.8%
                          ==========================================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):           26.8%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):            1.3%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO (1):         13.8%

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
     RANGE OF CUT-OFF DATE RENTAL BASIS LOAN-TO-VALUE RATIOS FOR COOPERATIVE MORTGAGE LOANS (1)

                                                                               WEIGHTED                    WEIGHTED      WEIGHTED
         RANGE OF          NUMBER OF                        PERCENTAGE OF      AVERAGE                     AVERAGE        AVERAGE
         CUT-OFF           UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE      WEIGHTED     CUT-OFF DATE   CUT-OFF DATE
       RENTAL BASIS        MORTGAGE         PRINCIPAL       MORTGAGE POOL     INTEREST      AVERAGE      CO-OP BASIS    RENTAL BASIS
         LTV (1)             LOANS         BALANCE (1)        BALANCE           RATE        U/W DSCR    LTV RATIO (1)  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
   7.3%   -     10.0%           5        $   22,912,335          0.8%          5.5389%       16.07x          4.0%            7.9%
  10.1%   -     20.0%          10            26,175,885          0.9%          5.4274%        8.98           7.4%           14.7%
  20.1%   -     30.0%           3             6,276,572          0.2%          5.8555%        4.62          14.3%           26.6%
  30.1%   -     45.1%           4            49,669,061          1.7%          5.6095%        3.53          21.6%           35.7%

                          ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        22        $  105,033,854          3.6%          5.5634%        7.69x         13.8%           23.8%
                          ==========================================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):            45.1%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):             7.3%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):          23.8%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                  WEIGHTED                 WEIGHTED      WEIGHTED        WEIGHTED
                     NUMBER OF                   PERCENTAGE OF    AVERAGE                  AVERAGE       AVERAGE         AVERAGE
   PERCENTAGE       UNDERLYING    CUT-OFF DATE      INITIAL       MORTGAGE    WEIGHTED   CUT-OFF DATE   CUT-OFF DATE    PERCENT OF
   OF SPONSOR-       MORTGAGE      PRINCIPAL     MORTGAGE POOL    INTEREST    AVERAGE    CO-OP BASIS    RENTAL BASIS   SPONSOR-OWNED
   OWNED UNITS        LOANS        BALANCE (1)       BALANCE        RATE      U/W DSCR  LTV RATIO (1)  LTV RATIO (1)      UNITS
------------------------------------------------------------------------------------------------------------------------------------
       None             13       $   69,865,621        2.4%        5.5743%     8.28x        14.7%           24.3%           0.0%
  2.9%  -   9.9%         4           12,694,255        0.4%        5.4061%     7.74          9.1%           17.6%           4.1%
 10.0%  -  19.9%         3           12,516,910        0.4%        5.7818%     6.59         14.4%           24.9%          13.3%
 20.0%  -  33.0%         2            9,957,068        0.3%        5.4125%     4.87         12.8%           27.6%          31.1%

                   -----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
  AVERAGE:              22       $  105,033,854        3.6%        5.5634%     7.69x        13.8%           23.8%           5.0%
                   =================================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:               33.0%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):           2.9%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:             5.0%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED
     UNITS.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                               WEIGHTED
                           NUMBER OF                        PERCENTAGE OF       AVERAGE                    WEIGHTED
                          UNDERLYING     CUT-OFF DATE        INITIAL NET       MORTGAGE      WEIGHTED       AVERAGE
                           MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1     INTEREST       AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER         LOANS        BALANCE (1)          BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.        118       $ 1,427,859,512         60.4%           5.1710%        1.96x         63.5%
GMACCM                         67           689,573,567         29.2%           5.2513%        1.52          71.9%
GERE                           21           245,091,543         10.4%           5.1621%        1.45          68.0%

                         ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
  AVERAGE:                    206       $ 2,362,524,622        100.0%           5.1935%        1.78x         66.4%
                         =============================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                             MORTGAGE INTEREST RATES

                                                                                        WEIGHTED
                                     NUMBER OF                        PERCENTAGE OF     AVERAGE               WEIGHTED
                                    UNDERLYING     CUT-OFF DATE        INITIAL NET      MORTGAGE  WEIGHTED     AVERAGE
             RANGE OF                MORTGAGE        PRINCIPAL       LOAN GROUP NO. 1   INTEREST   AVERAGE  CUT-OFF DATE
     MORTGAGE INTEREST RATES           LOANS        BALANCE (1)          BALANCE          RATE    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
  4.7443%          -       5.0000%      20       $     721,742,027        30.5%          4.8559%    1.85x       57.2%
  5.0001%          -       5.2500%      54             670,288,121        28.4%          5.1302%    1.42        74.4%
  5.2501%          -       5.5000%      76             629,363,853        26.6%          5.3779%    1.75        69.3%
  5.5001%          -       5.7500%      33             241,964,465        10.2%          5.5891%    2.43        64.8%
  5.7501%          -       6.0000%      17              75,107,068         3.2%          5.8797%    1.73        69.4%
  6.0001%          -       6.2500%       5              22,068,486         0.9%          6.1253%    3.84        53.5%
  6.2501%          -       6.3300%       1               1,990,601         0.1%          6.3300%    4.07        17.1%

                                    -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                206       $   2,362,524,622       100.0%          5.1935%    1.78x       66.4%
                                    =====================================================================================

MAXIMUM MORTGAGE INTEREST RATE:      6.3300%
MINIMUM MORTGAGE INTEREST RATE:      4.7443%
WTD. AVG. MORTGAGE INTEREST RATE:    5.1935%

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                        WEIGHTED
                                     NUMBER OF                        PERCENTAGE OF     AVERAGE               WEIGHTED
                                    UNDERLYING     CUT-OFF DATE        INITIAL NET      MORTGAGE  WEIGHTED     AVERAGE
      RANGE OF CUT-OFF DATE          MORTGAGE        PRINCIPAL       LOAN GROUP NO. 1   INTEREST   AVERAGE  CUT-OFF DATE
      PRINCIPAL BALANCES (1)          LOANS        BALANCE (1)           BALANCE          RATE    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
    $497,659    -          750,000       3       $       1,839,177         0.1%          5.7781%    1.57x       63.4%
     750,001    -        1,000,000       3               2,940,785         0.1%          5.6533%    1.53        72.7%
   1,000,001    -        1,250,000       7               7,968,125         0.3%          5.5284%    1.53        63.9%
   1,250,001    -        1,500,000       5               6,936,884         0.3%          5.3965%    1.44        71.3%
   1,500,001    -        2,000,000      21              37,568,790         1.6%          5.5071%    3.98        49.4%
   2,000,001    -        2,500,000      22              50,194,667         2.1%          5.4216%    2.87        60.6%
   2,500,001    -        3,000,000      11              31,544,335         1.3%          5.4424%    3.47        53.8%
   3,000,001    -        3,500,000      15              48,951,540         2.1%          5.2586%    1.85        67.2%
   3,500,001    -        4,000,000       6              22,589,526         1.0%          5.3375%    1.50        73.0%
   4,000,001    -        4,500,000       6              25,888,012         1.1%          5.3601%    1.27        76.4%
   4,500,001    -        5,000,000      10              48,423,629         2.0%          5.3984%    2.42        64.0%
   5,000,001    -        6,000,000      13              71,289,752         3.0%          5.4499%    2.61        64.0%
   6,000,001    -        7,000,000       6              38,972,371         1.6%          5.5021%    1.49        68.2%
   7,000,001    -        8,000,000      13              97,395,063         4.1%          5.4796%    1.71        64.5%
   8,000,001    -        9,000,000       7              60,450,334         2.6%          5.2489%    1.36        74.6%
   9,000,001    -       10,000,000       5              47,811,699         2.0%          5.3461%    1.42        74.9%
  10,000,001    -       12,500,000      15             167,383,611         7.1%          5.2245%    2.32        68.4%
  12,500,001    -       15,000,000      11             148,474,030         6.3%          5.4153%    1.36        72.8%
  15,000,001    -       20,000,000       7             130,558,655         5.5%          5.1782%    1.56        64.6%
  20,000,001    -       25,000,000       2              45,530,302         1.9%          5.1336%    1.34        74.4%
  25,000,001    -       50,000,000       9             346,700,000        14.7%          5.2807%    1.52        73.1%
  50,000,001    -       77,500,000       5             317,433,333        13.4%          5.1503%    1.63        69.3%
  77,500,001    -     $273,800,000       4             605,680,000        25.6%          4.9014%    1.71        59.3%

                                    -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                206       $   2,362,524,622       100.0%          5.1935%    1.78x       66.4%
                                    =====================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):       $  273,800,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):       $      497,659
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):       $   11,468,566

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                            WEIGHTED
                           NUMBER OF                       PERCENTAGE OF     AVERAGE                 WEIGHTED
         RANGE OF         UNDERLYING     CUT-OFF DATE       INITIAL NET     MORTGAGE   WEIGHTED       AVERAGE
  ORIGINAL AMORTIZATION    MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1   INTEREST   AVERAGE     CUT-OFF DATE
    TERMS (MONTHS) (1)       LOANS        BALANCE (2)         BALANCE         RATE     U/W DSCR    LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
    Interest Only              10      $   279,267,425         11.8%         5.0452%    2.40x          66.8%
  120     -     300            42          305,846,469         12.9%         5.4867%    1.62           68.9%
  301     -     480           154        1,777,410,728         75.2%         5.1664%    1.71           66.0%

                          --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       206      $ 2,362,524,622        100.0%         5.1935%    1.78x          66.4%
                          ======================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):            480
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):            120
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):          352

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                     WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF     AVERAGE                   WEIGHTED
            RANGE OF               UNDERLYING     CUT-OFF DATE       INITIAL NET      MORTGAGE   WEIGHTED       AVERAGE
         ORIGINAL TERMS             MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1    INTEREST    AVERAGE     CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)      LOANS       BALANCE (2)          BALANCE          RATE     U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------
     60      -      84                  10      $   214,253,975          9.1%         5.1427%        1.88x        65.8%
     85      -     120                 174        1,961,379,838         83.0%         5.1769%        1.77         66.4%
     121     -     180                  22          186,890,809          7.9%         5.4264%        1.73         67.1%

                                   ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                206      $ 2,362,524,622        100.0%         5.1935%        1.78x        66.4%
                                   =======================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):       60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    116

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                      REMAINING AMORTIZATION TERMS (1), (2)

                                                                                WEIGHTED
                               NUMBER OF                       PERCENTAGE OF     AVERAGE                  WEIGHTED
           RANGE OF           UNDERLYING     CUT-OFF DATE       INITIAL NET     MORTGAGE   WEIGHTED       AVERAGE
    REMAINING AMORTIZATION     MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE     CUT-OFF DATE
    TERMS (MONTHS) (1), (2)      LOANS        BALANCE (2)          BALANCE         RATES    U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------
       Interest Only               10      $   279,267,425         11.8%         5.0452%       2.40x       66.8%
     118     -     250              7           27,378,928          1.2%         5.3359%       1.43        67.4%
     251     -     300             35          278,467,541         11.8%         5.5016%       1.63        69.0%
     301     -     357             56          277,018,416         11.7%         5.4201%       2.08        69.5%
     358     -     476             98        1,500,392,313         63.5%         5.1195%       1.64        65.3%

                              --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           206      $ 2,362,524,622        100.0%         5.1935%       1.78x       66.4%
                              ======================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):      476
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):      118
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2), (3):    351

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                   REMAINING TERMS TO STATED MATURITY (1), (2)

                                                                                           WEIGHTED
                                          NUMBER OF                       PERCENTAGE OF     AVERAGE                  WEIGHTED
                RANGE OF                 UNDERLYING     CUT-OFF DATE       INITIAL NET     MORTGAGE   WEIGHTED       AVERAGE
            REMAINING TERMS               MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE     CUT-OFF DATE
   TO STATED MATURITY (MONTHS) (1),(2)      LOANS        BALANCE (2)         BALANCE         RATES    U/W DSCR    LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------------
           56      -       60                  6      $   101,686,216          4.3%         5.2955%       1.69x       69.3%
           61      -       90                  4          112,567,759          4.8%         5.0047%       2.05        62.6%
           91      -      116                 74          828,511,753         35.1%         5.2648%       2.07        68.8%
          117      -      119                118        1,276,105,243         54.0%         5.1445%       1.56        65.3%
          120      -      176                  3           41,179,987          1.7%         5.5259%       1.97        56.1%
          177      -      177                  1            2,473,663          0.1%         5.4700%       1.24        61.1%

                                         --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      206      $ 2,362,524,622        100.0%         5.1935%       1.78x       66.4%
                                         ======================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):       177
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):        56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):     112

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                                   WEIGHTED
                                NUMBER OF                        PERCENTAGE OF      AVERAGE               WEIGHTED
                                MORTGAGED      CUT-OFF DATE       INITIAL NET      MORTGAGE   WEIGHTED    AVERAGE
         RANGE OF YEARS           REAL          PRINCIPAL       LOAN GROUP NO. 1   INTEREST   AVERAGE   CUT-OFF DATE
      BUILT/RENOVATED (1)      PROPERTIES      BALANCE (2)          BALANCE          RATE     U/W DSCR  LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------
  1926        -          1985       30       $    150,492,688          6.4%         5.3566%    1.58x        71.1%
  1986        -          1995       44            629,378,727         26.6%         4.9948%    1.77         57.4%
  1996        -          2000       77            370,404,722         15.7%         5.3519%    2.13         67.0%
  2001        -          2005      109          1,212,248,485         51.3%         5.2281%    1.70         70.4%
                               --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            260       $  2,362,524,622        100.0%         5.1935%    1.78x        66.4%
                               ======================================================================================

MOST RECENT YEAR BUILT/RENOVATED:                  2005
OLDEST YEAR BUILT/RENOVATED                        1926
WTD. AVG. YEAR BUILT/RENOVATED:                    1998

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT, YEAR RENOVATED OR THE CO-OP CONVERSION DATE IN THE CASE OF COOPERATIVE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                   WEIGHTED
                                NUMBER OF                        PERCENTAGE OF      AVERAGE               WEIGHTED
                                MORTGAGED      CUT-OFF DATE       INITIAL NET      MORTGAGE   WEIGHTED    AVERAGE
           RANGE OF               REAL          PRINCIPAL       LOAN GROUP NO. 1   INTEREST   AVERAGE   CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)   PROPERTIES      BALANCE (2)          BALANCE          RATE     U/W DSCR  LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------
  53%         -          75%        6        $     50,188,556         2.1%          5.4376%     1.32x       77.0%
  76%         -          85%       14              61,792,952         2.6%          5.4165%     1.52        67.3%
  86%         -          90%       28             211,417,727         8.9%          5.3726%     1.57        69.7%
  91%         -          93%       19             277,301,248        11.7%          5.2442%     1.44        71.5%
  94%         -          95%       14             533,590,393        22.6%          4.9391%     1.76        56.2%
  96%         -          97%       10             131,635,756         5.6%          5.2142%     1.38        75.1%
  98%         -         100%      130             789,285,460        33.4%          5.1228%     1.47        72.0%

                               --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           221        $  2,055,212,092        87.0%          5.1396%     1.54x       67.7%
                               ======================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):                 100%
MINIMUM OCCUPANCY RATE AT U/W (1):                  53%
WTD. AVG. OCCUPANCY RATE AT U/W (1):              94.6%

(1)  DOES NOT INCLUDE HOSPITALITY PROPERTIES AND COOPERATIVES.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                          WEIGHTED
                                    NUMBER OF                           PERCENTAGE OF      AVERAGE                  WEIGHTED
                                    UNDERLYING      CUT-OFF DATE         INITIAL NET      MORTGAGE     WEIGHTED      AVERAGE
              RANGE OF               MORTGAGE         PRINCIPAL        LOAN GROUP NO. 1   INTEREST     AVERAGE     CUT-OFF DATE
             U/W DSCRs                LOANS          BALANCE (1)           BALANCE          RATE       U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
     1.15x       -       1.23           13        $     255,600,291         10.8%          5.1234%       1.21x        77.2%
     1.24        -       1.29           40              469,790,778         19.9%          5.1523%       1.25         75.2%
     1.30        -       1.32           12               95,773,613          4.1%          5.2374%       1.30         76.6%
     1.33        -       1.36           12              128,564,386          5.4%          5.3324%       1.34         70.3%
     1.37        -       1.41           24              230,852,058          9.8%          5.3624%       1.40         74.4%
     1.42        -       1.46           13              104,201,697          4.4%          5.4001%       1.44         74.4%
     1.47        -       1.51           12               78,921,665          3.3%          5.4031%       1.48         71.7%
     1.52        -       1.56           13              175,179,033          7.4%          5.2153%       1.54         71.7%
     1.57        -       1.61           18              185,246,521          7.8%          5.4776%       1.59         68.8%
     1.62        -       1.76           17              136,734,656          5.8%          5.1432%       1.70         68.0%
     1.77        -       1.96            5               24,053,399          1.0%          5.6046%       1.88         63.3%
     1.97        -       2.16            3              277,570,896         11.7%          4.7556%       2.14         38.8%
     2.17        -      18.72x          24              200,035,628          8.5%          5.1948%       4.88         40.0%

                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                206        $   2,362,524,622        100.0%          5.1935%      1.78x         66.4%
                                    ===========================================================================================

MAXIMUM U/W DSCR:                    18.72x
MINIMUM U/W DSCR:                    1.15x
WTD. AVG. U/W DSCR:                  1.78x

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                       WEIGHTED
                                 NUMBER OF                           PERCENTAGE OF      AVERAGE                  WEIGHTED
                                 UNDERLYING      CUT-OFF DATE         INITIAL NET      MORTGAGE     WEIGHTED      AVERAGE
    RANGE OF CUT-OFF DATE         MORTGAGE         PRINCIPAL        LOAN GROUP NO. 1   INTEREST     AVERAGE     CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)        LOANS          BALANCE (1)           BALANCE          RATE       U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
   1.3%       -       47.0%          23        $     365,300,613         15.5%          4.8847%      3.52x         34.1%
  47.0%       -       55.0%           9               48,319,545          2.0%          5.2983%      1.86          51.8%
  55.0%       -       60.0%          12              156,141,241          6.6%          5.2460%      2.19          56.5%
  60.0%       -       65.0%          13               67,468,151          2.9%          5.4887%      1.49          62.7%
  65.0%       -       70.0%          26              247,579,040         10.5%          5.3565%      1.42          67.8%
  70.0%       -       74.0%          49              486,235,324         20.6%          5.2439%      1.49          72.4%
  74.0%       -       75.0%          11              103,131,832          4.4%          5.1855%      1.42          74.4%
  75.0%       -       77.0%          17              269,496,195         11.4%          5.2568%      1.33          76.4%
  77.0%       -       77.5%           5              137,008,083          5.8%          5.1207%      1.26          77.4%
  77.5%       -       78.5%           7              209,060,637          8.8%          5.0988%      1.23          77.8%
  78.5%       -       79.5%          14              119,065,290          5.0%          5.2310%      1.31          79.2%
  79.5%       -       81.9%          20              153,718,672          6.5%          5.3488%      1.36          80.4%

                                 -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             206         $  2,362,524,622        100.0%          5.1935%      1.78x         66.4%
                                 ===========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):   81.9%
MINIMUM CUT-OFF DATE LTV RATIO (1):    1.3%
WTD. AVG. CUT-OFF DATE LTV RATIO (1): 66.4%

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                   WEIGHTED
                               NUMBER OF                         PERCENTAGE OF      AVERAGE                 WEIGHTED
                               MORTGAGED       CUT-OFF DATE       INITIAL NET      MORTGAGE    WEIGHTED     AVERAGE
                                  REAL          PRINCIPAL       LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
STATE                          PROPERTIES      BALANCE (1)          BALANCE          RATE      U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
New York                           30        $    470,532,770        19.9%          4.9649%     3.15x         41.4%
Florida                            31             413,978,481        17.5%          5.1994%     1.38          75.3%
California                         34             303,163,044        12.8%          5.2020%     1.48          70.5%
     Southern California (2)       26             187,420,810         7.9%          5.2946%     1.36          71.1%
     Northern California (2)        8             115,742,234         4.9%          5.0520%     1.68          69.5%
Colorado                            5             140,394,643         5.9%          5.0819%     1.24          75.5%
Georgia                             8             125,617,517         5.3%          5.3661%     1.43          71.9%
Virginia                           48             105,302,367         4.5%          5.0362%     1.34          74.6%
Arizona                             9              91,579,729         3.9%          5.2174%     1.40          72.0%
Texas                              17              84,730,539         3.6%          5.3367%     1.41          71.2%
Maryland                            3              80,853,145         3.4%          5.3316%     1.34          69.4%
Virgin Islands                      1              62,500,000         2.6%          5.4400%     1.60          73.0%
Michigan                            4              49,663,670         2.1%          5.6867%     2.19          61.3%
Pennsylvania                        2              46,800,000         2.0%          5.4384%     1.52          80.1%
Minnesota                           4              42,483,332         1.8%          5.0495%     1.30          77.7%
Illinois                            5              41,136,799         1.7%          5.5232%     1.44          71.5%
North Carolina                     10              38,485,860         1.6%          5.3894%     1.53          71.6%
New Jersey                          7              37,934,166         1.6%          5.2340%     1.48          75.2%
Tennessee                           2              34,300,000         1.5%          5.1935%     1.38          75.9%
Nevada                              3              25,575,000         1.1%          5.2720%     1.26          75.4%
South Carolina                      5              25,458,568         1.1%          5.2921%     1.41          71.3%
Alabama                             5              23,440,124         1.0%          5.3265%     1.29          73.5%
New Mexico                          3              23,125,345         1.0%          5.4210%     1.39          72.3%
Idaho                               1              20,000,000         0.8%          4.7500%     2.37          42.6%
Connecticut                         5              14,425,020         0.6%          5.5739%     1.72          69.0%
Iowa                                1              13,000,000         0.6%          5.2200%     1.37          80.0%
Nebraska                            2              12,334,735         0.5%          5.2193%     1.38          77.2%
Ohio                                7              12,130,451         0.5%          5.5853%     1.50          66.0%
Massachusetts                       1               8,450,334         0.4%          5.4700%     1.47          75.4%
Delaware                            3               4,866,105         0.2%          5.1500%     1.39          72.9%
Mississippi                         1               4,183,460         0.2%          5.5100%     1.25          74.0%
Indiana                             1               2,900,000         0.1%          5.3600%     1.33          64.4%
Oregon                              1               1,876,023         0.1%          5.2100%     2.00          26.8%
Utah                                1               1,303,394        0.06%          5.9000%     1.42          74.9%

                               ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           260        $  2,362,524,622       100.0%          5.1935%     1.78x         66.4%
                               ========================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN OR EQUAL TO 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                   WEIGHTED
                                    NUMBER OF                     PERCENTAGE OF     AVERAGE               WEIGHTED        WEIGHTED
                                    UNDERLYING    CUT-OFF DATE     INITIAL NET     MORTGAGE   WEIGHTED     AVERAGE        AVERAGE
                                     MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE     REMAINING
LOAN TYPE                             LOANS       BALANCE (1)        BALANCE         RATE     U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans              9      $   233,867,425        9.9%         5.0575%     2.57x       65.3%            90
Balloon Loans with Partial IO Term      71        1,422,737,000       60.2%         5.1443%     1.54        66.3%            37
Balloon Loan without IO Term           121          623,961,391       26.4%         5.3666%     2.07        66.2%           N/A
Interest Only ARD Loans                  1           45,400,000        1.9%         4.9820%     1.53        74.1%           115
ARD Loans with Partial IO Periods        1           18,500,000        0.8%         4.9100%     1.53        73.7%            21
ARD Loans without IO Term                1           13,709,120        0.6%         5.7800%     1.41        79.7%           N/A
Fully Amortizing Loans                   2            4,349,686        0.2%         5.3579%     1.57        46.3%           N/A

                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                206      $ 2,362,524,622      100.0%         5.1935%     1.78x       66.4%           N/A
                                    ================================================================================================

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                      WEIGHTED
                                      NUMBER OF                      PERCENTAGE OF     AVERAGE               WEIGHTED
                                      MORTGAGED     CUT-OFF DATE      INITIAL NET     MORTGAGE   WEIGHTED    AVERAGE
                                         REAL        PRINCIPAL      LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE                         PROPERTIES    BALANCE (1)         BALANCE         RATE     U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
Retail                                   120      $    881,100,524       37.3%         5.1382%    1.41x        73.7%
Office                                    50           869,596,562       36.8%         5.0610%    1.72         61.3%
Hotel                                     22           249,201,054       10.5%         5.5631%    1.60         69.3%
Multifamily                               35           200,080,924        8.5%         5.3704%    4.10         51.2%
Self Storage                              11            59,708,109        2.5%         5.4060%    1.52         63.1%
Mixed Use                                 15            57,449,664        2.4%         5.5123%    1.50         70.7%
Industrial                                7             45,387,785        1.9%         5.3136%    1.43         72.1%

                                      ----------------------------------------------------------------------------------
                                         260      $  2,362,524,622      100.0%         5.1935%    1.78x        66.4%
                                      ==================================================================================

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                      WEIGHTED
                                      NUMBER OF                      PERCENTAGE OF     AVERAGE               WEIGHTED
                                      MORTGAGED     CUT-OFF DATE      INITIAL NET     MORTGAGE   WEIGHTED     AVERAGE
               PROPERTY                 REAL         PRINCIPAL      LOAN GROUP NO. 1   INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE  SUB-TYPE               PROPERTIES    BALANCE (1)         BALANCE        RATE      U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
RETAIL

               Anchored (2)               30      $    611,593,426       25.9%         5.1184%     1.44x       74.1%
               Unanchored                 90           269,507,098       11.4%         5.1832%     1.36        73.0%

                                      ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  120      $    881,100,524       37.3%         5.1382%     1.41x       73.7%
                                      ==================================================================================

OFFICE

               CBD                         8      $    532,694,328       22.5%         4.9486%     1.90x       53.3%
               Suburban                   42           336,902,234       14.3%         5.2387%     1.44        73.9%

                                      ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   50      $    869,596,562       36.8%         5.0610%     1.72x       61.3%
                                      ==================================================================================

HOTEL

               Full Service                7      $    146,753,503        6.2%         5.4827%     1.59x       69.8%
               Limited Service            15           102,447,552        4.3%         5.6782%     1.62        68.7%

                                      ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   22      $    249,201,054       10.5%         5.5631%     1.60x       69.3%
                                      ==================================================================================

MULTIFAMILY

               Conventional                6      $    102,650,350        4.3%         5.2687%     1.29x       69.3%
               Cooperative                17            58,111,475        2.5%         5.5162%    10.85        7.2%
               Manufactured Housing       10            21,747,079        0.9%         5.3885%     1.39        70.4%
               Independent Living          2            17,572,019        0.7%         5.4600%     1.56        67.4%

                                      ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   35      $    200,080,924        8.5%         5.3704%     4.10x       51.2%
                                      ==================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2)  INCLUDES SHADOW ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                             WEIGHTED       WEIGHTED
                                                                                             AVERAGE       AVERAGE
                                           NUMBER OF                      PERCENTAGE OF     REMAINING      REMAINING
           RANGE OF                        UNDERLYING    CUT-OFF DATE      INITIAL NET       LOCKOUT        LOCKOUT
      REMAINING TERMS TO                    MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1     PERIOD     PLUS YM PERIOD
   STATED MATURITY (1),(2)                   LOANS       BALANCE (1)         BALANCE       (MONTHS) (1)   (MONTHS) (1)
-----------------------------------------------------------------------------------------------------------------------
   56           -          71                  7       $    110,136,550         4.7%              49            51
   72           -          99                  5            149,098,574         6.3%              71            80
  100           -         115                 40            503,679,521        21.3%             105           107
  116           -         117                 92          1,055,724,698        44.7%             111           113
  118           -         177                 62            543,885,279        23.0%             111           117

                                           ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      206       $  2,362,524,622       100.0%             104           108
                                           ============================================================================

                                                WEIGHTED
                                                AVERAGE              WEIGHTED
                                                REMAINING            AVERAGE
           RANGE OF                          LOCKOUT PLUS YM        REMAINING
      REMAINING TERMS TO                   PLUS PREMIUM PERIOD       MATURITY
   STATED MATURITY (1),(2)                    (MONTHS) (1)       (MONTHS) (1),(2)
----------------------------------------------------------------------------------
   56           -         71                        51                  58
   72           -         99                        80                  85
  100           -         115                      108                 113
  116           -         117                      113                 117
  118           -         177                      117                 121

                                           ---------------------------------------
TOTAL/WEIGHTED AVERAGE:                            108                 112
                                           =======================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION


                                                                                             WEIGHTED       WEIGHTED
                                                                                             AVERAGE       AVERAGE
                                           NUMBER OF                      PERCENTAGE OF     REMAINING      REMAINING
                                           UNDERLYING    CUT-OFF DATE      INITIAL NET       LOCKOUT        LOCKOUT
                                            MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1     PERIOD     PLUS YM PERIOD
PREPAYMENT OPTION                            LOANS       BALANCE (1)         BALANCE       (MONTHS) (1)   (MONTHS) (1)
-----------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                          175      $  2,235,677,390        94.6%           107            107
Lockout / Yield Maintenance                    21            74,166,605         3.1%            46            110
Lockout / Defeasance / Yield Maintenance        2            30,826,545         1.3%            29            119
Lockout / Static                                7            15,878,712         0.7%            95             95
Yield Maintenance                               1             5,975,370         0.3%             0            116

                                           ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       206      $  2,362,524,622       100.0%           104            108
                                           ============================================================================

                                                WEIGHTED
                                                AVERAGE              WEIGHTED
                                                REMAINING            AVERAGE
                                             LOCKOUT PLUS YM        REMAINING
                                           PLUS PREMIUM PERIOD       MATURITY
PREPAYMENT OPTION                             (MONTHS) (1)      (MONTHS) (1),(2)
----------------------------------------------------------------------------------
Lockout / Defeasance                               107                 112
Lockout / Yield Maintenance                        110                 114
Lockout / Defeasance / Yield Maintenance           119                 122
Lockout / Static                                   109                 113
Yield Maintenance                                  116                 117

                                           ---------------------------------------
TOTAL/WEIGHTED AVERAGE:                            108                 112
                                           =======================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                              WEIGHTED
                             NUMBER OF                       PERCENTAGE OF    AVERAGE                 WEIGHTED
                             MORTGAGED     CUT-OFF DATE       INITIAL NET     MORTGAGE   WEIGHTED     AVERAGE
                               REAL          PRINCIPAL      LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE
OWNERSHIP INTEREST           PROPERTIES     BALANCE (1)         BALANCE        RATES     U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
Fee                             254      $   2,237,856,186       94.7%         5.1828%    1.80x        66.2%
Fee/Leasehold                     3             97,696,046        4.1%         5.3889%    1.42         73.0%
Leasehold                         3             26,972,391        1.1%         5.3726%    1.56         60.4%

                             ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         260      $   2,362,524,622      100.0%         5.1935%    1.78x        66.4%
                             ====================================================================================

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

RANGE OF CUT-OFF DATE CO-OP BASIS LOAN-TO-VALUE RATIOS FOR COOPERATIVE MORTGAGE
                                    LOANS (1)

                                                                         WEIGHTED               WEIGHTED       WEIGHTED
        RANGE OF           NUMBER OF                    PERCENTAGE OF    AVERAGE                 AVERAGE        AVERAGE
        CUT-OFF           UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE   WEIGHTED  CUT-OFF DATE   CUT-OFF DATE
      CO-OP BASIS          MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1  INTEREST    AVERAGE   CO-OP BASIS   RENTAL BASIS
        LTV (1)              LOANS      BALANCE (1)        BALANCE         RATE     U/W DSCR  LTV RATIO (1)  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
   1.3%      -      9.9%      12      $    41,123,096        1.7%         5.4864%    13.28x        4.6%          10.5%
  10.0%      -     17.1%       5           16,988,380        0.7%         5.5884%     4.98        13.6%          26.8%

                          ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       17      $    58,111,475        2.5%         5.5162%    10.85x        7.2%          15.2%
                          ================================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):       17.1%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):        1.3%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO (1):      7.2%

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

RANGE OF CUT-OFF DATE RENTAL BASIS LOAN-TO-VALUE RATIOS FOR COOPERATIVE MORTGAGE
                                    LOANS (1)

                                                                         WEIGHTED              WEIGHTED       WEIGHTED
        RANGE OF           NUMBER OF                    PERCENTAGE OF    AVERAGE                AVERAGE        AVERAGE
        CUT-OFF           UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED  CUT-OFF DATE   CUT-OFF DATE
      CO-OP BASIS          MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1  INTEREST   AVERAGE   CO-OP BASIS   RENTAL BASIS
        LTV (1)              LOANS      BALANCE (1)        BALANCE         RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
   7.3%     -     10.0%        5      $    22,912,335        1.0%         5.5389%   16.07x        4.0%           7.9%
  10.1%     -     20.0%        8           21,451,700        0.9%         5.4158%    9.46         6.3%          14.2%
  20.1%     -     30.0%        3            6,276,572        0.3%         5.8555%    4.62        14.3%          26.6%
  30.1%     -     31.3%        1            7,470,867        0.3%         5.4500%    4.09        14.1%          31.3%
                          ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       17      $    58,111,475        2.5%         5.5162%    10.85x       7.2%          15.2%
                          ================================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):       31.3%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):        7.3%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):     15.2%

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                  WEIGHTED             WEIGHTED      WEIGHTED      WEIGHTED
                         NUMBER OF                PERCENTAGE OF    AVERAGE              AVERAGE       AVERAGE      AVERAGE
      PERCENTAGE         UNDERLYING CUT-OFF DATE     INITIAL      MORTGAGE  WEIGHTED CUT-OFF DATE  CUT-OFF DATE   PERCENT OF
      OF SPONSOR-         MORTGAGE    PRINCIPAL  LOAN GROUP NO. 1  INTEREST  AVERAGE   CO-OP BASIS  RENTAL BASIS SPONSOR-OWNED
      OWNED UNITS          LOANS     BALANCE (1)     BALANCE        RATE    U/W DSCR LTV RATIO (1) LTV RATIO (1)    UNITS
------------------------------------------------------------------------------------------------------------------------------
           None             11      $ 35,157,466       1.5%        5.5229%   13.14x      5.3%          11.5%         0.0%
   2.9%     -       9.9%     4        12,694,255       0.5%        5.4061%    7.74       9.1%          17.6%         4.1%
  10.0%     -      19.9%     1         2,788,887       0.1%        6.1100%   14.34       5.3%           8.3%        13.3%
  20.0%     -      30.5%     1         7,470,867       0.3%        5.4500%    4.09      14.1%          31.3%        30.5%
                         -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     17      $ 58,111,475       2.5%        5.5162%   10.85x      7.2%          15.2%         5.5%
                         =====================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:         30.5%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):     2.9%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:       5.5%

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE               WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL NET      MORTGAGE   WEIGHTED    AVERAGE
                               MORTGAGE       PRINCIPAL      LOAN GROUP NO. 2   INTEREST   AVERAGE    CUT-OFF DATE
  MORTGAGE LOAN SELLER          LOANS        BALANCE (1)         BALANCE          RATE     U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
  Column Financial, Inc.          55      $    363,697,414        67.5%          5.3844%    1.65x        65.1%
  GMACCM                          13           123,529,490        22.9%          5.2401%     1.32        69.6%
  GERE                             6            51,195,035         9.5%          5.2467%     1.30        72.1%
                              ------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:         74      $    538,421,938       100.0%          5.3382%    1.54x        66.8%
                              ====================================================================================

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                             MORTGAGE INTEREST RATES

                                                                                WEIGHTED
                               NUMBER OF                      PERCENTAGE OF      AVERAGE               WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL NET      MORTGAGE   WEIGHTED    AVERAGE
           RANGE OF            MORTGAGE      PRINCIPAL        LOAN GROUP NO. 2   INTEREST   AVERAGE  CUT-OFF DATE
   MORTGAGE INTEREST RATES      LOANS        BALANCE (1)         BALANCE          RATE     U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
  4.7500%     -     5.0000%        4      $     24,437,926          4.5%         4.8897%    1.56x        67.6%
  5.0001%     -     5.2500%       22           228,186,083         42.4%         5.1595%    1.34         72.1%
  5.2501%     -     5.5000%       28           142,228,940         26.4%         5.3502%    1.41         72.3%
  5.5001%     -     5.7500%       15            95,447,186         17.7%         5.6302%    2.30         52.8%
  5.7501%     -     6.0000%        4            42,354,800          7.9%         5.7700%    1.27         55.9%
  6.0001%     -     6.0100%        1             5,767,004          1.1%         6.0100%    2.32         26.8%

                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           74      $    538,421,938        100.0%         5.3382%    1.54x        66.8%
                              ====================================================================================

MAXIMUM MORTGAGE INTEREST RATE:       6.0100%
MINIMUM MORTGAGE INTEREST RATE:       4.7500%
WTD. AVG. MORTGAGE INTEREST RATE:     5.3382%

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                WEIGHTED
                               NUMBER OF                      PERCENTAGE OF      AVERAGE               WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL NET      MORTGAGE   WEIGHTED    AVERAGE
  RANGE OF CUT-OFF DATE        MORTGAGE      PRINCIPAL       LOAN GROUP NO. 2   INTEREST   AVERAGE   CUT-OFF DATE
  PRINCIPAL BALANCES (1)        LOANS        BALANCE (1)         BALANCE          RATE     U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
  $844,091   -    1,000,000        3      $      2,591,461         0.5%          5.4584%     1.90x       53.2%
 1,000,001   -    1,250,000        4             4,577,291         0.9%          5.5165%     1.34        66.6%
 1,250,001   -    1,500,000        4             5,709,062         1.1%          5.4228%     1.36        76.4%
 1,500,001   -    2,000,000        6            10,646,580         2.0%          5.4706%     1.35        77.0%
 2,000,001   -    2,500,000        7            16,257,714         3.0%          5.3237%     3.19        45.3%
 2,500,001   -    3,000,000        4            11,119,371         2.1%          5.3626%     1.30        78.1%
 3,000,001   -    3,500,000        2             6,326,268         1.2%          5.1083%     1.76        63.3%
 3,500,001   -    4,000,000        2             7,679,922         1.4%          5.4216%     1.50        69.7%
 4,000,001   -    4,500,000        7            29,537,945         5.5%          5.3275%     1.33        72.8%
 4,500,001   -    5,000,000        2             9,878,588         1.8%          5.3831%     1.50        65.7%
 5,000,001   -    6,000,000        7            39,426,893         7.3%          5.3427%     1.51        63.0%
 6,000,001   -    7,000,000        1             6,114,056         1.1%          5.3750%     1.58        79.9%
 7,000,001   -    8,000,000        5            38,310,779         7.1%          5.3486%     1.88        61.8%
 8,000,001   -    9,000,000        1             8,750,000         1.6%          4.7500%     1.51        56.8%
 9,000,001   -   10,000,000        1             9,567,926         1.8%          5.0000%     1.44        78.4%
10,000,001   -   12,500,000        1            10,300,000         1.9%          5.5500%     1.20        76.9%
12,500,001   -   15,000,000        6            79,359,313        14.7%          5.5204%     1.27        65.8%
15,000,001   -   20,000,000        4            69,600,000        12.9%          5.2889%     1.32        73.7%
20,000,001   -   25,000,000        5           109,727,620        20.4%          5.2555%     1.25        71.7%
25,000,001   -  $34,000,000        2            62,941,151        11.7%          5.3555%     2.29        52.8%

                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           74      $    538,421,938       100.0%          5.3382%     1.54x       66.8%
                              ====================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):   $ 34,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):       $844,091
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):   $  7,275,972

(1) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                    WEIGHTED
                                   NUMBER OF                      PERCENTAGE OF      AVERAGE               WEIGHTED
         RANGE OF                 UNDERLYING    CUT-OFF DATE       INITIAL NET      MORTGAGE   WEIGHTED    AVERAGE
  ORIGINAL AMORTIZATION            MORTGAGE      PRINCIPAL       LOAN GROUP NO. 2   INTEREST   AVERAGE   CUT-OFF DATE
    TERMS (MONTHS) (1)              LOANS        BALANCE (1)         BALANCE          RATE     U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
       Interest Only                  2       $     21,200,000         3.9%          5.1213%    1.68x        65.7%
   132       -        300             4              8,979,656         1.7%          5.3556%    1.66         48.9%
   301       -        480             68           508,242,282        94.4%          5.3470%    1.54         67.2%

                                  ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               74      $    538,421,938       100.0%          5.3382%    1.54x        66.8%
                                  ====================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):           480
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):           132
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):         366

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                    WEIGHTED
                                  NUMBER OF                       PERCENTAGE OF      AVERAGE               WEIGHTED
           RANGE OF               UNDERLYING    CUT-OFF DATE       INITIAL NET      MORTGAGE   WEIGHTED    AVERAGE
        ORIGINAL TERMS             MORTGAGE      PRINCIPAL       LOAN GROUP NO. 2   INTEREST   AVERAGE   CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)    LOANS        BALANCE (1)         BALANCE          RATE     U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
      60        -         84           8      $     58,618,650        10.9%          5.3443%    1.29x        75.7%
      85        -        120          55           365,049,150        67.8%          5.3282%    1.47         67.4%
      121       -        180          11           114,754,138        21.3%          5.3671%    1.90         60.4%

                                  ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               74      $    538,421,938       100.0%          5.3382%    1.54x        66.8%
                                  ====================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   117

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                      REMAINING AMORTIZATION TERMS (1), (2)

                                                                                           WEIGHTED
                                         NUMBER OF                       PERCENTAGE OF      AVERAGE               WEIGHTED
          RANGE OF                       UNDERLYING    CUT-OFF DATE       INITIAL NET      MORTGAGE   WEIGHTED    AVERAGE
   REMAINING AMORTIZATION                 MORTGAGE      PRINCIPAL       LOAN GROUP NO. 2   INTEREST   AVERAGE   CUT-OFF DATE
  TERMS (MONTHS) (1), (2)                  LOANS        BALANCE (1)         BALANCE          RATE     U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
        Interest Only                         2      $     21,200,000         3.9%          5.1213%    1.68x        65.7%
   131        -        250                    3             3,001,270         0.6%          5.5459%    1.61         49.2%
   251        -        300                    1             5,978,385         1.1%          5.2600%    1.69         48.8%
   301        -        357                   25           118,330,975        22.0%          5.5272%    1.62         62.6%
   358        -        477                   43           389,911,308        72.4%          5.2923%    1.51         68.5%

                                         ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      74      $    538,421,938       100.0%          5.3382%    1.54x        66.8%
                                         ====================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)   (2), (3):                477
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)   (2), (3):                131
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2), (3):                364

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                   REMAINING TERMS TO STATED MATURITY (1), (2)

                                                                                           WEIGHTED
                                         NUMBER OF                       PERCENTAGE OF      AVERAGE               WEIGHTED
              RANGE OF                   UNDERLYING    CUT-OFF DATE       INITIAL NET      MORTGAGE   WEIGHTED    AVERAGE
           REMAINING TERMS                MORTGAGE      PRINCIPAL       LOAN GROUP NO. 2   INTEREST   AVERAGE   CUT-OFF DATE
  TO STATED MATURITY (MONTHS) (1), (2)     LOANS        BALANCE (1)         BALANCE          RATE     U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
       56        -         60                  6     $     47,097,474         8.7%          5.3002%     1.30x       75.4%
       61        -         90                  4           35,021,176         6.5%          5.4466%     1.24        78.3%
       91        -        116                 26          153,857,215        28.6%          5.4621%     1.50        67.3%
      117        -        119                 32          245,457,390        45.6%          5.2031%     1.42        69.3%
      120        -        176                  4           52,451,904         9.7%          5.5422%     2.65        38.8%
      177        -        178                  2            4,536,779         0.8%          5.6481%     1.83        57.5%

                                         ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       74     $    538,421,938       100.0%          5.3382%     1.54x       66.8%
                                         ====================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)   (1), (2):         178
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)   (1), (2):          56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):         114

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                            WEIGHTED
                           NUMBER OF                       PERCENTAGE OF    AVERAGE                    WEIGHTED
                           MORTGAGED    CUT-OFF DATE        INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE
   RANGE OF YEARS            REAL        PRINCIPAL       LOAN GROUP NO. 2   INTEREST     AVERAGE     CUT-OFF DATE
  BUILT/RENOVATED (1)     PROPERTIES     BALANCE (2)          BALANCE         RATE       U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------
  1958    -    1985           10       $    33,204,213          6.2%         5.3621%       1.74x         69.2%
  1986    -    1995           14           100,982,645         18.8%         5.2445%       1.54          61.6%
  1996    -    2000           21           208,573,834         38.7%         5.4804%       1.72          61.2%
  2001    -    2005           31           195,661,245         36.3%         5.2309%       1.32          75.0%
                          ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       76       $   538,421,938        100.0%         5.3382%       1.54x         66.8%
                          ==========================================================================================

MOST RECENT YEAR BUILT/RENOVATED:       2005
OLDEST YEAR BUILT/RENOVATED             1958
WTD. AVG. YEAR BUILT/RENOVATED:         1997

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT, YEAR RENOVATED OR THE CO-OP CONVERSION DATE IN THE CASE OF COOPERATIVE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.


                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                             WEIGHTED
                            NUMBER OF                     PERCENTAGE OF      AVERAGE                     WEIGHTED
                            MORTGAGED     CUT-OFF DATE     INITIAL NET       MORTGAGE     WEIGHTED       AVERAGE
       RANGE OF               REAL         PRINCIPAL     LOAN GROUP NO. 2    INTEREST     AVERAGE      CUT-OFF DATE
OCCUPANCY RATES AT U/W (1) PROPERTIES     BALANCE (2)        BALANCE           RATE       U/W DSCR     LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------
  78%     -     85%            3       $    10,441,799          1.9%         5.3606%       1.52x         57.3%
  86%     -     90%           10            58,281,028         10.8%         5.3166%       1.28          76.4%
  91%     -     93%            9            73,130,362         13.6%         5.2436%       1.37          76.0%
  94%     -     95%           14           125,330,188         23.3%         5.2251%       1.30          70.2%
  96%     -     97%           10           108,981,012         20.2%         5.3775%       1.27          70.0%
  98%     -    100%           25           115,335,170         21.4%         5.3775%       1.40          68.5%
                          ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       71       $   491,499,559         91.3%         5.3111%       1.33x         71.1%
                          ==========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):       100%
MINIMUM OCCUPANCY RATE AT U/W (1):        78%
WTD. AVG. OCCUPANCY RATE AT U/W (1):      95%

(1) DOES NOT INCLUDE COOPERATIVES.
(2) BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                            WEIGHTED
                             NUMBER OF                     PERCENTAGE OF     AVERAGE                    WEIGHTED
                            UNDERLYING    CUT-OFF DATE      INITIAL NET     MORTGAGE     WEIGHTED       AVERAGE
       RANGE OF              MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2  INTEREST     AVERAGE      CUT-OFF DATE
      U/W DSCRS               LOANS       BALANCE (1)         BALANCE         RATE       U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
 1.20x    -   1.28            27       $   289,739,902         53.8%         5.3883%       1.23x         71.5%
 1.29     -   1.34            11            47,528,418          8.8%         5.2121%       1.31          76.7%
 1.35     -   1.37             4            18,336,417          3.4%         5.2762%       1.36          79.3%
 1.38     -   1.41             5            28,610,093          5.3%         5.1557%       1.38          68.6%
 1.42     -   1.46             6            32,414,232          6.0%         5.2338%       1.44          77.8%
 1.47     -   1.51             3            14,314,664          2.7%         4.9539%       1.49          59.5%
 1.52     -   1.56             1             4,978,588          0.9%         5.1400%       1.56          54.7%
 1.57     -   1.61             3            32,096,239          6.0%         5.1779%       1.58          70.3%
 1.62     -   1.66             2             4,044,322          0.8%         5.5959%       1.63          71.6%
 1.67     -   1.81             2             9,671,073          1.8%         5.4089%       1.70          53.9%
 1.82     -   2.01             1               847,370          0.2%         5.3500%       1.92          42.4%
 2.02     -   2.21             1             2,489,150          0.5%         5.0800%       2.04          49.8%
 2.22     -   7.23x            8            53,351,471          9.9%         5.5587%       3.59          24.5%

                          ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       74       $   538,421,938        100.0%         5.3382%       1.54x         66.8%
                          ==========================================================================================

MAXIMUM U/W DSCR:           7.23x
MINIMUM U/W DSCR:           1.20x
WTD. AVG. U/W DSCR:         1.54x

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.


                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                            WEIGHTED
                            NUMBER OF                       PERCENTAGE OF    AVERAGE                    WEIGHTED
                           UNDERLYING     CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED       AVERAGE
 RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL      LOAN GROUP NO. 2   INTEREST    AVERAGE      CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)     LOANS        BALANCE (1)         BALANCE         RATE       U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
  8.7%    -   47.0%            9       $    52,142,590          9.7%         5.5872%       3.59x         23.3%
 47.0%    -   55.0%            7            56,455,436         10.5%         5.5841%       1.42          53.7%
 55.0%    -   60.0%            5            46,810,196          8.7%         5.1330%       1.31          58.4%
 60.0%    -   65.0%            1             3,692,688          0.7%         5.6500%       1.71          62.1%
 65.0%    -   70.0%            8            76,498,262         14.2%         5.1927%       1.42          68.1%
 70.0%    -   74.0%            4            20,205,647          3.8%         5.3245%       1.26          72.2%
 74.0%    -   75.0%            3             4,713,521          0.9%         5.3125%       1.29          74.8%
 75.0%    -   77.0%            8            54,468,565         10.1%         5.5780%       1.29          76.7%
 77.0%    -   77.5%            2             7,123,000          1.3%         5.3090%       1.33          77.4%
 77.5%    -   78.5%           11           131,877,050         24.5%         5.2059%       1.26          78.0%
 78.5%    -   79.5%            6            44,208,631          8.2%         5.3192%       1.25          79.2%
 79.5%    -   80.0%           10            40,226,353          7.5%         5.3024%       1.36          79.9%

                          ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       74       $   538,421,938        100.0%         5.3382%       1.54x         66.8%
                          ==========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):      8.7%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   66.8%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                  WEIGHTED
                              NUMBER OF                         PERCENTAGE OF      AVERAGE                 WEIGHTED
                              MORTGAGED        CUT-OFF DATE      INITIAL NET      MORTGAGE   WEIGHTED      AVERAGE
                                REAL            PRINCIPAL      LOAN GROUP NO. 2   INTEREST   AVERAGE     CUT-OFF DATE
STATE                        PROPERTIES        BALANCE (1)         BALANCE          RATE     U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Texas                           15          $    131,473,828        24.4%          5.2199%     1.35x         74.7%
New York                         8                82,760,909        15.4%          5.6606%     2.61          38.4%
Michigan                         5                65,660,062        12.2%          5.2267%     1.25          67.9%
Georgia                          4                35,962,017         6.7%          5.2137%     1.32          75.3%
North Carolina                   2                29,620,000         5.5%          5.5898%     1.23          74.6%
Ohio                             5                21,750,005         4.0%          5.1770%     1.32          78.8%
California                       7                20,758,066         3.9%          5.3171%     1.56          63.9%
   Southern California (2)       5                13,635,066         2.5%          5.3214%     1.68          56.8%
   Northern California (2)       2                 7,123,000         1.3%          5.3090%     1.33          77.4%
Illinois                         2                20,092,688         3.7%          5.3480%     1.32          75.2%
Colorado                         2                20,017,299         3.7%          5.3394%     1.21          79.2%
South Carolina                   2                15,800,000         2.9%          5.2523%     1.36          79.9%
Washington                       3                14,106,268         2.6%          4.9563%     1.43          62.4%
Virginia                         4                13,323,781         2.5%          5.2891%     1.47          71.1%
New Jersey                       2                11,498,936         2.1%          5.5698%     1.21          77.2%
Pennsylvania                     2                 9,816,204         1.8%          5.3837%     1.29          78.1%
Florida                          2                 8,467,535         1.6%          5.2071%     1.79          49.1%
Oregon                           1                 6,000,000         1.1%          5.3600%     1.26          56.4%
Alabama                          1                 5,979,248         1.1%          5.0800%     1.32          78.2%
District of Columbia             2                 5,825,958         1.1%          5.1705%     1.61          52.9%
Kansas                           1                 5,767,004         1.1%          6.0100%     2.32          26.8%
Wisconsin                        1                 4,100,000         0.8%          5.3500%     1.25          78.8%
Montana                          1                 3,987,234         0.7%          5.2100%     1.31          76.7%
Utah                             1                 1,952,649         0.4%          5.7200%     1.64          69.7%
Minnesota                        1                 1,658,498         0.3%          5.6600%     1.24          79.9%
Arkansas                         1                 1,143,749         0.2%          5.3400%     1.26          40.8%
Indiana                          1                   900,000         0.2%          5.3900%     1.46          78.3%
                            -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         76          $    538,421,938       100.0%          5.3382%     1.54x         66.8%
                            ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN OR EQUAL TO 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE              WEIGHTED       WEIGHTED
                                     UNDERLYING   CUT-OFF DATE      INITIAL NET    MORTGAGE  WEIGHTED     AVERAGE       AVERAGE
                                      MORTGAGE     PRINCIPAL     LOAN GROUP NO. 2  INTEREST  AVERAGE   CUT-OFF DATE    REMAINING
LOAN TYPE                              LOANS       BALANCE (1)        BALANCE        RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
-----------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans              2       $   21,200,000         3.9%        5.1213%    1.68x       65.7%          119
Balloon Loans with Partial IO Term      31          307,357,248        57.1%        5.2621%    1.28        73.5%           35
Balloon Loan without IO Term            38          202,898,262        37.7%        5.4798%    1.93        57.3%          N/A
ARD Loans without IO Term                1            4,978,588         0.9%        5.1400%    1.56        54.7%          N/A
Fully Amortizing Loans                   2            1,987,841         0.4%        5.4674%    1.73        39.3%          N/A

                                   ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 74       $  538,421,938       100.0%        5.3382%    1.54x       66.8%          N/A
                                   ================================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                           WEIGHTED
                                               NUMBER OF                   PERCENTAGE OF   AVERAGE               WEIGHTED
                                               MORTGAGED   CUT-OFF DATE     INITIAL NET    MORTGAGE  WEIGHTED     AVERAGE
                                                 REAL       PRINCIPAL    LOAN GROUP NO. 2  INTEREST  AVERAGE    CUT-OFF DATE
PROPERTY TYPE                                 PROPERTIES   BALANCE (1)        BALANCE        RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
Multifamily                                       76      $ 538,421,938       100.0%        5.3382%    1.54x       66.8%

                                              ------------------------------------------------------------------------------
                                                  76      $ 538,421,938       100.0%        5.3382%    1.54x       66.8%
                                              ==============================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                           WEIGHTED
                                               NUMBER OF                   PERCENTAGE OF    AVERAGE               WEIGHTED
                                               MORTGAGED   CUT-OFF DATE     INITIAL NET    MORTGAGE  WEIGHTED     AVERAGE
                 PROPERTY                        REAL       PRINCIPAL    LOAN GROUP NO. 2  INTEREST  AVERAGE    CUT-OFF DATE
PROPERTY TYPE    SUB-TYPE                     PROPERTIES   BALANCE (1)       BALANCE         RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
Multifamily
                 Conventional                     61      $ 464,091,632        86.2%        5.3143%    1.31x       71.5%
                 Cooperative                       5         46,922,379         8.7%        5.6218%    3.77        21.9%
                 Manufactured Housing             10         27,407,927         5.1%        5.2575%    1.60        64.7%

                                              ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           76      $ 538,421,938       100.0%        5.3382%    1.54x       66.8%
                                              ==============================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                        WEIGHTED      WEIGHTED            WEIGHTED
                                                                        AVERAGE        AVERAGE            AVERAGE
                          NUMBER OF                  PERCENTAGE OF     REMAINING      REMAINING          REMAINING
        RANGE OF         UNDERLYING   CUT-OFF DATE    INITIAL NET       LOCKOUT        LOCKOUT         LOCKOUT PLUS YM
   REMAINING TERMS TO     MORTGAGE     PRINCIPAL    LOAN GROUP NO. 2     PERIOD     PLUS YM PERIOD   PLUS PREMIUM PERIOD
STATED MATURITY (1),(2)    LOANS      BALANCE (1)       BALANCE       (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)
------------------------------------------------------------------------------------------------------------------------
  56       -        71        6      $  47,097,474        8.7%             52              56                 56
  72       -        99        4         35,021,176        6.5%             76              76                 76
 100       -       115       12         72,099,424       13.4%            110             111                111
 116       -       117       28        138,003,633       25.6%            111             112                112
 118       -       178       24        246,200,231       45.7%            121             124                124

                         -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      74      $ 538,421,938      100.0%            108             110                110
                         ===============================================================================================

                               WEIGHTED
                               AVERAGE
        RANGE OF              REMAINING
   REMAINING TERMS TO         MATURITY
STATED MATURITY (1),(2)  (MONTHS) (1),(2)
-------------------------------------------
  56       -        71            58
  72       -        99            81
 100       -       115           115
 116       -       117           116
 118       -       178           128

                         ------------------
TOTAL/WEIGHTED AVERAGE:          114
                         ==================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                            WEIGHTED       WEIGHTED          WEIGHTED
                                                                            AVERAGE        AVERAGE           AVERAGE
                             NUMBER OF                    PERCENTAGE OF    REMAINING      REMAINING         REMAINING
                             UNDERLYING  CUT-OFF DATE      INITIAL NET      LOCKOUT        LOCKOUT       LOCKOUT PLUS YM
                              MORTGAGE     PRINCIPAL    LOAN GROUP NO. 2     PERIOD     PLUS YM PERIOD  PLUS PREMIUM PERIOD
PREPAYMENT OPTION              LOANS      BALANCE (1)       BALANCE       (MONTHS) (1)   (MONTHS) (1)      (MONTHS) (1)
---------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance             67      $ 510,002,370       94.7%            110            110               110
Lockout / Yield Maintenance       5         18,691,545        3.5%             59            126               126
Lockout / Static                  1          2,237,984        0.4%             97             97               110
Yield Maintenance                 1          7,490,039        1.4%              0            113               113

                             ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          74      $ 538,421,938      100.0%            108            110               110
                             ==============================================================================================

                                 WEIGHTED
                                  AVERAGE
                                 REMAINING
                                  MATURITY
PREPAYMENT OPTION            (MONTHS) (1),(2)
---------------------------------------------
Lockout / Defeasance                113
Lockout / Yield Maintenance         130
Lockout / Static                    115
Yield Maintenance                   117

                             ----------------
TOTAL/WEIGHTED AVERAGE:             114
                             ================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                           WEIGHTED
                             NUMBER OF                   PERCENTAGE OF     AVERAGE                    WEIGHTED
                             MORTGAGED   CUT-OFF DATE      INITIAL NET     MORTGAGE    WEIGHTED       AVERAGE
                                REAL       PRINCIPAL    LOAN GROUP NO. 2   INTEREST     AVERAGE      CUT-OFF DATE
OWNERSHIP INTEREST           PROPERTIES   BALANCE (1)       BALANCE         RATES      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Fee                              76      $ 538,421,938       100.0%         5.3382%      1.54x          66.8%

                             -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          76      $ 538,421,938       100.0%         5.3382%      1.54x          66.8%
                             =====================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

RANGE OF CUT-OFF DATE CO-OP BASIS LOAN-TO-VALUE RATIOS FOR COOPERATIVE MORTGAGE
                                    LOANS (1)

                                                                     WEIGHTED              WEIGHTED       WEIGHTED
       RANGE OF          NUMBER OF                   PERCENTAGE OF   AVERAGE                AVERAGE        AVERAGE
       CUT-OFF           UNDERLYING  CUT-OFF DATE      INITIAL       MORTGAGE  WEIGHTED  CUT-OFF DATE   CUT-OFF DATE
     CO-OP BASIS          MORTGAGE    PRINCIPAL    LOAN GROUP NO. 2  INTEREST   AVERAGE   CO-OP BASIS   RENTAL BASIS
       LTV (1)             LOANS     BALANCE (1)       BALANCE         RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
   8.7%   -    9.9%          1       $  2,486,201        0.5%         5.3000%    7.23x        8.7%          16.4%
  10.0%   -    19.9%         2          9,728,023        1.8%         5.6877%    4.37        17.0%          29.7%
  20.0%   -    26.8%         2         34,708,155        6.4%         5.6264%    3.35        24.2%          37.2%

                         --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      5       $ 46,922,379        8.7%         5.6218%    3.77x       21.9%          34.5%
                         ============================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):       26.8%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):        8.7%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO (1):     21.9%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

RANGE OF CUT-OFF DATE RENTAL BASIS LOAN-TO-VALUE RATIOS FOR COOPERATIVE MORTGAGE
                                    LOANS (1)

                                                                     WEIGHTED              WEIGHTED       WEIGHTED
       RANGE OF          NUMBER OF                   PERCENTAGE OF   AVERAGE                AVERAGE        AVERAGE
       CUT-OFF           UNDERLYING  CUT-OFF DATE      INITIAL       MORTGAGE  WEIGHTED  CUT-OFF DATE   CUT-OFF DATE
     RENTAL BASIS         MORTGAGE    PRINCIPAL    LOAN GROUP NO. 2  INTEREST   AVERAGE   CO-OP BASIS   RENTAL BASIS
       LTV (1)             LOANS     BALANCE (1)       BALANCE         RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
  16.4%   -    20.0%          2      $  4,724,185        0.9%         5.4800%    6.79x       12.4%          17.3%
  20.1%   -    45.1%          3        42,198,194        7.8%         5.6377%    3.43        23.0%          36.5%

                         --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       5      $ 46,922,379        8.7%         5.6218%    3.77x       21.9%          34.5%
                         ============================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):      45.1%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):      16.4%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):    34.5%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                     WEIGHTED               WEIGHTED      WEIGHTED        WEIGHTED
                         NUMBER OF                   PERCENTAGE OF    AVERAGE               AVERAGE        AVERAGE        AVERAGE
      PERCENTAGE         UNDERLYING  CUT-OFF DATE       INITIAL      MORTGAGE  WEIGHTED   CUT-OFF DATE  CUT-OFF DATE     PERCENT OF
      OF SPONSOR-         MORTGAGE     PRINCIPAL   LOAN GROUP NO. 2  INTEREST   AVERAGE   CO-OP BASIS   RENTAL BASIS   SPONSOR-OWNED
      OWNED UNITS          LOANS      BALANCE (1)       BALANCE        RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)      UNITS
------------------------------------------------------------------------------------------------------------------------------------
         None                2       $ 34,708,155        6.4%         5.6264%    3.35x       24.2%          37.2%           0.0%
   12.4%   -   19.9%         2          9,728,023        1.8%         5.6877%    4.37        17.0%          29.7%          13.2%
   20.0%   -   33.0%         1          2,486,201        0.5%         5.3000%    7.23         8.7%          16.4%          33.0%
                         -----------------------------------------------------------------------------------------------------------

TOTAL/WEIGHTED AVERAGE:      5       $ 46,922,379        8.7%         5.6218%    3.77x       21.9%          34.5%           4.5%
                         ===========================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:             33.0%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):        12.4%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:           4.5%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2005.
(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED
     UNITS.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

                                  STATEMENT SECTIONS                                             PAGE(S)
                                  ------------------                                             -------
                                  Certificate Distribution Detail                                  2
                                  Certificate Factor Detail                                        3
                                  Reconciliation Detail                                            4
                                  Other Required Information                                       5
                                  Cash Reconciliation Detail                                       6
                                  Ratings Detail                                                   7
                                  Current Mortgage Loan and Property Stratification Tables       8 - 10
                                  Mortgage Loan Detail                                             11
                                  Principal Prepayment Detail                                      12
                                  Historical Detail                                                13
                                  Delinquency Loan Detail                                          14
                                  Specially Serviced Loan Detail                                 15 - 16
                                  Modified Loan Detail                                             17
                                  Liquidated Loan Detail                                           18
                                  Bond / Collateral Realized Loss Reconciliation                   19

                                     ISSUER

Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:   General Information Number
Phone Number:  (212) 325-2000

                                 MASTER SERVICER

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA 19044-8015

Contact:   Darri Cunningham
Phone Number: (215) 328-1784

                            MASTER & SPECIAL SERVICER

NCB, FSB
National Consumer Cooperative Bank
1725 Eye Street, NW
Washington, DC 20006

Contact:       Kathleen Luzik
Phone Number:  (202) 336-7633

                                SPECIAL SERVICER

CWCapital Asset Management LLC.
1919 Pennsylvania Avenue, NW
Suite 400
Washington, DC 20006-3434

Contact:       Kathleen Olin
Phone Number:  (202) 973-6375

     This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicers, Special Servicers and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                              Realized Loss/
                 Pass-Through  Original   Beginning    Principal     Interest    Prepayment  Additional Trust
 Class   CUSIP       Rate      Balance     Balance   Distribution  Distribution   Premium      Fund Expenses
-------------------------------------------------------------------------------------------------------------
 A-1                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
 A-2                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
 A-3                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
A-AB                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
 A-4                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
A-1-A                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
 A-M                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
 A-J                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  B                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  C                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  D                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  E                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  F                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  G                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  H                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  J                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  K                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  L                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  M                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  N                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  O                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  P                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  Q                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  S                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
375-A                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
375-B                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
375-C                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  R                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  V                  0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
---------------------------------------------------------------------------------------------------------------
Totals                             0.00        0.00          0.00          0.00        0.00              0.00
---------------------------------------------------------------------------------------------------------------

                                  Current
           Total       Ending   Subordination
 Class  Distribution   Balance    Level (1)
-----------------------------------------------
 A-1            0.00      0.00           0.00
 A-2            0.00      0.00           0.00
 A-3            0.00      0.00           0.00
A-AB            0.00      0.00           0.00
 A-4            0.00      0.00           0.00
A-1-A           0.00      0.00           0.00
 A-M            0.00      0.00           0.00
 A-J            0.00      0.00           0.00
  B             0.00      0.00           0.00
  C             0.00      0.00           0.00
  D             0.00      0.00           0.00
  E             0.00      0.00           0.00
  F             0.00      0.00           0.00
  G             0.00      0.00           0.00
  H             0.00      0.00           0.00
  J             0.00      0.00           0.00
  K             0.00      0.00           0.00
  L             0.00      0.00           0.00
  M             0.00      0.00           0.00
  N             0.00      0.00           0.00
  O             0.00      0.00           0.00
  P             0.00      0.00           0.00
  Q             0.00      0.00           0.00
  S             0.00      0.00           0.00
375-A           0.00      0.00           0.00
375-B           0.00      0.00           0.00
375-C           0.00      0.00           0.00
  R             0.00      0.00           0.00
  V             0.00      0.00           0.00
-----------------------------------------------
Totals          0.00      0.00           0.00
-----------------------------------------------

                               Original   Beginning                                             Ending
                 Pass-Through  Notional    Notional    Interest     Prepayment     Total       Notional
 Class   CUSIP       Rate       Amount      Amount   Distribution     Premium    Distribution   Amount
---------------------------------------------------------------------------------------------------------
  A-X                0.000000      0.00        0.00          0.00          0.00          0.00      0.00
 A-SP                0.000000      0.00        0.00          0.00          0.00          0.00      0.00
  A-Y                0.000000      0.00        0.00          0.00          0.00          0.00      0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                            CERTIFICATE FACTOR DETAIL

                                                                        Realized Loss/
                  Beginning    Principal      Interest     Prepayment   Additional Trust    Ending
 Class   CUSIP     Balance   Distribution   Distribution    Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------
  A-1             0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
  A-2             0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
  A-3             0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
 A-AB             0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
  A-4             0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
 A-1-A            0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
  A-M             0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
  A-J             0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   B              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   C              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   D              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   E              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   F              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   G              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   H              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   J              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   K              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   L              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   M              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   N              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   O              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   P              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   Q              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   S              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
 375-A            0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
 375-B            0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
 375-C            0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   R              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000
   V              0.00000000    0.00000000    0.00000000    0.00000000       0.00000000    0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                  Beginning                                 Ending
                  Notional      Interest     Prepayment    Notional
 Class   CUSIP     Amount     Distribution    Premium       Amount
---------------------------------------------------------------------
 A-X              0.00000000    0.00000000    0.00000000   0.00000000
 A-SP             0.00000000    0.00000000    0.00000000   0.00000000
 A-Y              0.00000000    0.00000000    0.00000000   0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                              RECONCILIATION DETAIL

                   ADVANCE SUMMARY                                                  SERVICING FEE SUMMARY
        P & I Advances Outstanding                      0.00    Current Period Accrued Servicing Fees                          0.00
        Servicing Advances Outstanding                  0.00    Less Servicing Fees on Delinquent Payments                     0.00
        Reimbursement for Interest on P & I             0.00    Less Reductions to Servicing Fees                              0.00
        Advances paid from general collections          0.00    Plus Servicing Fees on Delinquent Payments Received            0.00
        Reimbursement for Interest on Servicing         0.00    Plus Adjustments for Prior Servicing Calculation               0.00
        Advances paid from general collections          0.00    Total Servicing Fees Collected                                 0.00

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

CERTIFICATE INTEREST RECONCILIATION

                                 Accrued           Uncovered                               Certificate            Unpaid
                               Certificate        Prepayment         Indemnification    Deferred Interest       Interest
             Class               Interest      Interest Shortfall        Expenses             Amount         Shortfall Amount
       ----------------------------------------------------------------------------------------------------------------------
              A-1
              A-2
              A-3
              A-AB
              A-4
             A-1-A
              A-M
              A-J
              A-X
              A-SP
              A-Y
               B
               C
               D
               E
               F
               G
               H
               J
               K
               L
               M
               N
               O
               P
               Q
               S
             375-A
             375-B
             375-C
       ----------------------------------------------------------------------------------------------------------------------
             Total
       ----------------------------------------------------------------------------------------------------------------------

                               Optimal Interest        Interest
                                 Distribution         Shortfall         Interest
             Class                  Amount              Amount        Distribution
       --------------------------------------------------------------------------------
              A-1
              A-2
              A-3
              A-AB
              A-4
             A-1-A
              A-M
              A-J
              A-X
              A-SP
              A-Y
               B
               C
               D
               E
               F
               G
               H
               J
               K
               L
               M
               N
               O
               P
               Q
               S
             375-A
             375-B
             375-C
       ---------------------------------------------------------------------------------------------
              Total
       ---------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                           OTHER REQUIRED INFORMATION

     Available Distribution Amount                        0.00

     Aggregate Number of Outstanding Loans                   0
     Aggregate Unpaid Principal Balance of Loans          0.00
     Aggregate Stated Principal Balance of Loans          0.00

     Aggregate Amount of Servicing Fee                    0.00
     Aggregate Amount of Special Servicing Fee            0.00
     Aggregate Amount of Trustee Fee                      0.00
     Aggregate Stand-by Fee                               0.00
     Aggregate Paying Agent Fee                           0.00
     Aggregate Trust Fund Expenses                        0.00

     Additional Trust Fund Expenses/(Gains)               0.00

        Fees Paid to Special Servicer                     0.00
        Interest on Advances                              0.00
        Other Expenses of Trust                           0.00

Appraisal Reduction Amount

                  Appraisal     Cumulative     Most Recent
    Loan          Reduction        ASER          App. Red.
   Number         Effected        Amount          Date
--------------------------------------------------------------


--------------------------------------------------------------
   Total
--------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

    INTEREST:
         Interest paid or advanced                                            0.00
         Interest reductions due to Non-Recoverability Determinations         0.00
         Interest Adjustments                                                 0.00
         Deferred Interest                                                    0.00
         Net Prepayment Interest Shortfall                                    0.00
         Net Prepayment Interest Excess                                       0.00
         Extension Interest                                                   0.00
         Interest Reserve Withdrawal                                          0.00
                                                                                  ------------
             TOTAL INTEREST COLLECTED                                                     0.00

    PRINCIPAL:
         Scheduled Principal                                                  0.00
         Unscheduled Principal                                                0.00
             Principal Prepayments                                            0.00
             Collection of Principal after Maturity Date                      0.00
             Recoveries from Liquidation and Insurance Proceeds               0.00
             Excess of Prior Principal Amounts paid                           0.00
             Curtailments                                                     0.00
         Negative Amortization                                                0.00
         Principal Adjustments                                                0.00
                                                                                  ------------
             TOTAL PRINCIPAL COLLECTED                                                    0.00

    OTHER:
         Prepayment Penalties/Yield Maintenance                               0.00
         Repayment Fees                                                       0.00
         Borrower Option Extension Fees                                       0.00
         Equity Payments Received                                             0.00
         Net Swap Counterparty Payments Received                              0.00
                                                                                  ------------
             TOTAL OTHER COLLECTED                                                        0.00
                                                                                  ------------
TOTAL FUNDS COLLECTED                                                                     0.00
                                                                                  ============

TOTAL FUNDS DISTRIBUTED

    FEES:
         Master Servicing Fee                                                 0.00
         Trustee Fee                                                          0.00
         Certificate Administration Fee                                       0.00
         Insurer Fee                                                          0.00
         Miscellaneous Fee                                                    0.00
                                                                                  ------------
             TOTAL FEES                                                                   0.00

    ADDITIONAL TRUST FUND EXPENSES:
         Reimbursement for Interest on Advances                               0.00
         ASER Amount                                                          0.00
         Special Servicing Fee                                                0.00
         Rating Agency Expenses                                               0.00
         Attorney Fees & Expenses                                             0.00
         Bankruptcy Expense                                                   0.00
         Taxes Imposed on Trust Fund                                          0.00
         Non-Recoverable Advances                                             0.00
         Other Expenses                                                       0.00
                                                                                  ------------
             TOTAL ADDITIONAL TRUST FUND EXPENSES                                         0.00

    INTEREST RESERVE DEPOSIT                                                              0.00

    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
         Interest Distribution                                                0.00
         Principal Distribution                                               0.00
         Prepayment Penalties/Yield Maintenance                               0.00
         Borrower Option Extension Fees                                       0.00
         Equity Payments Paid                                                 0.00
         Net Swap Counterparty Payments Paid                                  0.00
                                                                                  ------------
             TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                0.00
                                                                                  ------------
TOTAL FUNDS DISTRIBUTED                                                                   0.00
                                                                                  ============

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                                 RATINGS DETAIL

                                                    Original Ratings               Current Ratings (1)
                                            ------------------------------   -----------------------------
             Class             CUSIP         Fitch     Moody's     S & P      Fitch     Moody's     S & P
     -----------------------------------------------------------------------------------------------------
             A-1
             A-2
             A-3
             A-AB
             A-4
            A-1-A
             A-M
             A-J
             A-X
             A-SP
             A-Y
              B
              C
              D
              E
              F
              G
              H
              J
              K
              L
              M
              N
              O
              P
              Q
              S
            375-A
            375-B
            375-C

           NR - Designates that the class was not rated by the above agency at the time of original issuance.

           X   -  Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

          N/A  -  Data not available this period.

     1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

  Fitch, Inc.                       Moody's Investors Service          Standard & Poor's Rating Services
  One State Street Plaza            99 Church Street                   55 Water Street
  New York, New York 10004          New York, New York 10007           New York, New York 10041
  (212) 908-0500                    (212) 553-0300                     (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                                     % of
         Scheduled           # of     Scheduled      Agg.       WAM                Weighted
          Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    STATE (3)

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                                     % of
        Debt Service         # of     Scheduled      Agg.       WAM                Weighted
       Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                    % of
                            # of     Scheduled      Agg.        WAM                Weighted
      Property Type         Props      Balance      Bal.        (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                     % of
          Note               # of     Scheduled      Agg.       WAM                Weighted
          Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    SEASONING

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 22

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C5                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                     % of
   Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
          Term(2)           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                     % of
   Remaining Stated          # of      Scheduled     Agg.        WAM                Weighted
        Term                 loans      Balance      Bal.        (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                     % of
  Remaining Amortization   # of      Scheduled       Agg.       WAM                Weighted
           Term            loans      Balance        Bal.       (2)       WAC     Avg DSCR(1)
  --------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                     % of
         Age of Most        # of      Scheduled      Agg.       WAM                Weighted
         Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------


         Totals
   -------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 22

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C5                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                              MORTGAGE LOAN DETAIL

                                                                                                    Anticipated                 Neg.
     Loan                   Property                            Interest    Principal     Gross      Repayment     Maturity    Amort
    Number       ODCR       Type (1)       City       State     Payment      Payment     Coupon        Date          Date      (Y/N)
   ---------------------------------------------------------------------------------------------------------------------------------


   ---------------------------------------------------------------------------------------------------------------------------------
    Totals
   ---------------------------------------------------------------------------------------------------------------------------------

              Beginning      Ending        Paid      Appraisal    Appraisal     Res.      Mod.
     Loan     Scheduled     Scheduled      Thru      Reduction    Reduction    Strat.     Code
    Number     Balance       Balance       Date        Date        Amount       (2)       (3)
   ---------------------------------------------------------------------------------------------


   ---------------------------------------------------------------------------------------------
    Totals
   ---------------------------------------------------------------------------------------------

      (1) PROPERTY TYPE CODE                              (2) RESOLUTION STRATEGY CODE                     (3) MODIFICATION CODE
      ----------------------                              ----------------------------                      --------------------
MF - Multi-Family      OF - Office        1 - Modification  6 - DPO            10 - Deed in Lieu Of      1 - Maturity Date Extension
RT - Retail            MU - Mixed Use     2 - Foreclosure   7 - REO                 Foreclosure          2 - Amortization Change
HC - Health Care       LO - Lodging       3 - Bankruptcy    8 - Resolved       11 - Full Payoff          3 - Principal Write-Off
IN - Industrial        SS - Self Storage  4 - Extension     9 - Pending Return 12 - Reps and Warranties  4 - Combination
WH - Warehouse         OT - Other         5 - Note Sale         to Master      13 - Other or TBD
MH - Mobile Home Park                                           Servicer

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 22

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C5                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                           PRINCIPAL PREPAYMENT DETAIL

                                                Principal Prepayment Amount                    Prepayment Penalities
                     Offering Document   ----------------------------------------  ------------------------------------------------
        Loan Number   Cross-Reference      Payoff Amount      Curtailment Amount     Percentage Premium   Yield Maintenance Charge
     ------------------------------------------------------------------------------------------------------------------------------


     ------------------------------------------------------------------------------------------------------------------------------
       Totals
     ------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 22

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C5                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                                HISTORICAL DETAIL

                                   Delinquencies
------------------------------------------------------------------------------------------------
 Distribution       30-59 Days      60-89 Days     90 Days or More     Foreclosure       REO
    Date         #    Balance   #    Balance    #      Balance      #    Balance  #    Balance
------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------

                                     Prepayments                   Rate and Maturities
---------------------------------------------------------------   --------------------------
 Distribution       Modifications      Curtailments     Payoff   Next Weighted Avg.  WAM
    Date        #      Balance     #      Amount    #   Amount   Coupon   Remit
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 22

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C5                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                             DELINQUENCY LOAN DETAIL

                 Offering         # of                     Current    Outstanding    Status of
                 Document        Months     Paid Through    P & I       P & I         Mortgage
Loan Number   Cross-Reference    Delinq.        Date       Advances    Advances **    Loan (1)
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
 Totals
-------------------------------------------------------------------------------------------------

              Resolution                                  Current     Outstanding
               Strategy     Servicing     Foreclosure    Servicing     Servicing                        REO
Loan Number     Code (2)  Transfer Date       Date        Advances      Advances      Bankruptcy Date   Date
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
 Totals
-------------------------------------------------------------------------------------------------------------

                           (1) STATUS OF MORTGAGE LOAN

     A - Payment Not Received But Still in Grace Period
     B - Late Payment But Less Than 1 Month Delinquent
     0 - Current
     1 - One Month Delinquent
     2 - Two Months Delinquent
     3 - Three or More Months Delinquent
     4 - Assumed Scheduled Payment (Performing Matured Balloon)
     7 - Foreclosure
     9 - REO

                          (2) RESOLUTION STRATEGY CODE

     1 - Modification
     2 - Foreclosure
     3 - Bankruptcy
     4 - Extension
     5 - Note Sale
     6 - DPO
     7 - REO
     8 - Resolved
     9 - Pending Return to Master Servicer
     10 - Deed In Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 22

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C5                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                             Offering      Servicing  Resolution
 Distribution      Loan      Document       Transfer   Strategy    Scheduled    Property             Interest
     Date         Number  Cross-Reference    Date      Code (1)     Balance     Type (2)    State      Rate
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------

                                        Net                                            Remaining
 Distribution      Loan     Actual   Operating    NOI             Note    Maturity   Amortization
     Date         Number   Balance     Income     Date    DSCR    Date      Date         Term
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------

                          (1) RESOLUTION STRATEGY CODE

     1 - Modification
     2 - Foreclosure
     3 - Bankruptcy
     4 - Extension
     5 - Note Sale
     6 - DPO
     7 - REO
     8 - Resolved
     9 - Pending Return to Master Servicer
     10 - Deed in Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

                             (2) PROPERTY TYPE CODE

     MF - Multi-Family
     RT - Retail
     HC - Health Care
     IN - Industrial
     WH - Warehouse
     MH - Mobile Home Park
     OF - Office
     MU - Mixed Use
     LO - Lodging
     SS - Self Storage
     OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 22

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C5                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                          Offering       Resolution       Site
Distribution    Loan      Document        Strategy     Inspection                Appraisal  Appraisal    Other REO
    Date       Number  Cross-Reference    Code (1)       Date     Phase 1 Date      Date      Value   Property Revenue    Comment
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                          (1) RESOLUTION STRATEGY CODE

     1  - Modification
     2  - Foreclosure
     3  - Bankruptcy
     4  - Extension
     5  - Note Sale
     6  - DPO
     7  - REO
     8  - Resolved
     9  - Pending Return to Master Servicer
     10 - Deed in Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 22

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C5                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                              MODIFIED LOAN DETAIL

                     Offering
        Loan         Document      Pre-Modification
       Number     Cross-Reference       Balance       Modification Date            Modification Description
     --------------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------------
      Totals
     --------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 22

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C5                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                             LIQUIDATED LOAN DETAIL

                Final Recovery      Offering
      Loan      Determination       Document       Appraisal    Appraisal    Actual        Gross
     Number          Date        Cross-Reference     Date         Value      Balance      Proceeds
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
 Current Total
-----------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------

                Gross Proceeds    Aggregate      Net        Net Proceeds             Repurchased
      Loan         as a % of     Liquidation  Liquidation     as a % of    Realized   by Seller
     Number     Actual Balance    Expenses *   Proceeds    Actual Balance    Loss      (Y/N)
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
 Current Total
-----------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 22

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C5                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   12/16/2005
                                                                                               RECORD DATE:    11/30/2005

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                          Beginning                                      Amounts                                 Modification
                          Balance of   Aggregate   Prior Realized    Covered by Over-    Interest (Shortage)/    Adjustments /
 Distribution Prospectus the Loan at Realized Loss  Loss Applied   collateralization and  Excesses applied to  Appraisal Reduction
     Date        Id      Liquidation   on Loans    to Certificates  other Credit Support other Credit Support     Adjustment
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

                            Additional
                           (Recoveries)/     Current Realized  Recoveries of  (Recoveries)/Realized
 Distribution Prospectus Expenses applied to  Loss Applied to Realized Losses    Loss Applied to
    Date         Id        Realized Losses     Certificates    Paid as Cash    Certificate Interest
--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
 Current Total
--------------------------------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 22 of 22

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................     88         88          88          88           88
November 2007...........................................     72         72          72          72           72
November 2008...........................................     50         49          49          47           26
November 2009...........................................     20         14           8           2            0
November 2010 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            2.8        2.8         2.7         2.7          2.5

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................    100        100         100         100          100
November 2007...........................................    100        100         100         100          100
November 2008...........................................    100        100         100         100          100
November 2009...........................................    100        100         100         100           97
November 2010...........................................     10         10          10          10           10
November 2011 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            4.9        4.8         4.8         4.8          4.6

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................    100        100         100         100          100
November 2007...........................................    100        100         100         100          100
November 2008...........................................    100        100         100         100          100
November 2009...........................................    100        100         100         100          100
November 2010...........................................    100        100         100         100          100
November 2011...........................................    100        100         100         100          100
November 2012...........................................     29         29          29          29           29
November 2013 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            7.1        7.1         7.0         7.0          6.7

                             CLASS A-AB CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................    100        100         100         100          100
November 2007...........................................    100        100         100         100          100
November 2008...........................................    100        100         100         100          100
November 2009...........................................    100        100         100         100          100
November 2010...........................................    100        100         100         100          100
November 2011...........................................     79         79          79          79           79
November 2012...........................................     55         55          55          55           55
November 2013...........................................     29         28          28          27           22
November 2014...........................................      1          0           0           0            0
November 2015 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            7.2        7.2         7.2         7.2          7.1

                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................    100        100         100         100          100
November 2007...........................................    100        100         100         100          100
November 2008...........................................    100        100         100         100          100
November 2009...........................................    100        100         100         100          100
November 2010...........................................    100        100         100         100          100
November 2011...........................................    100        100         100         100          100
November 2012...........................................    100        100         100         100          100
November 2013...........................................    100        100         100         100          100
November 2014...........................................    100         98          95          91           73
November 2015 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            9.6        9.5         9.5         9.5          9.3

                            CLASS A-1-A CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................     99         99          99          99           99
November 2007...........................................     99         99          99          99           99
November 2008...........................................     98         98          98          98           98
November 2009...........................................     97         97          97          97           97
November 2010...........................................     87         87          87          87           87
November 2011...........................................     86         86          85          85           83
November 2012...........................................     82         82          81          81           79
November 2013...........................................     77         77          77          77           77
November 2014...........................................     76         76          76          75           75
November 2015 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            8.7        8.7         8.7         8.7          8.5

                             CLASS A-M CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................    100        100         100         100          100
November 2007...........................................    100        100         100         100          100
November 2008...........................................    100        100         100         100          100
November 2009...........................................    100        100         100         100          100
November 2010...........................................    100        100         100         100          100
November 2011...........................................    100        100         100         100          100
November 2012...........................................    100        100         100         100          100
November 2013...........................................    100        100         100         100          100
November 2014...........................................    100        100         100         100          100
November 2015 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            9.8        9.8         9.8         9.8          9.6

                             CLASS A-J CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................    100        100         100         100          100
November 2007...........................................    100        100         100         100          100
November 2008...........................................    100        100         100         100          100
November 2009...........................................    100        100         100         100          100
November 2010...........................................    100        100         100         100          100
November 2011...........................................    100        100         100         100          100
November 2012...........................................    100        100         100         100          100
November 2013...........................................    100        100         100         100          100
November 2014...........................................    100        100         100         100          100
November 2015 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            9.9        9.9         9.9         9.8          9.7

                              CLASS B CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................    100        100         100         100          100
November 2007...........................................    100        100         100         100          100
November 2008...........................................    100        100         100         100          100
November 2009...........................................    100        100         100         100          100
November 2010...........................................    100        100         100         100          100
November 2011...........................................    100        100         100         100          100
November 2012...........................................    100        100         100         100          100
November 2013...........................................    100        100         100         100          100
November 2014...........................................    100        100         100         100          100
November 2015 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            9.9        9.9         9.9         9.9          9.7

                              CLASS C CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................    100        100         100         100          100
November 2007...........................................    100        100         100         100          100
November 2008...........................................    100        100         100         100          100
November 2009...........................................    100        100         100         100          100
November 2010...........................................    100        100         100         100          100
November 2011...........................................    100        100         100         100          100
November 2012...........................................    100        100         100         100          100
November 2013...........................................    100        100         100         100          100
November 2014...........................................    100        100         100         100          100
November 2015 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            9.9        9.9         9.9         9.9          9.7

                              CLASS D CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................    100        100         100         100          100
November 2007...........................................    100        100         100         100          100
November 2008...........................................    100        100         100         100          100
November 2009...........................................    100        100         100         100          100
November 2010...........................................    100        100         100         100          100
November 2011...........................................    100        100         100         100          100
November 2012...........................................    100        100         100         100          100
November 2013...........................................    100        100         100         100          100
November 2014...........................................    100        100         100         100          100
November 2015 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            9.9        9.9         9.9         9.9          9.7

                              CLASS E CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................    100        100         100         100          100
November 2007...........................................    100        100         100         100          100
November 2008...........................................    100        100         100         100          100
November 2009...........................................    100        100         100         100          100
November 2010...........................................    100        100         100         100          100
November 2011...........................................    100        100         100         100          100
November 2012...........................................    100        100         100         100          100
November 2013...........................................    100        100         100         100          100
November 2014...........................................    100        100         100         100          100
November 2015 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            9.9        9.9         9.9         9.9          9.7

                              CLASS F CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--               0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------------------   --------   ---------   ---------   ---------   ----------
Issue Date..............................................    100%       100%        100%        100%         100%
November 2006...........................................    100        100         100         100          100
November 2007...........................................    100        100         100         100          100
November 2008...........................................    100        100         100         100          100
November 2009...........................................    100        100         100         100          100
November 2010...........................................    100        100         100         100          100
November 2011...........................................    100        100         100         100          100
November 2012...........................................    100        100         100         100          100
November 2013...........................................    100        100         100         100          100
November 2014...........................................    100        100         100         100          100
November 2015 and thereafter............................      0          0           0           0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                            9.9        9.9         9.9         9.9          9.7

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

     DISTRIBUTION DATE           REFERENCE RATE
--------------------------   ----------------------
December 2005                       5.13968%
January 2006                        5.13971%
February 2006                       5.13965%
March 2006                          5.13949%
April 2006                          5.30888%
May 2006                            5.13937%
June 2006                           5.30928%
July 2006                           5.13924%
August 2006                         5.30914%
September 2006                      5.30907%
October 2006                        5.13904%
November 2006                       5.30893%
December 2006                       5.13891%
January 2007                        5.13886%
February 2007                       5.13874%
March 2007                          5.13872%
April 2007                          5.30829%
May 2007                            5.13822%
June 2007                           5.30801%
July 2007                           5.13795%
August 2007                         5.30779%
September 2007                      5.30765%
October 2007                        5.13746%
November 2007                       5.30733%
December 2007                       5.13714%
January 2008                        5.30700%
February 2008                       5.13690%
March 2008                          5.13752%
April 2008                          5.30647%
May 2008                            5.13630%
June 2008                           5.30612%
July 2008                           5.13596%
August 2008                         5.30577%
September 2008                      5.30560%
October 2008                        5.13549%
November 2008                       5.30533%
December 2008                       5.13670%
January 2009                        5.13672%
February 2009                       5.13666%
March 2009                          5.13674%
April 2009                          5.30641%
May 2009                            5.13635%
June 2009                           5.30626%
July 2009                           5.13621%
August 2009                         5.30612%
September 2009                      5.30605%
October 2009                        5.13601%
November 2009                       5.30590%
December 2009                       5.13587%
January 2010                        5.13588%
February 2010                       5.13581%
March 2010                          5.13593%
April 2010                          5.30551%
May 2010                            5.13550%
June 2010                           5.30371%
July 2010                           5.13292%
August 2010                         5.29975%
September 2010                      5.29935%
October 2010                        5.12882%
November 2010                       5.29908%
December 2010                       5.12799%
January 2011                        5.12728%
February 2011                       5.12635%
March 2011                          5.12955%
April 2011                          5.29674%
May 2011                            5.12572%
June 2011                           5.29636%
July 2011                           5.12536%
August 2011                         5.29600%
September 2011                      5.29584%
October 2011                        5.12487%
November 2011                       5.29551%
December 2011                       5.12355%
January 2012                        5.29414%
February 2012                       5.12332%
March 2012                          5.12407%
April 2012                          5.29516%
May 2012                            5.12801%
June 2012                           5.29883%
July 2012                           5.12873%
August 2012                         5.29889%
September 2012                      5.29876%
October 2012                        5.12781%
November 2012                       5.30224%

                                    EXHIBIT E

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

       DISTRIBUTION DATE                 BALANCE
----------------------------    -------------------------
December 2005                       $  136,155,000.00
January 2006                        $  136,155,000.00
February 2006                       $  136,155,000.00
March 2006                          $  136,155,000.00
April 2006                          $  136,155,000.00
May 2006                            $  136,155,000.00
June 2006                           $  136,155,000.00
July 2006                           $  136,155,000.00
August 2006                         $  136,155,000.00
September 2006                      $  136,155,000.00
October 2006                        $  136,155,000.00
November 2006                       $  136,155,000.00
December 2006                       $  136,155,000.00
January 2007                        $  136,155,000.00
February 2007                       $  136,155,000.00
March 2007                          $  136,155,000.00
April 2007                          $  136,155,000.00
May 2007                            $  136,155,000.00
June 2007                           $  136,155,000.00
July 2007                           $  136,155,000.00
August 2007                         $  136,155,000.00
September 2007                      $  136,155,000.00
October 2007                        $  136,155,000.00
November 2007                       $  136,155,000.00
December 2007                       $  136,155,000.00
January 2008                        $  136,155,000.00
February 2008                       $  136,155,000.00
March 2008                          $  136,155,000.00
April 2008                          $  136,155,000.00
May 2008                            $  136,155,000.00
June 2008                           $  136,155,000.00
July 2008                           $  136,155,000.00
August 2008                         $  136,155,000.00
September 2008                      $  136,155,000.00
October 2008                        $  136,155,000.00
November 2008                       $  136,155,000.00
December 2008                       $  136,155,000.00
January 2009                        $  136,155,000.00
February 2009                       $  136,155,000.00
March 2009                          $  136,155,000.00
April 2009                          $  136,155,000.00
May 2009                            $  136,155,000.00
June 2009                           $  136,155,000.00
July 2009                           $  136,155,000.00
August 2009                         $  136,155,000.00
September 2009                      $  136,155,000.00
October 2009                        $  136,155,000.00
November 2009                       $  136,155,000.00
December 2009                       $  136,155,000.00
January 2010                        $  136,155,000.00
February 2010                       $  136,155,000.00
March 2010                          $  136,155,000.00
April 2010                          $  136,155,000.00
May 2010                            $  136,155,000.00
June 2010                           $  136,155,000.00
July 2010                           $  136,155,000.00
August 2010                         $  136,155,000.00
September 2010                      $  136,155,000.00
October 2010                        $  136,155,000.00
November 2010                       $  136,155,000.00
December 2010                       $  136,155,000.00
January 2011                        $  135,202,736.94
February 2011                       $  132,647,000.00
March 2011                          $  129,226,000.00
April 2011                          $  126,643,000.00
May 2011                            $  123,764,000.00
June 2011                           $  121,156,000.00
July 2011                           $  118,253,000.00
August 2011                         $  115,620,000.00
September 2011                      $  112,974,000.00
October 2011                        $  110,035,000.00
November 2011                       $  107,363,000.00
December 2011                       $  104,399,000.00
January 2012                        $  101,701,000.00
February 2012                       $   98,991,000.00
March 2012                          $   95,710,000.00
April 2012                          $   92,972,000.00
May 2012                            $   89,943,000.00
June 2012                           $   87,463,000.00
July 2012                           $   84,983,000.00
August 2012                         $   82,503,000.00
September 2012                      $   80,023,000.00
October 2012                        $   77,543,000.00
November 2012                       $   75,063,000.00
December 2012                       $   72,583,000.00
January 2013                        $   70,103,000.00
February 2013                       $   67,623,000.00
March 2013                          $   65,143,000.00
April 2013                          $   62,663,000.00
May 2013                            $   60,183,000.00
June 2013                           $   57,703,000.00
July 2013                           $   55,227,778.52
August 2013                         $   52,332,000.00
September 2013                      $   49,423,000.00
October 2013                        $   46,238,000.00
November 2013                       $   38,973,000.00
December 2013                       $   35,769,000.00
January 2014                        $   32,812,000.00
February 2014                       $   29,841,000.00
March 2014                          $   26,075,000.00
April 2014                          $   23,073,000.00
May 2014                            $   19,798,000.00
June 2014                           $   16,768,000.00
July 2014                           $   13,464,000.00
August 2014                         $   10,404,000.00
September 2014                      $    7,331,000.00

       DISTRIBUTION DATE                 BALANCE
----------------------------    -------------------------
October 2014                        $    3,985,000.00
November 2014                       $      881,000.00
December 2014                                       -

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

          (a) from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

          (b) from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          (c) from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          (d) from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (i) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (A) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                    (B) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                    (C) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (D) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
               Regulations; or

               (ii) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (A) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                    (B) certifying that the nonqualified intermediary is not acting for its own account,

                    (C) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                    (D) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

          (e) from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

          All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

          In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

          - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

          - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          -    can be treated as a "exempt recipient" within the meaning of
               Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

          This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN
                                     SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

-    have its own series designation;

-    consist of one or more classes with various payment characteristics;

-    evidence beneficial ownership interests in a trust established by us; and

-    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

- mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties;

- mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or

- some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is October 14, 2005.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................29
USE OF PROCEEDS...............................................................29
DESCRIPTION OF THE TRUST ASSETS...............................................30
YIELD AND MATURITY CONSIDERATIONS.............................................53
DESCRIPTION OF THE CERTIFICATES...............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................67
DESCRIPTION OF CREDIT SUPPORT.................................................77
LEGAL ASPECTS OF MORTGAGE LOANS...............................................79
FEDERAL INCOME TAX CONSEQUENCES...............................................90
STATE AND OTHER TAX CONSEQUENCES.............................................125
ERISA CONSIDERATIONS.........................................................125
LEGAL INVESTMENT.............................................................128
PLAN OF DISTRIBUTION.........................................................129
LEGAL MATTERS................................................................130
FINANCIAL INFORMATION........................................................130
RATING.......................................................................131
GLOSSARY.....................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number
(212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE.............................  Credit Suisse First Boston Mortgage Securities Corp. Our
                                         principal offices are located at Eleven Madison Avenue, New
                                         York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse First Boston Management
                                         Corporation, which in turn is a wholly-owned subsidiary of
                                         Credit Suisse First Boston, Inc. See "Credit Suisse First Boston
                                         Mortgage Securities Corp."

THE SECURITIES BEING OFFERED...........  The securities that will be offered by this prospectus and the related prospectus supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization.
                                         Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                         Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related
                                         prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES.........  We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those
                                         certificates, to place some privately with institutional
                                         investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being
                                         Offered" above.

THE GOVERNING DOCUMENTS................  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                         -    the issuance of each series of offered certificates;

                                         -    the creation of and transfer of assets to the related
                                              trust; and

                                         -    the servicing and administration of those assets.

                                         The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or
                                         arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered
                                         certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                         If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                         -    a master servicer that will generally be responsible for
                                              performing customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise
                                              problematic in any material respect; and

                                         -    a special servicer that will generally be responsible for
                                              servicing and administering those mortgage loans that are
                                              defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related
                                              trust with respect to defaulted mortgage loans.

                                         The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                         If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing
                                         document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                         In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties.
                                         See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE
ASSETS.................................  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security
                                         interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In
                                         particular, those properties may include--

                                         -    rental or cooperatively-owned buildings with multiple
                                              dwelling units;

                                         -    retail properties related to the sale of consumer goods and other products, or related to providing entertainment,
                                              recreational or personal services, to the general public;

                                         -    office buildings;

                                         -    hospitality properties;

                                         -    casino properties;

                                         -    health care-related facilities;

                                         -    industrial facilities;

                                         -    warehouse facilities, mini-warehouse facilities and
                                              self-storage facilities;

                                         -    restaurants, taverns and other establishments involved in
                                              the food and beverage industry;

                                         -    manufactured housing communities, mobile home parks and
                                              recreational vehicle parks;

                                         -    recreational and resort properties;

                                         -    arenas and stadiums;

                                         -    churches and other religious facilities;

                                         -    parking lots and garages;

                                         -    mixed use properties;

                                         -    other income-producing properties; and/or

                                         -    unimproved land.

                                         The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                         -    may provide for the accrual of interest at a mortgage
                                              interest rate that is fixed over its term, that resets on
                                              one or more specified dates or that otherwise adjusts from time to time;

                                         -    may provide for the accrual of interest at a mortgage
                                              interest rate that may be converted at the borrower's
                                              election from an adjustable to a fixed interest rate or
                                              from a fixed to an adjustable interest rate;

                                         -    may provide for no accrual of interest;

                                         -    may provide for level payments to stated maturity, for
                                              payments that reset in amount on one or more specified
                                              dates or for payments that otherwise adjust from time to
                                              time to accommodate changes in the mortgage interest rate
                                              or to reflect the occurrence of specified events;

                                         -    may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                         -    may permit the negative amortization or deferral of accrued interest;

                                         -    may prohibit some or all voluntary prepayments or require
                                              payment of a premium, fee or charge in connection with
                                              those prepayments;

                                         -    may permit defeasance and the release of real property
                                              collateral in connection with that defeasance;

                                         -    may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly,
                                              semi-annually, annually or at some other interval; and/or

                                         -    may have two or more component parts, each having
                                              characteristics that are otherwise described in this
                                              prospectus as being attributable to separate and distinct
                                              mortgage loans.

                                         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.
                                         However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its
                                         territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                         We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                         Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or
                                         instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See
                                         "Description of the Trust Assets--Mortgage Loans."

                                         The trust assets with respect to any series of offered
                                         certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                         -    the security has been registered under the Securities Act
                                              of 1933, as amended; or

                                         -    we would be free to publicly resell the security without
                                              registration.

                                         See "Description of the Trust Assets--Mortgage-Backed
                                         Securities."

                                         We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the
                                         related prospectus supplement.

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                                         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the
                                         deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days
                                         following the date of initial issuance of that series of
                                         certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.............  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust
                                         particular mortgage assets underlying a series of certificates in exchange for--

                                         -    cash that would be applied to pay down the principal
                                              balances of certificates of that series; and/or

                                         -    other mortgage loans or mortgage-backed securities that--

                                              1.   conform to the description of mortgage assets in this
                                                   prospectus; and

                                              2.   satisfy the criteria set forth in the related
                                                   prospectus supplement.

                                         In addition, if so specified in the related prospectus
                                         supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or
                                         mortgage-backed securities that--

                                         -    conform to the description of mortgage assets in this
                                              prospectus; and

                                         -    satisfy the criteria set forth in the related prospectus
                                              supplement.

                                         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

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CHARACTERISTICS OF THE OFFERED
CERTIFICATES...........................  An offered certificate may entitle the holder to receive--

                                         -    a stated principal amount;

                                         -    interest on a principal balance or notional amount, at a
                                              fixed, variable or adjustable pass-through rate;

                                         -    specified, fixed or variable portions of the interest,
                                              principal or other amounts received on the related mortgage assets;

                                         -    payments of principal, with disproportionate, nominal or no payments of interest;

                                         -    payments of interest, with disproportionate, nominal or no payments of principal;

                                         -    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and
                                              principal outstanding on one or more other classes of
                                              certificates of the same series;

                                         -    payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                              1.   faster and, in some cases, substantially faster, or

                                              2.   slower and, in some cases, substantially slower,

                                              than the rate at which payments or other collections of
                                              principal are received on the related mortgage assets;

                                         -    payments of principal to be made, subject to available
                                              funds, based on a specified principal payment schedule or
                                              other methodology; or

                                         -    payments of all or part of the prepayment or repayment
                                              premiums, fees and charges, equity participations payments or other similar items received on the related mortgage
                                              assets.

                                         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                         A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and
                                         distinct classes.

                                         We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See
                                         "Description of the Certificates."

                                        9
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CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES...........................  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the
                                         subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                         The trust assets with respect to any series of offered
                                         certificates may also include any of the following agreements--

                                         -    guaranteed investment contracts in accordance with which
                                              moneys held in the funds and accounts established with
                                              respect to those offered certificates will be invested at a specified rate;

                                         -    interest rate exchange agreements, interest rate cap or
                                              floor agreements, or other agreements and arrangements
                                              designed to reduce the effects of interest rate
                                              fluctuations on the related mortgage assets or on one or
                                              more classes of those offered certificates; or

                                         -    currency exchange agreements or other agreements and
                                              arrangements designed to reduce the effects of currency
                                              exchange rate fluctuations with respect to the related
                                              mortgage assets and one or more classes of those offered
                                              certificates.

                                         We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                         See "Risk Factors," "Description of the Trust Assets" and
                                         "Description of Credit Support."

ADVANCES WITH RESPECT TO THE MORTGAGE
ASSETS.................................  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                         -    delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                         -    property protection expenses;

                                         -    other servicing expenses; or

                                         -    any other items specified in the related prospectus
                                              supplement.
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                                       10
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                                         Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as
                                         otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the
                                         Certificates--Advances."

                                         If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION...................  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or
                                         obligated to purchase or sell any of the mortgage assets
                                         underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                         -    all the mortgage assets in any particular trust, thereby
                                              resulting in a termination of the trust; or

                                         -    that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                         See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES...........................  Any class of offered certificates will constitute or evidence ownership of--

                                         -    regular interests or residual interests in a real estate
                                              mortgage investment conduit under Sections 860A through
                                              860G of the Internal Revenue Code of 1986; or

                                         -    interests in a grantor trust under subpart E of Part I of
                                              subchapter J of the Internal Revenue Code of 1986.

                                         See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS...........  If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                         Considerations."

LEGAL INVESTMENT.......................  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to
                                         restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in
                                         determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See
                                         "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

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

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

                                       16
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     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON
TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

                                       17
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     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT
SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including--

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

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     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

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     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

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SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

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

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

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POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     -    various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

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     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

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

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet web sites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

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     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

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

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

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

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

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

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

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

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

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

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

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

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

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     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

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     -    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended;

     -    will be exempt from the registration requirements of that Act;

     - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     -    the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     -    a description of the related credit support, if any;

     -    the type of mortgage loans underlying the securities;

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

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee;

     -    a credit derivative; and/or

     -    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

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     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

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

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

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

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often

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

expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

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     -    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

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     -    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     -    the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

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     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

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     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

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ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

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The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

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BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member

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organization of Euroclear, either directly or indirectly. Euroclear and
Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

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     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     -    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     -    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely

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affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

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     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

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     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master

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servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

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     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related

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Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on

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subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

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     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real

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estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

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     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

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     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement

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between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

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     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - FIRST, to the payment of court costs and fees in connection with the foreclosure;

     -    SECOND, to real estate taxes;

     - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

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     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

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     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is either purchased by the REMIC within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

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     -    a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made PRO RATA.

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     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

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     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

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     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

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     Under the Treasury regulations, original issue discount of only a DE
MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

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     -    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance

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with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

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     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the

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REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

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          4.   except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

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     -    amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

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     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

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     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

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     -    1.   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

          3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

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

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

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

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules

                                       108
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described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-

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

tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

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

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

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     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

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     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code unless the recipient of these payments--

     - is a United States person and provides IRS Form W-9 with the correct taxpayer identification number;

     - is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a United States person; or

     - can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

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will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

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     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

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     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

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     -    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

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     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

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     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the

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underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been

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included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

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     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

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     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

     cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

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                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

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PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

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UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

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                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain Classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only Classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities,

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and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     -    Cadwalader, Wickersham & Taft LLP; or

     -    Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]

105.  HAMPTON INN & SUITES TALLAHASSEE       3.   DEL MONTE CENTER
      TALLAHASSEE, FL                             MONTEREY, CA

                                             [GRAPHIC OMITTED]

                                             2.   ST. JOHNS TOWN CENTER
                                                  JACKSONVILLE, FL

[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]

23.   KINGS VILLAGE CORP.                    81.  MURPHY CANYON OFFICE BUILDING
      BROOKLYN, NY                                SAN DIEGO, CA

[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]

14b.  RED MOUNTAIN                           7zc. OLIVE GARDEN
      PHOENIX, AZ                                 FREDRICKSBURG, VA

[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]

33.   THE PITTSFIELD BUILDING                53.  LEAFSTONE APARTMENTS
      CHICAGO, IL                                 COVINGTON, GA

                                             [GRAPHIC OMITTED]

                                             6.   THE PALISADES
                                                  BETHESDA, MD

[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]

9.    GALLERY AT SOUTH DEKALB                19a. MARRIOTT FORT LAUDERDALE NORTH
      DECATUR, GA                                 FORT LAUDERDALE, FL

[GRAPHIC OMITTED]

91.   LAS CRUCES-NM
      LAS CRUCES, NM

          The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2005-C5.xls." The spreadsheet file "CSFBMSC 2005-C5.xls" is Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------------
(1)       Microsoft Excel is a registered trademark of Microsoft Corporation.